Exhibit 4.1

                         Pooling and Servicing Agreement

                                                                     EXHIBIT 4.1

                                                               EXECUTION VERSION

                         MORGAN STANLEY CAPITAL I INC.,

                                  as Depositor,

                              CAPMARK FINANCE INC.,

                           as Capmark Master Servicer,

                        PRUDENTIAL ASSET RESOURCES, INC.,

                         as Prudential Master Servicer,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                         as Well Fargo Master Servicer,

                           CENTERLINE SERVICING INC.,

                              as Special Servicer,

                       LASALLE BANK NATIONAL ASSOCIATION,

   as Paying Agent, Certificate Registrar, Authenticating Agent and Custodian,

                                       and

            THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION,
                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 2007

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2007-IQ14

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.1   Definitions....................................................7
Section 1.2   Calculations Respecting Mortgage Loans........................84
Section 1.3   Calculations Respecting Accrued Interest......................86
Section 1.4   Interpretation................................................86
Section 1.5   ARD Loans.....................................................87
Section 1.6   Certain Matters with Respect to the Serviced Loan Groups......87

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

Section 2.1   Conveyance of Mortgage Loans..................................89
Section 2.2   Acceptance by Trustee.........................................92
Section 2.3   Repurchase of Mortgage Loans for Material Document Defects
               and Material Breaches of Representations and Warranties......95
Section 2.4   Representations and Warranties...............................101
Section 2.5   Conveyance of Interests......................................102

                                   ARTICLE III

                                THE CERTIFICATES

Section 3.1   The Certificates.............................................103
Section 3.2   Registration.................................................104
Section 3.3   Transfer and Exchange of Certificates........................104
Section 3.4   Mutilated, Destroyed, Lost or Stolen Certificates............110
Section 3.5   Persons Deemed Owners........................................110
Section 3.6   Access to List of Certificateholders' Names and Addresses....111
Section 3.7   Book-Entry Certificates......................................111
Section 3.8   Notices to Clearing Agency...................................114
Section 3.9   Definitive Certificates......................................115

                                   ARTICLE IV

                                    ADVANCES

Section 4.1   P&I Advances by the Master Servicers.........................116
Section 4.2   Servicing Advances...........................................116
Section 4.3   Advances by the Trustee......................................118
Section 4.4   Evidence of Nonrecoverability................................118
Section 4.5   Interest on Advances; Calculation of Outstanding Advances
               with Respect to a Mortgage Loan.............................120
Section 4.6   Reimbursement of Advances and Advance Interest...............121

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

Section 5.1   Collections..................................................122
Section 5.2   Application of Funds in the Certificate Accounts and
               Interest Reserve Account....................................127
Section 5.3   Distribution Account, Excess Interest Sub-account,
               Reserve Account and Floating Rate Accounts..................139
Section 5.4   Paying Agent Reports.........................................143
Section 5.5   Paying Agent Tax Reports.....................................145

                                   ARTICLE VI

                                  DISTRIBUTIONS

Section 6.1   Distributions Generally......................................145
Section 6.2   REMIC I......................................................146
Section 6.3   REMIC II.....................................................147
Section 6.4   [Reserved]...................................................147
Section 6.5   REMIC III....................................................147
Section 6.6   Allocation of Realized Losses, Expense Losses and
               Shortfalls Due to Nonrecoverability.........................159
Section 6.7   Net Aggregate Prepayment Interest Shortfalls.................161
Section 6.8   Adjustment of Servicing Fees.................................161
Section 6.9   Appraisal Reductions.........................................161
Section 6.10  Compliance with Withholding Requirements.....................162
Section 6.11  Prepayment Premiums and Yield Maintenance Charges............163
Section 6.12  Other Distributions..........................................164

                                   ARTICLE VII

                     CERTAIN MATTERS CONCERNING THE TRUSTEE,
                THE CERTIFICATE REGISTRAR, AND THE PAYING AGENT

Section 7.1   Duties of the Trustee and the Paying Agent...................166
Section 7.2   Certain Matters Affecting the Trustee and the Paying Agent...168
Section 7.3   The Trustee and the Paying Agent Not Liable for
               Certificates or Interests or Mortgage Loans.................170
Section 7.4   The Trustee and the Paying Agent May Own Certificates........172
Section 7.5   Eligibility Requirements for the Trustee and the Paying
               Agent.......................................................172
Section 7.6   Resignation and Removal of the Trustee or the Paying Agent...172
Section 7.7   Successor Trustee or Paying Agent............................174
Section 7.8   Merger or Consolidation of Trustee or Paying Agent...........175
Section 7.9   Appointment of Co-Trustee, Separate Trustee, Agents or
               Custodian...................................................176
Section 7.10  Authenticating Agents........................................178
Section 7.11  Indemnification of the Trustee and the Paying Agent..........178
Section 7.12  Fees and Expenses of Trustee and the Paying Agent............181
Section 7.13  Collection of Moneys.........................................181
Section 7.14  Trustee to Act; Appointment of Successor.....................181
Section 7.15  Notification to Holders......................................184
Section 7.16  Representations and Warranties of the Trustee and
               the Paying Agent............................................184
Section 7.17  Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Trustee and the Paying Agent..............186
Section 7.18  Appointment of a Fiscal Agent................................186

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 8.1   Servicing Standard; Servicing Duties.........................187
Section 8.2   Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Master Servicers..........................189
Section 8.3   Master Servicers' General Power and Duties...................189
Section 8.4   Primary Servicing and Sub-Servicing..........................197
Section 8.5   Servicers May Own Certificates...............................199
Section 8.6   Maintenance of Hazard Insurance, Other Insurance and Taxes...199
Section 8.7   Enforcement of Due-On-Sale Clauses; Assumption Agreements;
               Due-On-Encumbrance Clause...................................202
Section 8.8   Trustee to Cooperate; Release of Trustee Mortgage Files......208
Section 8.9    Documents, Records and Funds in Possession of
                the Master Servicers to Be Held for the Trustee for
                the Benefit of the Certificateholders......................209
Section 8.10  Servicing Compensation.......................................209
Section 8.11  Master Servicer Reports; Account Statements..................211
Section 8.12  [Reserved]...................................................213
Section 8.13  [Reserved]...................................................213
Section 8.14  Operating Statement Analysis Reports Regarding the
               Mortgaged Properties........................................213
Section 8.15  Other Available Information and Certain Rights of the
               Master Servicer.............................................214
Section 8.16  Rule 144A Information........................................216
Section 8.17  Inspections..................................................217
Section 8.18  Modifications, Waivers, Amendments, Extensions and
               Consents....................................................218
Section 8.19  Specially Serviced Mortgage Loans............................221
Section 8.20  Representations, Warranties and Covenants of the Master
               Servicers...................................................221
Section 8.21  Merger or Consolidation......................................225
Section 8.22  Resignation of the Master Servicer...........................226
Section 8.23  Assignment or Delegation of Duties by the Master Servicer....226
Section 8.24  Limitation on Liability of the Master Servicers and Others...227
Section 8.25  Indemnification; Third-Party Claims..........................229
Section 8.26  [Reserved]...................................................232
Section 8.27  Compliance with REMIC Provisions and Grantor Trust
               Provisions..................................................232
Section 8.28  Termination..................................................233
Section 8.29  Procedure Upon Termination...................................236
Section 8.30  Notification to Certificateholders...........................238
Section 8.31  Swap Contracts...............................................238

                                   ARTICLE IX

                    ADMINISTRATION AND SERVICING OF SPECIALLY
                 SERVICED MORTGAGE LOANS BY THE SPECIAL SERVICER

Section 9.1   Duties of the Special Servicer...............................240
Section 9.2   Fidelity Bond and Errors and Omissions Insurance Policy of
               the Special Servicer........................................242
Section 9.3   Sub-Servicers................................................242
Section 9.4   Special Servicer's General Powers and Duties.................242
Section 9.5   "Due-On-Sale" Clauses; Assignment and Assumption Agreements;
               Modifications of Specially Serviced Mortgage Loans;
               Due-On-Encumbrance Clauses..................................244
Section 9.6   Release of Mortgage Files....................................248
Section 9.7   Documents, Records and Funds in Possession of the Special
               Servicer to Be Held for the Trustee.........................249
Section 9.8   Representations, Warranties and Covenants of the Special
               Servicer....................................................250
Section 9.9   Standard Hazard, Flood and Comprehensive General Liability
               Insurance Policies..........................................252
Section 9.10  Presentment of Claims and Collection of Proceeds.............253
Section 9.11  Compensation to the Special Servicer.........................254
Section 9.12  Realization Upon Defaulted Mortgage Loans....................254
Section 9.13  Foreclosure..................................................257
Section 9.14  Operation of REO Property....................................257
Section 9.15  Sale of REO Property.........................................260
Section 9.16  Realization on Collateral Security...........................262
Section 9.17  [Reserved]...................................................262
Section 9.18  [Reserved]...................................................262
Section 9.19  [Reserved]...................................................262
Section 9.20  Merger or Consolidation......................................262
Section 9.21  Resignation of the Special Servicer..........................263
Section 9.22  Assignment or Delegation of Duties by the Special Servicer...264
Section 9.23  Limitation on Liability of the Special Servicer and Others...264
Section 9.24  Indemnification; Third-Party Claims..........................267
Section 9.25  [Reserved]...................................................268
Section 9.26  Special Servicer May Own Certificates........................268
Section 9.27  Tax Reporting................................................269
Section 9.28  Application of Funds Received................................269
Section 9.29  Compliance with REMIC Provisions and Grantor Trust
               Provisions..................................................269
Section 9.30  Termination..................................................270
Section 9.31  Procedure Upon Termination...................................272
Section 9.32  Certain Special Servicer Reports.............................273
Section 9.33  Special Servicer to Cooperate with the Master Servicers, the Paying Agent and the Trustee............................275
Section 9.34  [Reserved]...................................................275
Section 9.35  [Reserved]...................................................275
Section 9.36  Sale of Defaulted Mortgage Loans.............................275
Section 9.37  Operating Adviser; Elections.................................277
Section 9.38  Limitation on Liability of Operating Adviser.................279
Section 9.39  Rights of Operating Adviser..................................279
Section 9.40  Rights of the Holders of the Serviced Companion Loans........284

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

Section 10.1  Termination of Trust Upon Repurchase or Liquidation of
               All Mortgage Loans..........................................285
Section 10.2  Procedure Upon Termination of Trust..........................288
Section 10.3  Additional REMIC Termination Requirements....................289

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

Section 11.1  Limitation on Rights of Holders..............................290
Section 11.2  Access to List of Holders....................................291
Section 11.3  Acts of Holders of Certificates..............................291

                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 12.1  REMIC Administration.........................................292
Section 12.2  Prohibited Transactions and Activities.......................298
Section 12.3  Modifications of Mortgage Loans..............................298
Section 12.4  Liability with Respect to Certain Taxes and Loss of
               REMIC Status................................................298
Section 12.5  Grantor Trust Administration.................................299

                                  ARTICLE XIII

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE
Section 13.1  Intent of the Parties; Reasonableness........................300
Section 13.2  Certain Information to be Provided by the Master
               Servicers, the Special Servicer, any Primary Servicer
               and the Trustee.............................................300
Section 13.3  Filing Obligations...........................................301
Section 13.4  Form 10-D Filings............................................301
Section 13.5  Form 10-K Filings............................................303
Section 13.6  Sarbanes-Oxley Certification.................................306
Section 13.7  Form 8-K Filings.............................................307
Section 13.8  Form 15 Filing; Incomplete Exchange Act Filings;
               Amendments to Exchange Act Reports..........................309
Section 13.9  Annual Compliance Statements.................................310
Section 13.10 Annual Reports on Assessment of Compliance with
               Servicing Criteria..........................................311
Section 13.11 Annual Independent Public Accountants' Servicing Report......313
Section 13.12 Exchange Act Reporting and Regulation AB Compliance
               Indemnification.............................................314
Section 13.13 Amendments...................................................316
Section 13.14 Exchange Act Report Signatures; Article XIII Notices.........316
Section 13.15 Termination of the Paying Agent and Sub-Servicers............318

                                   ARTICLE XIV

                                   [RESERVED]

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

Section 15.1  Binding Nature of Agreement..................................318
Section 15.2  Entire Agreement.............................................319
Section 15.3  Amendment....................................................319
Section 15.4  GOVERNING LAW................................................321
Section 15.5  Notices......................................................322
Section 15.6  Severability of Provisions...................................322
Section 15.7  Indulgences; No Waivers......................................322
Section 15.8  Headings Not to Affect Interpretation........................323
Section 15.9  Benefits of Agreement........................................323
Section 15.10 Special Notices to the Rating Agencies.......................323
Section 15.11 Counterparts.................................................325
Section 15.12 Intention of Parties.........................................325
Section 15.13 Recordation of Agreement.....................................326
Section 15.14 Rating Agency Monitoring Fees................................327
Section 15.15 Communications with Mortgagors...............................327


                             EXHIBITS AND SCHEDULES

EXHIBIT A-1             Form of Class A-1 Certificate
EXHIBIT A-2             Form of Class A-1A Certificate
EXHIBIT A-3             Form of Class A-2 Certificate
EXHIBIT A-4             Form of Class A-2FL Certificate
EXHIBIT A-5             Form of Class A-3 Certificate
EXHIBIT A-6             Form of Class A-AB Certificate
EXHIBIT A-7             Form of Class A-4 Certificate
EXHIBIT A-8             Form of Class A-5FL Certificate
EXHIBIT A-9             Form of Class A-M Certificate
EXHIBIT A-10            Form of Class A-MFL Certificate
EXHIBIT A-11            Form of Class A-J Certificate
EXHIBIT A-12            Form of Class A-JFL Certificate
EXHIBIT A-13            Form of Class B Certificate
EXHIBIT A-14            Form of Class C Certificate
EXHIBIT A-15            Form of Class D Certificate
EXHIBIT A-16            Form of Class E Certificate
EXHIBIT A-17            Form of Class F Certificate
EXHIBIT A-18            Form of Class G Certificate
EXHIBIT A-19            Form of Class H Certificate
EXHIBIT A-20            Form of Class J Certificate
EXHIBIT A-21            Form of Class K Certificate
EXHIBIT A-22            Form of Class L Certificate
EXHIBIT A-23            Form of Class M Certificate
EXHIBIT A-24            Form of Class N Certificate
EXHIBIT A-25            Form of Class O Certificate
EXHIBIT A-26            Form of Class P Certificate
EXHIBIT A-27            Form of Class Q Certificate
EXHIBIT A-28            Form of Class S Certificate
EXHIBIT A-29            Form of Class X Certificate
EXHIBIT A-30            Form of Class EI Certificate
EXHIBIT A-31            Form of Class R-I Certificate
EXHIBIT A-32            Form of Class R-II Certificate
EXHIBIT A-33            Form of Class R-III Certificate
EXHIBIT B-1             Form of Initial Certification of Custodian (Section 2.2)
EXHIBIT B-2             Form of Final Certification of Custodian (Section 2.2)
EXHIBIT C               Form of Request for Release
EXHIBIT D-1             Form of Transferor Certificate for Transfers to
                        Definitive
                        Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2A            Form I of Transferee Certificate for Transfers of
                        Definitive Privately Offered Certificates
                        (Section 3.3(c))
EXHIBIT D-2B            Form II of Transferee Certificate for Transfers of
                        Definitive Privately Offered Certificates
                        (Section 3.3(c))
EXHIBIT D-3A            Form I of Transferee Certificate for Transfers of
                        Interests in Book-Entry Privately Offered
                        Certificates (Section 3.3(c))
EXHIBIT D-3B            Form II of Transferee Certificate for Transfers of
                        Interests in Book-Entry Privately Offered Certificates
                        (Section 3.3(c))
EXHIBIT E-1             Form of Transfer Affidavit and Agreement for Transfers
                        of REMIC Residual Certificates (Section 3.3(e))
EXHIBIT E-2             Form of Transferor Certificate for Transfers of REMIC
                        Residual Certificates (Section 3.3(e))
EXHIBIT F               Form of Transferor Certificate for Transfers of
                        Regulation S Certificates
EXHIBIT G               Form of Primary Servicing Agreement for Principal Global
                        Investors, LLC
EXHIBIT H               Form of Exchange Certification
EXHIBIT I               Form of EUROCLEAR or Clearstream Certificate (Section
                        3.7(d))
EXHIBIT J               List of Loans to Which Excess Servicing Fees Are Paid
EXHIBIT K-1             Form of Mortgage Loan Purchase Agreement I (LaSalle)
EXHIBIT K-2             Form of Mortgage Loan Purchase Agreement II (MSMC)
EXHIBIT K-3             Form of Mortgage Loan Purchase Agreement III (PCFII)
EXHIBIT K-4             Form of Mortgage Loan Purchase Agreement IV (RBC)
EXHIBIT K-5             Form of Mortgage Loan Purchase Agreement V (Prudential)
EXHIBIT K-6             Form of Mortgage Loan Purchase Agreement VI (Wells
                        Fargo)
EXHIBIT K-7             Form of Mortgage Loan Purchase Agreement VII (NatCity)
EXHIBIT L               [Reserved]
EXHIBIT M               Form of Monthly Certificateholders Report (Section
                        5.4(a))
EXHIBIT N               [Reserved]
EXHIBIT O               [Reserved]
EXHIBIT P               [Reserved]
EXHIBIT Q               [Reserved]
EXHIBIT R               [Reserved]
EXHIBIT S-1A            Form of Power of Attorney to Capmark Master Servicer
                        (Section 8.3(c))
EXHIBIT S-1B            Form of Power of Attorney to Prudential Master Servicer
                        (Section 8.3(c))
EXHIBIT S-1C            Form of Power of Attorney to Wells Fargo Master Servicer
                        (Section 8.3(c))
EXHIBIT S-2A            Form of Power of Attorney to Special Servicer (Section
                        9.4(a))
EXHIBIT T               [Reserved]
EXHIBIT U               [Reserved]
EXHIBIT V               [Reserved]
EXHIBIT W               [Reserved]
EXHIBIT X               [Reserved]
EXHIBIT Y               Investor Certification (Section 5.4(a))
EXHIBIT Z               Form of Notice and Certification regarding Defeasance of
                        Mortgage Loan (Section 8.3(h))
EXHIBIT AA              Additional Disclosure Notification
EXHIBIT BB-1            Form of Sarbanes-Oxley Certification (Section 13.6)
EXHIBIT BB-2            Form of Master Servicer Performance Certification
                        (Section 13.6)
EXHIBIT BB-3            Form of Special Servicer Performance Certification
                        (Section 13.6)
EXHIBIT BB-4            Form of Paying Agent Performance Certification (Section
                        13.6)
EXHIBIT BB-5            Form of Trustee Performance Certification (Section 13.6)
EXHIBIT BB-6            Form of Reporting Sub-Servicer Performance Certification
                        (Section 13.6)
EXHIBIT CC              Centerline Naming Convention
SCHEDULE I              LaSalle Seller Loan Schedule
SCHEDULE II             MSMC Loan Schedule
SCHEDULE III            PCFII Loan Schedule
SCHEDULE IV             RBC Loan Schedule
SCHEDULE V-1            Prudential Loan Schedule
SCHEDULE V-2            Wells Fargo Loan Schedule
SCHEDULE V-3            NatCity Loan Schedule
SCHEDULE VI             [Reserved]
SCHEDULE VII            List of Escrow Accounts Not Currently Eligible Accounts
                        (Section 8.3(e))
SCHEDULE VIII           Certain Escrow Accounts for Which a Report Under Section
                        5.1(g) is Required
SCHEDULE IX             List of Mortgagors that are Third-Party Beneficiaries
                        Under Section 2.3(a)
SCHEDULE X              [Reserved]
SCHEDULE XI             Earn-Out Reserves
SCHEDULE XII            List of Mortgage Loans for which a Scheduled Payment is
                        Due After the End of a Collection Period
SCHEDULE XIII           List of Mortgage Loans that Permit Voluntary Principal
                        Prepayment Without Payment of a Full Month's Interest
SCHEDULE XIV            [Reserved]
SCHEDULE XV             [Reserved]
SCHEDULE XVI            Relevant Servicing Criteria
SCHEDULE XVII           Additional Form 10-D Disclosure
SCHEDULE XVIII          Additional Form 10-K Disclosure
SCHEDULE XIX            Form 8-K Disclosure Information
SCHEDULE XX             Seller Sub-Servicers

            THIS POOLING AND SERVICING AGREEMENT is dated as of May 1, 2007 (this "Agreement") among MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), CAPMARK FINANCE INC. (formerly GMAC COMMERCIAL MORTGAGE CORPORATION), as a master servicer (the "Capmark Master Servicer"), PRUDENTIAL ASSET RESOURCES, INC. as a master servicer (the "Prudential Master Servicer"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as a master servicer (the "Wells Fargo Master Servicer"), CENTERLINE SERVICING INC. (formerly, ARCAP SERVICING, INC.), as the special servicer (the "General Special Servicer"), LASALLE BANK NATIONAL ASSOCIATION, as paying agent, authenticating agent, certificate registrar and custodian (respectively, the "Paying Agent," "Authenticating Agent," "Certificate Registrar" and "Custodian"), and The Bank of New York Trust Company, National Association, as trustee of the Trust (the "Trustee").

                              PRELIMINARY STATEMENT

            On the Closing Date, the Depositor will acquire the Mortgage Loans from LaSalle Bank National Association, as seller ("LaSalle Seller"), Morgan Stanley Mortgage Capital Inc., as seller ("MSMC"), Principal Commercial Funding II, LLC, as seller ("PCFII"), Royal Bank of Canada, as seller ("RBC"), Prudential Asset Resources, Inc., as seller ("Prudential"), Wells Fargo Bank, National Association, as seller ("Wells Fargo Seller") and National City Bank, as seller ("NatCity"), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificates as consideration for its transfer to the Trust of the Mortgage Loans (other than any Excess Interest payable thereon) and the other property constituting REMIC I; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust; (iii) the REMIC III Certificates and the Floating Rate Regular Interests as consideration for its transfer of the REMIC II Regular Interests to the Trust; (iv) the Floating Rate Certificates as consideration for its transfer of the related Class of Floating Rate Regular Interest and the related Swap Contract to the Trust; and (v) the Class EI Certificates as consideration for its transfer of the Excess Interest to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II, (C) the REMIC III Certificates and the Floating Rate Regular Interests representing in the aggregate the entire beneficial ownership of REMIC III, (D) the Floating Rate Certificates representing in the aggregate the entire beneficial ownership of the related Floating Rate Grantor Trust and (E) the Class EI Certificates representing in the aggregate the entire beneficial ownership of the Class EI Grantor Trust.

            Excess Interest received on the Mortgage Loans shall be held in the Class EI Grantor Trust for the benefit of the Class EI Certificates. Each of the Floating Rate Regular Interests, the related Swap Contract, the related Floating Rate Account and the related Master Servicer's Floating Rate Account shall be held in the related Floating Rate Grantor Trust for the benefit of the related Class of Floating Rate Certificates. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC Regular Certificates, the Floating Rate Certificates, the Floating Rate Regular Interests, the Swap Counterparty, the Class EI Certificates and the Residual Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            The Class A-1, Class A-1A, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5FL, Class A-M, Class A-MFL, Class A-J, Class A-JFL and Class B Certificates will be offered for sale pursuant to the prospectus (the "Prospectus") dated February 6, 2007, as supplemented by the free writing prospectus dated May 8, 2007 (together with the Prospectus, the "Preliminary Prospectus Supplement"), and as further supplemented by the final prospectus supplement dated May 18, 2007 (together with the Prospectus, the "Final Prospectus Supplement") and the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class EI and Class X Certificates will be offered for sale pursuant to a Private Placement Memorandum dated May 18, 2007.

                                     REMIC I

            Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Regular Interest will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a latest possible maturity date set to the Final Rated Distribution Date. Excess Interest shall not be included as an asset of REMIC I. The Class R-I Certificates will be designated as the sole Class of residual interests in REMIC I and will have no Certificate Balance, no Notional Amount and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all Classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

            The REMIC II Regular Interests have the pass-through rates and Certificate Balances or Notional Amount set forth in the definition thereof. The Class R-II Certificates will be designated as the sole Class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all Classes of REMIC II Regular Interests have been paid in full.

            The following table sets forth the Class or Component designation, the corresponding REMIC II Regular Interest (the "Corresponding REMIC II Regular Interest"), the Corresponding Components of the Class X Certificates (the "Corresponding Components") and the Original Class REMIC II Certificate Balance or Notional Balance for each Class of Principal Balance Certificates or Floating Rate Regular Interests (the "Corresponding Certificates").


                                                  Original
               Original Class   Corresponding     REMIC II      Corresponding
                Certificate        REMIC         Certificate     Components of
Corresponding    Balance or      II Regular      Balance or         Class X
Certificates   Notional Amount  Interests (1)  Notional Amount  Certificates (1)
--------------------------------------------------------------------------------
Class A-1         $119,100,000   A-1              $119,100,000    A-1
Class A-1A        $725,166,000   A-1A             $725,166,000    A-1A
Class A-2         $682,300,000   A-2              $682,300,000    A-2
Class A-2FL    $500,000,000(2)   A-2FL         $500,000,000(2)    A-2FL
Class A-3          $53,800,000   A-3               $53,800,000    A-3
Class A-AB        $140,800,000   A-AB             $140,800,000    A-AB
Class A-4       $1,062,242,000   A-4            $1,062,242,000    A-4
Class A-5FL    $150,000,000(2)   A-5FL         $150,000,000(2)    A-5FL
Class A-M         $420,487,000   A-M              $420,487,000    A-M
Class A-MFL     $70,000,000(2)   A-MFL          $70,000,000(2)    A-MFL
Class A-J         $200,000,000   A-J              $200,000,000    A-J
Class A-JFL    $192,389,000(2)   A-JFL         $192,389,000(2)    A-JFL
Class B            $18,394,000   B                 $18,394,000    B
Class C            $79,704,000   C                 $79,704,000    C
Class D            $55,179,000   D                 $55,179,000    D
Class E            $12,263,000   E                 $12,263,000    E
Class F            $42,917,000   F                 $42,917,000    F
Class G            $42,918,000   G                 $42,918,000    G
Class H            $73,573,000   H                 $73,573,000    H
Class J            $49,049,000   J                 $49,049,000    J
Class K            $55,179,000   K                 $55,179,000    K
Class L            $18,394,000   L                 $18,394,000    L
Class M            $12,262,000   M                 $12,262,000    M
Class N            $24,524,000   N                 $24,524,000    N
Class O            $12,262,000   O                 $12,262,000    O
Class P            $12,262,000   P                 $12,262,000    P
Class Q            $18,394,000   Q                 $18,394,000    Q
Class S            $61,311,086   S                 $61,311,086    S

--------------------------

(1) The REMIC II Regular Interests and the Components of the Class X Certificates that correspond to any particular Class of Principal Balance Certificates and Floating Rate Regular Interest also correspond to each other and, accordingly, constitute the "Corresponding REMIC II Regular Interests" and the "Corresponding Components," respectively, with respect to each other.

(2) The REMIC II Regular Interest A-2FL corresponds to the Class A-2FL Regular Interest, having an initial Certificate Balance of $500,000,000. The REMIC II Regular Interest A-5FL corresponds to the Class A-5FL Regular Interest, having an initial Certificate Balance of $150,000,000. The REMIC II Regular Interest A-MFL corresponds to the Class A-MFL Regular Interest, having an initial Certificate Balance of $70,000,000. The REMIC II Regular Interest A-JFL corresponds to the Class A-JFL Regular Interest, having an initial Certificate Balance of $192,389,000.

                                    REMIC III

            The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution Date for each Class of REMIC III Certificates (or, in the case of a Class of Floating Rate Certificates, the related Floating Rate Regular Interest represented thereby) comprising the interests in REMIC III created hereunder.
                      Approximate
     REMIC              Initial        Initial Aggregate
Regular Certificate   Pass-Through    Certificate Balance     Final Scheduled
  Designation            Rate(a)      or Notional Amount    Distribution Date(b)
--------------------------------------------------------------------------------
Class A-1                     5.380%        $119,100,000     February 15, 2012
Class A-1A                    5.665%        $725,166,000       April 15, 2017
Class A-2                     5.610%        $682,300,000        May 15, 2012
Class A-2FL(c)         LIBOR + 0160%        $500,000,000        May 15, 2012
Class A-3                     5.679%         $53,800,000      January 15, 2016
Class A-AB                    5.654%        $140,800,000     November 15, 2016
Class A-4                     5.692%      $1,062,242,000       April 15, 2017
Class A-5FL(c)        LIBOR + 0.220%        $150,000,000       April 15, 2017
Class A-M                     5.877%        $420,487,000       April 15, 2017
Class A-MFL(c)        LIBOR + 0.280%         $70,000,000       April 15, 2017
Class A-J                     5.914%        $200,000,000        May 15, 2017
Class A-JFL(c)        LIBOR + 0.360%        $192,389,000        May 15, 2017
Class B                       5.914%         $18,394,000        May 15, 2017
Class X                       0.212%      $4,904,869,086            N/A
Class C                       5.914%         $79,704,000        May 15, 2017
Class D                       5.914%         $55,179,000        May 15, 2017
Class E                       5.914%         $12,263,000        May 15, 2017
Class F                       5.914%         $42,917,000        May 15, 2017
Class G                       5.914%         $42,918,000        May 15, 2017
Class H                       5.914%         $73,573,000        May 15, 2017
Class J                       5.914%         $49,049,000        May 15, 2017
Class K                       5.914%         $55,179,000        May 15, 2017
Class L                       5.296%         $18,394,000        May 15, 2017
Class M                       5.296%         $12,262,000        May 15, 2017
Class N                       5.296%         $24,524,000        May 15, 2017
Class O                       5.296%         $12,262,000        May 15, 2017
Class P                       5.296%         $12,262,000        May 15, 2017
Class Q                       5.296%         $18,394,000       June 15, 2017
Class S                       5.296%         $61,311,086       July 15, 2017
Class R-III(d)         N/A                  N/A                      N/A

--------------------------

(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate."

(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms (except that each ARD Loan will be prepaid in full on its Anticipated Repayment
      Date) in the case of the REMIC Regular Certificates.

(c) Each of the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificates are not regular interests in a REMIC but represent ownership of the beneficial interests in the related Floating Rate Grantor Trust, which is comprised of (i) the related Floating Rate Regular Interest and the related Swap Contract and all payments under the related Floating Rate Regular Interest and the related Swap Contract, (ii) all funds and assets on deposit from time to time in the related Floating Rate Account and
      (iii) proceeds of all of the foregoing. The parties intend that the portion of the Trust representing each Floating Rate Grantor Trust shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code.

(d) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all REMIC Regular Certificates and the Floating Rate Regular Interests have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed.

                             Class EI Grantor Trust

            Each Class EI Certificate will be entitled to Excess Interest (which will not be a part of any REMIC Pool). The parties intend that (i) the portions of the Trust representing the Excess Interest and the Excess Interest Sub-account (such portion of the Trust, the "Class EI Grantor Trust") shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class EI Certificates shall represent pro rata undivided beneficial interests in the portion of the Trust consisting of the entitlement to receive Excess Interest.

                            Class A-2FL Grantor Trust

            The parties intend that (i) the portions of the Trust consisting of the segregated pool of assets consisting of the Class A-2FL Regular Interest, the Class A-2FL Swap Contract, the Class A-2FL Floating Rate Account and the Class A-2FL Master Servicer's Floating Rate Account (such portion of the Trust, the "Class A-2FL Grantor Trust") will be treated as a separate grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class A-2FL Certificates shall represent pro rata undivided beneficial interests in the Class A-2FL Grantor Trust.

                            Class A-5FL Grantor Trust

            The parties intend that (i) the portions of the Trust consisting of the segregated pool of assets consisting of the Class A-5FL Regular Interest, the related Swap Contract, the Class A-5FL Floating Rate Account and the Class A-5FL Master Servicer's Floating Rate Account (such portion of the Trust, the "Class A-5FL Grantor Trust") will be treated as a separate grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and
(ii) the Class A-5FL Certificates shall represent pro rata undivided beneficial interests in the Class A-5FL Grantor Trust.

                            Class A-MFL Grantor Trust

            The parties intend that (i) the portions of the Trust consisting of the segregated pool of assets consisting of the Class A-MFL Regular Interest, the related Swap Contract, the Class A-MFL Floating Rate Account and the Class A-MFL Master Servicer's Floating Rate Account (such portion of the Trust, the "Class A-MFL Grantor Trust") will be treated as a separate grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and
(ii) the Class A-MFL Certificates shall represent pro rata undivided beneficial interests in the Class A-MFL Grantor Trust.

                            Class A-JFL Grantor Trust

            The parties intend that (i) the portions of the Trust consisting of the segregated pool of assets consisting of the Class A-JFL Regular Interest, the related Swap Contract, the Class A-JFL Floating Rate Account and the Class A-JFL Master Servicer's Floating Rate Account (such portion of the Trust, the "Class A-JFL Grantor Trust") will be treated as a separate grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and
(ii) the Class A-JFL Certificates shall represent pro rata undivided beneficial interests in the Class A-JFL Grantor Trust.

            As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $4,904,869,086.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the Mortgage Loans (other than the Excess Interest payable with respect to such Mortgage Loans)) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole Class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the third paragraph of Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The REMIC Regular Certificates and the Floating Rate Regular Interests will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC Regular Certificates, the "REMIC III Certificates") will be designated as the sole Class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Definitions

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            "1933 Act" means the Securities Act of 1933, as amended.

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "1940 Act" means the Investment Company Act of 1940, as amended.

            "Accountant" means a Person engaged in the practice of accounting who is Independent.

            "Accrued Certificate Interest" means, with respect to each Distribution Date and any Class of Interests or Principal Balance Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X Certificates for each Distribution Date will equal the Accrued Component Interest for the related Interest Accrual Period for all of the Components for such Distribution Date.

            "Accrued Component Interest" With respect to each Component of the Class X Certificates for any Distribution Date, one month's interest at the Class X Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Acquisition Date" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property (or an interest therein, in the case of each Mortgaged Property securing any Loan Group).

            "Additional Disclosure Notification" means the form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure notification, which is attached hereto as Exhibit AA.

            "Additional Form 10-D Disclosure" has the meaning set forth in
Section 13.4.

            "Additional Form 10-K Disclosure" has the meaning set forth in
Section 13.5.

            "Additional Servicer" means each Affiliate of the Master Servicers, LaSalle Seller, MSMC, PCFII, RBC, Prudential, Wells Fargo Seller, NatCity, the Trustee, the Paying Agent or the Depositor that Services any of the Mortgage Loans and each Person, other than the Special Servicer, who is not an Affiliate of the Master Servicers, LaSalle Seller, MSMC, PCFII, RBC, Prudential, Wells Fargo Seller, NatCity, the Trustee, the Paying Agent or the Depositor, and who Services 10% or more of the Mortgage Loans (based on their Principal Balance). For clarification purposes, the Paying Agent is an Additional Servicer.

            "Additional Trust Expense" means any of the following items: (i) Special Servicing Fees, Work-Out Fees and Liquidation Fees, (ii) Advance Interest that cannot be paid from Late Fees and default interest in accordance with Section 4.6(c); (iii) amounts paid to indemnify the Master Servicers, the Special Servicer, any Primary Servicer, the Certificate Registrar, the Trustee, the Paying Agent (or any other Person) pursuant to the terms of this Agreement;
(iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Accounts or Distribution Account, (v) the amount of any Advance plus interest due thereon and Unliquidated Advances that are not recovered from the proceeds of a Mortgage Loan or Loan Group upon a Final Recovery Determination, and (vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment of the Master Servicer (or the Special Servicer, in the case of a Specially Serviced Mortgage
Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof; provided, however, that in the case of each Whole Loan, "Additional Trust Expense" shall not include any of the foregoing amounts that have been recovered from the related Mortgagor or Mortgaged Property. Notwithstanding anything in this Agreement to the contrary, "Additional Trust Expenses" shall not include allocable overhead of a Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses, except to the extent specifically allowed in this Agreement. No Additional Trust Expense consisting of any REMIC specific taxes payable in respect of the Mortgage Loans or out of pocket expenses incurred by the Trust that are allocable to the Mortgage Loans and that result from the inclusion of the Mortgage Loans in a REMIC shall be allocated to the Serviced Companion Loans.

            "Adjusted Mortgage Rate" means, with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months ("30/360 basis"), and with respect to any Distribution Date, the Mortgage Rate thereof minus the Administrative Cost Rate. For any Mortgage Loan that accrue(s) interest on a basis other than that of a 30/360 basis and with respect to any Distribution Date, the rate that, when applied to the Principal Balance of the related Mortgage Loan (on the day prior to the Due Date preceding such Distribution Date) on a 30/360 basis for the related loan accrual period, yields the amount of interest actually due on such Mortgage Loan on the Due Date preceding such Distribution Date (less the Administrative Cost Rate for such Mortgage Loan); provided that for purposes of this definition, (i) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year (in either case, unless the related Distribution Date is the Final Distribution Date), shall be determined net of any amounts transferred to the Interest Reserve Account and (ii) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Date in March (commencing in March 2008) (or February if the related Distribution Date is the Final Distribution Date) shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account, provided, further, that if the Maturity Date on any Mortgage Loan occurs on the Due Date in January or February or if there is a Principal Prepayment on any Mortgage Loan on the Due Date in January or February, then the Adjusted Mortgage Rate shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account for such month.

            "Administrative Cost Rate" means the sum of the Master Servicing Fee Rate, the Primary Servicing Fee Rate, the Excess Servicing Fee Rate and the Paying Agent Fee Rate.

            "Advance" means either a P&I Advance or a Servicing Advance.

            "Advance Interest" means interest payable to a Master Servicer, the Special Servicer or the Trustee on outstanding Advances (other than Unliquidated Advances) pursuant to Section 4.5 of this Agreement.

            "Advance Rate" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or, if no longer so published, such other publication as determined by the Trustee in its reasonable discretion.

            "Adverse Grantor Trust Event" shall mean any action taken by a Person or the failure of a Person to take any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Class EI Grantor Trust or any Floating Rate Grantor Trust as a grantor trust under the Grantor Trust Provisions or result in the imposition of a tax upon the Class EI Grantor Trust or any Floating Rate Grantor Trust or any of their respective assets or transactions.

            "Adverse REMIC Event" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC Pool as a REMIC or (ii) subject to Section 9.14(f), result in the imposition of a tax upon the income of any REMIC Pool or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

            "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate Certificate Balance" means the aggregate of the Certificate Balances of the Principal Balance Certificates, the REMIC I Regular Interests, the REMIC II Regular Interests or, collectively, the REMIC Regular Certificates and the Floating Rate Regular Interests, as the case may be, at any date of determination. With respect to a Class of Principal Balance Certificates, REMIC I Regular Interests or REMIC II Regular Interests, Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination.

            "Aggregate Principal Balance" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans.

            "Agreement" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

            "Anticipated Repayment Date" means, with respect to the ARD Loans, the date on which a substantial principal payment on an ARD Loan is anticipated to be made, as set forth in the related Mortgage Note.

            "Appraisal" means an appraisal by an Independent state certified MAI appraiser having at least five years' experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. ss. 225.62.

            "Appraisal Event" means, with respect to any Mortgage Loan (or Serviced Loan Group), not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan (or Serviced Loan Group, as the case may be) if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the date that is 30 days following the date the related Mortgaged Property becomes an REO Property and (iv) the effective date of any modification to a Money Term of such Mortgage Loan (or Serviced Loan Group, as the case may be), other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment.

            "Appraisal Reduction" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.9, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan (or Serviced Loan Group, as the case may be) (or, in the case of an REO Property, the related REO Mortgage Loan) less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on such Mortgage Loan (or Serviced Loan Group, as the case may be) (or, in the case of an REO Property, the related REO Mortgage Loan), at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances (including Unliquidated Advances) and interest on Advances (other than Unliquidated Advances) at the Advance Rate with respect to such Mortgage Loan (or Serviced Loan Group, as the case may be) (or, in the case of an REO Property, the related REO Mortgage Loan) and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the applicable Master Servicer, the Special Servicer or the Trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be, plus the full amount of any escrows held by or on behalf of the Trustee as security for the Mortgage Loan (or Serviced Loan Group, as the case may be) (less the estimated amount of the obligations anticipated to be payable in the next twelve months to which such escrows relate). With respect to each Mortgage Loan that is cross-collateralized with any other Mortgage Loan, the value of each Mortgaged Property that is security for each Mortgage Loan in such cross-collateralized group, as well as the outstanding amounts under each such Mortgage Loan shall be taken into account when calculating such Appraisal Reduction. Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually, for so long as an Appraisal Reduction exists, from the date of such Appraisal or internal valuation. In addition, the Operating Adviser may at any time (including, without limitation, any time following a request by the holder of a Serviced Companion Loan or Operating Adviser on its behalf, to advise if there has been a determination that such holder is no longer the Directing Holder under the related Co-Lender Agreement) request the Special Servicer to obtain (at the Operating Adviser's expense) an updated Appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction. The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan (or Serviced Loan Group) shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan (or Serviced Loan Group, as the case may be) is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan (or Serviced Loan Group, as the case may be) after it has been paid in full, liquidated, repurchased or otherwise disposed of. In the case of a Serviced Loan Group, any Appraisal Reduction calculated therefor shall be allocated (i) in the case that the related Serviced Companion Loans are Pari Passu Loans, to the related Senior Mortgage Loan and the Serviced Companion Loans, on a pari passu basis, based on their respective outstanding principal balances and (ii) in the case that the related Serviced Companion Loan is a Subordinate Loan, then first, to such Subordinate Loan up to its outstanding principal balance and then, to the related Senior Mortgage Loan; provided that if there are more than one Subordinate Loans, an Appraisal Reduction shall be allocated to such Subordinate Loans in reverse order of priority (i.e., first to the most subordinate note and then to the next subordinate note, etc.)

            "Appraised Value" means, with respect to any Mortgaged Property, the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer or the Special Servicer, as applicable or, in the case of an internal valuation performed by the Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation.

            "ARD Loans" means fourteen Mortgage Loans designated on the Mortgage Loan Schedule as such.

            "Assignment of Leases" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

            "Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

            "Assumed Scheduled Payment" means: (i) with respect to any Balloon Mortgage Loan for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to the terms hereof) and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

            "Authenticating Agent" means any authenticating agent serving in such capacity pursuant to Section 7.10.

            "Authorized Officer" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

            "Available Advance Reimbursement Amount" has the meaning set forth in Section 4.6(a) hereof.

            "Available Distribution Amount" means, with respect to any Distribution Date and the Mortgage Loans, an amount equal to the aggregate of the following amounts (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were (x) received by a Master Servicer or the Special Servicer through the end of the related Collection Period (other than any portion thereof that constituted a portion of the Available Distribution Amount for a prior Distribution Date as described in clause (a)(y) below) or (y) remitted by the applicable Master Servicer on the related Master Servicer Remittance Date pursuant to Section 5.1(h), exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii) amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Master Servicers in respect of unpaid Master Servicing Fees, the Primary Servicers in respect of unpaid Primary Servicing Fees, the Special Servicer in respect of unpaid Special Servicer Compensation, the Paying Agent in respect of unpaid Paying Agent Fees or to the parties entitled thereto in respect of the unpaid Excess Servicing Fees), (iii) amounts that constitute Prepayment Premiums or Yield Maintenance Charges, (iv) if such Distribution Date occurs during January, other than in a leap year, or February of any year (unless the related Distribution Date is the final Distribution
Date), the Interest Reserve Amounts with respect to Interest Reserve Loans deposited in the Interest Reserve Account, (v) Excess Interest, (vi) in the case of each REO Property related to a Serviced Loan Group, all amounts received with respect to such Serviced Loan Group that are required to be paid to the holder of the related Serviced Companion Loan, pursuant to the terms of the related Co-Lender Agreement (which amounts will be deposited into the Serviced Companion Loan Custodial Account pursuant to Section 5.1(c) and withdrawn from such account pursuant to Section 5.2(a)) and (vii) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period (other than any portion thereof described in clause (a)(y) above) and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by a Master Servicer or the Trustee for such Distribution Date pursuant to Section 4.1 and/or Section 4.3, (ii) the aggregate amount of any Compensating Interest payments made by the Master Servicers for such Distribution Date pursuant to the terms hereof, and (iii) if a Distribution Date occurs in March of any year, commencing March 2008 (or February if the related Distribution Date is the final Distribution Date) or if a Maturity Date or Principal Prepayment falls on a January or February of any year, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest Reserve Account in respect of the related Interest Reserve Loan or Interest Reserve Loans. For purposes of the definition of "Available Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the proviso in Section 5.2(b) shall be deemed to have been collected in the prior Collection Period.

            "Balloon Mortgage Loan" means a Mortgage Loan (or Serviced Loan Group, as applicable) that provides for Scheduled Payments based on an amortization schedule that is significantly longer than its term to maturity and that is expected to have a remaining principal balance equal to or greater than 5% of its original principal balance as of its stated maturity date, unless prepaid prior thereto.

            "Balloon Payment" means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

            "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in London, England.

            "Bankruptcy Loss" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

            "Base Interest Fraction" means, with respect to any Principal Prepayment of any Mortgage Loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any Class of Certificates (other than the Floating Rate Certificates) or Floating Rate Regular Interest, a fraction (A) whose numerator is the greater of (x) zero and
(y) the difference between (i) the Pass-Through Rate on that Class of Certificates (other than the Floating Rate Certificates) or Floating Rate Regular Interest and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than or equal to the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the Mortgage Rate on the related Mortgage Loan, but is less than the Pass-Through Rate on that Class of Certificates or Floating Rate Regular Interest, then the Base Interest Fraction shall be equal to 1.0.

            "Beacon Seattle & DC Portfolio Loan Group" means the Serviced Loan Group related to the Beacon Seattle & DC Portfolio Mortgage Loan, identified as such on the Mortgage Loan Schedule.

            "Book-Entry Certificates" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

            "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the states where the Certificate Account, Distribution Account, Trustee, Paying Agent, Custodian, a Master Servicer, a Primary Servicer or the Special Servicer are located and are authorized or obligated by law or executive order to remain closed. Upon the request of any party to this Agreement or the Operating Adviser, the Trustee, the Paying Agent, each Master Servicer, the Special Servicer and each Primary Servicer shall provide such party a list of the legal holidays observed by such entity; provided that each Primary Servicer shall be required to provide the Operating Adviser and the Master Servicers on or before the first day of January of each calendar year with a list of each day that will not be a "Business Day" in the jurisdiction of such Primary Servicer during such calendar year.

            "Capmark Master Servicer" means Capmark Finance Inc., formerly known as GMAC Commercial Mortgage Corporation, and its permitted successors or assigns.

            "Cash Liquidation" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the sale of such Defaulted Mortgage Loan. Each Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the applicable Master Servicer), of each Cash Liquidation.

            "Category 1 Requests" has the meaning set forth in the Primary Servicing Agreements for the PCFII Loans.

            "Centerline Naming Convention" means the naming convention for electronic file delivery set forth on Exhibit CC hereto.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

            "Certificate Account" means one or more separate accounts established and maintained by each Master Servicer (or any Sub-Servicer or Primary Servicer on behalf of the applicable Master Servicer) pursuant to
Section 5.1(a), each of which shall be an Eligible Account.

            "Certificate Balance" means, with respect to any Certificate (other than the Class X Certificates, the Class EI Certificates and the Residual Certificates) or Interest as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto in the Preliminary Statement hereto (in the case of an Interest), minus
(A)(i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.5(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or Section 6.3(a), as the case may be and (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate pursuant to Section 6.6, plus (B) an amount equal to the amounts identified in clause (I)(C) of the definition of Principal Distribution Amount, such increases to be allocated to the Principal Balance Certificates or Interests in sequential order (i.e., to the most senior Class first), in each case up to the amount of Realized Losses previously allocated thereto and not otherwise reimbursed hereunder.

            "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "Certificate Register" has the meaning provided in Section 3.2.

            "Certificate Registrar" means the registrar appointed pursuant to
Section 3.2 and initially shall be the Paying Agent.

            "Certificateholders" has the meaning provided in the definition of "Holder."

            "Certificates" means, collectively, the REMIC III Certificates, the Class EI Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

            "Certification Parties" has the meaning set forth in Section 13.6.

            "Certifying Person" has the meaning set forth in Section 13.6.

            "Class" means, with respect to the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Certificates, Floating Rate Certificates, Floating Rate Regular Interests and Class EI Certificates, any class of such Certificates or Interests.

            "Class A Senior Certificates" means the Class A-1 Certificates, Class A-1A Certificates, Class A-2 Certificates, Class A-2FL Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5FL Certificates, collectively.

            "Class A-1 Certificates," "Class A-1A Certificates," "Class A-2 Certificates," "Class A-2FL Certificates," "Class A-3 Certificates," "Class A-AB Certificates," "Class A-4 Certificates," "Class A-5FL Certificates," "Class A-M Certificates," "Class A-MFL Certificates," "Class A-J Certificates," "Class A-JFL Certificates," "Class X Certificates," "Class B Certificates," "Class C Certificates," "Class D Certificates," "Class E Certificates," "Class F Certificates," "Class G Certificates," "Class H Certificates," "Class J Certificates," "Class K Certificates," "Class L Certificates," "Class M Certificates," "Class N Certificates," "Class O Certificates," "Class P Certificates," "Class Q Certificates," "Class S Certificates," "Class EI Certificates," "Class R-I Certificates," "Class R-II Certificates," or "Class R-III Certificates" mean the Certificates designated as "Class A-1," "Class A-1A," "Class A-2," "Class A-2FL," "Class A-3," "Class A-AB," "Class A-4," "Class A-5FL," "Class A-M," "Class A-MFL," "Class A-J," "Class A-JFL," Class X," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class O," "Class P," "Class Q," "Class S," "Class EI," "Class R-I," "Class R-II" and "Class R-III," respectively, on the face thereof, in substantially the form attached hereto as Exhibits A-1 through A-33.

            "Class A-1 Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1.

            "Class A-1A Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A.

            "Class A-2 Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2.

            "Class A-2FL Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2FL.

            "Class A-2FL Floating Rate Account" means the Eligible Account or Accounts established and maintained by the Paying Agent and the Capmark Master Servicer on behalf of the Trustee with respect to the Class A-2FL Certificates, which shall be entitled "LaSalle Bank National Association, as Paying Agent on behalf of The Bank of New York Trust Company, National Association, as Trustee, in trust for Holders of Morgan Stanley Capital I Trust 2007-IQ14, Floating Rate Account, Class A-2FL" and "Capmark Finance Inc., as Capmark Master Servicer for The Bank of New York Trust Company, National Association, as Trustee for the Holders of Morgan Stanley Capital I Trust 2007-IQ14, Floating Rate Account, A-2FL", respectively; provided, that a Floating Rate Account may be a subaccount of the Distribution Account or the Certificate Account. The Class A-2FL Floating Rate Account shall be an asset of the Class A-2FL Floating Rate Grantor Trust.

             "Class A-2FL Grantor Trust" means the segregated pool of assets consisting of (i) the Class A-2FL Regular Interest and the related Swap Contract and all payments under the Class A-2FL Regular Interest and the related Swap Contract, (ii) all funds and assets from time to time on deposit in the related Floating Rate Account and the related Master Servicer's Floating Rate Account and (iii) proceeds of all of the foregoing.

            "Class A-2FL Master Servicer's Floating Rate Account" means the Master Servicer's Floating Rate Account established and maintained by the Capmark Master Servicer pursuant to Section 5.3(c) for the Class A-2FL Certificates.

            "Class A-2FL Regular Interest" means the uncertificated interest designated as a "regular interest" in REMIC III, which shall consist of an Interest having a Certificate Balance equal to the Certificate Balance of the Class A-2FL Certificates, and which has a Pass-Through Rate equal to the per annum rate of 5.610%.

            "Class A-2FL Swap Contract" means the Swap Contract, dated as of May 30, 2007, between the Swap Counterparty and the Trust, and the Credit Support Annex (as defined in the Class A-2FL Swap Contract) and the Schedule to the related ISDA Master Agreement relating thereto, regarding an interest rate swap for the Class A-2FL Certificates.

            "Class A-3 Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3.

            "Class A-4 Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-4.

            "Class A-5FL Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-5FL.

            "Class A-5FL Floating Rate Account" means the Eligible Account or Accounts established and maintained by the Paying Agent and the Capmark Master Servicer on behalf of the Trustee with respect to the Class A-5FL Certificates, which shall be entitled "LaSalle Bank National Association, as Paying Agent on behalf of The Bank of New York Trust Company, National Association, as Trustee, in trust for Holders of Morgan Stanley Capital I Trust 2007-IQ14, Floating Rate Account, Class A-5FL" and "Capmark Finance Inc., as Capmark Master Servicer for The Bank of New York Trust Company, National Association, as Trustee for the Holders of Morgan Stanley Capital I Trust 2007-IQ14, Floating Rate Account, A-5FL", respectively; provided, that a Floating Rate Account may be a subaccount of the Distribution Account or the Certificate Account. The Class A-5FL Floating Rate Account shall be an asset of the Class A-5FL Floating Rate Grantor Trust.

            "Class A-5FL Grantor Trust" means the segregated pool of assets consisting of (i) the Class A-5FL Regular Interest and the related Swap Contract and all payments under the Class A-5FL Regular Interest and the related Swap Contract, (ii) all funds and assets from time to time on deposit in the related Floating Rate Account and the related Master Servicer's Floating Rate Account and (iii) proceeds of all of the foregoing.

            "Class A-5FL Master Servicer's Floating Rate Account" means the Master Servicer's Floating Rate Account established and maintained by the Capmark Master Servicer pursuant to Section 5.3(c) for the Class A-5FL Certificates.

            "Class A-5FL Regular Interest" means the uncertificated interest designated as a "regular interest" in REMIC III, which shall consist of an Interest having a Certificate Balance equal to the Certificate Balance of the Class A-5FL Certificates, and which has a Pass-Through Rate equal to 5.696% per annum subject to a cap equal to the Weighted Average REMIC I Net Mortgage Rate.

            "Class A-5FL Swap Contract" means the Swap Contract, dated as of May 30, 2007, between the Swap Counterparty and the Trust, and the Credit Support Annex (as defined in the Class A-5FL Swap Contract) and the Schedule to the related ISDA Master Agreement relating thereto, regarding an interest rate swap for the Class A-5FL Certificates.

            "Class A-AB Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-AB.

            "Class A-J Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-J.

            "Class A-JFL Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-JFL.

            "Class A-JFL Floating Rate Account" means the Eligible Account or Accounts established and maintained by the Paying Agent and the Capmark Master Servicer on behalf of the Trustee with respect to the Class A-JFL Certificates, which shall be entitled "LaSalle Bank National Association, as Paying Agent on behalf of The Bank of New York Trust Company, National Association, as Trustee, in trust for Holders of Morgan Stanley Capital I Trust 2007-IQ14, Floating Rate Account, Class A-JFL" and "Capmark Finance Inc., as Capmark Master Servicer for The Bank of New York Trust Company, National Association, as Trustee for the Holders of Morgan Stanley Capital I Trust 2007-IQ14, Floating Rate Account, A-JFL", respectively; provided, that a Floating Rate Account may be a subaccount of the Distribution Account or the Certificate Account. The Class A-JFL Floating Rate Account shall be an asset of the Class A-JFL Floating Rate Grantor Trust.

            "Class A-JFL Grantor Trust" means the segregated pool of assets consisting of (i) the Class A-JFL Regular Interest and the related Swap Contract and all payments under the Class A-JFL Regular Interest and the related Swap Contract, (ii) all funds and assets from time to time on deposit in the related Floating Rate Account and the related Master Servicer's Floating Rate Account and (iii) proceeds of all of the foregoing.

            "Class A-JFL Master Servicer's Floating Rate Account" means the Master Servicer's Floating Rate Account established and maintained by the Capmark Master Servicer pursuant to Section 5.3(c) for the Class A-JFL Certificates.

            "Class A-JFL Regular Interest" means the uncertificated interest designated as a "regular interest" in REMIC III, which shall consist of an Interest having a Certificate Balance equal to the Certificate Balance of the Class A-JFL Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate per annum.

            "Class A-JFL Swap Contract" means the Swap Contract, dated as of May 30, 2007, between the Swap Counterparty and the Trust, and the Credit Support Annex (as defined in the Class A-JFL Swap Contract) and the Schedule to the related ISDA Master Agreement relating thereto, regarding an interest rate swap for the Class A-JFL Certificates.

             "Class A-M Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-M.

            "Class A-MFL Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-MFL.

            "Class A-MFL Floating Rate Account" means the Eligible Account or Accounts established and maintained by the Paying Agent and the Capmark Master Servicer on behalf of the Trustee with respect to the Class A-MFL Certificates, which shall be entitled "LaSalle Bank National Association, as Paying Agent on behalf of The Bank of New York Trust Company, National Association, as Trustee, in trust for Holders of Morgan Stanley Capital I Trust 2007-IQ14, Floating Rate Account, Class A-MFL" and "Capmark Finance Inc., as Capmark Master Servicer for The Bank of New York Trust Company, National Association, as Trustee for the Holders of Morgan Stanley Capital I Trust 2007-IQ14, Floating Rate Account, A-MFL", respectively; provided, that a Floating Rate Account may be a subaccount of the Distribution Account or the Certificate Account. The Class A-MFL Floating Rate Account shall be an asset of the Class A-MFL Floating Rate Grantor Trust.

            "Class A-MFL Grantor Trust" means the segregated pool of assets consisting of (i) the Class A-MFL Regular Interest and the related Swap Contract and all payments under the Class A-MFL Regular Interest and the related Swap Contract, (ii) all funds and assets from time to time on deposit in the related Floating Rate Account and the related Master Servicer's Floating Rate Account and (iii) proceeds of all of the foregoing.

            "Class A-MFL Master Servicer's Floating Rate Account" means the Master Servicer's Floating Rate Account established and maintained by the Capmark Master Servicer pursuant to Section 5.3(c) for the Class A-MFL Certificates.

            "Class A-MFL Regular Interest" means the uncertificated interest designated as a "regular interest" in REMIC III, which shall consist of an Interest having a Certificate Balance equal to the Certificate Balance of the Class A-MFL Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate less 0.037% per annum.

            "Class A-MFL Swap Contract" means the Swap Contract, dated as of May 30, 2007, between the Swap Counterparty and the Trust, and the Credit Support Annex (as defined in the Class A-MFL Swap Contract) and the Schedule to the related ISDA Master Agreement relating thereto, regarding an interest rate swap for the Class A-MFL Certificates.

            "Class B Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest B.

            "Class C Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest C.

            "Class D Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest D.

            "Class E Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest E.

            "Class EI Grantor Trust" means that portion of the Trust consisting of Excess Interest and the Excess Interest Sub-account.

            "Class F Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest F.

            "Class G Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest G.

            "Class H Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest H.

            "Class J Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest J.

            "Class K Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest K.

            "Class L Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest L.

            "Class M Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest M.

            "Class N Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest N.

            "Class O Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest O.

            "Class P Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest P.

            "Class Q Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest Q.

            "Class S Component" means a component of the Class X Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest S.

            "Class X Notional Amount" means, with respect to the Class X Certificates and any date of determination, the aggregate of the outstanding Certificate Balances of the Principal Balance Certificates (other than the Floating Rate Certificates) and the Floating Rate Regular Interests, which shall equal the sum of the then Component Notional Amounts.

            "Class X Strip Rate" means, with respect to any Class of Components for any Distribution Date, a rate per annum equal to (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates.

            "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

            "Clearstream" means Clearstream Banking Luxembourg, societe anonyme.

            "Closing Date" means May 30, 2007.

            "CMSA" means the Commercial Mortgage Securities Association.

            "CMSA Advance Recovery Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the applicable Master Servicer.

            "CMSA Bond Level File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Paying Agent, as applicable.

            "CMSA Collateral Summary File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Paying Agent, as applicable.

            "CMSA Comparative Financial Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Financial File" means a data file substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Level Reserve/LOC Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Periodic Update File" means a monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer or the Paying Agent, as applicable.

            "CMSA Loan Setup File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer or the Paying Agent, as applicable.

            "CMSA NOI Adjustment Worksheet" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Operating Statement Analysis Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Property File" means a data file substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Reconciliation of Funds" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Paying Agent.

            "CMSA REO Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Reports" means the Restricted Servicer Reports and the Unrestricted Servicer Reports, collectively, as the forms thereof are modified, expanded or otherwise changed from time to time by the CMSA. With respect to new reports created and approved by the CMSA, such new reports will be used in this transaction (provided, however, that insofar as any such new report requires the presentation of information in addition to that called for by the current CMSA reports, such new report is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable) and the Depositor shall direct the Paying Agent as to whether such reports will be Restricted Servicer Reports or Unrestricted Servicer Reports. The Paying Agent shall provide the Master Servicer and Special Servicer with a copy of such direction within two Business Days after its receipt.

            "CMSA Servicer Watch List" means a report substantially in the form of, and containing the information called for in, the downloadable form of "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Special Servicer Loan File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Special Servicer, as applicable.

            "CMSA Total Loan Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally, and is reasonably acceptable to the Master Servicers and the Special Servicer.

            "CMSA Website" means the CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Co-Lender Agreement" means, with respect to a Serviced Loan Group, a co-lender agreement or agreement among noteholders between the holders of the related Senior Mortgage Loan and the Serviced Companion Loans.

            "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

            "Collection Period" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

            "Commission" means the Securities and Exchange Commission.

            "Compensating Interest" means, with respect to any Distribution Date and each Master Servicer, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans serviced by such Master Servicer resulting from Principal Prepayments on such Mortgage Loans during the related Collection Period, over (B) the aggregate of the Prepayment Interest Excesses received in respect of the Mortgage Loans serviced by such Master Servicer resulting from Principal Prepayments on such Mortgage Loan during the same related Collection Period. Notwithstanding the foregoing, such Compensating Interest shall not (i) with respect to a Principal Prepayment, exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of such Master Servicer's Mortgage Loans, including REO Mortgage Loans, to the extent that such Master Servicer applied the subject Principal Prepayments in accordance with the terms of the related Mortgage Loan documents; or (ii) be required to be paid on any Prepayment Interest Shortfalls incurred in respect of any Specially Serviced Mortgaged Loans or Defaulted Mortgage Loan.

            "Component" means each of the Class A-1 Component, Class A-1A Component, Class A-2 Component, Class A-2FL Component, Class A-3 Component, Class A-AB Component, Class A-4 Component, Class A-5FL Component, Class A-M Component, Class A-MFL Component, Class A-J Component, Class A-JFL Component, Class B Component, Class C Component, Class D Component, Class E Component, Class F Component, Class G Component, Class H Component, Class J Component, Class K Component, Class L Component, Class M Component, Class N Component, Class O Component, Class P Component, Class Q Component and Class S Component.

            "Component Notional Amount" means with respect to each Component and any date of determination, an amount equal to the then Certificate Balance of its Corresponding REMIC II Regular Interest.

            "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers (other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan (or Serviced Loan Group, as applicable). With respect to the Mortgaged Property securing a Serviced Loan Group, only the portion of such amounts payable to the holder of the related Senior Mortgage Loan shall be included in Condemnation Proceeds.

            "Controlling Class" means the most subordinate Class of REMIC Regular Certificates or Floating Rate Certificates outstanding at any time of determination; provided that, if the aggregate Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of REMIC Regular Certificates or Floating Rate Certificates outstanding. As of the Closing Date, the Controlling Class will be the Class S Certificates. For the purpose of determining the Controlling Class, the Class A-J and Class A-JFL Certificates shall be deemed to be one Class and the Class A-M and Class A-MFL Certificates shall be deemed to be one Class.

            "Controlling Person" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

            "Corporate Trust Office" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose or the transfer of Certificates, the principal corporate trust office of the Certificate Registrar and Paying Agent (which is presently located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services-Morgan Stanley Capital I Inc., Series 2007-IQ14, or at such other address as the Certificate Registrar and Paying Agent may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee, the Master Servicers and the Special Servicer). The principal corporate trust office of the Trustee is presently located at 2 North LaSalle, Suite 1020, Chicago, Illinois 60602,
Attention: CMBS - MSCI 2007-IQ14, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Paying Agent, the Depositor, the Master Servicers and the Special Servicer.

            "Corresponding Certificate" means the Class of Certificates (or, in the case of a Class of Floating Rate Certificates, the related Class of Floating Rate Regular Interest) as set forth in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC II Regular Interest.

            "Corresponding Component" means the Component as set forth in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC II Regular Interest.

            "Corresponding REMIC I Regular Interest" means, with respect to each Mortgage Loan, the REMIC I Regular Interest having an initial Certificate Balance equal to the Principal Balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

            "Corresponding REMIC II Regular Interest" means the REMIC II Regular Interest as defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Corresponding Component (or, in the case of a Class of Floating Rate Certificates, the related Class of Floating Rate Regular Interest).

            "Cross-Collateralized Loan" has the meaning set forth in Section 2.3(a) hereof.

            "Custodian" means the Paying Agent or any Person who is appointed by the Paying Agent at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and satisfies the eligibility requirements of the Paying Agent as set forth in Section 7.5.

            "Custodian Mortgage File" means the mortgage documents listed in the definition of Mortgage File hereof pertaining to a particular Mortgage Loan (or Serviced Loan Group, as applicable) and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Custodian Mortgage File" is used to refer to documents actually received by the Custodian on the Trustee's behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

            "Customer" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Cut-Off Date" means the end of business on May 1, 2007. The Cut-Off Date for any Mortgage Loan that has a Due Date on a date other than the first day of each month shall be the end of business on May 1, 2007 and Scheduled Payments due in May 2007 with respect to Mortgage Loans not having Due Dates on the first of each month have been deemed received on May 1, 2007, not the actual day on which such Scheduled Payments were due.

            "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, as of any date of determination, the ratio of (1) the annual, year-end net cash flow of the related Mortgaged Property or Mortgaged Properties, determined as provided in the CMSA NOI Adjustment Worksheet based on the most recent annual, year-end operating statements provided by the Mortgagor (or if no annual, year-end operating statements have been provided, based on such information provided by the Mortgagor, including without limitation rent rolls and other unaudited financial information, as the applicable Master Servicer shall determine in accordance with the Servicing Standard) to (2) the annualized amount of debt service payable on that Mortgage Loan or, in the case of Mortgage Loans that are interest-only, where periodic payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the Mortgage Loan, the annualized amount of debt service that will be payable under the Mortgage Loan after the beginning of the amortization term of the Mortgage Loan. With respect to a Serviced Loan Group, the annualized debt service amount in clause 2 above shall include the related Senior Mortgage Loan and the Serviced Companion Loans that are Pari Passu Loans but, unless otherwise noted, shall not include the Serviced Companion Loans that are Subordinate Loans.

            "Debt Service Reduction Amount" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan (or Serviced Loan Group, as applicable) as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred as a result of any such proceeding, but not forgiven, the amount of the reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

            "Defaulted Mortgage Loan" means a Mortgage Loan (or Serviced Loan Group, as applicable) that is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired and, with respect to a Serviced Loan Group, such default is unremedied by the exercise of a cure right under the related Co-Lender Agreement.

            "Defeasance Collateral" means, with respect to any Defeasance Loan, "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 required to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan" means any Mortgage Loan (or Serviced Loan Group, as applicable) which requires or permits the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation" means, with respect to any Mortgage Loan (or Serviced Loan Group, as applicable), a valuation by a court of competent jurisdiction of the Mortgaged Property relating to such Mortgage Loan in an amount less than the then outstanding indebtedness under such Mortgage Loan (or Serviced Loan Group, as the case may be), which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan (or Serviced Loan Group, as the case may be).

            "Deficient Valuation Amount" means, with respect to each Mortgage Loan (or Serviced Loan Group, as applicable), the amount by which the total amount due with respect to such Mortgage Loan (or Serviced Loan Group, as the case may be) (excluding interest not yet accrued), including the Principal Balance of such Mortgage Loan (or Serviced Loan Group, as the case may be) plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation; provided, however, that with respect to a Serviced Loan Group, the Deficient Valuation Amount allocable to the related Senior Mortgage Loan shall be determined pursuant to the related Co-Lender Agreement.

            "Definitive Certificates" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

            "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

            "Depositor" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

            "Depository" has the meaning set forth in Section 3.7(a).

            "Depository Agreement" means the Blanket Letter of Representations dated the Closing Date between the Depositor and the Depository.

            "Determination Date" means, with respect to any Distribution Date and any of the Mortgage Loans (or Serviced Loan Groups, as applicable), the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day, and (ii) the 5th Business Day prior to the related Distribution Date, commencing June 8, 2007.

            "Directing Holder" means, with respect to a Serviced Loan Group, the holder of the related Serviced Companion Loan that is designated pursuant to the terms of the related Co-Lender Agreement as the party who is entitled to direct, consult with or advise the applicable Master Servicer or the Special Servicer, as applicable, regarding certain actions or inactions with respect to such Serviced Loan Group.

            "Directly Operate" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15) or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

            "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate," unless otherwise set forth in the Mortgage Loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the applicable Master Servicer will select a comparable publication to determine the Treasury Rate.

            "Disqualified Organization" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, and (v) any other Person so designated by the Master Servicer based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMIC Pools, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest" means, with respect to any Distribution Date and any Class of Certificates (other than the Floating Rate Certificates) or Interests (including the Floating Rate Regular Interests), the sum of (A) Accrued Certificate Interest in respect of such Class or Interest, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls for such Class of Certificates or Interests, allocated on such Distribution Date to such Class or Interest pursuant to Section 6.7, and (ii) Realized Losses allocated on such Distribution Date to reduce the Distributable Certificate Interest payable to such Class or Interest pursuant to Section 6.6, plus (B) the Unpaid Interest, plus (C) if the Aggregate Certificate Balance is reduced because of a diversion of principal in accordance with Section 5.2(a)(II)(iv), and there is a subsequent recovery of amounts as described in
Section 6.6(c)(i), then interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount by which the Aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

            "Distribution Account" means the Distribution Account maintained by the Paying Agent on behalf of the Trustee, in accordance with the provisions of
Section 5.3, which account shall be an Eligible Account.

            "Distribution Date" means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing June 15, 2007.

            "Due Date" means, with respect to a Mortgage Loan (or Serviced Loan Group, as applicable), the date on which a Scheduled Payment is first due without the application of grace periods.

            "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P1" by Moody's and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long term unsecured debt obligations are rated at least "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") by S&P and "A2" by Moody's, if the deposits are to be held in the account more than 30 days, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. Section 9.10(b), (iii) an account or accounts of a depository institution acceptable to the Rating Agencies, as evidenced by Rating Agency Confirmation with respect to the use of any such account as a Certificate Account or the Distribution Account, (iv) for so long as Prudential Asset Resources, Inc. is a Master Servicer, an account maintained with Prudential Trust Bank FSB, a wholly-owned subsidiary of Prudential Financial, Inc.; provided that written confirmation from S&P remains in effect (and the conditions thereunder are satisfied) confirming that maintaining accounts at Prudential Trust Bank FSB would not in and of itself result in the qualification, downgrade or withdrawal, as applicable, of the then-current rating assigned by S&P to any series of certificates issued in CMBS transactions for which Prudential Asset Resources, Inc. services as master servicer, or (v) any other account, the use of which would not, in and of itself, (A) cause a qualification, downgrade or withdrawal of any rating then assigned to any Class of Certificates by either Rating Agency and (B) be inconsistent with the requirements of FASB 140 or any other interpretations with respect thereto applicable to such accounts. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, a wholly owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P1" in the case of Moody's and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" by Moody's and "AA" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") by S&P, if the deposits are to be held in the account for more than 30 days.

            "Eligible Investments" means any one or more of the following financial assets or other property:

            (i)direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

            (ii) demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicers, the Special Servicer, the Paying Agent or any Affiliate of the Trustee, a Master Servicer, the Special Servicer or the Paying Agent, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "P1" by Moody's and "A-1" (without regard to any plus or minus) by S&P or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal to "Aa2" by Moody's and "AA-" by S&P or its equivalent or, in each case, if not rated by a Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from a Certificate Account and which meets the minimum rating requirement for such entity described above (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (iv) debt obligations (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated at least "AA" or its equivalent by each Rating Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in a Certificate Account to exceed 5% of the sum of the aggregate Certificate Principal Balance of the Principal Balance Certificates and the aggregate principal amount of all Eligible Investments in the Certificate Account;

            (v)commercial paper (including both non interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "P1" by Moody's and "A-1" (without regard to any plus or minus) by S&P (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (vi) units of investment funds (including money market funds) that are rated "Aaa" by Moody's and "AAAm" by S&P (or if not rated by any such Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation);

            (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long term unsecured debt rating is not less than "AA" by S&P and "Aa2" by Moody's, or for which Rating Agency Confirmation is obtained with respect to such ratings; provided that, with respect to S&P, such agreements state that funds may be withdrawn at par without penalty;

            (viii) any money market funds (including those managed or advised by the Trustee or the Paying Agent or any of their Affiliates) that maintain a constant asset value and that are rated "Aaa" (or its equivalent) by Moody's (if so rated by Moody's) and "AAAm" or "AAAm G" (or its equivalent) by S&P, and any other demand, money market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

            (ix) such other investments bearing interest or sold at a discount, earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(1)(i) (as evidenced by an Opinion of Counsel delivered to the Trustee and the Paying Agent by the applicable Master Servicer or the Special Servicer at the applicable Master Servicer's or the Special Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments" that are "cash flow investments" under Section 860G(a)(5) of the Code;

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Section 860G(a)(5) of the Code; and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicers but not yet deposited in the Certificate Accounts) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible Investments shall be purchased at a price in excess of par. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

            "Environmental Insurance Policy" shall mean, with respect to any Mortgage Loan or the related Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgage Loan, Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Account" means an account established by or on behalf of the Master Servicer pursuant to Section 8.3(e).

            "Escrow Amount" means any amount payable with respect to a Mortgage Loan for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

            "Euroclear" means the Euroclear system.

            "Event of Default" has the meaning set forth in Section 8.28(b).

            "Excess Interest" means, with respect to an ARD Loan if such ARD Loan is not prepaid in full on or before its Anticipated Repayment Date, the excess, if any of (i) interest accrued at the rate of interest applicable to such Mortgage Loan after such Anticipated Repayment Date (plus any interest on such interest as may be provided for under the Mortgage Loan documents) over
(ii) interest accrued at the rate of interest applicable to such Mortgage Loan before such Anticipated Repayment Date. Excess Interest on an ARD Loan is an asset of the Trust, but shall not be an asset of any REMIC Pool formed hereunder.

            "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account, in accordance with the provisions of Section 5.3. The Excess Interest Sub-account shall not be an asset of any REMIC Pool formed hereunder.

            "Excess Liquidation Proceeds" means, with respect to any Mortgage Loan (or Serviced Loan Group, as applicable), the excess of (i) Liquidation Proceeds of a Mortgage Loan or Serviced Loan Group, as applicable, or related REO Property, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan (or Serviced Loan Group, as the case may be) on the date such proceeds were received plus accrued and unpaid interest with respect to such Mortgage Loan and all expenses (including Additional Trust Expenses and Unliquidated Advances) with respect to such Mortgage Loan (or Serviced Loan Group, as the case may be).

            "Excess Servicing Fee" means, with respect to the Mortgage Loans for which an "excess servicing fee rate" is designated on the Mortgage Loan Schedule, the monthly fee payable to the parties set forth on Exhibit J hereto or their successors and assigns, as holders of excess servicing rights, which fee shall accrue on the Scheduled Principal Balance of each such Mortgage Loan immediately prior to the Due Date occurring in each month at the per annum rate (determined in the same manner as the applicable Mortgage Rate for such Mortgage Loan is determined for such month) specified on the Mortgage Loan Schedule (the "Excess Servicing Fee Rate"). Each holder of a right to receive Excess Servicing Fees is entitled to Excess Servicing Fees only with respect to the Mortgage Loans as indicated on Exhibit J hereto.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exchange Certification" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A IAI Global Certificate, as applicable.

            "Expense Loss" means a loss realized upon payment by the Trust of an Additional Trust Expense.

            "Extension" has the meaning set forth in Section 9.15(a).

            "FASB 140" means the Financial Accounting Standards Board's Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," issued in September 2002.

            "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

            "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

            "Final Certification" has the meaning set forth in Section 2.2.

            "Final Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

            "Final Rated Distribution Date" means, with respect to each rated Class of Certificates, the Distribution Date in April 2049.

            "Final Recovery Determination" means a determination with respect to: (i) any Mortgage Loan (or Serviced Loan Group, as applicable) other than a Specially Serviced Mortgage Loan), by the applicable Master Servicer in consultation with the Special Servicer and (ii) with respect to any Specially Serviced Mortgage Loan (including a Mortgage Loan (or Serviced Loan Group, as the case may be) that became an REO Property) by the Special Servicer, in each case, in its good faith discretion, consistent with the Servicing Standard, that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries which the applicable Master Servicer or the Special Servicer, as the case may be, expects to be finally recoverable on such Mortgage Loan (or Serviced Loan Group, as the case may be), without regard to any obligation of such Master Servicer or the Trustee, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of the Mortgaged Properties and other security must be considered in connection with any such Final Recovery Determination. The Special Servicer shall be required to provide the applicable Master Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan upon making such determination. The applicable Master Servicer shall promptly notify the Trustee and the Paying Agent of such determination and the Paying Agent shall deliver a copy of such notice to each Rating Agency.

            "Final Scheduled Distribution Date" means, for each Class of rated Certificates, the Distribution Date on which such Class would be paid in full if payments were made on the Mortgage Loans in accordance with their terms, except that the ARD Loan is assumed to be repaid on its Anticipated Repayment Date.

            "Fixed Interest Distribution" means, with respect to each Class of Floating Rate Regular Interests, the payments of interest required to be made in respect of each Distribution Date, commencing in June 2007, by the Capmark Master Servicer on behalf of the Trustee to the Swap Counterparty pursuant to the related Swap Contract at a rate equal to the Pass-Through Rate of such Floating Rate Regular Interest on the related Floating Rate Certificate Notional Amount subject to reduction in accordance with the related Swap Contract.

            "Floating Rate Account" means any of the Class A-2FL Floating Rate Account, the Class A-5FL Floating Rate Account, the Class A-MFL Floating Rate Account and the Class A-JFL Floating Rate Account.

            "Floating Rate Available Funds" means, with respect to each Class of the Floating Rate Regular Interests, in respect of each Distribution Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of such Floating Rate Regular Interest received by the Paying Agent (or the Capmark Master Servicer on the Paying Agent's behalf) after the Cut-Off Date and on or prior to such Distribution Date and (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of such Floating Rate Regular Interest pursuant to the related Swap Contract, including, but not limited to, any termination payment, but in the case of both (i) and (ii) excluding the following: (a) all amounts of Prepayment Premiums allocated to such Floating Rate Regular Interest for so long as the related Swap Contract is in effect; and
(b) all amounts required to be paid to the Swap Counterparty in respect of such Floating Rate Regular Interest pursuant to the related Swap Contract.

            "Floating Rate Certificates" means any of the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificates.

            "Floating Rate Certificate Notional Amount" means, with respect to each Class of the Floating Rate Certificates, a notional amount equal to the Certificate Balance of the related Floating Rate Regular Interest.

            "Floating Rate Grantor Trust" means any of the Class A-2FL Grantor Trust, the Class A-5FL Grantor Trust, the Class A-MFL Grantor Trust and the Class A-JFL Grantor Trust.

            "Floating Rate Interest Distribution Amount" means, with respect to each Class of the Floating Rate Regular Interests, in respect of any Distribution Date, the sum of (i) for so long as the related Swap Contract is in effect, the aggregate amount of interest received by the Paying Agent from the Swap Counterparty in respect of the related Floating Rate Regular Interest pursuant to the terms of the related Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any Prepayment Interest Shortfalls) received on the related Floating Rate Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the related Swap Contract or upon the termination or expiration of the related Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the Paying Agent, or if a Swap Default occurs and is continuing or if the related Swap Contract is terminated, the related Floating Rate Interest Distribution Amount will be an amount equal to the Distributable Certificate Interest in respect of the related Floating Rate Regular Interest, until such time as the Swap Default is cured, or such obligation is paid, as the case may be, or until a replacement Swap Contract is obtained.

            "Floating Rate Principal Distribution Amount" means, with respect to each Class of the Floating Rate Regular Interests, in respect of any Distribution Date, an amount equal to the aggregate amount of the principal payments made on such Floating Rate Regular Interest on such Distribution Date.

            "Floating Rate Regular Interest" means any of the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular Interests.

            "FNMA" means the Federal National Mortgage Association, or any successor thereto.

            "Form 8-K Disclosure Information" has the meaning set forth in
Section 13.7.

            "Global Certificate" means any Rule 144A IAI Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

            "Grantor Trust Provisions" shall mean those provisions of the Code relating to grantor trusts, which appear in subpart E, Part I of subchapter J, and related provisions, and proposed, temporary and final Treasury regulations, including Treasury Regulations Section 301.7701-4(c)(2), and any published rulings, notice and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Holder" means the Person in whose name a Certificate is registered on the Certificate Register. With respect to a Floating Rate Regular Interest, "Holder" means the Trustee on Behalf of the Trust.

            "IAI Definitive Certificate" means, with respect to any Class of Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers, a Certificate in definitive, fully registered certificated form without interest coupons.

            "Independent" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

            "Independent Contractor" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the applicable Master Servicer (other than any Master Servicer, but which may be an Affiliate of such Master Servicer), or (B) that is a Specially Serviced Mortgage Loan, any Person designated by the Special Servicer that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Residual Certificates), a Percentage Interest of 35% or more in the Residual Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including a Master Servicer or the Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Certification" has the meaning set forth in Section 2.2.

            "Inspection Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property Inspection Form" available on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property Inspection Form" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Institutional Accredited Investor" means an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act.

            "Insurance Policies" means, collectively, any Standard Hazard Insurance Policy, flood insurance policy, title insurance policy, terrorism insurance policy or Environmental Insurance Policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

            "Insurance Proceeds" means amounts paid by the insurer under any Insurance Policy (other than amounts required to be paid over to the Mortgagor (or used to restore the related Mortgaged Property) pursuant to law, the related Mortgage Loan (or Serviced Loan Group, as applicable) or the Servicing Standard). With respect to the Mortgaged Property securing a Serviced Loan Group, only the portion of such amounts payable to the holder of the related Senior Mortgage Loan shall be included in Insurance Proceeds.

            "Insured Environmental Event" has the meaning set forth in Section 9.1(f).

            "Interest" means a REMIC I Regular Interest, REMIC II Regular Interest or Floating Rate Regular Interest, as applicable.

            "Interest Accrual Period" means, with respect to each Distribution Date, for each Class of REMIC Regular Certificates and Floating Rate Regular Interests, the calendar month immediately preceding the month in which such Distribution Date occurs and with respect to each Class of Floating Rate Certificates, subject to Section 6.12, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

            "Interest Reserve Account" means that Interest Reserve Account maintained by the Paying Agent pursuant to Section 5.1(a), which account shall be an Eligible Account.

            "Interest Reserve Amount" has the meaning set forth in Section
5.1(d).

            "Interest Reserve Loans" shall mean the Mortgage Loans which bear interest other than on the basis of a 360-day year consisting of twelve 30-day months.

            "Interest Reset Date" means the day that is two Banking Days prior to the start of the related Interest Accrual Period.

            "Interested Person" means, as of any date of determination, the Master Servicers, the Special Servicer, the Depositor, the holder of any related Junior Indebtedness (with respect to any particular Mortgage Loan), a holder of 50% or more of the Controlling Class, the Operating Adviser, any Independent Contractor engaged by a Master Servicer or the Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

            "Investment Income" means income and gain realized on the investment of funds deposited in the Certificate Account.

            "Investor-Based Exemption" means any of Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), or any comparable exemption available under Similar Laws.

            "Junior Indebtedness" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

            "LaSalle Seller" has the meaning assigned in the Preliminary Statement hereto.

            "LaSalle Seller Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement I and shown on Schedule I hereto.

            "Late Collections" means, with respect to any Mortgage Loan (or Serviced Loan Group, as applicable), all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

            "Late Fees" means a fee that is, unless otherwise provided in the related Co-Lender Agreement, payable to the applicable Master Servicer or the Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan (or Serviced Loan Group, as applicable) in connection with a late payment made by such Mortgagor.

            "LIBOR" means with respect to each Interest Accrual Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on Reuters Screen LIBOR01 Page as the "London Interbank Offering Rate" as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Reuters Screen LIBOR01 Page, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. Notwithstanding the foregoing, LIBOR for the initial Interest Accrual Period shall be 5.320%. "Reuters Screen LIBOR01" means the display designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

            "Liquidation Expenses" means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, appraisal fees, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to disposition of the Specially Serviced Mortgage Loan shall be (i) paid out of income from the related REO Property, to the extent available, (ii) paid out of related proceeds from liquidation or (iii) advanced by the applicable Master Servicer or the Special Servicer, subject to Section 4.4 and Section 4.6(d) hereof, as a Servicing Advance.

            "Liquidation Fee" means a fee equal to the product of (x) 1.00% and
(y) the Liquidation Proceeds received in connection with full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and any Condemnation Proceeds or Insurance Proceeds received by the Trust; provided, however, that (A) in the case of a final disposition consisting of the repurchase of a Mortgage Loan or REO Property by a Seller pursuant to Section 2.3, such fee will only be paid by such Seller and due to the Special Servicer if repurchased after the date that is 180 days or more after the applicable Seller receives notice of the breach or defect causing the repurchase; or (B) in the case of a repurchase of a Mortgage Loan by the holder of a related Serviced Companion Loan or a related mezzanine lender, such fee will only be due to the Special Servicer as provided for in the related Co-Lender Agreement (and if permitted in the related Co-Lender Agreement) or, if not provided therein, if repurchased more than 60 days after a Master Servicer, the Special Servicer or the Trustee receives notice of the default causing the repurchase.

            "Liquidation Proceeds" means (i) with respect to the sale or liquidation of a Mortgage Loan (or Serviced Loan Group, as applicable) or related REO Property (other than pursuant to Section 2.3), the proceeds of such sale or liquidation net of Liquidation Expenses (to the extent not otherwise paid pursuant to Section 4.6(c)) and (ii) with respect to the repurchase of a Mortgage Loan or an REO Mortgage Loan pursuant to Section 2.3, the Purchase Price of such Mortgage Loan or REO Mortgage Loan (or such allocable portion) at the time of such repurchase. With respect to the Mortgaged Property securing a Serviced Loan Group, only the portion of such amounts payable to the holder of the related Senior Mortgage Loan shall be included in Liquidation Proceeds.

            "Liquidation Realized Loss" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition (adjusted in accordance with Section 6.6(c)(i)), plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate (including interest accrued and unpaid on the portion of the Principal Balance added in accordance with Section 6.6(c)(i), which interest shall accrue from the date of the reduction in the Principal Balance resulting from the allocation of a Realized Loss incurred pursuant to Section 6.6(b)(i)), plus (C) any expenses (including Additional Trust Expenses) incurred in connection with such Mortgage Loan that are payable or reimbursable to any Person, other than amounts previously treated as Expense Losses or included in the definition of Liquidation Expenses minus the sum of (i) REO Income allocated as recoveries of principal or interest on the related Mortgage Loan, and (ii) with respect to any Mortgage Loan, Liquidation Proceeds, Late Collections and all other amounts received from the related Mortgagor and received during the Collection Period in which such Cash Liquidation or REO Disposition occurred (and, with respect to a Serviced Loan Group, which are not required under the related Co-Lender Agreement to be paid or reimbursable to the holders of the related Serviced Companion Loans). REO Income and Liquidation Proceeds shall be applied first against any Expense Losses (to the extent not included in the definition of Liquidation Expenses) for such Mortgage Loan, the unpaid interest on the Mortgage Loan, calculated as described in clause (B) above, and then against the Principal Balance of such Mortgage Loan, calculated as described in clause (A) above in accordance with Section 1.2(b) hereof.

            "Loan Group" means either Loan Group 1 or Loan Group 2, as the case may be.

            "Loan Group 1" means all of the Mortgage Loans that are Loan Group 1 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

            "Loan Group 1 Mortgage Loan" means any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount" means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Mortgage Loans included in Loan Group 1.

            "Loan Group 2" means all of the Mortgage Loans that are Loan Group 2 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

            "Loan Group 2 Mortgage Loan" means any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount" means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Mortgage Loans included in Loan Group 2.

            "Loan Group Principal Distribution Amount" means the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable.

            "Loan-to-Value Ratio" means, as of any date with respect to a Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date. With respect to a Serviced Loan Group, the numerator of the Loan-to-Value Ratio shall include the related Senior Mortgage Loan and the Serviced Companion Loans that are Pari Passu Loans but, unless otherwise noted, shall not include the Serviced Companion Loans that are Subordinate Loans.

            "Lock-Box Account" has the meaning set forth in Section 8.3(g).

            "Lock-Box Agreement" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer (or a Primary Servicer or Sub Servicer on its behalf) pursuant to which a Lock-Box Account is created.

            "Losses" has the meaning set forth in Section 12.4.

            "MAI" means Member of the Appraisal Institute.

            "Master Servicer" means: (a) with respect to any LaSalle Seller Loan, any RBC Loan and any PCFII Loan, any REO Property acquired by the Trust with respect to such Mortgage Loan and any matters relating to the foregoing, the Capmark Master Servicer; (b) with respect to any Wells Fargo Loan, and MSMC Loan and any NatCity Loan, any REO Property acquired by the Trust with respect to such Mortgage Loan and any matters relating to the foregoing, the Wells Fargo Master Servicer, and (c) with respect to any Prudential Loan, any REO Property acquired by the Trust with respect to a Prudential Loan and any matters relating to the foregoing, the Prudential Master Servicer.

            "Master Servicer Remittance Date" means, for each Distribution Date, the Business Day immediately preceding such Distribution Date.

            "Master Servicer's Floating Rate Account" means any of the Class A-2FL Master Servicer's Floating Rate Account, the Class A-5FL Master Servicer's Floating Rate Account, the Class A-MFL Master Servicer's Floating Rate Account and the Class A-JFL Master Servicer's Floating Rate Account.

             "Master Servicing Fee" means for each calendar month, as to each Mortgage Loan and Serviced Companion Loan, an amount equal to the Master Servicing Fee Rate applicable to such month (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan or Serviced Companion Loan, as the case may be, for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan or Serviced Companion Loan, as the case may be, immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in Section 8.10(c). For the avoidance of doubt, Master Servicing Fees are in addition to Primary Servicing Fees.

            "Master Servicing Fee Rate" means, (i) with respect to each Mortgage Loan, the rate per annum specified as such on the Mortgage Loan Schedule, (ii) with respect to each Serviced Companion Loan in the Beacon Seattle & DC Portfolio Loan Group, zero, and (iii) with respect to each Serviced Companion Loan in the other Serviced Loan Groups, 0.01% per annum.

            "Material Breach" has the meaning set forth in Section 2.3(a).

            "Material Document Defect" has the meaning set forth in Section 2.3(a).

            "Maturity Date" means, with respect to any Mortgage Loan (or Serviced Loan Group, as applicable), as of any date of determination, the date on which the last payment of principal is due and payable thereunder, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan (or Serviced Loan Group, as the case may be) occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan (or Serviced Loan Group, as the case may be) or
(ii) any grace period permitted by such Mortgage Loan (or Serviced Loan Group, as the case may be).

            "MERS" means Mortgage Electronic Registration Systems, Inc.

            "Modification Fee" means a fee, if any, collected in connection with the modification of a Mortgage Loan (or Serviced Loan Group, as applicable).

            "Modification Loss" means, with respect to each Mortgage Loan (or Serviced Loan Group, as applicable) (i) a decrease in the Principal Balance of such Mortgage Loan, as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent
(x) reimbursable to the Trustee, the Special Servicer or the applicable Master Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of such Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan (or Serviced Loan Group, as the case may be) during the preceding Collection Period.

            "Money Term" means, with respect to any Mortgage Loan (or Serviced Loan Group, as applicable), the Maturity Date, Mortgage Rate, Principal Balance, amortization term or payment frequency thereof, or the amount of the scheduled payment thereof, or any provision thereof requiring the payment of a prepayment premium, yield maintenance payment or percentage premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

            "Monthly Certificateholders Report" means a report provided pursuant to Section 5.4 by the Paying Agent monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the date of such Distribution Date and of the Record Date, Interest Accrual Period and Determination Date for such Distribution Date;
(ii) the Available Distribution Amount for the Distribution Date, and any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash flows); (iii) the aggregate amount of servicing fees, Special Servicing Fees, other special servicing compensation and Paying Agent Fees paid to the Master Servicers, the Special Servicer and the Paying Agent, as applicable, with respect to the Mortgage Pool and with respect to each Loan Group; (iv) the amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment of those amounts, if applicable; (v) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (vi) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued (including Excess Interest) at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and (B) Prepayment Premiums or Yield Maintenance Charges (including Prepayment Premiums or Yield Maintenance Charges distributed in respect of the Floating Rate Regular Interests and paid to the Swap Counterparty); (vii) the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of Certificates; (viii) the amount of excess cash flow, if any distributed to the holder of the Residual Certificates; (ix) the Weighted Average REMIC I Net Mortgage Rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date; (x) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Determination Date, with respect to the Mortgage Pool and with respect to each Loan Group; (xi) the number and aggregate Scheduled Principal Balance of Mortgage Loans, with respect to the Mortgage Pool and with respect to each Loan Group (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (xii) the number and related Principal Balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period as provided to the Paying Agent); (xiii) with respect to any REO Property included in the Trust, the Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof; (xiv) as of the related Determination Date (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (xv) the Aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (xvi) the aggregate amount of Principal Prepayments made during the related Collection Period with respect to the Mortgage Pool and with respect to each Loan Group; (xvii) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (xviii) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans, including a breakout by type of such Realized Losses or Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group; (xix) the aggregate amount of Servicing Advances and P&I Advances outstanding separately stated that have been made by the applicable Master Servicer, the Special Servicer and the Trustee, with respect to the Mortgage Pool; (xx) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the Mortgage Pool and with respect to each Loan Group; (xxi) any Material Breaches of Mortgage Loan representations and warranties of which the Trustee, any Master Servicer or the Special Servicer has received written notice; (xxii) material breaches of any covenants under this Agreement of which the Trustee, any Master Servicer or the Special Servicer has received written notice; (xxiii) if applicable to any transaction, information regarding any tests used for determining early amortization, liquidation or other performance trigger and whether the trigger was met; (xxv) the identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to each Swap Contract (including, if applicable, the notice required by Section 6.12); (xxvi) the amount of any (1) payment by the Swap Counterparty as a termination payment, (2) payment to any successor interest rate swap counterparty to acquire a replacement interest rate swap agreement, and (3) collateral posted in connection with any Rating Agency Trigger Event; and (xxvii) the amount of and identification of any payments on each Class of Floating Rate Certificates in addition to the amount of principal and interest due thereon, such as any payment received in connection with the related Swap Contract or any payment of a Prepayment Premium after the termination of the related Swap Contract that is required to be distributed on the related Class of Floating Rate Certificates pursuant to the terms of this Agreement and (xxviii) as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Paying Agent's reasonable judgment, be included on the Monthly Certificateholders Report without undue difficulty. In the case of information furnished pursuant to subclauses (v), (vi) and (xv) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

            "Moody's" means Moody's Investors Services, Inc.

            "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

            "Mortgage File" means the mortgage documents listed below:

            (i) the original Mortgage Note bearing all intervening endorsements, endorsed by an allonge attached thereto or endorsed in blank or endorsed "Pay to the order of The Bank of New York Trust Company, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto;

            (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Custodian on behalf of the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (iii) the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with, if applicable, evidence of recording thereon (which are reflected in the Mortgage Loan Schedule), or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the applicable Seller together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "The Bank of New York Trust Company, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14"; provided that, if the related Mortgage has been recorded in the name of MERS or its designee, no related Assignment of Mortgage in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as, and shall deliver evidence of any such transfers to the Master Servicers and the Special Servicer, and the Custodian on behalf of the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (v) originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with
      (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (vi) if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with,
      (A) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (B) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "The Bank of New York Trust Company, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14," which assignment may be effected in the related Assignment of Mortgage; provided that, if the related Assignment of Leases has been recorded in the name of MERS or its designee, no Assignment of Leases or assignment of Assignment of Leases in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as, and shall deliver evidence of any such transfers to the Master Servicers and the Special Servicer, and the Custodian on behalf of the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Assignment of Leases on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (vii) the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (viii) the original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent, with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (ix) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan; provided that, if the related Mortgage Loan has been recorded in the name of MERS or its designee, no UCC, UCC-2 or UCC-3 financing statement in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as, and shall deliver evidence of any such transfers to the Master Servicers and the Special Servicer, and the Custodian on behalf of the Trustee shall take all actions necessary to confirm that the Trustee is shown as, the secured party on the related UCC financing statements on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (x) copies of the related ground lease(s), if any, related to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

            (xi) copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan (including, without limitation, the Co-Lender Agreement);

            (xii) either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned to the Trustee (and delivered to the Custodian on behalf of the Trustee) on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement or, (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the applicable Master Servicer) on behalf of the Trustee and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement (it being understood that each Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Custodian on behalf of the Trustee) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, each Primary Servicer (and the applicable Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if a Primary Servicer or a Master Servicer, as applicable, sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer or a Master Servicer, as applicable, will assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer or a Master Servicer, as applicable. The Primary Servicer (or the applicable Master Servicer) shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (xiii) the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (xiv) copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date Principal Balance equal to or greater than $20,000,000;

            (xv) the original of any Environmental Insurance Policy or if the original is held by the related borrower, a copy thereof;

            (xvi) a copy of any affidavit and indemnification agreement in favor of the lender; and

            (xvii) with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            With respect to the Mortgage Loan identified as Beacon Seattle & DC Portfolio on the Mortgage Loan Schedule, the Mortgage File shall also include pledge and other collateral documents than the Mortgage for such Mortgage Loan, which items shall be identified to the Custodian by the related Seller.

            "Mortgage Loan" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3. Mortgage Loan shall also include any Defeasance Loan, any REO Mortgage Loan and for the avoidance of doubt, each Senior Mortgage Loan of a Serviced Loan Group (but not any Serviced Companion Loan), unless the context requires otherwise.

            "Mortgage Loan Purchase Agreement" means Mortgage Loan Purchase Agreement I, Mortgage Loan Purchase Agreement II, Mortgage Loan Purchase Agreement III, Mortgage Loan Purchase Agreement IV and Mortgage Loan Purchase Agreement V, as the case may be.

            "Mortgage Loan Purchase Agreement I" means that certain Mortgage Loan Purchase Agreement between LaSalle Seller and the Depositor dated as of May 1, 2007 with respect to the LaSalle Seller Loans, a form of which is attached hereto as Exhibit K-1.

            "Mortgage Loan Purchase Agreement II" means that certain Mortgage Loan Purchase Agreement between MSMC and the Depositor dated as of May 1, 2007 with respect to the MSMC Loans, a form of which is attached hereto as Exhibit K-2.

            "Mortgage Loan Purchase Agreement III" means that certain Mortgage Loan Purchase Agreement between PCFII and the Depositor dated as of May 1, 2007 with respect to the PCFII Loans, a form of which is attached hereto as Exhibit K-3.

            "Mortgage Loan Purchase Agreement IV" means that certain Mortgage Loan Purchase Agreement between RBC and the Depositor dated as of May 1, 2007 with respect to the RBC Loans, a form of which is attached hereto as Exhibit K-4.

            "Mortgage Loan Purchase Agreement V" means that certain Mortgage Loan Purchase Agreement between Prudential and the Depositor dated as of May 1, 2007 with respect to the Prudential Loans, a form of which is attached hereto as Exhibit K-5.

             "Mortgage Loan Purchase Agreement VI" means that certain Mortgage Loan Purchase Agreement between Wells Fargo Seller and the Depositor dated as of May 1, 2007 with respect to the Welles Fargo Seller Loans, a form of which is attached hereto as Exhibit K-6.

            "Mortgage Loan Purchase Agreement VII" means that certain Mortgage Loan Purchase Agreement between NatCity and the Depositor dated as of May 1, 2007 with respect to the NatCity Loans, a form of which is attached hereto as Exhibit K-7.

            "Mortgage Loan Schedule" or "Loan Schedule" means collectively the schedule attached hereto as Schedule I, which identifies each LaSalle Seller Loan, the schedule attached hereto as Schedule II, which identifies each MSMC Loan, the schedule attached hereto as Schedule III, which identifies each PCFII Loan, the schedule attached hereto as Schedule IV, which identifies each RBC Loan, the schedule attached hereto as Schedule V-1, which identifies each Prudential Loan, the schedule attached hereto as Schedule V-2, which identifies each Wells Fargo Loan, and the schedule attached hereto as Schedule V-3, which identifies each NatCity Loan, as such schedules may be amended from time to time pursuant to Section 2.3.

            "Mortgage Note" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Mortgage Pool" means all of the Mortgage Loans and any successor REO Mortgage Loans, collectively.

            "Mortgage Rate" means, for a given Mortgage Loan (or Serviced Loan Group, as applicable), the per annum rate at which interest accrues on such Mortgage Loan (or Serviced Loan Group, as the case may be).

            "Mortgaged Property" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan (or Serviced Loan Group, as applicable).

            "Mortgagee" means, with respect to any Mortgage as of any date of determination, the mortgagee named therein as of such date.

            "Mortgagor" means the obligor on a Mortgage Note.

            "MSMC" has the meaning assigned in the Preliminary Statement hereto.

            "MSMC Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement II and shown on
Schedule II hereto.

            "MSMC Trust Assets" means the MSMC Loans, any REO Properties acquired by the Trust with respect to the MSMC Loans and any and all other related assets of the Trust.

            "NatCity" has the meaning assigned in the Preliminary Statement hereto.

            "NatCity Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VII and shown on
Schedule VII hereto.

            "NatCity Trust Assets" means the NatCity Loans, any REO Properties acquired by the Trust with respect to the NatCity Loans and any and all other related assets of the Trust.

            "Net Aggregate Prepayment Interest Shortfall" means, for any Distribution Date and each Master Servicer, the excess of all Prepayment Interest Shortfalls incurred in respect of all (or, where specified, a portion) of the Mortgage Loans serviced by such Master Servicer (including Specially Serviced Mortgage Loans) during any Collection Period over the sum of (A) the Compensating Interest to be paid by such Master Servicer (or any Primary Servicer or Sub-Servicer, if applicable according to the related Primary Servicing Agreement or Sub-Servicing Agreement) on such Distribution Date and
(B) the aggregate Prepayment Interest Excesses during such Collection Period for such Master Servicer's Mortgage Loans (including Specially Serviced Mortgage Loans). Prepayment Interest Shortfalls and Prepayment Interest Excesses will be separately accounted for by each of the Master Servicers.

            "Net Swap Payment" has the meaning set forth in Section 8.31(g).

             "New Lease" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

            "Non-Investment Grade Certificates" means each Class of Certificates other than a Residual Certificate or a Class EI Certificate that, at the time of determination, is not rated in one of the four highest generic rating categories by at least S&P or Moody's.

            "Non-Registered Certificate" means unless and until registered under the Securities Act, any Class X, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class EI or Residual Certificate.

            "Nondisqualification Opinion" means a written Opinion of Counsel to the effect that a contemplated action (i) will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax (other than a tax on "net income from foreclosure property" permitted to be incurred under this Agreement) to be imposed on any REMIC Pool or the Trust, and
(ii) will not cause the Class EI Grantor Trust or any Floating Rate Grantor Trust to fail to qualify as a grantor trust.

            "Noneconomic Residual Interest" means a residual interest that is a "noneconomic residual interest" within the meaning of Treasury Regulations
Section 1.860E-1(c).

            "Nonrecoverable Advance" means the portion of any Advance (including interest accrued thereon at the Advance Rate) or Unliquidated Advance (not including interest thereon) previously made (or, in the case of an Unliquidated Advance, not reimbursed to the Trust) or proposed to be made by a Master Servicer, the Special Servicer or the Trustee that, in its respective sole discretion, exercised in good faith and, with respect to such Master Servicer and the Special Servicer, in accordance with the Servicing Standard, will not be or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase Proceeds (or from any other collections) with respect to the related Mortgage Loan or REO Property (or, in the case of Servicing Advances (but not P&I Advances), the related Serviced Companion Loan), as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of such Mortgaged Properties and other security must be considered in connection with any determination of whether an Advance or Unliquidated Advance is a Nonrecoverable Advance. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee is delivering such Officer's Certificate) and (in either case) to the Special Servicer and the Paying Agent, in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. Absent bad faith, the applicable Master Servicer's determination as to the nonrecoverability of any Advance shall be conclusive and binding on the Certificateholders (and, in the case of a Serviced Companion Loan, the holder of such Serviced Companion Loan) and may, in all cases, be relied on by the Trustee; provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the applicable Master Servicer and the Trustee; provided, however, the Special Servicer shall have no such right to make an affirmative determination that any P&I Advance is or would be recoverable and, in the absence of a determination by the Special Servicer that such Advance is or would be a Nonrecoverable Advance, the decision that a P&I Advance is recoverable shall remain with the applicable Master Servicer or Trustee, as applicable. Absent bad faith, such determination by the Special Servicer shall be conclusive and binding on the Certificateholders (and, in the case of a Serviced Companion Loan, the holder of such Serviced Companion Loan), the Master Servicers and the Trustee. None of the Master Servicers, the Special Servicer or the Trustee will be obligated to make any Advance that, in its judgment (in the case of the Master Servicers and the Special Servicer, in accordance with the Servicing Standard, and in the case of the Trustee, in accordance with its good faith business judgment), would not ultimately be recoverable out of collections on the related Mortgage Loan. In making any nonrecoverability determination as described above, the relevant party shall be entitled (i) to consider (among other things) the obligations of the Mortgagor under the terms of the Mortgage Loan as it may have been modified, (ii) to consider (among other things) the related Mortgaged Properties in their "as is" then-current conditions and occupancies and such party's assumptions (consistent with the Servicing Standard in the case of the applicable Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (iii) to estimate and consider, consistent with the Servicing Standard in the case of the applicable Master Servicer or the Special Servicer (among other things), future expenses, (iv) to estimate and consider, consistent with the Servicing Standard in the case of the applicable Master Servicer or the Special Servicer (among other things), the timing of recovery to such party and (v) to consider the amount of any deferred Advances outstanding. In addition, the relevant party may, consistent with the Servicing Standard in the case of the applicable Master Servicer or the Special Servicer, update or change its nonrecoverability determinations at any time in accordance with the terms hereof and may, consistent with the Servicing Standard in the case of the applicable Master Servicer or the Special Servicer, obtain from the Special Servicer any analysis, appraisals or other information in the possession of the Special Servicer for such purposes.

            "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class X Certificates as a Class, the Class X Notional Amount as of such date of determination; and (ii) with respect to any Class X Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X Notional Amount as of such date of determination.

             "Officer's Certificate" means (v) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (w) in the case of the applicable Master Servicer(s) and the Special Servicer, any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (x) in the case of the Trustee, a certificate signed by a Responsible Officer, (y) in the case of a Seller, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, any Managing Director or Director, the President, or any Executive Vice President; Senior Vice President, Second Vice President, Vice President or Assistant Vice President, any Treasurer, any Assistant Treasurer or any Secretary or Assistant Secretary or any other authorized signatory and (z) in the case of the Paying Agent, a certificate signed by a Responsible Officer, each with specific responsibilities for the matters contemplated by this Agreement.

            "Operating Adviser" shall have the meaning specified in Section 9.37(a).

            "Opinion of Counsel" means a written opinion of counsel addressed to the applicable Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), the Special Servicer, or the Trustee and the Paying Agent, as applicable, reasonably acceptable in form and substance to such Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), the Special Servicer, or the Trustee and the Paying Agent, as applicable, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of such Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), the Special Servicer, or the Trustee and the Paying Agent, as applicable, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of any REMIC Pool or status as a "grantor trust" under the Grantor Trust Provisions of the Class EI Grantor Trust or any Floating Rate Grantor Trust.

            "Option" shall have the meaning specified in Section 9.36(a).

            "Option Holder" shall have the meaning specified in Section 9.36(a).

            "Option Purchase Price" shall have the meaning specified in Section 9.36(b).

            "Other Pooling and Servicing Agreement" means a pooling and servicing agreement relating to a Serviced Companion Loan that creates a commercial mortgage securitization trust, as applicable.

            "Other Securitization" means a commercial mortgage securitization, into which a Serviced Companion Loan is deposited.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "Ownership Interest" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance" shall mean, (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable from such Scheduled Payment), other than a Balloon Payment or any default interest, due during the related Collection Period was not received by the applicable Master Servicer as of the related Determination Date (subject to Section 5.1(h)), the portion of such Scheduled Payment not received; (ii) with respect to any Balloon Mortgage Loan (including any REO Mortgage Loan which provided for a Balloon Payment) as to which a Balloon Payment was due or deemed due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment (net of the related Master Servicing Fee, Excess Servicing Fees, Primary Servicing Fees and other master or primary servicing fees payable from such Assumed Scheduled Payment) for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and (iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the REO Mortgage Loan related to such REO Property during the related Collection Period, over remittances of REO Income to the applicable Master Servicer by the Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan or REO Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the interest portion amount of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction shall be an amount equal to the product of (i) the amount with respect to interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction applicable to such Mortgage Loan (or, in the case of a Senior Mortgage Loan of a Serviced Loan Group, after such Appraisal Reduction has been allocated to the holders of the related Serviced Companion Loans that are Subordinate Loans or simultaneously with the allocation of such Appraisal Reduction to the related Serviced Companion Loans that are Pari Passu Loans) and the denominator of which is the Scheduled Principal Balance of such Mortgage Loan as of such Determination Date.

            "P&I Advance Amount" means the amount of the P&I Advance computed for any Distribution Date.

            "Pari Passu Loan" means, with respect to a Serviced Loan Group, a related Serviced Companion Loan that is pari passu in priority with the related Senior Mortgage Loan.

            "Participant" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Pass-Through Rate" or "Pass-Through Rates" means with respect to any Class of REMIC I Regular Interest, REMIC II Regular Interest, REMIC Regular Certificates, Floating Rate Certificates or Floating Rate Regular Interest, for the first Distribution Date, the rate set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter, the Pass-Through Rates for (i) the REMIC I Regular Interests shall equal their respective REMIC I Net Mortgage Rates; (ii) the REMIC II Regular Interests shall equal the Weighted Average REMIC I Net Mortgage Rate; (iii) the Class A-1 and Class A-2 Certificates shall equal the fixed rate corresponding to each such Class set forth in the Preliminary Statement hereto; (iv) the Class A-2FL, Class 5FL, Class A-MFL and Class A-JFL Certificates shall equal the per annum rate equal to LIBOR plus 0.160%, 0.220%, 0.280% and 0.360%, respectively, provided, however, that under the circumstances set forth in Section 6.12 regarding defaults or terminations under the related Swap Contract, the Pass-Through Rates of the Class A-2FL, Class 5FL, Class A-MFL and Class A-JFL Certificates shall equal the Pass-Through Rate of the related Class of Floating Rate Regular Interests subject to reduction in accordance with the related Swap Contract; (v) the Class A-3, Class A-1A, Class A-AB and Class A-4 Certificates shall equal the fixed rate corresponding to each such Class set forth in the Preliminary Statement hereto subject to a cap equal to the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (vi) the Class A-M Certificates shall equal a per annum rate equal to the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date minus 0.037%; (vii) the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates shall equal a per annum rate equal to the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date; (viii) the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates shall equal the fixed rate corresponding to each such Class set forth in the Preliminary Statement hereto subject to a cap equal to the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date; (ix) the Class X Certificates shall equal the per annum rate equal to the weighted average of Class X Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date); (x) the Class A-2FL Regular Interest shall equal 5.610% per annum; (xi) the Class A-5FL Regular Interest shall equal 5.696% subject to a cap equal to the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date; (xii) the Class A-MFL Regular Interest shall equal a per annum rate equal to the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date minus 0.037%; and
(xiii) the Class A-JFL Regular Interest shall equal a per annum rate equal to the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date.

            "Paying Agent" means LaSalle Bank National Association, and any successor or assign, as provided herein.

            "Paying Agent Fee" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Paying Agent Fee Rate applicable to such month (determined using the same interest accrual methodology (other than the rate of accrual) that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each such Mortgage Loan immediately before the Due Date occurring in such month.

            "Paying Agent Fee Rate" means 0.00026% per annum.

             "Paying Agent's Website" has the meaning set forth in Section 5.4(a) hereof.

            "PCAOB" means the Public Company Accounting Oversight Board.

            "PCFII" has the meaning assigned in the Preliminary Statement hereto.

            "PCFII Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement III and shown on
Schedule III hereto.

            "Penalty Charges" means the default interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

            "Percentage Interest" means, with respect to each Class of Certificates or Floating Rate Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performing Party" has the meaning set forth in Section 13.12.

            "Permitted Mezzanine Loan Holder": With respect to any mezzanine loan, the related Seller or any other holder of a mezzanine loan with respect to which each Rating Agency has confirmed in writing to the Special Servicer and the Trustee that the holding of such mezzanine loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

            "Permitted Transferee" means any Transferee other than (i) a Disqualified Organization, (ii) a United States Tax Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person or (iii) a United States Tax Person treated as a partnership for federal income tax purposes, any partner of which, directly or indirectly (except through a U.S. corporation), is not (and is not required to be under the related partnership agreement) a United States Tax Person.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Report" means a report by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

            "Placement Agent" means Morgan Stanley & Co. Incorporated or its successor in interest.

            "Plan" has the meaning set forth in Section 3.3(d).

            "Preliminary Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

            "Prepayment Interest Excess" means for any Distribution Date and the related Collection Period, during which a full or partial Principal Prepayment of a Mortgage Loan (including any payment of an unscheduled Balloon Payment) is made on or after the Due Date for such Mortgage Loan through and including the last day of the Collection Period (or, with respect to those Mortgage Loans listed on Schedule XIII, through and including the first Business Day prior to the Master Servicer Remittance Date), the amount of interest that accrues on the amount of such Principal Prepayment or Balloon Payment from such Due Date to the date such payment was made, plus (if made) any payment by the related Mortgagor of interest that would have accrued to the next succeeding Due Date (net of the amount of any Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Paying Agent Fee in each case, to the extent payable out of such collection of interest), to the extent collected.

            "Prepayment Interest Shortfall" means, with respect to any Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment (including any payment of an unscheduled Balloon Payment) made during any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period (including any shortfall resulting from a payment during the grace period relating to such Due Date). The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued at the REMIC I Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made (net of the Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Paying Agent Fee), over (B) the aggregate interest that did so accrue at the REMIC I Net Mortgage Rate through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Paying Agent Fee).

            "Prepayment Premium" means, with respect to any Mortgage Loan (or Serviced Loan Group, as applicable) for any Distribution Date, the prepayment premiums or percentage premiums, if any, received during a related Collection Period in connection with Principal Prepayments on such Mortgage Loan (or Serviced Loan Group, as the case may be).

            "Primary Collateral" means the portion of the Mortgaged Property securing the Repurchased Loan or Cross-Collateralized Loan, as applicable, that is encumbered by a first mortgage lien.

            "Primary Servicer" means (a) with respect to the Beacon Seattle & DC Portfolio Mortgage Loan, Wachovia Bank, National Association and (b) with respect to any PCFII Loan, Principal Global Investors, LLC, and, in each case, such party's permitted successors and assigns.

            "Primary Servicing Agreement" means, with respect to each Primary Servicer, the agreement between such Primary Servicer and the applicable Master Servicer, under which such Primary Servicer services the related Mortgage Loans (or Serviced Loan groups, as applicable).

            "Primary Servicing Fee" means, for each calendar month, as to each Mortgage Loan (or Serviced Companion Loan, as applicable) for which a Primary Servicing Fee is payable pursuant to this Agreement, the Primary Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan (or Serviced Companion Loan, as applicable) immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan (or Serviced Companion Loan, as applicable) for which interest actually accrues on such Mortgage Loan (or Serviced Companion Loan, as applicable) and payable only from collections on such Mortgage Loan (or Serviced Companion Loan, as applicable).

            "Primary Servicing Fee Rate" means, the rate per annum at which the monthly Primary Servicing Fee payable to the applicable Primary Servicer (or the applicable Master Servicer, as applicable) accrues, which rate is the per annum rate specified on the Mortgage Loan Schedule (or, with respect to each Serviced Companion Loan in the Beacon Seattle & DC Portfolio Loan Group, 0.01% per annum), as more specifically described, in the case of the Primary Servicers, in the applicable Primary Servicing Agreement (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan (or Serviced Companion Loan, as applicable) for such month).

            "Principal Balance" means, with respect to any Mortgage Loan (or Serviced Loan Group, as applicable) or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan (or Serviced Loan Group, as the case may be) or the related REO Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due prior to the Cut-Off Date (assuming, for any Mortgage Loan with a Cut-Off Date in May 2007 that is not May 1, 2007, that principal and interest payments for such month were paid on May 1, 2007), reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal on such Mortgage Loan (or Serviced Loan Group, as the case may be) or any related REO Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (ii) any Realized Principal Loss incurred in respect of such Mortgage Loan (or Serviced Loan Group, as the case may be) or related REO Mortgage Loan, in each case, during any related and preceding Collection Period.

            "Principal Balance Certificates" means, collectively, the Class A-1, Class A-1A, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5FL, Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

            "Principal Distribution Amount" means, on any Distribution Date, the amount equal to the excess, if any, of (I) the sum of:

            (A) the aggregate (without duplication) of the following amounts received with respect to the Mortgage Loans: (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof;

            (B) the aggregate amount of any collections received on or in respect of the Mortgage Loans that represents a delinquent amount as to which an Advance had been made, which Advance or interest thereon was previously reimbursed during the Collection Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement Amount for which a deduction was made under clause (II)(A) below with respect to such Distribution Date (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount related to the Loan Group that does not include such Mortgage Loan, and then to the Loan Group Principal Distribution Amount related to the Loan Group that includes such Mortgage Loan); and

            (C) the aggregate amount of any collections identified and applied by the applicable Master Servicer as recoveries of principal and received on or in respect of the Mortgage Loans during the related Collection Period that, in each case, represents a recovery of an amount previously determined (in a Collection Period for a prior Distribution Date) to have been a Nonrecoverable Advance and for which a deduction was made under clause (II)(B) below with respect to a prior Distribution Date (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount related to the Loan Group that does not include such Mortgage Loan, and then to the Loan Group Principal Distribution Amount related to the Loan Group that includes such Mortgage
      Loan), and which are applied pursuant to Section 6.6(c)(i); over

            (II) the sum of (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount applicable to such Mortgage Loan, and then to the other Loan Group Principal Distribution Amount):

            (A) the aggregate amount of Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that was reimbursed or paid during the related Collection Period to one or more of the applicable Master Servicer, the Special Servicer and the Trustee from principal collections on the Mortgage Loans pursuant to subsection (iii) of Section 5.2(a)(II); and

            (B) the aggregate amount of Nonrecoverable Advances that was reimbursed or paid during the related Collection Period to one or more of the Master Servicer, the Special Servicer and the Trustee during the related Collection Period from principal collections on the Mortgage Loans pursuant to subsection (iv) of Section 5.2(a)(II).

            For purposes of the definition of "Principal Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the proviso in
Section 5.2(b) shall be deemed to have been collected in the prior Collection Period.

            "Principal Prepayment" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan (or Serviced Loan Group, as applicable) which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan (or Serviced Loan Group, as the case may be) in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to
Section 2.3; provided that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

            "Private Placement Memorandum" means the Private Placement Memorandum dated May 18, 2007, pursuant to which the Class X, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will be offered for sale.

            "Prohibited Party": A party that is a proposed Servicing Function Participant that a Master Servicer, the Special Servicer or the Trustee, as applicable, seeks to retain as a Servicing Function Participant and as to which the Master Servicers, the Special Servicer or the Trustee, as applicable, has actual knowledge that such proposed party on any prior date failed to comply with its Exchange Act or Regulation AB obligations with respect to the Subject Securitization Transaction or any other commercial mortgage securitization. In addition, a Prohibited Party shall be any Person identified in writing (delivered prior to the date of retention) by the Depositor to the Master Servicers, the Special Servicer or the Trustee, as applicable, that seeks to retain such Person as a Person regarding which the Depositor has knowledge that such party on any prior date failed to comply with its Exchange Act or Regulation AB obligations with respect to the Subject Securitization Transaction or any other commercial mortgage securitization.

            "Prospectus" has the meaning set forth in the Preliminary Statement hereto.

            "Prudential" has the meaning assigned in the Preliminary Statement hereto.

            "Prudential Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement V and shown on
Schedule V hereto.

            "Prudential Master Servicer" means Prudential Asset Resources, Inc. and its permitted successors or assigns.

            "Prudential Master Servicer's Website" has the meaning set forth in
Section 8.14 hereof.

            "Prudential Trust Assets" means the Prudential Loans, any REO Properties acquired by the Trust with respect to the Prudential Loans and any and all other related assets of the Trust.

            "PTCE" has the meaning set forth in Section 3.3(d).

            "Purchase Price" means, with respect to (i) the repurchase, pursuant to Article II of this Agreement, by the applicable Seller of a Mortgage Loan sold by such Seller, (ii) the determination of fair value of an REO Mortgage Loan with respect to a liquidation by the Special Servicer pursuant to Section
9.15 or (iii) the determination of fair value of a Mortgage Loan (or Serviced Loan Group, as applicable) in connection with a purchase by the Option Holder pursuant to Section 9.36 under the circumstances described therein, a price equal to the sum of (A) 100% of the unpaid Principal Balance of such Mortgage Loan (or Serviced Loan Group, as the case may be) (or, in each case, deemed Principal Balance, in the case of an REO Mortgage Loan), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to and including, the Due Date in the Collection Period in which such purchase or liquidation occurs, plus (C) the amount of any expenses related to such Mortgage Loan (or Serviced Loan Group, as the case may be) or the related REO Property (including any Servicing Advances and Advance Interest (which have not been paid by the Mortgagor or out of Late Fees or default interest paid by the related Mortgagor on the related Mortgage Loan (or Serviced Loan Group, as the case may be)) and all unpaid Special Servicing Fees and Liquidation Fees paid or payable with respect to the Mortgage Loan (or Serviced Loan Group, as the case may be) that are reimbursable or payable to the applicable Master Servicer, the Special Servicer, the Paying Agent or the Trustee, plus (D) if such Mortgage Loan or REO Mortgage Loan is being repurchased or substituted for by a Seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the applicable Master Servicer, the Special Servicer, the Depositor, the Paying Agent or the Trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included in (C) above).

            "Purchase Proceeds" means any cash amounts received by the applicable Master Servicer in connection with: (i) the repurchase of a Mortgage Loan or an REO Mortgage Loan by a Seller pursuant to Section 2.3, (ii) the purchase by the Option Holder of a Mortgage Loan pursuant to Section 9.36; (iii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the applicable Master Servicer, the Special Servicer or the holders of the Class R-I Certificates pursuant to Section 10.1(b); (iv) if applicable, the purchase of a Senior Mortgage Loan by the holder of a related Serviced Companion Loan, or (v) if applicable, the purchase of a Mortgage Loan by a holder of a mezzanine loan under the related mezzanine intercreditor agreement.

            "Qualified Bidder" means as used in section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to Section 8.22(b) (including the requirement set forth in Section 8.22(b) that Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Person).

            "Qualified Institutional Buyer" means a qualified institutional buyer qualifying pursuant to Rule 144A.

            "Qualified Insurer" means, (i) with respect to any Mortgage Loan (or Serviced Loan Group, as applicable), an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance, but in no event rated lower than "A3" by Moody's, or if not so rated by Moody's, then Moody's has issued a Rating Agency Confirmation, and "A" by S&P, or if not so rated by S&P, then S&P has issued a Rating Agency Confirmation, and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability no lower than "A" by S&P if rated by S&P, or if not so rated by S&P, then A:IX by A. M. Best or S&P has issued a Rating Agency Confirmation and "A3" by Moody's, or if not rated by Moody's, at least A:IX by A.M. Best or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which Rating Agency Confirmation is obtained from Moody's and S&P. "Qualified Insurer" shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

            "Qualifying Substitute Mortgage Loan" means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the Principal Balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the applicable Master Servicer for deposit into the applicable Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has (A) an original Loan-to-Value Ratio not higher than the lesser of (x) the current Loan-to-Value Ratio of the Deleted Mortgage Loan and (y) 75.0% and (B) has a current Debt Service Coverage Ratio equal to the greater of (x) the current Debt Service Coverage Ratio of the Deleted Mortgage Loan and (y) 1.25x;
(v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I Environmental Report relating to the related Mortgaged Property in the related Mortgage File and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, exercised in a manner consistent with the Servicing Standard, raise material issues that have not been adequately addressed; (vii) has an engineering report relating to the related Mortgaged Property in its Mortgage Files and such engineering report does not, in the good faith reasonable judgment of the Special Servicer, exercised in a manner consistent with the Servicing Standard, raise material issues that have not been adequately addressed; and (viii) as to which the Trustee and the Paying Agent have received an Opinion of Counsel, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of
Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Final Rated Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld). In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the Principal Balance referred to in clause (i) above shall be determined on the basis of aggregate Principal Balances and (B) the rates referred to in clause
(i) above and the remaining term to stated maturity referred to in clause (ii) above shall be determined on a weighted average basis; provided, however, that no individual interest rate, minus the Administrative Cost Rate, shall be lower than the highest Pass-Through Rate of any Class of Principal Balance Certificates then outstanding having a fixed rate. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Paying Agent, which shall deliver a copy of such certification to the Master Servicers, the Special Servicer, the Trustee and the Operating Adviser promptly, and in any event within five Business Days following the Paying Agent's receipt of such certification.

            "Rating Agencies" means Moody's and S&P.

            "Rating Agency Confirmation" means, with respect to any matter, confirmation in writing by each Rating Agency (or such Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency; provided that, with respect to any matter affecting a Serviced Companion Loan, such confirmation shall also refer to the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations' respective ratings of such securities.

            "Rating Agency Trigger Event" means if the Swap Counterparty Guarantor's long-term rating is not at least "A3" by Moody's or "A" by S&P.

            "RBC" has the meaning assigned in the Preliminary Statement hereto.

            "RBC Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement IV and shown on
Schedule IV hereto.

            "RBC Trust Assets" means the RBC Loans, any REO Properties acquired by the Trust with respect to the RBC Loans and any and all other related assets of the Trust.

            "Realized Interest Loss" means, with respect to each Mortgage Loan
(i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses set forth in the last sentence of the definition of "Realized Principal Loss" or (iv) in the case of a Modification Loss, a Modification Loss described in clause (iii) of the definition thereof.

            "Realized Loss" means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss with respect to a Mortgage Loan. Realized Losses on a Mortgage Loan are allocated first to the Principal Balance of, and then to interest on such Mortgage Loan.

            "Realized Principal Loss" means, with respect to each Mortgage Loan,
(i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the Principal Balance of the related Mortgage Loan, (iv) in the case of an Expense Loss, the portion thereof not treated as a Realized Interest Loss and
(v) the amounts in respect thereof that are withdrawn from the Certificate Account pursuant to Section 6.6(b)(i). Notwithstanding clause (iv) of the preceding sentence, to the extent that Expense Losses (exclusive of Expense Losses resulting from payment of the Special Servicing Fee) exceed amounts with respect to a Mortgage Loan that were identified as allocable to principal, such excess shall be treated as a Realized Interest Loss.

            "Record Date" means, for each Distribution Date, (i) with respect to each Class of Certificates other than the Floating Rate Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Floating Rate Certificates, subject to Section 6.12, the Business Day immediately preceding the related Distribution Date.

            "Recoveries" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan (or Serviced Loan Group, as applicable) or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

            "Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation S" means Regulation S under the 1933 Act.

            "Regulation S Certificate" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

            "Regulation S Global Certificates" means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

            "Regulation S Permanent Global Certificate" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

            "Regulation S Temporary Global Certificate" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

            "Rehabilitated Mortgage Loan" means any Specially Serviced Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan (or Serviced Loan Group, as applicable) that was modified, based on the modified terms), or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) one of the following statements is true with respect to any cost incurred as a result of the occurrence of the Servicing Transfer Event: (a) the cost has been reimbursed to the Trust, (b) the Mortgagor's obligation to pay the cost has been forgiven, (c) the Mortgagor has agreed in writing to reimburse such costs or (d) the cost represents an amount that has been the subject of an Advance made with respect to the Mortgage Loan following default, the mortgage loan has been worked out under terms that do not provide for the repayment of such Advance in full upon the execution of the workout arrangement but the Mortgagor is nonetheless obligated under the terms of the workout arrangement to reimburse such Advance in the future. Neither the related Senior Mortgage Loan nor Serviced Companion Loan will constitute a Rehabilitated Mortgage Loan unless the entire related Serviced Loan Group constitutes a Rehabilitated Mortgage Loan.

            "Release Date" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "Relevant Servicing Criteria" means the Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicers, the Special Servicer, any Primary Servicer and the Trustee, on
Schedule XVI attached hereto). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Trustee, the Master Servicers, the Special Servicer, any Primary Servicer or any Reporting Sub-Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to the Trustee, the Master Servicers, the Special Servicer, any Primary Servicer or such Reporting Sub-Servicer.

            "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

            "REMIC I" means the segregated pool of assets consisting of the Mortgage Loans (other than any Excess Interest payable thereon), such amounts related thereto as shall from time to time be held in the Certificate Accounts, the Interest Reserve Account, the Reserve Account and the Distribution Account (other than the portion thereof constituting the Excess Interest Sub-account or funds held with respect to REMIC II, REMIC III or the Floating Rate Accounts), the related Insurance Policies (other than the interest of the holder of a Serviced Companion Loan therein) and any related REO Properties (other than the interest of the holder of a Serviced Companion Loan therein), for which a REMIC election has been made pursuant to Section 12.1(a) hereof. No Serviced Companion Loan or any amounts payable thereon shall constitute an asset of the Trust or any REMIC Pool formed hereunder.

            "REMIC I Interests" means, collectively, the REMIC I Regular Interests and the Class R-I Certificates.

            "REMIC I Net Mortgage Rate" means, with respect to any Distribution Date and any REMIC I Regular Interest, a rate per annum equal to the Adjusted Mortgage Rate for the related Mortgage Loan for such Distribution Date (based on the Mortgage Rate thereof (without taking into account any increase therein after the Anticipated Repayment Date in respect of an ARD Loan or any default interest rate), as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date).

            "REMIC I Regular Interests" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to each Mortgage Loan, an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan.

            "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

            "REMIC II Interests" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

            "REMIC II Regular Interest A-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

             "REMIC II Regular Interest A-1A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2FL" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

             "REMIC II Regular Interest A-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-5FL" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-JFL" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

             "REMIC II Regular Interest A-MFL" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest E" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest F" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest G" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest H" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest O" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest P" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest Q" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest S" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

             "REMIC II Regular Interests" means, collectively, the REMIC II Regular Interest A-1, REMIC II Regular Interest A-1A, REMIC II Regular Interest A-2, REMIC II Regular Interest A-2FL, REMIC II Regular Interest A-3, REMIC II Regular Interest A-AB, REMIC II Regular Interest A-4, REMIC II Regular Interest A-5FL, REMIC II Regular Interest A-J, REMIC II Regular Interest A-JFL, REMIC II Regular Interest A-M, REMIC II Regular Interest A-MFL, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O, REMIC II Regular Interest P, REMIC II Regular Interest Q and REMIC II Regular Interest S.

            "REMIC III" means the segregated pool of assets consisting of the REMIC II Regular Interests and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

            "REMIC III Certificates" has the meaning set forth in the Preliminary Statement hereto.

            "REMIC Pool" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(b) hereof.

            "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and final, temporary and proposed regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation or regulations which, as proposed, would have an effective date prior to enactment or promulgation thereof.

            "REMIC Regular Certificates" means, collectively, the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

            "Rent Loss Policy" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

            "Rents from Real Property" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

            "REO Account" shall have the meaning set forth in Section 9.14(a) hereof.

            "REO Disposition" means the receipt by the Master Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

            "REO Income" means, with respect to any REO Property (other than REO Property that was security for a Serviced Loan Group), except as set forth below, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period. With respect to REO Property that was security for a Serviced Loan Group, only the portion of such amounts payable to the holder of the related Senior Mortgage Loan shall be included in REO Income.

            "REO Mortgage Loan" means a Mortgage Loan, as to which the related Mortgaged Property is an REO Property.

            "REO Property" means a Mortgaged Property (or the Trust's interest therein, if the Mortgaged Property securing a Mortgage Loan (or Serviced Loan Group, as applicable) has been acquired by the Trust) acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

            "Report Date" means (i) except with respect to Serviced Companion Loans that are part of the Beacon Seattle & DC Portfolio Loan Group, the third Business Day before the related Distribution Date and (ii) (a) with respect to the Serviced Companion Loan that is part of the Beacon Seattle & DC Portfolio Loan Group and evidenced by Note A-4, (1) with respect to the CMSA Loan Periodic Update File, the second Business Day before the related distribution date for the securities issued in the related Other Securitization (subject to any updates to the CMSA Loan Periodic Update File the applicable Master Servicer may deliver pursuant to clauses (C)(2)(ii)(II)(bb) and (C)(2)(ii)(III)(bb) of the proviso to Section 5.2(a)(I) on such later date) and (2) with respect to each CMSA Report other than the CMSA Loan Periodic Update File required to be delivered by the applicable Master Servicer, the first Business Day before the related distribution date for the securities issued in the related Other Securitization, (b) with respect to the Serviced Companion Loan that is part of the Beacon Seattle & DC Portfolio Loan Group and evidenced by Note A-5, (1) with respect to the CMSA Loan Periodic Update File, the third Business Day before the related distribution date for the securities issued in the related Other Securitization and (2) with respect to each CMSA Report other than the CMSA Loan Periodic Update File, the second Business Day before the related distribution date for the securities issued in the related Other Securitization, and (c) with respect to each other Serviced Companion Loan that is part of the Beacon Seattle & DC Portfolio Loan Group, the third Business Day before the related Distribution Date but in no event earlier than the first Business day following the Due Date (or such other date as may be agreed to between the Wells Fargo Master Servicer (with the consent of the applicable Primary Servicer) and the holder of such Serviced Companion Loan).

            "Reporting Servicer" means the Master Servicers, the Special Servicer, any Primary Servicer, each Reporting Sub-Servicer, the Trustee, the Paying Agent and any Additional Servicer, as the case may be.

            "Reporting Sub-Servicer" means any Person that (i) is a Servicing Function Participant, (ii) Services the assets of the Trust on behalf of (a) the Trust, (b) the Trustee, (c) the Paying Agent, (d) the Master Servicers, (e) the Special Servicer, (f) any Additional Servicer or (g) any other Person that otherwise constitutes a "Sub-Servicer," and (iii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions that are required to be performed by the Trustee, the Paying Agent, the Master Servicers, the Special Servicer or any Additional Servicer under this Agreement or any sub-servicing agreement and are identified in Item 1122(d) of Regulation AB. For clarification purposes, any Primary Servicer is a Reporting Sub-Servicer.

            "Repurchased Loan" has the meaning set forth in Section 2.3(a) hereof.

            "Request for Release" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

            "Required Appraisal Loan" means any Mortgage Loan (or Serviced Loan Group, as applicable) as to which an Appraisal Event has occurred. A Mortgage Loan (or Serviced Loan Group, as applicable) will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

            "Reserve Account" shall mean the Reserve Account maintained by the Paying Agent in accordance with the provisions of Section 5.3, which shall be an Eligible Account, which may be a sub-account of the Distribution Account.

            "Residual Certificates" means, with respect to REMIC I, the Class R-I Certificates; with respect to REMIC II, the Class R-II Certificates; and with respect to REMIC III, the Class R-III Certificates.

            "Responsible Officer" means, when used with respect to the initial Trustee, Paying Agent or Custodian, any officer assigned to (i) in the case of the Paying Agent and the Custodian, Global Securities and Trust Services or (ii) in the case of the Trustee, Corporate Trust Services, in each case of clauses
(i) and (ii), with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee, Paying Agent or Custodian, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer or Persons performing similar roles on behalf of the Trustee, the Paying Agent or the Custodian, as the case may be.

            "Restricted Servicer Reports" means, collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

            "Reverse Sequential Order" means sequentially to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, then to the Class A-J Certificates and Class A-JFL Regular Interest, pro rata, and then to the Class A-M Certificates and Class A-MFL Regular Interest, pro rata, and finally to the Class X, Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL and Class A-5FL Regular Interests on a pro rata basis, as described herein.

            "Rule 144A" means Rule 144A under the 1933 Act.

            "Rule 144A IAI Global Certificate" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain Institutional Accredited Investors, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

            "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            "Sarbanes-Oxley Certification" has the meaning set forth in Section 13.6.

            "Scheduled Payment" means each scheduled payment of principal of, and/or interest on, a Mortgage Loan (or Serviced Loan Group, as applicable) required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts).

            "Scheduled Principal Balance" means, with respect to any Mortgage Loan (or Serviced Loan Group, as applicable) or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan (or Serviced Loan Group, as the case may be) or such REO Mortgage Loan.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Seller" means LaSalle Seller, MSMC, PCFII, RBC, Prudential, Wells Fargo Seller and NatCity, as the case may be.

            "Seller Sub-Servicer": A Sub-Servicer or Additional Servicer required to be retained by a Master Servicer or the Special Servicer, as applicable, by a Seller, as listed on Schedule XX hereto.

            "Senior Mortgage Loan" means a Mortgage Loan in a Serviced Loan
Group.

            "Service(s)(ing)" means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in
Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

            "Serviced Companion Loan" means any pari passu note or subordinate note other than the Mortgage Loan that evidences the related Serviced Loan Group.

            "Serviced Companion Loan Custodial Account" means the custodial sub-account of the Certificate Account (but which is not included in the Trust) created and maintained by the Capmark Master Servicer pursuant to Section 5.1(c) on behalf of the holder(s) of each Serviced Companion Loan. The Serviced Companion Loan Custodial Account shall be maintained as a sub-account of an Eligible Account.

            "Serviced Loan Group" means, with respect to a mortgage loan that is evidenced by more than one note, the entire mortgage loan, including the related Mortgage Loan and the other pari passu notes or subordinate notes. A Serviced Loan Group consists of the related Senior Mortgage Loan and the Serviced Companion Loan(s).

            "Servicer Errors and Omissions Insurance Policy" or "Errors and Omissions Insurance Policy" means an errors and omissions insurance policy maintained by each Master Servicer, the Special Servicer, the Trustee or the Paying Agent, as the case may be, in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

            "Servicer Fidelity Bond" or "Fidelity Bond" means a bond or insurance policy under which the insurer agrees to indemnify each Master Servicer, the Special Servicer, the Trustee or the Paying Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of a Master Servicer's, the Special Servicer's, the Trustee's or the Paying Agent's, as the case may be, officers or employees and is maintained in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

            "Servicer Mortgage File" means (i) with respect to all Mortgage Loans other than the MSMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan, and (ii) with respect to the MSMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan and, to the extent required to be (and actually) delivered to the Capmark Master Servicer by the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, any insurance policies or certificates (as applicable), any property inspection reports, any financial statements on the property, any escrow analysis, any tax bills, any Appraisal, any environmental report, any engineering report, any asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

            "Servicing Advance" means any cost or expense of the Master Servicers, the Special Servicer or the Trustee, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by or for such Master Servicer, the Special Servicer or the Trustee, as the case may be, to protect and preserve the security for a Mortgage Loan (or Serviced Loan Group, as applicable).

            "Servicing Criteria" means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

            "Servicing Function Participant" means any Person, other than the Master Servicers, the Special Servicer, the Trustee and the Paying Agent that, within the meaning of Item 1122 of Regulation AB, is performing activities addressed by the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans (based on their Principal Balance). For clarification purposes, each Primary Servicer is a Servicing Function Participant.

            "Servicing Officer" means, any officer or employee of the Master Servicers or Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (or Serviced Loan Group, as applicable) or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicers or the Special Servicer, as applicable, as such list may from time to time be amended.

            "Servicing Standard" means the standard by which the Master Servicers and Special Servicer will service and administer the Mortgage Loans (or Serviced Loan Groups, as applicable) and/or REO Properties that it is obligated to service and administer on behalf of the Trustee in the best interests and for the benefit of the Certificateholders (or, with respect to a Serviced Loan Group, for the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole, but with respect to the Serviced Loan Groups, taking into account the subordinate nature of the Serviced Companion Loans that are subordinate notes, if any) (as determined by the applicable Master Servicer or the Special Servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement, and the terms of the respective subject Mortgage Loans (or Serviced Loan Group, as applicable) and the Co-Lender Agreement (if applicable) and, to the extent consistent with the foregoing, further as follows:

            (i) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, and in the case of the Special Servicer, its REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; and

            (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans (or Serviced Loan Groups, as applicable) and, in the case of the Special Servicer, if a serviced Mortgage Loan (or Serviced Loan Group, as applicable) comes into and continues in default, and if, in the judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on that Mortgage Loan (or Serviced Loan Group, as the case may be) to the Certificateholders, as a collective whole (or, in the case of a Serviced Loan Group, the maximization of recovery of principal and interest thereon to the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole), on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders will be performed at the rate determined by the Special Servicer but in any event not less than (i) the related REMIC I Net Mortgage Rate, in the case of the Mortgage Loans (other than any Senior Mortgage Loan or Serviced Companion Loan) or (ii) the weighted average of the mortgage rates on the related Senior Mortgage Loan and Serviced Companion Loan, in the case of any Serviced Loan Group);

but without regard to: (I) any relationship that a Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor; (II) the ownership of any Certificate (or any interest in a Serviced Companion Loan or mezzanine loan, as applicable) by a Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (III) a Master Servicer's obligation to make P&I Advances or Servicing Advances; (IV) the Special Servicer's obligation to request that a Master Servicer make Servicing Advances; (V) the right of a Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it under this Agreement or with respect to any particular transaction, and (VI) other than with respect to the Capmark Master Servicer, any obligation of a Master Servicer or any of its Affiliates (in their capacity as a Seller, if applicable) to cure a breach of representation or warranty or repurchase a Mortgage Loan.

            "Servicing Transfer Event" means the occurrence of any of the following events: (i) a payment default shall have occurred on a Mortgage Loan (or Serviced Loan Group, as applicable) (x) at its Maturity Date (except if (a) the Mortgagor is making its Assumed Scheduled Payments, (b) the Mortgagor notifies the applicable Master Servicer (who shall forward such notice to the other Master Servicer, the Special Servicer and the Operating Adviser) of its intent to refinance such Mortgage Loan (or Serviced Loan Group, as the case may be) and is diligently pursuing such refinancing, (c) the Mortgagor delivers a firm commitment to refinance acceptable to the Operating Adviser on or prior to the Maturity Date, and (d) such refinancing occurs on a Payment Date within 60 days of such default, which 60-day period may be extended to 120 days by the Master Servicer with the consent of the Operating Adviser) or (y) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due; (ii) any Mortgage Loan (or Serviced Loan Group, as applicable) as to which, to the applicable Master Servicer's or the Special Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or the Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days; (iii) any Mortgage Loan (or Serviced Loan Group, as the case may be) as to which the applicable Master Servicer or the Special Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan (or Serviced Loan Group, as the case may be) as to which the applicable Master Servicer or the Special Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of such Master Servicer or the Special Servicer materially and adversely affects the interests of the Certificateholders (or the holder of a Serviced Companion Loan) and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days);
(v) any Mortgage Loan (or Serviced Loan Group, as the case may be) as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and (vi) any Mortgage Loan (or Serviced Loan Group, as the case may be) as to which, in the good faith reasonable judgment (in accordance with the Servicing Standard) of the applicable Master Servicer or the Special Servicer, (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such Master Servicer or Special Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holders of any related Serviced Companion Loan. If a Servicing Transfer Event occurs with respect to a Senior Mortgage Loan, it shall be deemed to have occurred also with respect to the related Serviced Companion Loan. If a Servicing Transfer Event occurs with respect to a Serviced Companion Loan, it shall be deemed to have occurred also with respect to the related Senior Mortgage Loan.

            "Significant Mortgage Loan" means a Mortgage Loan which has a Principal Balance (together with any other Mortgage Loan with which it is cross-collateralized) equaling or exceeding 5% of the Aggregate Certificate Balance or exceeds $35,000,000 or is one of the then current top 10 loans (by Principal Balance) in the Mortgage Pool.

            "Significant Obligor" means a "significant obligor" as defined in Regulation AB. As of the date hereof, the Mortgagor under the Beacon Seattle & DC Portfolio Loan Group is a Significant Obligor.

            "Similar Laws" has the meaning set forth in Section 3.3(d).

            "Single-Purpose Entity" means a Person, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and collecting payments from Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with Affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

            "Sole Certificateholder" means any Certificateholder (or Certificateholders provided they act in unanimity) holding 100% of the then outstanding Class X, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class EI Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-1A, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5FL, Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero.

            "Special Servicer" means Centerline Servicing Inc. (f/k/a ARCap Servicing, Inc.), or any successor Special Servicer as herein provided, including without limitation any successor Special Servicer appointed pursuant to Section 9.39.

            "Special Servicer Compensation" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out Fees and any other amounts to be paid to the Special Servicer pursuant to the terms of this Agreement.

            "Special Servicer Remittance Date" means the Business Day preceding each Determination Date.

            "Special Servicing Fee" means, for each calendar month, as to each Mortgage Loan (or Serviced Companion Loan, if applicable) that is a Specially Serviced Mortgage Loan (including REO Mortgage Loans), the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan (or Serviced Companion Loan, if applicable) for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month.

            "Special Servicing Fee Rate" means 0.25% per annum.

            "Special Servicing Officer" means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee, the Paying Agent and the applicable Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

            "Specially Serviced Mortgage Loan" means, as of any date of determination, any Mortgage Loan (or Serviced Loan Group, as applicable) with respect to which a Servicing Transfer Event has occurred and is continuing. Promptly upon a Mortgage Loan (or Serviced Loan Group, as applicable) becoming a Specially Serviced Mortgage Loan, the applicable Master Servicer shall be responsible to deliver to the Special Servicer all information, documents and records relating to such Mortgage Loan (or Serviced Loan Group, as the case may be), as reasonably requested by the Special Servicer to enable it to assume its duties with respect to such Mortgage Loan (or Serviced Loan Group, as the case may be). A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the applicable Master Servicer, the Operating Adviser, the Paying Agent and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan (or Serviced Loan Group, as the case may be), with respect to such Servicing Transfer Event, has become a Rehabilitated Mortgage Loan, unless and until such Master Servicer notifies the Special Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan (or Serviced Loan Group, as the case may be) exists or occurs.

            "Standard Hazard Insurance Policy" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

            "Sub-Servicer" has the meaning set forth in Section 8.4(b).

            "Sub-Servicing Agreement" means a Sub-Servicing Agreement, or any other agreement between a Master Servicer or Primary Servicer and a Sub-Servicer, with respect to the servicing, primary servicing or sub-servicing of one or more Mortgage Loans.

            "Subcontractor" means any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicers, the Special Servicer, an Additional Servicer, a Reporting Sub-Servicer or the Trustee.

            "Subject Securitization Transaction" shall mean the commercial mortgage securitization transaction contemplated by this Agreement.

            "Subordinate Certificates" means, collectively, the Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

            "Subordinate Loan" means, with respect to a Serviced Loan Group, a related Serviced Companion Loan that is subordinate in priority to the related Senior Mortgage Loan.

            "Successful Bidder" has the meaning set forth in Section 8.29(d).

            "Swap Contract" means any of the Class A-2FL Swap Contract, the Class A-5FL Swap Contract, the Class A-MFL Swap Contract and the Class A-JFL Swap Contract.

            "Swap Counterparty" means Morgan Stanley Capital Services Inc., acting in such capacity or its successor in interest.

            "Swap Counterparty Guarantor" means Morgan Stanley, a Delaware corporation.

            "Swap Counterparty Collateral Account" has the meaning set forth in
Section 8.31(f).

             "Swap Default" means any failure on the part of the Swap Counterparty to (i) make a required payment under a Swap Contract or (ii) either post acceptable collateral, cause an acceptable entity to guarantee or provide an indemnity in respect of the Swap Counterparty's obligations, find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event or enter into any other arrangement acceptable to the Rating Agencies, in each case, as required by the Schedule to the related ISDA Master Agreement.

             "Tax Matters Person" means the Person designated as the "tax matters person" of the related REMIC Pool pursuant to Treasury Regulations
Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1.

            "Termination Price" has the meaning set forth in Section 10.1(b) herein.

            "30/360 basis" means any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months.

            "Title Insurance Policy" means a title insurance policy maintained with respect to a Mortgage Loan.

            "Transfer" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust" or "Trust Fund" means the trust created pursuant to this Agreement and designated "Morgan Stanley Capital I Trust 2007-IQ14," the assets of which consist of all the assets of REMIC I (including the related Mortgage Loans (other than Excess Interest thereon), such related amounts as shall from time to time be held in the Certificate Accounts, the Distribution Account (other than the Excess Interest Sub-Account), the Interest Reserve Account, the Reserve Account, the REO Accounts, the Trustee's rights under the Insurance Policies, any REO Properties and other items referred to in Section 2.1(a) hereof, in each case to the extent allocable to the related Mortgage Loan), the REMIC I Regular Interests, the REMIC II Regular Interests, the Floating Rate Regular Interests, the Swap Contracts, the Floating Rate Accounts, Excess Interest and the Excess Interest Sub-Account. The Trust shall not include any Serviced Companion Loan, any interest of the holder of a Serviced Companion Loan or the Serviced Companion Loan Custodial Account.

            "Trustee" means The Bank of New York Trust Company, National Association, as trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then "Trustee" shall also mean such successor trustee (subject to Section 7.7 hereof) and such co trustee (subject to Section 7.9 hereof), as the case may be.

            "Trustee Fee" means a fee to be paid to the Trustee by the Depositor as compensation for the performance of its duties pursuant to a side letter between the Trustee and the Depositor. The Trustee Fee will not be paid out of principal or interest amounts collected on the Mortgage Loans (or Serviced Loan Groups, if applicable) or the Trust Fund.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            "Underwriter" means each of Morgan Stanley & Co. Incorporated, LaSalle Financial Services, Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. (except with respect to the Class A-2 Certificates) and RBC Capital Markets Corporation, or their respective successors-in-interest.

            "United States Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States or any state thereof or the District of Columbia, (iii) any estate of which an executor or administrator is a United States Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-United States Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a United States Person (other than a trust of which at least one trustee is a non-United States Person and has sole or shared investment discretion with respect to its assets), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-United States Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a United States Person principally for the purpose of investing in securities not registered under the 1933 Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(A) under the 1933 Act who are not natural persons, estates or trusts); provided, however, that the term "United States Person" shall not include (A) a branch or agency of a United States Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the 1933 Act and any other similar international organizations, and their agencies, Affiliates and pension plans.

            "United States Tax Person" means any of (i) a citizen or resident of the United States, (ii) corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to elect to be treated as a United States Tax Person).

            "Unliquidated Advance" means any Advance previously made by a party hereto that has been previously reimbursed to the Person that made the Advance by the Trust as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (iii) of Section 5.2(a)(II), but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Unpaid Interest" means, on any Distribution Date with respect to any Class of Interests (including the Floating Rate Regular Interests) or Certificates (excluding the Residual Certificates, the Floating Rate Certificates and the Class EI Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

            "Unrestricted Servicer Reports" means, collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond Level File, CMSA Collateral Summary File, CMSA Reconciliation of Funds Report, CMSA REO Status Report, CMSA Loan Level Reserve/LOC Report, CMSA Advance Recovery Report, CMSA Total Loan Report and, if and to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted Master Servicer Reports.

            "USAP" has the meaning set forth in Section 13.10 herein.

            "Weighted Average REMIC I Net Mortgage Rate" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective Certificate Balance as of the close of business on the preceding Distribution Date.

            "Wells Fargo Seller" has the meaning assigned in the Preliminary Statement hereto.

            "Wells Fargo Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VI and shown on Schedule VI hereto.

            "Wells Fargo Trust Assets" means the Wells Fargo Loans, any REO Properties acquired by the Trust with respect to the Wells Fargo Loans and any and all other related assets of the Trust.

            "Work-Out Fee" means a fee payable with respect to any Rehabilitated Mortgage Loan, equal to the product of (x) 1.00% and (y) the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such Mortgage Loan (or Serviced Loan Group, as applicable) so long as it remains a Rehabilitated Mortgage Loan or otherwise payable as set forth in Section 9.21(d).

            "Workout-Delayed Reimbursement Amount" has the meaning set forth in subsection (II)(A) of Section 5.2(a).

            "Yield Maintenance Charges" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

            "Yield Maintenance Minimum Amount" means, with respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

            Section 1.2 Calculations Respecting Mortgage Loans

            (a) Calculations required to be made by the Paying Agent pursuant to this Agreement with respect to any Mortgage Loan (or Serviced Loan Group, as applicable) shall be made based upon current information as to the terms of such Mortgage Loan (or Serviced Loan Group, as the case may be) and reports of payments received from the applicable Master Servicer on such Mortgage Loan (or Serviced Loan Group, as the case may be) and payments to be made to the Paying Agent as supplied to the Paying Agent by such Master Servicer. The Paying Agent shall not be required to recompute, verify or recalculate the information supplied to it by the applicable Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Paying Agent has actual knowledge of an error in the calculations, the Paying Agent shall inform the applicable Master Servicer of such error.

            (b) Unless otherwise required by law or the applicable Mortgage Loan documents (or with respect to a Serviced Loan Group, the related Co-Lender Agreement), any amounts (other than escrow and reserve deposits and reimbursements of Servicing Advances and expenses) received in respect of a Mortgage Loan (or Serviced Companion Loan, as applicable) as to which a default has occurred and is continuing (other than Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds and REO Income) shall be applied as follows: first, to overdue interest due with respect to such Mortgage Loan (or Serviced Companion Loan, as the case may be) at the Mortgage Rate thereof, second, to current interest due with respect to such Mortgage Loan (or Serviced Companion Loan, as the case may be) at the Mortgage Rate thereof, third, to the reduction of the Principal Balance of such Mortgage Loan (or Serviced Companion Loan, as the case may be) to zero if such Mortgage Loan (or Serviced Companion Loan, as the case may be) has been accelerated, and in respect of any scheduled payments of principal then due to the extent that such Mortgage Loan (or Serviced Companion Loan, as the case may be) has not yet been accelerated, fourth, to any default interest and other amounts due on such Mortgage Loan (or Serviced Companion Loan, as the case may be) and fifth, to Late Fees due with respect to such Mortgage Loan (or Serviced Companion Loan, as the case may be). The foregoing allocations are intended to govern loan level allocations but shall not govern allocations of such amounts at the trust level for the purpose of determining Principal Distribution Amounts or Distributable Certificate Interest.

            Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds and REO Income shall be applied as follows: first, as a recovery of any related and unreimbursed Advances (together with interest thereon) and Unliquidated Advances (to the Trust), and if applicable, unpaid Liquidation Expenses; second, as a recovery of unpaid servicing compensation; third, as a recovery of any Additional Trust Expenses, fourth, as a recovery of any Nonrecoverable Advances thereon, except with respect to any Unliquidated Advance previously reimbursed from principal pursuant to Section 5.2(a)(II)(iv); fifth, as a recovery of any remaining accrued and unpaid interest on such Mortgage Loan (or Serviced Companion Loan) at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full monthly payment from any Mortgagor, through the related Due Date); sixth, as a recovery of any remaining principal of such Mortgage Loan or Serviced Companion Loan) then due and owing, including by reason of acceleration of the Mortgage Loan (or Serviced Companion Loan) following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan (or Serviced Companion Loan), as a recovery of principal to the extent of its entire remaining unpaid Principal Balance); seventh, unless a Liquidation Event has occurred with respect to such Mortgage Loan (or Serviced Companion Loan), as a recovery of amounts to be currently applied to the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; eighth, as a recovery of any Late Fees and default interest then due and owing under such Mortgage Loan (or Serviced Companion Loan); ninth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan (or Serviced Companion Loan); tenth, as a recovery of any assumption fees, Modification Fees and extension fees then due and owing under such Mortgage Loan (or Serviced Companion Loan); and eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan (or Serviced Companion Loan).

            (c) Notwithstanding the foregoing applications of amounts received by or on behalf of the Trust in respect of any Mortgage Loan (or Serviced Companion Loan), any amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) (or, with respect to a Serviced Companion Loan, any amounts due and owing under the related mortgage note and mortgage, excluding amounts for principal and accrued and unpaid interest) shall be applied in accordance with the express provisions of the related Mortgage Loan documents.

            Section 1.3 Calculations Respecting Accrued Interest

            Accrued interest on any Certificate (other than the Floating Rate Certificates) and on the Floating Rate Regular Interests shall be calculated based upon a 360-day year consisting of twelve 30-day months and, subject to
Section 6.12, accrued interest on the Floating Rate Certificates shall be calculated on the basis of the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

            Section 1.4 Interpretation

            (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Certificateholders Report, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

            (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

            (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

            Section 1.5 ARD Loans

            Notwithstanding any provision of this Agreement:

            (a) For the ARD Loans, the Excess Interest accruing as a result of the step-up in the Mortgage Rate upon failure of the related Mortgagor to pay the principal on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not be taken into account for purposes of the definitions of "Appraisal Reduction," "Assumed Scheduled Payment," "Mortgage Rate," "Purchase Price" and "Realized Loss."

            (b) Excess Interest shall constitute an asset of the Trust but not an asset of any REMIC Pool.

            (c) Neither a Master Servicer nor the Special Servicer shall take any enforcement action with respect to the payment of Excess Interest unless the taking of such action is consistent with the Servicing Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of such Master Servicer and the Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest thereon.

            (d) Liquidation Fees shall not be deemed to be earned on Excess Interest.

            (e) With respect to each ARD Loan after its Anticipated Repayment Date, the respective Master Servicer or the Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with Section
8.18 and Section 9.5 hereof, all or any accrued Excess Interest if, prior to the related Maturity Date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the respective Master Servicer's or the Special Servicer's determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with Section 8.18 and Section 9.5 hereof. The respective Master Servicer or the Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other Person so long as such determination is based on such criteria.

            Section 1.6 Certain Matters with Respect to the Serviced Loan
Groups.

            (a) The parties hereto acknowledge that, pursuant to the related Co-Lender Agreement, if any Senior Mortgage Loan is no longer part of the Trust or is no longer serviced pursuant to the terms of this Agreement, the holder of such Senior Mortgage Loan shall negotiate one or more new servicing agreements with the applicable Master Servicer and the Special Servicer; provided that, prior to entering into any such new servicing agreement, the new holder of such Senior Mortgage Loan shall obtain and provide to the holder of the related Serviced Companion Loan, Rating Agency Confirmation and written confirmation from each rating agency then rating any securitization relating to the related Serviced Companion Loan providing that such new servicing agreement will not result in the downgrade, qualification or withdrawal of its then-current ratings of any securities issued in such securitization.

            (b) For the avoidance of doubt and subject to subsection (a) above, the parties acknowledge that the rights and duties of each of the applicable Master Servicer and the Special Servicer under Article VIII and Article IX and the obligation of the applicable Master Servicer to make Advances, insofar as such rights, duties and obligations relate to the Serviced Loan Group, shall terminate upon the earliest to occur of the following with respect to the Serviced Loan Group: (i) any repurchase of or substitution for the related Senior Mortgage Loan by the applicable Seller pursuant to Section 2.3 and (ii) any payment in full of any and all amounts due (or deemed due) under such Senior Mortgage Loan (or its successor REO Mortgage Loan) (including amounts to which the holder of such Senior Mortgage Loan is entitled under the related Co-Lender Agreement); provided, however, that this statement shall not limit (A) the duty of the applicable Master Servicer or the Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the Collection Period in which such event occurs or (B) the rights of the applicable Master Servicer or the Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to a Serviced Loan Group prior to the date on which such event occurs.

            (c) In connection with an event described in clause (ii) of subsection (b), the Trustee, the Custodian, the applicable Master Servicer and the Special Servicer shall each tender to the holder of the applicable Serviced Companion Loan (if then still outstanding), upon delivery to them of a receipt executed by such holder, all portions of the Mortgage File and other documents pertaining to such a Serviced Loan Group, possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such purchaser or holder (or the designee of such purchaser or holder) in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the related Seller, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the applicable Master Servicer of a Request for Release. The applicable Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such holder any deposits then held in an Escrow Account relating to a Serviced Loan Group. If any Serviced Loan Group is then an REO Mortgage Loan, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such holder, to the extent not needed to pay or reimburse the applicable Master Servicer, the Special Servicer or the Trustee in accordance with this Agreement, deposits then held in the REO Account insofar as such funds relate to the related REO Property.

            (d) If an expense under this Agreement relates, in the reasonable judgment of the applicable Master Servicer, the Special Servicer, the Trustee or the Paying Agent, as applicable, primarily to the administration of the Trust or any REMIC formed hereunder or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense with respect to any REMIC formed hereunder, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against the holder of a Serviced Companion Loan and such holder shall not suffer any adverse consequences as a result of the payment of such expense.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

            Section 2.1 Conveyance of Mortgage Loans

            (a) Effective as of the Closing Date, the Depositor does hereby assign in trust to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the Depositor's rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned to the Trustee pursuant to the section thereof under the heading of "Benefit of Mortgage Loan Purchase Agreement," (iii) the Depositor's rights under each Co-Lender Agreement, (iv) with respect to each Class of Floating Rate Certificates, the related Swap Contract, the related Floating Rate Regular Interest and funds or assets from time to time on deposit in the related Floating Rate Account, and (v) all other assets included or to be included in REMIC I for the benefit of REMIC II and REMIC III. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after the Cut-Off Date. The Trustee, by the execution and delivery of this Agreement, hereby agrees that each Senior Mortgage Loan and each Serviced Companion Loan remains subject to its related Co-Lender Agreement.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." Each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to the Custodian the remaining documents constituting the Mortgage File for each Mortgage Loan within the time period set forth therein. None of the Trustee, the Paying Agent, the Custodian, any Master Servicer or the Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b). LaSalle Bank National Association shall act as the initial Custodian hereunder and shall take delivery, hold, examine and release each Mortgage File in accordance with Sections 2.1, 2.2 and 2.3. For the avoidance of doubt, the Trustee shall not be responsible for action or inaction of LaSalle Bank National Association in its capacity of Custodian hereunder.

            (c) Each Seller, at its own expense, for the Mortgage Loans sold to the Depositor by such Seller, shall promptly (and in any event within 90 days following the receipt of all recording information necessary to record such document) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (vi) and (ix)(B) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Custodian following recording or filing or such party responsible for recording such assignment shall be responsible for forwarding such assignment to the Custodian on behalf of the Trustee (except with respect to any Mortgage File document recorded in the name of MERS or its designee); provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the Custodian, for all Mortgage Loans other than the PCFII Loans, and the Primary Servicer for the PCFII Loans, shall obtain therefrom, at the expense of the applicable Seller, a certified copy of the recorded original and shall forward copies thereof to the applicable Master Servicer and the Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Custodian, for all Mortgage Loans other than the PCFII Loans, and the Primary Servicer for the PCFII Loans, shall promptly notify the applicable Seller and the applicable Seller for its respective Mortgage Loans shall promptly prepare or cause to be prepared and delivered to the Custodian a substitute therefor or cure such defect, as the case may be, and thereafter the Custodian shall upon receipt thereof from such Seller cause the same to be duly recorded or filed, as appropriate.

            The parties acknowledge the obligation of each Seller (other than the LaSalle Seller) pursuant to Section 2 of the related Mortgage Loan Purchase Agreement to deliver to the Custodian, on or before the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached as Exhibit C to the Primary Servicing Agreements for the PCFII Loans or
Exhibit 5 to the Mortgage Loan Purchase Agreements in favor of the Trustee, the Custodian, the applicable Master Servicer and the Special Servicer to empower the Trustee, the Custodian, such Master Servicer and, in the event of the failure or incapacity of the Trustee, the Custodian and such Master Servicer, the Special Servicer, to submit for recording, at the expense of the applicable Seller, any mortgage loan documents required to be recorded as described in the preceding paragraph and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Sellers agree to reasonably cooperate with the Trustee, the Custodian, the applicable Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The Custodian and each other party hereto agrees that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except that to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the related Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Custodian shall submit such documents for recording, at the related Seller's expense, after the periods set forth above; provided, however, the Custodian shall not submit such assignments for recording if the applicable Seller produces evidence that it has sent any such assignment for recording and certifies that it is awaiting its return from the applicable recording office.

            (d) All relevant servicing or loan documents and records in the possession of the Depositor or the Sellers that relate to the servicing of any Mortgage Loans or Serviced Companion Loan and that are not required to be a part of a Mortgage File in accordance with the definition thereof and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan shall be delivered to the Master Servicer (with a copy to the related Primary Servicer, if applicable), on or before the date that is 75 days following the Closing Date and shall be held by such Master Servicer or the related Primary Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders. To the extent delivered to the Master Servicer and the related Sub-Servicer or the related Primary Servicer, as applicable, by the related Seller, the Servicer Mortgage File will consist of the documents listed in the definition of Mortgage File; provided, however, the Seller shall not be required to deliver any draft documents, privileged or other communications, credit, underwriting, legal or other due diligence, analyses, credit committee briefs or memoranda or other internal approval documents or drafts or internal worksheets, memoranda, communications or evaluations, to the extent created for internal use. Delivery of any of the foregoing documents to the applicable Primary Servicer (or sub-servicer) shall be deemed delivery to the applicable Master Servicer and satisfy the Depositor's obligations under this Section 2.1(d). Each of the foregoing items may be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the applicable Master Servicer. None of any Master Servicer, the Special Servicer or any Primary Servicer shall have any liability for the absence of any of the foregoing items from the Servicing Mortgage File if such item was not delivered by the related Seller.

            (e) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date.

            (f) In connection herewith, the Depositor has acquired the LaSalle Seller Loans from LaSalle Seller, the MSMC Loans from MSMC, the PCFII Loans from PCFII, the RBC Loans from RBC, the Prudential Loans from Prudential, the Wells Fargo Loans from Wells Fargo Seller and the NatCity Loans from NatCity. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage
File) relating to the LaSalle Seller Loans to the Custodian, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the MSMC Loans to the Custodian, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the PCFII Loans to the Custodian, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Note, as described in the definition of Mortgage File) relating to the RBC Loans to the Custodian, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Prudential Loans to the Custodian, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Wells Fargo Loans to the Custodian, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the NatCity Loans to the Custodian, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, LaSalle Seller, MSMC, PCFII, RBC, Prudential, Wells Fargo Seller and NatCity, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of Assignments of Leases and assignments of UCC financing statements in blank or naming the Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall be in blank or name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the LaSalle Seller Loans shall be deemed to have been transferred from LaSalle Seller to the Depositor, the MSMC Loans shall be deemed to have been transferred from MSMC to the Depositor, the PCFII Loans shall be deemed to have been transferred from PCFII to the Depositor, the RBC Loans shall be deemed to have been transferred from RBC to the Depositor, the Prudential Loans shall be deemed to have been transferred from Prudential to the Depositor, the Wells Fargo Loans shall be deemed to have been transferred from Wells Fargo Seller to the Depositor, the NatCity Loans shall be deemed to have been transferred from NatCity to the Depositor, and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

            (g) With respect to the Mortgage Loans for which the first monthly payment date will not occur until July 2007, an interest only payment at the applicable Adjusted Mortgage Rate will be funded by the applicable Seller under the terms of the related Mortgage Loan Purchase Agreement on the Closing Date. The Depositor shall deliver such advance interest amount to the Paying Agent in connection with the Depositor's assignment pursuant to Section 2.1(a) above.

            Section 2.2 Acceptance by Trustee

            The Custodian on the Trustee's behalf will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the REMIC I Regular Interests, (iii) the REMIC II Regular Interests, in each case, in trust for the use and benefit of all present and future Certificateholders; (iv) the assets of the Class EI Grantor Trust in trust for the use and benefit of the present and future Holders of the Class EI Certificates, and (v) the Floating Rate Regular Interests and the other assets of the Floating Rate Grantor Trusts for the use and benefit of all present and future Holders of the related Class of Floating Rate Certificates. To extent that the contents of the Mortgage File for a Senior Mortgage Loan relate to a related Serviced Companion Loan, the Custodian on the Trustee's behalf shall also hold such Mortgage File in trust for the benefit of the holder of such Serviced Companion Loan.

            On the Closing Date in respect of the Initial Certification, and within 90 days after the Closing Date in respect of the Final Certification, the Custodian on the Trustee's behalf shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Sellers, the Master Servicers, the Special Servicer and the Operating Adviser, a certification (the "Initial Certification" and the "Final Certification," respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), which shall be in electronic format (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of Mortgage File are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iv), (vi), (viii) and (xii) of the definition of Mortgage File required to be included in the Mortgage File (to the extent required to be delivered pursuant to this Agreement and any applicable Primary Servicing Agreement), and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent actually known by a Responsible Officer of the Custodian to be required pursuant to this Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Custodian is not so required, unless a Responsible Officer of the Custodian has actual knowledge to the contrary), are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the Mortgage Note and Mortgage or the appraisal of the related Mortgaged Property, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, (D) each Mortgage Note has been endorsed as required by the terms of this Agreement and (E) the Trustee on behalf of the Trust is shown as the owner of each Mortgage recorded in the name of MERS. Notwithstanding the foregoing, the delivery of an original or a copy of a binder, pro forma policy or title commitment certified by the title company in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Material Document Defect with respect to any Mortgage File. The Custodian shall deliver to the Master Servicers, the Special Servicer, the Operating Adviser and each Seller a copy of such Final Certification, which may be in electronic format.

            Within 360 days after the Cut-Off Date, the Custodian shall provide a confirmation of receipt of recorded assignments of Mortgage (as described in the definition of Mortgage File, with evidence of recording thereon) or otherwise provide evidence of such recordation to the applicable Master Servicer, the Special Servicer, the Operating Adviser and each Seller, and if any recorded assignment of Mortgage has not been received by the Custodian by such time, the Custodian shall provide information in such confirmation on the status of missing assignments. The Custodian agrees to use reasonable efforts to submit for recording any unrecorded assignments of Mortgage that have been delivered to it (including effecting such recordation process through or cooperating with the applicable Seller) such recordation to be at the expense of the applicable Seller; provided, however, that the Custodian shall not submit for recording any such assignments if the applicable Seller produces evidence that it has sent any such assignment for recording and is awaiting its return from the applicable recording office. In giving the certifications required above, the Custodian shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock-box agreement, intercreditor agreement, management agreement or letter of credit.

            If any exceptions are noted on a schedule of exceptions attached to the Final Certification, including exceptions resulting from the fact that the recordation and/or filing has not been completed (based solely on the absence of receipt by the Custodian of the particular documents showing evidence of the recordation and/or filing), then the Custodian on behalf of the Trustee shall continuously update such schedule of exceptions to reflect receipt of any corrected documents, additional documents or instruments or evidences of recordation and/or filing, as to each Mortgage Loan, until the earliest of the following dates: (i) the date on which all such exceptions are eliminated (any such elimination resulting from the fact that recordation and/or filing has been completed shall be based solely on receipt by the Custodian of the particular documents showing evidence of the recordation and/or filing), (ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second anniversary of the Closing Date, and shall provide such updated schedule of exceptions (which may be in electronic format) to each of the Depositor, each Seller (as to its respective Mortgage Loans only), the applicable Master Servicer, the Special Servicer, the Operating Adviser, the Paying Agent and the holder of a Serviced Companion Loan on or about the date that is 180 days after the Closing Date and then again every 90 days thereafter (until the earliest date specified above, except, with respect to clause (iii) above, the Custodian shall continue to provide such updated schedule of exceptions annually after such date). The Paying Agent shall promptly forward a copy thereof to each Certificateholder in the Controlling Class and shall deliver or make available a copy thereof to other Certificateholders pursuant to Sections 5.4(e) and 5.4(f). Promptly, and in any event within two Business Days, following any request therefor by the Depositor, the applicable Master Servicer, the Special Servicer, the Operating Adviser or the holder of a Serviced Companion Loan, as applicable, that is made later than two years following the Closing Date, the Custodian shall deliver an updated schedule of exceptions, which may be in electronic format (to the extent the prior schedule showed exceptions), to the requesting Person and the Paying Agent, which shall make available a copy thereof pursuant to Section 5.4(e). Upon request, the Capmark Master Servicer shall provide to the Custodian the name and the address of the holder of each Serviced Companion Loan.

            The Custodian or its authorized agents shall retain possession and custody of each Custodian Mortgage File in accordance with and subject to the terms and conditions set forth herein.

            Other than with respect to any original letters of credit relating to the PCFII Loans, which original letters of credit shall be held by the Primary Servicer, the Master Servicer agrees to hold all of the original letters of credit, which are part of the Mortgage File, in trust for the benefit of the Trust Fund.

            Section 2.3 Repurchase of Mortgage Loans for Material Document Defects and Material Breaches of Representations and Warranties

            (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required (and including the expiration of any grace or cure period), has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgaged Properties as set forth in the related Mortgage Loan Purchase Agreements, and in either case such defect or breach either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect," and such a breach described in the preceding clause (i) or (ii), a "Material Breach") such party shall give prompt written notice to the other parties hereto and to each Rating Agency subject to the terms of the applicable Mortgage Loan Purchase Agreement. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the applicable Master Servicer shall, and the Special Servicer may, request that the related Seller, not later than 90 days from such Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the related Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the Custodian on behalf of the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is at the end of the initial 90 day period a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Custodian on behalf of the Trustee pursuant to Section 2.2 not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to a Seller pursuant to
Section 2.2 or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. Notwithstanding anything herein to the contrary, any breach of the representation and warranty contained under the heading "Prepayment Premiums" in Exhibit 2 to each Mortgage Loan Purchase Agreement with respect to any Mortgage Loan shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans at the time of origination, as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. In addition, if such Mortgage Loan is modified so that it becomes a Qualifying Substitute Mortgage Loan, such breach shall be deemed cured and the related Seller will not be obligated to repurchase such Mortgage Loan or otherwise remedy such breach. The related Seller is required to pay for any expenses incurred by the applicable Master Servicer or the Special Servicer in connection with such modification.

            If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller that is the subject of such Material Breach shall be obligated, not later than the last day of such permitted cure period, to (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii) if within the two-year period commencing on the Closing Date, at the related Seller's option, replace, without recourse, such Mortgage Loan or REO Mortgage Loan with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within 90 days from the earlier of the date the related Seller discovered or was notified of the breach or defect.

            As to any Qualifying Substitute Mortgage Loan or Loans, the applicable Master Servicer shall not execute any instrument effecting the substitution unless the related Seller has delivered to the Custodian for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by
Section 2.1 and such Master Servicer shall be entitled to rely on statements and certifications from the Custodian for this purpose. If the Mortgage related to the Qualifying Substitute Mortgage Loan has been recorded in the name of MERS or its designee, the applicable Master Servicer shall use commercially reasonable efforts (and the Custodian shall cooperate with such efforts of such Master Servicer) to reflect the release of such Mortgage on the records of MERS. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by the applicable Master Servicer and remitted by such Master Servicer to the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            The applicable Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment such Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Custodian, the Paying Agent and the Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Custodian Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Custodian shall release the Custodian Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Custodian on the Trustee's behalf (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this
Section 2.3.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such other Mortgage Loan for purposes of the above provisions, and the related Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the related Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is equal to the greater of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) 1.25x, and (2) the Loan-to-Value Ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than the lesser of (x) the current Loan-to-Value Ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and
(y) 75%. The determination of the applicable Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Master Servicer will be entitled to cause to be delivered, or direct the related Seller to (in which case the related Seller shall) cause to be delivered to such Master Servicer:
(i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the related Seller if the scope and cost of the Appraisal is approved by the related Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such other Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the applicable Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee continues to hold any other Mortgage Loan that is cross-collateralized and cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the related Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to modify, prior to such repurchase or substitution, the related Mortgage Loan documents in a manner such that such affected Repurchased Loan, on the one hand, and any related Crossed-Collateralized Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that the applicable Seller shall have furnished the Trustee, at the expense of the applicable Seller, with a Nondisqualification Opinion that such modification shall not cause an Adverse REMIC Event; provided, further, that if such Nondisqualification Opinion cannot be furnished, the applicable Seller and the Depositor have agreed in the applicable Mortgage Loan Purchase Agreement that such repurchase or substitution of only the Repurchased Loan, notwithstanding anything to the contrary herein, shall not be permitted and the applicable Seller shall repurchase or substitute for the Repurchased Loan and all related Crossed-Collateralized Loans. Any reserve or other cash collateral or letters of credit securing the Repurchased Loan and the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule IX hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a copy of the Mortgage certified by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate; or (c) the absence from the Mortgage File of the item called for by paragraph (viii) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian) or any other party hereto, the Custodian on behalf of the Trustee (or as set forth in Section 2.3(a), the applicable Master Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating Agencies and the parties hereto (and, to the extent that any Material Document Defect relates to a Senior Mortgage Loan, the holder of the related Serviced Companion Loan(s)) and making demand upon the related Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            (b) If the related Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses
(i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that
(x) the period of time provided for the related Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5,
Section 9.12, Section 9.15 and Section 9.36, as applicable, of this Agreement, while pursuing the repurchase claim. Each Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the related Seller for any repurchase claim. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the related Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the related Seller and (ii) representation or warranty of any kind (either expressed or implied) by the related Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the related Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, each Master Servicer or the Special Servicer, as applicable, shall notify the related Seller of the discovery of the Material Document Defect or Material Breach and the related Seller shall be required to follow the procedures set forth in the related Mortgage Loan Purchase Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If a court of competent jurisdiction issues a final order that the related Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the related Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 hereof, the related Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Seller) and the Purchase Price.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the related Seller receives notice of a breach or defect until a final determination has been made, as set forth in the prior paragraph, as to whether the related Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Subject to the last two sentences of the first paragraph of Section 2.3(a), upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the related Seller is or was obligated to repurchase a Mortgage Loan, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO Property, with such Liquidation Fee payable by the related Seller or (ii) with respect to a determination that the related Seller is not or was not obligated to repurchase a Mortgage Loan (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amounts to be paid from amounts in the Certificate Account.

            In any month in which the related Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Master Servicer will determine the amount (if any) by which the aggregate Principal Balance of all such Qualifying Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate. The Depositor shall cause the related Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee, the Paying Agent and the applicable Master Servicer of such event which notice shall be accompanied by an Officer's Certificate as to the calculation of such shortfall.

            If the affected Mortgage Loan is to be repurchased, the applicable Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

            (c) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Custodian, the applicable Master Servicer and the Special Servicer shall each tender to the related Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it (including, without limitation, all documents delivered to the Custodian and such Master Servicer pursuant to the related Mortgage Loan Purchase Agreement), and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Custodian shall be conditioned upon its receipt from the applicable Master Servicer of a Request for Release. The applicable Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the applicable Master Servicer to do so. The applicable Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, reconvey to the related Seller any deposits then held in the applicable Escrow Account relating to the Mortgage Loan being repurchased or substituted for. Each Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by such Master Servicer.

            (d) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee (or the Custodian) on behalf of the Certificateholders, respecting any Material Document Defect or Material Breach. The parties hereunder understand that (i) LaSalle Seller, as Seller under Mortgage Loan Purchase Agreement I, will be providing the remedies with respect to the LaSalle Seller Loans, (ii) MSMC, as Seller under Mortgage Loan Purchase Agreement II, will be providing the remedies with respect to the MSMC Loans, (iii) PCFII, as Seller under Mortgage Loan Purchase Agreement III, will be providing remedies with respect to the PCFII Loans, (iv) RBC, as Seller under Mortgage Loan Purchase Agreement IV, will be providing the remedies with respect to the RBC Loans, (v) Prudential, as Seller under Mortgage Loan Purchase Agreement V, will be providing remedies with respect to the Prudential Loans and
(vi) Wells Fargo Seller, as Seller under Mortgage Loan Purchase Agreement VI, will be providing remedies with respect to the Wells Fargo Loans and (vii) NatCity, as Seller under Mortgage Loan Purchase Agreement VII, will be providing the remedies with respect to the NatCity Loans. No amendment to this Agreement may change in any manner the obligations of a Seller under the related Mortgage Loan Purchase Agreement without the consent of such Seller in writing.

            (e) The Trustee shall enforce the provisions of this Section 2.3. Alternatively, the Trustee may, in its sole discretion, appoint a designee to enforce such provisions (which, with the applicable Master Servicer's consent, may be such Master Servicer or which, with the Special Servicer's consent, may be the Special Servicer).

            Section 2.4 Representations and Warranties

            The Depositor hereby represents and warrants to the Master Servicers, the Special Servicer, the Trustee (in its capacity as Trustee of the Trust) and the Paying Agent as of the Closing Date that:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

            (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

            (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

            (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

            (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

            Section 2.5 Conveyance of Interests

            Effective as of the Closing Date, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the assets of REMIC I in exchange for the REMIC I Interests, (ii) the assets of REMIC II in exchange for the REMIC II Interests, (iii) the assets of REMIC III in exchange for the REMIC III Certificates, (iv) the assets of the Class EI Grantor Trust in exchange for the Class EI Certificates, (v) the Class A-2FL Regular Interest and the Class A-2FL Swap Contract in exchange for the Class A-2FL Certificates, (vi) the Class A-5FL Regular Interest and the Class A-5FL Swap Contract in exchange for the Class A-5FL Certificates, (vii) the Class A-MFL Regular Interest and the Class A-MFL Swap Contract in exchange for the Class A-MFL Certificates and (viii) the Class A-JFL Regular Interest and the Class A-JFL Swap Contract in exchange for the Class A-JFL Certificates.

                                   ARTICLE III

                                THE CERTIFICATES

            Section 3.1 The Certificates

            (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-33 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

            (b) The Class A Senior Certificates, the Class A-M Certificates, the Class A-MFL Certificates, the Class A-J Certificates, the Class A-JFL Certificates and the Class B Certificates will be issuable in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will be issuable in denominations of $100,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class EI, Class R-I, Class R-II and Class R-III Certificates each will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

            (c) Each Certificate shall, on original issue, be executed by the Certificate Registrar and authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A Senior, Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates that are issued in book-entry form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof. With respect to the Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class EI Certificates that are issued in definitive form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Definitive Certificates that are issued to the registered holder thereof against payment of the purchase price thereof.

            Section 3.2 Registration

            The Paying Agent shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Paying Agent or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Paying Agent and the appointment of a successor Paying Agent. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

            Section 3.3 Transfer and Exchange of Certificates

            (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

            (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, the Special Servicer, the Paying Agent, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Paying Agent, the Trustee, the Master Servicers, the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, each Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

            (d) No transfer of a Non-Investment Grade Certificate, Class EI Certificate or Residual Certificate or any interest therein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or Section 4975 of the Code or any applicable federal, state or local law ("Similar Laws") materially similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), (B) in book-entry form to an Institutional Accredited Investor who is not also a Qualified Institutional Buyer or (C) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate and is being sold to a Qualified Institutional Buyer, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Non-Investment Grade Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or materially similar provisions of applicable federal, state or local law or subject the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Non-Investment Grade Certificate, Class EI Certificate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or, in the case of a Non-Investment Grade Certificate, unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or (ii) in the case of a Non-Investment Grade Certificate, that the purchase and holding of such Certificate or interest therein by such Person qualifies for the exemptive relief available under Sections I and III of PTCE 95-60 or another exemption from the "prohibited transactions" rules under ERISA by the U.S. Department of Labor. No transfer of a Class EI or Residual Certificate will be made to any Person that does not make the representation in clause (i) of the preceding sentence.

            (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Tax Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Tax Person, that it has historically paid its debts as they have come due and will continue to do so in the future, that it understands that its tax liability with respect to the Residual Certificates may exceed cash flows thereon and it intends to pay such taxes as they come due, that it will provide the Certificate Registrar with all information necessary to determine that the applicable paragraphs of Section 14 of such Transfer Affidavit and Agreement are true or that Section 14 is not applicable, that it will not cause income with respect to the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States Tax Person and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Tax Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring an Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 among other things stating that (x) it has conducted a reasonable investigation of the financial condition of the proposed Transferee and, as a result of the investigation, the Transferor determines that the proposed Transferee had historically paid its debts as they came due and found no significant evidence that the proposed Transferee will not continue to pay its debts as they come due in the future and, (y) it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Tax Person.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder," by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such Ownership Interest in a Residual Certificate.

                  (F) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Tax Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar or the Paying Agent shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (G) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the restrictions in this
            Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Tax Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell or cause to be sold such Residual Certificate to a purchaser selected by the Paying Agent on such terms as the Paying Agent may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

The Paying Agent shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information in its possession necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding the Ownership Interest in a Residual Certificate shall be responsible for the reasonable compensation of the Paying Agent for providing such information. Each Master Servicer shall take all reasonable action to cooperate with the Paying Agent in making such information available.

            The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Paying Agent, the Certificate Registrar, each Master Servicer, the Operating Adviser and the Depositor the following:

                  (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

            (f) None of the Master Servicers, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e); provided, further, that the Certificate Registrar shall not register the transfer of a Noneconomic Residual Interest if it shall have received notice that the Transferor has determined, as a result of the investigation under Section 3.3(e)(D), that the proposed Transferee has not paid its debts as they came due or that it will not pay its debts as they come due in the future. The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

            (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

            (h) The Certificate Registrar shall provide the Master Servicers, the Special Servicer and the Depositor, upon written request, with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

            (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

            Section 3.4 Mutilated, Destroyed, Lost or Stolen Certificates

            If (A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 3.5 Persons Deemed Owners

            Prior to presentation of a Certificate for registration of transfer, the Master Servicers, the Special Servicer, the Trustee, the Operating Adviser, the Paying Agent and any agents of the Master Servicers, the Special Servicer, the Paying Agent, the Trustee or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicers, the Special Servicer, the Trustee, the Paying Agent, the Operating Adviser or any agent of the Master Servicers, the Special Servicer, the Trustee, the Paying Agent or the Operating Adviser shall be affected by any notice to the contrary.

            Section 3.6 Access to List of Certificateholders' Names and
Addresses

            If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, any Master Servicer, the Special Servicer, the Paying Agent, the Trustee, the Operating Adviser or the Depositor
(A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Master Servicers, the Special Servicer, the Depositor, the Paying Agent, the Trustee or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 3.7 Book-Entry Certificates

            (a) The Class A-1, Class A-1A, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5FL, Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor, provided that any Non-Investment Grade Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers will be issued as Definitive Certificates. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to
Section 3.9:

            (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

            (ii) the Depositor, the Master Servicers, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

            (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
      Section 3.7 shall control with respect to each such Class; and

            (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

            (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

            (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or with respect to the Class A-1, Class A-1A, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5FL, Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates sold to Institutional Accredited Investors shall be represented by the Rule 144A IAI Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates initially sold to Institutional Accredited Investors shall be represented by IAI Definitive Certificates for such Class. The Certificates evidenced by any Rule 144A IAI Global Certificate or IAI Definitive Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

            (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in the Rule 144A IAI Global Certificate for such Class in accordance with the certification requirements described in
Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear or Clearstream (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear or Clearstream with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear or Clearstream, as applicable, thereof). Euroclear or Clearstream, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of
Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear or Clearstream with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A IAI Global Certificate for such Class as described in Section 3.7(f).

            (e) Except in the limited circumstances described below in Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Underwriters and Placement Agents. Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

            So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee, the Paying Agent and the Certificate Registrar shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear and Clearstream).

            (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear or Clearstream, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear or Clearstream, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate
Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

            Section 3.8 Notices to Clearing Agency

            Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

            Section 3.9 Definitive Certificates

            (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Clearing Agency notifies the Depositor and the Certificate Registrar in writing that the Clearing Agency is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or
(iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Clearing Agency through the Participants in writing (and the Clearing Agency so advises the Depositor, the Certificate Registrar and the Master Servicers in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Clearing Agency and request the Clearing Agency to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates. None of the Depositor, the Trustee, the Paying Agent or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar, the Trustee and the Paying Agent shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

            (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Paying Agent directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.

                                   ARTICLE IV

                                    ADVANCES

            P&I Advances and Servicing Advances shall be made as provided herein by the Capmark Master Servicer (with respect to the LaSalle Seller Loans, the RBC Loans and the PCFII Loans), the Wells Fargo Master Servicer (with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans) and the Prudential Master Servicer (with respect to the Prudential Loans) and, if the applicable Master Servicer does not make such Advances, by the Trustee, except to the extent that the applicable Master Servicer or the Trustee determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

            Section 4.1 P&I Advances by the Master Servicers

            (a) The applicable Master Servicer shall make a P&I Advance in respect of each Mortgage Loan of the P&I Advance Amount (if greater than zero) on the Master Servicer Remittance Date. It is understood that the obligation of each Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy. Notwithstanding the foregoing, the applicable Master Servicer shall not be required to make such P&I Advance, if such Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance and shall not make such P&I Advance if such P&I Advance, if made, would be a Nonrecoverable Advance as determined by the Special Servicer in accordance with the Servicing Standard and the Special Servicer has notified the Master Servicer of such determination not later than 10:00 a.m. (and on a Business Day) on the date prior to the date on which the Master Servicer would be required to make such P&I Advance in the absence of a recoverability determination. Such determination shall be conclusive and binding on the Trustee and the Certificateholders. The applicable Master Servicer and the Trustee shall not advance default interest, Balloon Payments, Prepayment Premiums or any principal and interest payments in respect of the Serviced Companion Loans. The Master Servicers shall not advance any amount due to be paid by the Swap Counterparty for distribution to the Floating Rate Certificates in the event that the Swap Counterparty fails to make a required payment under the related Swap Contract. The Special Servicer shall not make P&I Advances under this Agreement and shall not advance any amount due to be paid by the Swap Counterparty for distribution to the Floating Rate Certificates in the event that the Swap Counterparty fails to make a required payment under the related Swap Contract.

            (b) If a Master Servicer determines that there is a P&I Advance Amount with respect to its applicable Mortgage Loans for a Distribution Date, such Master Servicer shall on the Master Servicer Remittance Date either (A) deposit in the applicable Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in such Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in a Certificate Account for future distribution or withdrawal and so used shall be replaced by the applicable Master Servicer from its own funds by deposit in such Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in such Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Paying Agent or other Persons required to be made on such date.

            Section 4.2 Servicing Advances

            The applicable Master Servicer and, if such Master Servicer does not, the Trustee to the extent the Trustee receives written notice from the Paying Agent that such Advance has not been made by such Master Servicer, shall make Servicing Advances within 5 Business Days after the determination that such Servicing Advance is necessary (and, in the case of the Trustee, within 6 Business Days after receipt of such notice (i.e., 5 Business Days after receipt of such notice and one additional Business Day after the delivery of notice to the applicable Master Servicer, pursuant to Section 4.3(b) hereof, that such Master Servicer has not made the required Servicing Advance) or, with respect to such Master Servicer or the Trustee, such shorter period, as may be required to avoid a foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage, to the extent provided in this Agreement, except to the extent that such Master Servicer or the Trustee, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. If such Master Servicer or the Trustee, as applicable, determines that such advance would constitute a Nonrecoverable Advance, then such party shall promptly deliver notice of such determination to the Special Servicer. Upon receipt of such notice, the Special Servicer shall promptly determine (with the reasonable assistance of such Master Servicer or the Trustee, as applicable) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders (or, with respect to a Serviced Loan Group, in the best interests of the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole). If the Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders (or, with respect to the Serviced Loan Group, in the best interests of the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole), then the Special Servicer shall promptly direct such Master Servicer or the Trustee, as applicable, in writing to make such payment and such party shall make such payment from amounts in the Certificate Account within the time periods set forth herein. Such determination by such Master Servicer or the Special Servicer shall be conclusive and binding on the Trustee and the Certificateholders. The Special Servicer shall not be required to make Servicing Advances under this Agreement, but may make such Servicing Advances, on an emergency basis, at its option in which event the applicable Master Servicer shall reimburse the Special Servicer promptly but no later than 5 Business Days of receipt of a statement therefor sent to the applicable Master Servicer within 1 Business Day of making such Servicing Advances. The Special Servicer promptly shall notify the applicable Master Servicer that a Servicing Advance is required in connection with a Specially Serviced Mortgage Loan or REO Property, and such Master Servicer shall make such Servicing Advance within 5 Business Days of receipt of such notice (or such shorter period as may be required to avoid a foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage). In addition, the Special Servicer shall provide the applicable Master Servicer or the Trustee with such information in its possession as the applicable Master Servicer or the Trustee may reasonably request to enable such Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. Any request by the Special Servicer that a Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Advance and such Master Servicer shall be entitled to conclusively rely on such determination; provided, that the determination shall not be binding on any Master Servicer or the Trustee. The applicable Master Servicer or the Special Servicer may update or change its recoverability determinations at any time (but not reverse the other Master Servicer or Special Servicer's determination that an Advance is a Nonrecoverable Advance). Promptly after discovering that such applicable Master Servicer has failed to make a Servicing Advance that such Master Servicer is required to make hereunder, the Paying Agent shall promptly notify the Trustee in writing of the failure by such Master Servicer to make such Servicing Advance.

            Section 4.3 Advances by the Trustee

            (a) To the extent that a Master Servicer fails to make a P&I Advance by the Master Servicer Remittance Date (other than a P&I Advance that such Master Servicer determines is a Nonrecoverable Advance), and other than with respect to a Serviced Companion Loan, the Trustee shall make such P&I Advance to the extent the Trustee receives written notice from the Paying Agent not later than 10:00 a.m. (New York City time) on the Distribution Date that such Advance has not been made by the applicable Master Servicer on the Master Servicer Remittance Date unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent the Trustee is required hereunder to make P&I Advances on the Mortgage Loans, it shall remit the amount thereof to the Paying Agent for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each such Distribution Date. The Paying Agent shall notify the Trustee in writing as soon as practicable, but not later than 10:00 a.m. (New York City time) on the Distribution Date if the applicable Master Servicer has failed to make a P&I Advance.

            (b) To the extent that a Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that such Master Servicer or the Special Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall notify such Master Servicer of such failure and the Trustee shall make such Servicing Advance promptly, but in any event, not later than six Business Days after notice thereof in accordance with Section
4.2 (i.e., 5 Business Days after receipt of notice by the Paying Agent pursuant to Section 4.2 that such Servicing Advance is required to be made by the applicable Master Servicer, and one additional Business Day after the delivery of notice to the applicable Master Servicer, as set forth above, that such Master Servicer has not made the required Servicing Advance) (or such shorter period as may be required to avoid a foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage), unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. If the Trustee determines that such advance would constitute a Nonrecoverable Advance, then the Trustee shall deliver notice of such determination to the Special Servicer. Upon receipt of such notice, the Special Servicer shall determine (with the reasonable assistance of the Trustee) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders. If the Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders, then the Special Servicer shall promptly direct the Paying Agent in writing to make such payment and the Paying Agent shall make such payment within five Business Days after receipt of such notice (or such shorter period as may be required to avoid a foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) from amounts in the Distribution Account.

            Section 4.4 Evidence of Nonrecoverability

            (a) If a Master Servicer or the Special Servicer determines at any time, in its sole discretion, exercised in accordance with the Servicing Standard, that any Advance previously made (or Unliquidated Advance in respect thereof) or any proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the applicable Master Servicer or the Special Servicer, the Paying Agent, the Operating Adviser and the Rating Agencies (and the holder of a Serviced Companion Loan, if the Advance relates to the related Serviced Loan Group) promptly upon making such determination, but in no event later than the Business Day following the date of such determination. Such Officer's Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the applicable Master Servicer's or the Special Servicer's possession, any related financial information such as related income and expense statements, rent rolls, occupancy status, property inspections and any Appraisals performed within the last 12 months on the Mortgaged Property, and, if such reports are used by the applicable Master Servicer or the Special Servicer to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee determines at any time, in its sole discretion, exercised in good faith, that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the applicable Master Servicer, the Special Servicer, the Paying Agent and the Operating Adviser similar to the Officer's Certificate of a Master Servicer or the Special Servicer described in the prior sentence. The Trustee shall not be required to make an Advance that the applicable Master Servicer or the Special Servicer has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Master Servicers, the Special Servicer or the Trustee shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if the Trustee determines in its good faith business judgment and, with respect to the applicable Master Servicer or the Special Servicer, in accordance with the Servicing Standard, that such Advance or such payment (including interest accrued thereon at the Advance Rate) would be a Nonrecoverable Advance. Absent bad faith, the applicable Master Servicer's determination as to the nonrecoverability of any Advance shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee; provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination; provided, further, however, the Special Servicer shall have no right to make an affirmative determination that any P&I Advance is or would be recoverable and, in the absence of a determination by the Special Servicer that such Advance is or would be a Nonrecoverable Advance, the decision that a P&I Advance is recoverable shall remain with the applicable Master Servicer or Trustee, as applicable. Absent bad faith, such determination by the Special Servicer shall be conclusive and binding on the Certificateholders, the Master Servicers and the Trustee. The applicable Master Servicer shall consider Unliquidated Advances in respect of prior P&I Advances and Servicing Advances as outstanding Advances for purposes of nonrecoverability determinations as if such Unliquidated Advance were a P&I Advance or Servicing Advance, as applicable.

            Section 4.5 Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage Loan

            Any unreimbursed Advance funded from each Master Servicer's, the Special Servicer's or the Trustee's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from and including the date such Advance was made to but not including the date on which such Advance has been reimbursed; provided, however, that neither the Master Servicers nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any Mortgage Loan for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Mortgagor's obligation to make the related Scheduled Payment expires pursuant to the related Mortgage Loan documents but shall be entitled to interest on such Advance at the Advance Rate to the extent the Scheduled Payment remains outstanding beyond the expiration of the grace period. In addition, no Master Servicer shall be entitled to interest on any particular P&I Advance (or portion thereof) made thereby to the extent a payment (or portion thereof) is received but is being held by or on behalf of such Master Servicer in connection with any dispute, claim or offset. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or a particular REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance and then each succeeding P&I Advance to the extent not inconsistent with Section 4.6. The applicable Master Servicer shall use efforts consistent with the Servicing Standard to collect (but shall have no further obligation to collect), with respect to the Mortgage Loans (and each Serviced Companion Loan) that are not Specially Serviced Mortgage Loans, Late Fees and default interest from the Mortgagor in an amount sufficient to pay Advance Interest incurred and unpaid with respect to such Mortgage Loan arising on or after the Cut-Off Date. The applicable Master Servicer shall be entitled to retain Late Fees and default interest paid by any Mortgagor during a Collection Period with respect to any Mortgage Loan (other than the portion of such Late Fees and default interest that relates to the period commencing after the Servicing Transfer Event in respect of a Specially Serviced Mortgage Loan, as to which the Special Servicer shall retain Late Fees and default interest with respect to such Specially Serviced Mortgage Loan, subject to the offsets set forth below) as additional servicing compensation only to the extent such Late Fees and default interest with respect to such Mortgage Loan exceed unreimbursed Advance Interest with respect to such Mortgage Loan arising on or after the Cut-Off Date. The Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any Late Fees and default interest collected from such Specially Serviced Mortgage Loan (a) any outstanding and unpaid Advance Interest payable with respect to such Specially Serviced Mortgage Loan to the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, and (b) to the Trust, any losses previously incurred by the Trust with respect to such Specially Serviced Mortgage Loan (other than the related Special Servicing Fees) and (ii) retain any remaining portion of such Late Fees and default interest as additional Special Servicer Compensation. It is hereby acknowledged that the applicable Master Servicer may only waive Late Fees and default interest to the extent set forth in Section 8.3(a). Notwithstanding the foregoing, Late Fees and default interest received by the applicable Master Servicer with respect to a Serviced Loan Group shall be allocable among the applicable Master Servicer or the Special Servicer, as the case may be, and the holders of the related Serviced Companion Loans in accordance with the related Co-Lender Agreement.

            Section 4.6 Reimbursement of Advances and Advance Interest

            (a) Advances made with respect to each Mortgage Loan, each Serviced Companion Loan, each Specially Serviced Mortgage Loan or each REO Property (including Advances later determined to be Nonrecoverable Advances) and Advance Interest thereon shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2. The aggregate of the amounts available to repay Advances and Advance Interest thereon pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans, each Serviced Companion Loan, Specially Serviced Mortgage Loans or REO Property shall be an "Available Advance Reimbursement Amount."

            (b) To the extent that Advances have been made on the Mortgage Loans, any Serviced Companion Loan, any Specially Serviced Mortgage Loans or any REO Mortgage Loans, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse (i) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans, any Serviced Companion Loan, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Trustee with respect to such Advances and then (ii) the applicable Master Servicer and Special Servicer for any Advances outstanding to such Master Servicer or the Special Servicer, as the case may be, with respect to any of such Mortgage Loans, any Serviced Companion Loan, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the applicable Master Servicer or the Special Servicer with respect to such Advances. To the extent that any Advance Interest payable to the applicable Master Servicer, the Special Servicer or the Trustee with respect to a Specially Serviced Mortgage Loan or REO Mortgage Loan cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be payable to the Trustee, the applicable Master Servicer or the Special Servicer, as the case may be, from amounts on deposit in the applicable Certificate Account (or sub-account thereof) (or, if not available from such Certificate Account, the other Certificate Account) or the Distribution Account pursuant to Section 5.2(a) or Section 5.3(b)(ii), to the extent of amounts identified to be applied thereunder. The Master Servicers', the Special Servicer's and the Trustee's right of reimbursement under this Agreement for Advances and interest thereon shall be prior to the rights of the Certificateholders (and, in the case of a Serviced Companion Loan, the holder of such Serviced Companion Loan) to receive any amounts recovered with respect to such Mortgage Loans, Serviced Companion Loans or REO Mortgage Loans.

            (c) Advance Interest arising on or after the Cut-Off Date and not previously paid with respect to any Mortgage Loan will be paid to the Trustee, the Special Servicer and/or the applicable Master Servicer (in accordance with the priorities specified in the preceding paragraph) first, from Late Fees and default interest collected with respect to such Mortgage Loan during the Collection Period, and then from Excess Liquidation Proceeds then available prior to payment from any other amounts. Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest with respect to a Mortgage Loan will be offset against the Advance Interest incurred and unpaid with respect to such Mortgage Loan arising on or after the Cut-Off Date). In the case of a Serviced Loan Group, subject to the related Co-Lender Agreement, Advance Interest on Servicing Advances payable to the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, shall be allocated (i) in the case that the related Serviced Companion Loans are Pari Passu Loans, to the related Senior Mortgage Loan and the Serviced Companion Loans, on a pari passu basis, based on their respective outstanding principal balances and (ii) in the case that the related Serviced Companion Loan is a Subordinate Loan, then first, to such Subordinate Loan up to its outstanding principal balance and then, to the related Senior Mortgage Loan; provided that if there is more than one Subordinate Loan, such Advance Interest on Servicing Advances shall be allocated to such Subordinate Loans in reverse order of priority (i.e., first to the most subordinate note and then to the next subordinate note, etc.)

            (d) To the extent that the Special Servicer incurs out-of-pocket expenses (other than the Servicing Advances pursuant to Section 4.2), in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the applicable Master Servicer shall, subject to
Section 4.4, reimburse the Special Servicer for such expenditures on the next succeeding Master Servicer Remittance Date, provided the Special Servicer has delivered, on or before the related Determination Date, an invoice and a report substantiating such expenses from the Special Servicer requesting such reimbursement. All such amounts paid by the Special Servicer and reimbursed by the applicable Master Servicer shall be a Servicing Advance. In the event that the applicable Master Servicer fails to reimburse the Special Servicer hereunder or the applicable Master Servicer determines that such Servicing Advance was or, if made, would be a Nonrecoverable Advance and the applicable Master Servicer does not make such payment, the Special Servicer shall notify the applicable Master Servicer and the Paying Agent in writing of such nonpayment and the amount payable to the Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The applicable Master Servicer, the Paying Agent and the Trustee shall have no obligation to verify the amount payable to the Special Servicer pursuant to this Section 4.6(d) and circumstances surrounding the notice delivered by the Special Servicer pursuant to this Section 4.6(d).

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

            Section 5.1 Collections

            (a) On or prior to the Closing Date, each Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name "Capmark Finance Inc., as Capmark Master Servicer for The Bank of New York Trust Company, National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14," "Prudential Asset Resources, Inc., as Prudential Master Servicer for The Bank of New York Trust Company, National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14" and "Wells Fargo Bank, as Wells Fargo Master Servicer for The Bank of New York Trust Company, National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14" (collectively, or individually, as the case may be, the "Certificate Account"). The Capmark Master Servicer shall maintain the Certificate Account with respect to the LaSalle Seller Loans, the RBC Loans and the PCFII Loans, the Prudential Master Servicer shall maintain the Certificate Account with respect to the Prudential Loans and the Wells Fargo Master Servicer shall maintain the Certificate Account with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans. On or prior to the Closing Date, in respect of the Interest Reserve Loans, the Paying Agent shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "LaSalle Bank National Association, as Paying Agent, on behalf of The Bank of New York Trust Company, National Association, as Trustee, in trust for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14" (the "Interest Reserve Account").

            (b) On or prior to the date a Master Servicer shall initially deposit funds in a Certificate Account, such Master Servicer shall give to the Paying Agent and the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Master Servicers shall take such actions as are necessary to cause any depository institution holding a Certificate Account to hold such accounts in the name of the applicable Master Servicer as provided in
Section 5.1(a), subject to such Master Servicer's (or its Primary Servicer's or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

            (c) The applicable Master Servicer shall deposit, or cause to be deposited, into its Certificate Account within two Business Days following receipt, the following amounts received by it (including amounts remitted to such Master Servicer by the Special Servicer from the applicable REO Account pursuant to Section 9.14 and amounts received from the Primary Servicers or Sub-Servicers), other than amounts received by it in respect of interest and principal on the Mortgage Loans or Serviced Companion Loans due on or before the Cut-Off Date which shall be remitted to the applicable Seller (provided that such Master Servicer (I) may retain amounts otherwise payable to such Master Servicer as provided in Section 5.2(a) rather than deposit them into such Certificate Account, (II) shall, rather than deposit them in the Certificate Account, directly remit to the Primary Servicers the applicable Primary Servicing Fees payable as provided in Section 5.2(a)(iv) (unless already retained by the applicable Primary Servicer), and (III) shall, rather than deposit them in a Certificate Account, directly remit the Excess Servicing Fees to the holders thereof as provided in Section 5.2(a)(iv) (unless already retained by the applicable holder of the excess servicing rights)):

                  (A) Principal: all payments on account of principal, including
            Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof, on the Mortgage Loans and the Serviced Companion Loans;

                  (B) Interest: all payments on account of interest on the
            Mortgage Loans and the Serviced Companion Loans (including Excess Interest, which shall be payable only to the Class EI Certificateholders, in each case as provided herein, and excluding Interest Reserve Amounts to be deposited in the applicable Interest Reserve Account pursuant to Section 5.1(d) below);

                  (C) Liquidation Proceeds: all Liquidation Proceeds with
            respect to the Mortgage Loans and the Serviced Companion Loans;

                  (D) Insurance Proceeds: all Insurance Proceeds other than
            proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by such Master Servicer into the applicable Escrow Account and not deposited in the Certificate Accounts;

                  (E) Condemnation Proceeds: all Condemnation Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by such Master Servicer into the applicable Escrow Account and not deposited in the Certificate Accounts;

                  (F) REO Income: all REO Income received from the Special
            Servicer;

                  (G) Investment Losses: any amounts required to be deposited by such Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Accounts and amounts required to be deposited by the Special Servicer pursuant to Section 9.14(b) in connection with losses realized on Eligible Investments with respect to funds held in the REO Accounts;

                  (H) Advances: all P&I Advances unless made directly to the
            Distribution Account;

                  (I) Compensating Interest: all Compensating Interest received with respect to the Mortgage Loans; and

                  (J) Other: all other amounts, including Prepayment Premiums, required to be deposited in the Certificate Accounts pursuant to this Agreement, including, but not limited to, Purchase Proceeds of any Mortgage Loans repurchased by a Seller or the maker of a representation and warranty with respect to any Mortgage Loan or substitution shortfall amounts (as described in the ninth paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans, any payments or recoveries in respect of Unliquidated Advances or in respect of Nonrecoverable Advances paid from principal collections on the Mortgage Loans pursuant to Section 5.2(a)(II) and, with respect to the Serviced Companion Loans, all other amounts received pursuant to the cure and purchase rights or reimbursement obligations set forth in the related Co-Lender Agreement.

            With respect to each Serviced Loan Group, the applicable Master Servicer shall establish and maintain a sub account of the Certificate Account for each Serviced Companion Loan (the "Serviced Companion Loan Custodial Account") into which the applicable Master Servicer shall deposit any amounts described above that are required to be paid to the holder of such Serviced Companion Loan pursuant to the terms of the related Co-Lender Agreement, in each case on the same day as the deposit thereof into the Certificate Account. Each Serviced Companion Loan Custodial Account shall be held in trust for the benefit of the holder of the Serviced Companion Loan and shall not be part of any REMIC Pool.

            Remittances from any REO Accounts to the applicable Master Servicer for deposit in the applicable Certificate Accounts shall be made by the Special Servicer no later than the Special Servicer Remittance Date.

            (d) The Paying Agent, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year (unless such Distribution Date is the Final Distribution Date), shall deposit in the applicable Interest Reserve Account in respect of each related Interest Reserve Loan, an amount equal to one day's interest at the related REMIC I Net Mortgage Rate, as applicable (without regard to the provisos in the definition of Adjusted Mortgage Rate), on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount").

            (e) Funds in the Certificate Accounts (including the Serviced Companion Loan Custodial Account) and Interest Reserve Accounts may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by such Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "The Bank of New York Trust Company, National Association, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and the holder of each Serviced Companion Loan, as their interests may appear." None of the Depositor, the Mortgagors, the Paying Agent or the Trustee shall be liable for any loss incurred on such Eligible Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the applicable Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the applicable Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the applicable Certificate Account (and, solely to the extent that the loss is of an amount credited to the Serviced Companion Loan Custodial Account, deposit to the Serviced Companion Loan Custodial Account) or applicable Interest Reserve Account, as the case may be, out of its own funds immediately as realized. No Master Servicer shall be liable for any losses incurred in respect of any account which is not controlled by such Master Servicer or any losses with respect to a default on an Eligible Investment. If the applicable Master Servicer deposits in or transfers to any Certificate Account, the Serviced Companion Loan Custodial Account or any Interest Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from such Certificate Account, such Serviced Companion Loan Custodial Account or such Interest Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

            (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Paying Agent on behalf of and at the direction of the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if a Master Servicer shall have deposited in the applicable Certificate Account, the Serviced Companion Loan Custodial Account or applicable Interest Reserve Account, as the case may be, an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to such Master Servicer as additional servicing compensation) such Master Servicer shall have the sole right to enforce such payment or performance.

            (g) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the applicable Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The applicable Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Section 8.3(e) hereof, and the Primary Servicers will hold any Escrow Accounts relating to the Mortgage Loans that they service in accordance with the requirements set forth in Section 8.3(e). No Master Servicer shall release any Escrow Amounts held for "earn-outs" or performance criteria listed on Schedule XI hereof, without the prior consent of the Operating Adviser, which consent shall not be unreasonably withheld or delayed. Within 20 days following the first anniversary of the Closing Date, the applicable Master Servicer shall deliver to the Trustee, the Paying Agent and the Operating Adviser, for each Mortgage Loan set forth on Schedule VIII hereto, a brief statement as to the status of the work or project based on the most recent information provided by the related Mortgagor. Schedule VIII sets forth those Mortgage Loans as to which an upfront reserve was collected at the closing of such Mortgage Loan (and still exists) in an amount in excess of $75,000 with respect to specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects (but not with respect to escrow accounts maintained for ongoing obligations, such as real estate taxes, insurance premiums, ongoing property maintenance, replacements and capital improvements or debt service). If the work or project is not completed in accordance with the requirements of the escrow, the applicable Master Servicer and the Special Servicer (which shall itself consult with the Operating Adviser) will consult with each other as to whether there exists a material default under the underlying Mortgage Loan documents.

            (h) In the case of the Mortgage Loans set forth on Schedule XII, as to which the Scheduled Payment is due in a calendar month on a Due Date (including any grace period) that may occur after the end of the Collection Period ending in such calendar month, subject to Section 4.4, the applicable Master Servicer shall, unless the Scheduled Payment is received before the end of the Collection Period, make a P&I Advance by deposit to the Certificate Account on the Master Servicer Remittance Date in an amount equal to the Scheduled Payment or the Assumed Scheduled Payment, as applicable, and for purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," such Scheduled Payment or Assumed Scheduled Payment, as applicable, shall be deemed to have been received in such Collection Period.

            Section 5.2 Application of Funds in the Certificate Accounts and Interest Reserve Account

            (a) Subsection (I). Each Master Servicer shall, from time to time, make withdrawals from the applicable Certificate Accounts and remit them by wire transfer prior to 2:00 p.m., New York City time, on the related Master Servicer Remittance Date, in immediately available funds to the account specified in this Section or otherwise (x) to such account as each shall determine from time to time of amounts payable to the applicable Master Servicer from the applicable Certificate Account (or, insofar as they relate to a Serviced Companion Loan, from the Serviced Companion Loan Custodial Account) pursuant to clauses (i),
(ii), (iii), (iv), (vi), (viii) and (ix) below; (y) to the account specified in writing by the Paying Agent from time to time of amounts payable to the Paying Agent and the Trustee from the applicable Certificate Account (or, insofar as they relate to a Serviced Companion Loan, from the Serviced Companion Loan Custodial Account) pursuant to clauses (ii), (iii), (v), (vi), (xi), (xii) and
(xiii) below; provided that if the Master Servicer fails to make any remittance required by this Subsection (I) to the Paying Agent for deposit in the Distribution Account on the Master Servicer Remittance Date pursuant to clause
(iii) or (xi) below, the Master Servicer shall pay (from its own funds without right of reimbursement therefor) to the Paying Agent, for the account of the Paying Agent, interest on any amount not timely remitted at the Advance Rate from and including the day the remittance was required to be made to, but not including, the day on which such remittance is actually made, and, (notwithstanding any contrary provision of Section 8.28) if such remittance and payment of interest are made not later than 11:00 a.m. (Eastern time) on the related Distribution Date, then, insofar as the failure to make such remittance otherwise constitutes an Event of Default on the part of the Master Servicer, then such Event of Default shall thereupon be deemed to have been cured; and (z) to the Special Servicer from time to time of amounts payable to the Special Servicer from the applicable Certificate Account (or, insofar as they relate to a Serviced Companion Loan, from the Serviced Companion Loan Custodial Account) pursuant to clauses (i), (ii), (iv), (vi), (vii) and (ix) below of the following amounts, from the amounts specified for the following purposes:

            (i) Fees: The Capmark Master Servicer shall pay (A) to itself Late Fees (in excess of amounts used to pay Advance Interest) relating to Mortgage Loans (or Serviced Companion Loans) which are not Specially Serviced Mortgage Loans, 50% of any Modification Fees relating to Mortgage Loans (or Serviced Companion Loans) which are not Specially Serviced Mortgage Loans, 50% of assumption application fees relating to Mortgage Loans (or Serviced Companion Loans) that are not Specially Serviced Mortgage Loans, 50% of any assumption fees relating to Mortgage Loans (or Serviced Companion Loans) which are not Specially Serviced Mortgage Loans that require Special Servicer approval or 100% of any assumption fees relating to Mortgage Loans which are not Specially Serviced Mortgage Loans that, with respect to the assignment, assumption or substitution (a) the consent of the Special Servicer was not required or (b) is "expressly permitted" pursuant to the terms of the related Mortgage Loan, 100% of any extension fees payable to the Capmark Master Servicer under Section 8.10 or other fees payable to the Capmark Master Servicer hereunder; provided that any such fees described in (A) hereof shall be divided between such Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement and (B) directly to the Special Servicer, 50% of any assumption fees (to the extent (a) the consent of the Special Servicer was required or (b) assumption is not "expressly permitted" pursuant to the terms of the related Mortgage Loan), 50% of assumption application fees, modification fees and related charges on Mortgage Loans (or Serviced Companion Loans) which are not Specially Serviced Mortgage Loans and, to the extent deposited into a Certificate Account, all assumption fees (including assumption application fees) relating to Specially Serviced Mortgage Loans and, to the extent provided in Section 9.11(c), Late Fees, Modification Fees, extension fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by or on behalf of the applicable Mortgagor and, to the extent provided in Section 9.11(c), default interest (in excess of Advance Interest arising only from that particular Specially Serviced Mortgage Loan for which the Late Fees or default interest were collected).

            The Prudential Master Servicer shall pay (A) to itself Late Fees (in excess of amounts used to pay Advance Interest) relating to Prudential Loans which are not Specially Serviced Mortgage Loans, 50% of any Modification Fees relating to Prudential Loans which are not Specially Serviced Mortgage Loans, 50% of assumption application fees relating to Prudential Loans that are not Specially Serviced Mortgage Loans, 50% of any assumption fees relating to Prudential Loans that are not Specially Serviced Mortgage Loans, 50% of any extension fees payable to such Master Servicer under Section 8.10 or other fees payable to the Prudential Master Servicer hereunder; and (B) directly to the Special Servicer, 50% of any assumption fees on Prudential Loans that are not Specially Serviced Mortgage Loans and, to the extent deposited into a Certificate Account, all assumption fees (including assumption application fees) relating to Specially Serviced Mortgage Loans and, to the extent provided in Section 9.11(c), Late Fees, Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by or on behalf of the applicable Mortgagor and, to the extent provided in Section 9.11(c), default interest (in excess of Advance Interest arising only from that particular Specially Serviced Mortgage Loan for which the Late Fees or default interest were collected).

            The Wells Fargo Master Servicer shall pay (A) to itself Late Fees (in excess of amounts used to pay Advance Interest) relating to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans which are not Specially Serviced Mortgage Loans, 50% of any Modification Fees relating to Wells Fargo Loans, the MSMC Loans or the NatCity Loans which are not Specially Serviced Mortgage Loans, 50% of assumption application fees relating to Wells Fargo Loans, the MSMC Loans or the NatCity Loans that are not Specially Serviced Mortgage Loans, 50% of any assumption fees relating to Wells Fargo Loans, the MSMC Loans or the NatCity Loans that are not Specially Serviced Mortgage Loans, 50% of any extension fees payable to such Master Servicer under Section 8.10 or other fees payable to the Wells Fargo Master Servicer hereunder; and (B) directly to the Special Servicer, 50% of any assumption fees on Wells Fargo Loans, the MSMC Loans and the NatCity Loans that are not Specially Serviced Mortgage Loans and, to the extent deposited into a Certificate Account, all assumption fees (including assumption application fees) relating to Specially Serviced Mortgage Loans and, to the extent provided in Section 9.11(c), Late Fees, Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by or on behalf of the applicable Mortgagor and, to the extent provided in
      Section 9.11(c), default interest (in excess of Advance Interest arising only from that particular Specially Serviced Mortgage Loan for which the Late Fees or default interest were collected);

            (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): in the case of all Mortgage Loans and the Serviced Companion Loans, subject to subsection (iv) of Section 5.2(a)(II) below, to reimburse or pay to the Master Servicers, the Special Servicer and the Trustee, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with Section 4.4 that any Servicing Advance is a Nonrecoverable Advance, Servicing Advances on the related Mortgage Loan (or Serviced Companion Loan) from payments made by or on behalf of the related Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a Servicing Advance has been or is being reimbursed, any related Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account); provided that Late Fees and default interest will be applied on a "loan by loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan or a Serviced Companion Loan, will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan or Serviced Companion Loan, as applicable, on or after the Cut-Off Date), to the payment of Advance Interest incurred on or after the Cut-Off Date and unpaid on all Advances on such Mortgage Loan or (y) after a Final Recovery Determination or determination that any Servicing Advance on the related Mortgage Loan or Serviced Companion Loan is a Nonrecoverable Advance, any Servicing Advances made on the related Mortgage Loan, Serviced Companion Loan or REO Property, as applicable, from any funds on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account) (regardless of whether such amount was recovered from the applicable Mortgage Loan, Serviced Companion Loan or REO Property) and pay Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period (applying such Late Fees and default interest on a "loan by loan basis" to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan or Serviced Companion Loan, as applicable, arising on or after the Cut-Off
      Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (notwithstanding anything herein to the contrary each Master Servicer shall reimburse itself or such other party pursuant to Section 4.4(b));

            (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): in the case of the Mortgage Loans, subject to subsection (iv) of Section 5.2(a)(II) below, to reimburse or pay to each Master Servicer and the Trustee, pursuant to Section 4.6, (x) if prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any P&I Advances from Late Collections made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds allocable to the related Mortgage Loan and, to the extent that a P&I Advance has been or is being reimbursed, any related Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period and allocable to such Mortgage Loan, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account); provided that Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan on or after the Cut-Off Date) or (y) if after a Final Recovery Determination or determination in accordance with Section
      4.4 that any P&I Advance on the related Mortgage Loan is a Nonrecoverable Advance, for any Mortgage Loan, any P&I Advances made on the related Mortgage Loan or REO Property from any funds on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account) (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and any Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period allocable to such Mortgage Loan (applying such Late Fees and default interest on a "loan-by-loan basis," to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan incurred on or after the Cut-Off Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account);

            (iv) Servicing Fees and Special Servicer Compensation: to pay to itself the Master Servicing Fee, subject to reduction for any Compensating Interest, to pay to the Special Servicer the Special Servicing Fee and the Work-Out Fee and, if applicable, to pay to the Primary Servicers (or the Capmark Master Servicer) the Primary Servicing Fees and to pay to the parties entitled thereto the Excess Servicing Fees (to the extent not previously retained by any of such parties);

            (v) Paying Agent Fee: to pay to the Distribution Account for withdrawal by the Paying Agent, the Paying Agent Fee;

            (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses at the time set forth herein or in the definition thereof, the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

            (vii) Liquidation Fees: to pay to the Special Servicer from the applicable Certificate Accounts, the amount certified by the Special Servicer equal to the Liquidation Fee, to the extent provided in Section
      9.11 hereof;

            (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in the applicable Certificate Accounts (including the Serviced Companion Loan Custodial Account);

            (ix) Prepayment Interest Excesses: to pay to the Master Servicers the aggregate Prepayment Interest Excesses relating to the Mortgage Loans for which they act as Master Servicer which are not Specially Serviced Mortgage Loans, to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans; and to pay to the Master Servicers the aggregate Prepayment Interest Excesses relating to the Specially Serviced Mortgage Loans for which they act as Master Servicer, which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Specially Serviced Mortgage Loans;

            (x) Correction of Errors: to withdraw funds deposited in the Certificate Accounts in error;

            (xi) Distribution Account: to make payment on each Master Servicer Remittance Date of the remaining amounts in the applicable Certificate Accounts (excluding Excess Interest and Excess Liquidation Proceeds) into the Distribution Account (or in the case of any Excess Interest, deposit to the Excess Interest Sub-account), other than amounts held for payment in future periods or pursuant to clause (xii) below and, in the case of the Capmark Master Servicer, the obligation to make such payments to be offset by the amount of any Net Swap Payment, as set forth in Section 8.31(b) and Section 6.12; provided, that the Capmark Master Servicer is provided written notice of the amount of such Net Swap Payment no later than the second Business Day prior to the Distribution Date;

            (xii) Reserve Account: to make payment on each Master Servicer Remittance Date to the Reserve Account, any Excess Liquidation Proceeds (subject to Section 4.6(c)); and

            (xiii) Clear and Terminate: to clear and terminate the Certificate Accounts pursuant to Section 8.29;

provided, however, that in the case of a Serviced Companion Loan:

            (A) the applicable Master Servicer shall be entitled to make transfers from time to time, from the Serviced Companion Loan Custodial Account to the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (i), (ii), (iv), (v), (vi), (vii), (viii), (ix) and (xii) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to a Serviced Loan Group and is allocable to the related Serviced Companion Loan, and the applicable Master Servicer shall also be entitled to make transfers from time to time, from the Serviced Companion Loan Custodial Account to the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account, of amounts transferred to the Serviced Companion Loan Custodial Account in error, and amounts necessary for the clearing and termination of the Certificate Account pursuant to Section 8.29; provided, however that the applicable Master Servicer shall not be entitled to make transfers from the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account (other than amounts previously transferred from the Serviced Companion Loan Custodial Account in accordance with this clause (A)) of amounts necessary for the payment or reimbursement of amounts described in any one or more of the foregoing clauses;

            (B) the applicable Master Servicer shall be entitled to make transfers from time to time, from the Serviced Companion Loan Custodial Account to the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of each Senior Mortgage Loan is entitled under the related Co-Lender Agreement (including in respect of interest, principal and Prepayment Premiums); and

            (C) (1) with respect to any Serviced Companion Loan other than a Serviced Companion Loan that is part of the Beacon Seattle & DC Portfolio Loan Group, the applicable Master Servicer shall, on either (x) the later of (i) one (1) Business Day after the related Determination Date or (ii) alternatively, but only if the Serviced Companion Loan is primary serviced under a Primary Servicing Agreement, one (1) Business Day after receipt from the Primary Servicer or (y) such other date as may be agreed to between the applicable Master Servicer and the holder of such Serviced Companion Loan (in their respective sole discretion), remit to the holder of such Serviced Companion Loan all amounts on deposit in the Serviced Companion Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the holder of a Serviced Companion Loan is entitled thereto under the related Co-Lender Agreement, and

            (2) with respect to a Serviced Companion Loan that is part of the Beacon Seattle & DC Portfolio Loan Group, the Wells Fargo Master Servicer shall remit to the holder of such Serviced Companion Loan all amounts on deposit in the Serviced Companion Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses
      (A) and/or (B) above), to the extent that the holder of such Serviced Companion Loan is entitled thereto under the related Co-Lender Agreement:

                  (i) in the case of each such Serviced Companion Loan other than the Serviced Companion Loan evidenced by Note A-4, the later of
            (I) one (1) Business Day after the Due Date and (II) one (1) Business Day following receipt of such amounts from the related Mortgagor or in respect of such Serviced Companion Loan (or such other date as may be agreed to between the Wells Fargo Master Servicer (with the consent of the applicable Primary Servicer) and the holder of such Serviced Companion Loan), and

                  (ii) in the case of such Serviced Companion Loan evidenced by
            Note A-4:

                        (I) if the related Due Date of such Serviced Loan Group
                  in such calendar month occurs three (3) Business Days prior to the related distribution date for the securities issued in the related Other Securitization, by 2:00 p.m., New York City time, one (1) Business Day following such Due Date (with such remittances to be made to the master servicer of such Other Securitization);

                        (II) if the related Due Date of such Serviced Loan Group
                  in such calendar month occurs two (2) Business Days prior to the related distribution date for the securities issued in the related Other Securitization;

                              (aa) in the case of interest collections, by 2:00
                        p.m., New York City time, one (1) Business Day following such Due Date (with such remittances to be made to the master servicer of such Other Securitization);

                              (bb) in the case of principal collections, if such
                        amount is received by 1:00 p.m., New York City time on the related Due Date, by 2:00 p.m., New York City time, one (1) Business Day following such Due Date (with such remittances to be made to the trustee of such Other Securitization) together with any necessary updates to the CMSA Loan Periodic Update File previously delivered to reflect such collections to be delivered to the master servicer and the trustee of such Other Securitization; and

                              (cc) in all other cases, by 2:00 p.m., New York
                        City time, one (1) Business Day following receipt of such amounts from the related Mortgagor or in respect of such Serviced Companion Loan (with such remittances to be made to the master servicer of such Other Securitization); and

                        (III) if the related Due Date of such Serviced Loan
                  Group in such calendar month occurs one (1) Business Day prior to the related distribution date for the securities issued in the related Other Securitization;

                              (aa) in the case of interest collections, if such
                        amount is received by 1:00 p.m., New York City time on the related Due Date, by 5:00 p.m., New York City time, on the same day (with such remittances to be made to the master servicer of such Other Securitization);

                              (bb) in the case of principal collections, if such
                        amount is received by 1:00 p.m., New York City time on the related Due Date, by 5:00 p.m., New York City time, on the same day (with such remittances to be made to the trustee of such Other Securitization) together with any necessary updates to the CMSA Loan Periodic Update File previously delivered to reflect such collections to be delivered to the master servicer and the trustee of such Other Securitization; and

                              (cc) in all other cases, by 2:00 p.m., New York
                        City time, one (1) Business Day following receipt of such amounts from the related Mortgagor or in respect of such Serviced Companion Loan (with such remittances to be made to the master servicer of such Other Securitization).

            Expenses incurred with respect to each Serviced Loan Group shall be allocated in accordance with the related Co-Lender Agreement. The applicable Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan and the Serviced Companion Loans for the purpose of justifying any withdrawal or transfer from the Certificate Account and the Serviced Companion Loan Custodial Account, as applicable. If funds collected with respect to the Senior Mortgage Loan are insufficient to pay amounts due to the Trust as the holder thereof (or to the parties to this Agreement) pursuant hereto, then the Master Servicer shall, to the extent permitted by the related Co-Lender Agreement, be entitled to withdraw the amount of such shortfall from collections on, and other proceeds of, a Subordinate Loan; provided that if there is more than one Subordinate Loan, such shortfall shall be allocated to such Subordinate Loans in reverse order of priority (i.e., first to the most Subordinate Loan, and then, to the extent that such shortfall still exists, to the next Subordinate Loan, etc.) The applicable Master Servicer shall not be permitted to withdraw any funds from the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account with respect to any liabilities, costs and expenses that are allocable to the Serviced Companion Loan unless there are no remaining funds in the Serviced Companion Loan Custodial Account that are available and required to be used to pay such liability, cost or expense paid in accordance with the related Co-Lender Agreement. If the applicable Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates solely to the Serviced Companion Loan, but is not limited to a specific source of funds (other than the requirement that it must be made by withdrawal from the Serviced Companion Loan Custodial Account, insofar as it relates to such Serviced Companion Loan, and is permitted pursuant to the related Co-Lender Agreement), the applicable Master Servicer shall, if funds on deposit in the Serviced Companion Loan Custodial Account are insufficient therefor, request the holder of such Serviced Companion Loan to make such payment or reimbursement to the extent the holder of such Serviced Companion Loan is obligated to make such payment or reimbursement pursuant to the related Co-Lender Agreement. If the holder of the applicable Serviced Companion Loan fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request, the applicable Master Servicer shall be entitled to make such payment or reimbursement from the Certificate Account (with Advance Interest, if applicable). If such payment or reimbursement is subsequently recovered from the holder of such Serviced Companion Loan to the extent that any amounts were previously taken by the applicable Master Servicer from the Certificate Account, the amount recovered shall be deposited into the Certificate Account and shall not be deposited into the Serviced Companion Loan Custodial Account. To the extent that amounts in the Serviced Companion Loan Custodial Account are not sufficient to fully reimburse the applicable Master Servicer or the Special Servicer for any fees and expenses relating solely to a Serviced Companion Loan, the applicable Master Servicer or the Special Servicer, as applicable, shall be entitled to seek reimbursement from the holder of the related Serviced Companion Loan.

            Subsection (II). The provisions of this subsection II of this
Section 5.2(a) shall apply notwithstanding any contrary provision of subsection
(I) of this Section 5.2(a):

            (i) Identification of Workout-Delayed Reimbursement Amounts: If any Advance made with respect to any Mortgage Loan on or before the date on which such Mortgage Loan becomes (or, but for the requirement that the Mortgagor shall have made three consecutive scheduled payments under its modified terms, would then constitute) a Rehabilitated Mortgage Loan, together with Advance Interest accrued thereon, is not, pursuant to the operation of the provisions of Section 5.2(a)(I), reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Rehabilitated Mortgage Loan, such Advance, together with such Advance Interest, shall constitute a "Workout-Delayed Reimbursement Amount" to the extent that such amount has not been determined to constitute a Nonrecoverable Advance. All references herein to "Workout-Delayed Reimbursement Amount" shall be construed always to mean the related Advance and any Advance Interest thereon, together with any further Advance Interest that accrues on the unreimbursed portion of such Advance from time to time in accordance with the other provisions of this Agreement. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

            (ii) General Relationship of Provisions: Subsection (iii) below (subject to the terms and conditions thereof) sets forth the terms of and conditions to the right of a Person to be reimbursed for any Workout-Delayed Reimbursement Amount to the extent that such Person is not otherwise entitled to reimbursement and payment of such Workout-Delayed Reimbursement Amount pursuant to the operation of Section 5.2(a)(I) above. Subsection (iv) below (subject to the terms and conditions thereof) authorizes the Master Servicer to abstain from reimbursing itself (or, if applicable, the Trustee to abstain from obtaining reimbursement) for Nonrecoverable Advances under certain circumstances in its sole discretion. Upon any determination that all or any portion of a Workout-Delayed Reimbursement Amount constitutes a Nonrecoverable Advance, then the reimbursement or payment of such amount (and any further Advance Interest that may accrue thereon) shall cease to be subject to the operation of subsection (iii) below, such amount (and further Advance Interest) shall be as fully payable and reimbursable to the relevant Person as would any other Nonrecoverable Advance (and Advance Interest thereon) and, as a Nonrecoverable Advance, such amount may become the subject of the applicable Master Servicer's (or, if applicable, the Trustee's) exercise of its sole discretion authorized by subsection (iv) below.

            (iii) Reimbursements of Workout-Delayed Reimbursement Amounts: Each Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement and payment for all Workout-Delayed Reimbursement Amounts in each Collection Period; provided, however, that the aggregate amount (for all such Persons collectively) of such reimbursements and payments in such Collection Period shall not exceed (and the reimbursement and payment shall be made from) the aggregate amounts in the Certificate Account allocable to principal for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances) and net of any Nonrecoverable Advances then outstanding and reimbursable from such amounts in the Certificate Account allocable to principal in accordance with Section 5.2(a)(II)(iv) below. As and to the extent provided in clause (II)(A) of the definition thereof, the Principal Distribution Amount for the Distribution Date related to such Collection Period shall be reduced to the extent that such payment or reimbursement of a Workout-Delayed Reimbursement Amount is made from amounts in the Certificate Account allocable to principal pursuant to the preceding sentence.

            (iv) Reimbursement of Nonrecoverable Advances; Sole Discretion to Abstain from Reimbursements of Certain Nonrecoverable Advances: To the extent that Section 5.2(a)(I) otherwise entitles the applicable Master Servicer, Special Servicer or Trustee to reimbursement for any Nonrecoverable Advance (including Workout Delayed Reimbursement Amounts that have been determined by a Master Servicer, the Special Servicer or the Trustee to be Nonrecoverable Advances) (or payment of Advance Interest thereon from a source other than Late Fees and default interest on the related Mortgage Loan) during any Collection Period, then, notwithstanding any contrary provision of subsection (I) above, (a) to the extent that one or more such reimbursements and payments of Nonrecoverable Advances (and such Advance Interest thereon) are made, such reimbursements and payments shall be made, first, from the aggregate principal collections and recoveries on the Mortgage Loans for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances, and prior to any deduction for Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that were reimbursed or paid during the related Collection Period from principal collections on the Mortgage Loans, as described by clause
      (II)(A) of the definition of Principal Distribution Amount and pursuant to subsection (iii) of Section 5.2(a)(II)), and then from other collections (including interest) on the Mortgage Loans for such Collection Period, and
      (b) if and to the extent that the amount of such a Nonrecoverable Advance (and Advance Interest thereon), together with all Nonrecoverable Advances (and Advance Interest thereon) theretofore reimbursed during such Collection Period, would exceed such principal collections and recoveries on the Mortgage Loans for such Collection Period (and Advance Interest thereon), the applicable Master Servicer (and the Special Servicer or the Trustee, as applicable, if it made the relevant Advance) is hereby authorized (but shall not be construed to have any obligation whatsoever) (as an accommodation), if it elects at its sole discretion (subject to the requirement below that the applicable Master Servicer may not defer any reimbursement for more than 6 Collection Periods without the consent of the Operating Adviser and, in any event, 12 Collection Periods in the aggregate), to abstain from reimbursing itself (notwithstanding that it is entitled to such reimbursement) during that Collection Period for all or a portion of such Nonrecoverable Advance (and Advance Interest thereon); provided, however, that no deferment shall be more than the amount by which the Nonrecoverable Advances (and Advance Interest thereon) exceed the amount of principal on collection in the Certificate Account. The applicable Master Servicer or the Special Servicer, in considering whether an Advance is a Nonrecoverable Advance, shall be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by the applicable Master Servicer, the Special Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related Mortgage Loan are a source of reimbursement not only for the P&I Advance or Servicing Advance under consideration, but also as a potential source of reimbursement of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is or may be being deferred or delayed. In connection with a potential election by the applicable Master Servicer, Special Servicer or Trustee to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the Collection Period for any Distribution Date, the applicable Master Servicer (or the Special Servicer or the Trustee, as applicable) shall further be authorized to wait for principal collections to be received before making its determination of whether to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of the Collection Period. Notwithstanding the foregoing, the applicable Master Servicer (or the Special Servicer or the Trustee, as applicable) may defer the above reimbursement for no more than 6 Collection Periods without the consent of the Operating Adviser and, in any event, 12 Collection Periods in the aggregate. If the applicable Master Servicer (or the Special Servicer or the Trustee, as applicable), determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised or for any other reason decides not to continue deferral, then the applicable Master Servicer (or the Special Servicer or the Trustee, as applicable) will be entitled to immediate reimbursement of such Nonrecoverable Advance plus interest thereon at the Advance Rate. The agreement of the applicable Master Servicer (or the Special Servicer or the Trustee, as applicable) to defer reimbursement of such Nonrecoverable Advances shall not be construed as an obligation on the part of such applicable Master Servicer (or the Special Servicer or the Trustee, as applicable), or a right of the Certificateholders. No such deferment shall be deemed to create in the Certificateholders a right to prior payment of distributions over such Master Servicer's, Special Servicer's or the Trustee's right to reimbursement for Advances. Deferred Advances shall continue to earn interest at the Advance Rate. In all events the decision to defer reimbursement or seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard.

            None of the Master Servicers, the Special Servicers or the Trustee shall have any liability whatsoever for making an election, or refraining from making an election, that is authorized under this subsection (II)(iv). The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection (II)(iv) or to comply with the terms of this subsection (II)(iv) and the other provisions of this Agreement that apply once such an election, if any, has been made.

            Any election by a Master Servicer (or the Special Servicer or the Trustee, as applicable) to abstain from reimbursing itself for any Nonrecoverable Advance (and Advance Interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on such Master Servicer (or the Special Servicer or the Trustee, as applicable) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of such Master Servicer (or the Special Servicer or the Trustee, as applicable) to otherwise be reimbursed for such Nonrecoverable Advance (and Advance Interest thereon). Any election by a Master Servicer, the Special Servicer or the Trustee to abstain from reimbursing itself for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of Advance Interest on the unreimbursed portion of such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicers, the Special Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another, to any of the Certificateholders or to the holder of a Serviced Companion Loan for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election. The foregoing statements in this paragraph shall not limit the generality of the statements made in the immediately preceding paragraph. Notwithstanding the foregoing, none of the Master Servicers, the Special Servicer or the Trustee shall have the right to abstain from reimbursing itself for any Nonrecoverable Advance to the extent of the amount described in clause (I)(A) of the definition of Principal Distribution Amount.

            To the extent that amounts in the Certificate Account allocable to principal are not sufficient to fully reimburse any Nonrecoverable Advance (with interest thereon) in any Collection Period and a Master Servicer, the Special Servicer or the Trustee, as applicable, does not intend to exercise its sole discretion to defer the reimbursement of such amounts to a subsequent Collection Period, then the Special Servicer, the applicable Master Servicer or the Trustee, as applicable, shall give the Rating Agencies at least 15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans unless (1) the Special Servicer, the applicable Master Servicer or the Trustee, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Special Servicer's, such Master Servicer's or the Trustee's, as applicable, ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Special Servicer, the applicable Master Servicer or the Trustee, as applicable, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Special Servicer or the applicable Master Servicer, as applicable, has not timely received from the Trustee information requested by the Special Servicer or the applicable Master Servicer, as applicable, to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Special Servicer, the applicable Master Servicer or the Trustee, as applicable, shall give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances.

            (v) Reimbursement Rights of the Master Servicers, Special Servicer and Trustee Are Senior: Nothing in this Agreement shall be deemed to create in any Certificateholder a right to prior payment of distributions over the applicable Master Servicer's, the Special Servicer's or the Trustee's right to reimbursement for Advances plus Advance Interest (whether those that constitute Workout-Delayed Reimbursement Amounts, those that have been the subject of the Master Servicer's election authorized in subsection (iv) or otherwise).

            (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the applicable Certificate Account (or sub-account thereof) and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate; provided, however, that as to (i) the Mortgage Loans set forth on Schedule XII, for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, sums received by the applicable Master Servicer with respect to such Scheduled Payment but after the end of such Collection Period shall be applied by such Master Servicer to reimburse any related P&I Advance made pursuant to Section 5.1(h), and such Master Servicer shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any such Scheduled Payments (including any Balloon Payments) received after the end of such Collection Period but no later than two Business Days immediately preceding such Master Servicer Remittance Date on such Mortgage Loans set forth on Schedule XII, and (ii) the Mortgage Loans set forth on Schedule XIII, for which a voluntary Principal Prepayment is permitted on any day of the month without the payment of a full month's interest, the applicable Master Servicer with respect to such Principal Prepayment shall remit to the Paying Agent for deposit into the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments received after the end of such Collection Period but no later than two Business Days immediately preceding such Master Servicer Remittance Date on such Mortgage Loans set forth on Schedule XIII. In connection with the deposit of any Scheduled Payments and Principal Prepayments to the Distribution Account in accordance with the immediately preceding sentence, the applicable Master Servicer shall promptly notify the Paying Agent and the Paying Agent shall, if it has already reported anticipated distributions to the Depository, use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date. Neither the applicable Master Servicer nor the Paying Agent nor the Trustee shall be liable or held responsible for any resulting delay or failure or any claims or costs incurred in the making of such distribution to Certificateholders. For purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the preceding proviso shall be deemed to have been collected in the prior Collection Period.

            (c) On each Master Servicer Remittance Date in March of every year commencing in March 2008 (or February, if the related Distribution Date is the Final Distribution Date), the Paying Agent shall withdraw all related amounts then in the applicable Interest Reserve Account and deposit such amounts into the Distribution Account.

            Section 5.3 Distribution Account, Excess Interest Sub-account, Reserve Account and Floating Rate Accounts

            (a) The Paying Agent, on behalf of the Trustee shall establish (with respect to clause (i), on or prior to the Closing Date, and with respect to clause (ii), on or prior to the date the Paying Agent determines is necessary) and maintain in its name, on behalf of the Trustee, (i) an account (the "Distribution Account"), which shall include a certain sub-account (the "Excess Interest Sub-account") to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Paying Agent, on behalf of The Bank of New York Trust Company, National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, Distribution Account" and (ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Paying Agent, on behalf of The Bank of New York Trust Company, National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, Reserve Account." The Distribution Account and the Reserve Account shall be Eligible Accounts. Funds in the Reserve Account shall not be invested. The Distribution Account and the Reserve Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Paying Agent held under this Agreement. The Excess Interest Sub-account and the Reserve Account shall be deemed sub-accounts of the Distribution Account.

            Funds in the Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Paying Agent in Eligible Investments selected by the Paying Agent which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the Paying Agent to make withdrawals from the Distribution Account under Section 5.3(b), and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Paying Agent, on behalf of The Bank of New York Trust Company, National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14." None of the Depositor, the Mortgagors, the Special Servicer, the Master Servicers, the Primary Servicers or the Trustee shall be liable for any loss incurred on such Eligible Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, as the case may be, out of its own funds immediately as realized. If the Paying Agent deposits in or transfers to the Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Account, as the case may be, notwithstanding any provision herein to the contrary.

            (b) Except as set forth in the next succeeding sentences, the Paying Agent shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received, all moneys remitted by the Master Servicers pursuant to this Agreement, including P&I Advances made by the Master Servicers and the Trustee, other than Excess Liquidation Proceeds, into the Distribution Account and all Excess Liquidation Proceeds into the Reserve Account. The Paying Agent shall deposit amounts constituting collections of Excess Interest on the Mortgage Loans into the Excess Interest Sub-account. Subject to Section 5.1(h), on any Master Servicer Remittance Date, none of the Master Servicers shall have any duty to remit to the Distribution Account any amounts other than amounts held in the applicable Certificate Accounts and collected during the related Collection Period as provided in clauses (v) and
(xi) of Section 5.2(a) and the P&I Advance Amount, and, on the Master Servicer Remittance Date occurring in March of any year, commencing in March 2008 (or February, if the related Distribution Date is the Final Distribution Date), related amounts held in the applicable Interest Reserve Account. The Paying Agent shall make withdrawals from the Distribution Account (including the Excess Interest Sub-account) and the Reserve Account only for the following purposes:

            (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to pay any amounts payable to the Master Servicers, the Primary Servicers, the Special Servicer, the Paying Agent (including the Paying Agent Fee) and the Trustee, or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to
      Section 5.2;

            (iii) to make distributions to Certificateholders (other than the Holders of the Floating Rate Certificates) pursuant to Sections 6.5 and
      6.11 and to make distributions to the related Floating Rate Grantor Trust in respect of the applicable Class of Floating Rate Regular Interest, with a credit for the amount of the related Net Swap Payment deemed distributed by the Paying Agent to the applicable Master Servicer's Floating Rate Account pursuant to Sections 5.3(c) and 6.12; and

            (iv) to clear and terminate the Distribution Account pursuant to
      Section 10.2.

            (c) On or before the Closing Date, the Paying Agent shall, and, with respect to the related Net Swap Payments, the Capmark Master Servicer shall, establish and maintain a separate Class A-2FL Floating Rate Account for the benefit of the Holders of the Class A-2FL Certificates. On or before the Closing Date, the Paying Agent shall, and, with respect to the related Net Swap Payments, the Capmark Master Servicer shall, establish and maintain a separate Class A-5FL Floating Rate Account for the benefit of the Holders of the Class A-5FL Certificates. On or before the Closing Date, the Paying Agent shall, and, with respect to the related Net Swap Payments, the Capmark Master Servicer shall, establish and maintain a separate Class A-MFL Floating Rate Account for the benefit of the Holders of the Class A-MFL Certificates. On or before the Closing Date, the Paying Agent shall, and, with respect to the related Net Swap Payments, the Capmark Master Servicer shall, establish and maintain a separate Class A-JFL Floating Rate Account for the benefit of the Holders of the Class A-JFL Certificates. Each Floating Rate Account established by the Capmark Master Servicer as set forth above shall be described herein as a "Master Servicer's Floating Rate Account." Each Master Servicer's Floating Rate Account and Floating Rate Account shall at all times be an Eligible Account and relate solely to the related Class of Floating Rate Certificates. Each Floating Rate Account established by the Paying Agent shall be entitled: "LaSalle Bank National Association, as Paying Agent on behalf of The Bank of New York Trust Company, National Association, as Trustee, in trust for Holders of the Morgan Stanley Capital I Trust 2007-IQ14, Floating Rate Account, Class [A-2FL, A-5FL, A-MFL or A-JFL]" and the Paying Agent shall have the exclusive right to withdraw funds therefrom. Each Master Servicer's Floating Rate Account established by the Capmark Master Servicer shall be entitled: "[Name of the Master Servicer], as Master Servicer for The Bank of New York Trust Company, National Association, as Trustee for the Holders of Morgan Stanley Capital I Trust 2007-IQ14, Floating Rate Account, Class [A-2FL, A-5FL, A-MFL or A-JFL]" and the Capmark Master Servicer shall have the exclusive right to withdraw funds therefrom. The Paying Agent shall deposit, or shall be deemed to deposit, into each Floating Rate Account on or prior to each Distribution Date an amount equal to those amounts payable under the related Floating Rate Regular Interest (in each case net of any payments to the Swap Counterparty made pursuant to Section 8.31(b) hereof) pursuant to Article VI hereof and shall deposit into each Floating Rate Account all amounts received on the related Swap Contract in respect of such Distribution Date. With respect to each Master Servicer's Floating Rate Account, the Paying Agent, pursuant to Section 6.12, shall be deemed to have transferred, and to have directed the Capmark Master Servicer to deposit, into each such Master Servicer's Floating Rate Account on or prior to each Master Servicer Remittance Date an amount equal to that portion payable under the related Class of Floating Rate Regular Interests pursuant to Article VI hereof that is equal to the related Net Swap Payments due to the Swap Counterparty under the related Swap Contract. Amounts in each Floating Rate Account shall be held uninvested. The Paying Agent shall make withdrawals from each Floating Rate Account in the following order of priority and only for the following purposes:

            (i) to withdraw amounts deposited in each such Floating Rate Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to make distributions to the Holders of the related Class of Floating Rate Certificates pursuant to Section 6.12;

            (iii) to withdraw termination payments to purchase a replacement swap contract, if applicable;

            (iv) to pay the costs and expenses incurred by the Paying Agent in connection with enforcing the rights of the Trust under the related Swap Contract only to the extent such costs and expenses were incurred in accordance with Section 6.12; provided, that the Paying Agent shall only be permitted to incur and reimburse itself out of such Floating Rate Account with respect to any such costs and expenses which are in excess of any related termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement swap contract if it has received the written consent of 100% of the Holders of the related Class of Floating Rate Certificates, or has received a Rating Agency Confirmation (with respect to the related Class of Floating Rate Certificates) from each Rating Agency (the expense of such confirmation to be paid by the Holders of such Class of Floating Rate Certificates); and

            (v) to clear and terminate such Floating Rate Account pursuant to
      Section 9.1.

            (d) Pursuant to Section 8.31(b), on the Business Day prior to each Distribution Date the Paying Agent shall notify the Capmark Master Servicer of the amount of any payments from each Master Servicer's Floating Rate Account to be made to the Swap Counterparty by the close of business on each Master Servicer Remittance Date, and the Capmark Master Servicer shall cause such payments to be made in accordance with this Agreement and the related Swap Contract.

            Section 5.4 Paying Agent Reports

            (a) On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicers and the Special Servicer and delivered to the Paying Agent by such Master Servicers (no later than 2:00 p.m., New York City time on the Report Date), the Paying Agent shall make available to any interested party via its internet website initially located at "www.etrustee.net" (the "Paying Agent's Website"), (i) the Monthly Certificateholders Report (substantially in the form of Exhibit M), (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Final Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I which report may be included as part of the Monthly Certificateholders Report, (iii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond Level File and the CMSA Collateral Summary File, (iv) a CMSA Delinquent Loan Status Report, a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, a CMSA Historical Liquidation Report, a CMSA Reconciliation of Funds Report, a CMSA REO Status Report and an CMSA Loan Level Reserve/LOC Report, each containing substantially the information contemplated in the definition of Unrestricted Servicer Reports and (v) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Final Prospectus Supplement and this Agreement.

            In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicers and the Special Servicer and delivered to the Paying Agent in accordance herewith, the Paying Agent shall make available via the Paying Agent's Website, on a restricted basis, the Restricted Servicer Reports (including the Property File on or prior to each Distribution Date, commencing in June 2007). The Paying Agent shall provide access to the Restricted Servicer Reports, upon request, to each Certificateholder and any prospective Certificateholder or Certificate Owner, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, the Operating Adviser, the Placement Agent and any Certificate Owner upon receipt (which may be in electronic form) from such Person of an Investor Certificate in the form of Exhibit Y, and any other Person upon the direction of the Depositor, any Placement Agent or any Underwriter. For assistance with the above-mentioned Paying Agent services, Certificateholders or any party hereto may initially call 714-259-6253.

            The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Paying Agent's Website and assumes no responsibility therefor. The Paying Agent shall be entitled to conclusively rely on any information provided to it by the Master Servicers or the Special Servicer and shall have no obligation to verify such information and the Paying Agent may disclaim responsibility for any information distributed by the Paying Agent for which it is not the original source. In connection with providing access to the Paying Agent's Website, the Paying Agent, may require registration and the acceptance of a disclaimer. None of any Master Servicer, the Special Servicer, any Primary Servicer or the Paying Agent shall be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Paying Agent may otherwise have in the performance of its duties hereunder.

            (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder (or the holder of a Serviced Companion Loan) that is a savings association, bank, or insurance company, the Paying Agent shall provide (to the extent in its possession) to each such Certificateholder (or the holder of a Serviced Companion Loan) such reports and access to non privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder (or the holder of a Serviced Companion Loan) may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Paying Agent shall be entitled to be reimbursed by such Certificateholder (or the holder of a Serviced Companion Loan) for the Paying Agent's actual expenses incurred in providing such reports and access. The holder of a Serviced Companion Loan shall be entitled to receive information and documentation only with respect to the related Serviced Loan Group pursuant hereto.

            (c) Upon written request, the Paying Agent shall send to each Person who at any time during the calendar year was a Certificateholder of record, customary information as the Paying Agent deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

            (d) [Reserved]

            (e) The Paying Agent shall afford the Rating Agencies, the Depositor, the Master Servicers, the Special Servicer, the Primary Servicers, the Trustee, the Operating Adviser, any Certificateholder, prospective Certificate Owner or any Person reasonably designated by any Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Paying Agent.

            (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Operating Adviser, the Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (g) The Paying Agent shall make available at its Corporate Trust Office (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any prospective Certificate Owner, any Placement Agent, the Underwriters, each Rating Agency, the Special Servicer, the Depositor and, solely with respect to a Serviced Loan Group, the holder of the related Serviced Companion Loan, originals or copies of, among other things, the following items:
(i) the most recent property inspection reports in the possession of the Trustee in respect of each Mortgaged Property and REO Property, (ii) the most recent Mortgaged Property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the Master Servicers or the Special Servicer and delivered to the Paying Agent, and (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent or the Trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

            Section 5.5 Paying Agent Tax Reports

            The Paying Agent shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool, each Floating Rate Grantor Trust and the Class EI Grantor Trust under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority, as applicable. Consistent with this Pooling and Servicing Agreement, the Paying Agent shall provide or cause to be provided (i) to the United States Department of Treasury or other Persons (including, but not limited to, the Transferor of a Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions. Each Master Servicer and the Depositor shall on a timely basis provide the Paying Agent with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool, each Floating Rate Grantor Trust and the Class EI Grantor Trust as the Paying Agent may reasonably request from time to time. The Special Servicer is required to provide to the applicable Master Servicers all information in its possession with respect to the Specially Serviced Mortgage Loans and REO Property in order for such Master Servicers to comply with its obligations under this Section 5.5. The Paying Agent shall be entitled to conclusively rely on any such information provided to it by the Depositor, the Master Servicers or the Special Servicer and shall have no obligation to verify any such information.

                                   ARTICLE VI

                                  DISTRIBUTIONS

            Section 6.1 Distributions Generally

            Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Paying Agent shall (1) first, withdraw from the Distribution Account and pay to the Trustee any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, to the Paying Agent, any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of each Master Servicer, withdraw from the Distribution Account and pay to such Master Servicer, the Primary Servicers and the Special Servicer any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master Servicers from the applicable Certificate Accounts), and (2) second, make distributions in the manner and amounts set forth below.

            Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Paying Agent on or prior to the related Record Date (or upon standing instructions given to the Paying Agent on the Closing Date prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Paying Agent five days prior to the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) remittances to the Paying Agent shall be made by wire transfer of immediately available funds to the Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Paying Agent in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the Class X Certificates.

            Section 6.2 REMIC I

            On each Distribution Date, the Paying Agent shall be deemed to distribute (with a credit for an amount equal to any Net Swap Payment that was deemed distributed by the Paying Agent to the applicable Master Servicer's Floating Rate Account on the immediately preceding Master Servicer Remittance Date pursuant to Section 8.31(b))to itself on behalf of the Trustee, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

            (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Mortgage Loan or related REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

            (ii) from the portion of the Available Distribution Amount, attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or related REO Property, principal to the Corresponding REMIC I Regular Interest, until the Certificate Balance thereof is reduced to zero;

            (iii) any remaining funds with respect to each Mortgage Loan or related REO Property, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests, plus interest on such Realized Losses at the related REMIC I Net Mortgage Rate previously allocated thereto; and

            (iv) thereafter, to the Class R-I Certificateholders, at such time as the Certificate Balance of all Classes of REMIC I Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC I Regular Interests, any amounts remaining with respect to each Mortgage Loan or related REO Property, to the extent of the Trust's interest therein.

            Section 6.3 REMIC II

      On each Distribution Date, (i) the Paying Agent shall be deemed to distribute (with a credit for an amount equal to any Net Swap Payment that was deemed distributed by the Paying Agent to the applicable Master Servicer's Floating Rate Account on the immediately preceding Master Servicer Remittance Date pursuant to Section 8.31(b)) to itself, as holder of the REMIC II Regular Interests, amounts distributable to any Class of Principal Balance Certificates (other than the Floating Rate Certificates) and Floating Rate Regular Interests pursuant to Section 6.5 or Section
      10.1 for its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; and (ii) all distributions made in respect of the Class X Certificates on each Distribution Date pursuant to Section
      6.5 or Section 10.1, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 6.5(a), shall be deemed to have first been distributed from REMIC II to REMIC III in respect of such Component's Corresponding REMIC II Regular Interest. All distributions of reimbursements of Realized Losses made in respect of any Class of Principal Balance Certificates (other than the Floating Rate Certificates) and Floating Rate Regular Interests on each Distribution Date pursuant to Section 6.5 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses shall be made in reverse sequential order and priority as such Realized Losses were previously allocated to a particular Component of such Class of Certificates. Any amounts remaining in the Distribution Account with respect to REMIC II on any Distribution Date after the foregoing distributions shall be distributed to the holders of the Class R-II Certificates.

            Section 6.4 [Reserved]

            Section 6.5 REMIC III

            (a) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount (other than the amount attributable to Excess Liquidation Proceeds, which shall be distributed in accordance with Section 6.5(b), the amount attributable to Excess Interest, which shall be distributed in accordance with Section 6.5(c), and an amount equal to any Net Swap Payment that was deemed distributed in respect of the related Floating Rate Regular Interest on the immediately preceding Master Servicer Remittance Date pursuant to Section 8.31(b)) in the following amounts and order of priority:

            (i) to the Holders of the Class A-1 Certificates, Class A-1A Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB, Class A-4 Certificates and Class X Certificates and the Class A-2FL and Class A-5FL Regular Interests, concurrently,

                  (A) to the Holders of the Class A-1 Certificates, Class A-2
            Certificates, Class A-3 Certificates, Class A-AB and Class A-4 Certificates and the Class A-2FL and Class A-5FL Regular Interests, the Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

                  (B) to the Holders of the Class A-1A Certificates, the
            Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 2);

                  (C) to the Holders of the Class X Certificates, the
            Distributable Certificate Interest Amount in respect of such Class for such Distribution Date;

            provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests and the Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among the Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests and the Class X Certificates, pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to Loan Group;

            (ii) (A) to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates and the Class A-2FL and Class A-5FL Regular Interests,

                        (1) first, to the Holders of the Class A-AB
                  Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on the applicable Distribution Date, until the Class A-AB Certificates are reduced to their "Planned Principal Balance";

                        (2) second, to the Holders of the Class A-1
                  Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-AB (in respect of its Planned Principal Balance) Certificates have been made on the applicable Distribution Date, until the Class A-1 Certificates are reduced to zero;

                        (3) third, to the Holders of the Class A-2 Certificates
                  and the Class A-2FL Regular Interest, pro rata, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance) and Certificate A-1 Certificates have been made on the applicable Distribution Date, until the Class A-2 Certificates and the Class A-2FL Regular Interest are reduced to zero;

                        (4) fourth, to the Holders of the Class A-3
                  Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance), Class A-1 and Class A-2 Certificates and the Class A-2FL Regular Interest have been made on the applicable Distribution Date, until the Class A-3 Certificates are reduced to zero;

                        (5) fifth, to the Holders of the Class A-AB
                  Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance), Class A-1, Class A-2 and Class A-3 Certificates and the Class A-2FL Regular Interest have been made on the applicable Distribution Date, until the Class A-AB Certificates are reduced to zero;

                        (6) sixth, to the Holders of the Class A-4 Certificates,
                  the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-AB Certificates and the Class A-2FL Regular Interest have been made on the applicable Distribution Date, until the Class A-4 Certificates are reduced to zero; and

                        (7) seventh, to the Class A-5FL Regular Interest, the
                  Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-AB Certificates and the Class A-2FL Regular Interest have been made on the applicable Distribution Date, until the Class A-5FL Regular Interest is reduced to zero;

                  (B) to the Holders of the Class A-1A Certificates, the Loan
            Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-5FL Regular Interest has been reduced to zero, the Loan Group 1 Principal Distribution Amount for such Distribution Date remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL and Class A-5FL Regular Interests have been made on the applicable Distribution Date, until the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero;

            (iii) to the Holders of the Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests and the Class X Certificates, pro rata (treating principal and interest losses separately) in proportion to their respective entitlements to reimbursement described in this clause, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (iv) to the Holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, Distributable Certificate Interest for such Distribution Date in proportion to the Distributable Certificate Interest amount payable in respect of each such Class;

            (v) upon payment in full of the Certificate Balance of the Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates) and the Class A-2FL and Class A-5FL Regular Interests, to the Holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balances of the Class A-M Certificates and the Class A-MFL Regular Interest have been reduced to zero;

            (vi) to the Holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, to reimburse any Realized Losses or Expense Losses previously allocated to each such Class and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (vii) to the Holders of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, Distributable Certificate Interest in respect of each such Class for such Distribution Date in proportion to the Distributable Certificate Interest amount payable in respect of each such Class;

            (viii) upon payment in full of the Certificate Balance of the Class A-M Certificates and the Class A-MFL Regular Interest, to the Holders of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates and the Class A-MFL Regular Interest hereunder), until the Certificate Balances of the Class A-J Certificates and the Class A-JFL Regular Interest have been reduced to zero;

            (ix) to the Holders of the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, to reimburse any Realized Losses or Expense Losses previously allocated to each such Class and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (x) to the Holders of the Class B Certificates, Distributable Certificate Interest for such Distribution Date;

            (xi) upon payment in full of the Certificate Balance of the Class A-J Certificates and the Class A-JFL Regular Interest, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates and the Class A-JFL Regular Interest hereunder), until the Certificate Balance of the Class B Certificates has been reduced to zero;

            (xii) to the Holders of the Class B Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xiii) to the Holders of the Class C Certificates, Distributable Certificate Interest for such Distribution Date;

            (xiv) upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest and the Class B Certificates hereunder), until the Certificate Balance of the Class C Certificates has been reduced to zero;

            (xv) to the Holders of the Class C Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xvi) to the Holders of the Class D Certificates, Distributable Certificate Interest for such Distribution Date;

            (xvii) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates and the Class C Certificates hereunder), until the Certificate Balance of the Class D Certificates has been reduced to zero;

            (xviii) to the Holders of the Class D Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xix) to the Holders of the Class E Certificates, Distributable Certificate Interest for such Distribution Date;

            (xx) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates and the Class D Certificates hereunder), until the Certificate Balance of the Class E Certificates has been reduced to zero;

            (xxi) to the Holders of the Class E Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;;

            (xxii) to the Holders of the Class F Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxiii) upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates hereunder), until the Certificate Balance of the Class F Certificates has been reduced to zero;

            (xxiv) to the Holders of the Class F Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xxv) to the Holders of the Class G Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxvi) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates hereunder), until the Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxvii) to the Holders of the Class G Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xxviii) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxix) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Class G Certificates hereunder), until the Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxx) to the Holders of the Class H Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xxxi) to the Holders of the Class J Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxxii) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates hereunder), until the Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxxiii) to the Holders of the Class J Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xxxiv) to the Holders of the Class K Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxxv) upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class J Certificates hereunder), until the Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxxvi) to the Holders of the Class K Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xxxvii) to the Holders of the Class L Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxxviii) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates hereunder), until the Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxix) to the Holders of the Class L Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xl) to the Holders of the Class M Certificates, Distributable Certificate Interest for such Distribution Date;

            (xli) upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates and the Class L Certificates hereunder), until the Certificate Balance of the Class M Certificates has been reduced to zero;

            (xlii) to the Holders of the Class M Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xliii) to the Holders of the Class N Certificates, Distributable Certificate Interest for such Distribution Date;

            (xliv) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates and the Class M Certificates hereunder), until the Certificate Balance of the Class N Certificates has been reduced to zero;

            (xlv) to the Holders of the Class N Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xlvi) to the Holders of the Class O Certificates, Distributable Certificate Interest for such Distribution Date;

            (xlvii) upon payment in full of the Certificate Balance of the Class N Certificates, to the Holders of the Class O Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates hereunder), until the Certificate Balance of the Class O Certificates has been reduced to zero;

            (xlviii) to the Holders of the Class O Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xlix) to the Holders of the Class P Certificates, Distributable Certificate Interest for such Distribution Date;

            (l) upon payment in full of the Certificate Balance of the Class O Certificates, to the Holders of the Class P Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates hereunder), until the Certificate Balance of the Class P Certificates has been reduced to zero;

            (li) to the Holders of the Class P Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (lii) to the Holders of the Class Q Certificates, Distributable Certificate Interest for such Distribution Date;

            (liii) upon payment in full of the Certificate Balance of the Class P Certificates, to the Holders of the Class Q Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O and the Class P Certificates hereunder), until the Certificate Balance of the Class Q Certificates has been reduced to zero;

            (liv) to the Holders of the Class Q Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (lv) to the Holders of the Class S Certificates, Distributable Certificate Interest for such Distribution Date;

            (lvi) upon payment in full of the Certificate Balance of the Class Q Certificates, to the Holders of the Class S Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests, the Class A-M Certificates, the Class A-MFL Regular Interest, the Class A-J Certificates, the Class A-JFL Regular Interest, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates and the Class Q Certificates hereunder), until the Certificate Balance of the Class S Certificates has been reduced to zero;

            (lvii) to the Holders of the Class S Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses; and

            (lviii) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC Regular Certificates and the Floating Rate Regular Interests have been reduced to zero, and Realized Losses or Expense Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC Regular Certificates and the Floating Rate Regular Interests, any amounts remaining on deposit in the Distribution Account.

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all the Classes of Subordinate Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all the Classes of Subordinate Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests, the Principal Distribution Amount will be distributed,

? first, to the Holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL and Class A-5FL Regular Interests, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and

? second, to the Holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL and Class A-5FL Regular Interests, pro rata, based on the respective amounts of unreimbursed Realized Losses or Expense Losses previously allocated to each such Class, plus one month's interest on such Realized Losses or Expense Losses at the applicable Pass-Through Rate.

            (b) On each Distribution Date, following the above-described distributions on the Principal Balance Certificates (other than the Floating Rate Certificates), the Floating Rate Regular Interests and the Class X Certificates, the Paying Agent shall withdraw amounts in the Reserve Account and shall pay the Certificateholders on such Distribution Date such amounts in the following priority:

            (i) first, from amounts in the Reserve Account with respect to all Mortgage Loans, to reimburse the Holders of the Class A Senior Certificates (other than the Class A-2FL and Class A-5FL Certificates), the Class A-2FL and Class A-5FL Regular Interests and the Class X Certificates, pro rata (treating principal and interest losses separately), and then the remaining amounts to reimburse the Subordinate Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests (in order of alphabetical Class designation, it being understood that the rights of the Holders of the Class A-J Certificates and the Class A-JFL Regular Interest to receive such distributions are subordinate to those of the Holders of the Class A-M Certificates and the Class A-MFL Regular Interest) for any, and to the extent of, Realized Losses or Expense Losses previously allocated to them and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses; and

            (ii) second, upon the reduction of the Aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Holders of the R-I Certificates.

            Amounts reimbursed pursuant to Section 6.5(b)(i) shall be deemed to be applied to reimbursement of Realized Losses or Expense Losses previously allocated to the REMIC II Regular Interests and the REMIC I Regular Interests in the reverse sequential order and priority as such Realized Losses or Expense Losses were applied thereto.

            (c) On each Distribution Date, the Paying Agent shall withdraw from the Excess Interest Sub-account any Excess Interest on deposit therein, and the Paying Agent shall distribute such Excess Interest on such Distribution Date to the Class EI Certificates.

            Section 6.6 Allocation of Realized Losses, Expense Losses and Shortfalls Due to Nonrecoverability

            (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

            (i) Realized Principal Losses on each Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

            (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interests; and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss; and

            (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests in proportion to their Certificate Balances after making all other allocations for such Distribution Date.

            (b) In the event that a Master Servicer, the Special Servicer or the Trustee determines that an Advance previously made by it (whether such Advance (together with Advance Interest thereon) was in respect of principal or interest on the related Mortgage Loan or a Servicing Advance) is a Nonrecoverable Advance and such Master Servicer withdraws the amount of such Advance from the applicable Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to
Section 4.6 or if the Master Servicer determines any Unliquidated Advance has become a Nonrecoverable Advance), the applicable Master Servicer (after consultation with the Special Servicer) shall compute the Realized Loss with respect to such Mortgage Loan (and the Trustee shall allocate the Realized Loss) as follows:

            (i) the amount withdrawn from the Certificate Account shall be treated as Realized Principal Losses up to the amount of the aggregate amount in the Certificate Account allocable to principal for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount, and shall be allocated to the Corresponding REMIC I Regular Interest in accordance with Section 6.6(a)(i) (and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests in accordance with Section 6.6(a)(iii)), and such withdrawal shall reduce the principal paid on each such REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

            (ii) if the amount that the applicable Master Servicer withdraws from the Certificate Account as referenced in clause (b)(i) above exceeds such amounts allocable to principal for such Collection Period, then such additional amounts shall constitute Unpaid Interest, and shall be allocated to the REMIC I Regular Interests on a pro rata basis based upon the amount of accrued and unpaid interest thereon.

            (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the applicable Master Servicer previously had withdrawn amounts from the applicable Certificate Account following a determination that Advances previously made were Nonrecoverable Advances and Realized Losses were computed and allocated pursuant to clauses (a) and (b) above, and amounts are recovered:

            (i) the portion of the amount of collections recovered on the Mortgage Loan that is identified and applied by the applicable Master Servicer as recoveries of principal shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest up to an amount equal to the Realized Principal Losses previously allocated thereto as a result of the reimbursement of Nonrecoverable Advances or Advance Interest (and the Principal Balance of the Mortgage Loan and the related Certificate Balance of the Corresponding REMIC I Regular Interest shall be correspondingly increased), and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section 6.6(b)(i) above, in proportion to the amount of such reductions; and

            (ii) the portion of the amount recovered on the Mortgage Loan that is identified and applied by the applicable Master Servicer as recoveries of interest shall be applied to make payments of Unpaid Interest on the REMIC I Regular Interests with respect to which Unpaid Interest was allocated pursuant to Section 6.6(b)(ii).

            (d) REMIC II. On each Distribution Date, all Realized Losses and Expense Losses on the REMIC I Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC II Regular Interests in the amounts and in the manner as will be allocated to the Corresponding Certificates relating thereto pursuant to
Section 6.6(f). Realized Interest Losses allocated to the Class X Certificates shall reduce the amount of interest payable on the REMIC II Regular Interests and shall be allocated pro rata based on the product of the Certificate Balance of each REMIC II Regular Interest and the Class X Strip Rate (if any) applicable to the Corresponding Component relating to such REMIC II Regular Interest.

            (e) [Reserved]

            (f) REMIC III. On each Distribution Date, all Realized Losses and Expense Losses on the REMIC II Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC Regular Certificates and the Floating Rate Regular Interests in Reverse Sequential Order, with such reductions being allocated among the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class A-2FL and Class A-5FL Regular Interests and, in the case of interest, the Class X Certificates, pro rata (treating principal and interest losses separately), in each case reducing (A) the Certificate Balance of such Class (excluding the Class X Certificates) until such Certificate Balance is reduced to zero; (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class, provided that Realized Losses and Expense Losses shall not reduce the Aggregate Certificate Balance of the REMIC Regular Certificates and the Floating Rate Regular Interests below the sum of the Aggregate Certificate Balances of the REMIC II Regular Interests.

            Section 6.7 Net Aggregate Prepayment Interest Shortfalls

            On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in the Mortgage Loans in REMIC I shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any such Net Aggregate Prepayment Interest Shortfalls in the REMIC I Regular Interests held by REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any such Net Aggregate Prepayment Interest Shortfalls on the REMIC Regular Certificates and the Floating Rate Regular Interests shall be allocated to each such Class, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to a Class of REMIC Regular Certificates or Floating Rate Regular Interests pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date.

            Section 6.8 Adjustment of Servicing Fees

            The Master Servicing Fee payable to each Master Servicer shall be adjusted as provided in Section 8.10(c) herein. Any amount retained by REMIC I as a result of a reduction of the Master Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Master Servicing Fee adjustment occurs.

            Section 6.9 Appraisal Reductions

            Not later than the date on which an Appraisal Event occurs, the Special Servicer shall have obtained (A) an Appraisal of the Mortgaged Property securing the related Mortgage Loan (or Serviced Loan Group) if the Principal Balance of such Mortgage Loan (or Serviced Loan Group) exceeds $2,000,000 or (B) at the option of the Special Servicer, if such Principal Balance is less than or equal to $2,000,000, either an internal valuation prepared by the Special Servicer in accordance with MAI standards or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan (or Serviced Loan Group) becomes a Required Appraisal Loan; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the Special Servicer is required to obtain an Appraisal of a Mortgaged Property or prepare an internal valuation after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such Appraisal or internal valuation will be obtained or prepared, as the case may be, no later than 60 days after receipt of such notice. With respect to each Mortgage Loan that is cross-collateralized with any other Mortgage Loan, the Appraisal or internal valuation need only be performed with respect to Mortgaged Properties that constitute the principal security for the individual Mortgage Loan to which an Appraisal Event occurs, and not with respect to all of the Mortgaged Properties that constitute security for the individual Mortgage Loan in the cross-collateralized group. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. ss. 225.62 and shall be updated at least annually from the date of such Appraisal or valuation, as applicable, to the extent such Mortgage Loan remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the Special Servicer, shall be an expense of the Trust and may be paid from REO Income or, to the extent collections from such related Mortgage Loan (or Serviced Loan Group) or Mortgaged Property does not cover the expense, such unpaid expense shall be, subject to Section 4.4 hereof, advanced by the applicable Master Servicer at the request of the Special Servicer pursuant to
Section 4.6 in which event it shall be treated as a Servicing Advance. The Special Servicer shall calculate any Appraisal Reduction. The applicable Master Servicer shall recalculate the Appraisal Reduction for any Mortgage Loan and Serviced Loan Group based on the original Appraisal or updated Appraisals or internal valuations provided from time to time to it by the Special Servicer and report such amount to the Trustee. The Special Servicer shall provide notice of any Appraisal Event with respect to a Mortgage Loan to the applicable Master Servicer and the Operating Adviser on the day of determination of such Appraisal Event.

            Section 6.10 Compliance with Withholding Requirements

            Notwithstanding any other provision of this Agreement to the contrary, the Paying Agent shall comply with all federal withholding requirements with respect to the Swap Contracts and payments to Certificateholders of interest, original issue discount, or other amounts that the Paying Agent reasonably believes are applicable under the Code, giving effect to all applicable exemptions from withholding as to which the recipient has furnished the applicable and effective certification or other documentation. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Paying Agent withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate to such Certificateholder the amount withheld. The Trustee shall not be responsible for the Paying Agent's failure to comply with any withholding requirements.

            The Paying Agent on behalf of the Trust will deliver or cause to be delivered the federal taxpayer identification number of each Grantor Trust that holds a Swap Contract on an IRS Form W-9 to the Swap Counterparty as soon as possible after each Swap Contract is entered into (but no later than the first payment date under the Swap Contract), provided that the Paying Agent has received the applicable taxpayer identification number from the IRS by such date (and the Paying Agent shall use its best efforts to obtain such taxpayer identification number from the IRS by such date) and, if requested by the Swap Counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each non-exempt holder of a Floating Rate Certificate will be obligated pursuant to the Pooling and Servicing Agreement to provide applicable certification to the Paying Agent (with copies directly from such Certificateholder to the Swap Counterparty) to enable the Paying Agent to make payments to the Floating Rate Certificateholders without federal withholding or backup withholding, and (iii) as authorized by the Floating Rate Certificateholders under this Agreement, the Paying Agent may forward any such certification received to the Swap Counterparty if requested.

            Section 6.11 Prepayment Premiums and Yield Maintenance Charges

            On any Distribution Date prior to and including the Distribution Date on which the Certificate Balance of the Class A Senior Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected with respect to a Mortgage Loan in a particular Loan Group during any particular Collection Period will be distributed by the Paying Agent on the Classes of Certificates as follows: (i) first, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC I Regular Interest to which such Mortgage Loan relates, any Prepayment Premiums or Yield Maintenance Charges collected on or with respect to such Mortgage Loan in that Loan Group on that Distribution Date; and (ii) second, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, any Prepayment Premiums or Yield Maintenance Charges deemed distributed to the REMIC I Regular Interests, and shall be deemed to distribute such Prepayment Premiums or Yield Maintenance Charges to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums or Yield Maintenance Charges shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal).

            Following such deemed distributions, in respect of Prepayment Premium or Yield Maintenance Charges on each Mortgage Loan in Loan Group 1, the Holders of the respective Classes of Principal Balance Certificates (other than the Class A-1A, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Floating Rate Certificates) and the Floating Rate Regular Interests then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to, and the Paying Agent on behalf of the Trustee will pay to such Holder(s), an amount equal to, in the case of each such Class, the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the Holders of all Classes of Certificates (other than the Floating Rate Certificates), except the Class A-1A Certificates, and the Floating Rate Regular Interests, on that Distribution Date, and the denominator of which is the total amount distributed as principal to the Holders of all Classes of Principal Balance Certificates (other than the Floating Rate Certificates) and the Floating Rate Regular Interests on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that Class of Certificates (or Floating Rate Regular Interests, as applicable) and (c) the amount of Prepayment Premiums or Yield Maintenance Charges collected in respect of such Principal Prepayment during the related Collection Period. Following the deemed distributions set forth in the first paragraph of this Section 6.11, Prepayment Premiums or Yield Maintenance Charges collected in respect of each Mortgage Loan included in Loan Group 2 during the related Collection Period will be distributed by the Paying Agent as follows: to the Holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the Holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the Holders of the Class A-1A Certificates,
(b) the Base Interest Fraction for the related Principal Prepayment and that Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such Principal Prepayment during the related Collection Period.

            If there is more than one such Class of Principal Balance Certificates or Floating Rate Regular Interest entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal. Any portion of such Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X Certificates.

            Section 6.12 Other Distributions

            (a) On each Master Servicer Remittance Date, the Paying Agent shall be deemed to distribute to the Capmark Master Servicer, for deposit in the Master Servicer's Floating Rate Accounts with respect to the related Net Swap Payment, that amount specified by the Paying Agent pursuant to Section 8.31(b). The Capmark Master Servicer shall offset and retain such amount from the payment it delivers to the Paying Agent on the Master Servicer Remittance Date pursuant to Section 5.2(a)(xi) and shall deposit such amount, on behalf of the Trustee, in the related Master Servicer's Floating Rate Account, and such payment shall be deemed to have been made by the Paying Agent as a payment of a portion of the interest and Prepayment Premiums, as applicable, on the related Floating Rate Regular Interest and the Corresponding REMIC I Regular Interest and Corresponding REMIC II Regular Interest. On each Distribution Date, the Paying Agent (or the Capmark Master Servicer on the Paying Agent's behalf) shall distribute the Floating Rate Available Funds for such Distribution Date to the Holders of record of the related Class of Floating Rate Certificates as of the related Record Date in the following amounts: (i) the related Floating Rate Interest Distribution Amount, (ii) the related Floating Rate Principal Distribution Amount and (iii) only if the related Swap Contract has been terminated and no replacement swap contract has been entered into, any Prepayment Premiums that were allocated to the related Floating Rate Regular Interest. No Holder of a Floating Rate Certificate shall be entitled to receive any portion of any Prepayment Premium paid on the related Class of Floating Rate Regular Interests, unless the related Swap Contract has been terminated and no replacement swap contract has been entered into. Such amount shall be payable to the Swap Counterparty pursuant to the terms of the related Swap Contract. Following a Swap Default under the related Swap Contract or other default or event of termination of the related Swap Contract, and during the period when the Paying Agent is pursuing remedies under the related Swap Contract, the related Floating Rate Interest Distribution Amount for the related Class of Floating Rate Certificates shall equal the Distributable Certificate Interest Amount for the related Floating Rate Regular Interest, until such time as the conditions giving rise to such Swap Default or other default or event of termination have been cured or the related Swap Contract has been replaced. Any such Swap Default, other default or event of termination, and the consequent change to a fixed Pass-Through Rate shall not constitute a default under this Agreement. To the extent that the Depository is not provided with sufficient notice of a change to a fixed Pass-Through Rate, a Swap Default can result in a delay in the distribution of amounts payable to the related Class of Floating Rate Certificates and such delay shall not constitute a default by any party to this Agreement nor result in the accrual of interest on such delayed payment and no party hereto shall be obligated to advance such amounts. Notwithstanding the foregoing, to the extent provided in the related Swap Contract, the Swap Counterparty will remain liable for the Swap Default or other default or event of termination pursuant to the related Swap Contract.

            For as long as a Swap Default or other default or event of termination has occurred and is continuing and the related Class of Floating Rate Certificates is receiving interest at the fixed Pass-Through Rate, such Class of Floating Rate Certificates shall accrue interest at the same rate, on the same basis and in the same manner as the related Floating Rate Regular Interest.

            If any Swap Contract becomes subject to early termination due to the occurrence of a Rating Agency Trigger Event, a Swap Default, an event of default or a termination event thereunder, the Paying Agent on behalf of the Trustee shall promptly provide written notice to the Depository, the Holders of the related Class of Floating Rate Certificates, and the Paying Agent shall take such commercially reasonable actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 100% of the related Class of Floating Rate Certificates (and only to the extent that, and only for so long as, doing so does not lead the Paying Agent to incur expenses in excess of the amounts available (or, in the Paying Agent's sole discretion, reasonably anticipated to be available) to it from such holders for reimbursement), to enforce the rights of the Trust under such Swap Contract as may be permitted by the terms of such Swap Contract and consistent with the terms hereof, and shall apply the proceeds collected from the Swap Counterparty in connection with any such actions (including, without limitation, the proceeds of the liquidation of any collateral pledged by the Swap Counterparty) to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms acceptable to the Rating Agencies. The Paying Agent shall be permitted (subject to the final two paragraphs of this Section 6.12) to retain and rely upon investment banking firms of national reputation in connection with identifying and entering into any replacement interest rate swap contracts, and the Paying Agent's reliance on the advice of such investment banking firms shall provide full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice. Each Rating Agency shall confirm in writing that the execution and delivery of any proposed interest rate swap contract will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract will exceed the sum of the net proceeds of the liquidation of the related Swap Contract, a replacement interest rate swap contract shall not be entered into. Prior to the application of any proceeds in accordance with the terms of this paragraph, such proceeds shall be deposited in segregated trust accounts, each of which shall be an Eligible Account, established by the Paying Agent and identified as held in trust for the benefit of the Certificateholders of the related Class of Floating Rate Certificates. Any proceeds of the liquidation of the related Swap Contract which exceed the costs attributable to entering into a replacement interest rate swap contract (or if no replacement interest rate swap contract is entered into) shall be deposited into the related Floating Rate Account and shall be distributed to the holders of the related Class of Floating Rate Certificates.

            (b) The Trustee and the Paying Agent shall be entitled to conclusively rely on the report from the Swap Counterparty that specifies LIBOR for any Interest Accrual Period.

            (c) As long as the related Swap Contract (or any replacement thereof) is in effect, each beneficial owner of the related Class of Floating Rate Certificates, or any interest therein, shall be deemed to have represented that either (i) it is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, or a plan subject to any Similar Laws or any person investing on behalf of or with plan assets of such employee benefit plan or plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

            (d) Notwithstanding anything herein to the contrary, any expenses incurred by the Paying Agent under this Section 6.12 shall be paid solely by the related Floating Rate Grantor Trust after the application of funds held in the related Floating Rate Account in accordance with Section 5.3(c), but only upon the Paying Agent's determination that such expenses cannot be recovered from the Swap Counterparty or any proceeds due under the related Swap Contract; provided, that the Paying Agent shall only be permitted to incur any costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement swap contract if it has received the written consent of 100% of the holders of the related Class of Floating Rate Certificates, or has received a Rating Agency Confirmation (with respect to the related Class of Floating Rate Certificates) from each Rating Agency (the expense of such confirmation to be paid by the holders of the related Class of Floating Rate Certificates). Factors that the Paying Agent may consider when making a recoverability determination with respect to the reimbursement of such expenses include, but are not limited to, (i) the financial condition of the Swap Counterparty and (ii) the likelihood that the Swap Counterparty will make such reimbursements in the event the Paying Agent pursues appropriate legal action or other commercially reasonable enforcement and collection measures.

            The Paying Agent shall not be required to expend any amounts in connection with enforcing the rights of the Trust under the Swap Contracts or entering into a replacement interest rate swap contract to the extent amounts are not available (or, in the Paying Agent's sole discretion, reasonably anticipated to be available) in the related Floating Rate Grantor Trust after the application of funds held in the related Floating Rate Account in accordance with Section 5.3(c).

                                   ARTICLE VII

                     CERTAIN MATTERS CONCERNING THE TRUSTEE,
                THE CERTIFICATE REGISTRAR, AND THE PAYING AGENT

            Section 7.1 Duties of the Trustee and the Paying Agent

            (a) The Trustee and the Paying Agent each shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee or the Paying Agent. Any permissive right of the Trustee or the Paying Agent provided for in this Agreement shall not be construed as a duty of the Trustee or the Paying Agent. The Trustee shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) The Trustee or the Paying Agent, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Paying Agent, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee or the Paying Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicers or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee or the Paying Agent shall request the providing party to correct the instrument and if not so corrected, the Trustee shall inform the Certificateholders.

            (c) None of the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

            (i) none of the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

            (ii) no provision of this Agreement shall require either the Trustee or the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

            (iii) none of the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of any Master Servicer, the Special Servicer, the Depositor or any Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

            (iv) the execution by the Trustee or the Paying Agent of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee or the Paying Agent as to the adequacy of such form or plan of liquidation;

            (v) neither the Trustee nor the Paying Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee or Paying Agent, as applicable, in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust and the Trustee and the Paying Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

            (vi) neither the Trustee nor the Paying Agent shall be charged with knowledge of any failure by any Master Servicer, the Special Servicer or the Swap Counterparty or by each other to comply with its obligations under this Agreement or the Swap Contracts or any act, failure, or breach of any Person upon the occurrence of which the Trustee or the Paying Agent may be required to act, unless a Responsible Officer of the Trustee or the Paying Agent, as the case may be, obtains actual knowledge of such failure.

            Section 7.2 Certain Matters Affecting the Trustee and the Paying
Agent

            (a) Except as otherwise provided in Section 7.1:

            (i) the Trustee and the Paying Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee and the Paying Agent each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) none of the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Trustee and the Paying Agent shall not be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Certificate Balance of the Certificates then outstanding, provided that, if the payment within a reasonable time to the Trustee or the Paying Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee or the Paying Agent, as applicable, shall be paid by the Certificateholders requesting such examination;

            (v) the Trustee and the Paying Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee and the Paying Agent conferred on them by such appointment; provided that each of the Trustee and the Paying Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of any Master Servicer, the Special Servicer, the Depositor or the actions or omissions of each other;

            (vi) neither the Trustee nor the Paying Agent shall be required to obtain a deficiency judgment against a Mortgagor;

            (vii) neither the Trustee nor the Paying Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

            (viii) neither the Trustee nor the Paying Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

            (ix) unless otherwise specifically required by law, neither the Trustee nor the Paying Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

            (x) except as specifically provided hereunder in connection with the performance of its specific duties, neither the Trustee nor the Paying Agent shall be responsible for any act or omission of any Master Servicer, the Special Servicer, the Depositor or of each other.

            (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

            (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            (d) The Paying Agent shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Paying Agent of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Paying Agent.

            (e) If, in connection with any Distribution Date, the Paying Agent has reported to the Depository the anticipated amount of the distribution to be made to the Depository on such Distribution Date and the timing of the receipt from a Master Servicer of any Principal Prepayment or Balloon Payment requires modification of such anticipated amount of the distribution to be made to the Depository, the Paying Agent will use commercially reasonable efforts to cause the Depository to revise the amount of the distribution on a timely basis so that such Principal Prepayments or Balloon Payments will be included in the Available Distribution Amount for such Distribution Date. None of the Paying Agent, the Master Servicers and the Special Servicer will be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such distribution to Certificateholders.

            Section 7.3 The Trustee and the Paying Agent Not Liable for Certificates or Interests or Mortgage Loans

            The Trustee and the Paying Agent each makes no representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or Prospectus for the REMIC Regular Certificates, Floating Rate Certificates or Residual Certificates (other than the Certificate of Authentication on the Certificates if the Paying Agent is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that (i) each of the Trustee and the Paying Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (ii) the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to
(A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. Neither the Trustee nor the Paying Agent shall be accountable for the use or application by the Depositor or any Master Servicer or the Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or any Master Servicer or the Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Prospectus or the Certificates (except with respect to the Trustee and the Paying Agent to the extent of information furnished by the Trustee and the Paying Agent under, with respect to the Preliminary Prospectus Supplement, the information contained therein under the headings "SUMMARY OF FREE WRITING PROSPECTUS--Relevant Parties and Dates--Trustee" (only with respect to the first sentence thereunder), "TRANSACTION PARTIES--The Trustee" (with respect to the first and second paragraphs), "SUMMARY OF FREE WRITING PROSPECTUS--Relevant Parties and Dates--Paying Agent" (only with respect to the first and third sentences thereunder), and "TRANSACTION PARTIES--The Paying Agent, Certificate Registrar, Authenticating Agent and Custodian" (only with respect to the second through tenth paragraphs thereunder), and with respect to the Final Prospectus Supplement (including the Final Prospectus Supplement as included as Exhibit A to the Private Placement Memorandum), the information contained therein under the headings "SUMMARY OF PROSPECTUS SUPPLEMENT--Relevant Parties and Dates--Trustee" (only with respect to the first sentence thereunder), "TRANSACTION PARTIES--The Trustee" (with respect to the first and second paragraphs), "SUMMARY OF PROSPECTUS SUPPLEMENT--Relevant Parties and Dates--Paying Agent" (only with respect to the first and third sentences thereunder), and "TRANSACTION PARTIES--The Paying Agent, Certificate Registrar, Authenticating Agent and Custodian") (only with respect to the second through tenth paragraphs thereunder), the Mortgage Loans or the assignment thereof against the Trustee or the Paying Agent in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. None of the Trustee or the Paying Agent shall be liable for any action or failure of any action by the Depositor or any Master Servicer or the Special Servicer or by each other hereunder. None of Trustee or the Paying Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of any Master Servicer); the compliance by the Depositor, each Seller, the Mortgagor or any Master Servicer or the Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non compliance therewith or any breach thereof; any investment of monies by or at the direction of any Master Servicer or the Special Servicer or any loss resulting therefrom; the failure of any Master Servicer or any Sub-Servicer or the Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of any Master Servicer or the Special Servicer.

            Section 7.4 The Trustee and the Paying Agent May Own Certificates

            Each of the Trustee and the Paying Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee or the Paying Agent, as the case may be.

            Section 7.5 Eligibility Requirements for the Trustee and the Paying Agent

            The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America and any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and "P1" by Moody's and whose long term senior unsecured debt is at all times rated not less than "Aa3" by Moody's and "A+" by S&P. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.6. Notwithstanding the foregoing, if the Trustee meets the provisions of this
Section 7.5, but does not meet the provisions of (iii) above, the Trustee shall be deemed to meet the provisions of (iii) if it appoints a fiscal agent as a back-up liquidity provider; provided that such fiscal agent shall meet the requirements of Section 7.5(iii) above and Section 7.18 herein.

            The Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall be rated at least "A" by S&P and "A1" by Moody's, unless and to the extent Rating Agency Confirmation is obtained.

            Section 7.6 Resignation and Removal of the Trustee or the Paying
Agent

            (a) The Trustee or the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicers, the Special Servicer, the Swap Counterparty and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or paying agent, as the case may be. If no successor trustee or paying agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or the Paying Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or paying agent, as the case may be. It shall be a condition to the appointment of a successor trustee that such entity satisfies the eligibility requirements set forth in Section 7.5.

            (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies or (v) if the Trustee fails to perform (or acts with negligence, bad faith or willful misconduct in performing) any of its obligations set forth in Article XIII, then the Depositor shall send a written notice of termination to the Trustee (which notice shall specify the reason for such termination) and remove such Trustee and the Depositor shall appoint a successor Trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor Trustee, and one copy to each of the Master Servicers and the Rating Agencies. Such succession shall take effect after a successor trustee has been appointed and has accepted such appointment.

            (c) If at any time (i) the Paying Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Paying Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Paying Agent is located solely because of the location of the Paying Agent in such state; provided, however, that, if the Paying Agent agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), (iv) the continuation of the Paying Agent as such would result in a downgrade, qualification or withdrawal, as applicable, of the rating by any Rating Agency of any Class of Certificates with a rating as evidenced in writing by any Rating Agency, (v) if the Paying Agent shall fail (other than by reason of a Master Servicer's or the Special Servicer's failure to timely perform its obligations hereunder), to timely publish any report to be delivered, published or otherwise made available by the Paying Agent pursuant to Sections 5.4 and 5.5 and such failure shall continue unremedied for a period of five days, (vi) if the Paying Agent should fail to make distributions required pursuant to Section 5.3, Section 10.1 or Article VI or (vii) if the Paying Agent fails to perform (or acts with negligence, bad faith or willful misconduct in performing) any of its obligations set forth in Article XIII (other than the failure to file any Exchange Act report due to the non-receipt of the Exchange Act reportable information from the applicable Master Servicer or Special Servicer), then the Depositor or the Trustee shall send a written notice of termination to the Paying Agent (which notice shall specify the reason for such termination) and remove such Paying Agent and the Depositor shall appoint a successor Paying Agent by written instrument, one copy of which instrument shall be delivered to the Paying Agent so removed, one copy to the successor Paying Agent, and one copy to each of the Trustee, the Master Servicers, the Special Servicer and the Rating Agencies.

            (d) The Holders of more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding may, without cause, at any time upon written notice to the Trustee or the Paying Agent, as the case may be, and to the Depositor remove the Trustee or the Paying Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee or the Paying Agent, as the case may be, so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or the Paying Agent, as the case may be, in accordance with this Section.

            (e) Any resignation or removal of the Trustee or the Paying Agent, as the case may be, and appointment of a successor trustee or paying agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or paying agent, as the case may be, as provided in Section 7.7. Upon any succession of the Trustee or the Paying Agent under this Agreement, the predecessor Trustee or Paying Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee or the Paying Agent shall not be liable for any action or omission of any successor Trustee or Paying Agent, as the case may be.

            Section 7.7 Successor Trustee or Paying Agent

            (a) Any successor Trustee or Paying Agent appointed as provided in
Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Paying Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Paying Agent, as the case may be, shall become effective and such successor Trustee or Paying Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Paying Agent herein, as the case may be. The predecessor Trustee or Paying Agent shall deliver (at such predecessor's own expense) to the successor Trustee or Paying Agent all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee or Paying Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee or Paying Agent in the administration hereof as may be reasonably requested by the successor Trustee or Paying Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee or Paying Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee or Paying Agent, as the case may be, all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Paying Agent exceed the Paying Agent Fee.

            (b) No successor Trustee or Paying Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee or Paying Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

            (c) Upon acceptance of appointment by a successor Trustee or Paying Agent as provided in this Section, the successor Trustee or Paying Agent shall mail notice of the succession of such Trustee or Paying Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee or Paying Agent. If the successor Trustee or Paying Agent fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Paying Agent, the Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee or Paying Agent, as applicable.

            (d) Any and all costs and expenses associated with transferring the duties of a Trustee or Paying Agent that has resigned or been removed or terminated, as contemplated by Section 7.6, to a successor Trustee or Paying Agent, including those, if any, associated with transfer of the Mortgage Files and other documents and statements held by the predecessor Trustee or Paying Agent to the successor Trustee or Paying Agent, as contemplated by Section 7.6(a), shall be paid by: (i) the predecessor Trustee or Paying Agent, if such predecessor Trustee or Paying Agent has resigned in accordance with Section 7.6(a) or has been removed in accordance with Sections 7.6(b) or 7.6(c), as applicable; (ii) the Certificateholders that effected the removal, if the predecessor Trustee or Paying Agent has been removed without cause in accordance with Section 7.6(d); and (iii) the Trust, if such costs and expenses are not paid by the predecessor Trustee or Paying Agent or the subject Certificateholders, as contemplated by the immediately preceding clauses (i) and
(ii), within 90 days after they are incurred (provided that such predecessor Trustee or predecessor Paying Agent or such subject Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

            Section 7.8 Merger or Consolidation of Trustee or Paying Agent

            Any Person into which the Trustee or Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee or Paying Agent shall be a party, or any Persons succeeding to the business of such Trustee or Paying Agent, shall be the successor of such Trustee or Paying Agent, as the case may be, hereunder, as applicable, provided that such Person shall be eligible under the provisions of Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Notwithstanding the foregoing, neither the Trustee nor the Paying Agent may remain the Trustee or the Paying Agent, as the case may be, under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Trustee or Paying Agent, as the case may be, is the surviving entity of such merger, consolidation or transfer or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld.

            Section 7.9 Appointment of Co-Trustee, Separate Trustee, Agents or Custodian

            (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by any Master Servicer or the Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further, that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

            (b) The Trustee or the Paying Agent, as the case may be, may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee or the Paying Agent, as the case may be, shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee or the Paying Agent, as the case may be, and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee or the Paying Agent, as the case may be, is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding the terms of any such agreement, the Trustee or the Paying Agent, as the case may be, shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

            (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

            (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

            (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

            (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

            (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

            (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed by the Trustee pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

            (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Paying Agent, at its sole cost and expense, may appoint at any time a successor custodian. Until such time as the Paying Agent appoints a successor Custodian, the Paying Agent shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Paying Agent and the Custodian shall enter into a custodial agreement.

            Section 7.10 Authenticating Agents

            (a) The Paying Agent shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor; provided that the Trustee may not terminate the Paying Agent as Authenticating Agent unless the Paying Agent shall be removed as Paying Agent hereunder. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            Section 7.11 Indemnification of the Trustee and the Paying Agent

            (a) The Trustee, the Certificate Registrar, the Paying Agent (whether in its individual capacity or in its capacity as Paying Agent) and each of its respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Mortgage Loans, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any Master Servicer, the Special Servicer or the Depositor or of each other such Person hereunder but only to the extent the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the Certificate Registrar and the Paying Agent and each of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee, the Certificate Registrar and the Paying Agent of the reports required to be provided by it pursuant to this Agreement; provided that:

            (i) with respect to any such claim, the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, shall have given the Depositor, the applicable Master Servicer, the Sellers, each other and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, shall have knowledge thereof; provided, however, that failure to give such notice to the Depositor, such Master Servicer, the Sellers, each other and the Holders of Certificates shall not affect the Trustee's, Certificate Registrar's or Paying Agent's, as the case may be, rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

            (ii) while maintaining control over its own defense, the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

            (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

            (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Certificate Registrar or the Paying Agent, as the case may be.

            (C) THE DEPOSITOR SHALL INDEMNIFY AND HOLD HARMLESS THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE PAYING AGENT, AS THE CASE MAY BE, THEIR RESPECTIVE PARTNERS, REPRESENTATIVES, AFFILIATES, MEMBERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND CONTROLLING PERSONS FROM AND AGAINST ANY LOSS, CLAIM, DAMAGE OR LIABILITY, JOINT OR SEVERAL, AND ANY ACTION IN RESPECT THEREOF, TO WHICH THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE PAYING AGENT, AS THE CASE MAY BE, THEIR RESPECTIVE PARTNERS, REPRESENTATIVES, AFFILIATES, MEMBERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR CONTROLLING PERSON MAY BECOME SUBJECT UNDER THE 1933 ACT, INSOFAR AS SUCH LOSS, CLAIM, DAMAGE, LIABILITY OR ACTION ARISES OUT OF, OR IS BASED UPON ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN THE PRIVATE PLACEMENT MEMORANDUM, THE PRELIMINARY PROSPECTUS SUPPLEMENT, THE FINAL PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, OR ARISES OUT OF, OR IS BASED UPON THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING AND SHALL REIMBURSE THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE PAYING AGENT, AS THE CASE MAY BE, THEIR RESPECTIVE PARTNERS, REPRESENTATIVES, AFFILIATES, MEMBERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR CONTROLLING PERSON FOR ANY LEGAL AND OTHER EXPENSES REASONABLY INCURRED BY THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE PAYING AGENT, AS THE CASE MAY BE, OR ANY SUCH PARTNERS, REPRESENTATIVES, AFFILIATES, MEMBERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR CONTROLLING PERSON IN INVESTIGATING OR DEFENDING OR PREPARING TO DEFEND AGAINST ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY OR ACTION; PROVIDED THAT THE DEPOSITOR SHALL NOT BE LIABLE IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY OR ACTION ARISES OUT OF, OR IS BASED UPON, ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION MADE IN ANY SUCH PRIVATE PLACEMENT MEMORANDUM, PRELIMINARY PROSPECTUS SUPPLEMENT, FINAL PROSPECTUS SUPPLEMENT OR PROSPECTUS IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION CONCERNING THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE PAYING AGENT, AS THE CASE MAY BE, FURNISHED TO THE DEPOSITOR BY OR ON BEHALF OF SUCH PERSON SPECIFICALLY FOR INCLUSION THEREIN. IT IS HEREBY EXPRESSLY AGREED THAT THE ONLY WRITTEN INFORMATION PROVIDED BY THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE PAYING AGENT, AS THE CASE MAY BE, FOR INCLUSION IN THE PRELIMINARY PROSPECTUS SUPPLEMENT AND FINAL PROSPECTUS SUPPLEMENT IS SET FORTH, WITH RESPECT TO THE PRELIMINARY PROSPECTUS SUPPLEMENT, UNDER THE HEADINGS "SUMMARY OF FREE WRITING PROSPECTUS--RELEVANT PARTIES AND DATES--TRUSTEE" (ONLY WITH RESPECT TO THE FIRST SENTENCE THEREUNDER), "TRANSACTION PARTIES--THE TRUSTEE" (WITH RESPECT TO THE FIRST AND SECOND PARAGRAPHS), "SUMMARY OF FREE WRITING PROSPECTUS--RELEVANT PARTIES AND DATES--PAYING AGENT" (ONLY WITH RESPECT TO THE FIRST AND THIRD SENTENCES THEREUNDER) AND "TRANSACTION PARTIES--THE PAYING AGENT, CERTIFICATE REGISTRAR, AUTHENTICATING AGENT AND CUSTODIAN" (ONLY WITH RESPECT TO THE SECOND THROUGH TENTH PARAGRAPHS THEREUNDER), AND WITH RESPECT TO THE FINAL PROSPECTUS SUPPLEMENT (INCLUDING THE FINAL PROSPECTUS SUPPLEMENT AS INCLUDED AS EXHIBIT A TO THE PRIVATE PLACEMENT MEMORANDUM), THE INFORMATION CONTAINED THEREIN UNDER THE HEADINGS "SUMMARY OF PROSPECTUS SUPPLEMENT--RELEVANT PARTIES AND DATES--TRUSTEE" (ONLY WITH RESPECT TO THE FIRST SENTENCE THEREUNDER), "TRANSACTION PARTIES--THE TRUSTEE" (WITH RESPECT TO THE FIRST AND SECOND PARAGRAPHS), "SUMMARY OF PROSPECTUS SUPPLEMENT--RELEVANT PARTIES AND DATES--PAYING AGENT" (ONLY WITH RESPECT TO THE FIRST AND THIRD SENTENCES THEREUNDER), AND "TRANSACTION PARTIES--THE PAYING AGENT, CERTIFICATE REGISTRAR, AUTHENTICATING AGENT AND CUSTODIAN") (ONLY WITH RESPECT TO THE SECOND THROUGH TENTH PARAGRAPHS THEREUNDER). THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE CUSTODIAN OR THE AUTHENTICATION AGENT , AS THE CASE MAY BE, SHALL IMMEDIATELY NOTIFY THE DEPOSITOR AND THE SELLERS IF A CLAIM IS MADE BY A THIRD PARTY WITH RESPECT TO THIS SECTION 7.11(C) ENTITLING SUCH PERSON, ITS PARTNERS, REPRESENTATIVES, AFFILIATES, MEMBERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR CONTROLLING PERSON TO INDEMNIFICATION HEREUNDER, WHEREUPON THE DEPOSITOR SHALL ASSUME THE DEFENSE OF ANY SUCH CLAIM (WITH COUNSEL REASONABLY SATISFACTORY TO SUCH PERSON) AND PAY ALL EXPENSES IN CONNECTION THEREWITH, INCLUDING COUNSEL FEES, AND PROMPTLY PAY, DISCHARGE AND SATISFY ANY JUDGMENT OR DECREE WHICH MAY BE ENTERED AGAINST IT OR THEM IN RESPECT OF SUCH CLAIM. ANY FAILURE TO SO NOTIFY THE DEPOSITOR SHALL NOT AFFECT ANY RIGHTS THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE PAYING AGENT, AS THE CASE MAY BE, THEIR RESPECTIVE PARTNERS, REPRESENTATIVES, AFFILIATES, MEMBERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR CONTROLLING PERSON MAY HAVE TO INDEMNIFICATION UNDER THIS
SECTION 7.11(C), UNLESS THE DEPOSITOR'S DEFENSE OF SUCH CLAIM IS MATERIALLY PREJUDICED THEREBY. THE INDEMNIFICATION PROVIDED HEREIN SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE RESIGNATION OR REMOVAL OF THE TRUSTEE OR THE PAYING AGENT. THE DEPOSITOR SHALL NOT BE INDEMNIFIED BY THE TRUST FOR ANY EXPENSES INCURRED BY THE DEPOSITOR ARISING FROM ANY VIOLATION OR ALLEGED VIOLATION OF THE 1933 ACT OR 1934 ACT BY THE DEPOSITOR.

            Section 7.12 Fees and Expenses of Trustee and the Paying Agent

            The Paying Agent shall be entitled to receive the Paying Agent Fee, pursuant to Section 5.3(b)(ii), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the Paying Agent. The Trustee Fee shall be paid by the Depositor and shall not be paid out of interest or principal amounts collected on the Mortgage Loans (or Serviced Loan Groups, as applicable) or the Trust Fund. The Trustee and the Paying Agent shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee and the Paying Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee or Paying Agent, respectively, hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Paying Agent.

            Section 7.13 Collection of Moneys

            Except as otherwise expressly provided in this Agreement, the Trustee and the Paying Agent may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee or the Paying Agent, as the case may be, pursuant to this Agreement. The Trustee or the Paying Agent, as the case may be, shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee or the Paying Agent, as the case may be, shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the applicable Master Servicer, the Trustee or the Paying Agent, as the case may be, shall request that the applicable Master Servicer make such distribution as promptly as practicable or legally permitted. If the Trustee or the Paying Agent, as the case may be, shall subsequently receive any such amount, it may withdraw such request.

            Section 7.14 Trustee to Act; Appointment of Successor

            (a) On and after the time a Master Servicer is terminated pursuant to this Agreement in accordance with Sections 8.28 and 8.29, the Trustee shall be the successor in all respects to such Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by such Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of such Master Servicer contained in this Agreement or (ii) any obligation incurred by such Master Servicer prior to its termination or resignation (including, without limitation, such Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement), except any ongoing obligations to the Primary Servicers arising after the termination of such Master Servicer from their servicing rights and obligations under the applicable Primary Servicing Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to such Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to such Master Servicer set forth in this Agreement, including, without limitation, the Master Servicing Fee.

            (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to such terminated Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as the applicable Master Servicer hereunder and under the applicable Primary Servicing Agreement. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of such Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume such Master Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by such Master Servicer in the applicable Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by such Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over such Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the terminated Master Servicer as provided herein; such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            (c) On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall, subject to Section 9.21(d), have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special Servicer contained in this Agreement or (ii) any obligation incurred by the Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement. As compensation therefor, the Trustee shall, subject to Section 9.21(d), be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation.

            (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the terminated Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of the Special Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for a successor Special Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor, subject to
Section 9.21(d), out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the terminated Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the terminated Special Servicer in the applicable Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the terminated Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            Section 7.15 Notification to Holders

            Upon termination of a Master Servicer, the Paying Agent or the Special Servicer, or appointment of a successor to such Master Servicer, the Paying Agent or the Special Servicer, the Trustee, with the assistance of the Certificate Registrar, shall promptly mail notice thereof by first class mail to the Rating Agencies, the Operating Adviser, the Sellers and the Certificateholders at their respective addresses appearing on the Certificate Register.

            Section 7.16 Representations and Warranties of the Trustee and the Paying Agent

            (a) The Trustee hereby represents and warrants as of the date hereof that:

            (i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

            (b) The Paying Agent hereby represents and warrants as of the date hereof that:

            (i) the Paying Agent is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Paying Agent of this Agreement have been duly authorized by all necessary action on the part of the Paying Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Paying Agent or its properties that would materially and adversely affect the Paying Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Paying Agent, or (iii) the terms of any material agreement or instrument to which the Paying Agent is a party or by which it is bound; the Paying Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Paying Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Paying Agent to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Paying Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) there are no actions, suits or proceedings pending or, to the best of the Paying Agent's knowledge, threatened, against the Paying Agent that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Paying Agent to perform under the terms of this Agreement.

            Section 7.17 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee and the Paying Agent

            Each of the Trustee and the Paying Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees or paying agents in similar transactions (unless the Trustee or the Paying Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee or the Paying Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee or the Paying Agent, as the case may be, is not less than "A" as rated by S&P and "A3" by Moody's, if rated by S&P and Moody's, respectively, the Trustee or the Paying Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.

            Section 7.18 Appointment of a Fiscal Agent

            (a) In order to satisfy the eligibility requirements of Section 7.5 (insofar as such requirements relate to ratings), the Trustee may appoint a fiscal agent (a "Fiscal Agent"). Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if such Fiscal Agent's short-term unsecured debt rating is at least "A-1" by S&P) (or, in the case of either Rating Agency, such other rating as shall not result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies).

            (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, any Fiscal Agent appointed by the Trustee shall make such Advance as and when required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that a Fiscal Agent makes an Advance pursuant to this Section 7.18(b) or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

            (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than any interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicers or the Special Servicer.

            (d) The obligations of a Fiscal Agent set forth in this Section 7.18 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. A Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 7.5; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 7.5). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of a Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 7.18(a) or (ii) the Trustee shall have received written confirmation from the Rating Agencies that the succession of such proposed successor fiscal agent would not, in and of itself, result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates.

            (e) The Trustee shall promptly notify the other parties hereto, the Certificateholders and the holders of any Serviced Companion Loan in writing of the appointment, resignation or removal of any Fiscal Agent.

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 8.1 Servicing Standard; Servicing Duties

            (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole (and, solely as it relates to a Serviced Loan Group, for the benefit of the holder of the related Serviced Companion Loan), the Master Servicers shall service and administer the Mortgage Loans (and the Master Servicers shall also service each related Serviced Companion Loan, if applicable) in accordance with the Servicing Standard and the terms of this Agreement. The Capmark Master Servicer shall be the Master Servicer with respect to the LaSalle Seller Loans, the RBC Loans and the PCFII Loans, the related Serviced Companion Loans (if applicable) and other assets in the Trust (other than the Prudential Trust Assets, the Wells Fargo Trust Assets, the MSMC Trust Assets and the NatCity Trust Assets) and, as such, shall service and administer such assets as shall be required of the Master Servicer hereunder with respect to such Trust assets. The Prudential Master Servicer shall be the Master Servicer with respect to the Prudential Loans and, as such, shall service and administer the Prudential Trust Assets as shall be required of such Master Servicer hereunder with respect to the Prudential Trust Assets. The Wells Fargo Master Servicer shall be the Master Servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans and, as such, shall service and administer the Wells Fargo Trust Assets, the MSMC Trust Assets and the NatCity Trust Assets as shall be required of such Master Servicer hereunder with respect to the Wells Fargo Trust Assets, the MSMC Trust Assets and the NatCity Trust Assets. Certain of the provisions of this
Article VIII make explicit reference to their applicability to Mortgage Loans and Serviced Companion Loans; notwithstanding such explicit references, references to "Mortgage Loans" contained in this Article VIII, unless otherwise specified, shall be construed to refer also to the related Serviced Companion Loan (but any other terms that are defined in Article I and used in this Article VIII shall be construed according to such definitions without regard to this sentence).

            In connection with such servicing and administration, each Master Servicer shall service in accordance with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the applicable Master Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the applicable Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

            (b) The applicable Master Servicer, in the case of an event specified in clause (x) of this subclause (b), and the Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and the Paying Agent, the Operating Adviser, the respective Seller and, in the case of a Serviced Loan Group, the holder of the related Serviced Companion Loan, within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer Event that occurred.

            (c) With respect to each Mortgage Loan that is subject to an Environmental Insurance Policy, for as long as it is not a Specially Serviced Mortgage Loan, if any of the applicable Master Servicer, the Special Servicer or the applicable Primary Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Person shall notify the related Master Servicer, the Special Servicer and the related Primary Servicer, as applicable, to such effect and such Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the applicable Master Servicer or the Special Servicer as a Servicing Advance.

            (d) In connection with any extension of the Maturity Date of a Mortgage Loan that is the subject of an Environmental Insurance Policy, the applicable Master Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available).

            (e) The parties hereto acknowledge that each Serviced Companion Loan is subject to the terms and conditions of the related Co-Lender Agreement. With respect to each Senior Mortgage Loan, the Trustee, the applicable Master Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and the holder of each Serviced Companion Loans under the related Co-Lender Agreement, including, with respect to the allocation of collections on or in respect of each Senior Mortgage Loan and the Serviced Companion Loan in accordance with the related Co-Lender Agreement. The applicable Master Servicer shall comply with the applicable provisions of each Co-Lender Agreement, and, if any loan in a Serviced Loan Group becomes a Specially Serviced Mortgage Loan, the Special Servicer shall comply with the applicable provisions of the related Co-Lender Agreement.

            Section 8.2 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Master Servicers

            Each Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless a Master Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard (or, in the case of the Prudential Master Servicer, a Servicer Fidelity Bond shall be commercially reasonable in the mortgage servicing industry and in an amount not less than $10,000,000 covering the Prudential Master Servicer's directors, officers and employees, in connection with its activities under this Agreement). In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the applicable Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long term rating of a Master Servicer (or its corporate parent) is not in any event less than "A" as rated by S&P and "A3" by Moody's, respectively, such Master Servicer may self insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

            Section 8.3 Master Servicers' General Power and Duties

            (a) Each Master Servicer shall service and administer the Mortgage Loans it is required to service hereunder and shall, subject to Sections 8.7, 8.18, 8.19, 8.27 and 9.39 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement, such power and authority shall include, without limitation, the right, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and Section 8.7, (C) to collect any Insurance Proceeds, (D) subject to Sections 8.7 and 8.18, to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required, and, subject to Sections 8.7 and 8.18, to consent to any mezzanine debt to the extent such consent is required pursuant to the terms of the related Mortgage; (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the Master Servicer deems reasonable under the circumstances,
(F) to execute and deliver, on behalf of the Certificateholders and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (G) to consent to any operation or action under a Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes under the terms of the Mortgage, including all rights of consent or approval thereunder, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants,
(K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) cause to be held on behalf of the Trustee, in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. The foregoing clauses (A) through (M) are referred to collectively as "Master Servicer Consent Matters." In addition, the Master Servicer, consistent with the Servicing Standard, may waive (i) any default interest and Late Fees with respect to its Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) default interest on a Balloon Payment (but only with the consent of the Special Servicer); provided that, to the extent the applicable Master Servicer waives any default interest and Late Fees, any outstanding Advance Interest with respect to the related Mortgage Loan (or Serviced Companion Loan, as applicable) that would otherwise have been paid out of such default interest and Late Fees shall be paid out of the additional servicing compensation payable to such Master Servicer with respect to that Mortgage Loan (or Serviced Companion Loan, as applicable); and provided, further, that if no additional servicing compensation is available to offset the outstanding Advance Interest with respect to the Mortgage Loan (or Serviced Companion Loan) that would otherwise be offset by the default interest and Late Fees, then the applicable Master Servicer shall not waive such default interest and Late Fees unless it is the first such waiver with respect to the subject Mortgage Loan (or Serviced Companion Loan, as applicable).

            Notwithstanding the above, the Master Servicers shall have no power to (i) waive any Prepayment Premiums or (ii) consent to any modification of a Money Term. In addition, subject to the Servicing Standard, the Master Servicers shall not accept any prepayment of principal with respect to any Mortgage Loan on any date other than the related Due Date unless (i) such payment is accompanied by a payment of the interest due with respect to such Mortgage Loan up to the next succeeding Due Date, (ii) such prepayment does not result in the Trust incurring a Prepayment Interest Shortfall or (iii) such prepayment is required to be permitted under the related Mortgage Loan documents on a date other than the related Due Date. Nothing contained in this Agreement shall limit the ability of the Master Servicers to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer were not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

            (b) No Master Servicer shall be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein. Such Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing Advances as set forth herein, make P&I Advances as set forth herein and render such incidental services with respect to such Specially Serviced Mortgage Loans (in each case, subject to such Advance not being a Nonrecoverable Advance), all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. Each Master Servicer shall give notice within two Business Days to the Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by the Special Servicer and such Master Servicer. The Special Servicer shall instruct within two Business Days after receiving such notice the applicable Master Servicer on how to apply such funds. The applicable Master Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the Special Servicer's instructions. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. No Master Servicer shall be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

            (c) Concurrently with the execution of this Agreement, the Trustee shall sign the Powers of Attorney attached hereto as Exhibit S-1A and Exhibit S-1B. The Master Servicers, shall promptly notify the Trustee of the recording of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of additional unexecuted powers of attorney from the Master Servicers or the Special Servicer, the Trustee shall execute and return to any Master Servicer, the Special Servicer or any Primary Servicer any additional powers of attorney and other documents necessary or appropriate to enable such Master Servicer and the Special Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. Each Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by a Master Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicers nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of the Mortgage Loans solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of the Mortgage Loans (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Sellers for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly related to the servicing of the Mortgage Loans (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Sellers for breaches of representations and warranties), or
(iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other actions with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state. The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the Trustee under any other provision of this Agreement.

            (d) Each Master Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties).

            (e) Each Master Servicer (or any Primary Servicer on its behalf) shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one Business Day after receipt. Each Escrow Account shall be an Eligible Account except with respect to Mortgage Loans identified on
Schedule VII for which Escrow Accounts shall be transferred to Eligible Accounts at the earliest date permitted under the related Mortgage Loan documents. The applicable Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard. Withdrawals from an Escrow Account may be made only:

            (i) to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

            (ii) to transfer funds to the applicable Certificate Account (or any sub-account thereof) to reimburse the applicable Master Servicer for any Advance (or the Trust for any Unliquidated Advance) relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

            (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

            (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

            (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the applicable Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the applicable Master Servicer; and

            (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

            Subject to the immediately succeeding two sentences, (i) each Master Servicer may direct any depository institution or trust company in which the applicable Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit such Master Servicer to meet the payment obligations for which the applicable Escrow Account was established; (ii) each Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) each Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds on or before the next Master Servicer Remittance Date. The Master Servicers shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicers shall not be required to invest amounts on deposit in applicable Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicers are required by either law or under the terms of any related Mortgage Loan to deposit or invest (or the Mortgagor is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts. In the event a Master Servicer is not entitled to direct the investment of such funds, (1) such Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require such Master Servicer to invest such funds in accordance with the Mortgagor's directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicers shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicers to meet the payment obligations for which the applicable Escrow Account was established, and (ii) the Master Servicers shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

            (f) The relationship of each of the Master Servicers and the Special Servicer to the Trustee and the Paying Agent and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

            (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the applicable Master Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by such Master Servicer in accordance with the terms of the related Mortgage. No Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents. The applicable Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan documents, any Lock-Box Agreement and in accordance with the Servicing Standard.

            (h) The applicable Master Servicer or any Primary Servicer on its behalf shall process all defeasances of Mortgage Loans in accordance with the terms of the Mortgage Loan documents (provided that notwithstanding such terms, the applicable Master Servicer or Primary Servicer, as applicable, may accept any defeasance collateral satisfying clause (i) in the second succeeding sentence; provided, that it receives a Nondisqualification Opinion with respect thereto), and shall be entitled to any fees paid relating thereto (other than the consent fee payable to MSMC in connection with the MSMC Defeasance Rights and Obligations). The applicable Master Servicer shall not permit defeasance (or partial defeasance if permitted under the Mortgage Loan) of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and such Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, the applicable Master Servicer, in connection with the defeasance of a Mortgage Loan shall require (to the extent it is not inconsistent with the Servicing Standard) that: (i) the defeasance collateral consists of "government securities" as defined in the 1940 Act, subject to Rating Agency approval, (ii) such Master Servicer has received evidence satisfactory to it, that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity (if the Mortgagor no longer complies) to own the Defeasance Collateral (subject to customary qualifications) or (B) such Master Servicer has established a Single-Purpose Entity to hold all Defeasance Collateral relating to the Defeasance Loans (in its corporate capacity and not as agent of or on behalf of the Trust or the Trustee), (iv) such Master Servicer has requested and received from the Mortgagor (A) an opinion of counsel that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each subsequent Scheduled Payment, (v) (A) such Master Servicer shall receive a Rating Agency Confirmation if the Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) has a Principal Balance greater than the lesser of $35,000,000 and 5% of the Aggregate Certificate Balance (or such higher threshold as shall be published by S&P), unless such Rating Agency has waived in writing such Rating Agency Confirmation requirement or (B) if the Mortgage Loan is less than or equal to both of the amounts set forth in clause
(A), either a Notice and Certification in the form attached hereto as Exhibit Z (or such less restrictive form as shall be adopted by S&P) or a Rating Agency Confirmation is received from S&P and (vi) a Rating Agency Confirmation is received if the Mortgage Loan is one of the ten largest Mortgage Loans, by Principal Balance. Any customary and reasonable out-of-pocket expense incurred by the applicable Master Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

            The parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Releases of Mortgaged Property" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligations of a Mortgagor to pay the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, to the extent an amount is due and not paid by the Mortgagor, then the sole obligation of the related Seller shall be to pay for such tax opinion. In addition, the parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Defeasance and Assumption Costs" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligation of a Mortgagor to pay the reasonable costs and expenses associated with a defeasance or assumption of the related Mortgage Loan, because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, including, but not limited to, amounts owed to one or both Rating Agencies, then the sole obligation of the related Seller shall be to pay an amount equal to such insufficiency or expense to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency or unpaid expenses or costs, the applicable Master Servicer shall request the related Seller to make such payment by deposit to the applicable Certificate Account. The related Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            In the case of a Specially Serviced Mortgage Loan, the applicable Master Servicer shall process any defeasance of such Specially Serviced Mortgage Loan in accordance with the original terms of the respective Mortgage Loan documents following a request by the Special Servicer that such Master Servicer do so, which request shall be accompanied by a waiver of any condition of defeasance that an "event of default" under such Specially Serviced Mortgage Loan not have occurred or be continuing, and such Master Servicer shall be entitled to any fees paid relating to such defeasance (other than the consent fee payable in connection with the MSMC Defeasance Rights and Obligations). If such "event of default" is on account of an uncured payment default, the Special Servicer will process the defeasance of such Specially Serviced Mortgage Loan, and the Special Servicer shall be entitled to any fees paid relating to such defeasance (other than the consent fee payable in connection with the MSMC Defeasance Rights and Obligations).

            Notwithstanding the foregoing, with respect to the Mortgage Loans originated or acquired by MSMC and subject to defeasance, MSMC has retained the right to designate and establish the successor borrower and to purchase or cause the purchase on behalf of the related borrower of the related defeasance collateral ("MSMC Defeasance Rights and Obligations"). In the event the applicable Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan originated or acquired by MSMC and subject to defeasance, the applicable Master Servicer shall provide upon receipt of such notice, written notice of such defeasance request to MSMC or its assignee. Until such time as MSMC provides written notice to the contrary, notice of a defeasance of a Mortgage Loan with MSMC Defeasance Rights and Obligations shall be delivered to MSMC pursuant to the notice provisions of this Agreement.

            (i) The applicable Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, confirm whether or not on or prior to the date that is thirty (30) days after receipt of the related Servicer Mortgage File by such Master Servicer (or Primary Servicer, if applicable), the Seller has notified the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement, and informed such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Master Servicer (as evidenced by delivery of a copy thereof to such Master Servicer). Such Master Servicer shall promptly notify the ground lessor if the Seller has failed to do so by the thirtieth day after the Closing Date.

            (j) [Reserved]

            (k) Pursuant to the Co-Lender Agreements, with respect to the Serviced Loan Group, the holders of the Serviced Companion Loans have agreed that the applicable Master Servicer and the Special Servicer are authorized and obligated to service and administer the Serviced Companion Loans pursuant to this Agreement, but subject, nevertheless, to the terms and provisions of the Co-Lender Agreement. With respect to each Serviced Loan Group, the applicable Master Servicer shall be entitled, during any period when such Serviced Loan Group does not constitute a Specially Serviced Mortgage Loan, to exercise the rights and powers granted under the applicable Co-Lender Agreement to the "Note A Holder" (or a similar reference to the holder of the applicable Mortgage Loan) and/or the "Master Servicer" or the "Servicer" (as the context requires) referred to therein, subject to the limitations of the applicable Co-Lender Agreement. For the avoidance of doubt, the parties acknowledge that neither the applicable Master Servicer nor the Special Servicer shall be entitled or required to exercise the rights and powers granted to the "Note B Holder" or the "Note C Holder" (or a similar reference to the holder of the applicable Serviced Companion Loan) as defined under the related Co-Lender Agreement. Nothing in this Section 8.3(k) shall be construed to add to or expand the responsibilities and duties of any Master Servicer or the Special Servicer as expressly set forth in this Agreement and the Co-Lender Agreements with respect to the Serviced Companion Loan. To the extent of any conflicts between the provisions of this Agreement with respect to the servicing and administration of the Serviced Companion Loans and the provisions of the related Co-Lender Agreement, the provisions of the Co-Lender Agreements (which may not be amended without the consent of the related Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust as holder of the related Senior Mortgage Loan in accordance with this Agreement) shall control; provided that in no event shall the applicable Master Servicer of the Special Servicer take any action or omit to take any action in accordance with the terms of any Co-Lender Agreement that would cause such Master Servicer or the Special Servicer, as the case may be, to violate the Servicing Standard or REMIC Provisions.

            Section 8.4 Primary Servicing and Sub-Servicing

            (a) The parties hereto (A) acknowledge that each of the Capmark Master Servicer and the Wells Fargo Master Servicer has delegated certain of its obligations and assigned certain of its rights under this Agreement to each of the Primary Servicers pursuant to the respective Primary Servicing Agreements and (B) agree: (1) in addition to those obligations specifically delegated by the related Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement, each Primary Servicer shall also perform the related Master Servicer's obligations set forth in Section 2.1(d) of this Agreement as such Section relates to the Mortgage Loans serviced by it; (2) in addition to those rights specifically granted by the related Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement, those rights set forth in Section 8.24 hereof accruing to the benefit of the related Master Servicer shall also accrue to the benefit of the Primary Servicers; (3) any indemnification or release from liability set forth in this Agreement accruing to the benefit of the related Master Servicer shall also, to the extent applicable, benefit the Primary Servicers; and (4) for each notice, certification, report, schedule, statement or other type of writing that a party hereto is obligated to deliver to the related Master Servicer in respect of Mortgage Loans for which a Primary Servicer has been engaged, such party shall deliver to each of the applicable Primary Servicers a copy of such notice, certification, report, schedule, statement or other type of writing at the time and in the same manner that any of the foregoing is required to be delivered to the related Master Servicer.

            Notwithstanding the provisions of any Primary Servicing Agreement, the Sub-Servicing Agreement or any other provisions of this Agreement, the Master Servicers shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicer, the Certificateholders and the holder of each Serviced Companion Loan for servicing and administering of the Mortgage Loans and each Serviced Companion Loan in accordance with the provisions of this Agreement to the same extent as if the applicable Master Servicer was alone servicing and administering the Mortgage Loans and each Serviced Companion Loan; provided, however, the foregoing shall not in any way limit or impair the indemnification provisions benefiting the Master Servicers in Section 8.25; and further provided, however, for the avoidance of doubt, such "servicing and administration" shall not be construed to include reporting under or for purposes of compliance with Regulation AB. Each Master Servicer or applicable Primary Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans (or Serviced Companion Loan) by any Sub-Servicer appointed by it. Other than with respect to the agreements with the Primary Servicers or the Sub-Servicers under agreements that are in effect as of the Closing Date, the terms of any arrangement or agreement between the Master Servicer or applicable Primary Servicer, on the one hand, and a Sub-Servicer, on the other, shall provide that such sub-servicing agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event such applicable Master Servicer or the applicable Primary Servicer is terminated in accordance with this Agreement or the applicable Primary Servicing Agreement. In addition, none of the Special Servicer, the Trustee, the Paying Agent, the Certificateholders or the holder of a Serviced Companion Loan shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The applicable Master Servicer or applicable Primary Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any Primary Servicing Agreement or any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Master Servicer, a Primary Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the applicable Master Servicer, or applicable Primary Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicer and the Certificateholders for the servicing and administering of the applicable Mortgage Loans and Serviced Companion Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement or the applicable Primary Servicing Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the applicable Master Servicer or applicable Primary Servicer alone were servicing and administering the Mortgage Loans.

            (b) Subject to the limitations of subsection (a), the Master Servicers or any Primary Servicer may appoint one or more sub-servicers (each, a "Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders, provided, however, that any decision or recommendation involving the exercise of a Primary Servicer's discretion as a "lender" under any loan document with respect to a Mortgage Loan shall be exercised only by the Primary Servicer and may not be delegated to a Sub-Servicer; provided, further, however, that no Master Servicer, Special Servicer or Primary Servicer shall enter into a sub-servicing agreement with any party that is a Prohibited Party.

            The related Master Servicer shall enter into a Primary Servicing Agreement with each Primary Servicer and shall not terminate such agreement except in accordance with the terms thereof. To the extent consistent with the rights of a Primary Servicer under this Agreement and the related Primary Servicing Agreement, but not in limitation of any other rights granted to a Primary Servicer in this Agreement and/or in the related Primary Servicing Agreement, such Primary Servicer shall have all of the rights and obligations of a Sub-Servicer set forth herein.

            Notwithstanding any other provision set forth in this Agreement to the contrary, (i) each Primary Servicer's and each Sub-Servicer's rights and obligations under its respective Primary Servicing Agreement or Sub-Servicing Agreement shall expressly survive a termination of the applicable Master Servicer's servicing rights under this Agreement; provided that the applicable Primary Servicing Agreement or Sub-Servicing Agreement has not been terminated in accordance with its provisions, (ii) any successor Master Servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the terminated Master Servicer) shall be deemed to automatically assume and agree to each of the then current Primary Servicing Agreements or Sub-Servicing Agreement without further action upon becoming the successor Master Servicer, and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of any Primary Servicer or any Sub-Servicer hereunder and/or under the applicable Primary Servicing Agreement or the Sub-Servicing Agreement, without the prior written consent of such Primary Servicer or the Sub-Servicer (which consent shall not be unreasonably withheld).

            If a task, right or obligation of the related Master Servicer is delegated to a Primary Servicer under a Primary Servicing Agreement, and such task, right or obligation involves or requires the consent of the Special Servicer, then the Special Servicer shall accept the performance of such task, right or obligation by such Primary Servicer in accordance with the terms of this Agreement (including without limitation any time periods for consent or deemed consent to be observed by the Special Servicer) as if the Capmark Master Servicer were performing it.

            Notwithstanding any provision of this Agreement, each of the parties hereto acknowledges and agrees that the Special Servicer, in such capacity, are neither a party to any Primary Servicing Agreement or Sub-Servicing Agreement, nor are they bound by any provision of any Primary Servicing Agreement or the Sub-Servicing Agreement in its capacity as Special Servicer.

            Notwithstanding anything herein to the contrary, any sub-servicing agreement with a Sub-Servicer (including the Primary Servicing Agreements and the Sub-Servicing Agreements) shall provide that (i) the failure of the related Sub-Servicer to comply with any of the requirements of Article XIII of this Agreement and (ii) for so long as the Capmark Master Servicer is required to provide Exchange Act reporting items under the terms of this Agreement, the failure of the related Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB (while such reporting is required under Regulation AB) under any other pooling and servicing agreement relating to any transaction similar to the Subject Securitization Transaction shall constitute an event of default by such Sub-Servicer upon the occurrence of which either the applicable Master Servicer or the Special Servicer or the Depositor shall immediately terminate the related Sub-Servicer under the related sub-servicing agreement and that such termination shall be deemed for cause.

            Section 8.5 Servicers May Own Certificates

            Any Master Servicer and any Primary Servicer and any agent of the Master Servicers or Primary Servicers in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not such Master Servicer, such Primary Servicer or such agent. Any such interest of any Master Servicer or any Primary Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of such Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such Master Servicer.

            Section 8.6 Maintenance of Hazard Insurance, Other Insurance and
Taxes

            Subject to the limitations set forth below, each Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgaged Property (other than any REO Property) to the extent required by the related Mortgage (A) a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding Principal Balance of such Mortgage Loan (and, with respect to a Serviced Loan Group, the related Serviced Companion Loan) but, in any event, unless otherwise specified in the applicable Mortgage or Mortgage Note, in an amount sufficient to avoid the application of any co insurance clause, (B) any terrorism insurance coverage for a Mortgage Loan, which the related Mortgagor is required to maintain under the related Mortgage, to the extent that such insurance is available at a commercially reasonable rate and (C) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage; provided the applicable Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property required by the related Mortgage unless such insurance was required at origination and is available at a commercially reasonable rate; provided, however, that the Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at a commercially reasonable rate; provided, further, that a determination by a Master Servicer that terrorism insurance is not available at a commercially reasonable rate shall be subject to the approval of the Special Servicer as set forth below; provided, further, that in determining what insurance the Mortgagor is required to maintain, the applicable Master Servicer shall take into account the insurance maintained on the closing date of the Mortgage Loan. If the related Mortgagor does not maintain the insurance set forth in clauses (A), (B) and (C) above, then the applicable Master Servicer shall cause to be maintained such insurance with a Qualified Insurer and the payment of the cost of such insurance shall be a Servicing Advance; provided, that a determination by a Master Servicer (with respect to non-Specially Serviced Mortgage Loans) that terrorism insurance is not available at a commercially reasonable rate will be subject to the approval of the Special Servicer as set forth below. Concurrently with its making such determination, the Master Servicer shall forward to the Special Servicer all information used to make such determination. Upon a Master Servicer's determination that terrorism insurance is not available at a commercially reasonable rate, such Master Servicer shall notify the Special Servicer. The Special Servicer shall have seven calendar days after such notice to approve or disapprove such determination. The failure of the Special Servicer to provide notice of such approval or disapproval in such time period shall be deemed approval. If the Special Servicer provides such notice of disapproval within such time period, the Master Servicer shall obtain such insurance coverage.

            To the extent required by the related Mortgage Loan documents, each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If, on the date of origination, the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the applicable Master Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained. To the extent required by the related Mortgage Loan documents, such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program. Any amounts collected by the applicable Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the applicable Certificate Account.

            Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by a Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Paying Agent for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan permit such cost to be added to the outstanding Principal Balance thereof. Such costs shall be paid as a Servicing Advance by such Master Servicer, subject to Section 4.4 hereof.

            Notwithstanding the above, a Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements. Furthermore, a Master Servicer shall not be required in any event to maintain or obtain insurance coverage to the extent the Trustee as mortgagee does not have an insurable interest or beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard. Each Master Servicer shall notify the Trustee in the event it makes such determination. Notwithstanding the foregoing, such determination shall be subject to the approval of the Special Servicer with respect to terrorism insurance, as set forth in the first paragraph of this
Section 8.6 and, with respect to the Serviced Loan Groups, the related Co-Lender Agreement. In addition, each Master Servicer shall be entitled to rely at its own expense on insurance consultants in connection with any such determination. In no event shall the Master Servicer be required to obtain any insurance coverage that would require a Servicing Advance that constitutes a Nonrecoverable Advance.

            Each Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if such Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans (and the Serviced Companion Loans, as applicable), it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if such Master Servicer, provided that its or its parent's long-term rating is not less than "A" by S&P and "A2" by Moody's, self-insures for its obligations as set forth in the first paragraph of this Section 8.6. In the event that a Master Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by such Master Servicer as a Servicing Advance. If such policy contains a deductible clause, the applicable Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the applicable Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans (and each Serviced Companion Loan, as applicable), the applicable Master Servicer agrees to present, on its behalf and on behalf of the Trustee (and the holder of each Serviced Companion Loan, as applicable), claims under any such master force placed or blanket insurance policy.

            With respect to each Mortgage Loan, the applicable Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the applicable Master Servicer (other than with respect to REO Mortgage Loans) shall, except in the case of Mortgage Loans under which Escrow Amounts are not held by the applicable Master Servicer (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the applicable Master Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item prior to such penalty or termination date (or, with respect to real estate taxes, prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the Mortgaged Property), subject to
Section 4.4 hereof. No costs incurred by the Master Servicers or the Trustee, as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums and ground rents shall, for the purpose of calculating distributions to Certificateholders, be added to the Principal Balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans permit such costs to be added to the outstanding principal balances of such Mortgage Loans.

            Section 8.7 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Due-On-Encumbrance Clause

            (a) In the event a Master Servicer (or, with respect to Mortgage Loans serviced pursuant to a Primary Servicing Agreement, a Primary Servicer) receives a request from a Mortgagor pursuant to the provisions of any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person, the Master Servicer (or, if applicable, the related Primary Servicer, who shall send a copy of such request to the applicable Master Servicer within 5 Business Days of receipt thereof by such Primary Servicer) shall obtain relevant information for purposes of evaluating such request and the Special Servicer shall not have an obligation to review or consent to such request. For the purpose of the foregoing sentence, the term "expressly permits" shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions. With respect to each Mortgage Loan that does not "expressly permit" an assignment or assumption, if the Master Servicer (or, if such Mortgage Loan is serviced by a Primary Servicer, the Primary Servicer) recommends to approve such assignment, the Master Servicer shall provide to the Special Servicer (which shall forward the same to the Operating Adviser) (or, with respect to a recommendation by the Primary Servicer, to the Master Servicer and the Special Servicer (which shall forward to and coordinate with the Operating Adviser), simultaneously) a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to the Special Servicer, in the form attached hereto as Exhibit U) and all other information related to such assignment and assumption in its possession reasonably requested by the Special Servicer and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing within five Business Days following the Master Servicer's or the applicable Primary Servicer's delivery of the recommendation described above and the Assignment and Assumption Submission to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent; provided, that, if the Special Servicer reasonably requests additional information from the Master Servicer or Primary Servicer, as applicable, on which to base its decision, the foregoing five Business Day period in which the Special Servicer has to consent to the Assignment and Assumption Submission shall cease to run on the Business Day on which the Special Servicer makes such request and shall continue to run (without starting over) on the Business Day on which the Special Servicer receives such additional information, and (C) the Master Servicer or Primary Servicer shall not permit any such assignment or assumption unless it has received the written consent of the Special Servicer (which shall be deemed to include the consent of the Operating Advisor) or such consent has been deemed to have been granted as described in the preceding clause (B). The Special Servicer hereby acknowledges the delegation by the Master Servicer of its rights and duties hereunder pursuant to the provisions of each Primary Servicing Agreement. If the Special Servicer withholds consent pursuant to the provisions of this Agreement, it shall provide the Master Servicer or any applicable Primary Servicer with a written statement and a verbal explanation as to its reasoning and analysis within the time frame specified in (B) of the preceding sentence. Upon consent or deemed consent by the Special Servicer to such proposed assignment and assumption, the Master Servicer or Primary Servicer, as applicable, shall process such request of the related Mortgagor and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. In the event that the Master Servicer shall require a Nondisqualification Opinion in order to process a request for a substitution, the Master Servicer shall use its reasonable efforts in accordance with the Servicing Standard to collect the related costs, expenses and fees from the Mortgagor to the extent the related Mortgage Loan documents require the related Mortgagor to pay such amounts. To the extent permitted by applicable law, the Master Servicer shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor is in conformity to the terms of the related Mortgage Loan. In making its recommendation, the Master Servicer shall evaluate such conformity in accordance with the Servicing Standard. The Master Servicer shall not condition approval of any request for assumption of a Mortgage Loan on an increase in the interest rate of such Mortgage Loan. The Master Servicer shall notify the Trustee, the Paying Agent and the Special Servicer (which shall, in turn, notify the Operating Adviser) of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). The Master Servicer, as applicable, shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution of a non-Specially Serviced Mortgage Loan (except that the Master Servicer shall be entitled to 100% of such fee in connection with (a) any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required (and 100% of assumption application fees) or (b) any assignment and assumption or substitution that is "expressly permitted" pursuant to the terms of the related Mortgage Loan), as executed pursuant to this Section 8.7(a) and the Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such assumption fee relating to the non-Specially Serviced Mortgage Loans (except with respect to the Mortgage Loans with respect to which the Special Servicer's consent was not required in connection therewith or with respect to any assignment and assumption or substitution that is not "expressly permitted" pursuant to the terms of the related Mortgage Loan); provided that any such fees payable to a Master Servicer pursuant to this paragraph shall be divided between the Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement.

            The Special Servicer acknowledges that the Capmark Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicer of the PCFII Loans and with respect to Post-Closing Requests (as defined in the applicable Primary Servicing Agreements) pursuant to Section 8.4 of this Agreement. Such Primary Servicing Agreement classifies certain Post-Closing Requests as Category 1 Requests (as defined in the Primary Servicing Agreement), and grant the Primary Servicer certain authority to evaluate and process such requests in accordance with this Agreement, the Primary Servicing Agreement and the applicable Mortgage Loan documents.

            With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the Primary Servicing Agreement for the PCFII Loans provide for the Capmark Master Servicer's (or, with respect to the PCFII Loans, the Primary Servicer's) determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to the Special Servicer for consent in accordance with the terms of the Primary Servicing Agreements upon a determination of materiality. The Special Servicer hereby acknowledges such provisions. Nothing in this Agreement, however, shall grant the Primary Servicer for the PCFII Loans greater authority, discretion or delegated rights over Post-Closing Requests than are set forth in the Primary Servicing Agreement.

            In addition, the Special Servicer acknowledges that the Capmark Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicer of the PCFII Loans with respect to enforcement of due-on-sale clauses, assumption agreements and due-on-encumbrance clauses pursuant to
Section 8.4 of this Agreement. Such Primary Servicing Agreement grants the Primary Servicer certain authority to evaluate and process certain requests with respect thereto in accordance with this Agreement or the Primary Servicing Agreement and the applicable Mortgage Loan documents; provided, however, that such evaluation or processing shall be conducted in accordance with the Primary Servicing Agreement and nothing in this Agreement shall give the Primary Servicer greater authority, discretion or delegated rights over Post-Closing Requests then set forth in the Primary Servicing Agreement, such authority to evaluate and process certain requests shall be in contravention of the immediately preceding paragraph. Such Primary Servicer is not required to obtain the consent of the Capmark Master Servicer with respect to requests for transfers that are expressly permitted pursuant to the applicable Mortgage Loan documents. With respect to other requests specified in the related Primary Servicing Agreement that require the approval of the Special Servicer and subject to the terms and provisions of the Primary Servicing Agreement, the Primary Servicer may forward its recommendation directly to the Special Servicer (with a copy to the Capmark Master Servicer) or it may forward its recommendation with respect to such request to the Capmark Master Servicer. The Capmark Master Servicer shall use commercially reasonable efforts to forward such recommendation to the Special Servicer within five (5) Business Days of receipt thereof (but in no event more than 10 days of receipt thereof) after which the Special Servicer shall inform the Capmark Master Servicer and the applicable Primary Servicer of its decision on or prior to the date on which the Special Servicer's time to respond has lapsed as set forth in the Primary Servicing Agreement.

            (b) [Reserved]

            (c) None of the Master Servicers, any Primary Servicer or the Special Servicer shall have any liability, and shall be indemnified by the Trust for any liability to the Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the failure of the Rating Agencies, or any of them, to respond to such request in a reasonable period of time.

            (d) If any Mortgage Loan that is not a Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor, or (ii) provides that such Mortgage Loan may not be assumed or ownership interests in the related Mortgagor may not be transferred without the consent of the related mortgagee in connection with any such sale or other transfer, then, the Master Servicer's (or Primary Servicer's) review and determination (such determination to be approved by the Special Servicer in the same manner as in
Section 8.7(a)) to either (A) enforce such due-on-sale clause or (B) if in the best economic interest of the Trust, waive the effect of such provision, shall be processed in the same manner as in Section 8.7(a); provided, however, that if the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or exceeds $35,000,000 or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Master Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Master Servicer shall prepare and deliver to Moody's and S&P a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the Special Servicer, the Paying Agent and the Trustee, and the Master Servicer shall promptly thereafter forward such documents to the Rating Agencies. The Special Servicer and the Master Servicer shall each be entitled to (as additional compensation) 50% of the assumption fee and 50% of assumption application fees (in each case, to the extent that (a) the consent of the Special Servicer is required or (b) assumption is not "expressly permitted" pursuant to the terms of the related Mortgage Loan, otherwise the Master Servicer shall be entitled to 100% of the assumption fee and 100% of the assumption application fee) collected from a Mortgagor in connection with the granting or withholding such consent with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans; provided, that such fees that are allocated to a Master Servicer pursuant hereto shall be divided between the Master Servicer and any applicable Primary Servicer as set forth in the related Primary Servicing Agreement.

            (e) The Master Servicer, as applicable, shall have the right to consent to any transfers of an interest in a Mortgagor of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, to the extent such transfer is to a party or entity specifically named or described under the terms of the related Mortgage Loan, in each case including any consent to transfer to any subsidiary or Affiliate of Mortgagor, to a Person acquiring less than a majority interest in the Mortgagor or to an entity of which the Mortgagor is the controlling beneficial owner; provided, however, that if (i) the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool (provided that such Mortgage Loan has a then current Principal Balance of $5,000,000 or more), and (ii) the transfer is of an equity interest in the Mortgagor greater than 49%, then prior to consenting, the Master Servicer shall obtain a Rating Agency Confirmation regarding such consent, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. The Master Servicer, as applicable, shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation to the extent the Master Servicer's collection of such fees is not expressly prohibited under the related loan documents for the Mortgage Loan.

            (f) The Trustee for the benefit of the Certificateholders shall execute any necessary instruments in the form presented to it by the Master Servicer (pursuant to subsection (a) or (d)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Trustee or Custodian, as applicable, except to the extent such documents have been submitted to the recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee, the Custodian and the Special Servicer.

            (g) If any Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on the ownership interest in the Mortgagor; or

            (ii) requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, as long as such Mortgage Loan is included in the Trust, the Master Servicer, on behalf of the Trustee as the Mortgagee of record, shall exercise (or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, sub-section (h) below and Section 8.18 hereof. The Master Servicer shall not waive the effect of such provision without first obtaining Rating Agency Confirmation regarding such waiver and complying with the provisions of the next succeeding paragraph; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance or (y) such Mortgage Loan (which includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes debt service on any Junior Indebtedness) that is less than 1.2x.

            (h) Without limiting the generality of the preceding paragraph, in the event that a Master Servicer receives a request for a waiver of any "due-on-encumbrance" clause under any Mortgage Loan, the Master Servicer shall obtain relevant information for purposes of evaluating such request for a waiver. If the Master Servicer recommends to waive such clause, the Master Servicer shall provide to the Special Servicer a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to the Special Servicer, in the form attached hereto as Exhibit V and any other information in its possession reasonably requested by the Special Servicer) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within ten Business Days following the Master Servicer's delivery of the recommendation described above and the complete Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package and any other information in its possession reasonably requested by the Special Servicer to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and
(C) the Master Servicer shall not permit any such waiver unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. If the Special Servicer withholds consent pursuant to the foregoing provisions, it shall provide the Master Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special Servicer to such proposed waiver, the Master Servicer shall process such request of the related Mortgagor subject to the other requirements set forth above.

            (i) The parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Defeasance and Assumption Costs" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligation of a Mortgagor to pay the reasonable costs and expenses of obtaining any Rating Agency Confirmation in connection with an assumption or defeasance of the related Mortgage Loan because the related mortgage loan documents do not require the Mortgagor to pay costs related thereto, then it shall be the sole obligation of the related Seller to pay an amount equal to such insufficiency to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency, the Master Servicer or the Special Servicer, as applicable, shall request the related Seller to make such payment by deposit to the applicable Certificate Account. The Master Servicer may not waive such payment by the Mortgagor (and then seek payment for such costs and expenses from the Seller) and shall use its reasonable efforts to collect such amounts from the Mortgagor to the extent the related mortgage loan documents require the related Mortgagor to pay such amounts.

            Section 8.8 Trustee to Cooperate; Release of Trustee Mortgage Files

            Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any Specially Serviced Mortgage Loan, the purchase of a Senior Loan by the holder of a related Serviced Companion Loan or the receipt by a Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage Loan) will be escrowed in a manner customary for such purposes, and upon notification by the applicable Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Certificate Account have been or will be so deposited) of a Servicing Officer and a request for release of the Custodian Mortgage File in the form of Exhibit C hereto the Custodian shall promptly release the related Custodian Mortgage File to the applicable Master Servicer and the Custodian on behalf of the Trustee shall execute and deliver to such Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by such Master Servicer together with the Mortgage Note. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicers to execute and deliver, on behalf of the Trustee, the Certificateholders, the holders of the Serviced Companion Loans or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans or the Serviced Companion Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders and the holders of the Serviced Companion Loans. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the applicable Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors and Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Custodian Mortgage File, the Custodian shall, upon request of the applicable Master Servicer and the delivery to the Custodian of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Custodian Mortgage File to such Master Servicer or the Special Servicer, as the case may be.

            Section 8.9 Documents, Records and Funds in Possession of the Master Servicers to Be Held for the Trustee for the Benefit of the Certificateholders

            Notwithstanding any other provisions of this Agreement, each Master Servicer shall transmit to the Custodian, to the extent required by this Agreement, all documents and instruments coming into the possession of such Master Servicer from time to time and shall account fully to the Trustee (and the Custodian on its behalf) and the Paying Agent for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, each Master Servicer in respect of such Mortgage Loans (or Serviced Companion Loans), whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the applicable Certificate Accounts (or the Serviced Companion Loan Custodial Account), shall be held by the applicable Master Servicer for and on behalf of the Trustee and the Certificateholders (or the holder of a Serviced Companion Loan, as applicable) and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage File or Custodian Mortgage File or any funds that are deposited in the Certificate Accounts or the applicable Escrow Accounts, or any funds that otherwise are or may become due or payable to the Trustee or the Paying Agent, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage File or Custodian Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicers shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicers under this Agreement.

            Section 8.10 Servicing Compensation

            (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to the Master Servicing Fee and each of the Capmark Master Servicer and the Wells Fargo Master Servicer shall be entitled to the related Primary Servicing Fee, which shall be payable by the Trust from amounts held in the applicable Certificate Accounts (and from the Serviced Companion Loan Custodial Account, to the extent related solely to each Serviced Companion
Loan) or otherwise collected from the Mortgage Loans (or Serviced Loan Groups, as applicable) and REO Loans as provided in Section 5.2. The Capmark Master Servicer and the Wells Fargo Master Servicer shall be required to pay to the Primary Servicers the related Primary Servicing Fees, which shall be payable by the Trust from amounts as provided in Section 5.1(c), unless retained by the related Primary Servicers from amounts transferred to the applicable Master Servicer in accordance with the terms of the related Primary Servicing Agreements. The Master Servicers shall be required to pay to the holders of the rights to the Excess Servicing Fees (including, if applicable, the applicable Master Servicer), the Excess Servicing Fees, which shall be payable by the Trust as provided in Section 5.1(c), unless otherwise retained by the holders of such rights. Notwithstanding anything herein to the contrary, if any of the holders of the right to receive Excess Servicing Fees resigns or is no longer a Master Servicer or Primary Servicer (to the extent that such Person was ever a Master Servicer or a Primary Servicer), as applicable, for any reason, it will continue to have the right to receive its portion of the Excess Servicing Fee, and any of the holders of the right to receive Excess Servicing Fees shall have the right to assign its portion of the Excess Servicing Fee, whether or not it is then acting as a Master Servicer or Primary Servicer hereunder. The Capmark Master Servicer and the Wells Fargo Master Servicer shall also be entitled to the related Primary Servicing Fee, which shall be payable by the Trust (or the holders of the related Serviced Companion Loans, as applicable) from amounts held in the applicable Certificate Account (or a sub-account thereof) (or the related Serviced Companion Loan Custodial Account, as applicable) or otherwise collected from the Mortgage Loans (or Serviced Loan Groups, as applicable) as provided in Section 5.2, provided that the Primary Servicing Fee payable to the applicable Master Servicer shall only be collected from the Mortgage Loans (or Serviced Loan Groups, as applicable) set forth on Schedule II (as to the Beacon Seattle & DC Portfolio Loan Group only) and Schedule III.

            (b) Additional servicing compensation in the form of assumption application fees, assumption fees, extension fees, servicing fees, default interest (excluding default interest allocable to any Serviced Companion Loan if the holder of such Serviced Companion Loan has cured the related default pursuant to the terms of the related Co-Lender Agreement) payable at a rate above the Mortgage Rate (net of any amount used to pay Advance Interest, Additional Trust Fund Expenses and Special Servicing Fees relating to the subject Mortgage Loan (or, with respect to the Senior Mortgage Loans, the applicable Serviced Loan Group) as provided in Section 4.5), Modification Fees, forbearance fees, Late Fees (net of any amount used to pay Advance Interest), other usual and customary charges and fees actually received from Mortgagors and any other fees listed in any of the Primary Servicing Agreements, all such fees subject to allocation pursuant to such Primary Servicing Agreements, shall be retained by the applicable Master Servicer, provided that the applicable Master Servicer shall be entitled to receive such compensation as set forth in Section 5.2(a)(i). If the applicable Master Servicer collects any amount payable to the Special Servicer hereunder in connection with an REO Mortgage Loan or Specially Serviced Mortgage Loan, the applicable Master Servicer shall promptly remit such amount to the Special Servicer as provided in Section 5.2. The applicable Master Servicer shall be required to pay (in the manner otherwise provided herein) all applicable expenses incurred by it in connection with its servicing activities hereunder.

            (c) Notwithstanding any other provision herein, the Master Servicing Fee payable to each Master Servicer for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest (if any) relating to Mortgage Loans serviced by such Master Servicer for such Determination Date.

            (d) Each Master Servicer, as applicable, shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to its respective Mortgage Loans (including any Specially Serviced Loans) for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, (ii) interest or other income earned on deposits in the applicable Certificate Account and the Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in its respective Escrow Accounts.

            Section 8.11 Master Servicer Reports; Account Statements

            (a) For each Distribution Date, (i) each Master Servicer shall deliver to the Paying Agent (and, with respect to each Serviced Companion Loan, the applicable Master Servicer shall also deliver to the holder thereof or its servicer) on the related Report Date, the CMSA Loan Periodic Update File for the related Mortgage Loans with respect to such Distribution Date, and (ii) each Master Servicer shall notify the Paying Agent as soon as reasonably possible, but no later than noon, New York City time on the Master Servicer Remittance Date, of the amount of any Principal Prepayments and Balloon Payments that are required to be remitted by such Master Servicer pursuant to Section 5.2(b). The Special Servicer is required to provide, in the form required under Section 9.32, all information relating to Specially Serviced Mortgage Loans in order for the applicable Master Servicer to satisfy its duties in this Section 8.11 not later than one Business Day prior to the date such Master Servicer is required to distribute any report. The applicable Master Servicer shall have no obligation to provide such information or reports set forth in clauses (ii) and
(iii) above to the extent that it has not received such information or reports from the Special Servicer; provided, however, that such Master Servicer shall not be relived of its obligation to provide other information or reports as set forth in this Section 8.11(a). Each Master Servicer shall be entitled in good faith to rely on and shall have no liability for information provided by third parties, including the Special Servicer.

            (b) Each Master Servicer shall notify the Trustee and the Paying Agent on or before the Closing Date of the initial location of the applicable Certificate Accounts and, promptly following any change in location of any Certificate Account, the new location thereof. In addition, the applicable Master Servicer shall notify the holder of each Serviced Companion Loan promptly following any change in location of the Serviced Companion Loan Custodial Account, the new location thereof.

            (c) Each Master Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the applicable Certificate Accounts in order to permit the Special Servicer to make deposits therein.

            (d) [Reserved]

            (e) Each Master Servicer shall deliver a copy of any reports or information delivered to the Trustee or the Paying Agent pursuant to subsection
(a) or subsection (b) of this Section 8.11 to the Depositor, the Special Servicer, the Operating Adviser and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

            (f) Notwithstanding any provision of this Agreement to the contrary, the Master Servicers shall not have any obligation to deliver any statement, notice or report that is then made available on such Master Servicer's website or the Paying Agents' Website, provided that it has notified all parties entitled to delivery of such reports, by electronic mail or other notice provided in this Agreement, to the effect that such statements, notices or reports shall thereafter be made available on such website from time to time.

            (g) Each Master Servicer shall deliver or cause to be delivered to the Paying Agent (and, in respect of each Serviced Companion Loan, the holder of the related Serviced Companion Loan) the following CMSA Reports with respect to the Mortgage Loans serviced by such Master Servicer (and, if applicable, the related REO Properties) providing the required information as of the related Determination Date upon the following schedule: (i) a CMSA Comparative Financial Status Report not later than each Report Date, commencing in July 2007; (ii) a CMSA Operating Statement Analysis Report, the CMSA Financial File and the CMSA NOI Adjustment Worksheet in accordance with Section 8.14 of this Agreement;
(iii) a CMSA Servicer Watch List in accordance with and subject to the terms of
Section 8.11(h) on each Report Date, commencing in July 2007; (iv) a CMSA Loan Setup File (with respect to the initial Distribution Date only) not later than the Report Date in June 2007; (v) a CMSA Loan Periodic Update File not later than each Report Date commencing in June 2007 (a June 2007 report will be issued by the Master Servicer in the format and with the content as reasonably agreed by the Master Servicer and the Paying Agent); (vi) a CMSA Property File on each Report Date, commencing in July 2007; (vii) a CMSA Delinquent Loan Status Report on each Report Date, commencing in July 2007; (viii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report not later than each Report Date, commencing in July 2007; (ix) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report not later than each Report Date, commencing in July 2007;
(x) a CMSA Loan Level Reserve/LOC Report not later than each Report Date, commencing in July 2007, (xi) a CMSA Total Loan Report not later than each Report Date, commencing in July 2007 and (xii) a CMSA REO Status Report on each Report Date, commencing in July 2007. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the applicable Master Servicer in writing and on a computer readable medium reasonably acceptable to the Master Servicers and the Special Servicer on the date and in the form required under Section 9.32. The Master Servicers' responsibilities under this Section 8.11(g) with respect to REO Mortgage Loans and Specially Serviced Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 9.32. The reporting obligations of a Master Servicer to the Paying Agent in connection with any Serviced Loan Group shall be construed to refer only to such information regarding the Mortgage Loans (and the related Mortgaged Property) and by reference to the Mortgage Loans only.

            (h) If a Master Servicer, in accordance with the Servicing Standard, seeks to effect a drawing on any letter of credit or debt service reserve account under which the Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under an applicable Mortgage Loan or Serviced Companion Loan), such Master Servicer shall deliver notice thereof to the Special Servicer, the Operating Adviser, the holder of such Serviced Companion Loan, if applicable, and the Paying Agent, which notice shall set forth (i) the unpaid Principal Balance of such Mortgage Loan or Serviced Companion Loan immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in such Master Servicer's good faith and reasonable judgment and in compliance with the Servicing Standard will entitle such Master Servicer to make such drawing. The Special Servicer shall have five Business Days to consent to such drawing, which consent may be communicated by facsimile transmission or e-mail and shall not be unreasonably withheld. If the Special Servicer does not respond within such five Business Day period, consent shall be deemed to have been given.

            Section 8.12 [Reserved]

            Section 8.13 [Reserved]

            Section 8.14 Operating Statement Analysis Reports Regarding the Mortgaged Properties

            Within 105 calendar days (or 90 days as to the Special Servicer) after the end of each of the first three calendar quarters (in each year) for the trailing 12 months, quarterly or year-to-date information received, commencing for the quarter ending on September 30, 2007, each Master Servicer shall deliver to the Paying Agent and the Operating Adviser a CMSA Operating Statement Analysis Report and a CMSA Financial File for each Mortgaged Property in electronic format, (and in the case of the Initial Operating Advisor, in accordance with the Centerline Naming Convention) prepared using the normalized quarterly, year-to-date or trailing 12 month operating statements and rent rolls received from the related Mortgagor, if any. With respect to Specially Serviced Mortgage Loans, the applicable Master Servicer shall include information only to the extent provided by the Special Servicer, which a CMSA Operating Statement Analysis Report and a CMSA Financial File shall be prepared by the Special Servicer and delivered to the applicable Master Servicer within 90 days after the end of each of the first three quarters of each year for the trailing twelve months, quarterly or year-to-date information received and other information utilized by the Special Servicer to prepare such report or files. With respect to any Mortgage Loan for which a Primary Servicer is appointed as the Special Servicer with respect to such Mortgage Loan pursuant to Section 9.39, the reports prepared by any the Special Servicer shall only include the CMSA reports and related data required by the related Primary Servicing Agreement, and such other reports as are mutually agreed to by the related Primary Servicer and the Capmark Master Servicer. Not later than the Report Date occurring in June of each year, beginning in 2008 for year-end 2007, the applicable Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans and as provided by the Special Servicer to the applicable Master Servicer for Specially Serviced Mortgage Loans) shall deliver to the Paying Agent and the Operating Adviser a CMSA Operating Statement Analysis Report, a CMSA Financial File and a CMSA NOI Adjustment Worksheet for each Mortgage Loan in electronic format (and in the case of the Initial Operating Advisor, in accordance with the Centerline Naming Convention), based on the most recently available year-end financial statements and most recently available rent rolls of each applicable Mortgagor (to the extent provided to the applicable Master Servicer or the Special Servicer by or on behalf of each Mortgagor). In the case of Specially Serviced Mortgaged Loans, as provided to the Special Servicer by the Mortgagor, the Special Servicer shall forward such information to the applicable Master Servicer on or before April 15 of each such year as provided for in Section 9.32(e) herein, containing such information and analyses for each Mortgage Loan provided for in the respective forms of CMSA Operating Statement Analysis Report, CMSA Financial File and CMSA NOI Adjustment Worksheet. Such information provided by the applicable Master Servicer shall include what would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income. As and to the extent reasonably requested by the Special Servicer, the applicable Master Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgaged Property in general. The Paying Agent shall provide or make available electronically at no cost to the Certificateholders or Certificate Owners, the Rating Agencies, the Operating Adviser, the Depositor, the Placement Agent, the Underwriters and, solely as it relates to a Serviced Loan Group, the holder of the related Serviced Companion Loan, the CMSA Operating Statement Analysis Reports, the CMSA Financial Files and the CMSA NOI Adjustment Worksheets described above pursuant to Section 5.4(a). The Capmark Master Servicer shall make the CMSA Operating Statement Analysis Report, the operating statements, rent rolls, property inspections and CMSA NOI Adjustment Worksheet for each Mortgage Loan available to the initial Operating Advisor using the Centerline Naming Convention on the Capmark Master Servicer's website (the "Capmark Master Servicer's Website") by the Business Day following the Distribution Date in June 2007. Each Master Servicer shall, upon request by any of such parties, deliver copies of such documents to such parties if such documents are not available on such Master Servicer's website at such time, except that the Master Servicer shall in all cases electronically deliver such documents and information for each Mortgage Loan to the initial Operating Advisor using the Centerline Naming Convention as provided herein. Pursuant to the Mortgage Loan Purchase Agreements, the Sellers shall populate all fields or any information for their related Mortgage Loans reasonably requested by the applicable Master Servicer to complete the Property File.

            Section 8.15 Other Available Information and Certain Rights of the Master Servicer

            (a) Subject to paragraphs (b), (c) and (d) below, unless prohibited by applicable law or the loan documents, the Paying Agent shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Seller, any Primary Servicer, the Placement Agent, any Underwriter, each Rating Agency, the Paying Agent or the Depositor (and the holder of a Serviced Companion Loan, if such notice relates to such Serviced Companion
Loan), originals or copies of, among other things, the following items: (i) this Agreement and any amendments thereto, (ii) all final and released CMSA Operating Statement Analysis Reports and the Loan Periodic Update Files, (iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee and the Paying Agent since the Closing Date, (iv) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date, (v) the most recent property Inspection Reports in the possession of the Paying Agent in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statement and rent roll, if any, collected by or on behalf of the Master Servicers or the Special Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicers and/or the Special Servicer, and (viii) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee and the Paying Agent to support a Master Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Trustee and the Paying Agent will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, any Placement Agent or any Underwriter) sufficient to cover the reasonable costs and expenses of making such information available.

            (b) Subject to the restrictions described below, each Master Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Primary Servicers, the Sellers, any Placement Agent, the Underwriters, the Operating Adviser, any Certificateholder, any holder of a Serviced Companion Loan or any Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in Section 8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement (which access may occur by means of the availability of information on the applicable Master Servicers' or the Paying Agent's Website or the electronic delivery of such information to the requesting Person), in each case to the extent in its respective possession, and access to Servicing Officers of the applicable Master Servicers responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be, which may include a certification. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the applicable Master Servicers upon request; provided, however, that the applicable Master Servicers shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Operating Adviser, any Placement Agent, any Underwriter, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by such Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (c) Nothing herein shall be deemed to require either of the Master Servicers to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report. Notwithstanding the above, neither of the Master Servicers shall have any liability to the Depositor, the Trustee, the Paying Agent, the Special Servicer, any Certificateholder, any Certificate Owner, the holder of any Serviced Companion Loan, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against a Master Servicer (or any partners, representatives, Affiliates, members, managers, directors, officers, employees, agents thereof), the Trust (from amounts held in any account (including, with respect to any such claims relating to a Serviced Companion Loan, from accounts held in the Serviced Companion Loan Custodial Account)) shall hold harmless and indemnify such Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

            (d) Each Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicers shall not be required to produce any ad hoc non-standard written reports not otherwise required under this Agreement with respect to such Mortgage Loans. In the event a Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to a Master Servicer making any report or information available upon request to any Person other than the parties hereto, such Master Servicer may require that the recipient of such information acknowledge that such Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Primary Servicer, the Sellers, the Placement Agent, any Underwriter, any Rating Agency and/or the Certificateholders, any holder of a Serviced Companion Loan or Certificate Owners. Any transmittal of information by a Master Servicer to any Person other than the Trustee, the Paying Agent, the other Master Servicer, the Special Servicer, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from such Master Servicer containing a disclaimer as to the confidentiality of the information requested.

            (e) Each Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that such Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

            (f) Each Master Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

            (g) Once a month, each of the Master Servicers and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Operating Adviser during regular business hours at such time and for such duration as the applicable Master Servicer or the Special Servicer, and the Operating Adviser shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and REO Properties for which such Master Servicer or the Special Servicer, as the case may be, is responsible. As a condition to such disclosure, the Operating Adviser shall execute a confidentiality agreement in form reasonably acceptable to each Master Servicer, the Special Servicer and the Operating Adviser.

            Section 8.16 Rule 144A Information

            For as long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, each Master Servicer agrees to provide to the Paying Agent for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Paying Agent upon the request of such Certificateholder, such Certificate Owner or the Paying Agent, subject to this Section 8.16 and the provisions of Section 8.15, any information prepared by such Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

            Any recipient of information provided pursuant to this Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the applicable Master Servicer shall be permitted to use the letter referred to in Section 8.15(d). Unless the applicable Master Servicer chooses to deliver the information directly, the Depositor, the Placement Agent, the Underwriters or the Paying Agent shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to a Master Servicer making any report or information available upon request to any Person other than the parties hereto, such Master Servicer may require that the recipient of such information acknowledge that such Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Placement Agent, the Underwriters, any Rating Agency and/or the Certificateholders and Certificate Owners. The Master Servicers will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, the Placement Agent or the Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

            Section 8.17 Inspections

            Each Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property for which it is acting as Master Servicer, other than Mortgaged Properties related to Specially Serviced Mortgage Loans, every calendar year beginning in 2008, or every second calendar year beginning in 2008 if the Principal Balance of the related Mortgage Loan is under $2,000,000; provided that each Master Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan for which it is acting as Master Servicer (other than a Specially Serviced Mortgage Loan, or if there has not been an inspection within the past six months) that has a Debt Service Coverage Ratio that falls below 1.0x. The foregoing sentence shall not alter the terms of the Special Servicer's obligation to inspect Mortgaged Properties as set forth in Section 9.4(b) hereto. The applicable Master Servicer shall cause to be prepared an Inspection Report relating to each inspection.

            The applicable Inspection Reports shall be available for review by the Trustee, the Special Servicer, the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Paying Agent, the Operating Adviser (in the case of the initial Operating Advisor, in accordance with the Centerline Naming Convention), any Certificate Owner, any Seller and any Primary Servicer via password protocol and execution of an agreement relating thereto on the Capmark Master Servicer's Website. With respect to the Prudential Loans, the applicable Inspection Reports shall be available for review by the Trustee, the Special Servicer, the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Paying Agent, the Operating Adviser, any Certificate Owner, any Seller and any Primary Servicer via password protocol and execution of an agreement relating thereto on the Prudential Master Servicer's Website. With respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans, the applicable Inspection Reports shall be available for review by the Trustee, the Special Servicer, the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Paying Agent, the Operating Adviser, any Certificate Owner, any Seller and any Primary Servicer via password protocol and execution of an agreement relating thereto on the Wells Fargo Master Servicer's Website. The Special Servicer shall have the right, but no duty, to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies such Master Servicer prior to such inspection.

            Section 8.18 Modifications, Waivers, Amendments, Extensions and Consents

            Subject to the limitations of Sections 9.39 and 12.3, the Master Servicer shall have the following powers:

            (a) (i) The applicable Master Servicer, in accordance with the Servicing Standard, may agree to any modification, waiver, amendment or consent of or relating to any term (including, without limitation, Master Servicer Consent Matters set forth in Section 8.3(a) hereof and waiver of default interest and Late Fees as provided in Section 8.3(a)) other than a Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that such amendment would not result in an Adverse REMIC Event; and provided, further, that if any consent relates to a release of a letter of credit relating to any Mortgage Loan (other than letters of credit or portions thereof released upon satisfaction of conditions specified in the related agreements), then (i) the Master Servicer shall notify the Special Servicer of any Mortgagor's request to release such letter of credit which the Master Servicer recommends to release, and (ii) if the terms of the related Mortgage Loan do not require the Master Servicer to approve a release, then the Special Servicer shall within five Business Days provide notice to the Master Servicer on whether the Master Servicer should approve the release (and the failure of the Special Servicer to give the Master Servicer such notice shall automatically be deemed to be an approval by the Special Servicer that the Master Servicer should grant such release). Notwithstanding the preceding sentence, with respect to the Mortgage Loans that are not Specially Serviced Loans, if a Master Servicer recommends to approve a modification, waiver, amendment or consent which is not a Master Servicer Consent Matter (including, without limitation, any waiver of any requirement that the Mortgagor post additional reserves or a letter of credit upon the failure of the Mortgagor to satisfy conditions specified in the Mortgage Loan documents, but excluding any waiver of default interest and Late Fees as provided in
      Section 8.3(a)), the Master Servicer shall provide to the Special Servicer a copy of the Master Servicer's recommendation and the relevant information obtained or prepared by the Master Servicer in connection therewith and all other information in the Master Servicer's possession reasonably requested by the Special Servicer, provided, that (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and the Special Servicer shall not unreasonably withhold such consent and any such decision shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer, within five Business Days following the Master Servicer's delivery of the recommendation and all required information described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described above. Notwithstanding anything in this Agreement to the contrary, a Master Servicer shall not be required to obtain or request the consent of the Special Servicer in connection with any modification, waiver or amendment, or granting its consent to transactions, under one or more of the Mortgage Loans that in each case the Master Servicer has determined (in accordance with the Servicing Standard) is immaterial. In any event, the Master Servicer shall promptly notify the Special Servicer of any material modification, waiver, amendment or consent executed by the Master Servicer pursuant to this Section 8.18(a)(i) and provide to the Special Servicer a copy thereof. Notwithstanding the foregoing provisions of this Section 8.18, if the Mortgage Loan documents do not preclude imposition of a requirement to or require a Mortgagor to pay a fee for an assumption, modification, waiver, amendment or consent that would be due or partially due to the Special Servicer, then the Master Servicer shall not waive the portion of such fee due to the Special Servicer without the Special Servicer's approval.

            Notwithstanding the foregoing, the Special Servicer acknowledges that the Capmark Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicer for the PCFII Loans with respect to Post-Closing Requests pursuant to Section 8.4 of this Agreement, and that the Primary Servicing Agreement for the PCFII Loans classifies certain Post-Closing Requests as Category 1 Requests in which the applicable Primary Servicer has certain authority to evaluate and process such requests in accordance with this Agreement, the applicable Primary Servicing Agreement and the applicable Mortgage Loan documents.

            With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the Primary Servicing Agreement for the PCFII Loans provides for the Capmark Master Servicer's determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to the Special Servicer for consent in accordance with the terms of such Primary Servicing Agreements upon a determination of materiality. The Special Servicer hereby acknowledges such provisions, including that "materiality" shall include the existence of an Adverse REMIC Event. Nothing in this Agreement, however, shall grant the applicable Primary Servicers greater authority, discretion or delegated rights over Post-Closing Requests than are set forth in the applicable Primary Servicing Agreements.

               (ii) The Master Servicer may, without the consent of the Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 90 days following the original Maturity Date, if the Mortgagor timely makes the Assumed Scheduled Payments and in the Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and the Mortgagor has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the Mortgage Loan or purchase of the related Mortgaged Property. The Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension.

            (b) The Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to the Master Servicer a reasonable and customary modification fee to the extent permitted by law; provided that the collection of such fee shall not be permitted if collection of such fee would cause a "significant modification" (within the meaning of Treasury Regulations
Section 1.860G-2(b) of the Mortgage Loan). The Master Servicer shall be entitled to (as additional servicing compensation) 100% of any Modification Fees collected from a Mortgagor in connection with a consent, waiver, modification or amendment of a non-Specially Serviced Mortgage Loan executed or granted pursuant to this Section 8.18. The Master Servicer may charge the Mortgagor for any costs and expenses (including attorneys' fees and Rating Agency Confirmation fees) incurred by the Master Servicer or the Special Servicer (which amounts shall be reimbursed to the Special Servicer) in connection with any request for a modification, waiver or amendment. The Master Servicer agrees to use its reasonable efforts in accordance with the Servicing Standard to collect such costs, expenses and fees from the Mortgagor, provided that the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses (but not including any modification fee), and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor). If the Master Servicer believes that the costs and expenses (including attorneys' fees) to be incurred by the Master Servicer in connection with any request for a modification, waiver or amendment will result in a payment or reimbursement by the Trust, then the Master Servicer shall notify the Special Servicer.

            (c) The Master Servicer shall notify the Trustee, the Paying Agent and the Special Servicer of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent (i) allowed with respect to waiver of default interest and Late Fees as provided in
Section 8.3(a) and (ii) such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee. The Master Servicer shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan.

            (d) If the Mortgage Loan documents relating to a Mortgage Loan provide that certain conditions must be satisfied prior to the Master Servicer releasing additional collateral for the Mortgage Loan (e.g., the release, reduction or termination of reserves or letters of credit or the establishment of reserves), then the Master Servicer shall be permitted to waive any such condition without obtaining the consent of the Special Servicer, provided that
(1) the aggregate amount of the related release, reduction or termination is no greater than the smaller of 10% of the outstanding unpaid Principal Balance of the related Mortgage Loan or $75,000, (2) the condition to be waived is deemed to be non-material in accordance with the Servicing Standard and (3) such release, reduction or termination would not otherwise cause an Adverse REMIC Event. Notwithstanding the foregoing, without the Special Servicer's consent or except as provided in the specific Mortgage Loan documents, the Master Servicer shall not waive: (1) a requirement for any such additional collateral to exist, or (2) a lock box requirement.

            Section 8.19 Specially Serviced Mortgage Loans

            (a) The applicable Master Servicer shall send a written notice to the Special Servicer, the Operating Adviser, Rating Agencies, the Paying Agent, the Trustee and, solely as it relates to a Serviced Loan Group, to the holder of the related Serviced Companion Loan, within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by an Environmental Insurance Policy (and for purposes of stating whether such Mortgage Loan is covered by an Environmental Insurance Policy applicable the Master Servicer may rely on the Mortgage Loan Schedule) and, except for the Rating Agencies, the Paying Agent and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File. The Special Servicer shall not be liable for its failure to deliver the notice set forth in Section 9.36(a) if such failure is caused by its failure to receive the written notice set forth above.

            (b) Prior to the transfer of the servicing of any Specially Serviced Mortgage Loan to the Special Servicer, the applicable Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (the form and substance of such notice shall be reasonably satisfactory to the Special Servicer).

            (c) Any calculations or reports prepared by the applicable Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to such Master Servicer in writing by the Special Servicer as provided hereby. The applicable Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by the Special Servicer.

            (d) On or prior to each Distribution Date, the applicable Master Servicer shall provide to the Special Servicer, in order for the Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the applicable Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if such Master Servicer elects to provide such ad hoc reports, it may require the Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

            Section 8.20 Representations, Warranties and Covenants of the Master Servicers

            (a) The Capmark Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

            (i) the Capmark Master Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of California, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Capmark Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

            (ii) the Capmark Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Capmark Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Capmark Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Prudential Master Servicer, the Trustee, the Paying Agent and the Special Servicer, evidences the valid and binding obligation of the Capmark Master Servicer enforceable against the Capmark Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or
      (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

            (iv) no litigation is pending or, to the Capmark Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

            (vi) the performance of the services by the Capmark Master Servicer contemplated by this Agreement are in the ordinary course of business of the Capmark Master Servicer and the Capmark Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

            (b) The Prudential Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

            (i) the Prudential Master Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the Sate of Delaware, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Prudential Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

            (ii) the Prudential Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Prudential Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Prudential Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Capmark Master Servicer, the Wells Fargo Master Servicer, the Trustee, the Paying Agent and the Special Servicer, evidences the valid and binding obligation of the Prudential Master Servicer enforceable against the Prudential Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or
      (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

            (iv) no litigation is pending or, to the Prudential Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

            (vi) the performance of the services by the Prudential Master Servicer contemplated by this Agreement are in the ordinary course of business of the Prudential Master Servicer and the Prudential Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

            (c) The Wells Fargo Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

            (i) the Wells Fargo Master Servicer is duly organized, validly existing and in good standing as a national association under the laws of the United States of America, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Wells Fargo Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

            (ii) the Wells Fargo Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Wells Fargo Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Wells Fargo Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Capmark Master Servicer, the Prudential Master Servicer, the Paying Agent, the Trustee and the Special Servicer, evidences the valid and binding obligation of the Wells Fargo Master Servicer enforceable against the Wells Fargo Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or
      (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

            (iv) no litigation is pending or, to the Wells Fargo Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

            (vi) the performance of the services by the Wells Fargo Master Servicer contemplated by this Agreement are in the ordinary course of business of the Wells Fargo Master Servicer and the Wells Fargo Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

            (d) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

            (e) Any cause of action against a Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the applicable Master Servicer by any of the Trustee or the applicable Master Servicer. The applicable Master Servicer shall give prompt notice to the Trustee, the Depositor, the Primary Servicers and the Special Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 8.21 Merger or Consolidation

            Any Person into which a Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which such Master Servicer shall be a party, or any Person succeeding to the business of such Master Servicer, shall be the successor of such Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each Rating Agency provides a Rating Agency Confirmation (including, as to any such succession with respect to the Capmark Master Servicer, with respect to any securities rated by a Rating Agency evidencing direct beneficial ownership interest in any Serviced Companion Loan). If such a transaction occurs and the conditions to the provisions in the foregoing sentence are not met, the Trustee may terminate, or if such a transaction occurs and the conditions set forth in the following paragraph are not met the Trustee shall terminate, the successor's, survivor's or resulting entity's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.

            Notwithstanding the foregoing, as long as the Trust is subject to the reporting requirements of the Exchange Act, neither Master Servicer may remain a Master Servicer under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, unless (i) such Master Servicer is the surviving entity of such merger, consolidation or transfer or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld (and if, within 45 days following the date of delivery of a notice by the applicable Master Servicer to the Depositor of any merger or similar transaction described in the prior paragraph, the Depositor shall have failed to notify the applicable Master Servicer of the Depositor's determination to grant or withhold such consent, such failure shall be deemed to constitute a grant of such consent).

            Section 8.22 Resignation of the Master Servicer

            (a) Except as otherwise provided in Section 8.22(b) hereof, a Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that such Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of such Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor and the Paying Agent, shall have assumed such Master Servicer's responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by such Master Servicer to the Trustee and the Paying Agent.

            (b) A Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor servicer (x) is available, (y) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by such Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided and (z) in the case of a successor servicer to the Capmark Master Servicer, assumes all obligations of the resigning Capmark Master Servicer under the Primary Servicing Agreements;
(ii) such Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each such Rating Agency.

            Section 8.23 Assignment or Delegation of Duties by the Master
Servicer

            A Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of such Master Servicer (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by such Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) such Master Servicer gives the Depositor, the Special Servicer, the Primary Servicers, the holder of a Serviced Companion Loan (only if such assignment/delegation relates to the related Serviced Loan Group) and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Master Servicer, with like effect as if originally named as a party to this Agreement and the Primary Servicing Agreements; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation from Moody's and S&P; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B) of this Section, such Master Servicer shall be released from its obligations under this Agreement, except that such Master Servicer shall remain liable for all liabilities and obligations incurred by it as such Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, such Master Servicer may appoint the Primary Servicers and Sub-Servicers in accordance with Section 8.4 hereof.

            Section 8.24 Limitation on Liability of the Master Servicers and Others

            (a) Neither of the Master Servicers nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of the Master Servicers shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Paying Agent, the Placement Agent, the Underwriters, a holder of a Serviced Companion Loan or the Special Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect any Master Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder. The Master Servicers shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that each Master Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans or the interests of the holders of the Serviced Companion Loans (subject to the Special Servicer's servicing of Specially Serviced Mortgage Loans as contemplated herein). In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and any Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by Section 5.2, subject to the provisions of Section 4.4 hereof.

            (b) In addition, the Master Servicers shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Master Servicers and conforming to the requirements of this Agreement. Subject to the Servicing Standard, each Master Servicer shall have the right to rely on information provided to it by the Special Servicer and Mortgagors, and will have no duty to investigate or verify the accuracy thereof. Neither the Master Servicers, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that such Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master Servicers nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

            (c) The Master Servicers shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Special Servicer, the Paying Agent or the Trustee in this Agreement. The Trust shall indemnify and hold harmless the Master Servicers from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such Master Servicer is unable to recover such amounts from the Person in breach.

            (d) Except as otherwise specifically provided herein:

            (i) a Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) a Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) a Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) a Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in electronic or paper format) reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

            (e) The Master Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Master Servicer shall be indemnified by the Trustee, the Paying Agent and the Special Servicer, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that such Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of the Trustee's, the Paying Agent's or the Special Servicer's duties hereunder, as the case may be, or by reason of negligent disregard of the Trustee's, the Special Servicer's or the Paying Agent's obligations and duties hereunder, as the case may be, (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations). A Master Servicer shall immediately notify the Trustee, the Paying Agent and the Special Servicer, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans for which it is acting as Master Servicer entitling such Master Servicer to indemnification hereunder, whereupon the Trustee, the Paying Agent or the Special Servicer, in each case, to the extent the claim is related to its respective willful misfeasance, bad faith, negligence or negligent disregard, shall assume the defense of any such claim (with counsel reasonably satisfactory to such Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee, the Paying Agent and the Special Servicer shall not affect any rights that such Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee's, the Paying Agent's or the Special Servicer's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of such Master Servicer hereunder. Any payment hereunder made by the Trustee, the Paying Agent or the Special Servicer pursuant to this paragraph to such Master Servicer shall be paid from the Trustee's, the Paying Agent's or the Special Servicer's own funds, without reimbursement from the Trust therefor except to the extent achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent or the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent or the Special Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 8.25 Indemnification; Third-Party Claims

            (a) Each Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of each such Master Servicer shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to this Agreement, any Mortgage Loans, the Serviced Companion Loans (as provided in the following paragraph), any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of such Master Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder.

            Except as provided in the following sentence and subject to the provisions of Section 9.40, the indemnification described in the preceding paragraph (including in the case of such claims or losses that relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense) shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole but not out of collections on, or other proceeds of, each Serviced Companion Loan. In the case of any such claims or losses that do not relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, if such claims or losses relate to a Serviced Loan Group, then such indemnification shall be paid
(x) first, out of collections on, and other proceeds of, the Senior Mortgage Loans, as applicable, and the Serviced Companion Loans, as applicable, in the relative proportions provided for in the applicable Co-Lender Agreement and (y) if the collections and proceeds described in subclause (x) are not sufficient to so indemnify such indemnified parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole.

            A Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Master Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim and satisfy any settlement or other disposition in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement or of the Master Servicers in such capacity. The Trustee, the Paying Agent or the Master Servicers shall promptly make from the applicable Certificate Account (and, if and to the extent that the amount due shall be paid from collections on, and other proceeds of, a Serviced Companion Loan as described above, out of the Serviced Companion Loan Custodial Account) any payments certified by the applicable Master Servicer to the Trustee and the Paying Agent as required to be made to the applicable Master Servicer pursuant to this Section 8.25.

            (b) Each Master Servicer agrees to indemnify the Trustee, the Special Servicer, the Trust, the Depositor, the Paying Agent, the Custodian, and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Special Servicer, the Depositor, the Paying Agent, the Custodian and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of such Master Servicer's duties hereunder or by reason of negligent disregard of such Master Servicer's obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation such Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The Trustee, the Special Servicer, the Paying Agent, the Custodian or the Depositor, as applicable, shall immediately notify the applicable Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Depositor, the Special Servicer, the Paying Agent, the Custodian or the Trust to indemnification under this Section 8.25(b), whereupon the applicable Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer shall not affect any rights the Trustee, the Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the applicable Master Servicer, the Special Servicer, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by the applicable Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the applicable Master Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The Primary Servicer with respect to the PCFII Loans and any partner, representative, Affiliate, member, manager, director, officer, employee or agent thereof shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, its Primary Servicing Agreement (but only if, and to the extent that, the Capmark Master Servicer would have been entitled to indemnification therefor under this Agreement if it were directly servicing the PCFII Loans, any PCFII Loan (solely with respect to the Primary Servicer for such PCFII Loans), any REO Property or the Certificates or any exercise of any right under this Agreement or its related Primary Servicing Agreement (limited as set forth above) reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of such Primary Servicer's willful misfeasance, bad faith or negligence in the performance of duties thereunder. Such Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Primary Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the related Primary Servicing Agreement. The Trustee, the Paying Agent or the Capmark Master Servicer shall promptly make from the applicable Certificate Account any payments certified by such Primary Servicer with respect to the PCFII Loans to the Trustee and the Paying Agent as required to be made to such Primary Servicer pursuant to this Section 8.25.

            (d) Each of the Primary Servicer with respect to the PCFII Loans and the Primary Servicer with respect to the NatCity Loans agrees to indemnify the Trustee, the Special Servicer, the Trust, the Depositor, the Paying Agent, the Custodian and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Special Servicer, the Depositor, the Paying Agent, the Custodian and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of such Primary Servicer's duties under this Agreement, its related Primary Servicing Agreement or by reason of negligent disregard of such Primary Servicer's obligations and duties thereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation such Primary Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor primary servicer. The Trustee, the Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify such Primary Servicer if a claim is made by any Person with respect to this Agreement, the related Primary Servicing Agreement or the PCFII Loans (solely with respect to the Primary Servicer for the PCFII Loans) or NatCity Loans (solely with respect to the Primary Servicer for the NatCity Loans), as applicable, entitling the Trustee, the Depositor, the Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(d), whereupon such Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify such Primary Servicer shall not affect any rights the Trustee, the Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement, the related Primary Servicing Agreement or otherwise, unless such Primary Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the related Primary Servicing Agreement and the resignation or termination of the applicable Master Servicer, the Special Servicer, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by such Primary Servicer with respect to the PCFII Loans or the NatCity Loans, as applicable, shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of such Primary Servicer was not culpable or that such Primary Servicer did not act with willful misfeasance, bad faith or negligence.

            (e) The Master Servicers shall not have any liability to the Depositor, the Trustee, the Paying Agent, the Special Servicer, any Certificateholder, any Certificate Owner, any holder of a Serviced Companion Loan, any Primary Servicer, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to the provisions of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against a Master Servicer (or any partners, representatives, Affiliates, members, managers, directors, officers, employees, agents thereof), the Trust (from amounts held in any account) shall hold harmless and indemnify such Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

            Section 8.26 [Reserved]

            Section 8.27 Compliance with REMIC Provisions and Grantor Trust Provisions

            The Master Servicers shall act in accordance with this Agreement, the REMIC Provisions and the Grantor Trust Provisions and related provisions of the Code in order to create or maintain the status of the REMIC Pools created hereby as REMICs and the Class EI Grantor Trust and each Floating Rate Grantor Trust created hereby as a grantor trust under the Code. The Master Servicers shall take no action or (A) cause any REMIC Pool to take any action that could
(i) endanger the status of any REMIC Pool as a REMIC under the Code or (ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or on prohibited contributions pursuant to Section 860G(d) of the
Code) or (B) cause the Class EI Grantor Trust or any Floating Rate Grantor Trust to take any action that could (i) endanger its status as a grantor trust or (ii) result in the imposition of any tax upon the Class EI Grantor Trust or any Floating Rate Grantor Trust, unless the Trustee shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Master Servicers shall comply with the provisions of Article XII hereof.

            Section 8.28 Termination

            (a) The obligations and responsibilities of either Master Servicer created hereby (other than the obligation of the Master Servicers to make payments to the Paying Agent as set forth in Section 8.29 and the obligations of the Master Servicers to the Trustee, the Paying Agent, the Special Servicer and the Trust as set forth in Section 8.25) shall terminate (i) on the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) if an Event of Default with respect to such Master Servicer described in clauses 8.28(b)(iii), (iv), (viii), (ix) or (x) (but, with respect to clause (ix), only if directed by the Certificateholders or the Operating Adviser as set forth in the last sentence of this Section 8.28(a)) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to such Master Servicer that such Master Servicer is terminated or (iii) if an Event of Default with respect to such Master Servicer described in clauses 8.28(b)(i), (ii), (v), (vi) or (vii) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to such Master Servicer that such Master Servicer is terminated. After any Event of Default, the Trustee (i) may elect (or, with respect to clause 8.28(b)(x), either the Trustee or the Depositor may elect) to terminate such Master Servicer by providing such notice, and (ii) shall provide such notice if holders of Certificates representing more than 25% of the Aggregate Certificate Balance of all Certificates so direct the Trustee. After an Event of Default described in
Section 8.28(b)(ix) below, the Trustee shall, at the written direction of the Operating Adviser or the holders of Certificates representing more than 51% of the Aggregate Certificate Balance of all Certificates, terminate such Master Servicer.

            In addition, with respect to the Beacon Seattle & DC Portfolio Loan Group, if an Event of Default occurs with respect to the Wells Fargo Master Servicer that affects the holder of a related Serviced Companion Loan or any securities issued by a related Other Securitization, and the Master Servicer is not otherwise terminated hereunder, then the holder of any such related Serviced Companion Loan (or its designees) shall be entitled to direct the Trustee to replace the current sub-servicer, but only if an "Event of Default" (as defined in the related sub-servicing agreement) exists and is continuing under the related sub-servicing agreement; provided, that the replacement of a sub-servicer with respect to such Serviced Loan Group will in any event be subject to written confirmation from each Rating Agency and each other rating agency rating any securities issued in any related Other Securitization that such appointment would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates and any securities issued in any Other Securitization.

            (b) "Event of Default," wherever used herein, means, with respect to any Master Servicer, any one of the following events:

            (i) any failure by such Master Servicer, at the times required hereunder, to remit to the Paying Agent or otherwise make any payment required to be remitted by such Master Servicer under the terms of this Agreement, including any required P&I Advances, which continues unremedied until 11:00 a.m. on the Distribution Date; or

            (ii) any failure by such Master Servicer to (i) make a required deposit to the applicable Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made, or (ii) timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of one Business Day following the date on which notice shall have been given to such Master Servicer by the Trustee as provided in Section 4.3(b); or

            (iii) any failure on the part of such Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such Master Servicer contained in this Agreement (other than with respect to the duties, covenants or agreements contained in Article XIII, for so long as the Trust is subject to the reporting requirements of the Exchange Act) which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor or the Trustee; provided, however, that if such Master Servicer certifies to the Trustee and the Depositor that such Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further, that such cure period may not exceed 90 days; or

            (iv) any breach of the representations and warranties contained in
      Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor or the Trustee, provided, however, that if such Master Servicer certifies to the Trustee and the Depositor that such Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit such Master Servicer to cure such breach; provided, further, that such cure period may not exceed 90 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Master Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) such Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Master Servicer or of or relating to all or substantially all of its property; or

            (vii) such Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (viii) Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates or any securities issued by any Other Securitization (and such qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (b) placed one or more classes of Certificates or any securities issued by any Other Securitization on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date thereof), and, in the case of either of clauses (a) or (b), citing servicing concerns with such master servicer as the sole or material factor in such rating action;

            (ix) such Master Servicer has been removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, and that Master Servicer is not reinstated to such status within 60 days;

            (x) if any securities issued by an Other Securitization is rated by Fitch, a servicing officer of such Master Servicer obtains actual knowledge that Fitch has (a) qualified, downgraded or withdrawn its rating or ratings of any such securities, or (b) has placed any such securities on "watch status" in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or "watch status" placement shall not have been withdrawn by Fitch within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (a) or (b), cited servicing concerns with such Master Servicer as the sole or material factor in such rating action; or

            (xi) subject to Section 13.8, such Master Servicer or any Additional Servicer or Sub-Servicer appointed by such Master Servicer (other than a Seller Sub-Servicer), shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under Article XIII of this Agreement at the times required under such Article.

            If any Master Servicer is terminated based upon an Event of Default set forth in clause (viii), (ix) or (x) above, then such Master Servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable Mortgage Loans that are not then subject to a Sub-Servicing Agreement or Primary Servicing Agreement, so long as such terminated Master Servicer is on the approved select list of commercial mortgage loan servicers maintained by S&P (or obtains a Rating Agency Confirmation from each Rating Agency as to which such terminated Master Servicer does not satisfy the applicable rating level described above), and the Operating Adviser has consented to such Primary Servicing or Sub-Servicing arrangement.

            Section 8.29 Procedure Upon Termination

            (a) Notice of any termination pursuant to clause (i) of Section 8.28(a), specifying the Master Servicer Remittance Date upon which the final transfer by a Master Servicer to the Paying Agent shall be made, shall be given promptly in writing by such Master Servicer to the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of such Master Servicer (other than the obligation of such Master Servicer to pay to the Paying Agent the amounts remaining in the applicable Certificate Account as set forth below and the obligations of such Master Servicer to the Trustee and the Trust as provided herein) shall terminate and such Master Servicer shall transfer to the Paying Agent the amounts remaining in the applicable Certificate Account (and any sub-account) after making the withdrawals permitted to be made pursuant to
Section 5.2 and shall thereafter terminate the applicable Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

            (b) On the date specified in a written notice of termination given to a Master Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to a Master Servicer pursuant to clause (iii) of Section 8.28(a) all authority, power and rights of such Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate (except for any rights relating to unpaid servicing compensation or unreimbursed Advances; provided that in no event shall the termination of such Master Servicer be effective until a successor servicer shall have succeeded such Master Servicer as successor servicer, subject to approval by the Rating Agencies, notified such Master Servicer of such designation and such successor servicer shall have assumed such Master Servicer's obligations and responsibilities hereunder and under the Primary Servicing Agreements, as set forth in an agreement substantially in the form hereof, with respect to the Mortgage Loans. Except as provided in the next sentence, the Trustee may not succeed a Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of such Master Servicer pursuant to Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that a Master Servicer is terminated as a result of an event described in Section 8.28(b)(v), 8.28(b)(vi) or 8.28(b)(vii), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to such Master Servicer and shall use commercially reasonable efforts within 90 days of assuming the duties of such Master Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of such Master Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicers agree to cooperate with the Trustee and the Paying Agent in effecting the termination of a Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume such Master Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by such Master Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

            (c) If a Master Servicer receives a written notice of termination pursuant to clause (ii) of Section 8.28(a) relating solely to an Event of Default set forth in clause (viii), (ix) or (x) of Section 8.28(b) or an Event of Default caused by a default of a Primary Servicer under its Primary Servicing Agreement, and if such Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by such Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, such Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

            (d) Each bid proposal shall require any Qualified Bidder, as a condition of its bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof and the terms of the Primary Servicing Agreements, not later than 45 days after termination of the applicable Master Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the applicable Master Servicer may direct) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (e) Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of all out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Master Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (f) If the Successful Bidder has not entered into this Agreement as a successor Master Servicer within 45 days after the termination of a Master Servicer hereunder or no Successful Bidder was identified within such 45-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as Master Servicer hereunder in accordance with Section 8.29(b). During such 45-day period and until the acceptance of appointment by a successor servicer, the Master Servicer shall continue to service the Mortgage Loans in accordance with this Agreement.

            (g) Notwithstanding anything to the contrary in this Section 8.29, the successor master servicer must assume all of the obligations of the terminated Master Servicer under the Primary Servicing Agreements as a condition precedent to its becoming Master Servicer hereunder.

            (h) Any costs and expenses associated with the transfer of the master servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer and shall be paid within 30 days of request therefor, otherwise, if the applicable Master Servicer is terminated without cause, such costs and expenses shall be payable from the Trust.

            Section 8.30 Notification to Certificateholders

            (a) Upon any resignation of a Master Servicer pursuant to Section
8.22 or termination of a Master Servicer pursuant to Section 8.28 or appointment of a successor to the applicable Master Servicer, the Paying Agent shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

            (b) Within 30 days after the occurrence of any Event of Default with respect to a Master Servicer of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

            Section 8.31 Swap Contracts

            (a) On the Closing Date, the Paying Agent, not in its individual capacity but solely in its capacity as Paying Agent on behalf of the Trust, is hereby directed by the Trust to execute and deliver the Swap Contracts in the name of the Trust. Each of the representations, undertakings and agreements in the Swap Contracts shall be made on the part of the Trust and in no event shall be personal representations, undertakings or agreements by the Paying Agent. Subject to Section 6.12, the Paying Agent shall enforce the rights of the Trust specified in the Swap Contracts, including the Credit Support Annex (as defined in the Swap Contract) and the Schedule to the related ISDA Master Agreement.

            (b) No later than by noon (New York City time) on the second Business Day prior to each Distribution Date, based on the reports provided by the Capmark Master Servicer or on information that the Paying Agent obtains from the Swap Counterparty pursuant to each Swap Contract, and subject to the priorities set forth in Article VI hereof, the Paying Agent shall provide to the Swap Counterparty sufficient information to enable the Swap Counterparty to calculate each Net Swap Payment, if any, due to the Swap Counterparty under the related Swap Contract, based upon the projected payment that will be payable on the related Class of Floating Rate Regular Interests pursuant to the priorities set forth in Article VI hereof and the Pass-Through Rate of the related Class of Floating Rate Regular Interests and the related Class of Floating Rate Certificates and the amount of any Prepayment Premiums payable on each such Floating Rate Regular Interest. By the close of business on the second Business Day prior to each Distribution Date, the Paying Agent shall provide written notice (which notice may be delivered electronically) to the Capmark Master Servicer of each Net Swap Payment, if any, required to be distributed to the Swap Counterparty pursuant to the terms of the related Swap Contract and will provide such notice even if no amounts are due to the Swap Counterparty. The Capmark Master Servicer shall be deemed to have distributed the Net Swap Payments specified by the Paying Agent in accordance with Section 5.3(c) and this Section 8.31(b) as part of the Available Distribution Amount and the Paying Agent shall be deemed to have transferred each such Net Swap Payment to the related Master Servicer's Floating Rate Account. Accordingly, the Capmark Master Servicer shall withhold an amount equal to the Net Swap Payments from payments made to the Paying Agent pursuant to Section 5.2(a)(xi) and shall pay such amount to the Swap Counterparty in accordance with this Agreement and the Swap Contracts.

            (c) [Reserved].

            (d) Promptly upon receipt of any payment or other receipt in respect of the Floating Rate Regular Interests or the Floating Rate Swap Contracts, the Paying Agent shall deposit the same into the related Floating Rate Account. If the Swap Counterparty is required to make a Net Swap Payment to the Trust under any Swap Contract with respect to any Distribution Date and such Net Swap Payment is not received by the Paying Agent by 4:00 pm New York City time on the Business Day before such Distribution Date, then the Paying Agent shall notify the applicable Swap Counterparty to such effect not later than 5:00 p.m. (New York City time) on the Business Day before such Distribution Date.

            (e) [Reserved].

            (f) If the Swap Counterparty is required to post collateral pursuant to a Swap Contract, the Paying Agent shall establish an account, which shall be an Eligible Account (a "Swap Counterparty Collateral Account"). The Paying Agent shall deposit all collateral received from the Swap Counterparty under any Credit Support Annex (as defined in the related Swap Contract) of the related Swap Contract into such Swap Counterparty Collateral Account. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Swap Counterparty Collateral Account shall be (i) for application to obligations of the Swap Counterparty under the related Swap Contract if such Swap Contract becomes subject to early termination or upon default by the Swap Counterparty or (ii) to return collateral to the Swap Counterparty when and as required by the related Swap Contract. The Paying Agent agrees to give the Swap Counterparty prompt notice if it obtains knowledge that such Swap Counterparty Collateral Account or any funds on deposit therein or otherwise to the credit of the Swap Counterparty Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Funds credited to the Swap Counterparty Collateral Account shall be applied as contemplated in the related Swap Contract. Subject to the terms of the related Swap Contract, proceeds of liquidation of any Swap Contract collateral (if the related Swap Contract becomes subject to early termination or upon default by the Swap Counterparty) shall be deposited in the related Floating Rate Account for application as applicable.

            (g) The Paying Agent will have no obligation on behalf of the Trust to pay to the Swap Counterparty any portion of an applicable Fixed Interest Distribution unless and until the interest payment on the related Floating Rate Regular Interest is actually received by the Paying Agent; provided, however, that the Paying Agent shall receive funds from the Swap Counterparty representing the net amount payable to the Trust pursuant to each Swap Contract and shall remit such amount to the holders of the related Floating Rate Certificates as part of the related Floating Rate Interest Distribution Amount pursuant to Section 6.12. The Capmark Master Servicer shall, at the direction of the Paying Agent, pay to the Swap Counterparty the portion of interest and other amounts payable on the related Floating Rate Regular Interest which is equal to the net swap payment due to the Swap Counterparty pursuant to the related Swap Contract (a "Net Swap Payment").

            (h) In connection with any amendment to a Swap Contract, the Paying Agent agrees that, subject to Section 6.12 and Section 14.3(g), it will follow written direction timely delivered to it from the Depositor in respect of the terms of, or its execution on behalf of the Trust of, any such amendments to such Swap Contract and agrees to obtain a Rating Agency Confirmation from each Rating Agency.

                                   ARTICLE IX

                    ADMINISTRATION AND SERVICING OF SPECIALLY
                SERVICED MORTGAGE LOANS BY THE SPECIAL SERVICER

            Section 9.1 Duties of the Special Servicer

            (a) Subject to the express provisions of this Agreement, for and on behalf of the Certificateholders (and, solely as it relates to a Serviced Loan Group, for the benefit of each holder of a related Serviced Companion Loan) and the Trustee, the Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the provisions of this Agreement and the Servicing Standard. Certain of the provisions of this
Article IX make explicit reference to their applicability to Mortgage Loans and the Serviced Companion Loans; notwithstanding such explicit references, references to "Mortgage Loans" contained in this Article IX, unless otherwise specified, shall be construed to refer also to the related Serviced Companion Loan (but any other terms that are defined in Article I and used in this Article IX shall be construed according to such definitions without regard to this sentence).

            The Special Servicer shall be the Special Servicer with respect to all the Mortgage Loans and other assets of the Trust and, as such, shall service and administer such of the assets of the Trust as constitute Specially Serviced Mortgage Loans and REO Properties and shall render such incidental services as are required of the Special Servicer with respect to such of the assets of the Trust as constitute assets that are not Specially Serviced Mortgage Loans or REO Properties.

            (b) The Special Servicer shall cooperate with the applicable Master Servicer and provide the applicable Master Servicer with the information reasonably requested by such Master Servicer, in writing, to the extent required to allow such Master Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder; provided, however, that (i) the Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Special Servicer elects to provide such ad hoc reports requested by the applicable Master Servicer, the Special Servicer may require the applicable Master Servicer to pay a reasonable fee to cover the costs of the preparation thereof. The Special Servicer's obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

            (c) The Special Servicer shall send a written notice to the applicable Master Servicer and the Paying Agent within two Business Days after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the applicable Master Servicer and the Paying Agent, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the applicable Master Servicer.

            (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the Special Servicer, the applicable Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the Special Servicer shall, within two Business Days, advise the applicable Master Servicer of any changes to be made, and return the monthly statement to the applicable Master Servicer. The applicable Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the applicable Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

            (e) All amounts collected by the applicable Master Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan or a Serviced Companion Loan if such Serviced Companion Loan has become a Specially Serviced Mortgage Loan) shall be deposited in the applicable Certificate Account, and all amounts collected by the applicable Master Servicer with respect to a Serviced Companion Loan if such Serviced Companion Loan has become a Specially Serviced Mortgage Loan shall be deposited in the Serviced Companion Loan Custodial Account. The applicable Master Servicer shall within two Business Days after receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof. The Special Servicer shall, within two Business Days thereafter, instruct the applicable Master Servicer in writing how to apply such payment (with the application of such payments to be made in accordance with the related Mortgage Loan documents (including the related Co-Lender Agreement, as applicable) or in accordance with this Agreement, as applicable).

            (f) After the occurrence of any Servicing Transfer Event with respect to any one or more Mortgage Loans that are the subject of any Environmental Insurance Policy, (i) the Special Servicer shall monitor the dates by which any claim must be made or action must be taken under such Environmental Insurance Policy to achieve the payment of all amounts thereunder to which the Trust is entitled in the event the Special Servicer has actual knowledge of any event giving rise to a claim under such Environmental Insurance Policy (an "Insured Environmental Event") and (ii) if the Special Servicer has actual knowledge of an Insured Environmental Event with respect to such Mortgage Loan, the Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of the related Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the applicable Master Servicer as a Servicing Advance. All extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.1 shall be paid by the Trust.

            Section 9.2 Fidelity Bond and Errors and Omissions Insurance Policy of the Special Servicer

            The Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Special Servicer (or its corporate parent) is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A" as rated by S&P and "A" by Moody's, the Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Error and Omissions Insurance Policy.

            Section 9.3 Sub-Servicers

            The Special Servicer shall have the right to use a Sub-Servicer on the same terms and conditions as those set forth in Section 8.4 for a Sub-Servicer of the applicable Master Servicer. The Special Servicer shall notify the applicable Master Servicer, the Trustee and the Operating Adviser (and, solely as it relates to a Serviced Loan Group, the holder of the related Serviced Companion Loan) of the appointment of any Sub-Servicer of the Special Servicer.

            Section 9.4 Special Servicer's General Powers and Duties

            (a) Subject to the other terms and provisions of this Agreement (including, but not limited to, Sections 9.39), the Special Servicer is hereby authorized and empowered when the Special Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the applicable Master Servicer may perform as set forth in Section 8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust (or the holder of a Serviced Companion Loan, as applicable), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date the Powers of Attorney in the form of Exhibit S-2A and Exhibit S-2B hereto and shall furnish the Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering the Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable the Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as the Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, the Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee, unless the Special Servicer reasonably believes that such action should be taken in less than five Business Days to preserve the property of the Trust for the benefit of Certificateholders, and the Trustee may within five Business Days of its receipt of such notice advise the Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that the Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust (or the holder of a Serviced Companion Loan, as applicable), as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust (or the holder of a Serviced Companion Loan, as applicable). In the performance of its duties hereunder, the Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust (or the holder of a Serviced Companion Loan, as applicable), be deemed to be the agent of the Trust (or the holder of a Serviced Companion Loan, as applicable). The Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees) incurred by the Trustee or any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of it or its Affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to the Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of the Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the applicable Master Servicer or the Depositor that is not attributable to the failure of the Special Servicer to perform its obligations hereunder. The Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

            (b) In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the Special Servicer shall employ procedures consistent with the Servicing Standard. The Special Servicer shall conduct, or cause to be conducted, at the expense of the Trust, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided that the Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at least once during each twelve-month period that ends on December 31 of any calendar year (commencing with the twelve-month period ending December 31, 2007); provided, further, that the Special Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that is delinquent for sixty (60) days in the payment of any amounts due under such Mortgage Loan. The Special Servicer shall provide to the applicable Master Servicer (who shall provide, solely as it relates to a Serviced Loan Group, to the holder of the related Serviced Companion Loan) and the Operating Adviser copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.

            Section 9.5 "Due-On-Sale" Clauses; Assignment and Assumption Agreements; Modifications of Specially Serviced Mortgage Loans;
Due-On-Encumbrance Clauses

            Subject to the limitations of Sections 9.39 and 12.3, the Special Servicer shall have the following duties and rights:

            (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership in the related Mortgagor, or

            (ii) provides that such Specially Serviced Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, the Special Servicer, on behalf of the Trust, shall, after consultation with (or, if required pursuant to this Agreement, receipt of written consent of) the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or exceeds $35,000,000 or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Special Servicer shall prepare and deliver to Moody's and S&P a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Special Servicer shall also prepare and provide Moody's and S&P with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Specially Serviced Mortgage Loans below the threshold set forth above, but for which the Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, the Special Servicer shall have the rights and duties set forth in Section 8.7(d). The Special Servicer shall be entitled to 100% of all assumption fees in connection with Specially Serviced Mortgage Loans.

            After notice to the Operating Adviser (or, if otherwise required pursuant to this Agreement, receipt of written consent of), the Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall otherwise enter into any assumption or substitution agreement only if entering into such assumption or substitution agreement is consistent with the Servicing Standard. The Special Servicer shall not condition approval of any request for assumption of a Specially Serviced Mortgage Loan on an increase in the interest rate of such Specially Serviced Mortgage Loan. The Special Servicer shall notify the Master Servicer of any such assignment and assumption or substitution agreement and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            (b) In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section 9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

            (c) Subject to the Servicing Standard and Sections 9.37 and 9.39, and the rights and duties of the Master Servicer under Section 8.18, the Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium and/or any other amounts due and payable with respect to such Specially Serviced Mortgage Loan (including, but not limited to, any Late Fees or default interest), (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate (as demonstrated in writing by the Special Servicer to the Trustee and the Paying Agent), (C) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur, and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to Section 9.39.

            In no event, however, shall the Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan unless the Special Servicer gives due consideration to the remaining term of such ground lease. The Special Servicer shall not extend the Maturity Date of any Specially Serviced Mortgage Loan secured by a Mortgaged Property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such Specially Serviced Mortgage Loan's Maturity Date unless a new Phase I Environmental Report indicates that there is no environmental condition or the Mortgagor obtains, at its expense, an extension of such policy on the same terms and conditions to cover the period through five years past the extended Maturity Date, provided that, (i) if such Specially Serviced Mortgage Loan is secured by a ground lease, the Special Servicer shall give due consideration to the remaining term of the ground lease and (ii) in no case shall the Maturity Date of any such Specially Serviced Mortgage Loan be extended past a date that is two years prior to the Final Rated Distribution Date. The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 9.5(c) shall be evidenced by an Officer's Certificate certifying the information in the proviso to the first paragraph under this subsection (c).

            (d) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 9.5(c) or pledge additional collateral for the Specially Serviced Mortgage Loan pursuant to Section 9.5(c), if the security interest of the Trust in such collateral can only be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense. Notwithstanding the foregoing, to the extent not inconsistent with the related Mortgage Loan documents, the Special Servicer will not permit a Mortgagor to substitute collateral for any portion of the Mortgaged Property unless it shall have received a Rating Agency Confirmation in connection therewith, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. If the Mortgagor is not required to pay for the Rating Agency Confirmation, then such expense will be paid by the Trust. Promptly upon receipt of notice of such unpaid expense, regarding a Specially Serviced Mortgage Loan, the Special Servicer shall request the related Seller as and to the extent required pursuant to the terms of the related Mortgage Loan Purchase Agreement to make such payment by deposit to the applicable Certificate Account. The parties hereto acknowledge that if the Trust incurs any Additional Trust Expense associated solely with the release of collateral that is not required to be paid by a Mortgagor pursuant to the related Mortgage Loan documents (and such Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees, then the sole obligation of the related Seller shall be to pay an amount equal to such expense to the extent the related Mortgagor is not required to pay them.

            (e) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser, the Trustee, the Paying Agent, the Rating Agencies, a notice, specifying any such assignments and assumptions, modifications, material waivers (except any waivers with respect to Late Fees or default interest) or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, in the case of Mortgage Loans, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

            (f) No fee described in this Section shall be collected by the Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Specially Serviced Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Specially Serviced Mortgage Loan from the Mortgagor. The Special Servicer shall be entitled to 100% of any modification fees received in connection with a Specially Serviced Mortgage Loan. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

            (g) The Special Servicer shall cooperate with the Master Servicer (as provided in Section 8.7) in connection with assignments, assumptions or substitutions of Mortgage Loans that are not Specially Serviced Mortgage Loans and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment, assumption or substitution executed pursuant to Section 8.7(a) or Section 8.7(d) to the extent that the Special Servicer's consent was required and the subject assignment, assumption or substitution was not "expressly permitted" by the related Mortgage Loan documents. The Special Servicer shall be entitled to 100% of any assumption fee (including assumption application fees) received in connection with a Specially Serviced Mortgage Loan.

            (h) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Operating Adviser prior to acting, and provisions of this Agreement requiring such shall be of no effect, if the Operating Adviser resigns or is removed, during the period following such resignation or removal until a replacement is elected and (ii) no advice, direction or objection from or by the Operating Adviser, as contemplated by this Agreement, may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable good faith judgment would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement, the REMIC Provisions or the Grantor Trust Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or any Adverse Grantor Trust Event with respect to the Class EI Grantor Trust or any Floating Rate Grantor Trust, (C) expose the Trust, the Depositor, either Master Servicer, the Special Servicer, the Paying Agent or the Trustee, or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's responsibilities under this Agreement.

            (i) If any Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on any ownership interest in the Mortgagor; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

            then, for so long as such Mortgage Loan is included in the Trust, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 9.5, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. Prior to waiving the effect of such provision with respect to a Mortgage Loan, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance or (y) such Mortgage Loan has a Loan-to-Value Ratio (which also includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which also includes debt service on and any Junior Indebtedness) that is less than 1.2x.

            Section 9.6 Release of Mortgage Files

            (a) Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Specially Serviced Mortgage Loan, the Special Servicer will within 2 Business Days notify the applicable Master Servicer. The Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if the Special Servicer determines that such instrument should be delivered, the Special Servicer shall deliver written approval of such delivery to the applicable Master Servicer.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian shall, upon request of the Special Servicer and delivery to the Trustee or Custodian of a Request for Release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to the Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the Special Servicer, in accordance with the Servicing Standard, the applicable Master Servicer shall notify, in writing, the Mortgagor under each Specially Serviced Mortgage Loan transferred to the Special Servicer, of such transfer.

            (c) [Reserved]

            (d) The Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the applicable Master Servicer all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the applicable Master Servicer in accordance with the Servicing Standard, the Special Servicer shall notify, in writing, each Mortgagor under each Rehabilitated Mortgage Loan of such transfer.

            Section 9.7 Documents, Records and Funds in Possession of the Special Servicer to Be Held for the Trustee

            (a) The Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be remitted to the applicable Master Servicer within two Business Days of receipt for deposit into the applicable Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the applicable REO Account. The Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the applicable Master Servicer, the Paying Agent, the Custodian, the Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided, further, that the Trustee and the Paying Agent shall be entitled to receive from the Special Servicer all such information as the Trustee and the Paying Agent shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the applicable Master Servicer's, the Paying Agent's or the Operating Adviser's purposes.

            (b) The Special Servicer hereby acknowledges that the Trust (and/or, if in connection with a Serviced Loan Group, the holder of the related Serviced Companion Loan) owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, the Special Servicer that are collected by the Special Servicer in connection with the Specially Serviced Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which the Special Servicer is entitled hereunder); and the Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Special Servicer, shall be held by the Special Servicer for and on behalf of the Trust (or each holder of a Serviced Companion Loan, as applicable).

            (c) The Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

            Section 9.8 Representations, Warranties and Covenants of the Special Servicer

            (a) Centerline Servicing Inc., in its capacity as the Special Servicer, hereby represents and warrants to and covenants with the Trustee, the Paying Agent, as of the Closing Date:

            (i) the Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) the execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets which default or breach in the reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (iii) the Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) the Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vi) no litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer the outcome of which, in the Special Servicer's reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's reasonable judgment, is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

            (vii) the Special Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 9.2 hereof; and

            (viii) no consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Special Servicer with this Agreement, or the consummation by the Special Servicer of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

            (b) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

            (c) Any cause of action against the Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Special Servicer by any of the Trustee, the applicable Master Servicer or the Paying Agent. The Special Servicer shall give prompt notice to the Trustee, the Paying Agent, the Depositor, the Operating Adviser and the applicable Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 9.9 Standard Hazard, Flood and Comprehensive General Liability Insurance Policies

            (a) For all REO Property, the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid Principal Balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan and each Serviced Companion Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause. If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law and, nevertheless, at its sole discretion and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties. The Special Servicer shall, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1,000,000 per occurrence. All applicable policies required to be maintained by the Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee. The costs of such insurance shall be paid by the applicable Master Servicer as a Servicing Advance pursuant to Section 4.2, subject to the provisions of Section
4.4 hereof.

            (b) Any amounts collected by the Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

            (c) Notwithstanding the above, the Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at commercially reasonable rates consistent with the Servicing Standard. The Special Servicer shall notify the Trustee of any such determination.

            The Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable REO Property serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Special Servicer (or its corporate parent) self-insures for its obligations, provided that the rating of such Person's long-term debt is not less than "A" by S&P and "A2" by Moody's. In the event that the Special Servicer shall cause any REO Property to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any REO Property is then covered thereby), shall be paid by the Special Servicer, at its option, or by the applicable Master Servicer, as a Servicing Advance, subject to the provisions of
Section 4.4 hereof. If such policy contains a deductible clause, the Special Servicer shall, if there shall not have been maintained on the related REO Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the applicable Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan (or Serviced Companion Loan) or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related REO Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the REO Properties, the Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

            Section 9.10 Presentment of Claims and Collection of Proceeds

            The Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the Special Servicer in respect of such policies shall be promptly remitted to the applicable Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

            Section 9.11 Compensation to the Special Servicer

            (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and (iii) the Work-Out Fee. The Special Servicer shall be entitled to receive a Liquidation Fee from the proceeds received in connection with a full or partial liquidation (net of related costs and expenses of such liquidation) of a Specially Serviced Mortgage Loan or REO Property (whether arising pursuant to a sale, condemnation, casualty or otherwise). With respect to each REO Mortgage Loan that is a successor to a Mortgage Loan secured by two or more Mortgaged Properties, the reference to "REO Property" in the preceding sentence shall be construed on a property-by-property basis to refer separately to the acquired real property that is a successor to each of such Mortgaged Properties, thereby entitling the Special Servicer to a Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of, and Condemnation Proceeds or Insurance Proceeds received in connection with, each such acquired property as the Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds related to that property are received.

            (b) The Special Servicer shall be entitled to cause the applicable Master Servicer to withdraw (i) from the applicable Certificate Account, the Special Servicer Compensation in respect of each Mortgage Loan and (ii) from the Serviced Companion Loan Custodial Account, to the extent solely related to a Serviced Companion Loan, in the time and manner set forth in Section 5.2 of this Agreement. The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) Additional Special Servicer Compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees and default interest payable at a rate above the Mortgage Rate (net of amounts used to pay Advance Interest, Additional Trust Fund Expenses, Special Servicing Fees, Liquidation Fees and Workout Fees relating to the subject Mortgage Loan as provided in Section 4.5) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage Loan shall be retained by the Special Servicer, to the extent not required to be deposited in the applicable Certificate Account pursuant to the terms of this Agreement. The Special Servicer shall also be permitted to receive such compensation as set forth in Section 5.2(a)(ii), to the extent provided for herein from funds paid by the applicable Mortgagor. To the extent any component of Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, the Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, the Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

            Section 9.12 Realization Upon Defaulted Mortgage Loans

            (a) The Special Servicer, in accordance with the Servicing Standard and subject to Sections 9.4(a), 9.36 and 9.39, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard.

            (b) The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC Pool will not cause the imposition of a tax on such REMIC Pool under the Code or cause such REMIC Pool to fail to qualify as a REMIC.

            (c) Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust or any trust that holds a Serviced Companion Loan would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or Affiliate of the applicable Master Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

            (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

            (ii) taking such actions as are necessary to bring the Mortgaged Property in compliance with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than pursuing a claim under the Environmental Insurance Policy; and

            (iii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions); provided, however, that such compliance pursuant to clause (i) and (ii) above or the taking of such action pursuant to this clause (iii) shall only be required to the extent that the cost thereof is a Servicing Advance of the applicable Master Servicer pursuant to this Agreement, subject to the provisions of Section 4.4 hereof.

            (d) The cost of the Phase I Environmental Report contemplated by
Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan, the applicable Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor.

            (e) If the Special Servicer determines, pursuant to Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the Environmental Insurance Policy, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust (or, if in connection with a Serviced Loan Group, in the best economic interests of the Trust and the holder of the related Serviced Companion Loan, as a collective whole), including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the Principal Balance of the related Mortgage Loan, the Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

            Notwithstanding any provision of this Agreement to the contrary, the Special Servicer shall not foreclose on any Mortgaged Property in anticipation of pursuing a claim under the related Environmental Insurance Policy, unless the Special Servicer shall have first reviewed such Environmental Insurance Policy.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

            Section 9.13 Foreclosure

            In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

            The Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The Special Servicer, on behalf of the Trust (and, if in connection with a Serviced Loan Group, the holder of the related Serviced Companion Loan), shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in
Section 9.15. Subject to Section 9.15, the Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust solely for the purpose of its prompt disposition and sale.

            Section 9.14 Operation of REO Property

            (a) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and, if in connection with a Serviced Loan Group, the holder of the related Serviced Companion Loan) in the name of "The Bank of New York Trust Company, National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc. Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates Series 2007-IQ14 and the holders of the Serviced Companion Loans, as their interests may appear" (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicer shall deposit all funds received with respect to an REO Property in the applicable REO Accounts within two days of receipt. The Special Servicer shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicer shall notify the Trustee and the applicable Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

            (b) On or before 2:00 p.m. on each Special Servicer Remittance Date, the Special Servicer shall withdraw from the applicable REO Account and remit to the Master Servicer for deposit in the applicable Certificate Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties; provided, however, that (i) the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in such REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The Special Servicer shall notify the applicable Master Servicer of all such remittances (and the REO Properties to which the remittances relate) made into the applicable Certificate Account and (ii) the Special Servicer shall be entitled to withdraw from the REO Account and pay itself as additional special servicing compensation any interest or net reinvestment income earned on funds deposited in the applicable REO Account. The amount of any losses incurred in respect of any such investments shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the applicable REO Account, out of its own funds immediately as realized. If the Special Servicer deposits in any REO Account any amount not required to be deposited therein, it may at any time withdraw such amount from such REO Account, any provision herein to the contrary notwithstanding.

            (c) If the Trust acquires the Mortgaged Property, the Special Servicer shall have full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of this Agreement and any applicable consultation or consent rights of the holder of any Serviced Companion Loan (or Operating Adviser on its behalf (pursuant to the related Co-Lender Agreement or otherwise)) to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the Special Servicer deems to be in the best interest of the Trust (or, with respect to a Serviced Loan Group, in the best interests of the Trust and the holder of the related Serviced Companion Loan, as a collective whole), and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the applicable Master Servicer or the Trust subject to Sections 4.4 in accordance with Section 4.6(d)), to the extent such amounts cannot be paid from REO Income:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

            (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures).

            (d) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO Property, provided that:

            (i) the terms and conditions of any such contract shall not be inconsistent herewith;

            (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulations Section 1.856-4(b)(5);

            (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

            (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

            (v) if the Independent Contractor is an Affiliate of the Special Servicer, the consent of the Operating Adviser and a Nondisqualification Opinion must be obtained; and

            (vi) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            (e) The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust (and, if applicable, the holders of the Serviced Companion Loans) pursuant to this subsection (d) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of the Special Servicer which shall be paid by the Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced by the applicable Master Servicer as a Servicing Advance, subject to the provisions of Section 4.4 and
Section 4.6(d) hereof.

            (f) Notwithstanding any other provision of this Agreement, the Special Servicer shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I by the REO Property would not result in the imposition of a tax upon REMIC I or (ii) in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The Special Servicer shall notify the Trustee, the Paying Agent and the applicable Master Servicer of any election by it to incur such tax, and the Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Paying Agent with all information for the Paying Agent to file the necessary tax returns in connection therewith and (iii) upon request from the Paying Agent, pay from such account to the Paying Agent the amount of the applicable tax. The Paying Agent shall file the applicable tax returns based on the information supplied by the Special Servicer and pay the applicable tax from the amounts collected by the Special Servicer.

            Subject to, and without limiting the generality of the foregoing, the Special Servicer, on behalf of the Trust, shall not:

            (i) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through an Independent Contractor, the REO Property on any date more than 90 days after the Acquisition Date; unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            Section 9.15 Sale of REO Property

            (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Operating Adviser, shall sell any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders (and, with respect to a Serviced Loan Group, for the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole), but in no event later than the end of the third calendar year following the end of the year of its acquisition, and in any event prior to the Final Rated Distribution Date, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an "Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Paying Agent upon request), in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a Nondisqualification Opinion, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in
Section 860F(a)(2) of the Code, or cause the related REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Operating Adviser, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that if an Interested Person intends to bid on the REO Property, (i) the Special Servicer (or, if such Interested Person is the Special Servicer or an Affiliate of the Special Servicer, the Trustee) shall promptly obtain, at the expense of the Trust, an Appraisal of such REO Property (or internal valuation in accordance with the procedures specified in Section 6.9) and (ii) the Interested Person shall not bid less than the fair market value set forth in such Appraisal. The Depositor may not purchase REO Property at a price in excess of the fair market value thereof.

            Notwithstanding the foregoing, no Interested Person shall be permitted to purchase the REO Property at a price less than an amount equal to the fair value of the REO Property, as determined by the Special Servicer (or, if such Interested Person is the Special Servicer or an Affiliate of the Special Servicer, the Trustee). Prior to the Special Servicer's or Trustee's, as applicable, determination of fair value referred to above, the fair value of an REO Property shall be deemed to be an amount equal to the Purchase Price. The Special Servicer or Trustee, as applicable, shall determine the fair value of an REO Property as soon as reasonably practical after receipt of notice of an Interested Party's desire to purchase such REO Property, and the Special Servicer or Trustee, as applicable, shall promptly notify such Interested Party (and the Trustee, if applicable) of the fair value. The Special Servicer or Trustee, as applicable, is required to recalculate the fair value of the REO Property if there has been a material change in circumstances or the Special Servicer or Trustee, as applicable, has received new information (including the receipt of a third party bid to purchase the REO Property), either of which has a material effect on the fair value, provided that the Special Servicer or Trustee, as applicable, shall be required to recalculate the fair value of the REO Property if the time between the date of last determination of the fair value of the REO Property and the date of the purchase of the REO Property by such Interested Party has exceeded 60 days. Upon any recalculation, the Special Servicer or Trustee, as applicable, shall be required to promptly notify in writing such Interested Party (and the Trustee, if applicable) of the revised fair value. In determining fair value, the Special Servicer or Trustee, as applicable, shall take into account, among other factors, the results of any appraisal or updated appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the physical condition of the REO Property; the state of the local economy; any other bids received with respect to the REO Property; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders (and, with respect to a Serviced Loan Group, for the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole), but in no event later than the three-year period (or such extended period) specified in this Section
9.15. In performing its obligations under this Section 9.15(a), the Special Servicer or the Trustee, as applicable, may, at the expense of the party desiring to purchase the REO Property, engage an appraiser or other expert in real estate matters to determine the fair value of an REO Property and may rely conclusively upon such Person's determination, which determination shall take into account the factors set forth in the preceding sentence. Any sale of REO Property related to a Serviced Loan Group shall be subject to and in accordance with the related Co-Lender Agreement.

            (b) Within 30 days of the sale of the REO Property, the Special Servicer shall provide to the Trustee, the Paying Agent and the applicable Master Servicer (and, if in connection with a Serviced Loan Group, the holder of the related Serviced Companion Loan) a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date, (v) final property operating statements, and (vi) such other information as the Trustee or the Paying Agent (and, if in connection with a Serviced Loan Group, the holder of the related Serviced Companion Loan) may reasonably request in writing.

            (c) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the applicable Certificate Account within one Business Day of receipt.

            Section 9.16 Realization on Collateral Security

            In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Special Servicer and the Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

            Section 9.17 [Reserved]

            Section 9.18 [Reserved]

            Section 9.19 [Reserved]

            Section 9.20 Merger or Consolidation

            Any Person into which the Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Special Servicer shall be a party, or any Person succeeding to substantially all of the servicing business of the Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation (including, as to any such succession with respect to the Special Servicer, with respect to any securities rated by a Rating Agency evidencing interest in a Serviced Companion Loan). If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate, and if the conditions to the proviso in the following paragraph are not met, the Trustee shall terminate, the Special Servicer's servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

            Notwithstanding the foregoing, for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Special Servicer may not remain the Special Servicer under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Special Servicer is the surviving entity of such merger, consolidation or transfer or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld.

            Section 9.21 Resignation of the Special Servicer

            (a) Except as otherwise provided in Section 9.20 or this Section 9.21, the Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the applicable Master Servicer, the Operating Adviser and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) assumed the Special Servicer's responsibilities and obligations under this Agreement and (ii) Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interest in a Serviced Companion Loan) shall have been obtained. Notice of such resignation shall be given promptly by the Special Servicer to the applicable Master Servicer, the Trustee and the Paying Agent.

            (b) The Special Servicer may resign from the obligations and duties hereby imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the Special Servicer and shall not be an expense of the Trust.

            (c) No such resignation under paragraph (b) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the Trustee assuming the obligations and responsibilities of the Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

            (d) Upon any resignation or termination of the Special Servicer, it shall retain the right to receive any and all Work-Out Fees payable in respect of (i) Mortgage Loans (and the Serviced Companion Loans, as applicable) for which it acted as Special Servicer that became Rehabilitated Mortgage Loans during the period that it acted as Special Servicer and that were still Rehabilitated Mortgage Loans at the time of such resignation or termination or
(ii) any Specially Serviced Mortgage Loan for which the Special Servicer has cured the event of default under such Specially Serviced Mortgage Loan through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer was terminated, become a Rehabilitated Mortgage Loan solely because it had not been a performing loan for 90 consecutive days and which subsequently becomes a Rehabilitated Mortgage Loan as a result of the loan being a performing loan for such 90 consecutive day period (and the successor Special Servicer shall not be entitled to any portion of such Work-Out Fees), in each case until such time (if any) as such Mortgage Loan (or the Serviced Companion Loans) again becomes a Specially Serviced Mortgage Loan or are no longer included in the Trust or if the related Mortgaged Property becomes an REO Property.

            Section 9.22 Assignment or Delegation of Duties by the Special Servicer

            The Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Special Servicer or Sub-Servicers (as provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder or
(B) assign and delegate all of its duties hereunder to a single Person. In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, the Special Servicer shall not be released from its obligations under this Agreement. In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the Special Servicer shall be released from its obligations under this Agreement, except that the Special Servicer shall remain liable for all liabilities and obligations incurred by it as the Special Servicer hereunder prior to the satisfaction of the following conditions: (i) the Special Servicer gives the Depositor, the applicable Master Servicer, the Operating Adviser and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. Notwithstanding the above, the Special Servicer may appoint Sub-Servicers in accordance with Section 9.39 hereof.

            Section 9.23 Limitation on Liability of the Special Servicer and Others

            (a) Neither the Special Servicer nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of the Special Servicer shall be under any liability to the Certificateholders, the holders of the Serviced Companion Loans or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Special Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the applicable Master Servicer or any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the applicable Master Servicer) respecting any matters arising hereunder. The Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that the Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders, the holders of the Serviced Companion Loans and the Trustee in the Specially Serviced Mortgage Loans. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and the Special Servicer shall be entitled to be reimbursed therefor as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, the Special Servicer shall not be relieved from the requirement that it act in accordance with the Servicing Standard by virtue of taking any action at the direction of the Operating Adviser and shall not be relieved from liability otherwise imposed on the Special Servicer pursuant to Section 6.3 of this Agreement.

            (b) In addition, the Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Special Servicer and conforming to the requirements of this Agreement. Neither of the Special Servicer, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicer, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. The Special Servicer shall be entitled to rely on reports and information supplied to it by the applicable Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

            (c) The Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the applicable Master Servicer or the Trustee in this Agreement. The Trust shall indemnify and hold harmless the Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

            (d) Except as otherwise specifically provided herein:

            (i) the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (in paper or electronic format) believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Special Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) the Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in paper or electronic format) reasonably believed or in good faith believed by it to be genuine.

            (e) The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer shall be indemnified by the applicable Master Servicer, the Trustee and the Paying Agent, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to the applicable Master Servicer's, the Trustee's or the Paying Agent's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder. The Special Servicer shall promptly notify the applicable Master Servicer, the Trustee and the Paying Agent, if a claim is made by a third party entitling the Special Servicer to indemnification hereunder, whereupon the applicable Master Servicer, the Trustee or the Paying Agent, in each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer). Any failure to so notify the applicable Master Servicer, the Trustee or the Paying Agent, shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the applicable Master Servicer, the Trustee or the Paying Agent is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Special Servicer hereunder. Any payment hereunder made by the applicable Master Servicer, the Trustee or the Paying Agent, as the case may be, pursuant to this paragraph to the Special Servicer shall be paid from the applicable Master Servicer's, the Trustee's or the Paying Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent or the applicable Master Servicer shall be reimbursed by the party so paid if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent or the applicable Master Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 9.24 Indemnification; Third-Party Claims

            (a) The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer shall be indemnified by the Trust, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to (i) this Agreement, any Mortgage Loan, any REO Property or the Certificates or any exercise of any right under this Agreement, and (ii) any action taken by the Special Servicer in accordance with the instruction delivered in writing to the Special Servicer by the Trustee or the applicable Master Servicer pursuant to any provision of this Agreement, and the Special Servicer and each of its partners, representatives, Affiliates, members, managers, directors, officers, employees or agents shall in each case be entitled to indemnification from the Trust for any loss, liability or expense (including attorneys' fees) incurred in connection with the provision by the Special Servicer of any information included by the Special Servicer in the report required to be provided by the Special Servicer pursuant to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer) and the Trust shall pay, from amounts on deposit in the applicable Certificate Account pursuant to
Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Any expenses incurred or indemnification payments made by the Trust shall be reimbursed by the Special Servicer, if a court of competent jurisdiction makes a final, non-appealable judgment that the Special Servicer was found to have acted with willful misfeasance, bad faith or negligence. Notwithstanding the foregoing, if such loss, liability or expense relates specifically to a Serviced Companion Loan, then such indemnification shall be paid out of collections on, and other proceeds of, such Serviced Companion Loan.

            (b) The Special Servicer agrees to indemnify the Trust, and the Trustee, the Depositor, the applicable Master Servicer, the Paying Agent and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of the Trustee, the Depositor and the applicable Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Depositor, the Paying Agent or the applicable Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder by the Special Servicer. The Trustee, the Depositor, the Paying Agent or the applicable Master Servicer shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Depositor, the Paying Agent or the applicable Master Servicer, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Depositor, the Paying Agent or the applicable Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust or the Trustee, the Depositor, the Paying Agent or the applicable Master Servicer may have to indemnification under this Agreement or otherwise, unless Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer, the Paying Agent or the Trustee. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The initial Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the Special Servicer for inclusion in the Preliminary Prospectus Supplement and the Final Prospectus Supplement is the information set forth in the paragraphs under the caption "TRANSACTION PARTIES--The Special Servicer--The Special Servicer," with respect to the Special Servicer, of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

            Section 9.25 [Reserved]

            Section 9.26 Special Servicer May Own Certificates

            The Special Servicer or any agent of the Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not the Special Servicer or such agent. Any such interest of the Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Special Servicer.

            Section 9.27 Tax Reporting

            The Special Servicer shall notify the Master Servicers of (i) any abandoned Mortgaged Property, (ii) any foreclosure upon a Mortgaged Property or
(iii) any indebtedness that is forgiven, which require reporting to the IRS. The Special Servicer shall provide the necessary information to the Master Servicers to allow the Master Servicers to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Master Servicers copies of any such reports. The Master Servicers shall forward such reports to the Trustee and the Paying Agent.

            Section 9.28 Application of Funds Received

            It is anticipated that the Master Servicers will be collecting all payments with respect to the Mortgage Loans and the Serviced Companion Loans (other than payments with respect to REO Income). If, however, the Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income), it shall, within two Business Days of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any (but not including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof), forward such payment (endorsed, if applicable, to the order of the applicable Master Servicer) to the applicable Master Servicer. The Special Servicer shall notify the applicable Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

            Section 9.29 Compliance with REMIC Provisions and Grantor Trust Provisions

            The Special Servicer shall act in accordance with this Agreement, the REMIC Provisions and the Grantor Trust Provisions and related provisions of the Code in order to create or maintain the status of the Class EI Grantor Trust and each Floating Rate Grantor Trust as a grantor trust and of any REMIC Pool as a REMIC under the Code or, as appropriate, cooperate with the Paying Agent to adopt a plan of complete liquidation. The Special Servicer shall not take any action or (A) cause any REMIC Pool to take any action that would (i) endanger the status of any REMIC Pool as a REMIC or the status of the Class EI Grantor Trust or any Floating Rate Grantor Trust as a grantor trust or (ii) subject to
Section 9.14(f), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or on prohibited contributions pursuant to
Section 860G(d) of the Code) or (B) cause the Class EI Grantor Trust or any Floating Rate Grantor Trust to take any action that could (i) endanger its status as a grantor trust or (ii) result in the imposition of any tax upon the Class EI Grantor Trust or any Floating Rate Grantor Trust unless the Master Servicers, the Trustee and the Paying Agent have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicer shall comply with the provisions of
Article XII hereof.

            Section 9.30 Termination

            (a) The obligations and responsibilities of the Special Servicer created hereby (other than the obligation of the Special Servicer to make payments to the applicable Master Servicer as set forth in Section 9.28 and the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders), (ii) 60 days following the date on which the Trustee or the Operating Adviser has given written notice to Special Servicer that this Agreement is terminated pursuant to Section 9.30(b) or 9.30(c), respectively; and (iii) the effective date of any resignation of the Special Servicer effected pursuant to and in accordance with
Section 9.21 or delegation of the Special Servicer's duties pursuant to clause B of Section 9.22 (but only to the extent specifically set forth in Section 9.22).

            (b) The Trustee may terminate (or, with respect to clause (x) below, at the direction of the Depositor, shall terminate) the Special Servicer in the event that (i) the Special Servicer has failed to remit any amount required to be remitted to the Trustee, the applicable Master Servicer, the Paying Agent or the Depositor within one Business Day following the date such amount was required to have been remitted under the terms of this Agreement, (ii) the Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; (iii) the Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of the Special Servicer set forth in this Agreement (other than, subject to Section 13.14(c), the covenants or agreements set forth in Article XIII, for so long as the Trust is subject to the reporting requirements of the Exchange Act), and the Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, and the Certificateholders would not be affected thereby, such cure period will be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (iv) the Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, such cure period may be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Special Servicer or of or relating to all or substantially all of its property; (vii) the Special Servicer thereof shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; (viii) Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates (and such qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (b) placed one or more classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date thereof), and, in the case of either of clauses (a) or (b), citing servicing concerns with the special servicer as the sole or material factor in such rating action; (ix) the Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer and is not reinstated to such status within 60 days or (x) for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Special Servicer, or any Sub-Servicer or Additional Servicer appointed by the Special Servicer (other than a Seller Sub-Servicer), shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under Article XIII of this Agreement at the times required under such Article. Such termination shall be effective on the date after the date of any of the above events that the Trustee specifies in a written notice to the Special Servicer specifying the reason for such termination. The Operating Adviser shall have the right to appoint a successor if the Trustee terminates the Special Servicer.

            (c) The Operating Adviser shall have the right to direct the Trustee to terminate the Special Servicer, with or without cause, provided that the Operating Adviser shall appoint a successor Special Servicer who will execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of such terminated Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interest in a Serviced Companion Loan) from each Rating Agency prior to the termination of the Special Servicer. The Special Servicer shall not be terminated pursuant to this subsection (c) until a successor Special Servicer shall have been appointed. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of the Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Special Servicer being terminated shall execute and deliver such document acknowledging its termination as may be reasonably required by any Rating Agency.

            (d) Any costs and expenses associated with the transfer of the special servicing function (other than with respect to a termination without cause) under Section 9.30(b) shall be borne by the predecessor Special Servicer and shall be paid within 30 days of request therefor, otherwise, if the Special Servicer is terminated without cause, such costs and expenses shall be payable from the Trust, if the terminating party is the Trustee or the Depositor, or the Operating Adviser, if the Operating Adviser is the terminating party.

            Section 9.31 Procedure Upon Termination

            (a) Notice of any termination pursuant to clause (i)(B) of Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Special Servicer to the Trustee and the Paying Agent no later than the later of (i) five Business Days after the liquidation of the last REO Property or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the rights and duties of the Special Servicer (other than the rights and duties of the Special Servicer pursuant to Sections 9.8, 9.21, 9.23 and 9.24 hereof) shall terminate and the Special Servicer shall transfer to the applicable Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

            (b) On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided that in no event shall the termination of the Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded the Special Servicer as successor Special Servicer, notified the Special Servicer of such designation, and such successor Special Servicer shall have assumed the Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans. The Trustee or other successor Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to Section
9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Special Servicer agrees to cooperate with the Trustee in effecting the termination of the Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume the Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Special Servicer in the applicable REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans.

            (c) Upon any resignation of the Special Servicer pursuant to Section
9.21 or termination of the Special Servicer pursuant to Section 9.30 or appointment of a successor to the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to the holders of each Serviced Companion Loan and to each Rating Agency.

            Within 30 days after the occurrence of any Event of Default with respect to the Special Servicer of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Certificateholders, the holders of each Serviced Companion Loan and each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

            Section 9.32 Certain Special Servicer Reports

            (a) The Special Servicer, for each Specially Serviced Mortgage Loan, shall provide to the applicable Master Servicer by 2:00 p.m. (New York time) on the date that is one Business Day after the Determination Date for each month, the CMSA Special Servicer Loan File in such electronic format as is mutually acceptable to each applicable Master Servicer and the Special Servicer and in CMSA format. The applicable Master Servicer may use such reports or information contained therein to prepare its reports and such Master Servicer may, at its option, forward such reports directly to the Depositor and the Rating Agencies.

            (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Operating Adviser, the Paying Agent and the applicable Master Servicer no later than the tenth Business Day following such Final Recovery Determination.

            (c) The Special Servicer shall provide to the applicable Master Servicer or the Paying Agent at the reasonable request in writing of such Master Servicer or the Paying Agent, any information in its possession with respect to the Specially Serviced Mortgage Loans which the applicable Master Servicer or Paying Agent, as the case may be, shall require in order for the applicable Master Servicer or the Paying Agent to comply with its obligations under this Agreement; provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The applicable Master Servicer shall provide the Special Servicer at the reasonable request of the Special Servicer any information in its possession with respect to the Mortgage Loans which the Special Servicer shall require in order for the Special Servicer to comply with its obligations under this Agreement.

            (d) Not later than 20 days after each Special Servicer Remittance Date, the Special Servicer shall forward to the applicable Master Servicer a statement setting forth the status of each REO Account as of the close of business on such Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by the Special Servicer have been made (or, if any required distribution has not been made by the Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to such Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

            (e) With respect to Specially Serviced Mortgage Loans, the Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, to deliver electronically to the Master Servicers (subject to Section 8.14 herein), the Paying Agent, the Rating Agencies and the Operating Adviser, on or before April 15 of each year, commencing with April 15, 2008, (i) copies of the prior year operating statements and quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property, (ii) a copy of the most recent rent roll with respect to Mortgage Loans available for each Mortgaged Property, and
(iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above.

            (f) The Special Servicer shall deliver to the applicable Master Servicer, the Depositor, the Paying Agent and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the applicable Master Servicers, the Trustee, the Paying Agent or the Depositor may from time to time reasonably request; provided, however, that the Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Paying Agent or the Trustee) requesting such report pays a reasonable fee to be determined by the Special Servicer.

            (g) The Special Servicer shall deliver electronically a written Inspection Report of each Specially Serviced Mortgage Loan in accordance with
Section 9.4(b) to the Operating Adviser.

            (h) Notwithstanding anything to the contrary herein, as a condition to the Special Servicer making any report or information available upon request to any Person other than the parties hereto or any Operating Adviser, the Special Servicer may require that the recipient of such information acknowledge that the Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Primary Servicer, the Sellers, the Placement Agent, any Underwriter, any Rating Agency, and/or the Certificateholders, Certificate Owners or the holders of each Serviced Companion Loan, as applicable. Any transmittal of information by the Special Servicer to any Person other than the Trustee, the Paying Agent, the Master Servicers, any Primary Servicer, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from the Special Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any Person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

            Section 9.33 Special Servicer to Cooperate with the Master Servicers, the Paying Agent and the Trustee

            The Special Servicer shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the applicable Master Servicer, the Trustee, the Paying Agent or any Primary Servicer to enable it to perform its duties under this Agreement or any Primary Servicing Agreement, as applicable; provided that no such request shall (i) require or cause the Special Servicer to violate the Code, any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or (ii) expose the Special Servicer, the Trust, the Paying Agent or the Trustee to liability or materially expand the scope of the Special Servicer's responsibilities under this Agreement. In addition, the Special Servicer shall notify the applicable Master Servicer of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the applicable Master Servicers as Servicing Advances as provided herein, subject to the provisions of Section 4.4 hereof. The Special Servicer shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

            Section 9.34 [Reserved]

            Section 9.35 [Reserved]

            Section 9.36 Sale of Defaulted Mortgage Loans

            (a) The holder of Certificates evidencing the greatest percentage interest in the Controlling Class and the Special Servicer (each in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase a Mortgage Loan from the Trust at a price equal to the Option Purchase Price upon receipt of notice from the Special Servicer that such Mortgage Loan has become at least 60 days delinquent as to any monthly debt service payment (or is 90 days delinquent as to its Balloon Payment). The Option is exercisable, subject to the related Seller's right (after receiving notice from the Trustee that an Option Holder intends to exercise its Option) set forth in Section 2.3 to first repurchase such Mortgage Loan, from that date until terminated pursuant to clause (e) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust shall be obligated to sell such Mortgage Loan upon the exercise of the Option (whether exercised by the original holder thereof or by a holder that acquired such Option by assignment), but shall have no authority to sell such Mortgage Loan other than in connection with the exercise of an Option (or in connection with a repurchase of a Mortgage Loan under Article II, an optional termination pursuant to Section 10.1 or a qualified liquidation of the REMIC Pools). Any Option Holder that exercises the Option shall be required to purchase the applicable Mortgage Loan within 4 Business Days following such exercise. If any Option Holder desires to waive its right to exercise the Option, then it shall so notify the Trustee in writing, and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the other parties eligible to hold the Option set forth above may at any time notify the Trustee in writing of its desire to exercise the Option, and the Trustee shall promptly notify the current Option Holder (and the other parties eligible to hold the Option) of such party's desire to exercise the Option. If the Option Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within 3 Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder.

            (b) The "Option Purchase Price" shall be an amount equal to the fair value of the related Mortgage Loan, as determined by the Special Servicer upon the request of any holder of the Option. The reasonable, out-of-pocket expenses of the Special Servicer incurred in connection with any such determination of the fair value of a Mortgage Loan shall be payable and reimbursed to the Special Servicer as an expense of the Trust. Prior to the Special Servicer's determination of fair value referred to above, the fair value of a Mortgage Loan shall be deemed to be an amount equal to the Purchase Price plus (i) any prepayment penalty or yield maintenance charge then payable upon the prepayment of such Mortgage Loan and (ii) the reasonable fees and expenses of the Special Servicer, the applicable Master Servicer and the Trustee incurred in connection with the sale of the Mortgage Loan. The Special Servicer shall determine the fair value of a Mortgage Loan on the later of (A) as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or upon the Balloon Payment becoming delinquent and (B) the date that is 75 days after the Special Servicer's receipt of the Servicer Mortgage File relating to such Mortgage Loan, and the Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the Option Purchase Price. The Special Servicer is required to recalculate the fair value of the Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information, including the receipt of a third party bid to purchase the Option, which has a material effect on the fair value, provided that the Special Servicer shall be required to recalculate the fair value of the Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; any views on fair value expressed by Independent investors in mortgage loans comparable to the Mortgage Loan (provided that the Special Servicer shall not be obligated to solicit such views); the period and amount of any delinquency on the affected Mortgage Loan; whether to the Special Servicer's actual knowledge, the Mortgage Loan is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in Section 9.15.

            With respect to any related Pari Passu Loan, the Special Servicer shall calculate the option purchase price (in a manner similar to that by which the Option Purchase Price with respect to the related Mortgage Loan is calculated) and shall notify the holder of such Pari Passu Loan of such price.

            (c) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of notice from the Special Servicer that an Option is exercisable with respect to a specified Mortgage Loan, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the applicable Master Servicer and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

            (d) If the Special Servicer, the holder of Certificates representing the greatest percentage interest in the Controlling Class or an Affiliate of either thereof elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business Days). In doing so, the Trustee may rely on the opinion of an Appraiser or other expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with this Agreement. If the Trustee were to determine that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall redetermine the fair value taking into account the objections of the Trustee.

            (e) The Option shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised, but the purchase of the related Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan to which it relates is no longer delinquent as set forth above because the Mortgage Loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related Seller pursuant to Section 2.3.

            (f) Unless and until an Option Holder exercises an Option, the Special Servicer shall continue to service and administer the related Mortgage Loan (and the related Serviced Companion Loan, as applicable) in accordance with the Servicing Standard and this Agreement, and shall pursue such other resolution or recovery strategies, including workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

            Section 9.37 Operating Adviser; Elections

            (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class may elect the operating adviser with respect to Specially Serviced Mortgage Loans (the "Operating Adviser"). The Operating Adviser shall be elected for the purpose of receiving reports and information from the Special Servicer in respect of the Specially Serviced Mortgage Loans.

            (b) The initial Operating Adviser is Centerline REIT Inc. (f/k/a ARCap REIT, Inc.), a Delaware corporation. The Controlling Class shall give written notice to the Trustee, the Paying Agent and the applicable Master Servicer of the appointment of any subsequent Operating Adviser (in order to receive notices hereunder). If a subsequent Operating Adviser is not so appointed, an election of an Operating Adviser also shall be held. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Paying Agent, not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Paying Agent shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

            (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Paying Agent on or prior to the date of such election. Immediately upon receipt by the Paying Agent of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Paying Agent shall not be required to recognize any Person as an Operating Adviser until the Operating Adviser provides the Paying Agent with written confirmation of its acceptance of such appointment, written confirmation that it will keep confidential all information received by it as Operating Adviser hereunder or otherwise with respect to the Certificates, the Trust and/or this Agreement, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Paying Agent hereby recognizes Centerline REIT Inc. as the initial Operating Adviser. The Paying Agent shall promptly notify the Trustee of the identity of the Operating Adviser. The Trustee shall promptly deliver such information to the Master Servicers and the Special Servicer. The Master Servicers and the Special Servicer shall not be required to recognize any Person as an Operating Adviser until such information has been delivered by the Trustee. In the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

            (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Paying Agent, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then Controlling Class.

            (e) The Paying Agent shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Paying Agent shall be conclusive. Notwithstanding any other provisions of this Section 9.37, the Paying Agent may make such reasonable regulations as it may deem advisable for any election.

            (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that the Special Servicer has been elected as Operating Adviser or no Operating Adviser has been elected, (i) the Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and
(ii) to the extent any Person other than the Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the Special Servicer.

            (g) With respect to a Serviced Loan Group, the Operating Adviser appointed by the Certificateholders pursuant to Section 9.37(c) hereof shall be entitled to receive copies of all notices or information sent to the related Directing Holder hereunder, with respect to such Serviced Loan Group.

            (h) The applicable Master Servicer or the Special Servicer, as the case may be, shall not be required to recognize any Person as the holder of a Serviced Companion Loan until such holder provides such Master Servicer or Special Servicer, as the case may be, with an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The applicable Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Operating Adviser of such information with respect to any such holder of a Serviced Companion Loan.

            Section 9.38 Limitation on Liability of Operating Adviser

            The Operating Adviser shall have no liability to the Trust, the Depositor, the applicable Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the holders of each Serviced Companion Loan or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and the holders of each Serviced Companion Loan, and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict.

            Section 9.39 Rights of Operating Adviser

            (a) With respect to each Mortgage Loan (or Serviced Loan Group, as applicable) other than the Beacon Seattle & DC Portfolio Loan Group, notwithstanding anything to the contrary herein (and, with respect to each Serviced Loan Group, subject to Section 9.40 and the related Co-Lender Agreement), including but not limited to Article 8 hereof, the Operating Adviser may advise the Special Servicer with respect to the following actions of the Special Servicer and the Special Servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan unless and until it has notified the Operating Adviser in writing and such Operating Adviser has not objected in writing (i) within 5 Business Days of having been notified thereof in respect of actions relating to non-Specially Serviced Mortgage Loans (which 5 Business Day period shall run concurrently with the time periods set forth in the Primary Servicing Agreement with respect to such actions) and (ii) within 10 Business Days of having been notified thereof in respect of actions relating to Specially Serviced Mortgage Loans and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 5 Business Day or 10 Business Day period, as applicable, then the Operating Adviser's approval will be deemed to have been given):

            (i) any modification, amendment or waiver, or consent to modification, amendment or waiver, of a Money Term of a Mortgage Loan other than an extension of the original maturity date for 2 years or less;

            (ii) with respect to notice only, any proposed sale of a Defaulted Mortgage Loan, pursuant to Section 9.36;

            (iii) any determination to bring an REO Property into compliance with Environmental Laws;

            (iv) any acceptance of substitute or additional collateral for a Mortgage Loan not expressly required under such Mortgage Loan (except with respect to a Defeasance Loan);

            (v)any acceptance of a discounted payoff;

            (vi) any waiver or consent to waiver of a "due-on-sale" or "due-on-encumbrance" clause;

            (vii) any acceptance of an assumption agreement;

            (viii) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of or upon satisfaction of such Mortgage Loan); and

            (ix) any franchise changes or certain management company changes for which the Special Servicer is required to consent.

            (b) In addition, notwithstanding anything to the contrary herein, including but not limited to Article 8 hereof, with respect to each Mortgage Loan (or Serviced Loan Group, as applicable) other than the Beacon Seattle & DC Portfolio Loan Group, the Operating Adviser shall have the right to approve any of the following actions by the Special Servicer:

            (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any acceptance of a discounted payoff; and

            (iii) any release of "earn out" or performance reserves listed on
      Schedule XI hereof, on deposit in an Escrow Account, other than where such release does not require the consent of the lender.

            In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and/or the holders of each Serviced Companion Loan, as the case may be, the Special Servicer may take any such action without waiting for the Operating Adviser's advice or approval. No advice or approval or lack of approval of the Operating Adviser may (and the Special Servicer shall ignore and act without regard to any such advice or approval or lack of approval that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or Serviced Companion Loan or any other Section of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard,
(B) result in Adverse REMIC Event with respect to any REMIC Pool, (C) endanger the status of the Class EI Grantor Trust or any Floating Rate Grantor Trust as a grantor trust, (D) expose the Trust, the Depositor, a Master Servicer, the Special Servicer, the Trustee, the Paying Agent or any of their respective Affiliates, members, managers, partners, representatives, officers, directors, employees or agents, to any material claim, suit or liability, or (E) expand the scope of a Master Servicer's or the Special Servicer's responsibilities under this Agreement.

            Any notices required to be delivered to the Special Servicer with respect to items (i) through (vii) of subsection (a) above and items (i) through
(iii) of subsection (b) above by any other party to this Agreement shall be simultaneously delivered to the Operating Adviser. With respect to items (v),
(vi) and (vii) of subsection (a) above, the Operating Adviser shall be subject to the same time periods for advising the Special Servicer with respect to any such matters as are afforded to the Special Servicer pursuant to Section 8.7, which periods shall be co-terminus with those of the Special Servicer. The Special Servicer shall provide the Operating Adviser with its recommendations with respect to the matters set forth in both (a) and (b) above within 5 Business Days of the Special Servicer's receipt of notice thereof. In addition, the Operating Adviser may direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the Special Servicer; provided that, prior to the effectiveness of any such appointment, the Trustee and the Paying Agent shall have received Rating Agency Confirmation from each Rating Agency. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of the Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Trustee shall notify the Paying Agent promptly upon its receipt of the direction set forth above. Notwithstanding any other provision in this Agreement, the Operating Adviser shall have the right to appoint a sub-operating adviser with respect to any particular Mortgage Loan (or, with respect to the Senior Mortgage Loans, the related Serviced Loan Group). Such sub-operating adviser shall have the right, subject to Rating Agency Confirmation, to appoint, or serve as, the Special Servicer with respect to such Mortgage Loan. All references in this Agreement to the "Operating Adviser" and the "Special Servicer" shall refer to the sub-operating adviser or the special servicer appointed by the sub-operating adviser, as applicable; provided, however, that the Special Servicer shall not have any advancing obligations with respect to such Mortgage Loans (or a Serviced Loan Group, as applicable).

            Notwithstanding anything to the contrary in this Section 9.39, with respect to the each Serviced Loan Group other than the Beacon Seattle & DC Portfolio Loan Group, the Directing Holder under the related Co-Lender Agreement shall have the rights set forth in this section otherwise afforded to the Operating Adviser for so long as a related Serviced Companion Loan is the applicable Directing Holder. With respect to each Serviced Loan Group other than the Beacon Seattle & DC Portfolio Loan Group, the Operating Adviser shall have the right to consult with the Special Servicer, on a non-binding basis, regarding the matters set forth in subsections (a) and (b) of this Section 9.39 in accordance with the terms and conditions set forth in the related Co-Lender Agreement.

            With respect to the Beacon Seattle & DC Portfolio Loan Group, the Special Servicer shall not take any of the following actions with respect to such Serviced Loan Group unless and until it has notified the Operating Adviser in writing and such Operating Adviser has not objected in writing within 10 Business Days of having been notified thereof in respect of actions (or, if the related Mortgage Loan documents provide for a shorter period for lender to give consent, no later than one Business Day prior to such shorter period) and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 10 Business Day, then the Operating Adviser's approval will be deemed to have been given) of, among other things:

            (i) any modification of, or waiver with respect to, such Serviced Loan Group that would result in the extension of the maturity date or extended maturity date thereof, or a modification or waiver of a Money Term or a material non-monetary provision of such Serviced Loan Group;

            (ii) any modification of, or waiver with respect to, such Serviced Loan Group that would result in a discounted pay-off of such Serviced Loan Group;

            (iii) any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the related mortgaged properties or any acquisition of the related mortgaged properties by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default under such Serviced Loan Group;

            (iv) any sale of all or any portion of the related mortgaged properties or REO Property (except in connection with individual property releases in accordance with the related Mortgage Loan documents);

            (v) any action to bring the related mortgaged properties or REO Property into compliance with any laws relating to hazardous materials;

            (vi) any substitution or release of collateral for such Serviced Loan Group (except any individual property releases in accordance with the related Mortgage Loan documents);

            (vii) any release of the borrower or guarantor from liability with respect to such Serviced Loan Group including, without limitation, by acceptance of an assumption of such Serviced Loan Group by a successor borrower or replacement guarantor (except as expressly permitted by the terms of the related Mortgage Loan documents);

            (viii) any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

            (ix) any transfer of the related mortgaged properties or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower by a party entitled to exercise voting rights, directly or indirectly, in the borrower, except in each case as expressly permitted by the related Mortgage Loan documents;

            (x)any incurring of additional debt by the borrower or incurring of mezzanine financing by any beneficial owner of the borrower (except in each case as expressly permitted by the mortgage loan documents);

            (xi) any approval of a replacement special servicer for such Serviced Loan Group;

            (xii) consenting to any modification or waiver of any provision of any mortgage loan documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by the borrower;

            (xiii) any waiver of amounts required to be deposited into escrow reserve accounts under the mortgage loan documents, or any amendment to any of the related Mortgage Loan documents that would modify the amount required to be deposited into any reserve accounts;

            (xiv) the release to the borrower of any escrow to which the borrower is not entitled under the mortgage loan documents or under applicable law any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender;

            (xv) the waiver or modification of any documentation relating to a guarantor's obligations;

            (xvi) any proposed sale of the related Mortgage Loan while it is being specially serviced, other than in connection with the termination of the Trust pursuant to Section 10.1(b), (c) or (d); or

            (xvii) any franchise changes or certain management company changes for which the Special Servicer is required to consent.

            The holders of Serviced Companion Loans related to the Beacon Seattle & DC Portfolio Serviced Loan Group will have the right to be consulted on a non-binding basis with respect to the foregoing actions pursuant to the related Co-Lender Agreement.

            In addition, with respect to the Beacon Seattle & DC Portfolio Loan Group, the Special Service shall prepare and deliver to the Operating Adviser no later than 60 days after the Beacon Seattle & DC Portfolio Loan Group becomes a Specially Serviced Mortgage Loan, an asset status report containing certain information with respect to the Specially Serviced Mortgage Loan together with a summary of the Special Servicer's recommended action with respect to such Serviced Loan Group, as to which proposed action the Operating Adviser shall have the right to consult with, advise and direct the Special Servicer, in accordance with the related Co-Lender Agreement; provided, that the third sentence of this Section 9.39 shall apply mutatis mutandis regarding such action.

            Section 9.40 Rights of the Holders of the Serviced Companion Loans

            (a) Pursuant to the related Co-Lender Agreement, but subject to the immediately succeeding paragraph, with respect to a Serviced Loan Group other than the Beacon Seattle & DC Portfolio Loan Group, upon notice to the applicable Master Servicer, the Special Servicer, the Paying Agent and the Trustee, each Directing Holder may direct (or consult with or advise) the applicable Master Servicer or the Special Servicer, as applicable, to take, or to refrain from taking, such actions with respect to the related Senior Mortgage Loan and/or the related Mortgaged Property as such Directing Holder may deem consistent with the related Co-Lender Agreement or as to which provision is otherwise made therein. The applicable Master Servicer or the Special Servicer, as applicable, shall provide each Directing Holder, upon reasonable request, with any information in the applicable Master Servicer's or the Special Servicer's, as applicable, possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

            Notwithstanding the foregoing, neither the applicable Master Servicer nor the Special Servicer, as applicable, shall be required to take any action or refrain from taking any action that would (and the applicable Master Servicer and the Special Servicer may ignore and act without regard to any advice, direction or objection of the holder of the applicable Serviced Companion Loan that the applicable Master Servicer or the Special Servicer has determined, in its reasonable, good faith judgment would) require or cause the applicable Master Servicer or Special Servicer to violate any provision of this Agreement, the related Co-Lender Agreement or the related loan documents, including the obligation to act in accordance with the Servicing Standard and the REMIC Provisions.

            The applicable Master Servicer and the Operating Adviser acknowledge that, with respect to a Serviced Loan Group other than the Beacon Seattle & DC Portfolio Loan Group, pursuant to the related Co-Lender Agreement, the Directing Holder shall be entitled to exercise the rights and powers granted to the Operating Adviser herein with respect to the applicable Senior Mortgage Loan and the applicable Serviced Companion Loan(s), as applicable, and that all references in this Agreement to the term "Operating Adviser" and to the Operating Adviser appointed pursuant to Section 9.37(a) shall be deemed (solely with respect to the Serviced Loan Group) to refer to the holder of the applicable Serviced Companion Loan. Notwithstanding the foregoing, the Operating Adviser designated by the Certificateholders shall also receive all notices and reports delivered to the Operating Adviser appointed pursuant to the related Co-Lender Agreement.

            (b) If the applicable Master Servicer becomes aware of any event of default under the related loan documents that give rise to the right (if any) of the holder of a Serviced Companion Loan to cure such default with respect to the related Serviced Loan Group under the related Co-Lender Agreement, the applicable Master Servicer shall promptly notify such holder in writing. For so long as the conditions exist that allow the holder of the applicable Serviced Companion Loan to cure such conditions, the holder of the applicable Serviced Companion Loan may, at its option, indicate to the applicable Master Servicer or the Special Servicer, as applicable, in writing its intent to cure such defaults under the applicable Serviced Loan Group in accordance with the related Co-Lender Agreement, whereupon the holder of the applicable Serviced Companion Loan or its designee shall have the right to cure such defaults in accordance with such related Co-Lender Agreement. Any such cure will be subject to all applicable provisions of the related Co-Lender Agreement. The applicable Master Servicer, Special Servicer and Trustee shall reasonably cooperate with the holder of the applicable Serviced Companion Loan in effecting such cure.

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

            Section 10.1 Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans

            (a) The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, the Class R-II Certificateholders and the REMIC III Certificateholders and the Floating Rate Certificateholders, as set forth in Section 10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b), (iii) the termination of the Trust pursuant to Section 10.1(c) or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d); provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            (b) The Capmark Master Servicer shall give the Trustee and the Paying Agent notice of the date when the aggregate Principal Balance of the Mortgage Loans, after giving effect to distributions of principal made on the next Distribution Date, is less than or equal to 1% of the initial Aggregate Certificate Balance of the Certificates as of the Closing Date. The Paying Agent shall promptly forward such notice to the Trustee, the Depositor, the Holder of a majority of the Controlling Class, the Master Servicers, the Special Servicer and the Holders of the Class R-I Certificates; and the Holder of a majority of the Controlling Class, the Capmark Master Servicer, and the Holders of the Class R-I Certificates, in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust. If any party desires to exercise such option, it will notify the Paying Agent who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the Trustee (excluding the Depositor) notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Paying Agent that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Paying Agent's receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the applicable Master Servicer for the benefit of the Holder of the majority of the Class R-I Certificates, the Special Servicer or the applicable Master Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the aggregate Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon (other than any accrued and unpaid interest thereon that has been the subject of an Advance) at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if a Master Servicer is the purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in REMIC I. The Trustee shall consult with the Placement Agent and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if the Placement Agent or any Underwriter or an Affiliate of the Placement Agent or the Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value, provided that the Operating Adviser is not an Affiliate of the Class R-I Holder, the Special Servicer or a Master Servicer, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicers, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such Holders, the Special Servicer or the Master Servicers, as the case may be, stating that such termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

            (c) If at any time the Holders of the Class R-I Certificates own 100% of the REMIC III Certificates, the Floating Rate Certificates and the Class EI Certificates, such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III), and the Class EI Grantor Trust and the Floating Rate Grantor Trusts upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code, and (ii) the payment of any and all costs associated with such termination. Such termination shall be made in accordance with Section 10.3.

            (d) Following the date on which the aggregate Certificate Balance of the Class A-1, Class A-1A, Class A-2, Class A-2FL, Class A-3, Class A-4, Class A-5FL, Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust as contemplated by clause (iv) of Section 10.1(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange and upon the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Sole Certificateholders) stating that such exchange will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer, the Trustee and the Paying Agent hereunder through the date of the liquidation of the Trust that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto or that may be withdrawn from the Distribution Accounts pursuant to this Agreement but only to the extent that such amounts are not already on deposit in the Certificate Account. Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Residual Certificates) on such Distribution Date, the Custodian shall, upon receipt of a Request for Release from the Capmark Master Servicer and the Prudential Master Servicer, if applicable, release or cause to be released to the Sole Certificateholder or any designee thereof, the Custodian Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust, and the Trust shall be liquidated in accordance with
Section 10.2. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of REMIC I, the Class EI Grantor Trust and the Floating Rate Grantor Trusts, to the extent then outstanding, for an amount equal to the remaining Certificate Balance of its Certificates (other than the Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Paying Agent shall credit such amounts against amounts distributed in respect of such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust pursuant to Section 10.2.

            (e) Upon the termination of the Trust, (i) any Excess Interest held by the Class EI Grantor Trust shall be distributed to the Class EI Certificateholders, on a pro rata basis and (ii) any funds or other property held by each Floating Rate Grantor Trust shall be distributed to the related Class of Floating Rate Certificateholders on a pro rata basis.

            (f) Subject to Section 1.6 and Section 9.4(e), upon the sale of the Mortgage Loan that is part of a Serviced Loan Group by the Trust or the payment in full of the related Mortgage Loan, such related Mortgage Loan and the related Serviced Companion Loan shall no longer be subject to this Agreement and the obligations and rights of the Master Servicer and the Special Servicer, with respect to such applicable Serviced Loan Group shall terminate in the manner and subject to the applicable provisions, set forth in Section 8.28 and Section 9.30, respectively.

            Section 10.2 Procedure Upon Termination of Trust

            (a) Notice of any termination pursuant to the provisions of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Paying Agent by first class mail to the Trustee, the Rating Agencies, the Swap Counterparty, the Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate and Class EI Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate and Class EI Certificates will be made, and upon presentation and surrender of the Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate and Class EI Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate and Class EI Certificates at the office or agency of the Certificate Registrar therein specified. The Paying Agent shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate and Class EI Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate and Class EI Certificates shall terminate and the Trustee shall terminate, or request the Master Servicers to terminate, the Certificate Accounts and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Paying Agent's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate and Class EI Certificateholders in trust without interest pending such payment.

            (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate and Class EI Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate and Class EI Certificateholders to surrender their certificates evidencing the Class R-I, Class R-II, Class R-III, REMIC Regular and Class EI Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate and Class EI Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate and Class EI Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate and Class EI Certificates shall not have been surrendered for cancellation, the Paying Agent shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Paying Agent and not distributed to a Class R-I, Class R-II, Class R-III, REMIC Regular, Floating Rate or Class EI Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Paying Agent pending distribution under this Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMIC Pools, the Floating Rate Grantor Trusts and the Class EI Grantor Trust and shall be beneficially owned by the related Holder.

            Section 10.3 Additional REMIC Termination Requirements

            (a) The Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless at the request of a Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and the Paying Agent subsequently receives an Opinion of Counsel (at the expense of such Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor, the Trustee and the Paying Agent to the effect that the failure of the Trust to comply with the requirements of this
Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) Within 89 days prior to the time of the making of the final payment on the Class R-I, Class R-II and REMIC III Certificates and the Floating Rate Regular Interests, the Paying Agent shall prepare and (on behalf of REMIC I, REMIC II and REMIC III) shall adopt a plan of complete liquidation of each REMIC Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan need not be in any special form and the date of which, in general, shall be the date of the notice specified in Section 10.2(a) and shall be specified in a statement attached to the final federal income tax return of each REMIC Pool;

            (ii) At or after the date of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the Class R-I, Class R-II and REMIC III Certificates and the Floating Rate Regular Interests, the Trustee shall sell all of the assets of each REMIC Pool for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

            (iii) At the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC I Regular Interests, (B) to the Holders of the Class R-II Certificates all remaining assets of REMIC II after such final payment of the REMIC II Regular Interests and (C) to the Holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

            (iv) In no event may the final payment on the REMIC I Regular Interests, REMIC II Regular Interests, REMIC Regular Certificates or Floating Rate Regular Interests or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

            (b) By their acceptance of the Class R-I, Class R-II or R-III Certificates, respectively, the Holders thereof hereby (i) authorize the Paying Agent to take such action as may be necessary to adopt a plan of complete liquidation of each REMIC Pool and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders, respectively.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

            The provisions of this Article XI shall apply to each of the REMIC Regular Certificateholders and Residual Certificateholders to the extent appropriate.

            Section 11.1 Limitation on Rights of Holders

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicers or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) If a Certificateholder is also a Mortgagor with respect to any Mortgage Loan, such Certificateholder shall have no right to vote with respect to any matters concerning such Mortgage Loan. In addition, if a Certificateholder is also one of the Special Servicer, such Certificateholder shall have no right to vote, in its capacity as a Certificateholder, with respect to compensation to the Special Servicer or any waiver of a default with respect to a Mortgage Loan.

            (d) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.2 Access to List of Holders

            (a) If the Paying Agent is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and the Paying Agent, within 15 days after receipt by the Certificate Registrar of a request by the Trustee or the Paying Agent, as the case may be, in writing, a list, in such form as the Trustee or the Paying Agent, as the case may be, may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If the Depositor, the Operating Adviser, the Special Servicer, the Master Servicer, the Trustee or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Paying Agent and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Paying Agent shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicers, the Special Servicer and the Trustee that neither the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicers, the Special Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.3 Acts of Holders of Certificates

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and the Paying Agent. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Paying Agent, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor nor the Paying Agent shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Paying Agent or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

            The provisions of this Article XII shall apply to each REMIC Pool, each Floating Rate Grantor Trust and the Class EI Grantor Trust, as applicable.

            Section 12.1 REMIC Administration

            (a) An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the Mortgage Loans (other than Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Certificate Accounts, the Interest Reserve Account, the Distribution Account and the Reserve Account, the Insurance Policies and any related amounts REO Account and any related REO Properties as a REMIC ("REMIC I") under the Code, other than any portion of the foregoing allocable to a Serviced Companion Loan. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate class of "regular interests" in REMIC I and the Class R-I Certificates shall be designated as the sole class of "residual interests" in REMIC I.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC ("REMIC II") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole class of the "residual interests" in REMIC II.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC ("REMIC III") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates and the Floating Rate Regular Interests are issued. For purposes of such election, the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class X Certificates and the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Regular Interests shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III.

            The Trustee and the Paying Agent shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC Regular Certificates, the Floating Rate Regular Interests and the Residual Certificates.

            (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

            (c) The Paying Agent shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

            (d) The Paying Agent shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, the Class EI Grantor Trust and each Floating Rate Grantor Trust an application for a taxpayer identification number for such REMIC Pool or grantor trust on Internal Revenue Service Form SS-4. The Paying Agent, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor, the Trustee and the Master Servicers. The Paying Agent shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

            (e) The Paying Agent shall prepare and file, or cause to be prepared and filed, all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool's direct representative, and the Trustee shall sign such returns; the expenses of preparing and filing such returns shall be borne by the Paying Agent, except that if additional state tax returns are required to be filed in more than three states, the Paying Agent shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Master Servicers and the Special Servicer shall provide on a timely basis to the Paying Agent or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or a Master Servicer and the Special Servicer has received or prepared by virtue of its role as Depositor or Master Servicer and Special Servicer hereunder and reasonably requested by the Paying Agent to enable it to perform its obligations under this subsection, and the Paying Agent shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust, the Trustee and the Paying Agent or any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. Each Master Servicer and the Special Servicer shall indemnify the Trustee, the Paying Agent, and the Depositor for any liability or assessment against the Trustee, the Depositor, the Paying Agent or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorneys' fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by such Master Servicer or the Special Servicer, as the case may be, which errors were caused by the negligence, willful misconduct or bad faith of such Master Servicer or the Special Servicer, as the case may be. The Paying Agent shall indemnify the Master Servicers, the Special Servicer, the Depositor or any REMIC Pool for any expense incurred by any Master Servicer, the Special Servicer, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Paying Agent. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of a Master Servicer, the Paying Agent or the Special Servicer, or the termination of this Agreement.

            (f) The Paying Agent shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Paying Agent shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the Transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

            (g) The Paying Agent shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Internal Revenue Service Form 1099 information returns and such other information within the control of the Paying Agent as the Depositor may reasonably request in writing. Moreover, the Paying Agent shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Paying Agent be required by applicable law and shall prepare and disseminate to Certificateholders Internal Revenue Service Forms 1099 (or otherwise furnish information within the control of the Paying Agent) to the extent required by applicable law. The Paying Agent will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

            (h) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC Pool's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Paying Agent and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Paying Agent as their agent and attorney in fact. If the Code or applicable regulations prohibits the Paying Agent from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Paying Agent shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Paying Agent shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (i) The Trustee, the Paying Agent, the Holders of the Residual Certificates, the Master Servicers and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, the Paying Agent, the Master Servicers and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC and the Class EI Grantor Trust and each Floating Rate Grantor Trust as a grantor trust or, as appropriate, adopt a plan of complete liquidation with respect to each REMIC Pool.

            (j) The Trustee, the Paying Agent, the Master Servicers, the Special Servicer, and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such Persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2)) of the Code or (iii) endanger the status of the Class EI Grantor Trust or any Floating Rate Grantor Trust as a grantor trust unless the Trustee and the Paying Agent have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee, the Paying Agent or the Holders of the Residual Certificates to undertake such action.

            (k) In the event that any tax is imposed on the REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to the REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Paying Agent, if such tax arises out of or results from a breach of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; and (iv) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Paying Agent out of amounts on deposit in the Distribution Account.

            (l) The Paying Agent and, to the extent that records are maintained by the Master Servicers or the Special Servicer in the normal course of their businesses, the Master Servicers and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis, and with respect to the Class EI Grantor Trust and the Floating Rate Grantor Trusts on the cash or accrual method and so as to enable reporting to Holders of the Class EI Certificates and the related Floating Rate Certificates, respectively, based on their annual accounting period. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

            (m) None of the Trustee, the Paying Agent, the Master Servicers or the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

            (n) In order to enable the Paying Agent to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Paying Agent within ten days after the Closing Date all information or data that the Paying Agent reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates, as applicable, the projected cash flows of the Mortgage Loans and the allocation of the issue price of a Class of Floating Rate Certificates between the related Class of Floating Rate Regular Interest and the related Swap Contract. Thereafter, the Depositor shall provide to the Paying Agent or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Paying Agent may, from time to time, reasonably request in order to enable the Paying Agent to perform its duties as set forth herein. The Paying Agent is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Paying Agent and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Paying Agent and each REMIC Pool arising from any errors or miscalculations of the Paying Agent pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Paying Agent (but not resulting from the methodology employed by the Paying Agent) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Paying Agent.

            The Paying Agent agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its reasonable best efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Paying Agent and its parent, or (ii) in connection with its rights and obligations under this Agreement.

            (o) At all times as may be required by the Code, each Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC Pool as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (p) For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of REMIC I Regular Interests, each Class of REMIC II Regular Interests, each Class of Floating Rate Regular Interests and each Class of REMIC Regular Certificates is the Final Rated Distribution Date.

            Section 12.2 Prohibited Transactions and Activities

            Neither the Trustee, the Paying Agent, the Master Servicers nor the Special Servicer shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool,
(iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Accounts or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

            Section 12.3 Modifications of Mortgage Loans

            Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Paying Agent, the applicable Master Servicer nor the Special Servicer shall permit any modification of a Money Term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable unless
(i) the Trustee, the Special Servicer, Paying Agent and the applicable Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the applicable Master Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treasury Regulations Section 1.860G-2(b) of the Code) or (ii) such modification meets the requirements set forth in Section 8.18 or Section 9.5.

            Section 12.4 Liability with Respect to Certain Taxes and Loss of REMIC Status

            In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by either the Trustee or the Paying Agent of its respective duties and obligations set forth herein, the Trustee or the Paying Agent, as the case may be, shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee, or the Paying Agent, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Master Servicers, the Special Servicer, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicers, the Special Servicer, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or such Holders of the Residual Certificates on which the Trustee or the Paying Agent, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee or the Paying Agent shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

            Section 12.5 Grantor Trust Administration

            The assets of the Class EI Grantor Trust, consisting of the right to any Excess Interest in respect of the ARD Loans and the related amounts in the Excess Interest Sub-account, shall be held by the Trustee for the benefit of the Holders of the Class EI Certificates, which Class EI Certificates will evidence 100% beneficial ownership of the related assets from and after the Closing Date. It is intended that the portions of the Trust consisting of the Class EI Grantor Trust will be treated as a grantor trust for federal income tax purposes, within the meaning of subpart E, part I of subchapter J of the Code, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment. In addition, the Class A-2FL, Class A-5FL, Class A-MFL and Class A-JFL Certificates are hereby designated as undivided beneficial interests in the related Class of Floating Rate Regular Interest, the related Swap Contract and the proceeds thereof in the related Floating Rate Account, and it is intended that each such portion of the Trust Fund will be treated as a separate grantor trust for Federal income tax purposes within the meaning of subpart E, part I of Subchapter J of the Code, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment. Under no circumstances may the Trustee vary the assets of the Class EI Grantor Trust or any Floating Rate Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class EI Certificates or the related Class of Floating Rate Certificates, as the case may be. The Trustee and the Paying Agent shall be deemed to hold and shall account for each of the Class EI Grantor Trust and the Floating Rate Grantor Trusts separate and apart from the assets of the REMIC I, REMIC II and REMIC III created hereunder. In furtherance of such intention, the Paying Agent shall furnish or cause to be furnished to the Class EI and Floating Rate Certificateholders and shall file, or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their shares of the income and expenses of the Class EI Grantor Trust or the related Floating Rate Grantor Trust, as applicable, at the time or times and in the manner required by the Code.

                                  ARTICLE XIII

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

            Section 13.1 Intent of the Parties; Reasonableness

            Except with respect to Section 13.9, Section 13.10 and Section 13.11, the parties hereto acknowledge and agree that the purpose of Article XIII of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Depositor nor the Paying Agent shall exercise their rights to request delivery of information or other performance under these provisions other than reasonably and in good faith, or (except with respect to Section 13.9, Section 13.10 or Section 13.11) for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, or otherwise, and agree to comply with requests made by the Depositor or the Paying Agent in good faith for delivery of information under these provisions on the basis of evolving interpretations of the requirements of Regulation AB. In connection with the Subject Securitization Transaction, each of the Master Servicers, the Special Servicer, any Primary Servicer and the Trustee shall cooperate fully with the Depositor and the Paying Agent, as applicable, to deliver or make available to the Depositor or the Paying Agent, as applicable (including any of their assignees or designees), any and all information in its possession and necessary in the good faith determination of the Depositor or the Paying Agent, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosure relating to the Master Servicers, the Special Servicer, any Primary Servicer, the Trustee and the Paying Agent, as applicable, and any Reporting Sub-Servicer, or the Servicing of the Mortgage Loans, reasonably believed by the Depositor or the Paying Agent, as applicable, in good faith, to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 13.1, but in any event, shall, upon reasonable advance written request, provide such information in sufficient time to allow the Depositor or the Paying Agent, as applicable, to satisfy any related filing requirements.

            Section 13.2 Certain Information to be Provided by the Master Servicers, the Special Servicer, any Primary Servicer and the Trustee

            (a) For as long as the Trust is subject to the reporting requirements of the Exchange Act, in connection with the succession to any Reporting Servicer, any Additional Servicer or any Reporting Sub-Servicer as servicer, trustee or paying agent under this Agreement by any Person (i) into which such Reporting Servicer, any Additional Servicer or any Reporting Sub-Servicer, as the case may be, may be merged or consolidated, or (ii) which may be appointed as a successor (or in the case of the Trustee, successor Trustee, co-Trustee or Separate Trustee) to any Reporting Servicer, any Additional Servicer or any Reporting Sub-Servicer, as the case may be, such Reporting Servicer, any Additional Servicer or any Reporting Sub-Servicer, as the case may be, shall (and each Reporting Servicer, as applicable, shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to) provide to the Depositor, at least 5 calendar days prior to the effective date of such succession or appointment, as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise no later than the effective date of such succession or appointment, (x) written notice to the Depositor and the Paying Agent of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor and the Paying Agent, all information reasonably requested by the Depositor so that it may comply with its reporting obligation under Item 6.02 of Form 8-K as it relates to the Servicing function with respect to any class of Certificates.

            (b) If any Serviced Companion Loan is deposited into an Other Securitization, the Reporting Servicers responsible for performing servicing functions with respect to the related Senior Mortgage Loan, will take all actions reasonably requested of them to enable such Other Securitization to comply with Regulation AB. Without limiting the foregoing, such Reporting Servicers will, if reasonably requested by the depositor for such Other Securitization, provide disclosure (in substantially the same form as the disclosure provided in the prospectus supplement for the Subject Securitization Transaction, to the extent necessary to comply with Regulation AB) regarding the applicable Reporting Servicer, reasonably and in good faith determined by the depositor in such Other Securitization to be required by Regulation AB for inclusion in disclosure documents with respect to such Other Securitization, together with an opinion of counsel as to the compliance of such disclosure with the requirements of Regulation AB and indemnification substantially similar to that provided in the Subject Securitization Transaction regarding damages incurred in connection with the non-compliance with the requirements of Regulation AB relating to the disclosure referred to in the immediately preceding sentence. For the avoidance of doubt, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the obligations set forth in this Section 13.2(b) shall apply even if the Trust is no longer subject to the reporting requirements of the Exchange Act.

            Section 13.3 Filing Obligations

            The Reporting Servicers shall (and shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to) reasonably cooperate with the Depositor in connection with the satisfaction of the Trust's reporting requirements under the Exchange Act.

            Section 13.4 Form 10-D Filings

            Within 15 calendar days after each Distribution Date (the "10-D Filing Deadline") (subject to permitted extensions under the Exchange Act), the Paying Agent shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Paying Agent shall file each Form 10-D with a copy of the related Monthly Certificateholder's Report attached thereto. Any necessary disclosure in addition to the Monthly Certificateholder's Report that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the immediately succeeding paragraph, be reported by the parties set forth on
Schedule XVII and directed to the Depositor and the Paying Agent for approval by the Depositor. The Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than such Additional Form 10-D Disclosure which is to be reported by it as set forth on Schedule XVII) absent such reporting, direction and approval.

            For so long as the Trust (or any Other Securitization) is subject to the reporting requirements of the Exchange Act, as set forth on Schedule XVII hereto, within 5 calendar days after the related Distribution Date, each Person identified on Schedule XVII shall be required to provide to the Depositor and the Paying Agent (or, as to each such Person responsible for the performance of servicing functions with respect to a Serviced Companion Loan that has been deposited into an Other Securitization, the depositor and the trustee in such Other Securitization), in a form readily convertible to an EDGAR-compatible form (to the extent available to such party in such format), or in such other form as otherwise agreed by the Depositor, the Paying Agent and such party, to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to disclosure required pursuant to Item 1117 or Item 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), the form and substance of the corresponding Additional Form 10-D Disclosure as set forth on Schedule XVII, together with an Additional Disclosure Notification in the form attached hereto as Exhibit AA. The Paying Agent shall provide prompt notice to the Depositor (or, with respect to a Serviced Companion Loan if deposited into an Other Securitization, the depositor and the trustee in such Other Securitization) to the extent the Paying Agent is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from such party. The Paying Agent shall have no duty under this Agreement to monitor or enforce the performance by the parties listed on
Schedule XVII of their duties under this paragraph or proactively solicit or procure from any such parties any Additional Form 10-D Disclosure information. Unless otherwise directed by the Depositor, and subject to any comments received to such disclosure from the Depositor by the 2nd calendar day after such 5th calendar day after the related Distribution Date, the Paying Agent shall include the form and substance of the Additional Form 10-D Disclosure on the related Form 10-D. The Depositor will be responsible for any reasonable fees charged and out-of-pocket expenses incurred by the Paying Agent in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph. For the avoidance of doubt, the Master Servicer shall be required to report to the Depositor, the Paying Agent and the Trustee the net operating income of a Significant Obligor to the extent and under the conditions such net operating income is required to be reported under Regulation AB.

            On or prior to the 4th Business Day prior to the 15th calendar day after the related Distribution Date the Paying Agent shall prepare and deliver electronically the Form 10-D to the Depositor for review. No later than the end of business on the 2nd Business Day prior to the 15th calendar day after the related Distribution Date, the Depositor (or, if so directed by the Depositor, the Paying Agent pursuant to a power of attorney provided to the Trustee by the Depositor pursuant to Item 601(b)(24) of Regulation S-K) shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Paying Agent. The Paying Agent shall (a) file such Form 10-D, upon signature thereof as provided in Section 13.14, not later than 5:30 p.m. (New York City time) on the 15th calendar day after the related Distribution Date or (b) use commercially reasonable best efforts to file such Form 10-D, if the Paying Agent received the signed Form 10-D after the signing deadline set forth in Section 13.14, not later than 5:30 p.m. (New York City time) on the 15th calendar day after the related Distribution Date; provided that, if the Paying Agent cannot file the Form 10-D prior to the deadline set forth in the immediately preceding clause
(b), the Paying Agent shall file such Form 10-D as soon as possible thereafter. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Paying Agent will follow the procedures set forth in Section 13.8(b). After filing with the Commission, the Paying Agent shall promptly make available on its internet website a final executed copy of each Form 10-D. The parties to this Agreement acknowledge (and each Additional Servicer and each Reporting Sub-Servicer shall be required to acknowledge) that the performance by the Paying Agent of its duties under this Section 13.4 related to the timely preparation and filing of Form 10-D is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Reporting Sub-Servicer) observing all applicable deadlines in the performance of their duties under this Section
13.4. The Paying Agent shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution or file such Form 10-D where such failure results from the Paying Agent's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Paying Agent that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Paying Agent in writing, no later than the 5th calendar day after the related Distribution Date during any year in which the Paying Agent is required to file a Form 10-D if the answer to the questions should be "no." The Paying Agent shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-D.

            Section 13.5 Form 10-K Filings

            On or prior to 5:30 p.m. (New York City time) on the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Paying Agent shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Paying Agent within the applicable time frames set forth in this Agreement,

            (i) an annual compliance statement for each Reporting Servicer pursuant to Item 1123 of Regulation AB, as described under Section 13.9;

            (ii) (A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer pursuant to Item 1122 of Regulation AB, as described under Section 13.10, and (B) if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described under Section 13.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described under Section 13.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included,

            (iii) (A) the registered public accounting firm attestation report for each Reporting Servicer pursuant to Item 1122 of Regulation AB, as described under Section 13.11, and (B) if any registered public accounting firm attestation report described under Section 13.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, and

            (iv) a Sarbanes-Oxley Certification as described in Section 13.6.

            Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule XVIII and directed to the Depositor and the Paying Agent for approval by the Depositor. The Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than such Additional Form 10-K Disclosure which is to be reported by it as set forth on Schedule XVIII) absent such reporting, direction and approval.

            For so long as the Trust (or any Other Securitization) is subject to the reporting requirements of the Exchange Act, no later than March 15th (with no grace period) of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, each party identified on Schedule XVIII hereto shall be required to provide to the Depositor (or, with respect to a Serviced Companion Loan if deposited into an Other Securitization, the depositor and the trustee in such Other Securitization) and the Paying Agent, to the extent a Servicing Officer or Responsible Officer, as the case may be, of such party has actual knowledge (other than with respect to disclosure required pursuant to Item 1117 or Item 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), the form and substance of the corresponding Additional Form 10-K Disclosure as set forth on Schedule XVIII, if applicable, and in a form that is readily convertible to an EDGAR-compatible format (to the extent available to such party in such format), or in such other form as otherwise agreed by the Depositor, the Paying Agent and such Person together with an Additional Disclosure Notification in the form attached hereto as Exhibit AA. The Paying Agent shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent the Paying Agent is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from such party. The Paying Agent has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule XVIII of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. Unless otherwise directed by the Depositor, and subject to any comments received to such disclosure from the Depositor by March 15th, the Paying Agent shall include the form and substance of the Additional Form 10-K Disclosure on the related Form 10-K. The Depositor will be responsible for any reasonable fees charged and out-of-pocket expenses incurred by the Paying Agent in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph. Any notice delivered to the Paying Agent pursuant to this paragraph shall be delivered by facsimile to
(312) 904-2084 and by email to edgar@abnamro.com or such other address as may hereafter be furnished by the Paying Agent to the other parties in writing.

            On or prior to 5:00 p.m. (New York City time) on the 8th Business Day prior to the 10-K Filing Deadline, the Paying Agent shall prepare and deliver electronically a draft copy of the Form 10-K to the Depositor for review. No later than 5:00 p.m. (New York City time) on the 3rd Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K on behalf of the Depositor and return an electronic or fax copy of such signed Form 10-K to the Paying Agent. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Paying Agent will follow the procedures set forth in Section 13.8(b). After filing with the Commission, the Paying Agent shall, pursuant to
Section 5.4, make available on its internet website a final executed copy of each Form 10-K. The signing party at the Depositor can be contacted at Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Warren Friend, with a copy to Anthony Sfarra and Michelle Wilke, Esq. The parties to this Agreement acknowledge (and each Additional Servicer and each Reporting Sub-Servicer shall be required to acknowledge) that the performance by the Paying Agent of its duties under this Section 13.5 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Reporting Sub-Servicer) observing all applicable deadlines in the performance of their duties under this Article
XIII. The Paying Agent shall have no liability with respect to any failure to properly prepare, arrange for execution or file such Form 10-K resulting from the Paying Agent's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

            If a Form 10-K is permitted to be filed notwithstanding any missing information for inclusion therein, the Paying Agent shall nonetheless file such Form 10-K and, if Regulation AB (or Form 10-K itself) permits the inclusion of an explanation why such information is missing, the Paying Agent shall include such explanation of the circumstances (such explanation to be based solely on such notice regarding the same as may have been delivered to the Paying Agent by the person responsible for the missing information).

            Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Paying Agent that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Paying Agent in writing, no later than the 15th calendar day of March in any year in which the Trust is required to file a Form 10-K if the answer to the questions should be "no." The Paying Agent shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.

            Section 13.6 Sarbanes-Oxley Certification

            Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification"), exactly as set forth in Exhibit BB-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting Servicer shall, and each Reporting Servicer shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), by March 15th (with no grace period) of each year subsequent to the fiscal year in which the Trust is subject to the reporting requirements of the Exchange Act, a certification (each, a "Performance Certification"), in the form attached hereto as Exhibits BB-2, BB-3, BB-4, BB-5 and BB-6 upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, each a "Certification Party" and collectively, "Certification Parties") can reasonably rely. The senior officer in charge of securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted at Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Warren Friend, with a copy to Anthony Sfarra and Michelle Wilke, Esq. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a Performance Certification and a reliance certificate to the Certifying Person pursuant to this Section 13.6 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

            Each Performance Certification shall include a reasonable reliance provision enabling the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 13.9, if applicable, (ii) annual report on assessment of compliance with Servicing Criteria provided pursuant to Section 13.10 and (iii) registered public accounting firm attestation report provided pursuant to Section 13.11 and shall include a certification that each such annual report on assessment of compliance discloses any material instances of noncompliance described to the registered public accountants of such Reporting Servicer to enable such accountants to render the attestation provided for in Section 13.11.

            If a Serviced Companion Loan is deposited into an Other Securitization, each Reporting Servicer providing servicing functions with respect to such Serviced Companion Loan shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization a Performance Certification (which shall address the matters contained in the Performance Certification, but solely with respect to such Serviced Companion
Loan), upon which such certifying person, the entity for which the certifying person acts as an officer, and such entity's officers, directors and Affiliates can reasonably rely. For the avoidance of doubt, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the obligations set forth above shall apply even if the Trust is no longer subject to the reporting requirements of the Exchange Act.

            Notwithstanding the foregoing, without limiting the requirements of the Exchange Act, nothing in this Section shall require any Reporting Servicer
(i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties (other than a Sub-Servicer or Additional Servicer retained by it, except for Seller Sub-Servicers with respect to the Master Servicers or Special Servicer, as applicable), (ii) to certify information other than to such Reporting Servicer's knowledge and in accordance with such Reporting Servicer's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

            Section 13.7 Form 8-K Filings

            Within four (4) Business Days after the occurrence of an event requiring disclosure (the "8-K Filing Deadline") under Form 8-K (each a "Reportable Event"), the Paying Agent shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by any party set forth on Schedule XIX to which such Reportable Event relates and such Form 8-K Disclosure Information shall be directed to the Depositor and the Paying Agent for approval by the Depositor. The Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on Schedule XIX) absent such reporting, direction and approval.

            For so long as the Trust (or any Other Securitization) is subject to the reporting requirements of the Exchange Act, no later than noon on the 2nd Business Day after the occurrence of the Reportable Event, the parties listed on
Schedule XIX hereto shall, to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge, be required to provide written notice to the Depositor (or, as to each such Person responsible for the performance of servicing functions with respect to a Serviced Companion Loan that has been deposited into an Other Securitization, the depositor and the trustee in such Other Securitization) and the Paying Agent of such Reportable Event in the form and substance of the corresponding Form 8-K Disclosure Information, as set forth on Schedule XIX, if applicable, and in a form that is readily convertible to an EDGAR-compatible form (to the extent available to such party in such format), or in such other form as otherwise agreed by the Depositor, the Paying Agent and such party together with an Additional Disclosure Notification in the form attached hereto as Exhibit AA. The Paying Agent shall have no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule XIX of their duties under this paragraph or proactively solicit or procure from any such parties any Additional Form 8-K Disclosure information. Unless otherwise directed by the Depositor, and subject to any comments received to such disclosure from the Depositor by close of business on the 2nd Business Day after such Reportable Event, the Paying Agent shall include the form and substance of the Form 8-K Disclosure Information on the related Form 8-K. The Depositor will be responsible for any reasonable fees charged and out-of-pocket expenses incurred by the Paying Agent in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

            No later than noon (New York City time) on the 3rd Business Day after the Reportable Event, the Paying Agent shall prepare the Form 8-K. No later than the end of business on the 3rd Business Day after the Reportable Event, the Depositor (or, with respect to a Serviced Companion Loan if deposited into an Other Securitization, the depositor in such Other Securitization) shall sign the Form 8-K. If so directed by the Depositor, the Paying Agent shall (a) file such Form 8-K, upon signature thereof as provided in Section 13.14, not later than 5:30 pm (New York City time) on the 4th Business Day after the related Reportable Event or (b) use reasonable best efforts to file such Form 8-K, if the Paying Agent received the signed Form 8-K after the end of business on the 3rd Business Day after the Reportable Event, not later than 5:30 pm (New York City time) on the 4th Business Day after the related Reportable Event; provided that, if the Paying Agent cannot file the Form 8-K prior to the deadline set forth in the immediately preceding clause (b), the Paying Agent shall file such Form 8-K as soon as possible thereafter. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Paying Agent will follow the procedures set forth in Section 13.8(b). After filing with the Commission, the Paying Agent will make available on its internet website a final executed copy of each Form 8-K. The parties to this Agreement acknowledge (and each Additional Servicer and each Reporting Sub-Servicer shall be required to acknowledge) that the performance by the Paying Agent of its duties under this Section 13.7 related to the timely preparation and filing of Form 8-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Reporting Sub-Servicer) observing all applicable deadlines in the performance of their duties under this Section 13.7. The Paying Agent shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Paying Agent's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            The Reporting Servicers shall each promptly notify (and the Reporting Servicers shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to promptly notify) the Depositor and the Paying Agent, but in no event later than noon on the 2nd Business Day after its occurrence, of any Reportable Event applicable to it of which it has actual knowledge to the extent such party is identified as a "Responsible Party" on Exhibit AA with regard to such Reportable Event.

            Section 13.8 Form 15 Filing; Incomplete Exchange Act Filings; Amendments to Exchange Act Reports

            (a) On or before January 30 of the first year in which the Paying Agent is able to do so under applicable law, the Paying Agent shall file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. After the filing of Form 15, the obligations of the parties to this Agreement under Sections 13.1, 13.2, 13.3, 13.4, 13.5 and 13.7 shall be suspended for so long as the Trust is not subject to the reporting requirements of the Exchange Act.

            (b) The Paying Agent shall promptly notify the Depositor (which notice may be sent by facsimile or by email and which shall include the identity of those Reporting Servicers who did not deliver such information) and each Reporting Servicer that failed to deliver such information required to be delivered by it under this Agreement, if all, or any portion of, any disclosure information that the Paying Agent has actual knowledge of and that is required to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement is not delivered to it within the delivery deadlines set forth in this Agreement (including annual compliance statements pursuant to Section 13.9, annual reports on assessment of compliance with servicing criteria pursuant to Section 13.10 and attestation reports pursuant to Section 13.11). If the Paying Agent is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information either was not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Paying Agent shall promptly notify the Depositor (which may be sent by facsimile or by email, and which notice shall include the identity of those Reporting Servicers who either did not deliver such information or delivered such information to it after the delivery deadlines set forth in this Agreement) and each Reporting Servicer that failed to make such delivery. In the case of Form 10-D and Form 10-K, each such Reporting Servicer shall cooperate with the Depositor and the Paying Agent to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act, which forms shall be filed no later than one calendar day after the due date for the related Form 10-D or Form 10-K, as applicable. In the case of Form 8-K, the Paying Agent shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D that is required to be filed on behalf of the Trust. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Paying Agent shall notify the Depositor and such other parties as may be required and such parties shall cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an authorized officer of or a senior officer of the Depositor in charge of securitization, as applicable. The parties to this Agreement acknowledge (and each Additional Servicer and each Reporting Sub-Servicer shall be required to acknowledge) that the performance by the Paying Agent of its duties under this Section 13.8 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Reporting Sub-Servicer) performing their duties under this Section. The Paying Agent shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Paying Agent's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 13.9 Annual Compliance Statements

            The Reporting Servicers (each a "Certifying Servicer") shall each (and the Reporting Servicers shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to) deliver electronically to the Depositor and the Paying Agent on or before March 15th (with no grace period), with respect to any Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement), or March 15th (with no grace period) or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), with respect to the Certifying Servicers, of each year, commencing in March 2008, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer's activities during the preceding calendar year or portion thereof and of such Certifying Servicer's performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all of its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall have the right to review such Officer's Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, in the fulfillment of any of the Certifying Servicer's obligations hereunder or under the applicable sub-servicing or primary servicing agreement. None of the Certifying Servicers or any Additional Servicer or any Reporting Sub-Servicer shall be required to deliver, or to endeavor to cause the delivery of, any such Officer's Certificate until April 15, in the case of a Certifying Servicer, or April 1, in the case of any Additional Servicer (excluding any Primary Servicer) or any Reporting Sub-Servicer (excluding any Primary Servicer), in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            Notwithstanding the provisions of the immediately preceding paragraph, with respect to each year in respect of which the Trust is not subject to the reporting requirements of the Exchange Act, neither the Paying Agent nor the Trustee shall be required to deliver its annual compliance statement set forth above in this Section 13.9.

            If a Serviced Companion Loan is deposited into an Other Securitization, each Certifying Servicer responsible for performing servicing functions with respect to the related Senior Mortgage Loan shall provide, if requested by a party to the applicable Other Pooling and Servicing Agreement, an Officer's Certificate as described in this Section. For the avoidance of doubt, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the obligations set forth above shall apply even if the Trust is no longer subject to the reporting requirements of the Exchange Act.

            Section 13.10 Annual Reports on Assessment of Compliance with Servicing Criteria

            By March 15th (with no grace period) or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), the Reporting Servicers, each at its own expense, shall furnish electronically (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, by March 15th (with no grace period), each Additional Servicer or Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause, by March 15th (with no grace period), each Additional Servicer or Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to furnish, each at its own expense), to the Paying Agent and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria with respect to commercial mortgage backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 13.5, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

            No later than the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Master Servicers, the Special Servicer, any Primary Servicer and the Trustee shall each forward to the Paying Agent and the Depositor the name and address of each Additional Servicer and Reporting Sub-Servicer engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Additional Servicer or Reporting Sub-Servicer. When the Master Servicers, the Special Servicer, any Primary Servicer, the Trustee, each Additional Servicer and each Reporting Sub-Servicer submit their respective assessments by March 15th (with no grace period), as applicable, to the Paying Agent, each such party shall also at such time include, in its submission to the Paying Agent, the assessment (and attestation pursuant to Section 13.11) of each Additional Servicer and Reporting Sub-Servicer engaged by it.

            Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall have the right to review each such report and, if applicable, consult with the Reporting Servicers as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the respective Reporting Servicer, and (ii) the Paying Agent shall confirm that the assessments taken individually address the Relevant Servicing Criteria for each party as set forth on Schedule XVI and notify the Depositor of any exceptions. None of the Master Servicers, the Special Servicer, any Primary Servicer, the Trustee or any Additional Servicer or Reporting Sub-Servicer shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April 15 in the case of the Master Servicers, the Special Servicer, any Primary Servicer or the Trustee, or April 1 in the case of any Additional Servicer or Reporting Sub-Servicer, in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this
Section 13.10 by the Reporting Servicers shall not, as a result of being so reported, in and of itself, constitute a breach of such parties' obligations, as applicable, under this Agreement unless otherwise provided for in this Agreement.

            If a Serviced Companion Loan is deposited into an Other Securitization, the Master Servicers responsible for performing servicing functions with respect to such Serviced Companion Loan, the Special Servicer responsible for performing servicing functions with respect to such Serviced Companion Loan (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan) and the Paying Agent, each at its own expense, shall furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause each Additional Servicer or Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer or Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to furnish, each at its own expense), if requested by a party to the Other Pooling and Servicing Agreement, an annual report on assessment of compliance as described in this Section and an attestation as described in
Section 13.11. For the avoidance of doubt, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the obligations set forth in this Section 13.2(b) shall apply even if the Trust is no longer subject to the reporting requirements of the Exchange Act.

            Notwithstanding any contrary provision of this Section 13.10 and
Section 13.11 (but subject to the immediately preceding paragraph), with respect to each year in respect of which the Paying Agent, on behalf of the Trust, is not subject to the reporting requirements of the Exchange Act, each Reporting Servicer (or any Additional Servicer or Reporting Sub-Servicer with which the applicable Reporting Servicer has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement) will be entitled at its option, at its own expense, in lieu of delivering or causing to be delivered a report on an assessment of compliance with the Relevant Servicing Criteria otherwise required to be delivered by such Person under this Section
13.10 and a related attestation report of a registered public accounting firm otherwise required to be delivered by such Person under Section 13.11, to cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to render and to deliver (which delivery shall be made not later than the date when such report on an assessment of compliance and such attestation report would have been required to be delivered) a statement to the Paying Agent and the Depositor, to the effect that such firm has examined the servicing operations of such Reporting Servicer for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with Uniform Single Attestation Program ("USAP"), such firm confirms that such Reporting Servicer has complied during such previous calendar year with minimum servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

            Notwithstanding the provisions of the third preceding paragraph, with respect to each year in respect of which the Trust is not subject to the reporting requirements of the Exchange Act, neither the Paying Agent nor the Trustee shall be required to deliver its report on an assessment of compliance set forth above.

            Section 13.11 Annual Independent Public Accountants' Servicing
Report

            By March 15th (with no grace period) or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), of each year, commencing in March 2008, the Reporting Servicers, each at its own expense, shall cause (and each of the Reporting Servicers, as applicable, shall (a) use reasonable efforts to cause, by March 15th (with no grace period), each Additional Servicer or Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause, by March 15th (with no grace period), each Additional Servicer or Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to cause, each at its own expense) a registered public accounting firm (which may also render other services to any Reporting Servicer) that is a member of the American Institute of Certified Public Accountants to furnish electronically a report to the Paying Agent and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria, and
(ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Notwithstanding the foregoing, with respect to each year in respect of which the Paying Agent, on behalf of the Trust, is not subject to the reporting requirements of the Exchange Act, the Reporting Servicer (or any Additional Servicer or Reporting Sub-Servicer with which the applicable Reporting Servicer has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement) may, in lieu of furnishing an attestation report as otherwise required by this Section 13.11, furnish an attestation report as described in the last paragraph of Section 3.10.

            Promptly after receipt of such report from the Reporting Servicers (or any Additional Servicer or Reporting Sub-Servicer with which the applicable Reporting Servicer has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement)), (i) the Depositor shall have the right to review the report and, if applicable, consult with the applicable Reporting Servicer as to the nature of any material instance of noncompliance by the Master Servicers, the Special Servicer, the applicable Primary Servicer, the Trustee, the Paying Agent or any such Additional Servicer or Reporting Sub-Servicer with the Servicing Criteria applicable to such Person, and (ii) the Paying Agent shall confirm that each assessment submitted pursuant to Section 13.10 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. The Reporting Servicers shall not be required to deliver, or to endeavor to cause the delivery of, such reports until April 15 in the case of the Master Servicers, the Special Servicer, any Primary Servicer, the Trustee or the Paying Agent, or April 1 in the case of any Additional Servicer or Reporting Sub-Servicer, in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

            For the avoidance of doubt, with respect to each year in respect of which the Paying Agent, on behalf of the Trust, is not subject to the reporting requirements of the Exchange Act, neither the Paying Agent nor the Trustee shall be required to deliver the accountant's report for itself set forth above.

            Section 13.12 Exchange Act Reporting and Regulation AB Compliance Indemnification

            Each of the Reporting Servicers (each an "Indemnifying Party") shall indemnify and hold harmless each Certification Party (and, with respect to a Reporting Servicer performing servicing functions with respect to a Serviced Companion Loan in an Other Securitization, any comparable party in such Other Securitization) the Depositor, their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a "Certification Indemnitee") against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) the failure to perform its obligations under this Article XIII by the times required herein or (ii) the failure of any Additional Servicer or Reporting Sub-Servicer retained by it (other than, in the case of the Master Servicers and Special Servicer, as applicable, a Seller Sub-Servicer) to perform its obligations to the Depositor or Paying Agent under this Article XIII by the times required herein. It is hereby acknowledged that any Exchange Act reporting obligations under this
Article XIII relating to the Serviced Loan Groups shall be obligations of the Capmark Master Servicer, the Special Servicer, the Trustee and the Paying Agent, or any Additional Servicers or Reporting Sub-Servicers appointed by either of them, as the case may be.

            The Reporting Servicers shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to indemnify and hold harmless each Certification Party (and, with respect to a Reporting Servicer performing servicing functions with respect to a Serviced Companion Loan in an Other Securitization, any comparable party in such Other Securitization) from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable sub-servicing or primary servicing agreement, as applicable.

            If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Reporting Servicers responsible for such indemnification hereunder (collectively with each Additional Servicer and each Reporting Sub-Servicer "Performing Party") shall (and the Reporting Servicers shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement) and (b) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement), to) contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to this Article XIII. The Master Servicers, the Special Servicer, any Primary Servicer, the Trustee and the Paying Agent shall use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement) to agree to the foregoing indemnification and contribution obligations.

            As promptly as reasonably practicable after receipt by any Certification Indemnitee under this Section 13.12 of notice of the commencement of any action, and as a condition precedent to the indemnification provided for in this Section 13.12, such Certification Indemnitee will, if a claim in respect thereof is to be made against the applicable Indemnifying Party under this
Section 13.12, notify the applicable Indemnifying Party in writing of the commencement thereof. In case any such action is brought against any Certification Indemnitee, the applicable Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Certification Indemnitee promptly after receiving the aforesaid notice from such Certification Indemnitee, to assume the defense thereof, with counsel selected by the applicable Indemnifying Party and reasonably satisfactory to such Certification Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, that if the defendants in any such action include both the Certification Indemnitee and the applicable Indemnifying Party, and the Certification Indemnitee shall have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the applicable Indemnifying Party, the Certification Indemnitee shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Certification Indemnitee. Upon receipt of notice from the applicable Indemnifying Party to such Certification Indemnitee of its election so to assume the defense of such action and approval by the Certification Indemnitee of counsel (which approval shall not be unreasonably withheld, conditioned or delayed), the applicable Indemnifying Party will not be liable for any legal or other expenses subsequently incurred by such Certification Indemnitee in connection with the defense thereof, unless the applicable Indemnifying Party has authorized (which authorization shall not be unreasonably withheld, conditioned or delayed) the employment of counsel for the Certification Indemnitee at the expense of the applicable Indemnifying Party. The applicable Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed) but, if settled with such consent or if there be a final judgment for the plaintiff, the applicable Indemnifying Party shall indemnify the Certification Indemnitee from and against any loss or liability by reason of such settlement or judgment. If the applicable Indemnifying Party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Certification Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) or, if such settlement provides for an unconditional release of the Certification Indemnitee in connection with all matters relating to the proceeding that have been asserted against the Certification Indemnitee in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Certification Indemnitee without the consent of the Certification Indemnitee.

            Section 13.13 Amendments

            This Article XIII may be amended by the parties hereto pursuant to
Section 15.3 (without, in each case, any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement) for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage backed securities market; provided that the reports and certificates required to be prepared and delivered pursuant to Sections 13.9, 13.10 and 13.11 shall not be eliminated without Rating Agency Confirmation.

            Section 13.14 Exchange Act Report Signatures; Article XIII Notices

            (a) Each Form 8-K report and Form 10-D report shall be signed by the Depositor, or, if so directed by the Depositor, by the Paying Agent pursuant to a power of attorney provided to the Paying Agent by the Depositor in accordance with procedures to be agreed upon by the Depositor and the Paying Agent and meeting the requirements of Item 601(b)(24) of Regulation S-K. The Depositor shall provide its signature or power of attorney to the Paying Agent by electronic or fax transmission (with hard copy to follow by overnight mail) no later than noon (New York City time) on the Business Day prior to the 15th calendar day following the related Distribution Date for Form 10-D, and not later than the end of business on the 3rd Business Day after the Reportable Event for Form 8-K (provided, that in each case the Paying Agent shall not file the related form until the Depositor has given its approval thereof). If a Form 8-K or Form 10-D cannot be filed on time or if a previously filed Form 8-K or Form 10-D needs to be amended, the Paying Agent will follow the procedures set forth in this Article XIII. The signing party at the Depositor can be contacted at Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036,
Attention: Warren Friend, with a copy to Anthony Sfarra and Michelle Wilke, Esq. and the signing party at the Paying Agent, if applicable, can be contacted at LaSalle Bank National Association, 135 LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services-Morgan Stanley Capital I Inc., Series 2007-IQ14.

            (b) The Paying Agent shall have no liability for any loss, expense, damage or claim arising out of or with respect to its having signed by power of attorney any Form 8-K or Form 10-D if the power of attorney provided to it by the Depositor pursuant to the immediately preceding paragraph was not properly prepared, or if the requirements of Regulation S-K applicable to the use of powers of attorney are not complied with, not resulting from its own negligence, bad faith or willful misconduct.

            (c) For the avoidance of doubt:

            (i) No Master Servicer shall be subject to an Event of Default pursuant to the last clause of the definition of "Event of Default" and no Special Servicer shall be terminated pursuant to Section 9.30(b)(x), nor shall any such party be deemed to not be in compliance under this Agreement for purposes of Section 13.14, during any grace period provided for in this Article XIII, provided, that if any such party fails to comply with the delivery requirements of this Article XIII by the expiration of any applicable grace period such failure shall constitute an Event of Default or be grounds for termination, as applicable; and

            (ii) No Master Servicer shall be subject to an Event of Default pursuant to the last clause of the definition of "Event of Default" and no Special Servicer shall be terminated pursuant to Section 9.30(b)(x) nor shall any such party be deemed to not be in compliance under this Agreement for purposes of Section 13.14, for failing to deliver any item required under this Article XIII by the time required hereunder following the date that the Paying Agent files the Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act, unless such items will be included in any Exchange Act report that relates to any year in which the Trust was subject to the filing requirements of the Exchange Act.

            (d) Any notice or notification required to be delivered by the Paying Agent to the Depositor pursuant to this Article XIII, may be delivered by facsimile to Warren Friend at (212) 507-2963 or Anthony Sfarra at (212) 507-4011, via e-mail to Warren Friend at warren.friend@morganstanley.com or Anthony Sfarra at Anthony.sfarra@morganstanley.com, or telephonically by calling Warren Friend at (212) 761-2470 or Anthony Sfarra at (212) 761-2913, or such other contact information as may hereafter be furnished by the Depositor to the Paying Agent.

            Section 13.15 Termination of the Paying Agent and Sub-Servicers

            Each of the Reporting Servicers shall terminate, in accordance with the related sub-servicing agreement, any Sub-Servicer with which it has entered into such sub-servicing agreement, and the Master Servicer shall terminate any Primary Servicer in accordance with the terms of the applicable Primary Servicing Agreement, if such Sub-Servicer or the applicable Primary Servicer, as the case may be, is in breach of any of its obligations under such sub-servicing agreement or the applicable Primary Servicing Agreement, as the case may be, whose purpose is to facilitate compliance by the Depositor of the reporting requirements of the Exchange Act or with the provisions of Regulation AB and the related rules and regulations of the Commission.

            Notwithstanding anything to the contrary contained in this Agreement, the Depositor may immediately terminate the Paying Agent if the Paying Agent fails to comply with any of its obligations under this Article XIII; provided that (a) such termination shall not be effective until a successor paying agent or trustee shall have accepted the appointment in accordance with Section 7.6 and all other applicable provisions of this Agreement, (b) the Paying Agent may not be terminated due to its failure to properly prepare or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any Form 12b-25 where such failure results from the Paying Agent's inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or file any such Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any form 12b-25 not resulting from its own negligence, bad faith or willful misconduct and (c) if, following the Paying Agent's failure to comply with any of such obligations under Sections 13.4, 13.5, 13.7, 13.9, 13.10 or
13.11 on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections, (i) the Paying Agent subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section 13.15 and
(ii) the Paying Agent's failure to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related 8-K Filing Deadline, 10-D Filing Deadline or 10-K Filing Deadline, then the Depositor shall cease to have the right to terminate the Paying Agent under this Section 13.15 on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed.

                                   ARTICLE XIV

                                   [RESERVED]

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

            Section 15.1 Binding Nature of Agreement

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            Section 15.2 Entire Agreement

            This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            Section 15.3 Amendment

            (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC, or the Class EI Grantor Trust or each Floating Rate Grantor Trust as a grantor trust) for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of
Article III relating to transfers of Residual Certificates, (vi) to amend any provision herein to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents, (vii) to cause the provisions herein to conform to the provisions of the Swap Contracts and the related documents or (viii) to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents); provided, however, that such amendment shall not significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140). No such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Holder not consenting thereto, without the consent of 100% of the Certificateholders adversely affected thereby or (B) adversely affect the status of any REMIC Pool as a REMIC (or the Class EI Grantor Trust or each Floating Rate Grantor Trust as a grantor trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives a Rating Agency Confirmation from each Rating Agency (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such Rating Agency Confirmation as the basis therefor).

            (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with Rating Agency Confirmation that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section
15.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this Section 15.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

            (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate or reduce a Master Servicer's or the Trustee's obligation to make an Advance (including, without limitation, in the case of the Capmark Master Servicer, the obligation to advance on the Serviced Companion Loans) or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions, (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion) or the Class EI Grantor Trust and each Floating Rate Grantor Trust as a grantor trust without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders), (v) adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all Certificates affected thereby, (vi) significantly change the activities of the Trust, without the consent of the Holders of Certificates representing more than 50% of all the Voting Rights, (vii) modify the provisions of this Section
15.3 without the consent of the Holders of all Certificates then outstanding; or
(viii) significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140) without the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller); provided that no such amendment may modify Section 8.18 of this Agreement without Rating Agency Confirmation. The Trustee shall not consent to any amendment to this Agreement pursuant to this subsection (c) unless it shall have first received a Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this Section 15.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

            (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 15.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

            (e) Promptly after the execution of any such amendment, the Trustee, with the assistance of the Certificate Registrar, shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

            (f) It shall not be necessary for the consent of Holders under this
Section 15.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

            (g) Notwithstanding anything to the contrary contained in this
Section 15.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have an adverse effect on any Primary Servicer without first obtaining the written consent of such Primary Servicer.

            (h) Notwithstanding the fact that the provisions in Section 15.3(c) would otherwise apply, with respect to any amendment that significantly modifies the permitted activities of the Trustee, the Master Servicers or the Special Servicer, any Certificate beneficially owned by a Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this
Section 15.3 have been obtained.

            (i) Notwithstanding anything to the contrary contained in this
Section 15.3, the parties hereto agree that this Agreement may be amended pursuant to Section 13.13 herein without any notice to or consent of any of the Certificateholders, Opinions of Counsel, Officer's Certificates or Rating Agency Confirmation, except as provided in Section 13.13.

            (j) Furthermore, notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Swap Counterparty or the rights of the Swap Counterparty under each Swap Contract without the prior written consent of the Swap Counterparty (which shall not be unreasonably withheld).

            (k) Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended without the consent of the holder of a Serviced Companion Loan if such amendment would materially and adversely affect the rights of such holder hereunder.

            Section 15.4 GOVERNING LAW

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            Section 15.5 Notices

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Warren Friend; (B) in the case of the Trustee, Paying Agent and Certificate Registrar at the applicable Corporate Trust Office; (C) in the case of the Capmark Master Servicer, Capmark Finance Inc., 116 Welsh Road, Horsham, Pennsylvania 19044, Attention: Managing Director - Commercial Servicing Operations, Fax 215-328-3478, Phone: 215-328-1258; (D) in the case of the Prudential Master Servicer, Suite 4900E, 2200 Ross Avenue, Dallas, Texas 75201-7907, Attention: Vice President - Asset Management, with a copy to Prudential Asset Resources, Inc., Suite 4900E, 2200 Ross Avenue, Dallas, Texas 75201-7907, Attention: Chief Legal Officer; (E) in the case of the Wells Fargo Master Servicer, Wells Fargo Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing, with a copy to Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, 7th Floor, San Francisco, California 94111; (F) in the case of the Special Servicer, Centerline Servicing Inc., 5221 N. O'Connor Blvd., Suite 600, Irving, Texas 75039, Attention: Lindsey Wright, facsimile number (972) 868 5490; (G) in the case of MSMC, 1585 Broadway, New York, New York 10036, Attention: Warren Friend; and (H) in the case of Centerline REIT Inc., 5221 N. O'Connor Blvd., Suite 600, Irving, Texas 75039, Attention: Larry Duggins, facsimile number (972) 868 5490. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

            Section 15.6 Severability of Provisions

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 15.7 Indulgences; No Waivers

            Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            Section 15.8 Headings Not to Affect Interpretation

            The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

            Section 15.9 Benefits of Agreement

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that (i) each holder of a Serviced Companion Loan (including any servicer or trustee of any related Other Securitization) is an intended third-party beneficiary in respect of the rights afforded it under this Agreement, (ii) the Swap Counterparty and its permitted successors and assigns shall be third-party beneficiaries with respect to this Agreement and (iii) each Primary Servicer is an intended third-party beneficiary to the extent applicable to such Primary Servicer. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary without its reasonable consent. Each holder of a right to receive Excess Servicing Fees shall be a third party beneficiary to this Agreement with respect to its right to receive such Excess Servicing Fees.

            Section 15.10 Special Notices to the Rating Agencies

            (a) The Paying Agent (or the applicable Master Servicer in the case of clauses (vi) and (vii) below or the Custodian in the case of clause (ii) below) shall give prompt notice to the Rating Agencies, the Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Sections 13.13 or
      15.3 hereof;

            (ii) the Interim Certification and the Final Certification required pursuant to Section 2.2 hereof;

            (iii) notice of the repurchase of any Mortgage Loan pursuant to
      Section 2.3(a) hereof;

            (iv) any resignation of a Master Servicer, the Special Servicer, the Paying Agent, the Operating Adviser or the Trustee pursuant to this Agreement;

            (v) the appointment of any successor to a Master Servicer, the Trustee, the Paying Agent, the Operating Adviser or the Special Servicer pursuant to Section 7.7, 7.14 or 9.37 hereof;

            (vi) waiver of a due-on-sale clause as provided in Section 8.7;

            (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties;

            (viii) the making of a final payment pursuant to Section 10.3 hereof;

            (ix) a Servicing Transfer Event; and

            (x) an Event of Default.

            (b) Each Certifying Servicer shall, and the Certifying Servicers shall each (i) use reasonable efforts to cause each Additional Servicer and each Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (ii) cause each Additional Servicer and each Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to (x) forward a copy of each annual compliance statement pursuant to
Section 13.9 hereof, (y) forward a copy of each annual report on assessment with servicing criteria pursuant to Section 13.10 hereof and (z) forward a copy of each annual independent public accountants' servicing report pursuant to Section
13.11 hereof to the Rating Agencies and the Operating Adviser.

            (c) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

            If to Moody's, to:

                  Moody's Investors Services Inc.
                  99 Church Street, 8th Floor
                  New York, New York  10007
                  Attention:  CMBS Surveillance

            If to S&P, to:

                  Standard & Poor's Ratings Services, a
                   division of The McGraw-Hill
                   Companies, Inc.
                  55 Water Street
                  New York, NY  10041
                  Fax:  (212) 438-2662
                  Attention:  Commercial Mortgage Surveillance Manager

or at such address as shall be provided in writing to the Depositor by such Rating Agency.

            (d) The Paying Agent, or in the case of clauses (i) and (ii), the successor trustee or paying agent, as applicable, shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

            (i) the resignation or removal of the Trustee or the Paying Agent pursuant to Section 7.6; or

            (ii) the appointment of a successor trustee or paying agent pursuant to Section 7.7; or

            (iii) the appointment of a successor Operating Adviser pursuant to
      Section 9.37.

            (e) The Master Servicers shall deliver to the Rating Agencies and the Depositor any other information as reasonably requested by the Rating Agencies and the Depositor, and the Capmark Master Servicer shall deliver to the Primary Servicers and the Special Servicer each of the reports required to be delivered by the Capmark Master Servicer to the Primary Servicers and the Special Servicer pursuant to the terms of this Agreement. The Trustee, the Paying Agent and the Special Servicer shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

            (f) Any notice or other document required to be delivered or mailed by the Depositor, the Master Servicers, the Paying Agent or the Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

            Section 15.11 Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

            Section 15.12 Intention of Parties

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section
2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses
      (1)-(4) below: (1) the Mortgage Loans (including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies) identified on the Mortgage Loan Schedule, including all Qualifying Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, the Floating Rate Accounts, the Interest Reserve Account, the Reserve Account, all REO Accounts, and the Certificate Accounts, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests, the REMIC II Regular Interests and the Floating Rate Regular Interests; and (4) the Mortgage Loan Purchase Agreements;

            (ii) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (iii) All cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above.

            The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-115 and 9-305 thereof) as in force in the relevant jurisdiction.

            Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Depositor and, at the Depositor's direction, the applicable Master Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The applicable Master Servicer shall file, at the expense of the Trust as an Additional Trust Expense all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of a Master Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Section 15.13 Recordation of Agreement

            This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the applicable Master Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

            Section 15.14 Rating Agency Monitoring Fees

            The parties hereto acknowledge that on the Closing Date the Sellers will pay the ongoing monitoring fees of the Rating Agencies relating to the rating of the Certificates and that no monitoring fees are payable subsequent to the Closing Date in respect of the rating of the Certificates. The Master Servicers shall not be required to pay any such fees or any fees charged for any Rating Agency Confirmation (except any confirmation required under Section 8.22,
Section 8.23 or in connection with a termination and replacement of a Master Servicer following an Event of Default of such Master Servicer).

            Section 15.15 Communications with Mortgagors

            Subject to the provisions of the following sentence, until such time as a Mortgage Loan becomes a Specially Serviced Mortgage Loan, neither the Special Servicer nor any of its affiliates shall contact the related Mortgagor or any key principal of such Mortgagor about such Mortgage Loan without the prior consent of the applicable Master Servicer. The Special Servicer and its affiliates shall not use any information obtained in its capacity as "Special Servicer" or, if applicable, as a Certificateholder, to solicit any Mortgagor or a key principal of such Mortgagor or any mortgage broker to permit Special Servicer or any of its affiliates to refinance a Mortgage Loan transferred to the Trust by a Mortgage Loan Seller not affiliated with Special Servicer or such Certificateholder, including, without limitation, (i) the name, address, phone number or other information regarding such Mortgagor or a key principal of such Mortgagor, or (ii) information related to the related Mortgage Loan or Mortgaged Property including, without limitation, the maturity date, the interest rate, the prepayment provisions, or any operating or other financial information; provided that such limitation on the solicitation of refinancing shall not prevent the Special Servicer from pursuing such refinancing for (y) any Mortgage Loan that is a Specially Serviced Mortgage Loan, or (z) any Mortgage Loan that is within 6 months of its maturity date (or if such Mortgage Loan is an ARD Loan, its Anticipated Repayment Date) if, after written inquiry by the Special Servicer to the applicable Master Servicer, such Master Servicer indicates that the Mortgagor has not obtained a written commitment for refinancing.

            IN WITNESS WHEREOF, the Depositor, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer, the Paying Agent and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MORGAN STANLEY CAPITAL I INC.,
                                          as Depositor

                                       By: //S// Anthony Sfarra
                                          ---------------------------------
                                          Name:   Anthony Sfarra
                                          Title:  Executive Director

                                       CAPMARK FINANCE INC.,
                                          as Capmark Master Servicer

                                       By: //s// Jillian M. Brittin
                                          ---------------------------------
                                          Name:   Jillian M. Brittin
                                          Title:  Vice President

                                       PRUDENTIAL ASSET RESOURCES, INC.
                                          as Prudential Master Servicer

                                       By: //s// Joe E. Greenhaw, Jr.
                                          ---------------------------------
                                          Name:   Joe E. Greenhaw, Jr.
                                          Title:  Vice President

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          as Wells Fargo Master Servicer

                                       By: //s// Kristian Bornemann
                                          ---------------------------------
                                          Name:   Kristian Bornemann
                                          Title:  Vice President

                                       CENTERLINE SERVICING INC.,
                                          as Special Servicer

                                       By: //s// Paul Smith
                                          ---------------------------------
                                          Name:   Paul Smith
                                          Title:  President and COO

                                       THE BANK OF NEW YORK TRUST COMPANY,
                                          NATIONAL ASSOCIATION,
                                          as Trustee

                                       By: //s// Mary L. Collier
                                          ---------------------------------
                                          Name:   Mary L. Collier
                                          Title:  Vice President

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Paying Agent, Certificate
                                          Registrar, Authenticating Agent
                                          and Custodian


                                       By: //s// Kathryn Hawkinson
                                          ---------------------------------
                                          Name:   Kathryn Hawkinson
                                          Title:  Assistant Vice President

                                       PRINCIPAL GLOBAL INVESTORS, LLC, in its
                                          capacity as Primary Servicer solely
                                          with respect to Sections 5.1(g), 8.3,
                                          8.4, 8.7, 8.10, 8.18, 8.25(d), 9.5,
                                          15.10(b) and Article XIII of this
                                          Agreement

                                       By: //s// Leanne M. Valentine
                                          ---------------------------------
                                          Name:   Leanne M. Valentine
                                          Title:  Vice President and
                                          Associate General Counsel


                                       By: //s// Karen A. Pearston
                                          ---------------------------------
                                          Name:   Karen A. Pearston
                                          Title:  Assistant General Counsel

STATE OF NEW YORK       )
                        :  ss.:
COUNTY OF NEW YORK      )

            On the 25 day of May in the year 2007, before me, the undersigned, personally appeared Anthony J. Sfarra, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the New York (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking acknowledgment Diana Kosik

STATE OF PENNSYLVANIA  )
                       :  ss.:
COUNTY OF MONTGOMERY   )

            On the 23RD day of May in the year 2007, before me, the undersigned, personally appeared __________Jillian M. Brittin_________________________,
personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the _Montgomery County, Pennsylvania_ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking acknowledgment Jean Reese

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the 23rd day of May in the year 2007, before me, the undersigned, personally appeared Joe E. Greenhaw, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the Dallas County (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking acknowledgment Emily J. Hodges

STATE OF CALIFORNIA     )
                        :  ss.:
COUNTY OF SAN FRANCISCO )

            On May 23, 2007, before me, Wade Howard, Notary Public, personally appeared Kristian J.F. Bornemann, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument of the person, or the entity upon behalf of which the person acted, executed the instrucment.

            Witness my hand and official seal.

            Wade H. Howard

STATE OF TEXAS)
                        :  ss.:
COUNTY OF DALLAS)

            On the 29th day of May in the year 2007, before me, the undersigned, personally appeared Paul Smyth, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the County of Dallas (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking acknowledgment Robin Behrns

STATE OF ILLINOIS       )
                        :  ss.:
COUNTY OF COOK)

            On the 23rd day of May in the year 2007, before me, the undersigned, personally appeared Mary L. Collier, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the Chicago, Illinois (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking acknowledgment T. Muzquiz

STATE OF ILLINOIS )
                        :  ss.:
COUNTY OF COOK)

            On the 30th day of May in the year 2007, before me, the undersigned, personally appeared Kathryn Hawkinson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Chicago, IL (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking acknowledgment Ethel Franklin

STATE OF IOWA )
                        :  ss.:
COUNTY OF POLK)

            On the 24th day of May in the year 2007, before me, the undersigned, personally appeared Karen A. Pearston, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Des Moines, Polk County, Iowa (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking acknowledgment Mary K. Eggers

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.380%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION
FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS A-1 CERTIFICATES AS OF
THE CLOSING DATE: $119,100,000

CERTIFICATE BALANCE OF THIS
CLASS A-1 CERTIFICATE AS OF THE
CLOSING DATE: $119,100,000
(SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-1-1                                 CUSIP No.: 61754K AA3

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicing and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-2

                        [FORM OF CLASS A-1A CERTIFICATE]

THIS CLASS A-1A CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1A CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


INITIAL PASS-THROUGH RATE:  5.665%        CAPMARK MASTER SERVICER: CAPMARK
                                          FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS A-1A CERTIFICATES AS
OF THE CLOSING DATE:
$725,166,000

CERTIFICATE BALANCE OF THIS
CLASS A-1A CERTIFICATE AS OF THE
CLOSING DATE:
[$500,000,000][$225,166,00]
(SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-1A-[1][2]                           CUSIP No.: 61754K AC9

                             CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1A Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-3

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14



INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.610%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION
FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS A-2 CERTIFICATES AS OF
THE CLOSING DATE: $682,300,000

CERTIFICATE BALANCE OF THIS
CLASS A-2 CERTIFICATE AS OF THE
CLOSING DATE:
[$500,000,00][$182,300,000]
(SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-2-[1][2]                            CUSIP No.: 61754KAC9

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-4

                        [FORM OF CLASS A-2FL CERTIFICATE]

THIS CLASS A-2FL CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

AS LONG AS THE RELATED SWAP CONTRACT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR
(II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2FL CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.480%                                    FINANCE INC.

PASS-THROUGH RATE CALCULATION:            PRUDENTIAL MASTER SERVICER: PRUDENTIAL
LIBOR + 0.160%                            ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION
FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS A-2 CERTIFICATES AS OF
THE CLOSING DATE: $500,000,000

CERTIFICATE BALANCE OF THIS
CLASS A-2 CERTIFICATE AS OF THE
CLOSING DATE: $500,000,000
(SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-2FL-1                               CUSIP No.: 61754K BE4

                             CLASS A-2FL CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2FL Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2FL Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2FL CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-5

                         [FORM OF CLASS A-3 CERTIFICATE]

THIS CLASS A-3 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.679%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION


CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION
FIRST DISTRIBUTION DATE: JUNE
15, 2007 AGGREGATE CERTIFICATE
BALANCE OF THE CLASS A-3
CERTIFICATES AS OF THE CLOSING
DATE: $53,800,000

CERTIFICATE BALANCE OF THIS
CLASS A-3 CERTIFICATE AS OF THE
CLOSING DATE: $53,800,000
(SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-3-1                                 CUSIP No.: 61754KAD7

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the CAPMARK MASTER SERVICER, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-6

                        [FORM OF CLASS A-AB CERTIFICATE]

THIS CLASS A-AB CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-AB CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.654%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION


CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007 AGGREGATE CERTIFICATE
BALANCE OF THE CLASS A-AB
CERTIFICATES AS OF THE CLOSING
DATE: $140,800,000

CERTIFICATE BALANCE OF THIS
CLASS A-AB CERTIFICATE AS OF THE
CLOSING DATE: $140,800,000
(SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-AB -1                               CUSIP No.: 61754KAE5

                             CLASS A-AB CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-AB Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-AB Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-AB CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-7

                         [FORM OF CLASS A-4 CERTIFICATE]

THIS CLASS A-4 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-4 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.692%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION


CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION
FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS A-4 CERTIFICATES AS OF
THE CLOSING DATE: $1,062,242,000

CERTIFICATE BALANCE OF THIS
CLASS A-4 CERTIFICATE AS OF THE
CLOSING DATE:
$[500,000,000][$500,000,000]
[$62,242,000] (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. A-4-1                                 CUSIP No.: 61754KAF2

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-4 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-8

                        [FORM OF CLASS A-5FL CERTIFICATE]

THIS CLASS A-5FL CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

AS LONG AS THE RELATED SWAP CONTRACT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR
(II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-5FL CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.540%                                    FINANCE INC.

PASS-THROUGH RATE CALCULATION:            PRUDENTIAL MASTER SERVICER: PRUDENTIAL
LIBOR + 0.220%                            ASSET RESOURCES, INC.

DATE OF POOLING AND SERVICING             WELLS FARGO MASTER SERVICER: WELLS
AGREEMENT: AS OF MAY 1, 2007              FARGO BANK, NATIONAL ASSOCIATION

                                          SPECIAL SERVICER: CENTERLINE SERVICING
                                          INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION
FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS A-5FL CERTIFICATES AS
OF THE CLOSING DATE:
$150,000,000

CERTIFICATE BALANCE OF THIS
CLASS A-5FL CERTIFICATE AS OF
THE CLOSING DATE: $150,000,000
(SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-5FL-1                               CUSIP No.: 61754K BF1

                             CLASS A-5FL CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-5FL Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-5FL Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-5FL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-5FL CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

USActive 8411405.5                           A-9-1
                                   EXHIBIT A-9

                         [FORM OF CLASS A-M CERTIFICATE]

THIS CLASS A-M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14



INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.877%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS A-M CERTIFICATES AS OF
THE CLOSING DATE: $420,487,000

CERTIFICATE BALANCE OF THIS
CLASS A-M CERTIFICATE AS OF THE
CLOSING DATE: $420,487,000
(SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-M-1                                 CUSIP No.: 61754KAG0

                              CLASS A-M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-M Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

USActive 8411405.5                          A-10-1
                                  EXHIBIT A-10

                        [FORM OF CLASS A-MFL CERTIFICATE]

THIS CLASS A-MFL CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

AS LONG AS THE SWAP CONTRACT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR
(II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-MFL CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE: 5.600%         CAPMARK MASTER SERVICER: CAPMARK
                                          FINANCE, INC.

PASS-THROUGH RATE CALCULATION:            PRUDENTIAL MASTER SERVICER: PRUDENTIAL
LIBOR + 0.280%                            ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCATION

                                          SPECIAL SERVICER: CENTERLINE SERVICING
                                          INC.

DATE OF POOLING AND SERVICING             PAYING AGENT: LASALLE BANK NATIONAL
AGREEMENT: AS OF MAY 1, 2007              ASSOCIATION



CUT-OFF DATE: MAY 1, 2007                 TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

CLOSING DATE: MAY 30, 2007

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS A-MFL CERTIFICATES AS
OF THE CLOSING DATE: $70,000,000

CERTIFICATE BALANCE OF THIS
CLASS A-MFL CERTIFICATE AS OF
THE CLOSING DATE: $70,000,000
(SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-MFL-1                               CUSIP No.: 61754K BG9

                             CLASS A-MFL CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-MFL Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-MFL Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-MFL CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-11

                         [FORM OF CLASS A-J CERTIFICATE]

THIS CLASS A-J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.914%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS A-J CERTIFICATES AS OF
THE CLOSING DATE: $200,000,000

CERTIFICATE BALANCE OF THIS
CLASS A-J CERTIFICATE AS OF THE
CLOSING DATE: $200,000,000
(SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-J-1                                 CUSIP No.: 61754KAH8

                              CLASS A-J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-12

                        [FORM OF CLASS A-JFL CERTIFICATE]

THIS CLASS A-JFL CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

AS LONG AS THE RELATED SWAP CONTRACT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR
(II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-JFL CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER ASSETS.

MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.680%                                    FINANCE, INC.

PASS-THROUGH RATE CALCULATION:            PRUDENTIAL MASTER SERVICER: PRUDENTIAL
LIBOR + 0.360%                            ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

                                          SPECIAL SERVICER: CENTERLINE SERVICING
                                          INC. (FORMERLY KNOWN AS ARCAP
                                          SERVICING, INC.)

DATE OF POOLING AND SERVICING             PAYING AGENT: LASALLE BANK NATIONAL
AGREEMENT: AS OF MAY 1, 2007              ASSOCIATION

CUT-OFF DATE: MAY 1, 2007                 TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

CLOSING DATE: MAY 30, 2007

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS A-JFL CERTIFICATES AS
OF THE CLOSING DATE:
$192,389,000

CERTIFICATE BALANCE OF THIS
CLASS A-JFL CERTIFICATE AS OF
THE CLOSING DATE: $192,389,000
(SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. A-JFL-1                               CUSIP No.: 61754K BH7

                             CLASS A-JFL CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-JFL Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-JFL Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-JFL CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-13

                          [FORM OF CLASS B CERTIFICATE]

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.914%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS B CERTIFICATES AS OF
THE CLOSING DATE: $18,394,000

CERTIFICATE BALANCE OF THIS
CLASS B CERTIFICATE AS OF THE
CLOSING DATE: $18,394,000
(SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. B-1                                   CUSIP No.: 61754KAJ4

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicing and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-14

                          [FORM OF CLASS C CERTIFICATE]

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.914%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION


DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)



CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION


CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION


FIRST DISTRIBUTION DATE: JUNE
15, 2007


AGGREGATE CERTIFICATE BALANCE OF
THE CLASS C CERTIFICATES AS OF
THE CLOSING DATE: $79,704,000

CERTIFICATE BALANCE OF THIS
CLASS C CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[$79,704,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. C-1                                   CUSIP No.: [U6178R AD2](1)
                                          [61754KAN5](2)

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-15

                          [FORM OF CLASS D CERTIFICATE]

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.914%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS D CERTIFICATES AS OF
THE CLOSING DATE: $55,179,000

CERTIFICATE BALANCE OF THIS
CLASS D CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[55,179,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. D-1                                   CUSIP No.: [U6178R AE0](1)
                                          [61754KAP0](2)

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-16

                          [FORM OF CLASS E CERTIFICATE]

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14



INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.914%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION



DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)



CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION


FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS E CERTIFICATES AS OF
THE CLOSING DATE: $12,263,000

CERTIFICATE BALANCE OF THIS
CLASS E CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[$12,263,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. E-1                                   CUSIP No.: [U6178R AF7](1)
                                          [61754KAQ8](2)

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-17

                          [FORM OF CLASS F CERTIFICATE]

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.914%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS F CERTIFICATES AS OF
THE CLOSING DATE: $42,917,000

CERTIFICATE BALANCE OF THIS
CLASS F CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[$42,917,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. F-1                                   CUSIP No.: [U6178R AG5](1)
                                          [61754KAR6](2)

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-18

                          [FORM OF CLASS G CERTIFICATE]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.914%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  MAY 30, 2007               TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS G CERTIFICATES AS OF
THE CLOSING DATE: $$42,918,000

CERTIFICATE BALANCE OF THIS
CLASS G CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[$42,918,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. G-1                                   CUSIP No.: [U6178R AH3](1)
                                          [61754KAS4](2)

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-19

                          [FORM OF CLASS H CERTIFICATE]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.914%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS H CERTIFICATES AS OF
THE CLOSING DATE: $73,573,000

CERTIFICATE BALANCE OF THIS
CLASS H CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[$73,573,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. H-1                                   CUSIP No.: [U6178R AJ9](1)
                                          [61754KAT2](2)

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-20

                          [FORM OF CLASS J CERTIFICATE]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.914%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS J CERTIFICATES AS OF
THE CLOSING DATE: $49,049,000

CERTIFICATE BALANCE OF THIS
CLASS J CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[$49,049,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. J-1                                   CUSIP No.: [U6178R AK6](1) [61754K
                                          AU9](2)

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under The Pooling And Servicing Agreement), The Trustee, The Paying Agent, The Certificate Registrar, The Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-21

                          [FORM OF CLASS K CERTIFICATE]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.914%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS K CERTIFICATES AS OF
THE CLOSING DATE: $55,179,000

CERTIFICATE BALANCE OF THIS
CLASS K CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[$55,179,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. K-1                                   CUSIP No.: [U6178R AL4](1) [61754K
                                          AV7](2)

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-22

                          [FORM OF CLASS L CERTIFICATE]

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.296%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS L CERTIFICATES AS OF
THE CLOSING DATE: $18,394,000

CERTIFICATE BALANCE OF THIS
CLASS L CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[$18,394,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. L-1 CUSIP No.: [U6178R
AM2](1) [61754K AW5](2)

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-23

                          [FORM OF CLASS M CERTIFICATE]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.296%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS M CERTIFICATES AS OF
THE CLOSING DATE: $12,262,000

CERTIFICATE BALANCE OF THIS
CLASS M CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[12,262,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. M-1                                   CUSIP No.: [U6178R AN0](1) [61754K
                                          AX3](2)

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-24

                          [FORM OF CLASS N CERTIFICATE]

THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.296%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS N CERTIFICATES AS OF
THE CLOSING DATE: $24,524,000

CERTIFICATE BALANCE OF THIS
CLASS N CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[24,524,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. N-1                                   CUSIP No.: [U6178R AP5](1) [61754K
                                          AY1](2)

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, The Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-25

                          [FORM OF CLASS O CERTIFICATE]

THIS CLASS O CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS O CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.296%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS O CERTIFICATES AS OF
THE CLOSING DATE: $12,262,000

CERTIFICATE BALANCE OF THIS
CLASS O CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[12,262,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. O-1                                   CUSIP No.: [U6178R AQ3](1) [61754K
                                          AZ8](2)

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-26

                          [FORM OF CLASS P CERTIFICATE]

THIS CLASS P CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS P CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.296%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)


CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS P CERTIFICATES AS OF
THE CLOSING DATE: $12,262,000

CERTIFICATE BALANCE OF THIS
CLASS P CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[12,262,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. P-1                                   CUSIP No.: [U6178R AR1](1) [61754K
                                          BA2](2)

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class P Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-27

                          [FORM OF CLASS Q CERTIFICATE]

THIS CLASS Q CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS Q CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS P CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.296%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007

AGGREGATE CERTIFICATE BALANCE OF
THE CLASS Q CERTIFICATES AS OF
THE CLOSING DATE: $18,394,000

CERTIFICATE BALANCE OF THIS
CLASS Q CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[18,394,000](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. Q-1                                   CUSIP No.: [61754K BB0](1) [U6178R
                                          AS9](2)

                               CLASS Q CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class Q Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class Q Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS Q CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-28

                          [FORM OF CLASS S CERTIFICATE]

THIS CLASS S CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS P CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14

INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
5.296%                                    FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT: AS OF MAY 1, 2007              INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE: MAY 1, 2007                 PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: MAY 30, 2007                TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: JUNE
15, 2007 AGGREGATE CERTIFICATE
BALANCE OF THE CLASS S
CERTIFICATES AS OF THE CLOSING
DATE: $61,311,086

CERTIFICATE BALANCE OF THIS
CLASS S CERTIFICATE AS OF THE
CLOSING DATE: $[0](1)
$[61,311,086](2) (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. S-1                                   CUSIP No.: [U6178R AT7](1) [61754K
                                          BC8](2)

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class S Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class S Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-29

                         [FORM OF CLASS EI CERTIFICATE]

THIS CLASS EI CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


PERCENTAGE INTEREST OF THIS CLASS         CAPMARK MASTER SERVICER: CAPMARK
EI CERTIFICATE:  100%                     FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION


DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
 AGREEMENT:  AS OF MAY 1, 2007            INC., (FORMERLY ARCAP SERVICING, INC.)



CUT-OFF DATE:  MAY 1, 2007                PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  MAY 30, 2007               TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 2007

No. EI -1

                              CLASS EI CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CENTERLINE SERVICING INC. is the registered owner of the interest evidenced by this Certificate in the Class EI Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class EI Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Class EI Certificate represents a beneficial ownership interest in a portion of the Trust that is treated as grantor trust for federal income tax purposes, and represents a beneficial ownership of Excess Interest in respect of Mortgage Loans having a hyper-amortization feature. Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the holders of the Class EI Certificates, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS EI CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-30

                         [FORM OF CLASS R-I CERTIFICATE]

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE PAYING AGENT, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-I CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


PERCENTAGE INTEREST OF THIS               CAPMARK MASTER SERVICER: CAPMARK
CLASS R-I CERTIFICATE:  100%              FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION


DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT:  AS OF MAY 1, 2007             INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE:  MAY 1, 2007                PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  MAY 30, 2007               TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION
FIRST DISTRIBUTION DATE:
JUNE 15, 2007

No. R-I-I

                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including as distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-31

                        [FORM OF CLASS R-II CERTIFICATE]

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE PAYING AGENT, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-II CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED TAX STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-II CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


PERCENTAGE INTEREST OF THIS CLASS         CAPMARK MASTER SERVICER: CAPMARK
R-II CERTIFICATE:  100%                   FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT:  AS OF MAY 1, 2007             INC., (FORMERLY ARCAP SERVICING, INC.)

CUT-OFF DATE:  MAY 1, 2007                PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  MAY 30, 2007               TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION
FIRST DISTRIBUTION DATE:
JUNE 15, 2007

No. R-II-I

                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-32

                        [FORM OF CLASS R-III CERTIFICATE]

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM THIS CLASS R-III CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14


PERCENTAGE INTEREST OF THIS CLASS         CAPMARK MASTER SERVICER: CAPMARK
R-III CERTIFICATE:  100%                  FINANCE INC.

                                          PRUDENTIAL MASTER SERVICER: PRUDENTIAL
                                          ASSET RESOURCES, INC.

                                          WELLS FARGO MASTER SERVICER: WELLS
                                          FARGO BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             SPECIAL SERVICER: CENTERLINE SERVICING
AGREEMENT:  AS OF MAY 1, 2007             INC., (FORMERLY ARCAP SERVICING, INC.)


CUT-OFF DATE:  MAY 1, 2007                PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  MAY 30, 2007               TRUSTEE: THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 2007

No. R-III-I

                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-33

                          [FORM OF CLASS X CERTIFICATE]

THIS CLASS X CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE PAYING AGENT, THE CAPMARK MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE WELLS FARGO MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)

------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-IQ14



INITIAL PASS-THROUGH RATE:                CAPMARK MASTER SERVICER: CAPMARK
0.212%                                    FINANCE INC.

INITIAL NOTIONAL AMOUNT OF THIS           PRUDENTIAL MASTER SERVICER: PRUDENTIAL
CLASS X CERTIFICATE: $[0] (1)             ASSET RESOURCES, INC.
$[500,000,000] $[500,000,000]
$[500,000,000] $[500,000,000]
$[500,000,000] $[500,000,000]
$[500,000,000] $[500,000,000]
$[500,000,000] $[404,869,086]
(2), AS OF THE CLOSING DATE

DATE OF POOLING AND SERVICING             WELLS FARGO MASTER SERVICER: WELLS
AGREEMENT: AS OF MAY 1, 2007              FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: MAY 1, 2007                 SPECIAL SERVICER: CENTERLINE SERVICING
                                          INC., (FORMERLY ARCAP SERVICING, INC.)

CLOSING DATE: MAY 30, 2007                PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION


FIRST DISTRIBUTION DATE: JUNE             TRUSTEE: THE BANK OF NEW YORK TRUST
15, 2007                                  COMPANY, NATIONAL ASSOCIATION

AGGREGATE NOTIONAL AMOUNT OF THE
CLASS X CERTIFICATES AS OF THE
CLOSING DATE: $4,904,869,086

No. X-[1][2][3][4][5][7][8][9]            CUSIP No.: [U6178R AA8](1) [61754KAM7]
[10]                                      (2)

                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Capmark Master Servicer, the Prudential Master Servicer, the Wells Fargo Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, the Floating Rate Certificateholders and Class EI Certificates, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar,

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

Dated:  May 30, 2007

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                            AUTHENTICATING AGENT

                                          By:
                                              ----------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenant in common              UNIF GIFT MIN ACT..........Custodian
TEN ENT  - as tenants by the entireties                       (Cust)
JT TEN   - as joint tenants with rights of         Under Uniform Gifts to Minors
           survivorship and  not as tenants               Act................
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

------------------------------------
                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                         IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint
--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------     -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

         The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT B-1

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                          May [__], 2007

Morgan Stanley Capital I Inc.             National City Bank
1585 Broadway                             1900 East Ninth Street
New York, NY 10036                        Cleveland, OH 44114

Morgan Stanley Mortgage Capital Inc.      Capmark Finance, Inc.
1585 Broadway                             200 Witmer Road
New York, NY 10036                        Horsham, Pennsylvania 19044

Prudential Mortgage Capital Funding, LLC  Centerline Servicing Inc.
Four Gateway Center, 8th Floor            5221 N. O'Connor Blvd, Suite 600
100 Mulberry Street                       Irving, Texas 75039
Newark, New Jersey 07102
                                          Prudential Asset Resources, Inc.
LaSalle Bank National Association         2200 Ross Avenue, Suite 4900E
1 Federal Street, 3rd Floor               Dallas, Texas 75201
Boston, Massachusetts 02110
                                          Wells Fargo Bank, N.A.
Principal Commercial Funding II, LLC      45 Fremont Street, 2nd Floor
801 Grand Avenue                          San Francisco, California 94105
Des Moines, Iowa 50392
                                          The Bank of New York Trust Company,
Royal Bank of Canada                      National Association
One Liberty Plaza, 3rd Floor              2 North LaSalle Street - Suite 1020
New York, New York 10006-1404             Chicago, Illinois  60601

Wells Fargo Bank, N.A.                    LaSalle Bank National Association
633 Folsom Street, 7th Floor              135 South LaSalle Street, Suite 1625
San Francisco, California 94111           Chicago, Illinois 60603

      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14

Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and (c) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any such documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face.

            The Custodian acknowledges receipt of notice that the Depositor has assigned to the Trustee for the benefit of the Certificateholders all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, the Floating Rate Regular Interests and the assets of the Class EI Grantor Trust, and that, in the event such assignment is not upheld as an absolute sale, that the Depositor has granted to the Trustee for the benefit of Certificateholders a security interest in such items.

            Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.

                                LASALLE BANK NATIONAL ASSOCIATION,
                                           as Custodian

                                       By:____________________________________
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                   EXHIBIT B-2

                    FORM OF FINAL CERTIFICATION OF CUSTODIAN

                                          May [__], 2007

Morgan Stanley Capital I Inc.             National City Bank
1585 Broadway                             1900 East Ninth Street
New York, NY 10036                        Cleveland, OH 44114

Morgan Stanley Mortgage Capital Inc.      Capmark Finance, Inc.
1585 Broadway                             200 Witmer Road
New York, NY 10036                        Horsham, Pennsylvania 19044

Prudential Mortgage Capital Funding, LLC  Centerline Servicing Inc.
                                          5221 N. O'Connor Blvd, Suite 600
LaSalle Bank National Association         Irving, Texas 75039
1 Federal Street, 3rd Floor
Boston, Massachusetts 02110               Prudential Asset Resources, Inc.
                                          2200 Ross Avenue, Suite 4900E
Principal Commercial Funding II, LLC      Dallas, Texas 75201
801 Grand Avenue
Des Moines, Iowa 50392                    Wells Fargo Bank, N.A.
                                          45 Fremont Street, 2nd Floor
Royal Bank of Canada                      San Francisco, California 94105
One Liberty Plaza, 3rd Floor
New York, New York 10006-1404             The Bank of New York Trust Company,
                                          National Association
Wells Fargo Bank, N.A.                    2 North LaSalle Street - Suite 1020
633 Folsom Street, 7th Floor              Chicago, Illinois  60601
San Francisco, California 94111
                                          LaSalle Bank National Association
                                          135 South LaSalle Street, Suite 1625
                                          Chicago, Illinois 60603

      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14

Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iv), (vi), (viii) and (xii) of the definition of "Mortgage File," and any documents required to be included in the Mortgage File pursuant to all other clauses of the definition of "Mortgage File" (to the extent required to be delivered pursuant to the Pooling and Servicing Agreement and any applicable Primary Servicing Agreement), to the extent actually known by a Responsible Officer of the Custodian to be required pursuant to the Pooling and Servicing Agreement (assuming that, with respect to the documents referred to in clause
(xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Custodian has actual knowledge to the contrary), are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the Mortgage Note and the Mortgage or the appraisal of the related Mortgaged Property, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed as required by the terms of the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any of the documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face or are in recordable form.

            The Custodian acknowledges receipt of notice that the Depositor has assigned to the Trustee for the benefit of the Certificateholders all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, the Floating Rate Regular Interests and the assets of Class EI Grantor Trust, and that, in the event such assignment is not upheld as an absolute sale, that the Depositor has granted to the Trustee for the benefit of Certificateholders a security interest in such items.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.

                               LASALLE BANK NATIONAL ASSOCIATION,
                                          as Custodian

                                       By:____________________________________
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

                                          [Date]

LaSalle Bank National Association
Document Custody Servicer
135 S. LaSalle Street
Chicago, Illinois  60603
Attention: Morgan Stanley Capital I Inc., Series 2007-IQ14

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14

            In connection with the administration of the Mortgage File held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor, Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively), the undersigned as a [Master][Special] Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Custodian with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       Mortgage Loan paid in full.

            (Such [Master] [Special] Servicer hereby certifies that all amounts received in connection with ______________ the Mortgage Loan have been or will be, following such [Master] [Special] Servicer's release ______________ of the Custodian Mortgage File, credited to the Certificate Account or the Distribution Account ______________ pursuant to the Pooling and Servicing Agreement.)

______   2.       Mortgage Loan repurchased.

                  (Such [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

______   3.       Mortgage Loan Defeased.

______   4.       Mortgage Loan substituted.

                  (Such [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Custodian Mortgage File pursuant to the Pooling and Servicing Agreement.)

______   5.       The Mortgage Loan is being foreclosed.

______   6.       Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [Name of applicable [Master] [Special]
                                          Servicer]


                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS TO DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Morgan Stanley Capital I Inc., Series 2007-IQ14

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, Class [__] (the "Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ___ Certificates [having an initial Certificate Balance or Notional Amount as of May [__], 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of
      Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,

                                          ____________________________________
                                          (Transferor)

                                       By:____________________________________
                                          Name:
                                          Title:

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--Morgan Stanley Capital I Inc., Series 2007-IQ14

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial Certificate Principal Balance or Notional Amount as of May [__], 2007 (the "Closing Date") of [$__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement, (e) any credit enhancement mechanism associated with the Transferred Certificates and (f) all related matters that it has requested.

                                          Very truly yours,

                                          ____________________________________
                                          (Transferee)

                                       By:____________________________________
                                          Name:
                                          Title:

                             ANNEX 1 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  ___________________________________________

                  ___________________________________________

                  ___________________________________________

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificate
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                          ____________________________________
                                          Print Name of Transferee

                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________
                                          Date:_______________________________

                             ANNEX 2 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificates
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       _______________________________________
                                       Print Name of Transferee or Adviser

                                       By:____________________________________
                                          Name:
                                          Title:

                                       IF AN ADVISER:

                                       _______________________________________
                                       Print Name of Transferee

                                       Date:__________________________________

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Morgan Stanley Capital I Inc., Series 2007-IQ14

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ________________________ (the
"Transferee") of Class ___ Certificates [having an initial Certificate Principal Balance as of May [__], 2007 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and
      (c) no Transferred Certificate may be resold or transferred unless it is
      (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any Person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                       Very truly yours,

                                       _______________________________________
                                       (Transferee)

                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                          [Date]

[TRANSFEROR]

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, Class (the "Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of May [__], 2007 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either
      (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                       Very truly yours,

                                       _______________________________________
                                       (Transferee)

                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                          [Date]

[TRANSFEROR]

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, Class (the "Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of May [__], 2007 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                                       Very truly yours,

                                       _______________________________________
                                       (Transferee)

                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                             ANNEX 1 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and LaSalle Bank National Association, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                        ___________________________________________

                        ___________________________________________

                        ___________________________________________

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificate
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                       _______________________________________
                                       Print Name of Transferee

                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                             ANNEX 2 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor, the Certificate Registrar and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificate
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       _______________________________________
                                       Print Name of Transferee or Adviser

                                       By:____________________________________
                                          Name:
                                          Title:

                                       IF AN ADVISER:

                                       _______________________________________
                                       Print Name of Transferee

                                       Date:__________________________________

                                   EXHIBIT E-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES

STATE OF                )
                        ss:
COUNTY OF               )

            ____________________, being first duly sworn, deposes and says that:

            1.    He/She is the ____________________ of ____________________
(the prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement as amended and restated pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Transferee other than (i) a Disqualified Organization, (ii) a United States Tax Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person or (iii) a United States Tax Person treated as a partnership for federal income tax purposes, any partner of which, directly or indirectly (except through a U.S. corporation), is not (and is not required to be under the related partnership agreement) a United States Tax Person.

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7.    The Transferee's taxpayer identification number is __________.

            8. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (F) of Section 3.3(e) which authorizes the Paying Agent to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (G) of Section 3.3(e) which authorizes the Certificate Registrar to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            12. The Transferee is a United States Tax Person. For this purpose, a United States Tax Person is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any state thereof or the District of Columbia including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to be treated as a United States Tax Person).

            13. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States Tax Person.

            14.   Check the applicable paragraph:

            [_]   The present value of the anticipated tax liabilities
associated with holding the Residual Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Residual Certificate;

            (ii) the present value of the expected future distributions on such Residual Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] That the transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_]   None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this day of ___________, ____.

                                       [NAME OF TRANSFEREE]

                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

                                   EXHIBIT E-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                          _______________, 20__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--Morgan Stanley Capital I Inc., Series 2007-IQ14

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, Class [__] (the "Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class [R-I] [R-II] [R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

            4.    The Transferor does not know and has no reason to know that
(i) any of the statements made by the Transferee under the Transfer Affidavit are false or (ii) the Transferee will not honor the restrictions on subsequent transfers by the Transferee under the Transfer Affidavit and Agreement, delivered in connection with this transfer.

                                       Very truly yours,

                                       _______________________________________
                                       (Transferor)

                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT F

    FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF REGULATION S CERTIFICATES

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                 Series 2007-IQ14, Class __ (the "Certificates")

TO:   Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center
      or
      Clearstream Banking, societe anonyme

            This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non-U.S person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

            We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

            This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, 20[__]

                                       By:______________________________________
                                          As, or as agent for, the beneficial
                                          owner(s) of the Certificates to which
                                          this certificate relates.

                                    EXHIBIT G

                                   [Reserved]

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION

                                          __________ __, 200_

TO:   The Depository Trust Company

      CLEARSTREAM BANK, S. A. or
      Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center

      Capmark Finance, Inc., as Capmark Master Servicer

      Prudential Asset Resources, Inc., as Prudential Master Servicer

      Wells Fargo Bank, N.A., as Wells Fargo Master Servicer

      Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as Special Servicer

      The Bank of New York Trust Company, National Association , as Trustee

      LaSalle Bank National Association, as Paying Agent, Certificate Registrar, Authenticating Agent and Custodian

            This is to notify you as to the transfer of the beneficial interest in $_______________ of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, Class __(the "Certificates").

            The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CLEARSTREAM] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CLEARSTREAM] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

            Name:
            Address:
            Taxpayer ID No.:

            The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate(1) for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S.[$25,000] [$100,000] and integral multiples of U.S. $1 in excess thereof for each such account.

                                       Very truly yours,

                                       [NAME OF HOLDER OF CERTIFICATE]

                                       By:____________________________________
                                          [Name], [Chief Financial
                                          or other Executive Officer]








----------
(1) [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                    EXHIBIT I

                  FORM OF EUROCLEAR OR CLEARSTREAM CERTIFICATE

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                Series 2007-IQ14, Class ____ (the "Certificates")

TO:   LaSalle Bank National Association, as Certificate Registrar
      Attn: [__________]

            This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement") among you, Morgan Stanley Capital I Inc., Capmark Finance, Inc., Prudential Asset Resources, Inc. Wells Fargo Bank, N.A., Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), The Bank of New York Trust Company, National Association, and LaSalle Bank National Association, U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

            We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

            [On Release Date: We hereby acknowledge that no portion of the Class
__ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            [Upon any payments under the Regulation S Temporary Global
Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:

                                       [MORGAN GUARANTY TRUST COMPANY OF NEW
                                       YORK, Brussels office, as operator of the Euroclear System]

                                       or

                                       [CLEARSTREAM BANK, S.A.]

                                       By:____________________________________

                                    EXHIBIT J

              LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID

                                 [see attached]

                                        EXHIBIT K-1

                         FORM OF MORTGAGE LOAN PURCHASE AGREEMENT I
                                         (LASALLE)

                                       [see attached]

                                   EXHIBIT K-2

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT II
                                     (MSMC)

                                 [see attached]

                                   EXHIBIT K-3

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT III
                                     (PCFII)

                                 [see attached]

                                   EXHIBIT K-4

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT IV
                                      (RBC)

                                 [see attached]

                                   EXHIBIT K-5

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT V
                                  (PRUDENTIAL)

                                 [see attached]

                                   EXHIBIT K-6

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT VI
                                  (WELLS FARGO)

                                 [see attached]

                                   EXHIBIT K-7

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT VII
                                    (NATCITY)

                                 [see attached]

                                    EXHIBIT L

                                   [Reserved]

                                    EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDERS REPORT

                                 [see attached]

                                    EXHIBIT N

                                   [Reserved]

                                    EXHIBIT O

                                   [Reserved]

                                    EXHIBIT P

                                   [Reserved]

                                    EXHIBIT Q

                                   [Reserved]

                                    EXHIBIT R

                                   [Reserved]

                                  EXHIBIT S-1A

              FORM OF POWER OF ATTORNEY TO CAPMARK MASTER SERVICER

RECORDING REQUESTED BY:
Capmark Finance, Inc.

AND WHEN RECORDED MAIL TO:
Capmark Finance, Inc.
200 Witmer Road
Horsham, Pennsylvania 19044

Attention: Commercial Mortgage Servicing - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint CAPMARK FINANCE, INC., as Capmark master servicer under the Pooling and Servicing Agreement (the "Capmark Master Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Capmark Finance Inc. to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Capmark Finance, Inc. of its duties as Capmark Master Servicer under the Pooling and Servicing Agreement, giving and granting unto Capmark Finance, Inc. full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Capmark Finance, Inc. shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Capmark Master Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the Capmark Master Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of May [__], 2007.

                                       THE BANK OF NEW YORK TRUST COMPANY,
                                          NATIONAL ASSOCIATION, as trustee for
                                          Morgan Stanley Capital I Inc.,
                                          Commercial Mortgage Pass-Through
                                          Certificates, Series 2007-IQ14

                                       By:____________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT

                        )
                        )
                        )

      On ______ before me, _____________________________________________________
          Date             Name and Title of Officer (i.e., Your Name, Notary
                           Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

      _________________________________
      Signature of Notary

                                           (Affix seal in the above blank space)

                                        EXHIBIT S-1B

                  FORM OF POWER OF ATTORNEY TO PRUDENTIAL MASTER SERVICER

RECORDING REQUESTED BY:
PRUDENTIAL ASSET RESOURCES, INC.

AND WHEN RECORDED MAIL TO:
PRUDENTIAL ASSET RESOURCES, INC.
2200 Ross Avenue, Suite 4900E
Dallas, Texas 75201
Attention: [______________]

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint Prudential Asset Resources, Inc., as Prudential master servicer under the Pooling and Servicing Agreement (the "Prudential Master Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Prudential Asset Resources, Inc. to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Prudential Asset Resources, Inc. of its duties as Prudential Master Servicer under the Pooling and Servicing Agreement, giving and granting unto Prudential Asset Resources, Inc. full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Prudential Asset Resources, Inc. shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Prudential Master Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the Prudential Master Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this [__] day of May, 2007.

                                       THE BANK OF NEW YORK TRUST COMPANY,
                                          NATIONAL ASSOCIATION, as trustee for
                                          Morgan Stanley Capital I Inc.,
                                          Commercial Mortgage Pass-Through
                                          Certificates, Series 2007-IQ14

                                       By:____________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT

                        )
                        )
                        )

      On ______ before me, _____________________________________________________
          Date             Name and Title of Officer (i.e., Your Name, Notary
                           Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.


      Signature of Notary

                                       (Affix seal in the above blank space)

                                  EXHIBIT S-1C

            FORM OF POWER OF ATTORNEY TO WELLS FARGO MASTER SERVICER

RECORDING REQUESTED BY:
WELLS FARGO BANK, N.A.

AND WHEN RECORDED MAIL TO:
WELLS FARGO BANK, N.A.
[ADDRESS]
Attention: [______________]

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint Wells Fargo Bank, N.A., as Wells Fargo master servicer under the Pooling and Servicing Agreement (the "Wells Fargo Master Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Wells Fargo to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Wells Fargo of its duties as Wells Fargo Master Servicer under the Pooling and Servicing Agreement, giving and granting unto Wells Fargo l full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Wells Fargo shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Wells Fargo Master Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the Wells Fargo Master Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this [__] day of May, 2007.

                                       THE BANK OF NEW YORK TRUST COMPANY,
                                          NATIONAL ASSOCIATION, as trustee for
                                          Morgan Stanley Capital I Inc.,
                                          Commercial Mortgage Pass-Through
                                          Certificates, Series 2007-IQ14

                                       By:____________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT

                        )
                        )
                        )

      On ______ before me, _____________________________________________________
          Date             Name and Title of Officer (i.e., Your Name, Notary
                           Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.


      Signature of Notary

                                  (Affix seal in the above

                                  EXHIBIT S-2A

                  FORM OF POWER OF ATTORNEY TO SPECIAL SERVICER

RECORDING REQUESTED BY:
CENTERLINE SERVICING INC.

AND WHEN RECORDED MAIL TO:
CENTERLINE SERVICING INC.
5221 N. O'Connor Blvd, Suite 600
Irving, Texas 7503

Attention: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer under the Pooling and Servicing Agreement (the "Special Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Centerline Servicing Inc. to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Centerline Servicing Inc. of its duties as Special Servicer under the Pooling and Servicing Agreement, giving and granting unto Centerline Servicing Inc. full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Centerline Servicing Inc. shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Special Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the Special Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name,
(iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or
(iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this [__] day of May, 2007.

                                       THE BANK OF NEW YORK TRUST COMPANY,
                                          NATIONAL ASSOCIATION, as trustee for
                                          Morgan Stanley Capital I Inc.,
                                          Commercial Mortgage Pass-Through
                                          Certificates, Series 2007-IQ14

                                       By:____________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT

                        )
                        )
                        )

      On ______ before me, _____________________________________________________
          Date             Name and Title of Officer (i.e., Your Name, Notary
                           Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.


      Signature of Notary

                                           (Affix seal in the above blank space)

                                    EXHIBIT T

                                   [Reserved]

                                    EXHIBIT U


                                   [Reserved]

                                    EXHIBIT V


                                   [Reserved]

                                    EXHIBIT W

                                   [Reserved]

                                    EXHIBIT X

                                   [Reserved]

                                    EXHIBIT Y

                             INVESTOR CERTIFICATION

                                              ______ Date:

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--Morgan Stanley Capital I Inc., Series 2007-IQ14

      In accordance with the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Agreement"), by and among Morgan Stanley Capital I Inc., as Depositor, Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively) with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a beneficial owner or prospective purchaser of the Class ___ Certificates.

2. The undersigned is requesting access to the Paying Agent's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "information") pursuant to the provisions of the Agreement.

3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information, will not, without the prior written consent of the Paying Agent, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representative") in any manner whatsoever, in whole or in part.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Paying Agent and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any its Representative.

6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                    ____________________________________________
                                    Beneficial Owner or Prospective Purchaser

                                    By:_________________________________________

                                    Title:______________________________________

                                    Company:____________________________________

                                    Phone:______________________________________

                                    EXHIBIT Z

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

          For loans having balance of (a) $20,000,000 or less, and (b)
           less than or equal to 5% of Aggregate Certificate Balance, whichever is less

To:   [Address]
      Attn:

From: _____________________________________, in its capacity as Master Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among the Servicer, The Bank of New York Trust Company, National Association, as Trustee, LaSalle Bank National Association, as Paying Agent, Authenticating Agent, Certificate Registrar and Custodian, and others.

Date: _________, 20___

Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2007-IQ14

            Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            1. NOTIFY YOU THAT THE MORTGAGOR HAS CONSUMMATED A DEFEASANCE OF THE MORTGAGE LOAN PURSUANT TO THE TERMS OF THE MORTGAGE LOAN, OF THE TYPE CHECKED BELOW:

                  ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the Mortgage Loan; or

                  ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the Principal Balance of the Mortgage Loan that represents ___% of the entire Principal Balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire Principal Balance;

            2. CERTIFY THAT EACH OF THE FOLLOWING IS TRUE, SUBJECT TO THOSE EXCEPTIONS SET FORTH WITH EXPLANATORY NOTES ON EXHIBIT A HERETO, WHICH EXCEPTIONS THE SERVICER HAS DETERMINED, CONSISTENT WITH THE SERVICING STANDARD, WILL HAVE NO MATERIAL ADVERSE EFFECT ON THE MORTGAGE LOAN OR THE DEFEASANCE
                  TRANSACTION:

                  A. THE MORTGAGE LOAN DOCUMENTS PERMIT THE DEFEASANCE, AND THE TERMS AND CONDITIONS FOR DEFEASANCE SPECIFIED THEREIN WERE SATISFIED IN ALL MATERIAL RESPECTS IN COMPLETING THE DEFEASANCE.

                  B.    THE DEFEASANCE WAS CONSUMMATED ON __________, 20__.

                  C.    THE DEFEASANCE COLLATERAL CONSISTS OF SECURITIES THAT
                        (I) CONSTITUTE "GOVERNMENT SECURITIES" AS DEFINED IN
                        SECTION 2(A)(16) OF THE INVESTMENT COMPANY ACT OF 1940 AS AMENDED (15 U.S.C. 80A-1), (II) ARE LISTED AS "QUALIFIED INVESTMENTS FOR 'AAA' FINANCINGS" UNDER PARAGRAPHS 1, 2 OR 3 OF "CASH FLOW APPROACH" IN STANDARD & POOR'S PUBLIC FINANCE CRITERIA 2000, AS AMENDED TO THE DATE OF THE DEFEASANCE, (III) ARE RATED 'AAA' BY STANDARD & POOR'S, (IV) IF THEY INCLUDE A PRINCIPAL OBLIGATION, THE PRINCIPAL DUE AT MATURITY CANNOT VARY OR CHANGE, AND (V) ARE NOT SUBJECT TO PREPAYMENT, CALL OR EARLY REDEMPTION. SUCH SECURITIES HAVE THE CHARACTERISTICS SET FORTH BELOW:

                              CUSIP RATE MAT PAY DATES ISSUED

                  D. THE SERVICER RECEIVED AN OPINION OF COUNSEL (FROM COUNSEL APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD) THAT THE DEFEASANCE WILL NOT RESULT IN AN ADVERSE REMIC EVENT.

                  E. THE SERVICER DETERMINED THAT THE DEFEASANCE COLLATERAL WILL BE OWNED BY AN ENTITY (THE "DEFEASANCE OBLIGOR") AS TO WHICH ONE OF THE STATEMENTS CHECKED BELOW IS TRUE:

                  ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                  ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                  ____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  F. THE SERVICER RECEIVED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OR THE ACCOUNTANT'S LETTER DESCRIBED BELOW CONTAINED STATEMENTS THAT IT REVIEWED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OF THE DEFEASANCE COLLATERAL TO AN ELIGIBLE ACCOUNT (AS DEFINED IN THE S&P CRITERIA) IN THE NAME OF THE DEFEASANCE OBLIGOR, WHICH ACCOUNT IS MAINTAINED AS A SECURITIES ACCOUNT BY THE TRUSTEE ACTING AS A SECURITIES INTERMEDIARY.

                  G. AS SECURITIES INTERMEDIARY, TRUSTEE IS OBLIGATED TO MAKE THE SCHEDULED PAYMENTS ON THE MORTGAGE LOAN FROM THE PROCEEDS OF THE DEFEASANCE COLLATERAL DIRECTLY TO THE SERVICER'S CERTIFICATE ACCOUNT IN THE AMOUNTS AND ON THE DATES SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS OR, IN A PARTIAL DEFEASANCE, THE PORTION OF SUCH SCHEDULED PAYMENTS ATTRIBUTED TO THE ALLOCATED LOAN AMOUNT FOR THE REAL PROPERTY DEFEASED, INCREASED BY ANY DEFEASANCE PREMIUM SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS (THE "SCHEDULED PAYMENTS").

                  H. THE SERVICER RECEIVED FROM THE MORTGAGOR WRITTEN CONFIRMATION FROM A FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, STATING THAT (I) REVENUES FROM PRINCIPAL AND INTEREST PAYMENTS MADE ON THE DEFEASANCE COLLATERAL (WITHOUT TAKING INTO ACCOUNT ANY EARNINGS ON REINVESTMENT OF SUCH REVENUES) WILL BE SUFFICIENT TO TIMELY PAY EACH OF THE SCHEDULED PAYMENTS AFTER THE DEFEASANCE INCLUDING THE PAYMENT IN FULL OF THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN CONNECTION WITH A PARTIAL DEFEASANCE) ON ITS MATURITY DATE (OR, IN THE CASE OF AN ARD LOAN, ON ITS ANTICIPATED REPAYMENT DATE), (II) THE REVENUES RECEIVED IN ANY MONTH FROM THE DEFEASANCE COLLATERAL WILL BE APPLIED TO MAKE SCHEDULED PAYMENTS WITHIN FOUR (4) MONTHS AFTER THE DATE OF RECEIPT, AND (III) INTEREST INCOME FROM THE DEFEASANCE COLLATERAL TO THE DEFEASANCE OBLIGOR IN ANY CALENDAR OR FISCAL YEAR WILL NOT EXCEED SUCH DEFEASANCE OBLIGOR'S INTEREST EXPENSE FOR THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN A PARTIAL DEFEASANCE) FOR SUCH YEAR.

                  I. THE SERVICER RECEIVED OPINIONS FROM COUNSEL, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, THAT (I) THE AGREEMENTS EXECUTED BY THE MORTGAGOR AND/OR THE DEFEASANCE OBLIGOR IN CONNECTION WITH THE DEFEASANCE ARE ENFORCEABLE AGAINST THEM IN ACCORDANCE WITH THEIR TERMS, AND (II) THE TRUSTEE WILL HAVE A PERFECTED, FIRST PRIORITY SECURITY INTEREST IN THE DEFEASANCE COLLATERAL DESCRIBED ABOVE.

                  J. THE AGREEMENTS EXECUTED IN CONNECTION WITH THE DEFEASANCE (I) PERMIT REINVESTMENT OF PROCEEDS OF THE DEFEASANCE COLLATERAL ONLY IN PERMITTED INVESTMENTS (AS DEFINED IN THE S&P CRITERIA), (II) PERMIT RELEASE OF SURPLUS DEFEASANCE COLLATERAL AND EARNINGS ON REINVESTMENT TO THE DEFEASANCE OBLIGOR OR THE MORTGAGOR ONLY AFTER THE MORTGAGE LOAN HAS BEEN PAID IN FULL, IF ANY SUCH RELEASE IS PERMITTED, (III) PROHIBIT ANY SUBORDINATE LIENS AGAINST THE DEFEASANCE COLLATERAL, AND
                        (IV) PROVIDE FOR PAYMENT FROM SOURCES OTHER THAN THE DEFEASANCE COLLATERAL OR OTHER ASSETS OF THE DEFEASANCE OBLIGOR OF ALL FEES AND EXPENSES OF THE SECURITIES INTERMEDIARY FOR ADMINISTERING THE DEFEASANCE AND THE SECURITIES ACCOUNT AND ALL FEES AND EXPENSES OF MAINTAINING THE EXISTENCE OF THE DEFEASANCE OBLIGOR.

                  K. THE ENTIRE PRINCIPAL BALANCE OF THE MORTGAGE LOAN AS OF THE DATE OF DEFEASANCE WAS $___________ [$20,000,000 OR LESS OR LESS THAN FIVE PERCENT OF POOL BALANCE, WHICHEVER IS LESS] WHICH IS LESS THAN 5% OF THE AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE MOST RECENT PAYING AGENT'S MONTHLY CERTIFICATEHOLDER REPORT RECEIVED BY US (THE "CURRENT REPORT").

                  L. THE DEFEASANCE DESCRIBED HEREIN, TOGETHER WITH ALL PRIOR AND SIMULTANEOUS DEFEASANCES OF MORTGAGE LOANS, BRINGS THE TOTAL OF ALL FULLY AND PARTIALLY DEFEASED MORTGAGE LOANS TO $__________________, WHICH IS _____% OF THE
                        AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE CURRENT REPORT.

            3. CERTIFY THAT, IN ADDITION TO THE FOREGOING, SERVICER HAS IMPOSED SUCH ADDITIONAL CONDITIONS TO THE DEFEASANCE, SUBJECT TO THE LIMITATIONS IMPOSED BY THE MORTGAGE LOAN DOCUMENTS, AS ARE CONSISTENT WITH THE SERVICING STANDARD.

            4. CERTIFY THAT EXHIBIT B HERETO IS A LIST OF THE MATERIAL AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS FOR THE DEFEASANCE OBLIGOR, AND OPINIONS OF COUNSEL AND INDEPENDENT ACCOUNTANTS EXECUTED AND DELIVERED IN CONNECTION WITH THE DEFEASANCE DESCRIBED ABOVE AND THAT ORIGINALS OR COPIES OF SUCH AGREEMENTS, INSTRUMENTS AND OPINIONS HAVE BEEN TRANSMITTED TO THE TRUSTEE FOR PLACEMENT IN THE RELATED MORTGAGE FILE OR, TO THE EXTENT NOT REQUIRED TO BE PART OF THE RELATED MORTGAGE FILE, ARE IN THE POSSESSION OF THE SERVICER AS PART OF THE SERVICER'S MORTGAGE FILE.

            5. CERTIFY AND CONFIRM THAT THE DETERMINATIONS AND CERTIFICATIONS DESCRIBED ABOVE WERE RENDERED IN ACCORDANCE WITH THE SERVICING STANDARD SET FORTH IN, AND THE OTHER APPLICABLE TERMS AND CONDITIONS OF, THE POOLING AND SERVICING AGREEMENT.

            6. CERTIFY THAT THE INDIVIDUAL UNDER WHOSE HAND THE SERVICER HAS CAUSED THIS NOTICE AND CERTIFICATION TO BE EXECUTED DID CONSTITUTE A SERVICING OFFICER AS OF THE DATE OF THE DEFEASANCE DESCRIBED ABOVE.

            7. AGREE TO PROVIDE COPIES OF ALL ITEMS LISTED IN EXHIBIT B TO YOU UPON REQUEST.

            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                       SERVICER:

                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT AA

                       Additional Disclosure Notification

**SEND VIA FAX TO 312-904-2084 AND VIA EMAIL TO edgar@abnamro.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

LaSalle Bank National Association, as Paying Agent
135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603
Attn: Global Securities and Trust Services
Morgan Stanley Capital I Inc., Series 2007-IQ14 SEC REPORT PROCESSING

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required


Ladies and Gentlemen:

            In accordance with Section [_] of the Pooling and Servicing Agreement, dated as of May 1, 2007, among among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively), the undersigned, as [__________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:


List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:



            Any inquiries related to this notification should be directed to
[            ], phone number: [         ]; email address: [                   ].

                                                [NAME OF PARTY],
                                                as [role]

                                                By:
                                                    Name:_______________________
                                                    Title:

                                  EXHIBIT BB-1

                      FORM OF SARBANES-OXLEY CERTIFICATION

      Re: Morgan Stanley Capital I Trust 2007-IQ14 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively). Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

            ____________________________________________________________________

            I, [identify the certifying individual], the senior officer in charge of securitization of the Depositor, certify that:

      1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report") and all reports on Form 10-D required to be filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

      2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

      3. Based on my knowledge, all distribution, servicing and other information required to be provided under Form 10-D for the period covered by the Annual Report is included in the Reports;

      4. Based on my knowledge and the servicer compliance statement(s) required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Master Servicers, the Special Servicer, the Primary Servicers and the Reporting Sub-Servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement in all material respects; and

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessments of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Annual Report, except as otherwise disclosed in the Annual Report. Any material instances of noncompliance described in such reports have been disclosed in the Annual Report.

In giving the certifications above, I have reasonably relied information provided to me by the following unaffiliated parties:

         o  Capmark Finance, Inc., as Capmark Master Servicer;
         o  Prudential Asset Resources, Inc., as Prudential Master Servicer;
         o  Wells Fargo Bank, N.A., as Wells Fargo Master Servicer;
         o Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as Special Servicer;
         o  The Bank of New York Trust Company, National Association, as
            Trustee;
         o  Principal Global Investors, LLC, as Primary Servicer;
         o LaSalle Bank National Association, as Paying Agent, Certificate Registrar, Authenticating Agent and Custodian;
         o  Capstone Realty Advisors, LLC, as sub-servicer;
         o  Wachovia Bank, National Association, as Primary Servicer;
         o  [names of additional Sub-Servicers].

Date: _________________________

_______________________________________
[Signature] [Title]

                                  EXHIBIT BB-2

                FORM OF MASTER SERVICER PERFORMANCE CERTIFICATION

      Re: Morgan Stanley Capital I Trust 2007-IQ14 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively). Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.



            I, [identify the certifying individual], certify on behalf of the [Capmark Master Servicer or Prudential Master Servicer or Wells Fargo Master Servicer, as applicable] to the Depositor and its officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, that:

      1. I have reviewed the report of information provided by the [Capmark Master Servicer/Prudential Master Servicer/Wells Fargo Master Servicer] for inclusion in the Annual Report on Form 10-K ("Form 10-K") relating to the Trust and all reports of information by the [Capmark Master Servicer/Prudential Master Servicer/Wells Fargo Master Servicer] for inclusion in the Asset-Backed Issuer Distribution Reports on Form 10-D ("Form 10-D") relating to the Trust (such reports by the [Capmark Master Servicer/Prudential Master Servicer/Wells Fargo Master Servicer], collectively, the "Master Servicer Periodic Reports");

      2. Based on my knowledge, the Master Servicer Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

      3. Based on my knowledge, all distribution, servicing and other information required to be provided in the Master Servicer Periodic Reports under the provisions of the Pooling and Servicing Agreement for the calendar year preceding the date of the Form 10-K is included in the Master Servicer Periodic Reports;

      4. I am responsible for reviewing the activities performed by the [Capmark Master Servicer/Prudential Master Servicer/Wells Fargo Master Servicer] and based on my knowledge and the compliance review conducted in preparing the [Capmark Master Servicer/Prudential Master Servicer/Wells Fargo Master Servicer]'s compliance statement under the Pooling and Servicing Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Master Servicer Periodic Reports, the [Capmark Master Servicer/Prudential Master Servicer/Wells Fargo Master Servicer] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;

      5. The report on assessment of compliance with servicing criteria for asset-backed securities and the attestation report on assessment of compliance with the relevant Servicing Criteria for asset-backed securities required under the Pooling and Servicing Agreement to be delivered by the [Capmark Master Servicer/Prudential Master Servicer/Wells Fargo Master Servicer] are included in the 10-K filing to which this certification relates in connection with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been provided thereby, and disclose any and all material instances of noncompliance described in such reports; and

      6. I have disclosed to the accountants that are to deliver the attestation report on assessment of compliance with servicing criteria for asset-backed securities in respect of the [Capmark Master Servicer/Prudential Master Servicer/Wells Fargo Master Servicer], with respect to the Trust's fiscal year [_____], all information relating to the [Capmark Master Servicer's/Prudential Master Servicer's/Wells Fargo Master Servicer's] assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB.

            This Certification is being signed by me as an officer of the [Capmark Master Servicer/Prudential Master Servicer/Wells Fargo Master Servicer] responsible for reviewing the activities performed by the [Capmark Master Servicer/Prudential Master Servicer/Wells Fargo Master Servicer] under the Pooling and Servicing Agreement.


Date: _________________________

[ENTITY NAME]


_______________________________________
[Signature]
[Title]

                                  EXHIBIT BB-3

               FORM OF SPECIAL SERVICER PERFORMANCE CERTIFICATION

      Re: Morgan Stanley Capital I Trust 2007-IQ14 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively).. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

            I, [identify the certifying individual], certify on behalf of the [Special Servicer] to the Depositor and its officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, that:

      1. I have reviewed the report of information provided by the [Special Servicer] for inclusion in the Annual Report on Form 10-K ("Form 10-K") relating to the Trust and all reports of information by the [Special Servicer] for inclusion in the Asset-Backed Issuer Distribution Reports on Form 10-D ("Form 10-D") relating to the Trust (such reports by the [Special Servicer], collectively, the "Special Servicer Periodic Reports");

      2. Based on my knowledge, the Special Servicer Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

      3. Based on my knowledge, all distribution, servicing and other information required to be provided in the Special Servicer Periodic Reports under the provisions of the Pooling and Servicing Agreement for the calendar year preceding the date of the Form 10-K is included in the Special Servicer Periodic Reports;

      4. I am responsible for reviewing the activities performed by the [Special Servicer], and based on my knowledge and the compliance review conducted in preparing the [Special Servicer]'s compliance statement under the [Pooling and Servicing/Subservicing] Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Special Servicer Periodic Reports, the [Special Servicer] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with the relevant Servicing Criteria for asset-backed securities required under the Pooling and Servicing Agreement to be delivered by the [Special Servicer] included in the 10-K filing to which this certification relates in connection with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been provided thereby, and disclose any and all material instances of noncompliance described in such reports; and

      6. I have disclosed to the accountants that are to deliver the attestation report on assessment of compliance with servicing criteria for asset-backed securities in respect of the [Special Servicer] with respect to the Trust's fiscal year [_____] all information relating to the [Special Servicer]'s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name of trustee, name or paying agent, certificate administrator or other similar party; name of depositor; names of master servicers; names of sub-servicers].

            This Certification is being signed by me as an officer of the [Special Servicer] responsible for reviewing the activities performed by the [Special Servicer] under the Pooling and Servicing Agreement.

Date: _________________________

[ENTITY NAME]

_______________________________________
[Signature]
[Title]

                                  EXHIBIT BB-4

                 FORM OF PAYING AGENT PERFORMANCE CERTIFICATION

      Re: Morgan Stanley Capital I Trust 2007-IQ14 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively). Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

            ____________________________________________________________________

            I, [identify the certifying individual], certify on behalf of the Paying Agent to the Depositor and its officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, that:

      1. I have reviewed the information provided by the Paying Agent for inclusion in the Annual Report on Form 10-K ("Form 10-K") relating to the Trust and all information provided by the Paying Agent for inclusion in Form 10-D ("Form 10-D") relating to the Trust (such information provided by the Paying Agent, collectively, the "Paying Agent Periodic Information");

      2. Based on my knowledge, the Paying Agent Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

      3. Based on my knowledge, all distribution and other information required to be included in the Paying Agent Periodic Information under the provisions of the Pooling and Servicing Agreement for the calendar year preceding the date of the Form 10-K is included in the Paying Agent Periodic Information;

      4. I am responsible for reviewing the activities performed by the Paying Agent and based on my knowledge and the compliance reviews conducted in preparing the Paying Agent's compliance statement under the Pooling and Servicing Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Paying Agent Periodic Information, the Paying Agent has fulfilled its obligations under the Pooling and Servicing Agreement; and

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with the relevant Servicing Criteria for asset-backed securities required under the Pooling and Servicing Agreement to be delivered by the Paying Agent for inclusion in the 10-K filing to which this certification relates in connection with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to Form 10-K, except as otherwise disclosed in Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in such reports on Form 10-K.

            This Certification is being signed by me as an officer of the Paying Agent responsible for reviewing the activities performed by the Paying Agent under the Pooling and Servicing Agreement.

Date: _________________________

[ENTITY NAME]
[Signature]
[Title]

                                  EXHIBIT BB-5

                    FORM OF TRUSTEE PERFORMANCE CERTIFICATION

      Re: Morgan Stanley Capital I Trust 2007-IQ14 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively). Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

            ____________________________________________________________________

            I, [identify the certifying individual], certify on behalf of the [Trustee] to the Depositor and its officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, that:

      1. I have reviewed the information, if any, provided by the Trustee for inclusion in the Annual Report on Form 10-K ("Form 10-K") relating to the Trust and all information provided by the Trustee for inclusion in Form 10-D ("Form 10-D") relating to the Trust (such information provided by the Trustee, collectively, the "Trustee Periodic Information");

      2. Based on my knowledge, the Trustee Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

      3. Based on my knowledge, all information required to be included in the Trustee Periodic Information under the provisions of the Pooling and Servicing Agreement for the calendar year preceding the date of the Form 10-K is included in the Trustee Periodic Information;

      4. I am responsible for reviewing the activities performed by the Trustee and based on my knowledge and the compliance reviews conducted in preparing the Trustee's compliance statement under the Pooling and Servicing Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Trustee Periodic Information, the Trustee has fulfilled its obligations under the Pooling and Servicing Agreement; and

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with the relevant Servicing Criteria for asset-backed securities required under the Pooling and Servicing Agreement to be delivered by the Trustee for inclusion in the 10-K filing to which this certification relates in connection with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to Form 10-K, except as otherwise disclosed in Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in such reports on Form 10-K.

            This Certification is being signed by me as an officer of the Trustee responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement.

Date: _________________________

[ENTITY NAME]

_______________________________________
[Signature]
[Title]

                                  EXHIBIT BB-6

            FORM OF REPORTING SUB-SERVICER PERFORMANCE CERTIFICATION

      Re: Morgan Stanley Capital I Trust 2007-IQ14 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as master servicer with respect to LaSalle Seller Loans, the RBC Loans and the PCFII Loans (the "Capmark Master Servicer"), Centerline Servicing Inc. (formerly ARCap Servicing, Inc.), as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Loans only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as master servicer with respect to the Wells Fargo Loans, the MSMC Loans and the NatCity Loans (the "Wells Fargo Master Servicer"), The Bank of New York Trust Company, National Association, as trustee (the "Trustee") and LaSalle Bank National Association, as paying agent, certificate registrar, authenticating agent and custodian (the "Paying Agent," "Certificate Registrar," "Authenticating Agent" and "Custodian," respectively); and the Sub-Servicing Agreement, dated as of [_____][__], [___] (the "Sub-Servicing Agreement") between [identify parties]. Capitalized terms used herein but not defined herein have the respective meanings given them in the Sub-Servicing Agreement or, if not defined in the Sub-Servicing Agreement, then the meanings set forth in the Pooling and Servicing Agreement.

            I, [identify the certifying individual], certify on behalf of the [SUB-SERVICER] to the Depositor and its officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, that:

      1. I have reviewed the report of information provided by the Sub-Servicer to the applicable Master Servicer for inclusion in the Annual Report on Form 10-K ("Form 10-K") relating to the Trust and all reports of information provided by the Sub-Servicer to the applicable Master Servicer for inclusion in the Asset-Backed Issuer Distribution Reports on Form 10-D ("Form 10-D") relating to the Trust (such reports by the Sub-Servicer collectively, the "Sub-Servicer Periodic Reports");

      2. Based on my knowledge, the Sub-Servicer Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

      3. Based on my knowledge, all servicing and other information required to be provided in the Sub-Servicer Periodic Reports under the provisions of the Sub-Servicing Agreement for the calendar year preceding the date of the Form 10-K is included in the Sub-Servicer Periodic Reports;

      4. Based on my knowledge and the compliance review conducted in preparing the Sub-Servicer's compliance statement under the Sub-Servicing Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Sub-Servicer Periodic Reports, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects;

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with the relevant Servicing Criteria for asset-backed securities required under the related Sub-Servicing Agreement to be delivered by the Sub-Servicer and required to be included in the 10-K filing to which this certification relates in connection with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been provided thereby, and disclose any and all material instances of noncompliance described in such reports; and

      6. I have disclosed to the accountants that are to deliver the attestation report on assessment of compliance with servicing criteria for asset-backed securities in respect of the Sub-Servicer with respect to the Trust's fiscal year [_____] all information relating to the Sub-Servicer's assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name of trustee, name or paying agent, certificate administrator or other similar party; name of depositor; names of master servicers; names of other sub-servicers].

            This Certification is being signed by me as an officer of the Sub-Servicer responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Agreement.

Date: _________________________

[ENTITY NAME]

_______________________________________
[Signature]
[Title]

                                   EXHIBIT CC

                          CENTERLINE NAMING CONVENTION

                                   SCHEDULE I

                              LASALLE LOAN SCHEDULE

                                 [see attached]

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LaSalle Bank National Association

Mortgage Loan No.   CMSA Loan No.   CMSA Property No.   Mortgage Loan Seller(1)   Property Name
                      4                                 LaSalle                   New York City Apartment Portfolio Roll-Up
4                                   4-001               LaSalle                   122-126 East 103rd Street (IV)
4                                   4-002               LaSalle                   124-136 East 117th Street (IV)
4                                   4-003               LaSalle                   231-235 East 117th Street (IV)
4                                   4-004               LaSalle                   1571-1575 Lexington Avenue (IV)
4                                   4-005               LaSalle                   1567-1569 Lexington Avenue (IV)
4                                   4-006               LaSalle                   234-238 East 116th Street (IV)
4                                   4-007               LaSalle                   233-237 East 111th Street (IV)
4                                   4-008               LaSalle                   137-139 East 110th Street (IV)
4                                   4-009               LaSalle                   244 East 117th Street (IV)
4                                   4-010               LaSalle                   215 East 117th Street (IV)
4                                   4-011               LaSalle                   204 East 112th Street (IV)
4                                   4-012               LaSalle                   2371 Second Avenue (IV)
4                                   4-013               LaSalle                   411 East 118th Street (IV)
4                                   4-014               LaSalle                   102 East 116th Street (IV)
4                                   4-015               LaSalle                   102 East 103rd Street (IV)
4                                   4-016               LaSalle                   112 East 103rd Street (IV)
4                                   4-017               LaSalle                   311 East 109th Street (IV)
4                                   4-018               LaSalle                   2171-2173 Third Avenue (IV)
4                                   4-019               LaSalle                   413 East 114th Street (IV)
4                                   4-020               LaSalle                   312 East 106th Street (IV)
4                                   4-021               LaSalle                   118 East 103rd Street (IV)
4                                   4-022               LaSalle                   228 East 116th Street (IV)
4                                   4-023               LaSalle                   216 East 118th Street (IV)
4                                   4-024               LaSalle                   214 East 9th Street (IV)
4                                   4-025               LaSalle                   411 East 114th Street (IV)
4                                   4-026               LaSalle                   238 East 111th Street (IV)
4                                   4-027               LaSalle                   154 East 106th Street (IV)
4                                   4-028               LaSalle                   2156 Second Avenue (IV)
4                                   4-029               LaSalle                   328 East 106th Street (IV)
4                                   4-030               LaSalle                   318 East 106th Street (IV)
4                                   4-031               LaSalle                   319-321 East 115th Street (IV)
4                                   4-032               LaSalle                   291 Pleasant Avenue (IV)
4                                   4-033               LaSalle                   103 East 102nd Street (IV)
4                                   4-034               LaSalle                   419 East 114th Street (IV)
4                                   4-035               LaSalle                   417 East 114th Street (IV)
4                                   4-036               LaSalle                   421 East 114th Street (IV)
4                                   4-037               LaSalle                   423 East 114th Street (IV)
                     10                                 LaSalle                   Vista Ridge Portfolio Roll-Up
10                                  10-001              LaSalle                   Vista Ridge II (VI)
10                                  10-002              LaSalle                   Vista Ridge IV (VI)
10                                  10-003              LaSalle                   Vista Ridge I (VI)
10                                  10-004              LaSalle                   Vista Ridge III (VI)
12                   12             12-001              LaSalle                   Riverpoint Shopping Center
13                   13             13-001              LaSalle                   ALOFT at The Glen Town Center
14                   14             14-001              LaSalle                   500 North Meridian
17                   17             17-001              LaSalle                   Good Life MHC
19                   19             19-001              LaSalle                   Fairgrounds Square Mall
20                   20             20-001              LaSalle                   Towerpoint MHC
23                   23             23-001              LaSalle                   The Equitable Building
24                   24             24-001              LaSalle                   Colonial Estates
25                   25             25-001              LaSalle                   Liberty Center
26                   26             26-001              LaSalle                   Heritage Park
                     27                                 LaSalle                   River Ranch Retail Portfolio Roll-Up
27                                  27-001              LaSalle                   City Club of River Ranch (VIII)
27                                  27-002              LaSalle                   Lafayett Plaza Shopping Center (VIII)
27                                  27-003              LaSalle                   Bonefish Retail Center (VIII)
27                                  27-004              LaSalle                   Anne Taylor & Joseph A. Bank (VIII)
27                                  27-005              LaSalle                   CC's Retail Center (VIII)
27                                  27-006              LaSalle                   LeMarche Antiques (VIII)
27                                  27-007              LaSalle                   Paul's Jewelry (VIII)
27                                  27-008              LaSalle                   Lafayette Health Ventures (VIII)
28                   28             28-001              LaSalle                   Farmers Insurance Office Complex - Simi Valley
32                   32             32-001              LaSalle                   Parkway Place Assets
                     33                                 LaSalle                   Roiff Portfolio Roll-Up
33                                  33-001              LaSalle                   113 Beacon Street (X)
33                                  33-002              LaSalle                   722, 744, 776 Columbus Avenue (X)
33                                  33-003              LaSalle                   610 Columbus Avenue (X)
33                                  33-004              LaSalle                   50 Evergreen Street (X)
33                                  33-005              LaSalle                   226 Parker Hill Avenue (X)
33                                  33-006              LaSalle                   216 & 218 Hemenway Street (X)
33                                  33-007              LaSalle                   1742-1744 Washington Street (X)
33                                  33-008              LaSalle                   480 Massachusetts Avenue (X)
33                                  33-009              LaSalle                   486 Massachusetts Avenue (X)
33                                  33-010              LaSalle                   55 South Huntington Avenue (X)
33                                  33-011              LaSalle                   61 South Huntington Avenue (X)
33                                  33-012              LaSalle                   28 South Huntington Avenue (X)
33                                  33-013              LaSalle                   63 South Huntington Avenue (X)
35                   35             35-001              LaSalle                   Crescent Building
37                   37             37-001              LaSalle                   Prospect Park Office
40                   40             40-001              LaSalle                   K&G Seabridge I
41                   41             41-001              LaSalle                   Best Western Sunset Plaza
42                   42             42-001              LaSalle                   The Timbers Apartments - CA
43                   43             43-001              LaSalle                   Quarry Pond
47                   47             47-001              LaSalle                   Shadow Creek Apartments
                     48                                 LaSalle                   Lenape Properties Portfolio Roll-Up
48                                  48-001              LaSalle                   Peddler's Village Shopping Center (XI)
48                                  48-002              LaSalle                   Shoppes of Red Mill (XI)
48                                  48-003              LaSalle                   County Commerce Office Building (XI)
48                                  48-004              LaSalle                   1100 Horizon Circle (XI)
48                                  48-005              LaSalle                   Casho Mill (XI)
48                                  48-006              LaSalle                   Tender Loving Kare (XI)
49                   49             49-001              LaSalle                   City Place Five
55                   55             55-001              LaSalle                   Royal Palm
61                   61             61-001              LaSalle                   Pine Haven RV Resort
63                   63             63-001              LaSalle                   Anchorage Office Buildings
70                   70             70-001              LaSalle                   Gateway Plaza Retail, Gardena
                                                        LaSalle                   Walmart Crossed Portfolio Roll-Up
71                   71             71-001              LaSalle                   Southlands District (A)
72                   72             72-001              LaSalle                   Walmart Kenosha (XI) (A)
72                                  72-002              LaSalle                   Walmart Elizabethton (XI) (A)
74                   74             74-001              LaSalle                   415 North LaSalle Building
77                   77             77-001              LaSalle                   T. J. Maxx Plaza
78                   78             78-001              LaSalle                   Cobblestone Apartments
79                   79             79-001              LaSalle                   Corte Madera Plaza
80                   80             80-001              LaSalle                   Orangethorpe Plaza
                     83                                 LaSalle                   Flanders Portfolio Roll-Up
83                                  83-001              LaSalle                   Flanders Corporation - Smithfield (XII)
83                                  83-002              LaSalle                   Flanders Corporation - Clarkton (XII)
85                   85             85-001              LaSalle                   Campus Village Saginaw
86                   86             86-001              LaSalle                   The Robertson I & II
87                   87             87-001              LaSalle                   Drexel Towers
89                   89             89-001              LaSalle                   Highpoint Park Apartments
90                   90             90-001              LaSalle                   ShopKo - Salem
94                   94             94-001              LaSalle                   Orlando International Plaza
95                   95             95-001              LaSalle                   Shopko - Bend
97                   97             97-001              LaSalle                   Aspen Medical Center
                     98                                 LaSalle                   Dever Portfolio Roll-Up
98                                  98-001              LaSalle                   Heritage Apartments (XIII)
98                                  98-002              LaSalle                   Greentree Apartments (XIII)
98                                  98-003              LaSalle                   Allison Way Apartments (XIII)
98                                  98-004              LaSalle                   Bay Point Office (XIII)
98                                  98-005              LaSalle                   Law Office (XIII)
106                 106             106-001             LaSalle                   The Timbers Apartments - SC
112                 112             112-001             LaSalle                   HighPark Center
115                 115             115-001             LaSalle                   Abbey Pointe Apartments
116                 116             116-001             LaSalle                   107 South Fifth Street
118                 118             118-001             LaSalle                   Whispering Pines
123                 123             123-001             LaSalle                   Westwind Industrial
124                 124             124-001             LaSalle                   Cedar Run Corporate Center
                                                        LaSalle                   Texas Self Storage Portfolio Roll-Up
127                 127             127-001             LaSalle                   Central Self Storage - Corpus Christi (C)
128                 128             128-001             LaSalle                   Assured Self Storage (C)
129                 129             129-001             LaSalle                   Campus Place Apartments
130                 130             130-001             LaSalle                   Hampton Inn & Suites, Redding
131                 131             131-001             LaSalle                   Laurel Commons MHC
132                 132             132-001             LaSalle                   Shopko - Eugene
133                 133             133-001             LaSalle                   Tourney Road Retail
134                 134             134-001             LaSalle                   Cottonwood Square
135                 135             135-001             LaSalle                   Harris Teeter
137                 137             137-001             LaSalle                   1190 Saratoga Avenue
138                 138             138-001             LaSalle                   Northtowne Commons Shopping Center - Toledo
142                 142             142-001             LaSalle                   El Paseo Collection Promenade
143                 143             143-001             LaSalle                   A Storage Place I & II
                                                        LaSalle                   Florida Self Storage Portfolio Roll-Up
145                 145             145-001             LaSalle                   Big Tree Storage & File Tech (D)
146                 146             146-001             LaSalle                   Hand Avenue & Yonge Street (D)
148                 148             148-001             LaSalle                   1001 Menaul Office Complex
                    149                                 LaSalle                   Martin's Mobile Home Communities Roll-Up
149                                 149-001             LaSalle                   Springview Mobile Home Park (XIV)
149                                 149-002             LaSalle                   Whitestone MHP (XIV)
149                                 149-003             LaSalle                   Grapevine Village MHP (XIV)
149                                 149-004             LaSalle                   Oak Tree Estates (XIV)
                    150                                 LaSalle                   NBP Portfolio Roll-Up
150                                 150-001             LaSalle                   NBP - Columbus Property (XV)
150                                 150-002             LaSalle                   NBP - Austintown Property (XV)
151                 151             151-001             LaSalle                   Forest Hills Townhomes
152                 152             152-001             LaSalle                   Orchard Square Shopping Center
154                 154             154-001             LaSalle                   Hurley / Ethan Office Park
155                 155             155-001             LaSalle                   Woods End Office Park
157                 157             157-001             LaSalle                   Priest Bridge Overlook
                    158                                 LaSalle                   Woodforest Bank Roll-Up
158                                 158-001             LaSalle                   Woodforest Bank - Humble (XVI)
158                                 158-002             LaSalle                   Woodforest Bank - Willis (XVI)
160                 160             160-001             LaSalle                   Four Corners Shopping Center
162                 162             162-001             LaSalle                   1454 Second Avenue
164                 164             164-001             LaSalle                   The Falls at Settler's Walk
165                 165             165-001             LaSalle                   Best Western - Windjammer Inn
168                 168             168-001             LaSalle                   Park View West Mobile Home Court
169                 169             169-001             LaSalle                   Lakeside Terrace
172                 172             172-001             LaSalle                   Farminton Village
173                 173             173-001             LaSalle                   Wise Building
                                                        LaSalle                   BBRG Retail Portfolio Roll-Up
174                 174             174-001             LaSalle                   BBRG Retail - Wisconsin Avenue - DC (F)
175                 175             175-001             LaSalle                   BBRG Retail - Newbury - Boston (F)
177                 177             177-001             LaSalle                   Ormond Storage
178                 178             178-001             LaSalle                   Hampton Inn - Lenoir City, TN
179                 179             179-001             LaSalle                   Royal Ridge Business Center
181                 181             181-001             LaSalle                   Mineral Drive Office
182                 182             182-001             LaSalle                   Walgreens-Riverhead
183                 183             183-001             LaSalle                   Massillon Citicenter
                                                        LaSalle                   Kentucky Retail Portfolio Roll Up
187                 187             187-001             LaSalle                   Flournoy Construction Office Building
188                 188             188-001             LaSalle                   Marriott Courtyard - Florence, SC
                    189                                 LaSalle                   Badger Portfolio
189                                 189-001             LaSalle                   Whispering Pines- Merrill (XIX)
189                                 189-002             LaSalle                   Hickory Lane (XIX)
190                 190             190-001             LaSalle                   Hampton Inn - Concord/Kannapolis
191                 191             191-001             LaSalle                   Shoppes at Misty Meadows Ln.
192                 192             192-001             LaSalle                   Sesqui Pointe
194                 194             194-001             LaSalle                   West Hills Plaza
195                 195             195-001             LaSalle                   Prairie Square Retail Center
196                 196             196-001             LaSalle                   Shelton Road Townhomes
201                 201             201-001             LaSalle                   Empire Mini Storage - Forestville
204                 204             204-001             LaSalle                   Holiday Inn Express & Suites - Knoxville North
207                 207             207-001             LaSalle                   Argonaut Heights
210                 210             210-001             LaSalle                   Walgreens Redlands
211                 211             211-001             LaSalle                   214 Jefferson Street
212                 212             212-001             LaSalle                   River Road Plaza
213                 213             213-001             LaSalle                   Grenwich Building Commercial
217                 217             217-001             LaSalle                   Village Terrace
220                 220             220-001             LaSalle                   Grocery Outlet Mall
221                 221             221-001             LaSalle                   Shady Grove Cottages
223                 223             223-001             LaSalle                   Country Inn & Suites - Burlington, NC
224                 224             224-001             LaSalle                   Shelter Island Village
225                 225             225-001             LaSalle                   CVS, Novi, Mi
227                 227             227-001             LaSalle                   Walgreens - Northglenn, CO
231                 231             231-001             LaSalle                   Comfort Inn - Matthews, NC
237                 237             237-001             LaSalle                   4600 Schroeder Drive Office Building
238                 238             238-001             LaSalle                   Starbucks Plaza
240                 240             240-001             LaSalle                   Holiday Inn Express, Pendleton
242                 242             242-001             LaSalle                   Hamilton Pointe Retail Center
247                 247             247-001             LaSalle                   Park Pineway Shopping Center
255                 255             255-001             LaSalle                   Trane Warehouse and Office Space
258                 258             258-001             LaSalle                   Central Gardens Apartments
259                 259             259-001             LaSalle                   Cranberry Plaza II
                    260                                 LaSalle                   Stonghold and Duraspin Portfolio Roll-Up
260                                 260-001             LaSalle                   Stronghold Self Storage (XXII)
260                                 260-002             LaSalle                   Duraspin Building (XXII)
261                 261             261-001             LaSalle                   Hudson Essex Loft
264                 264             264-001             LaSalle                   Valdosta Apartments
265                 265             265-001             LaSalle                   955 Wesleyan Rocky Mount
267                 267             267-001             LaSalle                   Sun Lake Village Estates MHC
268                 268             268-001             LaSalle                   Stone Oak Shopping Center
269                 269             269-001             LaSalle                   Sleep Inn - North Augusta, SC
270                 270             270-001             LaSalle                   La Plaza
276                 276             276-001             LaSalle                   Bridgeport Crossing
278                 278             278-001             LaSalle                   Gleeson Shopping Center
283                 283             283-001             LaSalle                   Wheatland Corners
285                 285             285-001             LaSalle                   Walgreens El Dorado
287                 287             287-001             LaSalle                   The Fletcher
288                 288             288-001             LaSalle                   Cubby Hole Louisiana 3
297                 297             297-001             LaSalle                   Wal-Mart Radcliff
302                 302             302-001             LaSalle                   Office Depot
307                 307             307-001             LaSalle                   Chase Bank
309                 309             309-001             LaSalle                   Cabell Gateway
311                 311             311-001             LaSalle                   Country Inn & Suites Lumberton
313                 313             313-001             LaSalle                   1325-1327 14th Street, NW
314                 314             314-001             LaSalle                   Stor-A-Lot
319                 319             319-001             LaSalle                   Fidelity Investor Center
320                 320             320-001             LaSalle                   Haygood Executive Center
321                 321             321-001             LaSalle                   One Columbus Place
326                 326             326-001             LaSalle                   Sherwood Court Apartments
336                 336             336-001             LaSalle                   1605-1615 Pacific Coast Highway
340                 340             340-001             LaSalle                   Towne Point Shoppes
343                 343             343-001             LaSalle                   Ingleside Maxi Storage
345                 345             345-001             LaSalle                   Top Hat Self Storage
348                 348             348-001             LaSalle                   4140 N. Cherry St.
350                 350             350-001             LaSalle                   Shops at Berea Shopping Center
351                 351             351-001             LaSalle                   210 Airport Road
353                 353             353-001             LaSalle                   Magnolia Village
354                 354             354-001             LaSalle                   Pecue Estates MHC
357                 357             357-001             LaSalle                   Demopolis Retail Center
358                 358             358-001             LaSalle                   Plaza Colores
359                 359             359-001             LaSalle                   Extra Space Storage
360                 360             360-001             LaSalle                   Indio Retail
361                 361             361-001             LaSalle                   Michigan Street Apartments
363                 363             363-001             LaSalle                   Pack N Stack Mini Storage
365                 365             365-001             LaSalle                   Marble Falls Public Storage
367                 367             367-001             LaSalle                   Southwind Apartments
368                 368             368-001             LaSalle                   19th & O Street Building
371                 371             371-001             LaSalle                   Alta Vista Business Park
373                 373             373-001             LaSalle                   Dollar General - Edmonton, KY
374                 374             374-001             LaSalle                   Blackstone RV Park
375                 375             375-001             LaSalle                   Port Canaveral Commerce Center
376                 376             376-001             LaSalle                   College Village
377                 377             377-001             LaSalle                   5th & Green Retail
379                 379             379-001             LaSalle                   Orange Ave Self Storage
381                 381             381-001             LaSalle                   University Pointe Apartments
382                 382             382-001             LaSalle                   Chapman Industrial
385                 385             385-001             LaSalle                   Robertson Office
387                 387             387-001             LaSalle                   Bethany Center
389                 389             389-001             LaSalle                   Oakwood Center
390                 390             390-001             LaSalle                   Parma Self Storage
391                 391             391-001             LaSalle                   Terrace Village RV Park
393                 393             393-001             LaSalle                   Bonanza Terrace RV Park
394                 394             394-001             LaSalle                   Farrell Self Storage
397                 397             397-001             LaSalle                   Aaron Rents
398                 398             398-001             LaSalle                   Perry Shops
399                 399             399-001             LaSalle                   Airport Business Park
401                 401             401-001             LaSalle                   704 Jefferson
402                 402             402-001             LaSalle                   350 South Avenue Building
404                 404             404-001             LaSalle                   Shoppes of Maysville
407                 407             407-001             LaSalle                   Kendall Village Townhomes 2
409                 409             409-001             LaSalle                   Foxes Den Self Storage Lafayette
410                 410             410-001             LaSalle                   Meadowbrook Apartments
411                 411             411-001             LaSalle                   Lakeside Village MHP, San Antonio
412                 412             412-001             LaSalle                   Advance Auto Parts MI
419                 419             419-001             LaSalle                   Carpenter Road Self Storage
420                 420             420-001             LaSalle                   Big Al's Mini Storage
421                 421             421-001             LaSalle                   Village Estates MHP




Mortgage Loan No.     Loan Group         Cross-Collateralization(2)   Original Balance     Cut-Off Date Balance(3)
                                                                      $195,000,000         $195,000,000
4                              2         No                            $15,108,608          $15,108,608
4                              2         No                            $14,505,927          $14,505,927
4                              2         No                            $10,889,836          $10,889,836
4                              2         No                            $10,120,897          $10,120,897
4                              2         No                             $9,497,433           $9,497,433
4                              2         No                             $8,853,187           $8,853,187
4                              2         No                             $7,127,548           $7,127,548
4                              2         No                             $7,107,488           $7,107,488
4                              2         No                             $6,899,667           $6,899,667
4                              2         No                             $6,855,649           $6,855,649
4                              2         No                             $6,359,332           $6,359,332
4                              2         No                             $6,266,860           $6,266,860
4                              2         No                             $6,213,856           $6,213,856
4                              2         No                             $5,944,251           $5,944,251
4                              2         No                             $5,375,938           $5,375,938
4                              2         No                             $5,320,225           $5,320,225
4                              2         No                             $5,299,443           $5,299,443
4                              2         No                             $5,091,621           $5,091,621
4                              2         No                             $4,696,761           $4,696,761
4                              2         No                             $4,239,555           $4,239,555
4                              2         No                             $4,217,859           $4,217,859
4                              2         No                             $4,052,515           $4,052,515
4                              2         No                             $3,657,655           $3,657,655
4                              2         No                             $3,325,141           $3,325,141
4                              2         No                             $3,242,012           $3,242,012
4                              2         No                             $3,200,448           $3,200,448
4                              2         No                             $3,054,973           $3,054,973
4                              2         No                             $2,764,023           $2,764,023
4                              2         No                             $2,618,548           $2,618,548
4                              2         No                             $2,618,548           $2,618,548
4                              2         No                             $2,410,727           $2,410,727
4                              2         No                             $2,140,559           $2,140,559
4                              2         No                             $2,078,213           $2,078,213
4                              2         No                             $1,288,492           $1,288,492
4                              2         No                               $893,632             $893,632
4                              2         No                               $831,285             $831,285
4                              2         No                               $831,285             $831,285
                                                                       $62,500,000          $62,500,000
10                             1         No                            $16,250,000          $16,250,000
10                             1         No                            $15,625,000          $15,625,000
10                             1         No                            $15,625,000          $15,625,000
10                             1         No                            $15,000,000          $15,000,000
12                             1         No                            $43,000,000          $43,000,000
13                             2         No                            $42,000,000          $42,000,000
14                             1         No                            $41,280,000          $41,280,000
17                             2         No                            $36,000,000          $36,000,000
19                             1         No                            $35,000,000          $35,000,000
20                             2         No                            $34,060,000          $34,060,000
23                             1         No                            $30,000,000          $30,000,000
24                             2         No                            $28,888,000          $28,888,000
25                             1         No                            $27,200,000          $27,108,274
26                             1         No                            $27,000,000          $27,000,000
                                                                       $25,775,000          $25,775,000
27                             1         No                            $13,671,060          $13,671,060
27                             1         No                             $3,569,838           $3,569,838
27                             1         No                             $3,067,225           $3,067,225
27                             1         No                             $2,100,663           $2,100,663
27                             1         No                             $1,250,088           $1,250,088
27                             1         No                               $739,743             $739,743
27                             1         No                               $690,770             $690,770
27                             1         No                               $685,615             $685,615
28                             1         No                            $25,620,000          $25,620,000
32                             1         No                            $22,500,000          $22,500,000
                                                                       $22,150,000          $22,072,049
33                             2         No                             $3,987,000           $3,972,969
33                             2         No                             $3,765,500           $3,752,248
33                             2         No                             $2,658,000           $2,648,646
33                             2         No                             $2,658,000           $2,648,646
33                             2         No                             $1,772,000           $1,765,764
33                             2         No                             $1,329,000           $1,324,323
33                             2         No                             $1,329,000           $1,324,323
33                             2         No                             $1,107,500           $1,103,602
33                             2         No                             $1,107,500           $1,103,602
33                             2         No                               $664,500             $662,161
33                             2         No                               $664,500             $662,161
33                             2         No                               $664,500             $662,161
33                             2         No                               $443,000             $441,441
35                             1         No                            $20,750,000          $20,750,000
37                             1         No                            $20,250,000          $20,250,000
40                             1         No                            $20,000,000          $20,000,000
41                             1         No                            $20,000,000          $19,960,921
42                             2         No                            $19,750,000          $19,750,000
43                             1         No                            $19,200,000          $19,200,000
47                             2         No                            $18,500,000          $18,500,000
                                                                       $18,320,000          $18,320,000
48                             1         No                             $4,800,000           $4,800,000
48                             1         No                             $4,640,000           $4,640,000
48                             1         No                             $3,200,000           $3,200,000
48                             1         No                             $2,920,000           $2,920,000
48                             1         No                             $1,480,000           $1,480,000
48                             1         No                             $1,280,000           $1,280,000
49                             1         No                            $18,300,000          $18,300,000
55                             2         No                            $16,196,000          $16,196,000
61                             1         No                            $14,600,000          $14,600,000
63                             1         No                            $14,400,000          $14,400,000
70                             1         No                            $13,000,000          $13,000,000
                                                                       $12,825,000          $12,815,858
71                             1         Yes                            $8,000,000           $8,000,000
72                             1         Yes                            $2,690,633           $2,685,535
72                             1         Yes                            $2,134,367           $2,130,323
74                             1         No                            $12,095,000          $12,095,000
77                             1         No                            $12,000,000          $11,975,801
78                             2         No                            $11,800,000          $11,800,000
79                             1         No                            $11,700,000          $11,700,000
80                             1         No                            $11,500,000          $11,500,000
                                                                       $11,500,000          $11,469,727
83                             1         No                             $9,560,000           $9,534,834
83                             1         No                             $1,940,000           $1,934,893
85                             2         No                            $11,400,000          $11,400,000
86                             1         No                            $11,350,000          $11,350,000
87                             2         No                            $10,636,800          $10,636,800
89                             2         No                            $10,450,000          $10,418,977
90                             1         No                            $10,250,000          $10,250,000
94                             1         No                            $10,000,000          $10,000,000
95                             1         No                             $9,850,000           $9,850,000
97                             1         No                             $9,275,000           $9,275,000
                                                                        $9,250,000           $9,250,000
98                             1         No                             $4,893,144           $4,893,144
98                             1         No                             $1,878,967           $1,878,967
98                             1         No                             $1,115,637           $1,115,637
98                             1         No                             $1,096,064           $1,096,064
98                             1         No                               $266,187             $266,187
106                            2         No                             $8,800,000           $8,800,000
112                            1         No                             $8,500,000           $8,500,000
115                            2         No                             $8,400,000           $8,400,000
116                            1         No                             $8,400,000           $8,400,000
118                            2         No                             $8,150,000           $8,150,000
123                            1         No                             $8,000,000           $8,000,000
124                            1         No                             $8,000,000           $8,000,000
                                                                        $7,725,000           $7,725,000
127                            1         Yes                            $3,925,000           $3,925,000
128                            1         Yes                            $3,800,000           $3,800,000
129                            2         No                             $7,680,000           $7,668,325
130                            1         No                             $7,650,000           $7,650,000
131                            2         No                             $7,616,000           $7,616,000
132                            1         No                             $7,600,000           $7,600,000
133                            1         No                             $7,575,000           $7,575,000
134                            1         No                             $7,520,000           $7,520,000
135                            1         No                             $7,500,000           $7,500,000
137                            1         No                             $7,300,000           $7,300,000
138                            1         No                             $7,200,000           $7,200,000
142                            1         No                             $7,000,000           $7,000,000
143                            1         No                             $7,000,000           $7,000,000
                                                                        $6,925,000           $6,912,309
145                            1         Yes                            $4,605,000           $4,596,561
146                            1         Yes                            $2,320,000           $2,315,748
148                            1         No                             $6,800,000           $6,800,000
                                                                        $6,750,000           $6,750,000
149                            2         No                             $2,440,738           $2,440,738
149                            2         No                             $1,589,482           $1,589,482
149                            2         No                             $1,430,534           $1,430,534
149                            2         No                             $1,289,246           $1,289,246
                                                                        $6,725,000           $6,725,000
150                            1         No                             $3,980,345           $3,980,345
150                            1         No                             $2,744,655           $2,744,655
151                            2         No                             $6,600,000           $6,600,000
152                            1         No                             $6,500,000           $6,500,000
154                            1         No                             $6,500,000           $6,480,703
155                            1         No                             $6,395,000           $6,395,000
157                            1         No                             $6,200,000           $6,200,000
                                                                        $6,160,000           $6,160,000
158                            1         No                             $3,541,602           $3,541,602
158                            1         No                             $2,618,398           $2,618,398
160                            1         No                             $6,020,000           $6,020,000
162                            1         No                             $6,000,000           $6,000,000
164                            2         No                             $6,000,000           $6,000,000
165                            1         No                             $6,000,000           $5,973,221
168                            2         No                             $5,800,000           $5,783,468
169                            2         No                             $5,760,000           $5,760,000
172                            1         No                             $5,700,000           $5,700,000
173                            1         No                             $5,700,000           $5,700,000
                                                                        $5,700,000           $5,700,000
174                            1         Yes                            $3,200,000           $3,200,000
175                            1         Yes                            $2,500,000           $2,500,000
177                            1         No                             $5,650,000           $5,639,646
178                            1         No                             $5,600,000           $5,574,219
179                            1         No                             $5,500,000           $5,500,000
181                            1         No                             $5,400,000           $5,400,000
182                            1         No                             $5,375,000           $5,375,000
183                            1         No                             $5,350,000           $5,350,000
                                                                        $5,350,000           $5,333,094
187                            1         No                             $5,300,000           $5,294,210
188                            1         No                             $5,250,000           $5,235,491
                                                                        $5,200,000           $5,200,000
189                            2         No                             $3,040,000           $3,040,000
189                            2         No                             $2,160,000           $2,160,000
190                            1         No                             $5,200,000           $5,190,703
191                            1         No                             $5,145,000           $5,145,000
192                            1         No                             $5,130,000           $5,130,000
194                            1         No                             $5,040,000           $5,040,000
195                            1         No                             $5,000,000           $5,000,000
196                            2         No                             $5,000,000           $4,994,829
201                            1         No                             $4,800,000           $4,800,000
204                            1         No                             $4,700,000           $4,700,000
207                            2         No                             $4,625,000           $4,625,000
210                            1         No                             $4,550,000           $4,540,914
211                            1         No                             $4,500,000           $4,500,000
212                            1         No                             $4,500,000           $4,491,605
213                            1         No                             $4,500,000           $4,485,559
217                            2         No                             $4,400,000           $4,400,000
220                            1         No                             $4,350,000           $4,336,277
221                            2         No                             $4,300,000           $4,300,000
223                            1         No                             $4,300,000           $4,288,300
224                            1         No                             $4,250,000           $4,250,000
225                            1         No                             $4,250,000           $4,245,613
227                            1         No                             $4,220,000           $4,206,688
231                            1         No                             $4,000,000           $3,994,566
237                            1         No                             $3,800,000           $3,787,616
238                            1         No                             $3,800,000           $3,787,574
240                            1         No                             $3,785,000           $3,785,000
242                            1         No                             $3,650,000           $3,650,000
247                            1         No                             $3,540,000           $3,540,000
255                            1         No                             $3,375,000           $3,368,993
258                            2         No                             $3,350,000           $3,318,901
259                            1         No                             $3,300,000           $3,300,000
                                                                        $3,300,000           $3,300,000
260                            1         No                             $1,846,789           $1,846,789
260                            1         No                             $1,453,211           $1,453,211
261                            1         No                             $3,300,000           $3,293,608
264                            2         No                             $3,200,000           $3,193,990
265                            1         No                             $3,185,000           $3,185,000
267                            2         No                             $3,160,000           $3,150,268
268                            1         No                             $3,150,000           $3,146,858
269                            1         No                             $3,100,000           $3,093,425
270                            1         No                             $3,030,000           $3,030,000
276                            1         No                             $3,000,000           $2,994,441
278                            1         No                             $3,000,000           $2,994,240
283                            1         No                             $2,984,000           $2,984,000
285                            1         No                             $2,950,000           $2,947,007
287                            1         No                             $2,900,000           $2,894,614
288                            1         No                             $2,900,000           $2,886,133
297                            1         No                             $2,718,750           $2,715,841
302                            1         No                             $2,601,000           $2,601,000
307                            1         No                             $2,505,000           $2,500,471
309                            1         No                             $2,500,000           $2,497,696
311                            1         No                             $2,500,000           $2,484,530
313                            1         No                             $2,400,000           $2,400,000
314                            1         No                             $2,400,000           $2,400,000
319                            1         No                             $2,325,000           $2,321,460
320                            1         No                             $2,300,000           $2,300,000
321                            1         No                             $2,300,000           $2,300,000
326                            2         No                             $2,300,000           $2,295,535
336                            1         No                             $2,150,000           $2,145,716
340                            1         No                             $2,100,000           $2,091,812
343                            1         No                             $2,060,000           $2,053,501
345                            1         No                             $2,025,000           $2,021,264
348                            1         No                             $2,000,000           $2,000,000
350                            1         No                             $2,000,000           $1,997,927
351                            1         No                             $2,000,000           $1,995,722
353                            1         No                             $1,960,000           $1,960,000
354                            2         No                             $1,944,000           $1,936,171
357                            1         No                             $1,920,000           $1,914,087
358                            1         No                             $1,900,000           $1,900,000
359                            1         No                             $1,900,000           $1,896,649
360                            1         No                             $1,900,000           $1,893,934
361                            2         No                             $1,900,000           $1,892,187
363                            1         No                             $1,875,000           $1,869,205
365                            1         No                             $1,850,000           $1,848,108
367                            2         No                             $1,850,000           $1,844,184
368                            1         No                             $1,800,000           $1,798,138
371                            1         No                             $1,760,000           $1,758,162
373                            1         No                             $1,750,000           $1,745,205
374                            1         No                             $1,750,000           $1,739,754
375                            1         No                             $1,750,000           $1,734,582
376                            1         No                             $1,700,000           $1,697,520
377                            1         No                             $1,700,000           $1,697,497
379                            1         No                             $1,700,000           $1,694,619
381                            2         No                             $1,630,000           $1,630,000
382                            1         No                             $1,600,000           $1,600,000
385                            1         No                             $1,550,000           $1,550,000
387                            1         No                             $1,530,000           $1,527,171
389                            1         No                             $1,500,000           $1,500,000
390                            1         No                             $1,500,000           $1,498,538
391                            1         No                             $1,500,000           $1,498,492
393                            1         No                             $1,500,000           $1,498,478
394                            1         No                             $1,480,000           $1,478,493
397                            1         No                             $1,450,000           $1,450,000
398                            1         No                             $1,450,000           $1,450,000
399                            1         No                             $1,425,000           $1,422,475
401                            1         No                             $1,400,000           $1,400,000
402                            1         No                             $1,400,000           $1,392,067
404                            1         No                             $1,350,000           $1,348,601
407                            2         No                             $1,250,000           $1,246,070
409                            1         No                             $1,200,000           $1,197,761
410                            2         No                             $1,200,000           $1,195,204
411                            2         No                             $1,200,000           $1,193,396
412                            1         No                             $1,175,000           $1,171,639
419                            1         No                             $1,000,000             $998,498
420                            1         No                             $1,000,000             $998,155
421                            2         No                             $1,000,000             $997,486




Mortgage Loan No.          NOI DSCR(4)                  NCF DSCR(4)   Post IO Period NCF DSCR(4)          Cut-Off Date LTV(4)
                                  1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
4                                 1.44                         1.44                          NAP                         60.7%
                                  1.45                         1.43                         1.21                         75.1%
10                                1.45                         1.43                         1.21                         75.1%
10                                1.45                         1.43                         1.21                         75.1%
10                                1.45                         1.43                         1.21                         75.1%
10                                1.45                         1.43                         1.21                         75.1%
12                                1.40                         1.36                          NAP                         81.1%
13                                1.25                         1.24                          NAP                         74.3%
14                                1.84                         1.79                          NAP                         80.0%
17                                1.34                         1.32                         1.10                         80.0%
19                                1.75                         1.59                         1.31                         69.0%
20                                1.35                         1.33                         1.10                         75.7%
23                                1.53                         1.45                         1.22                         77.5%
24                                1.35                         1.33                         1.11                         80.0%
25                                1.43                         1.28                          NAP                         79.7%
26                                1.27                         1.20                          NAP                         78.5%
                                  1.70                         1.61                         1.33                         75.1%
27                                1.70                         1.61                         1.33                         75.1%
27                                1.70                         1.61                         1.33                         75.1%
27                                1.70                         1.61                         1.33                         75.1%
27                                1.70                         1.61                         1.33                         75.1%
27                                1.70                         1.61                         1.33                         75.1%
27                                1.70                         1.61                         1.33                         75.1%
27                                1.70                         1.61                         1.33                         75.1%
27                                1.70                         1.61                         1.33                         75.1%
28                                1.92                         1.80                          NAP                         60.3%
32                                1.45                         1.36                         1.15                         76.8%
                                  1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
33                                1.39                         1.36                          NAP                         72.8%
35                                1.68                         1.49                         1.23                         78.9%
37                                1.59                         1.43                         1.17                         76.7%
40                                1.40                         1.36                         1.16                         69.7%
41                                1.76                         1.61                          NAP                         63.6%
42                                1.41                         1.37                          NAP                         66.9%
43                                1.45                         1.40                         1.16                         80.0%
47                                1.37                         1.33                          NAP                         78.7%
                                  1.59                         1.47                         1.22                         80.0%
48                                1.59                         1.47                         1.22                         80.0%
48                                1.59                         1.47                         1.22                         80.0%
48                                1.59                         1.47                         1.22                         80.0%
48                                1.59                         1.47                         1.22                         80.0%
48                                1.59                         1.47                         1.22                         80.0%
48                                1.59                         1.47                         1.22                         80.0%
49                                1.54                         1.49                         1.23                         73.9%
55                                1.38                         1.36                         1.13                         74.3%
61                                1.47                         1.43                         1.22                         78.1%
63                                1.61                         1.49                         1.25                         80.0%
70                                1.82                         1.74                         1.44                         63.1%
                                  1.62                         1.49                          NAP                         65.3%
71                                1.62                         1.49                          NAP                         65.3%
72                                1.62                         1.49                          NAP                         65.3%
72                                1.62                         1.49                          NAP                         65.3%
74                                1.51                         1.39                         1.16                         78.0%
77                                1.64                         1.53                          NAP                         59.9%
78                                1.64                         1.48                         1.23                         80.0%
79                                1.52                         1.43                         1.19                         72.4%
80                                1.68                         1.55                         1.26                         63.5%
                                  1.45                         1.18                          NAP                         61.3%
83                                1.45                         1.18                          NAP                         61.3%
83                                1.45                         1.18                          NAP                         61.3%
85                                1.63                         1.58                         1.30                         79.7%
86                                1.61                         1.49                         1.23                         69.0%
87                                1.47                         1.42                         1.19                         79.4%
89                                1.24                         1.19                          NAP                         74.4%
90                                1.44                         1.36                          NAP                         79.2%
94                                1.71                         1.61                         1.32                         74.6%
95                                1.44                         1.36                          NAP                         78.7%
97                                1.59                         1.49                          NAP                         71.3%
                                  1.51                         1.43                         1.20                         78.3%
98                                1.51                         1.43                         1.20                         78.3%
98                                1.51                         1.43                         1.20                         78.3%
98                                1.51                         1.43                         1.20                         78.3%
98                                1.51                         1.43                         1.20                         78.3%
98                                1.51                         1.43                         1.20                         78.3%
106                               1.45                         1.38                          NAP                         80.0%
112                               1.87                         1.70                         1.39                         60.3%
115                               1.37                         1.32                          NAP                         76.7%
116                               1.57                         1.43                         1.19                         80.0%
118                               1.38                         1.36                         1.13                         77.6%
123                               1.49                         1.39                          NAP                         76.2%
124                               1.66                         1.51                         1.25                         78.4%
                                  1.49                         1.44                         1.20                         76.4%
127                               1.49                         1.44                         1.20                         76.4%
128                               1.49                         1.44                         1.20                         76.4%
129                               1.32                         1.25                          NAP                         79.9%
130                               1.84                         1.63                         1.35                         76.5%
131                               1.41                         1.39                         1.16                         80.0%
132                               1.44                         1.36                          NAP                         78.0%
133                               1.61                         1.56                         1.31                         62.1%
134                               1.57                         1.45                         1.22                         79.2%
135                               1.55                         1.47                         1.23                         69.8%
137                               1.53                         1.40                         1.17                         69.5%
138                               1.43                         1.31                         1.11                         74.2%
142                               1.42                         1.36                         1.14                         65.1%
143                               1.42                         1.37                         1.15                         67.4%
                                  1.30                         1.27                          NAP                         76.8%
145                               1.30                         1.27                          NAP                         76.8%
146                               1.30                         1.27                          NAP                         76.8%
148                               1.49                         1.38                         1.15                         79.1%
                                  2.03                         2.00                         1.65                         70.6%
149                               2.03                         2.00                         1.65                         70.6%
149                               2.03                         2.00                         1.65                         70.6%
149                               2.03                         2.00                         1.65                         70.6%
149                               2.03                         2.00                         1.65                         70.6%
                                  1.95                         1.68                         1.40                         59.4%
150                               1.95                         1.68                         1.40                         59.4%
150                               1.95                         1.68                         1.40                         59.4%
151                               1.50                         1.33                         1.10                         77.6%
152                               1.74                         1.65                         1.37                         70.7%
154                               1.84                         1.69                          NAP                         51.0%
155                               1.58                         1.43                         1.19                         79.9%
157                               1.55                         1.46                         1.20                         75.6%
                                  1.48                         1.42                         1.17                         79.6%
158                               1.48                         1.42                         1.17                         79.6%
158                               1.48                         1.42                         1.17                         79.6%
160                               1.82                         1.62                         1.34                         69.2%
162                               1.52                         1.50                          NAP                         75.9%
164                               1.49                         1.45                         1.21                         78.9%
165                               2.62                         1.97                          NAP                         60.3%
168                               1.22                         1.18                          NAP                         68.9%
169                               1.52                         1.49                         1.22                         77.8%
172                               1.43                         1.37                         1.15                         78.7%
173                               1.58                         1.44                         1.20                         79.2%
                                  2.09                         2.04                          NAP                         64.8%
174                               2.09                         2.04                          NAP                         64.8%
175                               2.09                         2.04                          NAP                         64.8%
177                               1.32                         1.29                          NAP                         75.2%
178                               1.70                         1.54                          NAP                         74.3%
179                               1.92                         1.70                          NAP                         64.1%
181                               1.67                         1.46                         1.23                         68.4%
182                               1.44                         1.43                         1.20                         70.7%
183                               1.79                         1.68                         1.39                         80.0%
                                  1.30                         1.24                          NAP                         79.2%
187                               1.77                         1.65                          NAP                         58.8%
188                               1.77                         1.55                          NAP                         73.2%
                                  1.50                         1.47                         1.22                         80.0%
189                               1.50                         1.47                         1.22                         80.0%
189                               1.50                         1.47                         1.22                         80.0%
190                               2.20                         2.00                          NAP                         70.6%
191                               1.62                         1.53                         1.27                         74.6%
192                               1.99                         1.83                         1.53                         71.7%
194                               1.69                         1.52                         1.26                         80.0%
195                               1.61                         1.51                         1.25                         79.4%
196                               1.49                         1.40                          NAP                         78.7%
201                               1.21                         1.18                         1.01                         68.6%
204                               2.27                         2.03                         1.71                         72.3%
207                               1.28                         1.17                          NAP                         74.2%
210                               1.21                         1.21                          NAP                         69.5%
211                               1.63                         1.52                         1.28                         77.6%
212                               1.36                         1.26                          NAP                         71.1%
213                               1.47                         1.34                          NAP                         76.7%
217                               1.49                         1.48                         1.22                         80.0%
220                               1.34                         1.26                          NAP                         80.3%
221                               1.55                         1.47                         1.23                         75.4%
223                               1.61                         1.41                          NAP                         61.3%
224                               1.40                         1.36                         1.15                         68.5%
225                               1.20                         1.19                          NAP                         71.0%
227                               1.26                         1.25                          NAP                         63.7%
231                               1.61                         1.40                          NAP                         72.6%
237                               1.38                         1.21                          NAP                         74.9%
238                               1.26                         1.21                          NAP                         79.4%
240                               1.47                         1.31                          NAP                         65.3%
242                               1.53                         1.46                         1.22                         79.3%
247                               1.78                         1.50                         1.24                         70.1%
255                               1.41                         1.18                          NAP                         74.9%
258                               1.32                         1.13                          NAP                         76.3%
259                               1.31                         1.25                          NAP                         77.6%
                                  1.63                         1.52                         1.29                         75.7%
260                               1.63                         1.52                         1.29                         75.7%
260                               1.63                         1.52                         1.29                         75.7%
261                               1.38                         1.28                          NAP                         76.6%
264                               1.29                         1.21                          NAP                         79.8%
265                               1.77                         1.58                         1.33                         65.0%
267                               1.43                         1.39                          NAP                         65.1%
268                               1.30                         1.24                          NAP                         74.9%
269                               1.51                         1.31                          NAP                         71.9%
270                               1.55                         1.42                         1.20                         70.5%
276                               1.30                         1.19                          NAP                         67.7%
278                               1.31                         1.24                          NAP                         70.8%
283                               1.61                         1.46                         1.21                         80.6%
285                               1.20                         1.19                          NAP                         70.2%
287                               1.35                         1.28                          NAP                         72.4%
288                               1.18                         1.13                          NAP                         72.2%
297                               1.38                         1.20                          NAP                         78.7%
302                               1.81                         1.71                         1.44                         59.8%
307                               1.63                         1.63                          NAP                         48.1%
309                               1.32                         1.20                          NAP                         74.8%
311                               1.68                         1.50                          NAP                         63.7%
313                               2.09                         1.99                         1.67                         48.0%
314                               1.64                         1.60                         1.34                         80.0%
319                               1.39                         1.35                          NAP                         69.5%
320                               1.47                         1.34                          NAP                         73.7%
321                               1.67                         1.59                         1.32                         74.2%
326                               1.43                         1.33                          NAP                         79.2%
336                               1.53                         1.43                          NAP                         48.1%
340                               1.50                         1.39                          NAP                         78.6%
343                               1.18                         1.13                          NAP                         77.5%
345                               1.31                         1.27                          NAP                         69.0%
348                               1.28                         1.21                          NAP                         75.8%
350                               1.17                         1.11                          NAP                         64.9%
351                               1.27                         1.22                          NAP                         70.3%
353                               1.60                         1.53                         1.28                         78.4%
354                               1.23                         1.18                          NAP                         69.6%
357                               1.48                         1.36                          NAP                         73.6%
358                               1.51                         1.42                         1.21                         78.5%
359                               1.47                         1.41                          NAP                         66.5%
360                               1.35                         1.21                          NAP                         71.2%
361                               1.36                         1.23                          NAP                         79.2%
363                               1.33                         1.24                          NAP                         74.8%
365                               1.49                         1.41                          NAP                         83.2%
367                               1.32                         1.25                          NAP                         78.8%
368                               1.29                         1.23                          NAP                         59.0%
371                               1.48                         1.30                          NAP                         78.8%
373                               1.27                         1.20                          NAP                         71.8%
374                               1.26                         1.20                          NAP                         72.5%
375                               1.43                         1.27                          NAP                         66.7%
376                               1.38                         1.24                          NAP                         76.3%
377                               1.31                         1.28                          NAP                         62.2%
379                               1.86                         1.78                          NAP                         56.5%
381                               1.41                         1.33                         1.16                         75.8%
382                               2.12                         2.00                         1.67                         39.2%
385                               1.51                         1.45                         1.20                         45.9%
387                               1.26                         1.21                          NAP                         71.0%
389                               1.51                         1.36                          NAP                         74.3%
390                               1.76                         1.70                          NAP                         59.9%
391                               1.35                         1.32                          NAP                         59.9%
393                               1.73                         1.70                          NAP                         55.5%
394                               1.37                         1.33                          NAP                         79.9%
397                               2.37                         2.19                          NAP                         45.0%
398                               1.60                         1.49                         1.24                         70.7%
399                               1.39                         1.24                          NAP                         71.5%
401                               1.47                         1.41                         1.19                         77.8%
402                               1.44                         1.28                          NAP                         66.9%
404                               1.28                         1.22                          NAP                         78.4%
407                               1.44                         1.39                          NAP                         73.3%
409                               1.34                         1.27                          NAP                         72.2%
410                               2.95                         2.30                          NAP                         43.9%
411                               2.11                         2.04                          NAP                         35.1%
412                               1.31                         1.26                          NAP                         64.0%
419                               1.28                         1.22                          NAP                         65.7%
420                               1.69                         1.65                          NAP                         62.4%
421                               1.36                         1.32                          NAP                         70.2%




Mortgage Loan No.    Balloon LTV(4)   Street Address                                                           City
                              60.7%
4                             60.7%   122-126 East 103rd Street                                                New York
4                             60.7%   124-136 East 117th Street                                                New York
4                             60.7%   231-235 East 117th Street                                                New York
4                             60.7%   1571-1575 Lexington Avenue                                               New York
4                             60.7%   1567-1569 Lexington Avenue                                               New York
4                             60.7%   234-238 East 116th Street                                                New York
4                             60.7%   233-237 East 111th Street                                                New York
4                             60.7%   137-139 East 110th Street                                                New York
4                             60.7%   244 East 117th Street                                                    New York
4                             60.7%   215 East 117th Street                                                    New York
4                             60.7%   204 East 112th Street                                                    New York
4                             60.7%   2371 Second Avenue                                                       New York
4                             60.7%   411 East 118th Street                                                    New York
4                             60.7%   102 East 116th Street                                                    New York
4                             60.7%   102 East 103rd Street                                                    New York
4                             60.7%   112 East 103rd Street                                                    New York
4                             60.7%   311 East 109th Street                                                    New York
4                             60.7%   2171-2173 Third Avenue                                                   New York
4                             60.7%   413 East 114th Street                                                    New York
4                             60.7%   312 East 106th Street                                                    New York
4                             60.7%   118 East 103rd Street                                                    New York
4                             60.7%   228 East 116th Street                                                    New York
4                             60.7%   216 East 118th Street                                                    New York
4                             60.7%   214 East 9th Street                                                      New York
4                             60.7%   411 East 114th Street                                                    New York
4                             60.7%   238 East 111th Street                                                    New York
4                             60.7%   154 East 106th Street                                                    New York
4                             60.7%   2156 Second Avenue                                                       New York
4                             60.7%   328 East 106th Street                                                    New York
4                             60.7%   318 East 106th Street                                                    New York
4                             60.7%   319-321 East 115th Street                                                New York
4                             60.7%   291 Pleasant Avenue                                                      New York
4                             60.7%   103 East 102nd Street                                                    New York
4                             60.7%   419 East 114th Street                                                    New York
4                             60.7%   417 East 114th Street                                                    New York
4                             60.7%   421 East 114th Street                                                    New York
4                             60.7%   423 East 114th Street                                                    New York
                              69.7%
10                            69.7%   700 N. State Highway 121 Bypass                                          Lewisville
10                            69.7%   800 N. State Highway 121 Bypass                                          Lewisville
10                            69.7%   750 N. State Highway 121 Bypass                                          Lewisville
10                            69.7%   850 N. State Highway 121 Bypass                                          Lewisville
12                            81.1%   1800 Fullerton Avenue                                                    Chicago
13                            74.3%   1801 Tower Drive                                                         Glenview
14                            80.0%   500 N. Meridian St.                                                      Indianapolis
17                            74.6%   3403 East Main Street                                                    Mesa
19                            61.9%   3050 N 5th Street Highway                                                Reading
20                            70.6%   4860 East Main Street                                                    Mesa
23                            70.0%   10 South Broadway                                                        St. Louis
24                            74.6%   1941 North Black Horse Pike                                              Williamstown
25                            67.2%   50 & 100 West Big Beaver Road                                            Troy
26                            78.5%   250 Sunset Avenue                                                        Solano
                              67.5%
27                            67.5%   1100 Camellia Boulevard                                                  Lafayette
27                            67.5%   120 Curran Lane                                                          Lafayette
27                            67.5%   1914 Kaliste Saloom Road                                                 Lafayette
27                            67.5%   1800 Kaliste Saloom Road                                                 Lafayette
27                            67.5%   1900 Kalilste Saloom Road                                                Lafayette
27                            67.5%   606 Silverstone Road                                                     Lafayette
27                            67.5%   600 Silverstone Road                                                     Lafayette
27                            67.5%   1216 Camellia Boulevard                                                  Lafayette
28                            60.3%   3039-3041 Cochran Street                                                 Simi Valley
32                            68.2%   8110 Cordova Road                                                        Cordova
                              61.0%
33                            61.0%   113 Beacon Street                                                        Boston
33                            61.0%   722, 744, 776 Columbus Avenue                                            Boston
33                            61.0%   610 Columbus Avenue                                                      Roxbury
33                            61.0%   50 Evergreen Street                                                      Jamaica Plain
33                            61.0%   226 Parker Hill Avenue                                                   Roxbury
33                            61.0%   216 & 218 Hemenway Street                                                Boston
33                            61.0%   1742-1744 Washington Street                                              Roxbury
33                            61.0%   480 Massachusetts Avenue                                                 Roxbury
33                            61.0%   486 Massachusetts Avenue                                                 Roxbury
33                            61.0%   55 South Huntington Avenue                                               Jamaica Plain
33                            61.0%   61 South Huntington Avenue                                               Jamaica Plain
33                            61.0%   28 South Huntington Avenue                                               Boston
33                            61.0%   63 South Huntington Avenue                                               Jamaica Plain
35                            73.6%   707 West Main Avenue                                                     Spokane
37                            71.4%   2882 Prospect Park Drive                                                 Rancho Cordova
40                            65.3%   1201-1267 S. Victoria Ave & 3900-3966 Tradewinds Drive                   Oxnard
41                            53.7%   8400 West Sunset Boulevard                                               West Hollywood
42                            66.9%   550 Los Arbolitos Boulevard                                              Oceanside
43                            74.6%   5550 Douglas Boulevard                                                   Granite Bay
47                            78.7%   7895 Shadow Creek Drive                                                  Hamilton
                              74.6%
48                            74.6%   Route 24 and Fairfield Road                                              Lewes
48                            74.6%   1450 Capital Trail                                                       Newark
48                            74.6%   630 Churchmans Road                                                      Newark
48                            74.6%   1100 Horizon Circle                                                      Chalfont
48                            74.6%   1501 New Casho Mill Road                                                 Newark
48                            74.6%   400 North Ramunno Drive                                                  Middletown
49                            68.4%   745 North New Ballas Road                                                Creve Coeur
55                            69.3%   2050 West Dunlap Avenue                                                  Phoenix
61                            73.3%   2339 Route 9                                                             Ocean View
63                            72.2%   900 West 5th Avenue and 943 West 6th Avenue                              Anchorage
70                            58.9%   1401-1451 W. Artesia Boulevard                                           Gardena
                              61.6%
71                            61.6%   6262 & 6352 South Central Street                                         Aurora
72                            61.6%   4404 52nd Street                                                         Kenosha
72                            61.6%   791 West Elk Avenue                                                      Elizabethton
74                            70.4%   415 North LaSalle Street                                                 Chicago
77                            50.3%   933 South Willow Street                                                  Manchester
78                            72.1%   7643 East 51st Street                                                    Tulsa
79                            67.6%   21 Tamal Vista Boulevard                                                 Corte Madera
80                            59.3%   1661 North Raymond Avenue & 100 East Orangethorpe Avenue                 Anaheim
                              48.1%
83                            48.1%   1420 Wal-Pat Road                                                        Smithfield
83                            48.1%   10575 US Highway 701 South                                               Clarkton
85                            70.2%   2207 Pierce Road                                                         Saginaw
86                            64.3%   1215 & 1241 State Street                                                 Salem
87                            74.2%   4825 & 4917 South Drexel Boulevard                                       Chicago
89                            57.1%   2270 Meadowlake Road                                                     Conway
90                            79.2%   1230 Lancaster Drive SE                                                  Salem
94                            66.9%   7220-7364 International Drive                                            Orlando
95                            78.7%   60 NE Bend River Mall Avenue                                             Bend
97                            71.3%   640 Flormann Street                                                      Rapid City
                              69.4%
98                            69.4%   2175 Frankford Avenue                                                    Panama City Beach
98                            69.4%   6110 Cypress Point Drive                                                 Panama City Beach
98                            69.4%   1615 Allison Avenue                                                      Panama City Beach
98                            69.4%   4400 Delwood Lane                                                        Panama City Beach
98                            69.4%   1813 Thomas Drive                                                        Panama City Beach
106                           80.0%   315 Birchrun Drive                                                       Spartanburg
112                           56.1%   22436 & 23456 Madero                                                     Mission Viejo
115                           76.7%   1640 Tyrol Lane                                                          Stockton
116                           74.6%   107 South Fifth Street                                                   Richmond
118                           72.4%   10 Pine Drive                                                            Bloomingburg
123                           76.2%   3600 Westwind Boulevard                                                  Santa Rosa
124                           73.2%   901 East 8th Avenue                                                      King of Prussia
                              68.8%
127                           68.8%   6218 South Padre Island Drive                                            Corpus Christi
128                           68.8%   2201 South Pleasant Valley Road                                          Austin
129                           61.4%   4274 & 4278 University Avenue                                            Grand Forks
130                           67.4%   2160 Larkspur Lane                                                       Redding
131                           74.6%   1001 Sage Avenue                                                         Reading
132                           78.0%   2815 Chad Drive                                                          Eugene
133                           55.0%   25343-25391 Wayne Mills Place                                            Santa Clarita
134                           72.9%   2805-2873 Dublin Boulevard & 6455 North Union Boulevard                  Colorado Springs
135                           62.9%   12404 Warwick Boulevard                                                  Newport News
137                           62.6%   1190 Saratoga Avenue                                                     San Jose
138                           69.6%   821 West Alexis Road                                                     Toledo
142                           58.7%   73199 El Paseo                                                           Palm Desert
143                           63.1%   2523 NW 6th Street, 127 NW 25th Avenue and 132-137 NW 25th Terrace       Fort Lauderdale
                              65.4%
145                           65.4%   409 Big Tree Road                                                        South Daytona
146                           65.4%   321 Hand Avenue & 524 South Yonge Street                                 Ormond Beach
148                           71.2%   1001 Menaul NE & 2511 Broadbent Parkway NE                               Albuquerque
                              63.5%
149                           63.5%   Rte 9 East at Yountz Drive                                               Martinsburg
149                           63.5%   Rte 11 N @ Brilliant Stone Drive                                         Martinsburg
149                           63.5%   Grapevine Rd @ Vine Circle                                               Martinsburg
149                           63.5%   Rte 11 N @ Berkeley Station Road                                         Martinsburg
                              53.5%
150                           53.5%   877 Ingleside Avenue                                                     Columbus
150                           53.5%   425 Victoria Road                                                        Austintown
151                           69.8%   5603 Farm Pond Lane                                                      Charlotte
152                           62.3%   1400 Kempsville Road                                                     Chesapeake
154                           39.1%   1300 Ethan Way & 2025-2045 Hurley Way                                    Sacramento
155                           74.6%   25, 37, & 49 Kessel Court                                                Madison
157                           67.9%   2191 Defense Highway                                                     Crofton
                              74.2%
158                           74.2%   6400-6500 FM 1960 East                                                   Humble
158                           74.2%   550 Montgomery Street                                                    Willis
160                           62.3%   1800 - 1834 North Velasco Street                                         Angleton
162                           75.9%   1454 Second Avenue                                                       New York
164                           71.0%   10 Falls Boulevard                                                       Springboro
165                           47.2%   1076 Williston Road                                                      South Burlington
168                           53.2%   5801 NW 114th Street (Hwy 141)                                           Grimes
169                           72.5%   618 State Route 303                                                      Streetsboro
172                           71.2%   18605-18649 SW Farmington Road                                           Aloha
173                           71.2%   60 Railroad Place                                                        Saratoga Springs
                              64.8%
174                           64.8%   1064-1066 Wisconsin Avenue, NW                                           Washington
175                           64.8%   157-159 Newbury Street, Unit 1                                           Boston
177                           64.0%   501-509 South Nova Road                                                  Ormond Beach
178                           57.7%   585 Fort Loudon Medical Center Drive                                     Lenoir City
179                           64.1%   8101-8111 Royal Ridge Parkway                                            Irving
181                           61.7%   6500 Mineral Drive                                                       Coeur D'Alene
182                           62.6%   854 Harrison Avenue                                                      Riverhead
183                           70.3%   155 - 275 Lincolnway West                                                Massillon
                              67.5%
187                           49.3%   1100 Brookstone Centre Parkway                                           Columbus
188                           56.9%   2680 Hospitality Boulevard                                               Florence
                              74.6%
189                           74.6%   2600 East Main Street                                                    Merrill
189                           74.6%   1515 Vandenbroek Road                                                    Little Chute
190                           60.3%   612 Dickens Place, NE                                                    Concord
191                           69.6%   3800-3810 Hacks Cross Road                                               Memphis
192                           64.8%   9600 Two Notch Road                                                      Columbia
194                           70.5%   129 Bessemer Super Highway                                               Midfield
195                           74.0%   2071 McCoy Road                                                          Sun Prairie
196                           66.5%   600 Shelton Road                                                         Auburn
201                           62.5%   6320 Forestville Street                                                  Forestville
204                           64.1%   7520 Conner Road                                                         Powell
207                           70.8%   213 Argonaut Drive                                                       El Paso
210                           58.5%   800 E Lugonia Ave                                                        Redlands
211                           70.3%   214 Jefferson Street                                                     Lafayette
212                           60.4%   55 Silver Lane                                                           Eugene
213                           69.5%   3501 Colby Avenue                                                        Everett
217                           74.6%   216 Mary Street                                                          Johnson Creek
220                           68.5%   694 Southeast 3rd Street                                                 Bend
221                           66.6%   921 Shady Grove Road                                                     Hot Springs
223                           47.8%   3211 Wilson Drive                                                        Burlington
224                           64.3%   2907 Shelter Island Drive                                                San Diego
225                           60.1%   31250 Beck Road                                                          Novi
227                           54.4%   750 E. 120th Avenue                                                      Northglenn
231                           57.2%   9701 East Independence Boulevard                                         Matthews
237                           63.5%   4600 Schroeder Drive                                                     Brown Deer
238                           67.3%   2600 Trimmier Road                                                       Killeen
240                           50.9%   600 SE Nye Avenue                                                        Pendleton
242                           74.1%   5759 Hamilton Road                                                       Columbus
247                           63.0%   4421 South White Mountain Road                                           Show Low
255                           64.0%   4570 Old Troup Highway                                                   Tyler
258                           60.6%   2361 South Park Road SW                                                  Birmingham
259                           65.8%   80 Regina Drive                                                          Cranberry
                              67.3%
260                           67.3%   3700 Holly Lane                                                          Erlanger
260                           67.3%   754 Old State Route 74                                                   Cincinnati
261                           64.8%   825 North Broadway                                                       Oklahoma City
264                           67.8%   1314 Hastings Drive, 1501 Myrtle Street, 1490 Green Street               Valdosta
265                           58.7%   955 North Wesleyan Boulevard                                             Rocky Mount
267                           55.7%   4865 Lake Ontario Drive                                                  Cocoa
268                           63.7%   19202 Stone Oak Parkway                                                  San Antonio
269                           47.9%   921 Edgefield Road                                                       North Augusta
270                           62.6%   6560 Highway 179                                                         Sedona
276                           57.6%   7420 SW Bridgeport Road                                                  Tualatin
278                           59.9%   1125 North McCarran Boulevard                                            Sparks
283                           72.5%   2984 West Wheatland Road                                                 Dallas
285                           59.5%   2000 N. West Avenue                                                      El Dorado
287                           61.5%   475 Providence Main Street                                               Huntsville
288                           55.6%   6120 Greenwood Road                                                      Shreveport
297                           66.2%   501 West Lincoln Trail Boulevard                                         Radcliff
302                           54.1%   252 E Main Street                                                        Hendersonville
307                           41.0%   3600 Bardstown Road                                                      Louisville
309                           64.3%   3135 16th Street Road                                                    Huntington
311                           43.4%   3010 North Roberts Avenue                                                Lumberton
313                           43.3%   1325-1327 14th Street, N.W.                                              Washington
314                           70.8%   1004 Washington Ave and 6604 Church Hill Rd                              Chestertown
319                           53.5%   30200 Northwestern Highway                                               Farmington Hills
320                           62.8%   4661-4667 Haygood Road                                                   Virginia Beach
321                           65.4%   1012 East 23rd Street                                                    Columbus
326                           66.9%   4519 McPherson Avenue                                                    St. Louis
336                           40.5%   1605-1615 Pacific Coast Highway                                          Harbor City
340                           67.4%   3546-3590 Towne Point Road                                               Portsmouth
343                           66.1%   37877 and 37895 Groesbeck Highway                                        Clinton Township
345                           58.7%   4500 South Congress Avenue                                               Austin
348                           59.2%   4140 North Cherry Street                                                 Winston-Salem
350                           54.8%   200 Brenwood Street                                                      Berea
351                           46.6%   210 Airport Road                                                         Mount Airy
353                           69.4%   541-557 Jonesboro Road                                                   McDonough
354                           59.4%   7550 East Pecue Lane                                                     Baton Rouge
357                           63.0%   505 US 80 West                                                           Demopolis
358                           73.7%   4337 West Indian School Road                                             Phoenix
359                           57.0%   770 West Main Street                                                     Waterbury
360                           60.6%   45596 Fargo Street & 82970 Requa Avenue                                  Indio
361                           67.3%   2603, 2613, 2621 West Michigan Street and 530 North 27th Street          Milwaukee
363                           64.0%   1251 East Sunset Road                                                    Ozark
365                           70.5%   500 Industrial Boulevard                                                 Marble Falls
367                           67.3%   1061 Southwind Drive                                                     Fairmont
368                           49.9%   1515 19th Street and 1900 O Street                                       Sacramento
371                           66.6%   10340, 10395, 10405 Alta Vista Road                                      Keller
373                           55.9%   410 West Stockton Street                                                 Edmonton
374                           62.0%   3299 Boundary Cone Road                                                  Bullhead City
375                           36.9%   405 Atlantis Road                                                        Cape Canaveral
376                           59.2%   5045 Memorial Drive                                                      Stone Mountain
377                           48.2%   501 East Green Street                                                    Champaign
379                           51.3%   1109 West Orange Avenue                                                  Tallahassee
381                           68.1%   944 East Haggard Avenue                                                  Elon
382                           34.6%   7441 Chapman Avenue                                                      Garden Grove
385                           40.5%   261 South Robertson Boulevard                                            Beverly Hills
387                           60.4%   13800 Highway 9                                                          Alpharetta
389                           63.0%   888 Oakwood Road                                                         Charleston
390                           51.2%   9425 Brookpark Road                                                      Parma
391                           50.9%   21900 Barton Road                                                        Grand Terrace
393                           47.1%   4800 Stoltz Road                                                         Reno
394                           67.8%   128 McGhee Road                                                          Chapel Hill
397                           45.0%   14105 Inwood Road                                                        Farmers Branch
398                           62.5%   1920 South Jefferson Street                                              Perry
399                           61.1%   105 & 107 Halmar Cove                                                    Georgetown
401                           71.7%   704 West Jefferson                                                       Dallas
402                           52.6%   350 South Avenue                                                         Rochester
404                           66.3%   161-169 Wal-Mart Way                                                     Maysville
407                           62.6%   208-216 N Kendall Avenue                                                 Kalamazoo
409                           61.3%   4100 Britt Farm Drive                                                    Lafayette
410                           37.5%   2891 Olden Oak Lane                                                      Auburn Hills
411                           27.7%   5627 Sherry Street                                                       San Antonio
412                           49.4%   600 Baldwin Street                                                       Jenison
419                           62.3%   3159 Carpenter Road South                                                Tifton
420                           53.1%   500 East 12th Street                                                     Leadville
421                           55.6%   2580 Holmes Road                                                         Ypsilanti




Mortgage Loan No.   State           Zip Code   Property Type

4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily
4                   NY                 10029   Multifamily

10                  TX                 75067   Office
10                  TX                 75067   Office
10                  TX                 75067   Office
10                  TX                 75067   Office
12                  IL                 60614   Retail
13                  IL                 60025   Multifamily
14                  IN                 46204   Office
17                  AZ                 85213   Manufactured Housing Community
19                  PA                 19605   Retail
20                  AZ                 85205   Manufactured Housing Community
23                  MO                 63102   Office
24                  NJ                 08094   Manufactured Housing Community
25                  MI                 48084   Office
26                  CA                 94585   Retail

27                  LA                 70508   Retail
27                  LA                 70508   Retail
27                  LA                 70508   Retail
27                  LA                 70508   Retail
27                  LA                 70508   Retail
27                  LA                 70508   Retail
27                  LA                 70508   Retail
27                  LA                 70508   Retail
28                  CA                 93065   Office
32                  TN                 38016   Mixed Use

33                  MA                 02116   Multifamily
33                  MA                 02120   Multifamily
33                  MA                 02118   Multifamily
33                  MA                 02130   Multifamily
33                  MA                 02118   Multifamily
33                  MA                 02115   Multifamily
33                  MA                 02118   Multifamily
33                  MA                 02118   Multifamily
33                  MA                 02118   Multifamily
33                  MA                 02130   Multifamily
33                  MA                 02130   Multifamily
33                  MA                 02130   Multifamily
33                  MA                 02130   Multifamily
35                  WA                 99201   Mixed Use
37                  CA                 95670   Office
40                  CA                 93035   Retail
41                  CA                 90069   Hospitality
42                  CA                 92054   Multifamily
43                  CA                 95746   Retail
47                  OH                 45011   Multifamily

48                  DE                 19958   Retail
48                  DE                 19711   Retail
48                  DE                 19702   Office
48                  PA                 18914   Office
48                  DE                 19711   Office
48                  DE                 19709   Retail
49                  MO                 63141   Office
55                  AZ                 85021   Manufactured Housing Community
61                  NJ                 08230   Manufactured Housing Community
63                  AK                 99501   Office
70                  CA                 90248   Mixed Use

71                  CO                 80016   Retail
72                  WI                 53144   Retail
72                  TN                 37643   Retail
74                  IL                 60610   Office
77                  NH                 03103   Retail
78                  OK                 74145   Multifamily
79                  CA                 94925   Office
80                  CA                 92801   Office

83                  NC                 27577   Industrial
83                  NC                 28433   Industrial
85                  MI                 48604   Multifamily
86                  OR                 97301   Office
87                  IL                 60615   Multifamily
89                  AR                 72032   Multifamily
90                  OR                 97301   Retail
94                  FL                 32819   Retail
95                  OR                 97701   Retail
97                  SD                 57701   Office

98                  FL                 32405   Multifamily
98                  FL                 32408   Multifamily
98                  FL                 32408   Multifamily
98                  FL                 32408   Office
98                  FL                 32408   Office
106                 SC                 29301   Multifamily
112                 CA                 92691   Office
115                 CA                 95207   Multifamily
116                 VA                 23219   Office
118                 NY                 12721   Manufactured Housing Community
123                 CA                 95403   Industrial
124                 PA                 19406   Office

127                 TX                 78412   Self Storage
128                 TX                 78741   Self Storage
129                 ND                 58203   Multifamily
130                 CA                 96002   Hospitality
131                 PA                 19605   Manufactured Housing Community
132                 OR                 97408   Retail
133                 CA                 91355   Retail
134                 CO                 80918   Retail
135                 VA                 23606   Retail
137                 CA                 95129   Office
138                 OH                 43612   Retail
142                 CA                 92260   Retail
143                 FL                 33311   Self Storage

145                 FL                 32119   Self Storage
146                 FL                 32174   Self Storage
148                 NM                 87107   Office

149                 WV                 25401   Manufactured Housing Community
149                 WV                 25403   Manufactured Housing Community
149                 WV                 25401   Manufactured Housing Community
149                 WV                 25403   Manufactured Housing Community

150                 OH                 43215   Industrial
150                 OH                 44515   Industrial
151                 NC                 28212   Multifamily
152                 VA                 23320   Retail
154                 CA                 95825   Office
155                 WI                 53711   Office
157                 MD                 21114   Office

158                 TX                 77346   Retail
158                 TX                 77378   Retail
160                 TX                 77515   Retail
162                 NY                 10021   Mixed Use
164                 OH                 45066   Multifamily
165                 VT                 05403   Hospitality
168                 IA                 50111   Manufactured Housing Community
169                 OH                 44241   Manufactured Housing Community
172                 OR                 97007   Retail
173                 NY                 12866   Office

174                 DC                 20007   Retail
175                 MA                 02116   Retail
177                 FL                 32174   Self Storage
178                 TN                 37772   Hospitality
179                 TX                 75063   Office
181                 ID                 83815   Office
182                 NY                 11901   Retail
183                 OH                 44647   Retail

187                 GA                 31904   Office
188                 SC                 29501   Hospitality

189                 WI                 54452   Manufactured Housing Community
189                 WI                 54140   Manufactured Housing Community
190                 NC                 28025   Hospitality
191                 TN                 38125   Retail
192                 SC                 29223   Office
194                 AL                 35228   Retail
195                 WI                 53590   Retail
196                 AL                 36830   Multifamily
201                 CA                 95436   Self Storage
204                 TN                 37849   Hospitality
207                 TX                 79912   Multifamily
210                 CA                 92374   Retail
211                 LA                 70501   Office
212                 OR                 97404   Retail
213                 WA                 98201   Office
217                 WI                 53038   Manufactured Housing Community
220                 OR                 97702   Retail
221                 AR                 71901   Multifamily
223                 NC                 27215   Hospitality
224                 CA                 92106   Retail
225                 MI                 48377   Retail
227                 CO                 80233   Retail
231                 NC                 28105   Hospitality
237                 WI                 53223   Office
238                 TX                 76542   Retail
240                 OR                 97801   Hospitality
242                 OH                 43230   Retail
247                 AZ                 85901   Retail
255                 TX                 75707   Industrial
258                 AL                 35211   Multifamily
259                 PA                 16319   Retail

260                 KY                 41018   Self Storage
260                 OH                 45243   Office
261                 OK                 73102   Office
264                 GA                 31601   Multifamily
265                 NC                 27804   Retail
267                 FL                 32926   Manufactured Housing Community
268                 TX                 78258   Retail
269                 SC                 29841   Hospitality
270                 AZ                 86351   Mixed Use
276                 OR                 97224   Office
278                 NV                 89431   Retail
283                 TX                 75237   Retail
285                 AR                 71730   Retail
287                 AL                 35806   Mixed Use
288                 LA                 71119   Self Storage
297                 KY                 40160   Retail
302                 TN                 37075   Retail
307                 KY                 40218   Retail
309                 WV                 25701   Office
311                 NC                 28360   Hospitality
313                 DC                 20005   Mixed Use
314                 MD                 21620   Self Storage
319                 MI                 48334   Retail
320                 VA                 23455   Office
321                 NE                 68601   Retail
326                 MO                 63108   Multifamily
336                 CA                 90710   Retail
340                 VA                 23703   Retail
343                 MI                 48036   Self Storage
345                 TX                 78745   Self Storage
348                 NC                 27105   Industrial
350                 KY                 40403   Retail
351                 NC                 27030   Office
353                 GA                 30253   Retail
354                 LA                 70809   Manufactured Housing Community
357                 AL                 36732   Retail
358                 AZ                 85031   Retail
359                 CT                 06702   Self Storage
360                 CA                 92201   Retail
361                 WI                 53233   Multifamily
363                 MO                 65721   Self Storage
365                 TX                 78654   Self Storage
367                 WV                 26554   Multifamily
368                 CA                 95814   Mixed Use
371                 TX                 76248   Mixed Use
373                 KY                 42129   Retail
374                 AZ                 86440   Manufactured Housing Community
375                 FL                 32920   Industrial
376                 GA                 30083   Retail
377                 IL                 61820   Retail
379                 FL                 32314   Self Storage
381                 NC                 27244   Multifamily
382                 CA                 92841   Office
385                 CA                 90211   Mixed Use
387                 GA                 30004   Retail
389                 WV                 25314   Office
390                 OH                 44129   Self Storage
391                 CA                 92313   Manufactured Housing Community
393                 NV                 89506   Manufactured Housing Community
394                 NC                 27517   Self Storage
397                 TX                 75244   Industrial
398                 FL                 32348   Retail
399                 TX                 78628   Office
401                 TX                 75208   Retail
402                 NY                 14620   Office
404                 KY                 41056   Retail
407                 MI                 49006   Multifamily
409                 IN                 47905   Self Storage
410                 MI                 48326   Multifamily
411                 TX                 78242   Manufactured Housing Community
412                 MI                 49428   Retail
419                 GA                 31793   Self Storage
420                 CO                 80461   Self Storage
421                 MI                 48198   Manufactured Housing Community




Mortgage Loan No.   Property Sub-Type                                   Units/SF(5)          Year Built
4                   High Rise                                                    90                 1910
4                   High Rise                                                    72                 1910
4                   High Rise                                                    70                 1910
4                   High Rise                                                    76                 1920
4                   High Rise                                                    76                 1920
4                   High Rise                                                    63                 1910
4                   High Rise                                                    48                 1900
4                   High Rise                                                    40                 1910
4                   High Rise                                                    41                 1950
4                   High Rise                                                    32                 1910
4                   High Rise                                                    37                 1910
4                   High Rise                                                    32                 1900
4                   High Rise                                                    41                 1900
4                   High Rise                                                    32                 1900
4                   High Rise                                                    30                 1910
4                   High Rise                                                    30                 1910
4                   High Rise                                                    36                 1910
4                   High Rise                                                    18                 1900
4                   High Rise                                                    28                 1915
4                   High Rise                                                    30                 1920
4                   High Rise                                                    30                 1910
4                   High Rise                                                    31                 1910
4                   High Rise                                                    18                 1900
4                   High Rise                                                     7                 1900
4                   High Rise                                                    20                 1900
4                   High Rise                                                    24                 1905
4                   High Rise                                                    20                 1961
4                   High Rise                                                    13                 1910
4                   High Rise                                                    19                 1940
4                   High Rise                                                    17                 1900
4                   High Rise                                                    16                 1910
4                   High Rise                                                    16                 1910
4                   High Rise                                                    11                 1910
4                   High Rise                                                    10                 1910
4                   High Rise                                                     9                 1910
4                   High Rise                                                     8                 1910
4                   High Rise                                                     9                 1900

10                  Suburban                                                121,200                 2001
10                  Suburban                                                122,000                 2007
10                  Suburban                                                121,200                 2001
10                  Suburban                                                122,000                 2005
12                  Anchored                                                201,137                 1988
13                  Garden                                                      181                 2004
14                  Urban                                                   436,187   1             913-1985
17                  Manufactured Housing Community                            1,156                 1979
19                  Anchored                                                754,246                 1980
20                  Manufactured Housing Community                            1,114                 1979
23                  Urban                                                   423,634                 1971
24                  Manufactured Housing Community                              658                 1970
25                  Suburban                                                281,260                 1988
26                  Anchored                                                161,851                 1989

27                  Unanchored                                               59,740                 2002
27                  Unanchored                                               37,085                 2005
27                  Unanchored                                               16,991                 2006
27                  Unanchored                                               10,011                 2006
27                  Unanchored                                                8,437                 2006
27                  Free Standing                                             3,899                 2003
27                  Unanchored                                                4,100                 2005
27                  Free Standing                                             3,594                 2004
28                  Suburban                                                271,000                 1982
32                  Office/Retail                                           217,091                 1999, 2003

33                  Low Rise                                                     13                 1920
33                  Low Rise                                                     15                 1987
33                  Low Rise                                                      8                 1920
33                  Low Rise                                                     23                 1900
33                  Low Rise                                                     16                 1950
33                  Low Rise                                                      5                 1920
33                  Low Rise                                                      4                 1900
33                  Low Rise                                                      3                 1900
33                  Low Rise                                                      3                 1900
33                  Low Rise                                                     17                 1920
33                  Low Rise                                                      9                 1920
33                  Low Rise                                                     14                 1920
33                  Low Rise                                                      6                 1920
35                  Office/Retail                                           239,255                 1917-1919, 1972
37                  Suburban                                                111,031                 1999
40                  Anchored                                                 86,631                 2006
41                  Limited Service                                          53,920                 1957
42                  Garden                                                      208                 1975
43                  Unanchored                                               41,253                 2006
47                  Garden                                                      252                 2005

48                  Unanchored                                               43,782                 1970
48                  Unanchored                                               27,502                 1988
48                  Suburban                                                 39,397                 1991
48                  Suburban                                                 20,988                 1996
48                  Suburban                                                 21,978                 1988
48                  Free Standing                                             9,770                 2003-2006
49                  Medical                                                  82,739                 2006
55                  Manufactured Housing Community                              531                 1965
61                  Manufactured Housing Community                              641                 1961-1986
63                  Urban                                                    85,649                 1980, 1960
70                  Office/Retail                                            79,395                 1989

71                  Anchored                                                 59,800                 2006
72                  Free Standing                                           115,499                 1988
72                  Free Standing                                            81,922                 1988
74                  Urban                                                    68,546                 1911
77                  Anchored                                                107,158                 1987, 2003
78                  Garden                                                      432                 1981
79                  Suburban                                                 49,477                 1974
80                  Suburban                                                 92,231                 1980

83                  Warehouse                                               413,082                 1940s-1950s
83                  Warehouse                                               250,069                 1966-1990s
85                  Student Housing                                             124                 2001, 2005, 2006
86                  Urban                                                    77,384                 1996-1997
87                  High Rise                                                   136                 1970
89                  Garden                                                      176                 2006
90                  Free Standing                                           117,326                 1992
94                  Unanchored                                               60,326                 1994
95                  Free Standing                                           100,840                 1989
97                  Medical                                                  68,356                 2001

98                  Garden                                                       96                 1971
98                  Garden                                                       36                 2004
98                  Garden                                                       24                 1996, 1998
98                  Suburban                                                 11,323                 1974
98                  Suburban                                                  2,250                 1998
106                 Garden                                                      183                 1997-1998
112                 Suburban                                                 68,539                 1985
115                 Garden                                                      158                 1975
116                 Urban                                                    92,752                 1968
118                 Manufactured Housing Community                              170                 1970
123                 Flex                                                     58,997                 2000
124                 Suburban                                                 58,972                 1973, 1983

127                 Self Storage                                             85,535                 1998
128                 Self Storage                                             62,990                 2004
129                 Student Housing                                             118                 2005, 2006
130                 Limited Service                                              81                 2006
131                 Manufactured Housing Community                              178                 1990
132                 Free Standing                                           100,840                 1989
133                 Unanchored                                               18,338                 2006
134                 Unanchored                                               70,662                 1984, 1986
135                 Free Standing                                            52,397                 1997
137                 Urban                                                    43,405                 1987
138                 Shadow Anchored                                         100,998                 1990
142                 Unanchored                                               15,488                 1991
143                 Self Storage                                            140,843                 1970-1971, 1976, 1988

145                 Self Storage                                             50,248                 1961
146                 Self Storage                                             85,528                 1983, 1986
148                 Urban                                                    60,288                 1989

149                 Manufactured Housing Community                              133                 1982
149                 Manufactured Housing Community                               78                 1998
149                 Manufactured Housing Community                               66                 2000
149                 Manufactured Housing Community                               63                 1988

150                 Warehouse                                               117,250                 1981
150                 Warehouse                                               119,726                 1983
151                 Garden                                                      258                 1970, 1971
152                 Anchored                                                 88,728                 1990
154                 Suburban                                                 78,457                 1978, 1986
155                 Suburban                                                 66,578                 1989-1990
157                 Suburban                                                 44,154                 1989

158                 Unanchored                                               15,000                 2004
158                 Unanchored                                               14,151                 2005
160                 Anchored                                                141,520                 1980
162                 Multifamily/Retail                                        9,720                 1900
164                 Garden                                                       63                 2005
165                 Limited Service                                             158                 1977
168                 Manufactured Housing Community                              301                 1991
169                 Manufactured Housing Community                              219                 2001
172                 Shadow Anchored                                         105,516                 1983
173                 Suburban                                                 45,828                 1995

174                 Unanchored                                                8,400                 1817
175                 Unanchored                                                6,756                 1888
177                 Self Storage                                             68,749                 1985
178                 Limited Service                                              81                 2005
179                 Suburban                                                 89,640                 1986
181                 Suburban                                                 49,313                 1986
182                 Unanchored                                               14,820                 2006
183                 Unanchored                                               44,550                 1995

187                 Suburban                                                 42,859                 2006
188                 Limited Service                                              90                 1998

189                 Manufactured Housing Community                              147                 1970
189                 Manufactured Housing Community                              104                 1973
190                 Limited Service                                             101                 1996
191                 Unanchored                                               26,200                 2004
192                 Suburban                                                 61,212                 1990, 1999, 2002
194                 Shadow Anchored                                         110,206                 1967
195                 Shadow Anchored                                          40,427                 1996
196                 Garden                                                      109                 1977, 1987
201                 Self Storage                                             65,210                 2005
204                 Limited Service                                              79                 1997
207                 Garden                                                      152                 1974
210                 Anchored                                                 14,820                 2007
211                 Urban                                                    36,764                 1983
212                 Unanchored                                               38,865                 1980
213                 Urban                                                    30,187                 2001
217                 Manufactured Housing Community                              120                 1978
220                 Anchored                                                 38,262                 1976
221                 Garden                                                       72                 2005
223                 Limited Service                                              75                 1997
224                 Unanchored                                               15,973                 1990
225                 Anchored                                                 13,013                 2005
227                 Anchored                                                 14,490                 2001
231                 Limited Service                                              94                 1989
237                 Suburban                                                 47,713                 1989
238                 Shadow Anchored                                          17,125                 2004
240                 Limited Service                                              64                 1998
242                 Unanchored                                               18,248                 2005
247                 Shadow Anchored                                          86,000                 1989
255                 Warehouse                                               136,700                 1994
258                 Garden                                                      208                 1972
259                 Unanchored                                               24,000                 2004

260                 Self Storage                                             46,300                 1985
260                 Suburban                                                  8,561                 1990
261                 Urban                                                    30,890                 1920's
264                 Garden                                                       70                 1983, 2005
265                 Unanchored                                              114,279                 1988
267                 Manufactured Housing Community                              187                 1989
268                 Shadow Anchored                                          16,052                 1999
269                 Limited Service                                              71                 2001
270                 Office/Retail                                            21,754                 1999
276                 Suburban                                                 18,894                 2001
278                 Unanchored                                               10,880                 2005
283                 Shadow Anchored                                          32,200                 2004
285                 Free Standing                                            14,820                 2006
287                 Office/Retail                                            20,696                 2005
288                 Self Storage                                             71,675                 2004-2005
297                 Free Standing                                            82,742                 1988
302                 Free Standing                                            20,929                 2006
307                 Free Standing                                             2,540                 1975
309                 Suburban                                                 25,134                 1978
311                 Limited Service                                              57                 1998
313                 Office/Retail                                            10,985                 1900
314                 Self Storage                                             32,300                 1986, 1987
319                 Free Standing                                             7,722                 2006
320                 Suburban                                                 36,586                 1981
321                 Shadow Anchored                                          16,630                 2005
326                 Garden                                                       66                 1906
336                 Unanchored                                               14,437                 1987
340                 Unanchored                                               21,478                 1978
343                 Self Storage                                             46,200                 2004
345                 Self Storage                                             36,100                 1985
348                 Flex                                                     17,187                 1980
350                 Shadow Anchored                                          11,303                 2005
351                 Suburban                                                 19,111                 1992
353                 Unanchored                                               11,880                 2004
354                 Manufactured Housing Community                              141                 1983
357                 Unanchored                                               50,294                 1996
358                 Unanchored                                               10,342                 1984
359                 Self Storage                                             50,925                 1984
360                 Unanchored                                               20,140                 1981, 1985
361                 Garden                                                       68                 1962-1965
363                 Self Storage                                             87,500                 1994, 2002, 2003
365                 Self Storage                                             67,877                 1999-2003
367                 Garden                                                       36                 2002-2006
368                 Multifamily/Retail                                       12,408                 2005
371                 Self Storage/Warehouse                                   41,561                 1995, 2001-2002, 2003, 2004
373                 Free Standing                                            24,341                 2006
374                 Manufactured Housing Community                              136                 1982
375                 Flex                                                     54,706                 1991
376                 Unanchored                                               19,306                 1967
377                 Unanchored                                                4,711                 2005
379                 Self Storage                                             69,400                 1983
381                 Student Housing                                              24                 2004
382                 Suburban                                                 23,314                 1983
385                 Office/Retail                                             4,989                 1960
387                 Unanchored                                                6,000                 2006
389                 Suburban                                                 16,368                 1950
390                 Self Storage                                             40,572                 2002
391                 Manufactured Housing Community                               55                 1989
393                 Manufactured Housing Community                               79                 1979
394                 Self Storage                                             21,825                 1998, 2002, 2005
397                 Flex                                                     37,000                 1978
398                 Shadow Anchored                                          11,500                 2006
399                 Suburban                                                 34,650                 1998-2001
401                 Unanchored                                                6,508                 2006
402                 Urban                                                    18,605                 1984
404                 Shadow Anchored                                           8,000                 2005
407                 Student Housing                                              14                 2005, 2006
409                 Self Storage                                             41,811                 2001
410                 Garden                                                      198                 1978
411                 Manufactured Housing Community                              132                 1957
412                 Free Standing                                             7,000                 2006
419                 Self Storage                                             31,200                 2000
420                 Self Storage                                             16,819                 2000
421                 Manufactured Housing Community                               75                 1961




Mortgage Loan No.   Year Renovated   Percent Leased(6)   Percent Leased as of Date(6)     Security Type(7)
4                             2007             97.8%     03/13/2007                       Fee
4                             2007             98.6%     03/13/2007                       Fee
4                             2007             97.1%     03/13/2007                       Fee
4                             2007             97.4%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007             98.4%     03/13/2007                       Fee
4                             2007             97.9%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007             96.9%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007             96.9%     03/13/2007                       Fee
4                             2007             97.6%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007             94.4%     03/13/2007                       Fee
4                             2007             96.4%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007             93.8%     03/13/2007                       Fee
4                             2007              9.1%     03/13/2007                       Fee
4                             2007             80.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee
4                             2007            100.0%     03/13/2007                       Fee

10                             NAP             89.5%     05/01/2007                       Fee
10                             NAP            100.0%     05/01/2007                       Fee
10                             NAP             97.1%     05/01/2007                       Fee
10                             NAP            100.0%     05/01/2007                       Fee
12                             NAP            100.0%     02/13/2007                       Fee
13                             NAP             95.0%     01/24/2007                       Fee
14                            2000             92.5%     02/01/2007                       Fee
17                             NAP             72.5%     02/05/2007                       Fee
19                            1996             93.3%     02/01/2007                       Fee / Leasehold
20                            2005             73.9%     11/30/2006                       Fee
23                             NAP             88.3%     01/01/2007                       Fee
24                             NAP             92.2%     11/30/2006                       Fee
25                             NAP             89.0%     12/29/2006                       Fee
26                             NAP             98.3%     03/14/2007                       Fee

27                             NAP            100.0%     01/01/2007                       Fee
27                             NAP             83.0%     01/01/2007                       Fee
27                             NAP             71.5%     01/01/2007                       Fee
27                             NAP            100.0%     01/01/2007                       Fee
27                             NAP             80.4%     01/01/2007                       Fee
27                             NAP            100.0%     01/01/2007                       Fee
27                             NAP            100.0%     01/01/2007                       Fee
27                             NAP            100.0%     01/01/2007                       Fee
28                             NAP            100.0%     05/01/2007                       Fee
32                             NAP             93.3%     01/16/2007                       Fee

33                            1990            100.0%     01/08/2007                       Fee
33                            1990            100.0%     12/31/2006                       Fee
33                            1995            100.0%     12/31/2006                       Fee
33                            1992            100.0%     12/31/2006                       Fee
33                            1995            100.0%     12/31/2006                       Fee
33                            1990            100.0%     12/31/2006                       Fee
33                            1992            100.0%     12/31/2006                       Fee
33                            1992            100.0%     12/31/2006                       Fee
33                            1992            100.0%     12/31/2006                       Fee
33                            1990            100.0%     12/31/2006                       Fee
33                            1990            100.0%     12/31/2006                       Fee
33                            1990            100.0%     12/31/2006                       Fee
33                            1990            100.0%     12/31/2006                       Fee
35                            2006             85.5%     11/01/2006                       Fee
37                             NAP             93.4%     02/13/2007                       Fee
40                             NAP             94.2%     02/12/2007                       Fee
41                            2006             77.0%     09/30/2006                       Fee
42                      1995, 1996             95.2%     08/24/2006                       Fee
43                             NAP            100.0%     10/25/2006                       Fee
47                             NAP             92.5%     02/23/2007                       Fee

48                            2002             97.7%     07/26/2006                       Fee
48                             NAP            100.0%     11/28/2006                       Fee
48                            2004             98.0%     11/28/2006                       Fee
48                            2003            100.0%     07/28/2006                       Fee
48                            2006             74.8%     04/28/2006                       Fee
48                             NAP            100.0%     11/28/2006                       Fee
49                             NAP             91.7%     02/23/2007                       Fee
55                             NAP             80.4%     11/30/2006                       Fee
61                             NAP             86.4%     02/01/2007                       Fee
63                            2006            100.0%     01/02/2007                       Fee
70                             NAP             98.3%     01/12/2007                       Fee

71                             NAP            100.0%     02/01/2007                       Fee
72                            2001            100.0%     02/01/2007                       Fee
72                             NAP            100.0%     02/01/2007                       Fee
74                            1985             98.0%     12/01/2006                       Fee
77                             NAP             99.1%     02/01/2007                       Fee
78                            2000             94.2%     02/01/2007                       Fee
79                            2004             82.2%     01/23/2007                       Fee
80                            2001             94.0%     03/08/2007                       Fee

83                             NAP            100.0%     05/01/2007                       Fee
83                             NAP            100.0%     05/01/2007                       Fee
85                             NAP             99.0%     02/08/2007                       Fee
86                             NAP            100.0%     12/20/2006                       Fee
87                             NAP             95.6%     11/01/2006                       Fee
89                             NAP             98.9%     02/06/2007                       Fee
90                            2004            100.0%     05/01/2007                       Fee
94                            2006             96.0%     01/01/2007                       Fee
95                             NAP            100.0%     05/01/2007                       Fee
97                             NAP            100.0%     03/05/2007                       Fee

98                            2006            100.0%     10/06/2006                       Fee
98                             NAP            100.0%     10/31/2006                       Fee
98                             NAP            100.0%     10/31/2006                       Fee
98                            2004             85.9%     10/31/2006                       Fee
98                            2005             91.1%     11/15/2006                       Fee
106                            NAP             92.3%     01/19/2007                       Fee
112                            NAP             95.5%     10/31/2006                       Fee
115                           2002             90.5%     01/25/2007                       Fee
116                           1993            100.0%     02/01/2007                       Fee
118                            NAP             93.5%     02/02/2007                       Fee
123                            NAP            100.0%     02/01/2007                       Fee
124                     2002, 2003            100.0%     03/15/2007                       Fee

127                           2003             65.0%     10/09/2006                       Fee
128                            NAP             91.4%     10/19/2006                       Fee
129                           2006             94.1%     02/01/2007                       Fee
130                            NAP             79.0%     12/31/2006                       Fee
131                            NAP             98.9%     11/30/2006                       Fee
132                            NAP            100.0%     05/01/2007                       Fee
133                            NAP            100.0%     12/14/2006                       Fee
134                           2004             88.6%     10/30/2006                       Fee
135                           2006            100.0%     05/01/2007                       Fee
137                            NAP             93.2%     01/01/2007                       Fee
138                           2002             81.2%     01/08/2007                       Fee
142                     2005, 2006             82.8%     12/15/2006                       Fee
143                            NAP             98.0%     01/04/2007                       Fee

145                           2006             86.6%     01/16/2007                       Fee
146                            NAP             76.0%     01/31/2007                       Fee
148                            NAP             96.0%     03/01/2007                       Fee

149                            NAP            100.0%     01/01/2007                       Fee
149                            NAP             97.4%     01/01/2007                       Fee
149                            NAP            100.0%     01/01/2007                       Fee
149                            NAP            100.0%     01/01/2007                       Fee

150                            NAP            100.0%     05/01/2007                       Fee
150                            NAP            100.0%     05/01/2007                       Fee
151                           2003             89.9%     02/19/2007                       Fee
152                           2006             97.8%     02/15/2007                       Fee
154                           1996             93.4%     01/01/2007                       Fee
155                            NAP             91.1%     02/26/2007                       Fee
157                           2004            100.0%     01/12/2007                       Fee

158                            NAP            100.0%     10/31/2006                       Fee
158                            NAP            100.0%     10/31/2006                       Fee
160                           2000             94.9%     12/05/2006                       Fee
162                           2006             76.9%     01/01/2007                       Fee
164                            NAP             96.8%     01/24/2007                       Fee
165                            NAP             63.6%     12/01/2006                       Fee
168                           1995             98.7%     12/31/2006                       Fee
169                            NAP             87.2%     02/01/2007                       Fee
172                            NAP             95.7%     01/25/2007                       Fee
173                           2006             90.0%     11/28/2006                       Fee

174                           1994            100.0%     02/01/2007                       Fee
175                           2006            100.0%     02/01/2007                       Fee
177                           1996             71.2%     01/15/2007                       Fee
178                            NAP             69.9%     10/31/2006                       Fee
179                            NAP            100.0%     12/31/2006                       Fee
181                            NAP            100.0%     02/01/2007                       Fee
182                            NAP            100.0%     05/01/2007                       Fee
183                            NAP             94.5%     04/11/2007                       Fee

187                            NAP            100.0%     02/01/2007                       Fee
188                            NAP             79.3%     12/31/2006                       Fee

189                            NAP             70.7%     01/01/2007                       Fee
189                            NAP             74.0%     01/01/2007                       Fee
190                     2005, 2006             62.6%     11/30/2006                       Fee
191                            NAP             89.7%     10/13/2006                       Fee
192                            NAP            100.0%     02/26/2007                       Fee
194                           1998             83.0%     10/12/2006                       Fee
195                           2006             96.7%     02/01/2007                       Fee
196                           1978            100.0%     01/31/2007                       Fee
201                           2006             88.0%     08/04/2006                       Fee
204                            NAP             69.3%     11/30/2006                       Fee
207                            NAP             90.8%     02/01/2007                       Fee
210                            NAP            100.0%     01/10/2007                       Fee
211                           2004             91.2%     02/01/2007                       Fee
212                            NAP             88.7%     01/30/2007                       Fee
213                            NAP             84.7%     12/31/2006                       Fee
217                            NAP             95.8%     01/31/2007                       Fee
220                            NAP            100.0%     02/01/2007                       Fee
221                            NAP             94.4%     12/31/2006                       Fee
223                            NAP             72.0%     11/30/2006                       Fee
224                            NAP            100.0%     01/01/2007                       Fee
225                            NAP            100.0%     05/01/2007                       Fee
227                            NAP            100.0%     05/01/2007                       Fee
231                      2004-2006             70.0%     02/28/2007                       Fee
237                            NAP             90.0%     01/04/2007                       Fee
238                           2006            100.0%     11/01/2006                       Fee
240                            NAP             67.1%     11/01/2006                       Fee
242                            NAP            100.0%     01/19/2007                       Fee
247                           1991             89.9%     02/13/2007                       Fee
255                            NAP            100.0%     12/18/2006                       Fee
258                      2003-2006             97.1%     05/25/2006                       Fee
259                            NAP            100.0%     02/15/2007                       Fee

260                            NAP             97.6%     11/16/2006                       Fee
260                           2005            100.0%     05/01/2007                       Fee
261                           1999            100.0%     11/06/2006                       Fee
264                            NAP             90.0%     02/16/2007                       Fee
265                            NAP            100.0%     11/13/2006                       Fee
267                            NAP             96.8%     01/01/2007                       Fee
268                            NAP            100.0%     12/31/2006                       Fee
269                            NAP             72.1%     11/30/2006                       Fee
270                     2004, 2005             75.3%     01/29/2007                       Fee
276                            NAP            100.0%     01/26/2007                       Fee
278                            NAP            100.0%     11/28/2006                       Fee
283                            NAP            100.0%     12/01/2006                       Fee
285                            NAP            100.0%     05/01/2007                       Fee
287                            NAP             92.3%     07/01/2006                       Fee
288                            NAP             81.8%     01/02/2007                       Fee
297                           2006            100.0%     05/01/2007                       Fee
302                            NAP            100.0%     05/01/2007                       Fee
307                            NAP            100.0%     05/01/2007                       Fee
309                      2004-2006             88.2%     01/11/2007                       Fee
311                            NAP             62.5%     10/31/2006                       Fee
313                      2000-2006            100.0%     11/01/2006                       Fee
314                            NAP             90.2%     01/16/2007                       Fee
319                            NAP            100.0%     05/01/2007                       Fee
320                            NAP             93.0%     01/15/2007                       Fee
321                            NAP            100.0%     02/01/2007                       Fee
326                          1980s             90.9%     12/27/2006                       Fee
336                           2002            100.0%     01/01/2007                       Fee
340                            NAP            100.0%     10/05/2006                       Fee
343                            NAP             95.2%     09/14/2006                       Fee
345                           2001             89.2%     12/18/2006                       Fee
348                            NAP            100.0%     03/01/2007                       Fee
350                            NAP            100.0%     01/16/2007                       Fee
351                            NAP            100.0%     03/01/2007                       Fee
353                            NAP            100.0%     11/01/2006                       Fee
354                            NAP             95.0%     02/01/2007                       Fee
357                            NAP             97.2%     01/11/2007                       Fee
358                           2004            100.0%     10/01/2006                       Fee
359                           2003             75.3%     01/04/2007                       Fee
360                            NAP            100.0%     05/10/2006                       Fee
361                            NAP             98.6%     12/11/2006                       Fee
363                            NAP             80.7%     12/31/2006                       Fee
365                            NAP             89.4%     01/09/2007                       Fee
367                            NAP             86.1%     11/30/2006                       Fee
368                            NAP            100.0%     02/19/2007                       Fee
371                            NAP             99.1%     12/29/2006                       Fee
373                            NAP            100.0%     05/01/2007                       Fee
374                            NAP             86.0%     09/30/2006                       Fee
375                            NAP             98.0%     01/01/2007                       Leasehold
376                            NAP            100.0%     03/01/2007                       Fee
377                            NAP            100.0%     02/01/2007                       Fee
379                           1996             76.6%     12/19/2006                       Fee
381                            NAP             85.2%     04/10/2006                       Fee
382                            NAP            100.0%     05/01/2007                       Fee
385                           2006            100.0%     02/23/2007                       Fee
387                            NAP            100.0%     12/31/2006                       Fee
389                            NAP             93.2%     12/26/2006                       Fee
390                            NAP             83.8%     02/28/2007                       Fee
391                            NAP            100.0%     01/24/2007                       Fee
393                            NAP             79.8%     01/15/2007                       Fee
394                            NAP             90.6%     02/01/2007                       Fee
397                            NAP            100.0%     02/01/2007                       Fee
398                            NAP            100.0%     03/09/2007                       Fee
399                            NAP             92.4%     02/07/2007                       Fee
401                            NAP            100.0%     01/15/2007                       Fee
402                           2006            100.0%     09/01/2006                       Fee
404                            NAP            100.0%     03/14/2007                       Fee
407                            NAP            100.0%     12/13/2006                       Fee
409                            NAP             96.8%     01/12/2007                       Fee
410                            NAP             65.2%     10/26/2006                       Fee
411                            NAP             81.8%     12/01/2006                       Fee
412                            NAP            100.0%     05/01/2007                       Fee
419                           2006             76.9%     12/15/2006                       Fee
420                            NAP             97.8%     02/01/2007                       Fee
421                            NAP             74.7%     01/03/2007                       Fee




Mortgage Loan No.   Lien Position   Related Borrower List           Cut-Off Date Balance per Unit or SF
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500
4                   First           NAP                             $162,500

10                  First           10, 49                              $129
10                  First           10, 49                              $129
10                  First           10, 49                              $129
10                  First           10, 49                              $129
12                  First           NAP                                 $214
13                  First           NAP                             $232,044
14                  First           NAP                                  $95
17                  First           17, 20, 24, 55, 118, 131, 189    $31,142
19                  First           NAP                                  $46
20                  First           17, 20, 24, 55, 118, 131, 189    $30,575
23                  First           NAP                                  $71
24                  First           17, 20, 24, 55, 118, 131, 189    $43,903
25                  First           NAP                                  $96
26                  First           NAP                                 $167

27                  First           NAP                                 $179
27                  First           NAP                                 $179
27                  First           NAP                                 $179
27                  First           NAP                                 $179
27                  First           NAP                                 $179
27                  First           NAP                                 $179
27                  First           NAP                                 $179
27                  First           NAP                                 $179
28                  First           NAP                                  $95
32                  First           NAP                                 $104

33                  First           NAP                             $162,294
33                  First           NAP                             $162,294
33                  First           NAP                             $162,294
33                  First           NAP                             $162,294
33                  First           NAP                             $162,294
33                  First           NAP                             $162,294
33                  First           NAP                             $162,294
33                  First           NAP                             $162,294
33                  First           NAP                             $162,294
33                  First           NAP                             $162,294
33                  First           NAP                             $162,294
33                  First           NAP                             $162,294
33                  First           NAP                             $162,294
35                  First           NAP                                  $87
37                  First           NAP                                 $182
40                  First           NAP                                 $231
41                  First           NAP                                 $370
42                  First           NAP                              $94,952
43                  First           NAP                                 $465
47                  First           NAP                              $73,413

48                  First           NAP                                 $112
48                  First           NAP                                 $112
48                  First           NAP                                 $112
48                  First           NAP                                 $112
48                  First           NAP                                 $112
48                  First           NAP                                 $112
49                  First           10, 49                              $221
55                  First           17, 20, 24, 55, 118, 131, 189    $30,501
61                  First           NAP                              $22,777
63                  First           NAP                                 $168
70                  First           NAP                                 $164

71                  First           71, 72                               $50
72                  First           71, 72                               $50
72                  First           71, 72                               $50
74                  First           NAP                                 $176
77                  First           NAP                                 $112
78                  First           NAP                              $27,315
79                  First           NAP                                 $236
80                  First           NAP                                 $125

83                  First           NAP                                  $17
83                  First           NAP                                  $17
85                  First           NAP                              $91,935
86                  First           NAP                                 $147
87                  First           NAP                              $78,212
89                  First           NAP                              $59,199
90                  First           90, 95, 132                          $87
94                  First           NAP                                 $166
95                  First           90, 95, 132                          $98
97                  First           NAP                                 $136

98                  First           NAP                                 $674
98                  First           NAP                                 $674
98                  First           NAP                                 $674
98                  First           NAP                                 $674
98                  First           NAP                                 $674
106                 First           NAP                              $48,087
112                 First           NAP                                 $124
115                 First           NAP                              $53,165
116                 First           NAP                                  $91
118                 First           17, 20, 24, 55, 118, 131, 189    $47,941
123                 First           NAP                                 $136
124                 First           NAP                                 $136

127                 First           127, 128                             $52
128                 First           127, 128                             $52
129                 First           NAP                              $64,986
130                 First           NAP                              $94,444
131                 First           17, 20, 24, 55, 118, 131, 189    $42,787
132                 First           90, 95, 132                          $75
133                 First           NAP                                 $413
134                 First           NAP                                 $106
135                 First           NAP                                 $143
137                 First           NAP                                 $168
138                 First           NAP                                  $71
142                 First           NAP                                 $452
143                 First           NAP                                  $50

145                 First           145, 146, 177                        $51
146                 First           145, 146, 177                        $51
148                 First           NAP                                 $113

149                 First           NAP                              $19,853
149                 First           NAP                              $19,853
149                 First           NAP                              $19,853
149                 First           NAP                              $19,853

150                 First           NAP                                  $28
150                 First           NAP                                  $28
151                 First           151, 263, 338                    $25,581
152                 First           NAP                                  $73
154                 First           NAP                                  $83
155                 First           NAP                                  $96
157                 First           NAP                                 $140

158                 First           158, 283                            $211
158                 First           158, 283                            $211
160                 First           NAP                                  $43
162                 First           NAP                                 $617
164                 First           NAP                              $95,238
165                 First           NAP                              $37,805
168                 First           NAP                              $19,214
169                 First           169, 217                         $26,301
172                 First           NAP                                  $54
173                 First           NAP                                 $124

174                 First           174, 175                            $376
175                 First           174, 175                            $376
177                 First           145, 146, 177                        $82
178                 First           NAP                              $68,818
179                 First           NAP                                  $61
181                 First           NAP                                 $110
182                 First           NAP                                 $363
183                 First           NAP                                 $120

187                 First           NAP                                 $124
188                 First           NAP                              $58,172

189                 First           17, 20, 24, 55, 118, 131, 189    $20,717
189                 First           17, 20, 24, 55, 118, 131, 189    $20,717
190                 First           NAP                              $51,393
191                 First           NAP                                 $196
192                 First           NAP                                  $84
194                 First           NAP                                  $46
195                 First           NAP                                 $124
196                 First           NAP                              $45,824
201                 First           NAP                                  $74
204                 First           NAP                              $59,494
207                 First           NAP                              $30,428
210                 First           NAP                                 $306
211                 First           NAP                                 $122
212                 First           NAP                                 $116
213                 First           NAP                                 $149
217                 First           169, 217                         $36,667
220                 First           NAP                                 $113
221                 First           NAP                              $59,722
223                 First           NAP                              $57,177
224                 First           NAP                                 $266
225                 First           NAP                                 $326
227                 First           NAP                                 $290
231                 First           NAP                              $42,495
237                 First           NAP                                  $79
238                 First           NAP                                 $221
240                 First           NAP                              $59,141
242                 First           NAP                                 $200
247                 First           NAP                                  $41
255                 First           NAP                                  $25
258                 First           NAP                              $15,956
259                 First           NAP                                 $138

260                 First           NAP                                  $60
260                 First           NAP                                  $60
261                 First           NAP                                 $107
264                 First           NAP                              $45,628
265                 First           NAP                                  $28
267                 First           NAP                              $16,846
268                 First           NAP                                 $196
269                 First           NAP                              $43,569
270                 First           NAP                                 $139
276                 First           NAP                                 $158
278                 First           NAP                                 $275
283                 First           158, 283                             $93
285                 First           NAP                                 $199
287                 First           NAP                                 $140
288                 First           NAP                                  $40
297                 First           NAP                                  $33
302                 First           NAP                                 $124
307                 First           NAP                                 $984
309                 First           NAP                                  $99
311                 First           NAP                              $43,588
313                 First           NAP                                 $218
314                 First           NAP                                  $74
319                 First           NAP                                 $301
320                 First           320, 340                             $63
321                 First           NAP                                 $138
326                 First           NAP                              $34,781
336                 First           NAP                                 $149
340                 First           320, 340                             $97
343                 First           NAP                                  $44
345                 First           NAP                                  $56
348                 First           NAP                                 $116
350                 First           NAP                                 $177
351                 First           NAP                                 $104
353                 First           NAP                                 $165
354                 First           NAP                              $13,732
357                 First           NAP                                  $38
358                 First           NAP                                 $184
359                 First           NAP                                  $37
360                 First           NAP                                  $94
361                 First           NAP                              $27,826
363                 First           NAP                                  $21
365                 First           NAP                                  $27
367                 First           NAP                              $51,227
368                 First           NAP                                 $145
371                 First           NAP                                  $42
373                 First           NAP                                  $72
374                 First           NAP                              $12,792
375                 First           NAP                                  $32
376                 First           NAP                                  $88
377                 First           NAP                                 $360
379                 First           NAP                                  $24
381                 First           NAP                              $67,917
382                 First           NAP                                  $69
385                 First           NAP                                 $311
387                 First           NAP                                 $255
389                 First           NAP                                  $92
390                 First           NAP                                  $37
391                 First           391, 393                         $27,245
393                 First           391, 393                         $18,968
394                 First           NAP                                  $68
397                 First           NAP                                  $39
398                 First           NAP                                 $126
399                 First           NAP                                  $41
401                 First           NAP                                 $215
402                 First           NAP                                  $75
404                 First           NAP                                 $169
407                 First           NAP                              $89,005
409                 First           NAP                                  $29
410                 First           NAP                               $6,036
411                 First           NAP                               $9,041
412                 First           NAP                                 $167
419                 First           NAP                                  $32
420                 First           NAP                                  $59
421                 First           NAP                              $13,300




Mortgage Loan No.   Note Date       First Payment Date (P&I) (8)   First Payment Date (IO) (8)    Maturity Date
                    03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
4                   03/19/2007      NAP                            05/01/2007                     04/01/2012
                    11/06/2006      01/01/2012                     01/01/2007                     07/01/2017
10                  11/06/2006      01/01/2012                     01/01/2007                     07/01/2017
10                  11/06/2006      01/01/2012                     01/01/2007                     07/01/2017
10                  11/06/2006      01/01/2012                     01/01/2007                     07/01/2017
10                  11/06/2006      01/01/2012                     01/01/2007                     07/01/2017
12                  04/02/2007      NAP                            06/01/2007                     05/01/2017
13                  02/09/2007      NAP                            04/01/2007                     03/01/2017
14                  04/23/2007      NAP                            06/01/2007                     05/01/2017
17                  03/08/2007      05/01/2012                     05/01/2007                     04/01/2017
19                  01/11/2007      03/01/2010                     03/01/2007                     02/01/2017
20                  03/08/2007      05/01/2012                     05/01/2007                     04/01/2017
23                  02/15/2007      04/01/2010                     04/01/2007                     03/01/2017
24                  03/08/2007      05/01/2012                     05/01/2007                     04/01/2017
25                  01/19/2007      03/01/2007                     NAP                            02/01/2017
26                  03/22/2007      NAP                            05/01/2007                     04/01/2017
                    02/02/2007      04/01/2010                     04/01/2007                     03/01/2017
27                  02/02/2007      04/01/2010                     04/01/2007                     03/01/2017
27                  02/02/2007      04/01/2010                     04/01/2007                     03/01/2017
27                  02/02/2007      04/01/2010                     04/01/2007                     03/01/2017
27                  02/02/2007      04/01/2010                     04/01/2007                     03/01/2017
27                  02/02/2007      04/01/2010                     04/01/2007                     03/01/2017
27                  02/02/2007      04/01/2010                     04/01/2007                     03/01/2017
27                  02/02/2007      04/01/2010                     04/01/2007                     03/01/2017
27                  02/02/2007      04/01/2010                     04/01/2007                     03/01/2017
28                  01/31/2007      NAP                            03/01/2007                     01/01/2017
32                  02/14/2007      04/01/2009                     04/01/2007                     03/01/2017
                    02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
33                  02/01/2007      03/01/2007                     NAP                            02/01/2017
35                  12/08/2006      02/01/2012                     02/01/2007                     01/01/2017
37                  02/15/2007      04/01/2012                     04/01/2007                     03/01/2017
40                  03/28/2007      05/01/2012                     05/01/2007                     04/01/2017
41                  02/13/2007      04/01/2007                     NAP                            03/01/2017
42                  02/22/2007      NAP                            04/01/2007                     03/01/2014
43                  03/08/2007      05/01/2012                     05/01/2007                     04/01/2017
47                  02/28/2007      NAP                            04/01/2007                     03/01/2017
                    03/19/2007      05/01/2012                     05/01/2007                     04/01/2017
48                  03/19/2007      05/01/2012                     05/01/2007                     04/01/2017
48                  03/19/2007      05/01/2012                     05/01/2007                     04/01/2017
48                  03/19/2007      05/01/2012                     05/01/2007                     04/01/2017
48                  03/19/2007      05/01/2012                     05/01/2007                     04/01/2017
48                  03/19/2007      05/01/2012                     05/01/2007                     04/01/2017
48                  03/19/2007      05/01/2012                     05/01/2007                     04/01/2017
49                  03/02/2007      11/01/2011                     05/01/2007                     04/01/2017
55                  03/08/2007      05/01/2012                     05/01/2007                     04/01/2017
61                  01/26/2007      03/01/2012                     03/01/2007                     02/01/2017
63                  02/15/2007      04/01/2010                     04/01/2007                     03/01/2017
70                  04/11/2007      06/01/2012                     06/01/2007                     05/01/2017
                    02/26/2007      NAP                            04/01/2007                     03/01/2017
71                  02/26/2007      NAP                            04/01/2007                     03/01/2017
72                  02/26/2007      04/01/2007                     NAP                            03/01/2017
72                  02/26/2007      04/01/2007                     NAP                            03/01/2017
74                  02/13/2007      04/01/2010                     04/01/2007                     03/01/2017
77                  03/01/2007      04/01/2007                     NAP                            03/01/2017
78                  02/26/2007      04/01/2010                     04/01/2007                     03/01/2017
79                  04/05/2007      06/01/2012                     06/01/2007                     05/01/2017
80                  03/14/2007      09/01/2012                     05/01/2007                     04/01/2017
                    02/23/2007      04/01/2007                     NAP                            03/01/2017
83                  02/23/2007      04/01/2007                     NAP                            03/01/2017
83                  02/23/2007      04/01/2007                     NAP                            03/01/2017
85                  03/01/2007      04/01/2009                     04/01/2007                     03/01/2017
86                  01/16/2007      03/01/2012                     03/01/2007                     02/01/2017
87                  01/30/2007      02/01/2009                     03/01/2007                     02/01/2014
89                  02/16/2007      04/01/2007                     NAP                            03/01/2017
90                  01/29/2007      NAP                            03/01/2007                     02/01/2017
94                  02/01/2007      03/01/2010                     03/01/2007                     02/01/2017
95                  01/29/2007      NAP                            03/01/2007                     02/01/2017
97                  03/12/2007      NAP                            05/01/2007                     04/01/2017
                    11/08/2006      01/01/2009                     01/01/2007                     12/01/2016
98                  11/08/2006      01/01/2009                     01/01/2007                     12/01/2016
98                  11/08/2006      01/01/2009                     01/01/2007                     12/01/2016
98                  11/08/2006      01/01/2009                     01/01/2007                     12/01/2016
98                  11/08/2006      01/01/2009                     01/01/2007                     12/01/2016
98                  11/08/2006      01/01/2009                     01/01/2007                     12/01/2016
106                 03/06/2007      NAP                            05/01/2007                     04/01/2017
112                 01/22/2007      03/01/2012                     03/01/2007                     02/01/2017
115                 03/05/2007      NAP                            05/01/2007                     04/01/2017
116                 03/02/2007      05/01/2012                     05/01/2007                     04/01/2017
118                 03/08/2007      05/01/2012                     05/01/2007                     04/01/2017
123                 02/22/2007      NAP                            04/01/2007                     03/01/2017
124                 03/15/2007      05/01/2012                     05/01/2007                     04/01/2017
                    11/29/2006      01/01/2010                     01/01/2007                     12/01/2016
127                 11/29/2006      01/01/2010                     01/01/2007                     12/01/2016
128                 11/29/2006      01/01/2010                     01/01/2007                     12/01/2016
129                 03/30/2007      05/01/2007                     NAP                            04/01/2017
130                 03/20/2007      05/01/2009                     05/01/2007                     04/01/2017
131                 03/08/2007      05/01/2012                     05/01/2007                     04/01/2017
132                 01/29/2007      NAP                            03/01/2007                     02/01/2017
133                 03/21/2007      05/01/2009                     05/01/2007                     04/01/2017
134                 01/31/2007      03/01/2011                     03/01/2007                     02/01/2017
135                 02/15/2007      04/01/2010                     04/01/2007                     03/01/2017
137                 02/21/2007      04/01/2010                     04/01/2007                     03/01/2017
138                 01/18/2007      03/01/2012                     03/01/2007                     02/01/2017
142                 02/27/2007      04/01/2010                     04/01/2007                     03/01/2017
143                 02/27/2007      04/01/2012                     04/01/2007                     03/01/2017
                    03/01/2007      04/01/2007                     NAP                            03/01/2017
145                 03/01/2007      04/01/2007                     NAP                            03/01/2017
146                 03/01/2007      04/01/2007                     NAP                            03/01/2017
148                 03/30/2007      05/01/2010                     05/01/2007                     04/01/2017
                    02/13/2007      04/01/2010                     04/01/2007                     03/01/2017
149                 02/13/2007      04/01/2010                     04/01/2007                     03/01/2017
149                 02/13/2007      04/01/2010                     04/01/2007                     03/01/2017
149                 02/13/2007      04/01/2010                     04/01/2007                     03/01/2017
149                 02/13/2007      04/01/2010                     04/01/2007                     03/01/2017
                    01/12/2007      03/01/2010                     03/01/2007                     02/01/2017
150                 01/12/2007      03/01/2010                     03/01/2007                     02/01/2017
150                 01/12/2007      03/01/2010                     03/01/2007                     02/01/2017
151                 03/23/2007      05/01/2010                     05/01/2007                     04/01/2017
152                 03/06/2007      05/01/2009                     05/01/2007                     04/01/2017
154                 02/26/2007      04/01/2007                     NAP                            03/01/2017
155                 03/08/2007      05/01/2012                     05/01/2007                     04/01/2017
157                 03/01/2007      04/01/2010                     04/01/2007                     03/01/2017
                    02/20/2007      04/01/2012                     04/01/2007                     03/01/2017
158                 02/20/2007      04/01/2012                     04/01/2007                     03/01/2017
158                 02/20/2007      04/01/2012                     04/01/2007                     03/01/2017
160                 02/26/2007      04/01/2010                     04/01/2007                     03/01/2017
162                 02/01/2007      NAP                            03/01/2007                     02/01/2017
164                 01/31/2007      02/01/2010                     03/01/2007                     02/01/2017
165                 01/31/2007      03/01/2007                     NAP                            02/01/2017
168                 02/06/2007      04/01/2007                     NAP                            03/01/2017
169                 03/14/2007      05/01/2012                     05/01/2007                     04/01/2017
172                 03/27/2007      05/01/2010                     05/01/2007                     04/01/2017
173                 12/28/2006      02/01/2010                     02/01/2007                     01/01/2017
                    01/05/2007      NAP                            03/01/2007                     02/01/2017
174                 01/05/2007      NAP                            03/01/2007                     02/01/2017
175                 01/05/2007      NAP                            03/01/2007                     02/01/2017
177                 03/01/2007      04/01/2007                     NAP                            03/01/2017
178                 01/31/2007      03/01/2007                     NAP                            02/01/2017
179                 01/17/2007      NAP                            02/01/2007                     01/01/2017
181                 03/14/2007      05/01/2010                     05/01/2007                     04/01/2017
182                 02/28/2007      04/01/2009                     04/01/2007                     03/01/2017
183                 03/02/2007      05/01/2009                     05/01/2007                     04/01/2017

187                 03/19/2007      05/01/2007                     NAP                            04/01/2017
188                 02/09/2007      04/01/2007                     NAP                            03/01/2017
                    03/08/2007      05/01/2012                     05/01/2007                     04/01/2017
189                 03/08/2007      05/01/2012                     05/01/2007                     04/01/2017
189                 03/08/2007      05/01/2012                     05/01/2007                     04/01/2017
190                 03/01/2007      04/01/2007                     NAP                            03/01/2017
191                 01/25/2007      03/01/2012                     03/01/2007                     02/01/2017
192                 03/01/2007      04/01/2010                     04/01/2007                     03/01/2017
194                 12/11/2006      02/01/2009                     02/01/2007                     01/01/2017
195                 01/17/2007      03/01/2012                     03/01/2007                     02/01/2017
196                 03/20/2007      05/01/2007                     NAP                            04/01/2017
201                 12/29/2006      02/01/2010                     02/01/2007                     01/01/2017
204                 02/26/2007      04/01/2009                     04/01/2007                     03/01/2017
207                 04/05/2007      06/01/2007                     NAP                            05/01/2011
210                 02/10/2007      04/01/2007                     NAP                            03/01/2017
211                 04/03/2007      06/01/2010                     06/01/2007                     05/01/2017
212                 03/01/2007      04/01/2007                     NAP                            03/01/2017
213                 01/18/2007      03/01/2007                     NAP                            02/01/2014
217                 03/08/2007      05/01/2012                     05/01/2007                     04/01/2017
220                 01/31/2007      03/01/2007                     NAP                            02/01/2017
221                 02/28/2007      04/01/2009                     04/01/2007                     03/01/2017
223                 02/02/2007      04/01/2007                     NAP                            03/01/2017
224                 03/01/2007      04/01/2012                     04/01/2007                     03/01/2017
225                 03/21/2007      05/01/2007                     NAP                            04/01/2017
227                 01/26/2007      03/01/2007                     NAP                            02/01/2017
231                 03/29/2007      05/01/2007                     NAP                            04/01/2017
237                 01/12/2007      03/01/2007                     NAP                            02/01/2017
238                 01/11/2007      03/01/2007                     NAP                            02/01/2017
240                 04/17/2007      06/01/2007                     NAP                            05/01/2017
242                 01/24/2007      03/01/2012                     03/01/2007                     02/01/2017
247                 03/08/2007      05/01/2010                     05/01/2007                     04/01/2017
255                 02/02/2007      04/01/2007                     NAP                            03/01/2017
258                 09/07/2006      11/01/2006                     NAP                            10/01/2016
259                 04/12/2007      06/01/2007                     NAP                            05/01/2017
                    02/09/2007      04/01/2009                     04/01/2007                     03/01/2017
260                 02/09/2007      04/01/2009                     04/01/2007                     03/01/2017
260                 02/09/2007      04/01/2009                     04/01/2007                     03/01/2017
261                 02/20/2007      04/01/2007                     NAP                            03/01/2017
264                 02/26/2007      04/01/2007                     NAP                            03/01/2017
265                 12/06/2006      02/01/2010                     02/01/2007                     01/01/2017
267                 01/31/2007      03/01/2007                     NAP                            02/01/2017
268                 03/13/2007      05/01/2007                     NAP                            04/01/2017
269                 03/06/2007      05/01/2007                     NAP                            04/01/2017
270                 02/15/2007      04/01/2009                     04/01/2007                     03/01/2017
276                 02/26/2007      04/01/2007                     NAP                            03/01/2017
278                 02/28/2007      04/01/2007                     NAP                            03/01/2017
283                 01/30/2007      03/01/2010                     03/01/2007                     02/01/2017
285                 03/08/2007      05/01/2007                     NAP                            04/01/2017
287                 02/16/2007      04/01/2007                     NAP                            03/01/2017
288                 01/31/2007      03/01/2007                     NAP                            02/01/2017
297                 03/23/2007      05/01/2007                     NAP                            04/01/2017
302                 02/20/2007      04/01/2010                     04/01/2007                     03/01/2017
307                 02/08/2007      04/01/2007                     NAP                            03/01/2017
309                 03/29/2007      05/01/2007                     NAP                            04/01/2017
311                 01/18/2007      03/01/2007                     NAP                            02/01/2017
313                 01/26/2007      03/01/2010                     03/01/2007                     02/01/2017
314                 02/26/2007      04/01/2009                     04/01/2007                     03/01/2017
319                 03/22/2007      05/01/2007                     NAP                            04/01/2017
320                 04/09/2007      06/01/2007                     NAP                            05/01/2017
321                 01/30/2007      03/01/2009                     03/01/2007                     02/01/2017
326                 02/23/2007      04/01/2007                     NAP                            03/01/2017
336                 02/06/2007      04/01/2007                     NAP                            03/01/2017
340                 12/19/2006      02/01/2007                     NAP                            01/01/2017
343                 01/09/2007      03/01/2007                     NAP                            02/01/2017
345                 02/20/2007      04/01/2007                     NAP                            03/01/2017
348                 04/02/2007      06/01/2007                     NAP                            05/01/2017
350                 03/07/2007      05/01/2007                     NAP                            04/01/2017
351                 03/30/2007      05/01/2007                     NAP                            04/01/2017
353                 02/02/2007      04/01/2009                     04/01/2007                     03/01/2017
354                 12/22/2006      02/01/2007                     NAP                            01/01/2017
357                 01/18/2007      03/01/2007                     NAP                            02/01/2017
358                 11/21/2006      01/01/2012                     01/01/2007                     12/01/2016
359                 02/15/2007      04/01/2007                     NAP                            03/01/2017
360                 01/08/2007      03/01/2007                     NAP                            02/01/2017
361                 12/15/2006      02/01/2007                     NAP                            01/01/2017
363                 01/29/2007      03/01/2007                     NAP                            02/01/2017
365                 03/07/2007      05/01/2007                     NAP                            04/01/2017
367                 01/23/2007      03/01/2007                     NAP                            02/01/2017
368                 03/06/2007      05/01/2007                     NAP                            04/01/2017
371                 03/09/2007      05/01/2007                     NAP                            04/01/2017
373                 02/28/2007      04/01/2007                     NAP                            03/01/2017
374                 10/31/2006      12/01/2006                     NAP                            11/01/2016
375                 01/16/2007      03/01/2007                     NAP                            02/01/2017
376                 03/30/2007      05/01/2007                     NAP                            04/01/2017
377                 03/09/2007      05/01/2007                     NAP                            04/01/2017
379                 01/24/2007      03/01/2007                     NAP                            02/01/2014
381                 06/01/2006      07/01/2008                     07/01/2006                     06/01/2016
382                 03/30/2007      05/01/2009                     05/01/2007                     04/01/2017
385                 02/23/2007      04/01/2009                     04/01/2007                     03/01/2017
387                 02/27/2007      04/01/2007                     NAP                            03/01/2017
389                 04/09/2007      06/01/2007                     NAP                            05/01/2017
390                 03/08/2007      05/01/2007                     NAP                            04/01/2017
391                 03/02/2007      05/01/2007                     NAP                            04/01/2017
393                 03/09/2007      05/01/2007                     NAP                            04/01/2017
394                 03/13/2007      05/01/2007                     NAP                            04/01/2017
397                 02/02/2007      NAP                            04/01/2007                     03/01/2017
398                 03/15/2007      05/01/2009                     05/01/2007                     04/01/2017
399                 02/14/2007      04/01/2007                     NAP                            03/01/2017
401                 01/30/2007      03/01/2011                     03/01/2007                     02/01/2017
402                 12/27/2006      02/01/2007                     NAP                            01/01/2017
404                 03/14/2007      05/01/2007                     NAP                            04/01/2017
407                 01/25/2007      03/01/2007                     NAP                            02/01/2017
409                 02/21/2007      04/01/2007                     NAP                            03/01/2017
410                 12/11/2006      02/01/2007                     NAP                            01/01/2017
411                 12/28/2006      02/01/2007                     NAP                            01/01/2017
412                 02/08/2007      04/01/2007                     NAP                            03/01/2017
419                 02/02/2007      04/01/2007                     NAP                            03/01/2012
420                 02/13/2007      04/01/2007                     NAP                            03/01/2017
421                 02/13/2007      04/01/2007                     NAP                            03/01/2017




Mortgage Loan No.                Due Date        Grace Period(9)  ARD Loan       Lockbox Status
                                                                                 In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
4                                1                0               No             In-Place
                                                                                 In-Place
10                               1                5               Yes            In-Place
10                               1                5               Yes            In-Place
10                               1                5               Yes            In-Place
10                               1                5               Yes            In-Place
12                               1                0               No             In-Place
13                               1                5               No             None
14                               1                5               No             In-Place
17                               1                5               No             None
19                               1                5               No             In-Place
20                               1                5               No             None
23                               1                5               No             In-Place
24                               1                5               No             None
25                               1                6               No             None
26                               1                5               No             None
                                                                                 None
27                               1                5               No             None
27                               1                5               No             None
27                               1                5               No             None
27                               1                5               No             None
27                               1                5               No             None
27                               1                5               No             None
27                               1                5               No             None
27                               1                5               No             None
28                               1                5               No             In-Place
32                               1                5               No             In-Place
                                                                                 None
33                               1                5               No             None
33                               1                5               No             None
33                               1                5               No             None
33                               1                5               No             None
33                               1                5               No             None
33                               1                5               No             None
33                               1                5               No             None
33                               1                5               No             None
33                               1                5               No             None
33                               1                5               No             None
33                               1                5               No             None
33                               1                5               No             None
33                               1                5               No             None
35                               1                5               No             None
37                               1                5               No             None
40                               1                5               No             None
41                               1                5               No             None
42                               1                5               No             None
43                               1                5               No             None
47                               1                5               No             None
                                                                                 None
48                               1                5               No             None
48                               1                5               No             None
48                               1                5               No             None
48                               1                5               No             None
48                               1                5               No             None
48                               1                5               No             None
49                               1                5               Yes            In-Place
55                               1                5               No             None
61                               1                5               No             None
63                               1                5               No             None
70                               1                5               No             None
                                                                                 None
71                               1                5               No             None
72                               1                5               No             None
72                               1                5               No             None
74                               1                5               No             None
77                               1                5               No             None
78                               1                5               No             None
79                               1                5               No             None
80                               1                5               No             None
                                                                                 Springing
83                               1               15               No             Springing
83                               1               15               No             Springing
85                               1                5               No             None
86                               1                7               No             In-Place
87                               1                7               No             None
89                               1                5               No             None
90                               1                5               No             In-Place
94                               1                5               No             None
95                               1                5               No             In-Place
97                               1                5               No             None
                                                                                 None
98                               1                5               No             None
98                               1                5               No             None
98                               1                5               No             None
98                               1                5               No             None
98                               1                5               No             None
106                              1                5               No             None
112                              1                5               No             None
115                              1                5               No             None
116                              1                7               No             None
118                              1                5               No             None
123                              1                5               No             None
124                              1                5               No             None
                                                                                 None
127                              1               10               No             None
128                              1               10               No             None
129                              1                5               No             None
130                              1                5               No             None
131                              1                5               No             None
132                              1                5               No             In-Place
133                              1                5               No             None
134                              1                5               No             None
135                              1                5               No             None
137                              1                5               No             None
138                              1                7               No             None
142                              1                5               No             None
143                              1                5               No             None
                                                                                 None
145                              1                5               No             None
146                              1                5               No             None
148                              1                5               No             None
                                                                                 None
149                              1                5               No             None
149                              1                5               No             None
149                              1                5               No             None
149                              1                5               No             None
                                                                                 None
150                              1                5               No             None
150                              1                5               No             None
151                              1               15               No             None
152                              1                5               No             None
154                              1                5               No             None
155                              1                5               No             None
157                              1                5               No             None
                                                                                 None
158                              1               10               No             None
158                              1               10               No             None
160                              1               10               No             None
162                              1                5               No             None
164                              1                5               No             None
165                              1                5               No             None
168                              1                5               No             None
169                              1                5               No             None
172                              1                5               No             None
173                              1                5               No             None
                                                                                 None
174                              1                5               No             None
175                              1                5               No             None
177                              1                5               No             None
178                              1                5               No             None
179                              1               10               No             None
181                              1                5               No             None
182                              1                5               No             None
183                              1                5               No             None
                                                                                 Various
187                              1                5               No             None
188                              1                5               No             None
                                                                                 None
189                              1                5               No             None
189                              1                5               No             None
190                              1               15               No             Springing
191                              1                5               No             None
192                              1                5               No             None
194                              1                5               No             None
195                              1                5               No             None
196                              1                5               No             None
201                              1                5               No             None
204                              1                5               No             None
207                              1                5               No             None
210                              1                5               No             None
211                              1                5               No             None
212                              1                5               No             None
213                              1                5               No             None
217                              1                5               No             None
220                              1                5               No             None
221                              1                5               No             None
223                              1               15               No             None
224                              1                5               No             None
225                              1                5               No             None
227                              1                5               No             None
231                              1                5               No             None
237                              1                5               No             None
238                              1               10               No             None
240                              1                5               No             None
242                              1                5               No             None
247                              1                5               No             Springing
255                              1                5               No             None
258                              1                5               No             None
259                              1                5               No             None
                                                                                 None
260                              1                5               No             None
260                              1                5               No             None
261                              1                5               No             None
264                              1                5               No             None
265                              1               15               No             None
267                              1                5               No             None
268                              1               10               No             None
269                              1                5               No             None
270                              1                5               No             None
276                              1                5               No             None
278                              1                5               No             None
283                              1               10               No             None
285                              1                5               No             None
287                              1                5               No             None
288                              1                5               No             None
297                              1                5               No             None
302                              1                5               No             None
307                              1                5               No             None
309                              1                5               No             None
311                              1               15               No             None
313                              1                5               No             None
314                              1                5               No             None
319                              1                5               No             None
320                              1                7               No             None
321                              1                5               No             None
326                              1                5               No             None
336                              1                5               No             None
340                              1                7               No             None
343                              1                5               No             None
345                              1               10               No             None
348                              1               15               No             None
350                              1                5               No             None
351                              1               15               No             None
353                              1                5               No             None
354                              1                5               No             None
357                              1                5               No             None
358                              1                5               No             None
359                              1                5               No             None
360                              1                5               No             None
361                              1                5               No             None
363                              1                5               No             None
365                              1               10               No             None
367                              1                5               No             None
368                              1                5               No             None
371                              1               10               No             None
373                              1                5               No             None
374                              1                5               No             None
375                              1                5               No             None
376                              1                5               No             None
377                              1                5               No             None
379                              1                5               No             None
381                              1               15               No             None
382                              1                5               No             None
385                              1                5               No             None
387                              1                5               No             In-Place
389                              1                5               No             None
390                              1                5               No             None
391                              1                5               No             None
393                              1                5               No             None
394                              1               15               No             None
397                              1               10               No             None
398                              1                5               No             None
399                              1               10               No             None
401                              1                5               No             None
402                              1                5               No             None
404                              1                5               No             None
407                              1                5               No             None
409                              1                5               No             None
410                              1                5               No             None
411                              1               10               No             None
412                              1                5               No             None
419                              1                5               No             None
420                              1                5               No             None
421                              1                5               No             None




Mortgage Loan No.   Lockbox Type     Original Term to Maturity       Remaining Term to Maturity         Original Amort. Term(10)
                    Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
4                   Soft                                    60                               59                              IO
                    Hard                                   127                              122                              360
10                  Hard                                   127                              122                              360
10                  Hard                                   127                              122                              360
10                  Hard                                   127                              122                              360
10                  Hard                                   127                              122                              360
12                  Hard                                   120                              120                              IO
13                  NAP                                    120                              118                              IO
14                  Hard                                   120                              120                              IO
17                  NAP                                    120                              119                              360
19                  Hard                                   120                              117                              360
20                  NAP                                    120                              119                              360
23                  Hard                                   120                              118                              360
24                  NAP                                    120                              119                              360
25                  NAP                                    120                              117                              360
26                  NAP                                    120                              119                              IO
                    NAP                                    120                              118                              360
27                  NAP                                    120                              118                              360
27                  NAP                                    120                              118                              360
27                  NAP                                    120                              118                              360
27                  NAP                                    120                              118                              360
27                  NAP                                    120                              118                              360
27                  NAP                                    120                              118                              360
27                  NAP                                    120                              118                              360
27                  NAP                                    120                              118                              360
28                  Hard                                   119                              116                              IO
32                  Hard                                   120                              118                              360
                    NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
33                  NAP                                    120                              117                              360
35                  NAP                                    120                              116                              360
37                  NAP                                    120                              118                              360
40                  NAP                                    120                              119                              360
41                  NAP                                    120                              118                              360
42                  NAP                                     84                               82                              IO
43                  NAP                                    120                              119                              360
47                  NAP                                    120                              118                              IO
                    NAP                                    120                              119                              360
48                  NAP                                    120                              119                              360
48                  NAP                                    120                              119                              360
48                  NAP                                    120                              119                              360
48                  NAP                                    120                              119                              360
48                  NAP                                    120                              119                              360
48                  NAP                                    120                              119                              360
49                  Hard                                   120                              119                              360
55                  NAP                                    120                              119                              360
61                  NAP                                    120                              117                              360
63                  NAP                                    120                              118                              360
70                  NAP                                    120                              120                              360
                    NAP                                    120                              118                              IO
71                  NAP                                    120                              118                              IO
72                  NAP                                    120                              118                              360
72                  NAP                                    120                              118                              360
74                  NAP                                    120                              118                              360
77                  NAP                                    120                              118                              360
78                  NAP                                    120                              118                              360
79                  NAP                                    120                              120                              360
80                  NAP                                    120                              119                              360
                    Hard                                   120                              118                              300
83                  Hard                                   120                              118                              300
83                  Hard                                   120                              118                              300
85                  NAP                                    120                              118                              360
86                  Hard                                   120                              117                              360
87                  NAP                                     84                               81                              360
89                  NAP                                    120                              118                              300
90                  Hard                                   120                              117                              IO
94                  NAP                                    120                              117                              360
95                  Hard                                   120                              117                              IO
97                  NAP                                    120                              119                              IO
                    NAP                                    120                              115                              360
98                  NAP                                    120                              115                              360
98                  NAP                                    120                              115                              360
98                  NAP                                    120                              115                              360
98                  NAP                                    120                              115                              360
98                  NAP                                    120                              115                              360
106                 NAP                                    120                              119                              IO
112                 NAP                                    120                              117                              360
115                 NAP                                    120                              119                              IO
116                 NAP                                    120                              119                              360
118                 NAP                                    120                              119                              360
123                 NAP                                    120                              118                              IO
124                 NAP                                    120                              119                              360
                    NAP                                    120                              115                              360
127                 NAP                                    120                              115                              360
128                 NAP                                    120                              115                              360
129                 NAP                                    120                              119                              300
130                 NAP                                    120                              119                              360
131                 NAP                                    120                              119                              360
132                 Hard                                   120                              117                              IO
133                 NAP                                    120                              119                              360
134                 NAP                                    120                              117                              360
135                 NAP                                    120                              118                              360
137                 NAP                                    120                              118                              360
138                 NAP                                    120                              117                              360
142                 NAP                                    120                              118                              360
143                 NAP                                    120                              118                              360
                    NAP                                    120                              118                              360
145                 NAP                                    120                              118                              360
146                 NAP                                    120                              118                              360
148                 NAP                                    120                              119                              360
                    NAP                                    120                              118                              360
149                 NAP                                    120                              118                              360
149                 NAP                                    120                              118                              360
149                 NAP                                    120                              118                              360
149                 NAP                                    120                              118                              360
                    NAP                                    120                              117                              360
150                 NAP                                    120                              117                              360
150                 NAP                                    120                              117                              360
151                 NAP                                    120                              119                              360
152                 NAP                                    120                              119                              360
154                 NAP                                    120                              118                              300
155                 NAP                                    120                              119                              360
157                 NAP                                    120                              118                              360
                    NAP                                    120                              118                              360
158                 NAP                                    120                              118                              360
158                 NAP                                    120                              118                              360
160                 NAP                                    120                              118                              360
162                 NAP                                    120                              117                              IO
164                 NAP                                    120                              117                              360
165                 NAP                                    120                              117                              300
168                 NAP                                    120                              118                              300
169                 NAP                                    120                              119                              360
172                 NAP                                    120                              119                              360
173                 NAP                                    120                              116                              360
                    NAP                                    120                              117                              IO
174                 NAP                                    120                              117                              IO
175                 NAP                                    120                              117                              IO
177                 NAP                                    120                              118                              360
178                 NAP                                    120                              117                              300
179                 NAP                                    120                              116                              IO
181                 NAP                                    120                              119                              360
182                 NAP                                    120                              118                              360
183                 NAP                                    120                              119                              360
                    Various                                120                              117                              360
187                 NAP                                    120                              119                              360
188                 NAP                                    120                              118                              300
                    NAP                                    120                              119                              360
189                 NAP                                    120                              119                              360
189                 NAP                                    120                              119                              360
190                 Hard                                   120                              118                              360
191                 NAP                                    120                              117                              360
192                 NAP                                    120                              118                              360
194                 NAP                                    120                              116                              360
195                 NAP                                    120                              117                              360
196                 NAP                                    120                              119                              360
201                 NAP                                    120                              116                              360
204                 NAP                                    120                              118                              360
207                 NAP                                     48                               48                              360
210                 NAP                                    120                              118                              360
211                 NAP                                    120                              120                              360
212                 NAP                                    120                              118                              360
213                 NAP                                     84                               81                              360
217                 NAP                                    120                              119                              360
220                 NAP                                    120                              117                              360
221                 NAP                                    120                              118                              360
223                 NAP                                    120                              118                              300
224                 NAP                                    120                              118                              360
225                 NAP                                    120                              119                              360
227                 NAP                                    120                              117                              360
231                 NAP                                    120                              119                              300
237                 NAP                                    120                              117                              360
238                 NAP                                    120                              117                              360
240                 NAP                                    120                              120                              300
242                 NAP                                    120                              117                              360
247                 Hard                                   120                              119                              360
255                 NAP                                    120                              118                              360
258                 NAP                                    120                              113                              300
259                 NAP                                    120                              120                              360
                    NAP                                    120                              118                              360
260                 NAP                                    120                              118                              360
260                 NAP                                    120                              118                              360
261                 NAP                                    120                              118                              360
264                 NAP                                    120                              118                              360
265                 NAP                                    120                              116                              360
267                 NAP                                    120                              117                              360
268                 NAP                                    120                              119                              360
269                 NAP                                    120                              119                              240
270                 NAP                                    120                              118                              360
276                 NAP                                    120                              118                              360
278                 NAP                                    120                              118                              360
283                 NAP                                    120                              117                              360
285                 NAP                                    120                              119                              360
287                 NAP                                    120                              118                              360
288                 NAP                                    120                              117                              300
297                 NAP                                    120                              119                              360
302                 NAP                                    120                              118                              360
307                 NAP                                    120                              118                              360
309                 NAP                                    120                              119                              360
311                 NAP                                    120                              117                              240
313                 NAP                                    120                              117                              360
314                 NAP                                    120                              118                              360
319                 NAP                                    120                              119                              300
320                 NAP                                    120                              120                              360
321                 NAP                                    120                              117                              360
326                 NAP                                    120                              118                              360
336                 NAP                                    120                              118                              360
340                 NAP                                    120                              116                              360
343                 NAP                                    120                              117                              360
345                 NAP                                    120                              118                              360
348                 NAP                                    120                              120                              300
350                 NAP                                    120                              119                              360
351                 NAP                                    120                              119                              240
353                 NAP                                    120                              118                              360
354                 NAP                                    120                              116                              360
357                 NAP                                    120                              117                              360
358                 NAP                                    120                              115                              360
359                 NAP                                    120                              118                              360
360                 NAP                                    120                              117                              360
361                 NAP                                    120                              116                              360
363                 NAP                                    120                              117                              360
365                 NAP                                    120                              119                              360
367                 NAP                                    120                              117                              360
368                 NAP                                    120                              119                              360
371                 NAP                                    120                              119                              360
373                 NAP                                    120                              118                              300
374                 NAP                                    120                              114                              360
375                 NAP                                    120                              117                              204
376                 NAP                                    120                              119                              300
377                 NAP                                    120                              119                              300
379                 NAP                                     84                               81                              360
381                 NAP                                    120                              109                              360
382                 NAP                                    120                              119                              360
385                 NAP                                    120                              118                              360
387                 Springing                              120                              118                              360
389                 NAP                                    120                              120                              360
390                 NAP                                    120                              119                              360
391                 NAP                                    120                              119                              360
393                 NAP                                    120                              119                              360
394                 NAP                                    120                              119                              360
397                 NAP                                    120                              118                              IO
398                 NAP                                    120                              119                              360
399                 NAP                                    120                              118                              360
401                 NAP                                    120                              117                              360
402                 NAP                                    120                              116                              300
404                 NAP                                    120                              119                              360
407                 NAP                                    120                              117                              360
409                 NAP                                    120                              118                              360
410                 NAP                                    120                              116                              360
411                 NAP                                    120                              116                              300
412                 NAP                                    120                              118                              300
419                 NAP                                     60                               58                              360
420                 NAP                                    120                              118                              360
421                 NAP                                    120                              118                              300




Mortgage Loan No.   Remaining Amort. Term         Mortgage Rate             Monthly Payment (P&I)             Monthly Payment (IO)
                                       IO                 5.800%                              NAP                         $955,590
4                                      IO                 5.800%                              NAP                          $74,039
4                                      IO                 5.800%                              NAP                          $71,086
4                                      IO                 5.800%                              NAP                          $53,365
4                                      IO                 5.800%                              NAP                          $49,597
4                                      IO                 5.800%                              NAP                          $46,542
4                                      IO                 5.800%                              NAP                          $43,385
4                                      IO                 5.800%                              NAP                          $34,928
4                                      IO                 5.800%                              NAP                          $34,830
4                                      IO                 5.800%                              NAP                          $33,812
4                                      IO                 5.800%                              NAP                          $33,596
4                                      IO                 5.800%                              NAP                          $31,164
4                                      IO                 5.800%                              NAP                          $30,711
4                                      IO                 5.800%                              NAP                          $30,451
4                                      IO                 5.800%                              NAP                          $29,130
4                                      IO                 5.800%                              NAP                          $26,345
4                                      IO                 5.800%                              NAP                          $26,072
4                                      IO                 5.800%                              NAP                          $25,970
4                                      IO                 5.800%                              NAP                          $24,951
4                                      IO                 5.800%                              NAP                          $23,016
4                                      IO                 5.800%                              NAP                          $20,776
4                                      IO                 5.800%                              NAP                          $20,669
4                                      IO                 5.800%                              NAP                          $19,859
4                                      IO                 5.800%                              NAP                          $17,924
4                                      IO                 5.800%                              NAP                          $16,295
4                                      IO                 5.800%                              NAP                          $15,887
4                                      IO                 5.800%                              NAP                          $15,684
4                                      IO                 5.800%                              NAP                          $14,971
4                                      IO                 5.800%                              NAP                          $13,545
4                                      IO                 5.800%                              NAP                          $12,832
4                                      IO                 5.800%                              NAP                          $12,832
4                                      IO                 5.800%                              NAP                          $11,814
4                                      IO                 5.800%                              NAP                          $10,490
4                                      IO                 5.800%                              NAP                          $10,184
4                                      IO                 5.800%                              NAP                           $6,314
4                                      IO                 5.800%                              NAP                           $4,379
4                                      IO                 5.800%                              NAP                           $4,074
4                                      IO                 5.800%                              NAP                           $4,074
                                      360                 6.040%                         $376,328                         $318,953
10                                    360                 6.040%                          $97,845                          $82,928
10                                    360                 6.040%                          $94,082                          $79,738
10                                    360                 6.040%                          $94,082                          $79,738
10                                    360                 6.040%                          $90,319                          $76,549
12                                     IO                 5.660%                              NAP                         $205,634
13                                     IO                 5.780%                              NAP                         $205,110
14                                     IO                 5.660%                              NAP                         $197,408
17                                    360                 5.700%                         $208,944                         $173,375
19                                    360                 5.560%                         $200,046                         $164,419
20                                    360                 5.700%                         $197,684                         $164,032
23                                    360                 5.850%                         $176,982                         $148,281
24                                    360                 5.700%                         $167,666                         $139,124
25                                    357                 5.640%                         $156,836                              NAP
26                                     IO                 5.850%                              NAP                         $133,453
                                      360                 5.610%                         $148,131                         $122,172
27                                    360                 5.610%                          $78,569                          $64,800
27                                    360                 5.610%                          $20,516                          $16,921
27                                    360                 5.610%                          $17,628                          $14,538
27                                    360                 5.610%                          $12,073                           $9,957
27                                    360                 5.610%                           $7,184                           $5,925
27                                    360                 5.610%                           $4,251                           $3,506
27                                    360                 5.610%                           $3,970                           $3,274
27                                    360                 5.610%                           $3,940                           $3,250
28                                     IO                 5.810%                              NAP                         $125,766
32                                    360                 6.020%                         $135,188                         $114,443
                                      357                 5.390%                         $124,241                              NAP
33                                    357                 5.390%                          $22,363                              NAP
33                                    357                 5.390%                          $21,121                              NAP
33                                    357                 5.390%                          $14,909                              NAP
33                                    357                 5.390%                          $14,909                              NAP
33                                    357                 5.390%                           $9,939                              NAP
33                                    357                 5.390%                           $7,454                              NAP
33                                    357                 5.390%                           $7,454                              NAP
33                                    357                 5.390%                           $6,212                              NAP
33                                    357                 5.390%                           $6,212                              NAP
33                                    357                 5.390%                           $3,727                              NAP
33                                    357                 5.390%                           $3,727                              NAP
33                                    357                 5.390%                           $3,727                              NAP
33                                    357                 5.390%                           $2,485                              NAP
35                                    360                 5.640%                         $119,645                          $98,880
37                                    360                 5.550%                         $115,613                          $94,957
40                                    360                 6.070%                         $120,812                         $102,572
41                                    358                 5.700%                         $116,080                              NAP
42                                     IO                 6.080%                              NAP                         $100,067
43                                    360                 5.650%                         $110,829                          $91,656
47                                     IO                 5.620%                              NAP                          $87,845
                                      360                 5.670%                         $105,981                          $87,764
48                                    360                 5.670%                          $27,768                          $22,995
48                                    360                 5.670%                          $26,842                          $22,229
48                                    360                 5.670%                          $18,512                          $15,330
48                                    360                 5.670%                          $16,892                          $13,989
48                                    360                 5.670%                           $8,562                           $7,090
48                                    360                 5.670%                           $7,405                           $6,132
49                                    360                 5.700%                         $106,213                          $88,132
55                                    360                 5.700%                          $94,002                          $77,999
61                                    360                 6.150%                          $88,947                          $75,864
63                                    360                 5.800%                          $84,492                          $70,567
70                                    360                 5.720%                          $75,617                          $62,827
                                       IO                 5.650%                          $28,434                          $38,190
71                                     IO                 5.650%                              NAP                          $38,190
72                                    358                 5.840%                          $15,856                              NAP
72                                    358                 5.840%                          $12,578                              NAP
74                                    360                 5.820%                          $71,122                          $59,475
77                                    358                 5.555%                          $68,549                              NAP
78                                    360                 5.740%                          $68,787                          $57,227
79                                    360                 5.720%                          $68,055                          $56,545
80                                    360                 5.420%                          $64,720                          $52,663
                                      298                 6.200%                          $75,507                              NAP
83                                    298                 6.200%                          $62,769                              NAP
83                                    298                 6.200%                          $12,738                              NAP
85                                    360                 5.620%                          $65,589                          $54,132
86                                    360                 5.660%                          $65,588                          $54,278
87                                    360                 5.950%                          $63,431                          $53,473
89                                    298                 5.500%                          $64,172                              NAP
90                                     IO                 6.070%                              NAP                          $52,568
94                                    360                 5.550%                          $57,093                          $46,892
95                                     IO                 6.070%                              NAP                          $50,517
97                                     IO                 5.730%                              NAP                          $44,903
                                      360                 5.950%                          $55,161                          $46,502
98                                    360                 5.950%                          $29,180                          $24,599
98                                    360                 5.950%                          $11,205                           $9,446
98                                    360                 5.950%                           $6,653                           $5,609
98                                    360                 5.950%                           $6,536                           $5,510
98                                    360                 5.950%                           $1,587                           $1,338
106                                    IO                 5.640%                              NAP                          $41,934
112                                   360                 5.490%                          $48,209                          $39,428
115                                    IO                 5.790%                              NAP                          $41,093
116                                   360                 5.660%                          $48,541                          $40,170
118                                   360                 5.700%                          $47,303                          $39,250
123                                    IO                 5.920%                              NAP                          $40,015
124                                   360                 5.730%                          $46,584                          $38,731
                                      360                 5.750%                          $45,081                          $37,530
127                                   360                 5.750%                          $22,905                          $19,069
128                                   360                 5.750%                          $22,176                          $18,461
129                                   299                 5.660%                          $47,899                              NAP
130                                   360                 5.660%                          $44,207                          $36,584
131                                   360                 5.700%                          $44,203                          $36,678
132                                    IO                 6.070%                              NAP                          $38,977
133                                   360                 5.900%                          $44,930                          $37,761
134                                   360                 5.940%                          $44,797                          $37,741
135                                   360                 5.780%                          $43,911                          $36,627
137                                   360                 5.740%                          $42,554                          $35,403
138                                   360                 6.040%                          $43,353                          $36,743
142                                   360                 5.760%                          $40,895                          $34,067
143                                   360                 5.830%                          $41,207                          $34,481
                                      358                 5.990%                          $41,474                              NAP
145                                   358                 5.990%                          $27,580                              NAP
146                                   358                 5.990%                          $13,895                              NAP
148                                   360                 5.740%                          $39,640                          $32,978
                                      360                 5.650%                          $38,963                          $32,223
149                                   360                 5.650%                          $14,089                          $11,651
149                                   360                 5.650%                           $9,175                           $7,588
149                                   360                 5.650%                           $8,258                           $6,829
149                                   360                 5.650%                           $7,442                           $6,155
                                      360                 5.790%                          $39,416                          $32,899
150                                   360                 5.790%                          $23,329                          $19,472
150                                   360                 5.790%                          $16,087                          $13,427
151                                   360                 5.675%                          $38,202                          $31,646
152                                   360                 5.700%                          $37,726                          $31,304
154                                   298                 5.500%                          $39,916                              NAP
155                                   360                 5.730%                          $37,238                          $30,960
157                                   360                 5.590%                          $35,554                          $29,283
                                      360                 5.620%                          $20,376                          $29,250
158                                   360                 5.620%                          $20,376                          $16,817
158                                   360                 5.620%                          $15,065                          $12,433
160                                   360                 5.700%                          $34,940                          $28,992
162                                    IO                 5.540%                              NAP                          $28,085
164                                   360                 5.790%                          $35,167                          $29,352
165                                   297                 6.090%                          $38,989                              NAP
168                                   298                 5.740%                          $36,453                              NAP
169                                   360                 5.550%                          $32,886                          $27,010
172                                   360                 5.960%                          $34,028                          $28,703
173                                   360                 5.710%                          $33,119                          $27,499
                                       IO                 5.490%                              NAP                          $53,841
174                                    IO                 5.490%                              NAP                          $14,843
175                                    IO                 5.490%                              NAP                          $11,596
177                                   358                 5.990%                          $33,838                              NAP
178                                   297                 5.870%                          $35,637                              NAP
179                                    IO                 5.480%                              NAP                          $25,466
181                                   360                 5.850%                          $31,857                          $26,691
182                                   360                 5.870%                          $31,778                          $26,658
183                                   360                 5.600%                          $30,713                          $25,313
                                      357                 6.020%                          $32,145                              NAP
187                                   359                 5.510%                          $30,126                              NAP
188                                   298                 5.920%                          $33,570                              NAP
                                      360                 5.700%                          $30,181                          $25,043
189                                   360                 5.700%                          $17,644                          $14,641
189                                   360                 5.700%                          $12,537                          $10,403
190                                   358                 6.100%                          $31,512                              NAP
191                                   360                 5.740%                          $29,992                          $24,952
192                                   360                 5.860%                          $30,297                          $25,399
194                                   360                 5.690%                          $29,220                          $24,230
195                                   360                 5.630%                          $28,799                          $23,784
196                                   359                 5.800%                          $29,338                              NAP
201                                   360                 6.350%                          $29,867                          $25,753
204                                   360                 5.900%                          $27,877                          $23,429
207                                   360                 6.270%                          $28,537                              NAP
210                                   358                 5.600%                          $26,121                              NAP
211                                   360                 6.010%                          $27,009                          $22,851
212                                   358                 5.910%                          $26,720                              NAP
213                                   357                 5.930%                          $26,778                              NAP
217                                   360                 5.700%                          $25,538                          $21,190
220                                   357                 6.030%                          $26,164                              NAP
221                                   360                 5.740%                          $25,066                          $20,854
223                                   298                 6.010%                          $27,731                              NAP
224                                   360                 6.060%                          $25,645                          $21,761
225                                   359                 5.810%                          $24,964                              NAP
227                                   357                 6.030%                          $25,382                              NAP
231                                   299                 6.390%                          $26,734                              NAP
237                                   357                 5.840%                          $22,394                              NAP
238                                   357                 5.820%                          $22,345                              NAP
240                                   300                 6.090%                          $24,595                              NAP
242                                   360                 5.750%                          $21,300                          $17,732
247                                   360                 5.630%                          $20,389                          $16,839
255                                   358                 6.120%                          $20,496                              NAP
258                                   293                 6.400%                          $22,411                              NAP
259                                   360                 5.880%                          $19,531                              NAP
                                      360                 6.050%                          $19,891                          $19,891
260                                   360                 6.050%                          $11,132                           $9,440
260                                   360                 6.050%                           $8,760                           $7,428
261                                   358                 5.740%                          $19,237                              NAP
264                                   358                 5.880%                          $18,939                              NAP
265                                   360                 5.910%                          $18,912                          $15,904
267                                   357                 6.170%                          $19,293                              NAP
268                                   359                 5.990%                          $18,866                              NAP
269                                   239                 6.170%                          $22,514                              NAP
270                                   360                 6.010%                          $18,186                          $15,386
276                                   358                 5.940%                          $17,871                              NAP
278                                   358                 5.780%                          $17,564                              NAP
283                                   360                 5.690%                          $17,300                          $14,346
285                                   359                 5.900%                          $17,498                              NAP
287                                   358                 5.930%                          $17,257                              NAP
288                                   297                 5.600%                          $17,982                              NAP
297                                   359                 5.620%                          $15,642                              NAP
302                                   360                 5.920%                          $15,461                          $13,010
307                                   358                 6.050%                          $15,099                              NAP
309                                   359                 6.400%                          $15,638                              NAP
311                                   237                 6.710%                          $18,950                              NAP
313                                   360                 5.840%                          $14,143                          $11,842
314                                   360                 5.810%                          $14,097                          $11,781
319                                   299                 5.650%                          $14,487                              NAP
320                                   360                 6.090%                          $13,923                              NAP
321                                   360                 5.700%                          $13,349                          $11,077
326                                   358                 5.730%                          $13,393                              NAP
336                                   358                 5.610%                          $12,356                              NAP
340                                   356                 6.150%                          $12,794                              NAP
343                                   357                 6.030%                          $12,391                              NAP
345                                   358                 5.960%                          $12,089                              NAP
348                                   300                 6.140%                          $13,058                              NAP
350                                   359                 5.788%                          $11,720                              NAP
351                                   239                 6.100%                          $14,444                              NAP
353                                   360                 5.820%                          $11,525                           $9,638
354                                   356                 5.980%                          $11,630                              NAP
357                                   357                 6.170%                          $11,722                              NAP
358                                   360                 6.110%                          $11,526                           $9,809
359                                   358                 6.160%                          $11,588                              NAP
360                                   357                 5.960%                          $11,343                              NAP
361                                   356                 5.870%                          $11,233                              NAP
363                                   357                 6.150%                          $11,423                              NAP
365                                   359                 5.860%                          $10,926                              NAP
367                                   357                 6.050%                          $11,151                              NAP
368                                   359                 5.800%                          $10,562                              NAP
371                                   359                 5.750%                          $10,271                              NAP
373                                   298                 5.970%                          $11,243                              NAP
374                                   354                 6.020%                          $10,515                              NAP
375                                   201                 5.870%                          $13,578                              NAP
376                                   299                 5.930%                          $10,881                              NAP
377                                   299                 5.870%                          $10,818                              NAP
379                                   357                 6.010%                          $10,203                              NAP
381                                   360                 6.570%                          $10,378                           $9,048
382                                   360                 5.780%                           $9,368                           $7,814
385                                   360                 5.720%                           $9,016                           $7,491
387                                   358                 5.950%                           $9,124                              NAP
389                                   360                 5.910%                           $8,907                              NAP
390                                   359                 6.110%                           $9,100                              NAP
391                                   359                 5.950%                           $8,945                              NAP
393                                   359                 5.900%                           $8,897                              NAP
394                                   359                 5.880%                           $8,759                              NAP
397                                    IO                 5.900%                              NAP                           $7,228
398                                   360                 5.790%                           $8,499                           $7,093
399                                   358                 6.140%                           $8,672                              NAP
401                                   360                 6.030%                           $8,421                           $7,133
402                                   296                 6.170%                           $9,166                              NAP
404                                   359                 5.790%                           $7,913                              NAP
407                                   357                 6.050%                           $7,535                              NAP
409                                   358                 5.910%                           $7,125                              NAP
410                                   356                 6.020%                           $7,210                              NAP
411                                   296                 6.360%                           $7,998                              NAP
412                                   298                 5.720%                           $7,371                              NAP
419                                   358                 6.850%                           $6,553                              NAP
420                                   358                 5.960%                           $5,970                              NAP
421                                   298                 6.460%                           $6,727                              NAP




Mortgage Loan No.  Third Most Recent NOI   Third Most Recent NOI End Date  Second Most Recent NOI   Second Most Recent NOI End Date
4                               $717,943                       12/31/2005                $746,445                        12/31/2006
4                               $689,305                       12/31/2005                $716,669                        12/31/2006
4                               $517,472                       12/31/2005                $538,015                        12/31/2006
4                               $480,933                       12/31/2005                $500,026                        12/31/2006
4                               $451,307                       12/31/2005                $469,223                        12/31/2006
4                               $420,693                       12/31/2005                $437,394                        12/31/2006
4                               $338,693                       12/31/2005                $352,138                        12/31/2006
4                               $337,739                       12/31/2005                $351,147                        12/31/2006
4                               $327,864                       12/31/2005                $340,880                        12/31/2006
4                               $325,772                       12/31/2005                $338,705                        12/31/2006
4                               $302,188                       12/31/2005                $314,184                        12/31/2006
4                               $297,794                       12/31/2005                $309,616                        12/31/2006
4                               $295,275                       12/31/2005                $306,997                        12/31/2006
4                               $282,464                       12/31/2005                $293,677                        12/31/2006
4                               $255,458                       12/31/2005                $265,600                        12/31/2006
4                               $252,811                       12/31/2005                $262,847                        12/31/2006
4                               $251,823                       12/31/2005                $261,820                        12/31/2006
4                               $241,948                       12/31/2005                $251,553                        12/31/2006
4                               $223,185                       12/31/2005                $232,045                        12/31/2006
4                               $201,459                       12/31/2005                $209,456                        12/31/2006
4                               $200,428                       12/31/2005                $208,384                        12/31/2006
4                               $192,571                       12/31/2005                $200,216                        12/31/2006
4                               $173,807                       12/31/2005                $180,707                        12/31/2006
4                               $158,007                       12/31/2005                $164,279                        12/31/2006
4                               $154,057                       12/31/2005                $160,172                        12/31/2006
4                               $152,082                       12/31/2005                $158,119                        12/31/2006
4                               $145,169                       12/31/2005                $150,932                        12/31/2006
4                               $131,343                       12/31/2005                $136,557                        12/31/2006
4                               $124,430                       12/31/2005                $129,370                        12/31/2006
4                               $124,430                       12/31/2005                $129,370                        12/31/2006
4                               $114,555                       12/31/2005                $119,103                        12/31/2006
4                               $101,717                       12/31/2005                $105,755                        12/31/2006
4                                $98,754                       12/31/2005                $102,675                        12/31/2006
4                                $61,228                       12/31/2005                 $63,658                        12/31/2006
4                                $42,464                       12/31/2005                 $44,150                        12/31/2006
4                                $39,502                       12/31/2005                 $41,070                        12/31/2006
4                                $39,502                       12/31/2005                 $41,070                        12/31/2006

10                              $395,283                       12/31/2004                $872,844                        12/31/2005
10                              $380,080                       12/31/2004                $839,274                        12/31/2005
10                              $380,080                       12/31/2004                $839,274                        12/31/2005
10                              $364,876                       12/31/2004                $805,703                        12/31/2005
12                            $3,034,832                       12/31/2004              $3,151,642                        12/31/2005
13                                   NAP                              NAP              $1,913,820                        12/31/2005
14                                   NAP                              NAP                     NAP                               NAP
17                            $2,098,336                       12/31/2004              $2,293,841                        12/31/2005
19                            $3,848,908                       12/31/2004              $3,662,004                        12/31/2005
20                            $2,180,929                       12/31/2004              $2,161,243                        12/31/2005
23                            $2,763,196                       12/31/2004              $2,739,894                        12/31/2005
24                            $1,872,722                       12/31/2004              $1,916,885                        12/31/2005
25                            $3,515,648                       12/31/2004              $2,516,252                        12/31/2005
26                            $1,734,215                       12/31/2004              $1,984,736                        12/31/2005

27                                   NAP                              NAP                     NAP                               NAP
27                                   NAP                              NAP                     NAP                               NAP
27                                   NAP                              NAP                     NAP                               NAP
27                                   NAP                              NAP                     NAP                               NAP
27                                   NAP                              NAP                     NAP                               NAP
27                                   NAP                              NAP                     NAP                               NAP
27                                   NAP                              NAP                     NAP                               NAP
27                                   NAP                              NAP                     NAP                               NAP
28                                   NAP                              NAP                     NAP                               NAP
32                            $1,276,049                       12/31/2004              $1,759,730                        12/31/2005

33                              $396,677                       12/31/2004                $385,436                        12/31/2005
33                              $374,639                       12/31/2004                $364,023                        12/31/2005
33                              $264,451                       12/31/2004                $256,957                        12/31/2005
33                              $264,451                       12/31/2004                $256,957                        12/31/2005
33                              $176,301                       12/31/2004                $171,305                        12/31/2005
33                              $132,226                       12/31/2004                $128,479                        12/31/2005
33                              $132,226                       12/31/2004                $128,479                        12/31/2005
33                              $110,188                       12/31/2004                $107,065                        12/31/2005
33                              $110,188                       12/31/2004                $107,065                        12/31/2005
33                               $66,113                       12/31/2004                 $64,239                        12/31/2005
33                               $66,113                       12/31/2004                 $64,239                        12/31/2005
33                               $66,113                       12/31/2004                 $64,239                        12/31/2005
33                               $44,075                       12/31/2004                 $42,826                        12/31/2005
35                                   NAP                              NAP                     NAP                               NAP
37                                   NAP                              NAP              $1,223,849                        12/31/2005
40                                   NAP                              NAP                     NAP                               NAP
41                            $1,996,999                       12/31/2004              $2,501,982                        12/31/2005
42                            $1,463,416                       12/31/2004              $1,492,060                        12/31/2005
43                                   NAP                              NAP                     NAP                               NAP
47                                   NAP                              NAP                 $13,010                        12/31/2005

48                              $403,863                       12/31/2004                $430,418                        12/31/2005
48                              $390,400                       12/31/2004                $416,070                        12/31/2005
48                              $269,242                       12/31/2004                $286,945                        12/31/2005
48                              $245,683                       12/31/2004                $261,837                        12/31/2005
48                              $124,524                       12/31/2004                $132,712                        12/31/2005
48                              $107,697                       12/31/2004                $114,778                        12/31/2005
49                                   NAP                              NAP                     NAP                               NAP
55                            $1,106,553                       12/31/2004              $1,111,882                        12/31/2005
61                              $839,489                       12/31/2004              $1,157,538                        12/31/2005
63                              $909,990                       12/31/2004              $1,155,649                        12/31/2005
70                            $1,232,787                       12/31/2004              $1,324,288                        12/31/2005

71                                   NAP                              NAP                     NAP                               NAP
72                                   NAP                              NAP                     NAP                               NAP
72                                   NAP                              NAP                     NAP                               NAP
74                            $1,006,493                       12/31/2004                $787,105                        12/31/2005
77                            $1,020,378                       12/31/2004              $1,293,891                        12/31/2005
78                              $970,962                       12/31/2004              $1,041,486                        12/31/2005
79                            $1,335,748                       12/31/2004              $1,308,080                        12/31/2005
80                              $517,312                       12/31/2004                $848,682                        12/31/2005

83                                   NAP                              NAP                     NAP                               NAP
83                                   NAP                              NAP                     NAP                               NAP
85                              $324,904                       12/31/2004                $534,683                        12/31/2005
86                            $1,176,994                       12/31/2004              $1,240,403                        12/31/2005
87                                   NAP                              NAP                     NAP                               NAP
89                                   NAP                              NAP                $340,230                        12/31/2006
90                                   NAP                              NAP                     NAP                               NAP
94                                   NAP                              NAP                $286,620                        12/31/2005
95                                   NAP                              NAP                     NAP                               NAP
97                              $717,272                       12/31/2004                $908,549                        12/31/2005

98                                   NAP                              NAP                     NAP                               NAP
98                                   NAP                              NAP                $222,420                        12/31/2005
98                              $124,750                       12/31/2004                $122,870                        12/31/2005
98                                   NAP                              NAP                 $34,053                        12/31/2005
98                                   NAP                              NAP                 $20,483                        12/31/2005
106                                  NAP                              NAP                     NAP                               NAP
112                             $850,086                       12/31/2004                $686,961                        12/31/2005
115                             $492,107                       12/31/2004                $580,486                        12/31/2005
116                             $746,239                       12/31/2004                $732,512                        12/31/2005
118                             $558,764                       12/31/2004                $589,632                        12/31/2005
123                             $230,009                       12/31/2004                $478,283                        12/31/2005
124                             $334,366                       12/31/2004                $489,307                        12/31/2005

127                                  NAP                              NAP                $247,410                        12/31/2005
128                                  NAP                              NAP                $117,363                        12/31/2005
129                                  NAP                              NAP                 $80,688                        12/31/2005
130                                  NAP                              NAP                $802,087                        12/31/2006
131                             $539,797                       12/31/2004                $572,941                        12/31/2005
132                                  NAP                              NAP                     NAP                               NAP
133                                  NAP                              NAP                     NAP                               NAP
134                             $662,954                       12/31/2004                $674,887                        12/31/2005
135                             $679,000                       12/31/2003                $709,176                        12/31/2004
137                                  NAP                              NAP                     NAP                               NAP
138                             $629,939                       12/31/2004                $672,107                        12/31/2005
142                             $355,601                       12/31/2004                 $83,952                        12/31/2005
143                             $554,402                       12/31/2004                $627,173                        12/31/2005

145                             $296,741                       12/31/2005                $339,766                        12/31/2006
146                             $219,902                       12/31/2005                $216,916                        12/31/2006
148                                  NAP                              NAP                     NAP                               NAP

149                                  NAP                              NAP                     NAP                               NAP
149                                  NAP                              NAP                     NAP                               NAP
149                                  NAP                              NAP                     NAP                               NAP
149                                  NAP                              NAP                     NAP                               NAP

150                                  NAP                              NAP                     NAP                               NAP
150                                  NAP                              NAP                     NAP                               NAP
151                                  NAP                              NAP                $331,200                        12/31/2006
152                             $628,033                       12/31/2004                $586,008                        12/31/2005
154                             $900,322                       12/31/2004                $891,044                        12/31/2005
155                             $547,969                       12/31/2004                $529,712                        12/31/2005
157                             $476,212                       12/31/2004                $533,350                        12/31/2005

158                                  NAP                              NAP                $166,529                        12/31/2005
158                                  NAP                              NAP                 $87,924                        12/31/2005
160                             $740,339                       12/31/2004                $590,103                        12/31/2005
162                                  NAP                              NAP                     NAP                               NAP
164                                  NAP                              NAP                     NAP                               NAP
165                           $1,008,993                       12/31/2004              $1,073,472                        12/31/2005
168                             $571,848                       12/31/2004                $570,032                        12/31/2005
169                             $314,064                       12/31/2004                $415,447                        12/31/2005
172                                  NAP                              NAP                $459,926                        12/31/2006
173                             $482,552                       12/31/2004                $558,818                        12/31/2005

174                                  NAP                              NAP                     NAP                               NAP
175                                  NAP                              NAP                     NAP                               NAP
177                             $361,281                       12/31/2005                $340,135                        12/31/2006
178                                  NAP                              NAP                     NAP                               NAP
179                             $278,174                       12/31/2004                $401,769                        12/31/2005
181                             $429,144                       12/31/2004                $504,432                        12/31/2005
182                                  NAP                              NAP                     NAP                               NAP
183                             $460,411                       12/31/2004                $479,013                        12/31/2005

187                                  NAP                              NAP                     NAP                               NAP
188                           $1,642,899                       12/31/2004              $1,650,928                        12/31/2005

189                                  NAP                              NAP                $232,834                        12/31/2005
189                                  NAP                              NAP                $194,810                        12/31/2005
190                                  NAP                              NAP                $725,800                        12/31/2005
191                                  NAP                              NAP                 $71,198                        12/31/2005
192                             $600,327                       12/31/2004                $608,294                        12/31/2005
194                             $420,016                       12/31/2004                $294,153                        12/31/2005
195                                  NAP                              NAP                $305,563                        12/31/2005
196                             $415,521                       12/31/2004                $464,039                        12/31/2005
201                                  NAP                              NAP                     NAP                               NAP
204                             $378,233                       12/31/2004                $452,943                        12/31/2005
207                             $357,070                       12/31/2004                $382,173                        12/31/2005
210                                  NAP                              NAP                     NAP                               NAP
211                             $499,818                       12/31/2005                $489,107                        12/31/2006
212                             $288,851                       12/31/2004                $340,351                        12/31/2005
213                             $203,934                       12/31/2004                $446,208                        12/31/2005
217                             $337,565                       12/31/2004                $340,700                        12/31/2005
220                             $140,451                       12/31/2004                $182,037                        12/31/2005
221                                  NAP                              NAP                 $57,738                        12/31/2005
223                             $277,583                       12/31/2004                $500,049                        12/31/2005
224                             $308,310                       12/31/2004                $310,533                        12/31/2005
225                                  NAP                              NAP                     NAP                               NAP
227                             $427,224                       12/31/2003                $427,224                        12/31/2004
231                             $490,065                       12/31/2005                $576,543                        12/31/2006
237                                  NAP                              NAP                     NAP                               NAP
238                                  NAP                              NAP                $257,569                        12/31/2005
240                                  NAP                              NAP                $420,211                        12/31/2005
242                                  NAP                              NAP                     NAP                               NAP
247                                  NAP                              NAP                     NAP                               NAP
255                              $82,680                       12/31/2004                $322,083                        12/31/2005
258                                  NAP                              NAP                  $2,573                        12/31/2005
259                                  NAP                              NAP                $202,117                        12/31/2005

260                             $182,647                       12/31/2004                $212,974                        12/31/2005
260                             $117,208                       12/31/2004                 $60,094                        12/31/2005
261                             $325,044                       12/31/2004                $348,800                        12/31/2005
264                                  NAP                              NAP                     NAP                               NAP
265                                  NAP                              NAP                     NAP                               NAP
267                             $331,907                       12/31/2004                $357,317                        12/31/2005
268                             $301,924                       12/31/2004                $293,925                        12/31/2005
269                             $337,698                       12/31/2004                $457,319                        12/31/2005
270                                  NAP                              NAP                     NAP                               NAP
276                             $209,746                       12/31/2004                $271,672                        12/31/2005
278                                  NAP                              NAP                     NAP                               NAP
283                                  NAP                              NAP                     NAP                               NAP
285                                  NAP                              NAP                     NAP                               NAP
287                                  NAP                              NAP                     NAP                               NAP
288                                  NAP                              NAP                 $69,072                        12/31/2005
297                                  NAP                              NAP                     NAP                               NAP
302                                  NAP                              NAP                     NAP                               NAP
307                                  NAP                              NAP                     NAP                               NAP
309                             $110,968                       12/31/2005                $125,904                        12/31/2006
311                             $382,455                       12/31/2004                $421,066                        12/31/2005
313                             $256,901                       12/31/2004                $267,274                        12/31/2005
314                             $218,664                       12/31/2004                $195,037                        12/31/2005
319                                  NAP                              NAP                     NAP                               NAP
320                             $197,167                       12/31/2004                $214,024                        12/31/2005
321                                  NAP                              NAP                     NAP                               NAP
326                             $230,749                       12/31/2004                $191,239                        12/31/2005
336                             $217,769                       12/31/2004                $221,824                        12/31/2005
340                             $231,713                       12/31/2005                $237,153                        12/31/2006
343                                  NAP                              NAP                     NAP                               NAP
345                              $72,332                       12/31/2004                $192,609                        12/31/2005
348                                  NAP                              NAP                $159,045                        12/31/2005
350                                  NAP                              NAP                 $65,237                        12/31/2005
351                                  NAP                              NAP                $240,291                        12/31/2005
353                                  NAP                              NAP                     NAP                               NAP
354                             $112,186                       12/31/2004                $144,210                        12/31/2005
357                                  NAP                              NAP                     NAP                               NAP
358                                  NAP                              NAP                 $78,064                        12/31/2005
359                             $238,237                       11/30/2004                $212,925                        12/31/2005
360                                  NAP                              NAP                 $86,151                        12/31/2005
361                                  NAP                              NAP                     NAP                               NAP
363                             $145,619                       12/31/2004                $201,950                        12/31/2005
365                             $180,760                       12/31/2004                $204,687                        12/31/2005
367                              $90,289                       12/31/2004                $125,192                        12/31/2005
368                                  NAP                              NAP                    $715                        12/31/2005
371                                  NAP                              NAP                $220,327                        12/31/2005
373                                  NAP                              NAP                     NAP                               NAP
374                             $129,687                       12/31/2004                $170,773                        12/31/2005
375                             $285,701                       12/31/2004                $276,329                        12/31/2005
376                             $113,341                       12/31/2005                $166,073                        12/31/2006
377                                  NAP                              NAP                 $40,895                        12/31/2005
379                             $255,049                       12/31/2004                $258,093                        12/31/2005
381                             $118,133                       12/31/2005                $119,500                        12/31/2006
382                                  NAP                              NAP                     NAP                               NAP
385                                  NAP                              NAP                     NAP                               NAP
387                                  NAP                              NAP                     NAP                               NAP
389                             $158,604                       12/31/2004                $182,438                        12/31/2005
390                             $160,376                       12/31/2005                $213,100                        12/31/2006
391                             $189,679                       12/31/2005                $185,636                        12/31/2006
393                             $144,464                       12/31/2004                $165,966                        12/31/2005
394                              $38,791                       12/31/2004                $125,091                        12/31/2005
397                                  NAP                              NAP                     NAP                               NAP
398                                  NAP                              NAP                     NAP                               NAP
399                             $141,096                       12/31/2004                $143,454                        12/31/2005
401                                  NAP                              NAP                     NAP                               NAP
402                                  NAP                              NAP                     NAP                               NAP
404                                  NAP                              NAP                     NAP                               NAP
407                                  NAP                              NAP                     NAP                               NAP
409                                  NAP                              NAP                 $87,246                        12/31/2005
410                             $307,709                       12/31/2004                $296,795                        12/31/2005
411                             $293,866                       12/31/2004                $260,473                        12/31/2005
412                                  NAP                              NAP                     NAP                               NAP
419                              $78,879                       12/31/2004                 $69,688                        12/31/2005
420                              $85,616                       12/31/2004                 $93,683                        12/31/2005
421                             $102,097                       12/31/2004                $110,623                        12/31/2005




Mortgage Loan No.  Most Recent NOI         Most Recent NOI End Date            Underwritten EGI            Underwritten Expenses
                                                                                    $22,104,255                       $5,588,797
4                         $806,435           YTD Annualized 1/31/07                  $1,712,639                         $433,020
4                         $774,267           YTD Annualized 1/31/07                  $1,644,322                         $415,747
4                         $581,255           YTD Annualized 1/31/07                  $1,234,419                         $312,108
4                         $540,212           YTD Annualized 1/31/07                  $1,147,256                         $290,070
4                         $506,934           YTD Annualized 1/31/07                  $1,076,583                         $272,201
4                         $472,547           YTD Annualized 1/31/07                  $1,003,554                         $253,737
4                         $380,439           YTD Annualized 1/31/07                    $807,944                         $204,279
4                         $379,368           YTD Annualized 1/31/07                    $805,670                         $203,704
4                         $368,276           YTD Annualized 1/31/07                    $782,113                         $197,748
4                         $365,926           YTD Annualized 1/31/07                    $777,123                         $196,486
4                         $339,435           YTD Annualized 1/31/07                    $720,863                         $182,262
4                         $334,499           YTD Annualized 1/31/07                    $710,381                         $179,611
4                         $331,670           YTD Annualized 1/31/07                    $704,373                         $178,092
4                         $317,280           YTD Annualized 1/31/07                    $673,812                         $170,365
4                         $286,945           YTD Annualized 1/31/07                    $609,390                         $154,077
4                         $283,972           YTD Annualized 1/31/07                    $603,075                         $152,480
4                         $282,862           YTD Annualized 1/31/07                    $600,719                         $151,885
4                         $271,770           YTD Annualized 1/31/07                    $577,162                         $145,928
4                         $250,694           YTD Annualized 1/31/07                    $532,402                         $134,612
4                         $226,290           YTD Annualized 1/31/07                    $480,575                         $121,508
4                         $225,132           YTD Annualized 1/31/07                    $478,116                         $120,886
4                         $216,307           YTD Annualized 1/31/07                    $459,374                         $116,147
4                         $195,231           YTD Annualized 1/31/07                    $414,614                         $104,830
4                         $177,482           YTD Annualized 1/31/07                    $376,922                          $95,300
4                         $173,045           YTD Annualized 1/31/07                    $367,499                          $92,918
4                         $170,827           YTD Annualized 1/31/07                    $362,787                          $91,726
4                         $163,062           YTD Annualized 1/31/07                    $346,297                          $87,557
4                         $147,532           YTD Annualized 1/31/07                    $313,316                          $79,218
4                         $139,767           YTD Annualized 1/31/07                    $296,826                          $75,049
4                         $139,767           YTD Annualized 1/31/07                    $296,826                          $75,049
4                         $128,675           YTD Annualized 1/31/07                    $273,268                          $69,093
4                         $114,254           YTD Annualized 1/31/07                    $242,643                          $61,349
4                         $110,926           YTD Annualized 1/31/07                    $235,576                          $59,563
4                          $68,774           YTD Annualized 1/31/07                    $146,057                          $36,929
4                          $47,698           YTD Annualized 1/31/07                    $101,298                          $25,612
4                          $44,371           YTD Annualized 1/31/07                     $94,230                          $23,825
4                          $44,371           YTD Annualized 1/31/07                     $94,230                          $23,825
                                                                                     $8,375,845                       $2,826,190
10                        $724,200                    TTM 4/30/2006                  $2,177,720                         $734,809
10                        $696,346                    TTM 4/30/2006                  $2,093,961                         $706,547
10                        $696,346                    TTM 4/30/2006                  $2,093,961                         $706,547
10                        $668,492                    TTM 4/30/2006                  $2,010,203                         $678,286
12                      $2,860,215                       12/31/2006                  $5,453,524                       $1,994,338
13                      $2,529,195                   TTM 12/31/2006                  $4,439,962                       $1,352,986
14                             NAP                              NAP                  $5,718,650                       $1,355,810
17                      $2,490,984                       12/31/2006                  $4,327,382                       $1,536,919
19                      $3,172,091                     TTM 11/30/06                  $6,062,359                       $2,604,866
20                      $2,460,742                       12/31/2006                  $4,267,014                       $1,618,663
23                      $2,244,768                     TTM 11/30/06                  $6,860,450                       $4,129,389
24                      $2,319,125                       12/31/2006                  $3,651,650                       $1,401,853
25                      $2,275,729                       11/30/2006                  $5,611,496                       $2,917,501
26                      $1,950,936                   TTM 12/31/2006                  $2,916,800                         $884,944
                                                                                     $2,863,622                         $370,419
27                             NAP                              NAP                  $1,518,865                         $196,470
27                             NAP                              NAP                    $396,612                          $51,303
27                             NAP                              NAP                    $340,771                          $44,080
27                             NAP                              NAP                    $233,385                          $30,189
27                             NAP                              NAP                    $138,886                          $17,965
27                             NAP                              NAP                     $82,186                          $10,631
27                             NAP                              NAP                     $76,745                           $9,927
27                             NAP                              NAP                     $76,172                           $9,853
28                             NAP                              NAP                  $4,982,569                       $2,090,807
32                      $1,700,889                       12/31/2006                  $2,968,771                         $980,047
                                                                                     $3,048,679                         $981,584
33                        $407,233                   TTM 11/30/2006                    $548,762                         $176,685
33                        $384,609                   TTM 11/30/2006                    $518,275                         $166,869
33                        $271,488                   TTM 11/30/2006                    $365,841                         $117,790
33                        $271,488                   TTM 11/30/2006                    $365,841                         $117,790
33                        $180,992                   TTM 11/30/2006                    $243,894                          $78,527
33                        $135,744                   TTM 11/30/2006                    $182,921                          $58,895
33                        $135,744                   TTM 11/30/2006                    $182,921                          $58,895
33                        $113,120                   TTM 11/30/2006                    $152,434                          $49,079
33                        $113,120                   TTM 11/30/2006                    $152,434                          $49,079
33                         $67,872                   TTM 11/30/2006                     $91,460                          $29,448
33                         $67,872                   TTM 11/30/2006                     $91,460                          $29,448
33                         $67,872                   TTM 11/30/2006                     $91,460                          $29,448
33                         $45,248                   TTM 11/30/2006                     $60,974                          $19,632
35                      $2,111,739                 YTD Ann. 2/28/07                  $3,608,061                       $1,618,304
37                      $1,589,660                       12/31/2006                  $2,586,071                         $779,567
40                             NAP                              NAP                  $2,851,151                       $1,124,347
41                      $2,593,913                      TTM 9/30/06                  $5,347,579                       $2,890,283
42                      $1,780,273               YTD Ann. 2/28/2007                  $2,811,649                       $1,121,311
43                             NAP                              NAP                  $2,030,085                         $433,197
47                        $615,433                       12/31/2006                  $2,461,778                       $1,019,477
                                                                                     $2,646,030                         $973,574
48                        $476,184                   TTM 11/30/2006                    $693,283                         $255,085
48                        $460,312                   TTM 11/30/2006                    $670,174                         $246,582
48                        $317,456                   TTM 11/30/2006                    $462,189                         $170,057
48                        $289,679                   TTM 11/30/2006                    $421,747                         $155,177
48                        $146,824                   TTM 11/30/2006                    $213,762                          $78,651
48                        $126,983                   TTM 11/30/2006                    $184,875                          $68,023
49                             NAP                              NAP                  $2,319,206                         $692,786
55                      $1,162,343                       12/31/2006                  $1,769,102                         $476,540
61                      $1,452,604                     TTM 11/30/06                  $2,246,415                         $910,444
63                      $1,014,463                       12/31/2006                  $2,262,696                         $895,203
70                      $1,333,644                     TTM 11/30/06                  $1,827,245                         $457,304
                                                                                     $3,436,729                       $1,156,183
71                             NAP                              NAP                  $1,106,595                         $409,658
72                             NAP                              NAP                    $322,872                           $9,686
72                             NAP                              NAP                    $289,898                           $8,697
74                      $1,042,482                       12/31/2006                  $1,675,736                         $599,496
77                      $1,413,169               YTD Ann. 9/30/2006                  $1,927,787                         $581,771
78                      $1,135,639                       12/31/2006                  $2,148,475                       $1,023,155
79                      $1,193,796                      TTM 1/31/07                  $1,536,748                         $508,415
80                      $1,183,848                       12/31/2006                  $1,670,349                         $607,822
                                                                                     $1,889,899                         $573,686
83                             NAP                              NAP                  $1,327,302                         $337,344
83                             NAP                              NAP                    $562,597                         $236,342
85                        $910,822                       12/31/2006                  $1,715,170                         $653,627
86                      $1,273,485                     TTM 11/30/06                  $1,510,828                         $465,160
87                             NAP                              NAP                  $1,808,959                         $866,600
89                      $1,072,157                 YTD 1/31/07 Ann.                  $1,306,801                         $351,784
90                             NAP                              NAP                  $1,132,629                         $224,971
94                        $703,565                   YTD 12/31/2006                  $1,474,503                         $509,470
95                             NAP                              NAP                  $1,174,018                         $302,084
97                        $975,523                   YTD 12/31/2006                  $1,306,892                         $447,538
                                                                                     $1,387,840                         $543,394
98                        $667,549                      TTM 9/30/06                    $758,945                         $306,988
98                        $225,165                      TTM 9/30/06                    $260,490                          $87,363
98                        $133,321                      TTM 9/30/06                    $161,367                          $66,424
98                         $76,357                      TTM 9/30/06                    $163,148                          $66,130
98                         $31,028                      TTM 9/30/06                     $43,890                          $16,489
106                       $740,041                      TTM 1/31/07                  $1,220,029                         $490,010
112                       $692,013                      TTM 9/30/06                  $1,318,324                         $432,441
115                       $560,849                      TTM 1/31/07                  $1,279,049                         $603,223
116                       $694,219                       12/31/2006                  $1,194,989                         $440,212
118                       $600,844                       12/31/2006                  $1,128,097                         $480,233
123                       $463,110                   TTM 10/30/2006                    $946,248                         $231,613
124                       $727,350                       12/31/2006                  $1,270,590                         $499,595
                                                                                     $1,161,066                         $491,498
127                       $222,863                      TTM 9/30/06                    $587,558                         $266,180
128                       $391,626                   TTM 10/31/2006                    $573,507                         $225,318
129                       $587,961                      TTM 2/28/07                  $1,150,290                         $394,160
130                       $825,786                    TTM 1/31/2007                  $2,306,328                       $1,499,841
131                       $594,728                       12/31/2006                    $889,499                         $269,989
132                            NAP                              NAP                    $986,939                         $312,194
133                            NAP                              NAP                    $959,950                         $228,549
134                       $655,288                   TTM 09/30/2006                  $1,161,926                         $450,978
135                       $725,375                       12/31/2005                    $881,313                          $75,712
137                       $326,587                       12/31/2006                  $1,070,205                         $421,773
138                       $704,065                   YTD 11/30/2006                    $982,204                         $349,812
142                       $389,861                   TTM 12/31/2006                    $789,545                         $210,040
143                       $840,307                       12/31/2006                  $1,383,098                         $797,232
                                                                                     $1,006,182                         $360,247
145                       $367,811                    TTM 1/31/2007                    $690,360                         $250,773
146                       $225,905                    TTM 1/31/2007                    $315,822                         $109,475
148                       $548,554                      TTM 2/28/07                    $777,157                         $187,548
                                                                                     $1,043,109                         $256,247
149                            NAP                              NAP                    $393,628                         $106,133
149                            NAP                              NAP                    $229,596                          $42,582
149                            NAP                              NAP                    $195,624                          $42,166
149                            NAP                              NAP                    $224,261                          $65,366
                                                                                     $1,121,309                         $352,992
150                            NAP                              NAP                    $639,831                         $206,177
150                            NAP                              NAP                    $481,478                         $146,815
151                       $353,851                    TTM 1/31/2007                  $1,563,529                         $993,930
152                       $373,285                       12/31/2006                    $883,562                         $228,835
154                       $975,361                       12/31/2006                  $1,427,080                         $544,182
155                       $575,130                   TTM 12/31/2006                    $932,790                         $344,125
157                       $569,796                     TTM 11/30/06                    $976,003                         $429,946
                                                                                       $687,645                         $169,632
158                       $204,076                       12/31/2006                    $405,666                         $109,543
158                        $87,734                       12/31/2006                    $281,979                          $60,089
160                       $618,062                     TTM 11/30/06                    $987,013                         $352,703
162                            NAP                              NAP                    $668,849                         $155,748
164                       $793,441                       12/31/2006                    $813,519                         $287,166
165                     $1,223,300                     TTM 11/30/06                  $7,545,668                       $6,319,964
168                       $580,384                   TTM 11/30/2006                  $1,177,631                         $644,733
169                       $433,387                       12/31/2006                    $753,448                         $261,153
172                       $482,757                      TTM 2/28/07                    $673,151                         $181,538
173                       $478,875                   TTM 10/31/2006                    $870,773                         $349,110
                                                                                       $836,486                         $173,642
174                            NAP                              NAP                    $289,488                          $83,714
175                            NAP                              NAP                    $546,999                          $89,928
177                       $352,114                    TTM 1/31/2007                    $847,348                         $312,876
178                       $713,125                     TTM 11/30/06                  $1,756,925                       $1,029,167
179                       $561,892                      TTM 6/30/06                    $859,193                         $273,546
181                       $531,367                       12/31/2006                    $863,458                         $328,496
182                            NAP                              NAP                    $475,000                          $14,250
183                       $488,655                   TTM 12/31/2006                    $694,973                         $150,787
                                                                                       $567,696                          $66,689
187                            NAP                              NAP                    $934,082                         $294,429
188                     $1,650,928                       12/31/2006                  $2,286,644                       $1,572,594
                                                                                       $700,498                         $250,752
189                       $245,770                       12/31/2006                    $385,696                         $124,673
189                       $177,196                       12/31/2006                    $314,802                         $126,079
190                       $929,668                   TTM 11/30/2006                  $1,940,117                       $1,185,059
191                       $351,249                   TTM 09/30/2006                    $628,249                         $143,842
192                       $600,145                       12/31/2006                    $811,391                         $205,513
194                       $315,850                    TTM 9/30/2006                    $720,070                         $228,918
195                       $371,443                   TTM 11/30/2006                    $669,430                         $209,640
196                       $521,989                       12/31/2006                    $813,221                         $290,081
201                       $276,230                   TTM 10/31/2006                    $537,363                         $164,721
204                       $652,375                       12/31/2006                  $1,622,196                         $982,654
207                       $393,424                    TTM 1/31/2007                  $1,015,363                         $577,288
210                            NAP                              NAP                    $391,943                          $11,758
211                       $534,023                   TTM 02/28/2007                    $689,440                         $243,073
212                       $443,630                    TTM 1/31/2007                    $596,020                         $158,466
213                       $476,681                      TTM 8/31/06                    $637,371                         $164,660
217                       $354,260                       12/31/2006                    $552,865                         $173,353
220                       $447,813                   TTM 10/31/2006                    $511,938                          $90,465
221                       $305,092                    TTM 1/31/2007                    $585,582                         $197,601
223                       $615,329                     TTM 11/30/06                  $1,634,824                       $1,099,423
224                       $356,575                   TTM 12/31/2006                    $542,897                         $176,237
225                       $370,871                     TTM 02/28/06                    $370,871                          $11,126
227                       $394,361                       12/31/2005                    $394,418                          $11,833
231                       $597,264                    TTM 2/28/2007                  $1,516,702                         $999,448
237                       $448,922                       12/31/2006                    $571,978                         $202,286
238                       $334,253                       12/31/2006                    $466,235                         $128,047
240                       $481,462                      TTM 1/31/07                  $1,195,962                         $762,339
242                            NAP                              NAP                    $433,855                         $107,582
247                            NAP                              NAP                    $532,841                         $173,951
255                       $479,631                YTD Ann. 11/30/06                    $519,369                         $173,167
258                       $778,954                      TTM 7/31/06                    $807,434                         $451,821
259                       $262,607                       12/31/2006                    $432,676                         $125,107
                                                                                       $530,347                         $200,183
260                       $237,986                    YTD 9/30/2006                    $328,276                         $144,648
260                        $97,367                    YTD 9/30/2006                    $202,071                          $55,535
261                       $372,017                   TTM 12/31/2006                    $521,726                         $204,105
264                       $346,970                   TTM 12/31/2006                    $436,595                         $142,287
265                            NAP                              NAP                    $518,731                         $181,560
267                       $351,786                   TTM 12/31/2006                    $512,297                         $180,454
268                       $244,939                   TTM 12/31/2006                    $432,487                         $137,147
269                       $500,212                   TTM 11/30/2006                  $1,337,018                         $929,545
270                       $378,800                       12/31/2006                    $425,149                         $138,280
276                       $365,395                   TTM 11/30/2006                    $434,023                         $155,233
278                            NAP                              NAP                    $337,998                          $61,588
283                       $279,403                   TTM 11/30/2006                    $451,043                         $174,726
285                            NAP                              NAP                    $260,536                           $7,816
287                       $136,921              YTD 11/30/2006 Ann.                    $395,676                         $116,687
288                       $211,163                       12/31/2006                    $453,101                         $198,764
297                            NAP                              NAP                    $267,221                           $8,017
302                            NAP                              NAP                    $359,061                          $76,805
307                            NAP                              NAP                    $305,003                           $9,150
309                       $112,084                      TTM 2/28/07                    $344,091                          $96,675
311                       $369,851                   TTM 11/30/2006                    $998,860                         $656,866
313                       $354,486                       12/31/2006                    $414,895                         $118,313
314                       $242,584                     TTM 11/30/06                    $318,290                          $87,027
319                            NAP                              NAP                    $362,278                         $120,131
320                       $199,934                       12/31/2006                    $368,440                         $122,454
321                        $99,369                       12/31/2006                    $287,222                          $64,713
326                       $208,969                       12/31/2006                    $378,909                         $149,141
336                       $249,267                   TTM 10/31/2006                    $302,465                          $75,957
340                       $241,334              YTD Ann. 02/28/2007                    $295,585                          $64,750
343                       $298,533                    TTM 8/31/2006                    $292,259                         $117,419
345                       $215,967                     TTM 11/30/06                    $363,930                         $174,164
348                       $159,076                       12/31/2006                    $238,600                          $38,596
350                       $212,450                   TTM 11/30/2006                    $213,454                          $48,253
351                       $240,296                YTD Ann. 10/31/06                    $257,217                          $36,856
353                            NAP                              NAP                    $225,095                          $39,696
354                       $134,156                    TTM 2/28/2007                    $317,668                         $145,752
357                            NAP                              NAP                    $283,271                          $75,252
358                       $310,192                    TTM 7/31/2006                    $226,206                          $48,886
359                       $187,643                   TTM 11/30/2006                    $484,579                         $280,743
360                       $290,576               YTD Ann. 9/30/2006                    $272,679                          $88,959
361                       $181,105                   TTM 10/31/2006                    $331,994                         $148,374
363                       $184,179                   TTM 12/31/2006                    $286,353                         $103,427
365                       $193,095                     TTM 11/30/06                    $295,373                         $100,293
367                       $164,926                   TTM 12/31/2006                    $257,119                          $80,983
368                        $67,191                   TTM 10/31/2006                    $240,897                          $77,921
371                       $228,393                       12/31/2006                    $295,051                         $112,758
373                            NAP                              NAP                    $202,658                          $31,491
374                       $202,246                    TTM 9/30/2006                    $301,501                         $142,996
375                       $304,596                     TTM 11/30/06                    $381,621                         $148,264
376                       $194,784                    TTM 2/28/2007                    $234,633                          $54,265
377                       $129,839                       12/31/2006                    $214,314                          $43,795
379                       $243,078                   TTM 12/31/2006                    $395,437                         $167,679
381                       $121,598                    TTM 2/28/2007                    $271,019                         $118,150
382                            NAP                              NAP                    $207,308                           $8,292
385                            NAP                              NAP                    $197,735                          $61,705
387                        $12,669                   TTM 12/31/2006                    $175,918                          $38,497
389                       $159,243                   TTM 02/28/2007                    $248,814                          $87,340
390                       $206,769                    TTM 1/31/2007                    $354,364                         $162,647
391                       $180,894                    TTM 1/31/2007                    $335,426                         $190,675
393                       $196,289                       12/31/2006                    $359,165                         $173,977
394                        $90,605                       12/31/2006                    $236,445                          $92,845
397                            NAP                              NAP                    $211,739                           $6,352
398                       $139,836                YTD Ann. 02/28/07                    $188,025                          $52,038
399                       $165,268        YTD Annualized 12/31/2006                    $224,664                          $79,659
401                            NAP                              NAP                    $184,216                          $58,556
402                            NAP                              NAP                    $248,843                          $89,907
404                       $122,757                 YTD Ann. 9/30/06                    $151,509                          $30,419
407                        $96,058        YTD Annualized 11/30/2006                    $205,053                          $74,604
409                       $103,879                      TTM 9/30/06                    $209,326                          $94,364
410                       $365,857                   TTM 10/31/2006                    $936,861                         $681,799
411                       $282,423                   YTD 10/31/2006                    $445,825                         $243,634
412                            NAP                              NAP                    $124,115                           $8,206
419                       $125,534                   TTM 11/30/2006                    $169,695                          $69,011
420                       $115,954                   TTM 11/30/2006                    $164,289                          $43,466
421                       $110,119                       12/31/2006                    $213,206                         $103,042




Mortgage Loan No.   Underwritable NOI      Underwritten Reserves          Underwritable Cash Flow     Balloon Balance
                          $16,515,458                         $0                      $16,515,458        $195,000,000
4                          $1,279,618                         $0                       $1,279,618         $15,108,608
4                          $1,228,574                         $0                       $1,228,574         $14,505,927
4                            $922,311                         $0                         $922,311         $10,889,836
4                            $857,186                         $0                         $857,186         $10,120,897
4                            $804,382                         $0                         $804,382          $9,497,433
4                            $749,818                         $0                         $749,818          $8,853,187
4                            $603,665                         $0                         $603,665          $7,127,548
4                            $601,966                         $0                         $601,966          $7,107,488
4                            $584,365                         $0                         $584,365          $6,899,667
4                            $580,637                         $0                         $580,637          $6,855,649
4                            $538,601                         $0                         $538,601          $6,359,332
4                            $530,770                         $0                         $530,770          $6,266,860
4                            $526,280                         $0                         $526,280          $6,213,856
4                            $503,446                         $0                         $503,446          $5,944,251
4                            $455,313                         $0                         $455,313          $5,375,938
4                            $450,595                         $0                         $450,595          $5,320,225
4                            $448,835                         $0                         $448,835          $5,299,443
4                            $431,233                         $0                         $431,233          $5,091,621
4                            $397,791                         $0                         $397,791          $4,696,761
4                            $359,068                         $0                         $359,068          $4,239,555
4                            $357,230                         $0                         $357,230          $4,217,859
4                            $343,226                         $0                         $343,226          $4,052,515
4                            $309,784                         $0                         $309,784          $3,657,655
4                            $281,622                         $0                         $281,622          $3,325,141
4                            $274,581                         $0                         $274,581          $3,242,012
4                            $271,061                         $0                         $271,061          $3,200,448
4                            $258,740                         $0                         $258,740          $3,054,973
4                            $234,098                         $0                         $234,098          $2,764,023
4                            $221,777                         $0                         $221,777          $2,618,548
4                            $221,777                         $0                         $221,777          $2,618,548
4                            $204,176                         $0                         $204,176          $2,410,727
4                            $181,294                         $0                         $181,294          $2,140,559
4                            $176,014                         $0                         $176,014          $2,078,213
4                            $109,128                         $0                         $109,128          $1,288,492
4                             $75,686                         $0                          $75,686            $893,632
4                             $70,405                         $0                          $70,405            $831,285
4                             $70,405                         $0                          $70,405            $831,285
                           $5,549,655                    $72,960                       $5,476,695         $58,030,147
10                         $1,442,910                    $18,970                       $1,423,941         $15,087,838
10                         $1,387,414                    $18,240                       $1,369,174         $14,507,537
10                         $1,387,414                    $18,240                       $1,369,174         $14,507,537
10                         $1,331,917                    $17,510                       $1,314,407         $13,927,235
12                         $3,459,186                   $110,626                       $3,348,560         $43,000,000
13                         $3,086,976                    $36,200                       $3,050,776         $42,000,000
14                         $4,362,841                   $122,132                       $4,240,708         $41,280,000
17                         $2,790,463                    $40,530                       $2,749,933         $33,583,258
19                         $3,457,493                   $320,798                       $3,136,695         $31,398,769
20                         $2,648,351                    $38,990                       $2,609,361         $31,773,493
23                         $2,731,060                   $144,036                       $2,587,025         $27,088,461
24                         $2,249,797                    $23,030                       $2,226,767         $26,948,698
25                         $2,693,995                   $281,260                       $2,412,735         $22,863,036
26                         $2,031,856                   $103,778                       $1,928,078         $27,000,000
                           $2,493,203                   $129,490                       $2,363,713         $23,162,695
27                         $1,322,395                    $68,681                       $1,253,714         $12,285,493
27                           $345,309                    $17,934                         $327,374          $3,208,033
27                           $296,691                    $15,409                         $281,282          $2,756,361
27                           $203,196                    $10,553                         $192,643          $1,887,760
27                           $120,920                     $6,280                         $114,640          $1,123,391
27                            $71,555                     $3,716                          $67,839            $664,770
27                            $66,818                     $3,470                          $63,348            $620,760
27                            $66,319                     $3,444                          $62,875            $616,127
28                         $2,891,761                   $170,355                       $2,721,406         $25,620,000
32                         $1,988,723                   $126,890                       $1,861,833         $19,993,548
                           $2,067,094                    $34,000                       $2,033,094         $18,476,275
33                           $372,077                     $6,120                         $365,957          $3,325,730
33                           $351,406                     $5,780                         $345,626          $3,140,967
33                           $248,051                     $4,080                         $243,971          $2,217,153
33                           $248,051                     $4,080                         $243,971          $2,217,153
33                           $165,368                     $2,720                         $162,648          $1,478,102
33                           $124,026                     $2,040                         $121,986          $1,108,577
33                           $124,026                     $2,040                         $121,986          $1,108,577
33                           $103,355                     $1,700                         $101,655            $923,814
33                           $103,355                     $1,700                         $101,655            $923,814
33                            $62,013                     $1,020                          $60,993            $554,288
33                            $62,013                     $1,020                          $60,993            $554,288
33                            $62,013                     $1,020                          $60,993            $554,288
33                            $41,342                       $680                          $40,662            $369,525
35                         $1,989,757                   $221,391                       $1,768,366         $19,343,772
37                         $1,806,505                   $180,720                       $1,625,784         $18,861,119
40                         $1,726,804                    $50,419                       $1,676,385         $18,749,219
41                         $2,457,296                   $213,903                       $2,243,393         $16,856,649
42                         $1,690,338                    $41,600                       $1,648,738         $19,750,000
43                         $1,596,887                    $51,956                       $1,544,931         $17,898,866
47                         $1,442,301                    $37,800                       $1,404,501         $18,500,000
                           $1,672,456                   $123,329                       $1,549,126         $17,083,168
48                           $438,198                    $32,313                         $405,885          $4,475,939
48                           $423,591                    $31,236                         $392,355          $4,326,741
48                           $292,132                    $21,542                         $270,590          $2,983,960
48                           $266,570                    $19,657                         $246,913          $2,722,863
48                           $135,111                     $9,963                         $125,148          $1,380,081
48                           $116,853                     $8,617                         $108,236          $1,193,584
49                         $1,626,420                    $53,780                       $1,572,640         $16,927,671
55                         $1,292,563                    $15,785                       $1,276,778         $15,108,735
61                         $1,335,971                    $31,250                       $1,304,721         $13,702,450
63                         $1,367,492                   $105,076                       $1,262,416         $12,989,683
70                         $1,369,941                    $59,265                       $1,310,676         $12,132,858
                           $2,280,546                   $226,903                       $2,053,644         $24,858,797
71                           $696,938                    $35,084                         $661,854          $8,000,000
72                           $313,186                    $37,458                         $275,728          $2,277,305
72                           $281,201                    $28,212                         $252,989          $1,806,492
74                         $1,076,240                    $82,255                         $993,985         $10,914,731
77                         $1,346,016                    $91,084                       $1,254,931         $10,069,403
78                         $1,125,319                   $108,000                       $1,017,319         $10,631,692
79                         $1,028,332                    $56,712                         $971,621         $10,919,573
80                         $1,062,527                    $83,547                         $978,980         $10,748,211
                           $1,316,213                   $250,157                       $1,066,056          $9,001,067
83                           $989,958                   $145,128                         $844,830          $7,482,626
83                           $326,255                   $105,029                         $221,226          $1,518,441
85                         $1,061,543                    $37,200                       $1,024,343         $10,037,598
86                         $1,045,668                    $76,956                         $968,712         $10,583,316
87                           $942,359                    $34,000                         $908,359          $9,942,739
89                           $955,017                    $35,200                         $919,817          $7,987,077
90                           $907,658                    $49,863                         $857,795         $10,250,000
94                           $965,033                    $58,023                         $907,010          $8,969,271
95                           $871,934                    $45,497                         $826,437          $9,850,000
97                           $859,354                    $54,387                         $804,967          $9,275,000
                             $844,446                    $48,500                         $795,946          $8,202,489
98                           $451,957                    $24,000                         $427,957          $4,339,024
98                           $173,127                     $9,000                         $164,127          $1,666,185
98                            $94,943                     $6,000                          $88,943            $989,297
98                            $97,017                     $7,956                          $89,062            $971,941
98                            $27,401                     $1,545                          $25,857            $236,043
106                          $730,018                    $36,600                         $693,418          $8,800,000
112                          $885,884                    $82,237                         $803,646          $7,907,236
115                          $675,826                    $23,700                         $652,126          $8,400,000
116                          $754,777                    $63,083                         $691,694          $7,831,824
118                          $647,864                     $8,064                         $639,800          $7,602,877
123                          $714,635                    $46,876                         $667,759          $8,000,000
124                          $770,995                    $70,956                         $700,039          $7,465,983
                             $669,568                    $22,773                         $646,795          $6,958,353
127                          $321,378                    $12,892                         $308,487          $3,535,474
128                          $348,190                     $9,881                         $338,308          $3,422,879
129                          $756,130                    $35,400                         $720,730          $5,899,147
130                          $806,487                    $92,253                         $714,234          $6,738,429
131                          $619,510                     $6,230                         $613,280          $7,104,724
132                          $674,746                    $40,215                         $634,530          $7,600,000
133                          $731,401                    $24,355                         $707,046          $6,709,176
134                          $710,948                    $55,628                         $655,319          $6,921,293
135                          $681,161                    $34,256                         $646,906          $6,762,789
137                          $648,432                    $51,746                         $596,687          $6,577,232
138                          $632,392                    $55,622                         $576,770          $6,747,770
142                          $579,505                    $21,941                         $557,564          $6,309,438
143                          $585,865                    $17,570                         $568,295          $6,544,953
                             $645,935                    $16,251                         $629,684          $5,887,258
145                          $439,587                    $10,537                         $429,050          $3,914,920
146                          $206,348                     $5,714                         $200,634          $1,972,338
148                          $589,609                    $42,048                         $547,561          $6,123,460
                             $786,862                    $13,550                         $773,312          $6,070,769
149                          $287,495                     $6,600                         $280,895          $2,195,134
149                          $187,014                     $3,800                         $183,214          $1,429,537
149                          $153,458                         $0                         $153,458          $1,286,584
149                          $158,895                     $3,150                         $155,745          $1,159,514
                             $768,317                   $106,621                         $661,696          $6,060,663
150                          $433,654                    $53,030                         $380,624          $3,587,142
150                          $334,663                    $53,591                         $281,072          $2,473,521
151                          $569,598                    $64,500                         $505,098          $5,935,700
152                          $654,727                    $35,491                         $619,236          $5,730,775
154                          $882,897                    $74,176                         $808,721          $4,968,037
155                          $588,665                    $55,650                         $533,015          $5,968,121
157                          $546,057                    $33,116                         $512,941          $5,569,378
                             $518,013                    $20,406                         $497,607          $5,743,084
158                          $296,124                    $10,500                         $285,624          $3,301,902
158                          $221,890                     $9,906                         $211,984          $2,441,182
160                          $634,310                    $71,376                         $562,934          $5,419,646
162                          $513,101                     $8,391                         $504,710          $6,000,000
164                          $526,353                    $16,250                         $510,103          $5,399,407
165                        $1,225,704                   $301,827                         $923,877          $4,674,090
168                          $532,898                    $15,050                         $517,848          $4,469,953
169                          $492,295                    $10,950                         $481,345          $5,362,275
172                          $491,612                    $21,453                         $470,160          $5,154,975
173                          $521,663                    $45,610                         $476,053          $5,129,144
                             $662,845                    $14,569                         $648,276          $5,700,000
174                          $205,774                     $9,839                         $195,935          $3,200,000
175                          $457,071                     $4,729                         $452,341          $2,500,000
177                          $534,472                    $10,375                         $524,097          $4,803,322
178                          $727,758                    $70,277                         $657,481          $4,330,567
179                          $585,647                    $66,812                         $518,835          $5,500,000
181                          $534,962                    $66,408                         $468,554          $4,873,261
182                          $460,750                     $2,223                         $458,527          $4,760,073
183                          $544,186                    $32,441                         $511,745          $4,705,907
                             $501,007                    $21,928                         $479,082          $4,547,859
187                          $639,653                    $42,473                         $597,179          $4,438,729
188                          $714,050                    $91,466                         $622,584          $4,070,925
                             $449,746                     $8,785                         $440,961          $4,850,915
189                          $261,023                     $5,145                         $255,878          $2,835,920
189                          $188,723                     $3,640                         $185,083          $2,014,995
190                          $832,663                    $77,605                         $755,058          $4,434,967
191                          $484,407                    $27,612                         $456,795          $4,802,681
192                          $605,878                    $49,190                         $556,689          $4,633,034
194                          $491,152                    $49,267                         $441,886          $4,441,798
195                          $459,789                    $27,879                         $431,910          $4,660,338
196                          $523,140                    $31,174                         $491,966          $4,224,404
201                          $372,642                     $9,361                         $363,281          $4,372,268
204                          $639,542                    $67,922                         $571,620          $4,165,138
207                          $438,075                    $38,000                         $400,075          $4,411,777
210                          $380,185                     $2,223                         $377,962          $3,823,248
211                          $446,366                    $30,561                         $415,805          $4,074,509
212                          $437,554                    $35,140                         $402,414          $3,816,648
213                          $472,711                    $42,441                         $430,271          $4,066,634
217                          $379,512                     $4,200                         $375,312          $4,104,620
220                          $421,472                    $26,224                         $395,249          $3,698,865
221                          $387,980                    $18,936                         $369,044          $3,796,708
223                          $535,401                    $65,393                         $470,008          $3,344,396
224                          $366,660                    $12,773                         $353,887          $3,985,864
225                          $359,744                     $2,342                         $357,402          $3,591,812
227                          $382,585                     $2,174                         $380,412          $3,588,325
231                          $517,254                    $67,342                         $449,913          $3,148,271
237                          $369,692                    $45,212                         $324,481          $3,213,260
238                          $338,187                    $13,450                         $324,738          $3,211,356
240                          $433,623                    $47,838                         $385,785          $2,950,663
242                          $326,273                    $15,489                         $310,784          $3,407,611
247                          $358,890                    $55,491                         $303,399          $3,180,834
255                          $346,202                    $55,517                         $290,685          $2,880,134
258                          $355,613                    $52,000                         $303,613          $2,637,571
259                          $307,569                    $15,176                         $292,392          $2,795,422
                             $330,164                    $22,797                         $307,367          $2,934,356
260                          $183,628                     $9,260                         $174,368          $1,642,162
260                          $146,536                    $13,537                         $132,999          $1,292,194
261                          $317,620                    $22,579                         $295,041          $2,784,706
264                          $294,309                    $18,307                         $276,001          $2,711,648
265                          $337,171                    $35,048                         $302,123          $2,877,253
267                          $331,843                     $9,350                         $322,493          $2,697,841
268                          $295,339                    $14,220                         $281,119          $2,676,345
269                          $407,473                    $53,481                         $353,992          $2,057,965
270                          $286,869                    $23,920                         $262,949          $2,691,860
276                          $278,789                    $23,667                         $255,122          $2,546,688
278                          $276,410                    $14,325                         $262,086          $2,534,597
283                          $276,317                    $25,760                         $250,557          $2,683,930
285                          $252,720                     $2,223                         $250,497          $2,499,801
287                          $278,989                    $14,925                         $264,063          $2,461,071
288                          $254,337                    $10,751                         $243,585          $2,222,102
297                          $259,205                    $33,774                         $225,430          $2,284,608
302                          $282,256                    $14,529                         $267,726          $2,351,782
307                          $295,853                         $0                         $295,853          $2,133,356
309                          $247,415                    $21,493                         $225,923          $2,149,144
311                          $381,949                    $39,954                         $341,994          $1,692,260
313                          $296,581                    $13,157                         $283,424          $2,165,026
314                          $231,263                     $4,853                         $226,411          $2,122,513
319                          $242,148                     $6,939                         $235,209          $1,785,262
320                          $245,986                    $21,608                         $224,379          $1,960,348
321                          $222,508                    $10,890                         $211,619          $2,027,334
326                          $229,768                    $16,500                         $213,268          $1,940,271
336                          $226,508                    $14,016                         $212,491          $1,807,141
340                          $230,835                    $16,853                         $213,982          $1,792,047
343                          $174,840                     $6,930                         $167,910          $1,751,647
345                          $189,766                     $5,415                         $184,351          $1,720,028
348                          $200,004                    $10,818                         $189,186          $1,561,725
350                          $165,201                     $8,590                         $156,611          $1,689,157
351                          $220,362                     $8,416                         $211,945          $1,324,202
353                          $185,399                     $8,939                         $176,460          $1,733,784
354                          $171,917                     $7,050                         $164,867          $1,650,786
357                          $208,018                    $17,134                         $190,884          $1,639,195
358                          $177,319                    $10,456                         $166,863          $1,782,729
359                          $203,836                     $7,639                         $196,197          $1,623,283
360                          $183,720                    $19,497                         $164,223          $1,612,309
361                          $183,620                    $17,500                         $166,120          $1,608,221
363                          $182,925                    $13,215                         $169,710          $1,599,860
365                          $195,080                    $10,182                         $184,898          $1,565,819
367                          $176,136                     $9,000                         $167,136          $1,573,993
368                          $162,976                     $6,744                         $156,232          $1,520,786
371                          $182,293                    $21,850                         $160,443          $1,484,769
373                          $171,167                     $9,494                         $161,673          $1,359,264
374                          $158,505                     $6,936                         $151,569          $1,487,814
375                          $233,358                    $25,679                         $207,679            $958,458
376                          $180,368                    $18,563                         $161,805          $1,317,839
377                          $170,519                     $4,621                         $165,897          $1,315,176
379                          $227,758                     $9,300                         $218,458          $1,538,643
381                          $152,869                     $8,400                         $144,469          $1,464,811
382                          $199,016                    $11,578                         $187,438          $1,413,253
385                          $136,031                     $5,729                         $130,301          $1,367,947
387                          $137,421                     $5,252                         $132,168          $1,299,193
389                          $161,474                    $15,786                         $145,688          $1,271,774
390                          $191,716                     $6,476                         $185,241          $1,278,900
391                          $144,751                     $2,750                         $142,001          $1,272,957
393                          $185,188                     $3,950                         $181,238          $1,271,085
394                          $143,600                     $3,274                         $140,326          $1,253,397
397                          $205,387                    $15,738                         $189,650          $1,450,000
398                          $135,987                     $9,158                         $126,830          $1,281,054
399                          $145,006                    $15,593                         $129,413          $1,216,759
401                          $125,661                     $5,217                         $120,444          $1,290,403
402                          $158,936                    $17,885                         $141,051          $1,093,649
404                          $121,090                     $5,453                         $115,637          $1,140,249
407                          $130,449                     $4,900                         $125,549          $1,063,508
409                          $114,962                     $6,272                         $108,690          $1,017,772
410                          $255,063                    $56,358                         $198,705          $1,020,192
411                          $202,190                     $6,650                         $195,540            $943,251
412                          $115,909                     $4,550                         $111,359            $904,931
419                          $100,684                     $4,680                          $96,004            $947,157
420                          $120,823                     $2,523                         $118,300            $849,397
421                          $110,163                     $3,750                         $106,413            $789,386




Mortgage Loan No.                Current Value(11)              Source of Value(11)                   Valuation Date
                                      $321,200,000
4                                      $23,121,288                        Appraisal                       02/01/2010
4                                      $23,188,527                        Appraisal                       02/01/2010
4                                      $17,491,960                        Appraisal                       02/01/2010
4                                      $15,150,162                        Appraisal                       02/01/2010
4                                      $16,116,271                        Appraisal                       02/01/2010
4                                      $14,181,250                        Appraisal                       02/01/2010
4                                      $17,687,446                        Appraisal                       02/01/2010
4                                      $11,186,356                        Appraisal                       02/01/2010
4                                      $11,675,059                        Appraisal                       02/01/2010
4                                      $10,772,666                        Appraisal                       02/01/2010
4                                       $9,945,687                        Appraisal                       02/01/2010
4                                      $11,040,660                        Appraisal                       02/01/2010
4                                      $10,137,779                        Appraisal                       02/01/2010
4                                       $9,323,123                        Appraisal                       02/01/2010
4                                       $9,192,230                        Appraisal                       02/01/2010
4                                       $8,389,202                        Appraisal                       02/01/2010
4                                       $8,788,072                        Appraisal                       02/01/2010
4                                       $7,476,775                        Appraisal                       02/01/2010
4                                       $7,455,311                        Appraisal                       02/01/2010
4                                       $6,730,458                        Appraisal                       02/01/2010
4                                       $7,129,278                        Appraisal                       02/01/2010
4                                       $6,520,291                        Appraisal                       02/01/2010
4                                       $5,098,826                        Appraisal                       02/01/2010
4                                       $4,680,751                        Appraisal                       02/01/2010
4                                       $5,376,232                        Appraisal                       02/01/2010
4                                       $5,273,973                        Appraisal                       02/01/2010
4                                       $4,966,065                        Appraisal                       02/01/2010
4                                       $4,250,249                        Appraisal                       02/01/2010
4                                       $4,542,342                        Appraisal                       02/01/2010
4                                       $4,242,342                        Appraisal                       02/01/2010
4                                       $4,131,045                        Appraisal                       02/01/2010
4                                       $3,716,359                        Appraisal                       02/01/2010
4                                       $4,812,970                        Appraisal                       02/01/2010
4                                       $2,270,041                        Appraisal                       02/01/2010
4                                       $1,848,577                        Appraisal                       02/01/2010
4                                       $1,645,188                        Appraisal                       02/01/2010
4                                       $1,645,188                        Appraisal                       02/01/2010
                                       $83,200,000
10                                     $16,700,000                        Appraisal                       01/01/2007
10                                     $23,500,000                        Appraisal                       01/01/2007
10                                     $20,200,000                        Appraisal                       01/01/2007
10                                     $22,800,000                        Appraisal                       01/01/2007
12                                     $53,000,000                        Appraisal                       02/26/2007
13                                     $56,500,000                        Appraisal                       01/16/2007
14                                     $51,600,000                        Appraisal                       03/14/2007
17                                     $45,000,000                        Appraisal                       02/05/2007
19                                     $50,700,000                        Appraisal                       11/09/2006
20                                     $45,000,000                        Appraisal                       02/05/2007
23                                     $38,700,000                        Appraisal                       01/19/2007
24                                     $36,110,000                        Appraisal                       02/02/2007
25                                     $34,000,000                        Appraisal                       10/13/2006
26                                     $34,400,000                        Appraisal                       01/17/2007
                                       $34,330,000
27                                     $17,000,000                        Appraisal                       01/01/2007
27                                      $5,550,000                        Appraisal                       01/01/2007
27                                      $4,250,000                        Appraisal                       01/01/2007
27                                      $2,750,000                        Appraisal                       01/01/2007
27                                      $2,100,000                        Appraisal                       01/01/2007
27                                        $960,000                        Appraisal                       01/01/2007
27                                        $880,000                        Appraisal                       01/01/2007
27                                        $840,000                        Appraisal                       01/01/2007
28                                     $42,500,000                        Appraisal                       08/29/2006
32                                     $29,300,000                        Appraisal                       11/06/2006
                                       $30,310,000
33                                      $5,400,000                        Appraisal                       12/12/2006
33                                      $5,200,000                        Appraisal                       12/12/2006
33                                      $3,730,000                        Appraisal                       12/12/2006
33                                      $3,700,000                        Appraisal                       12/12/2006
33                                      $2,300,000                        Appraisal                       12/12/2006
33                                      $1,900,000                        Appraisal                       12/12/2006
33                                      $1,600,000                        Appraisal                       12/12/2006
33                                      $1,460,000                        Appraisal                       12/12/2006
33                                      $1,390,000                        Appraisal                       12/12/2006
33                                      $1,000,000                        Appraisal                       12/12/2006
33                                      $1,000,000                        Appraisal                       12/12/2006
33                                        $900,000                        Appraisal                       12/12/2006
33                                        $730,000                        Appraisal                       12/12/2006
35                                     $26,300,000                        Appraisal                       10/11/2006
37                                     $26,400,000                        Appraisal                       04/01/2007
40                                     $28,700,000                        Appraisal                       01/17/2007
41                                     $31,400,000                        Appraisal                       01/31/2007
42                                     $29,500,000                        Appraisal                       08/15/2006
43                                     $24,000,000                        Appraisal                       04/01/2007
47                                     $23,500,000                        Appraisal                       01/11/2007
                                       $22,900,000
48                                      $6,000,000                        Appraisal                       12/20/2006
48                                      $5,800,000                        Appraisal                       12/20/2006
48                                      $4,000,000                        Appraisal                       12/20/2006
48                                      $3,650,000                        Appraisal                       12/19/2006
48                                      $1,850,000                        Appraisal                       12/20/2006
48                                      $1,600,000                        Appraisal                       12/20/2006
49                                     $24,750,000                        Appraisal                       11/09/2006
55                                     $21,800,000                        Appraisal                       02/06/2007
61                                     $18,700,000                        Appraisal                       12/05/2007
63                                     $18,000,000                        Appraisal                       01/08/2007
70                                     $20,600,000                        Appraisal                       09/06/2006
                                       $36,430,000
71                                     $11,650,000                        Appraisal                       10/06/2006
72                                      $4,450,000                        Appraisal                       10/24/2006
72                                      $3,530,000                        Appraisal                       10/25/2006
74                                     $15,500,000                        Appraisal                       01/12/2007
77                                     $20,000,000                        Appraisal                       12/04/2006
78                                     $14,755,000                        Appraisal                       01/08/2007
79                                     $16,150,000                        Appraisal                       01/05/2007
80                                     $18,110,000                        Appraisal                       02/05/2007
                                       $18,725,000
83                                     $11,950,000                        Appraisal                       11/14/2006
83                                      $6,775,000                        Appraisal                       11/17/2006
85                                     $14,300,000                        Appraisal                       02/05/2007
86                                     $16,460,000                        Appraisal                       11/15/2006
87                                     $13,400,000                        Appraisal                       12/01/2007
89                                     $14,000,000                        Appraisal                       12/29/2006
90                                     $12,950,000                        Appraisal                       12/18/2006
94                                     $13,400,000                        Appraisal                       01/08/2007
95                                     $12,520,000                        Appraisal                       12/18/2006
97                                     $13,000,000                        Appraisal                       01/10/2007
                                       $11,815,000
98                                      $6,250,000                        Appraisal                       09/14/2006
98                                      $2,400,000                        Appraisal                       09/14/2006
98                                      $1,425,000                        Appraisal                       09/14/2006
98                                      $1,400,000                        Appraisal                       09/14/2006
98                                        $340,000                        Appraisal                       09/14/2006
106                                    $11,000,000                        Appraisal                       01/22/2007
112                                    $14,100,000                        Appraisal                       11/21/2006
115                                    $10,950,000                        Appraisal                       01/20/2007
116                                    $10,500,000                        Appraisal                       01/25/2007
118                                    $10,500,000                        Appraisal                       02/02/2007
123                                    $10,500,000                        Appraisal                       12/27/2006
124                                    $10,200,000                        Appraisal                       01/22/2007
                                       $10,117,000
127                                     $4,917,000                        Appraisal                       10/05/2006
128                                     $5,200,000                        Appraisal                       10/04/2006
129                                     $9,600,000                        Appraisal                       11/21/2006
130                                    $10,000,000                        Appraisal                       02/09/2007
131                                     $9,520,000                        Appraisal                       02/02/2007
132                                     $9,740,000                        Appraisal                       12/18/2006
133                                    $12,200,000                        Appraisal                       02/01/2007
134                                     $9,500,000                        Appraisal                       11/02/2006
135                                    $10,750,000                        Appraisal                       01/03/2007
137                                    $10,500,000                        Appraisal                       01/18/2007
138                                     $9,700,000                        Appraisal                       03/22/2007
142                                    $10,750,000                        Appraisal                       12/28/2006
143                                    $10,380,000                        Appraisal                       01/04/2007
                                        $9,000,000
145                                     $6,100,000                        Appraisal                       01/15/2007
146                                     $2,900,000                        Appraisal                       01/15/2007
148                                     $8,600,000                        Appraisal                       02/14/2007
                                        $9,555,000
149                                     $3,455,000                        Appraisal                       10/26/2006
149                                     $2,250,000                        Appraisal                       10/26/2006
149                                     $2,025,000                        Appraisal                       10/26/2006
149                                     $1,825,000                        Appraisal                       10/26/2006
                                       $11,320,000
150                                     $6,700,000                        Appraisal                       11/21/2006
150                                     $4,620,000                        Appraisal                       11/20/2006
151                                     $8,500,000                        Appraisal                       02/20/2007
152                                     $9,200,000                        Appraisal                       01/07/2007
154                                    $12,700,000                        Appraisal                       01/10/2007
155                                     $8,000,000                        Appraisal                       01/24/2007
157                                     $8,200,000                        Appraisal                       01/16/2007
                                        $7,740,000
158                                     $4,450,000                        Appraisal                       01/14/2007
158                                     $3,290,000                        Appraisal                       01/15/2007
160                                     $8,700,000                        Appraisal                       11/18/2006
162                                     $7,900,000                        Appraisal                       12/21/2006
164                                     $7,600,000                        Appraisal                       11/07/2006
165                                     $9,900,000                        Appraisal                       01/04/2007
168                                     $8,400,000                        Appraisal                       12/18/2006
169                                     $7,400,000                        Appraisal                       11/20/2006
172                                     $7,240,000                        Appraisal                       02/15/2007
173                                     $7,200,000                        Appraisal                       01/01/2008
                                        $8,800,000
174                                     $4,200,000                        Appraisal                       11/18/2006
175                                     $4,600,000                        Appraisal                       11/10/2006
177                                     $7,500,000                        Appraisal                       01/15/2007
178                                     $7,500,000                        Appraisal                       11/21/2006
179                                     $8,575,000                        Appraisal                       10/26/2006
181                                     $7,900,000                        Appraisal                       12/20/2006
182                                     $7,600,000                        Appraisal                       07/01/2006
183                                     $6,690,000                        Appraisal                       01/25/2007
                                        $6,735,000
187                                     $9,000,000                        Appraisal                       12/04/2006
188                                     $7,150,000                        Appraisal                       11/21/2006

189                                     $3,800,000                        Appraisal                       01/29/2007
189                                     $2,700,000                        Appraisal                       01/30/2007
190                                     $7,350,000                        Appraisal                       11/15/2006
191                                     $6,900,000                        Appraisal                       10/12/2006
192                                     $7,150,000                        Appraisal                       01/10/2007
194                                     $6,300,000                        Appraisal                       11/06/2006
195                                     $6,300,000                        Appraisal                       12/13/2006
196                                     $6,350,000                        Appraisal                       10/13/2006
201                                     $7,000,000                        Appraisal                       07/13/2006
204                                     $6,500,000                        Appraisal                       01/23/2007
207                                     $6,230,000                        Appraisal                       01/18/2007
210                                     $6,530,000                        Appraisal                       01/12/2007
211                                     $5,800,000                        Appraisal                       02/01/2007
212                                     $6,320,000                        Appraisal                       01/21/2007
213                                     $5,850,000                        Appraisal                       09/20/2006
217                                     $5,500,000                        Appraisal                       01/31/2007
220                                     $5,400,000                        Appraisal                       11/17/2006
221                                     $5,700,000                        Appraisal                       01/23/2007
223                                     $7,000,000                        Appraisal                       12/04/2006
224                                     $6,200,000                        Appraisal                       01/03/2007
225                                     $5,980,000                        Appraisal                       01/24/2007
227                                     $6,600,000                        Appraisal                       10/13/2006
231                                     $5,500,000                        Appraisal                       10/25/2006
237                                     $5,060,000                        Appraisal                       12/05/2006
238                                     $4,770,000                        Appraisal                       12/03/2006
240                                     $5,800,000                        Appraisal                       02/01/2007
242                                     $4,600,000                        Appraisal                       12/11/2006
247                                     $5,050,000                        Appraisal                       10/20/2006
255                                     $4,500,000                        Appraisal                       12/27/2006
258                                     $4,350,000                        Appraisal                       10/04/2006
259                                     $4,250,000                        Appraisal                       01/04/2007
                                        $4,360,000
260                                     $2,440,000                        Appraisal                       12/26/2006
260                                     $1,920,000                        Appraisal                       01/03/2007
261                                     $4,300,000                        Appraisal                       01/12/2007
264                                     $4,000,000                        Appraisal                       02/06/2007
265                                     $4,900,000                        Appraisal                       09/13/2006
267                                     $4,840,000                        Appraisal                       12/13/2006
268                                     $4,200,000                        Appraisal                       02/05/2007
269                                     $4,300,000                        Appraisal                       12/12/2006
270                                     $4,300,000                        Appraisal                       01/02/2007
276                                     $4,420,000                        Appraisal                       11/21/2006
278                                     $4,230,000                        Appraisal                       12/01/2006
283                                     $3,700,000                        Appraisal                       11/29/2006
285                                     $4,200,000                        Appraisal                       08/01/2006
287                                     $4,000,000                        Appraisal                       12/06/2006
288                                     $4,000,000                        Appraisal                       12/31/2006
297                                     $3,450,000                        Appraisal                       01/03/2007
302                                     $4,350,000                        Appraisal                       01/08/2007
307                                     $5,200,000                        Appraisal                       11/15/2006
309                                     $3,340,000                        Appraisal                       01/16/2007
311                                     $3,900,000                        Appraisal                       12/21/2006
313                                     $5,000,000                        Appraisal                       12/15/2006
314                                     $3,000,000                        Appraisal                       01/03/2007
319                                     $3,340,000                        Appraisal                       01/29/2007
320                                     $3,120,000                        Appraisal                       01/15/2007
321                                     $3,100,000                        Appraisal                       12/04/2006
326                                     $2,900,000                        Appraisal                       12/19/2006
336                                     $4,460,000                        Appraisal                       11/11/2006
340                                     $2,660,000                        Appraisal                       09/11/2006
343                                     $2,650,000                        Appraisal                       09/14/2006
345                                     $2,930,000                        Appraisal                       12/07/2006
348                                     $2,640,000                        Appraisal                       02/12/2007
350                                     $3,080,000                        Appraisal                       01/24/2007
351                                     $2,840,000                        Appraisal                       02/06/2007
353                                     $2,500,000                        Appraisal                       12/18/2006
354                                     $2,780,000                        Appraisal                       11/10/2006
357                                     $2,600,000                        Appraisal                       11/27/2006
358                                     $2,420,000                        Appraisal                       09/13/2006
359                                     $2,850,000                        Appraisal                       01/04/2007
360                                     $2,660,000                        Appraisal                       10/31/2006
361                                      2,390,000                        Appraisal                       10/24/2006
363                                     $2,500,000                        Appraisal                       01/04/2007
365                                     $2,220,000                        Appraisal                       12/07/2006
367                                     $2,340,000                        Appraisal                       10/30/2006
368                                     $3,050,000                        Appraisal                       01/02/2007
371                                     $2,230,000                        Appraisal                       11/30/2006
373                                     $2,430,000                        Appraisal                       11/28/2006
374                                     $2,400,000                        Appraisal                       09/25/2006
375                                     $2,600,000                        Appraisal                       12/05/2006
376                                     $2,225,000                        Appraisal                       02/14/2007
377                                     $2,730,000                        Appraisal                       01/20/2007
379                                     $3,000,000                        Appraisal                       12/18/2006
381                                     $2,150,000                        Appraisal                       02/24/2006
382                                     $4,080,000                        Appraisal                       01/25/2007
385                                     $3,375,000                        Appraisal                       01/09/2007
387                                     $2,150,000                        Appraisal                       01/28/2007
389                                     $2,020,000                        Appraisal                       12/29/2006
390                                     $2,500,000                        Appraisal                       10/16/2006
391                                     $2,500,000                        Appraisal                       01/23/2007
393                                     $2,700,000                        Appraisal                       01/13/2007
394                                     $1,850,000                        Appraisal                       01/22/2007
397                                     $3,225,000                        Appraisal                       01/05/2007
398                                     $2,050,000                        Appraisal                       11/28/2006
399                                     $1,990,000                        Appraisal                       01/04/2007
401                                     $1,800,000                        Appraisal                       12/15/2006
402                                     $2,080,000                        Appraisal                       08/28/2006
404                                     $1,720,000                        Appraisal                       02/01/2007
407                                     $1,700,000                        Appraisal                       12/13/2006
409                                     $1,660,000                        Appraisal                       01/10/2007
410                                     $2,720,000                        Appraisal                       10/18/2006
411                                     $3,400,000                        Appraisal                       06/12/2006
412                                     $1,830,000                        Appraisal                       11/30/2006
419                                     $1,520,000                        Appraisal                       12/05/2006
420                                     $1,600,000                        Appraisal                       12/22/2006
421                                     $1,420,000                        Appraisal                       12/28/2006




Mortgage Loan No.   Largest Tenant(12)                      Lease Expiration Date                   % NSF
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP
4                   NAP                                     NAP                                     NAP

10                  Parago, Inc.                            11/30/2014                            52.6%
10                  EMC Mortgage Company                    06/30/2017                           100.0%
10                  Verizon Wireless                        06/30/2013                            73.9%
10                  EMC Mortgage Company                    06/30/2017                           100.0%
12                  Dominicks                               06/30/2009                            42.6%
13                  NAP                                     NAP                                     NAP
14                  American States Insurance Company       10/31/2009                           100.0%
17                  NAP                                     NAP                                     NAP
19                  Boscov's Department Store               MTM                                   24.7%
20                  NAP                                     NAP                                     NAP
23                  Greensfelder, Hemker & Gale, P.C.       08/31/2015                            24.5%
24                  NAP                                     NAP                                     NAP
25                  Molina Healthcare of Michigan, Inc.     08/31/2014                            21.4%
26                  Raley's                                 05/31/2019                            37.1%

27                  River Ranch City Club                   01/31/2022                            100.0%
27                  Dollar General                          06/30/2014                            24.4%
27                  Bonefish Grill                          11/30/2010                            30.8%
27                  Ann Taylor                              12/31/2016                            59.9%
27                  WOW Cafe & Wingry                       05/31/2012                            37.6%
27                  LeMarche Antiques                       11/02/2008                           100.0%
27                  Paul's Jewelry, Inc.                    11/06/2010                           100.0%
27                  Lafayette Health Ventures, Inc          10/31/2009                           100.0%
28                  Farmers Insurance Group                 12/31/2016                           100.0%
32                  Chili's #889                            07/10/2013                            32.0%

33                  NAP                                     NAP                                     NAP
33                  NAP                                     NAP                                     NAP
33                  NAP                                     NAP                                     NAP
33                  NAP                                     NAP                                     NAP
33                  NAP                                     NAP                                     NAP
33                  NAP                                     NAP                                     NAP
33                  NAP                                     NAP                                     NAP
33                  NAP                                     NAP                                     NAP
33                  NAP                                     NAP                                     NAP
33                  NAP                                     NAP                                     NAP
33                  NAP                                     NAP                                     NAP
33                  NAP                                     NAP                                     NAP
33                  NAP                                     NAP                                     NAP
35                  Travelers                               12/31/2012                            28.1%
37                  Comcast Corporation                     01/31/2009                            25.9%
40                  Vons                                    04/30/2026                            57.1%
41                  NAP                                     NAP                                     NAP
42                  NAP                                     NAP                                     NAP
43                  Hawks & Partners                        12/01/2016                            11.6%
47                  NAP                                     NAP                                     NAP

48                  Payless Furniture                       02/28/2010                            17.8%
48                  Concord Pet Foods                       10/31/2009                            27.3%
48                  Atlantic Coast Labs                     02/28/2011                            22.2%
48                  Prudential Insurance                    07/31/2011                            56.6%
48                  CBI Group, LLC                          11/30/2009                            16.5%
48                  Quinton V, Inc.                         05/31/2011                           100.0%
49                  Signature Health                        04/30/2022                            31.4%
55                  NAP                                     NAP                                     NAP
61                  NAP                                     NAP                                     NAP
63                  SOA - Office of Public Advocacy         12/31/2008                            20.8%
70                  AHTKY Insurance                         03/31/2012                            21.9%

71                  TJ Maxx - Yes Corp. Guarantee           10/01/2016                            53.8%
72                  Wal-Mart Stores, Inc.                   01/31/2014                           100.0%
72                  Wal-Mart Stores, Inc.                   01/31/2014                           100.0%
74                  Kreiss Enterprises, Inc.                10/31/2009                            10.3%
77                  TJ MAXX                                 01/31/2008                            27.7%
78                  NAP                                     NAP                                     NAP
79                  Tancredi D'Amore M.D.                   07/31/2014                             5.9%
80                  Sully-Miller Contracting Company        10/31/2009                            25.6%

83                  Flanders/Precisionaire Corp.            01/01/2026                           100.0%
83                  Flanders/Precisionaire Corp.            07/01/2026                           100.0%
85                  NAP                                     NAP                                     NAP
86                  State of Oregon Dept. of Justice        12/31/2012                            76.3%
87                  NAP                                     NAP                                     NAP
89                  NAP                                     NAP                                     NAP
90                  ShopKo Stores Operating Co., LLC        01/31/2027                           100.0%
94                  MacAnthony Realty International         09/30/2011                            36.5%
95                  Shopko Stores Operating Co., LLC        01/31/2027                           100.0%
97                  Medical Associates of The Black Hills   09/30/2020                            66.7%

98                  NAP                                     NAP                                     NAP
98                  NAP                                     NAP                                     NAP
98                  NAP                                     NAP                                     NAP
98                  SAIC                                    MTM                                   35.3%
98                  DJ Enterprises                          MTM                                   35.6%
106                 NAP                                     NAP                                     NAP
112                 Saddleback Constructors                 06/30/2011                            29.5%
115                 NAP                                     NAP                                     NAP
116                 Richmond Behavioral Health Authority    12/31/2014                            90.0%
118                 NAP                                     NAP                                     NAP
123                 Bookham, Inc.                           12/31/2011                            56.5%
124                 Phoenix Data Systems, Inc.              02/21/2010                            24.5%

127                 NAP                                     NAP                                     NAP
128                 NAP                                     NAP                                     NAP
129                 NAP                                     NAP                                     NAP
130                 NAP                                     NAP                                     NAP
131                 NAP                                     NAP                                     NAP
132                 Shopko Stores Operating Co., LLC        01/31/2027                           100.0%
133                 Chan Daretta                            02/01/2017                            19.4%
134                 Dublin Medical Clinic, LLC              03/31/2009                            12.8%
135                 Harris Teeter, Inc.                     10/14/2017                           100.0%
137                 Farmers Insurance Group                 11/30/2011                            31.2%
138                 AJ Wright                               04/30/2013                            29.3%
142                 Coldwater Creek                         07/31/2016                            33.4%
143                 NAP                                     NAP                                     NAP

145                 NAP                                     NAP                                     NAP
146                 NAP                                     NAP                                     NAP
148                 Apollo College                          12/31/2015                            51.8%

149                 NAP                                     NAP                                     NAP
149                 NAP                                     NAP                                     NAP
149                 NAP                                     NAP                                     NAP
149                 NAP                                     NAP                                     NAP

150                 Central Beverage Group, LTD.            12/31/2010                           100.0%
150                 Superior Beverage Company               12/31/2010                           100.0%
151                 NAP                                     NAP                                     NAP
152                 Farm Fresh                              11/30/2026                            48.8%
154                 Securitas Security                      02/28/2010                            10.9%
155                 Gateway - University Comm. Clinics      02/28/2012                            13.9%
157                 Widener-Burrows & Associates            05/31/2009                            23.2%

158                 McAllisters Deli                        04/30/2015                            25.6%
158                 Sadler Clinic                           04/30/2015                            52.0%
160                 The Kroger Co.                          10/31/2014                            34.6%
162                 Mo's Caribbean                          01/31/2022                            26.7%
164                 NAP                                     NAP                                     NAP
165                 NAP                                     NAP                                     NAP
168                 NAP                                     NAP                                     NAP
169                 NAP                                     NAP                                     NAP
172                 Shari's Restaurant                      01/31/2011                             4.0%
173                 Creative Healthcare (Palio Comm.)       02/28/2012                            23.0%

174                 BBRG Washington Group, Inc.             01/31/2015                           100.0%
175                 La Bouchee                              08/31/2021                           100.0%
177                 NAP                                     NAP                                     NAP
178                 NAP                                     NAP                                     NAP
179                 Medco Health Solutions, Inc             12/31/2014                            69.6%
181                 Hecla Mining                            04/07/2012                            52.4%
182                 Walgreen Eastern Co., Inc               10/31/2080                           100.0%
183                 Deal$ (Dollar Tree)                     02/28/2008                            24.0%

187                 Flournoy Construction Company           12/31/2021                           100.0%
188                 NAP                                     NAP                                     NAP

189                 NAP                                     NAP                                     NAP
189                 NAP                                     NAP                                     NAP
190                 NAP                                     NAP                                     NAP
191                 Golf Discount of St. Louis, Inc.        12/31/2015                            39.7%
192                 USA - Marine Corp.                      09/14/2006                            10.3%
194                 Fred's Discount Store                   01/31/2008                            20.0%
195                 Blockbuster Video                       08/31/2010                            16.1%
196                 NAP                                     NAP                                     NAP
201                 NAP                                     NAP                                     NAP
204                 NAP                                     NAP                                     NAP
207                 NAP                                     NAP                                     NAP
210                 Walgreens                               01/07/2082                           100.0%
211                 GSA                                     10/05/2019                            39.0%
212                 Veterinary Hospital                     02/28/2015                            12.5%
213                 Attorney General                        07/31/2011                            47.8%
217                 NAP                                     NAP                                     NAP
220                 Grocery Outlet                          08/01/2017                            58.9%
221                 NAP                                     NAP                                     NAP
223                 NAP                                     NAP                                     NAP
224                 Stars & Stripes Mart                    01/31/2011                            15.0%
225                 CVS Corporation                         02/28/2026                           100.0%
227                 Walgreens Co.                           01/31/2061                           100.0%
231                 NAP                                     NAP                                     NAP
237                 Northwoods Software                     08/31/2011                            69.2%
238                 Cricket Communications, Inc.            12/31/2011                            17.5%
240                 NAP                                     NAP                                     NAP
242                 Tire Discounters, Inc.                  10/31/2021                            32.9%
247                 Big Lots                                01/31/2011                            34.1%
255                 The Trane Company                       01/31/2012                            91.4%
258                 NAP                                     NAP                                     NAP
259                 Social Security Adm.                    01/31/2015                            33.3%

260                 NAP                                     NAP                                     NAP
260                 DuraSpin Products, LLC                  12/31/2012                           100.0%
261                 Pinnacle Rehabilitation, LLC            01/31/2010                            42.3%
264                 NAP                                     NAP                                     NAP
265                 Wal-Mart                                11/30/2010                           100.0%
267                 NAP                                     NAP                                     NAP
268                 Liquor World                            04/30/2010                            14.5%
269                 NAP                                     NAP                                     NAP
270                 Mago Earth, Inc.                        09/15/2010                            13.6%
276                 Coldwell Bank BSS                       07/31/2008                            34.1%
278                 Treasured Memories                      03/01/2011                            37.6%
283                 Conn Appliances, Inc.                   11/30/2014                            77.6%
285                 Walgreen Co.                            06/30/2081                           100.0%
287                 Banana Leaf                             02/28/2016                            16.8%
288                 NAP                                     NAP                                     NAP
297                 Wal-Mart                                01/31/2014                           100.0%
302                 Office Depot                            01/31/2022                           100.0%
307                 Chase Bank                              10/31/2026                           100.0%
309                 Hanger Prosthetics & Orthodics, Inc.    04/30/2009                            19.6%
311                 NAP                                     NAP                                     NAP
313                 Zahn Design Architects                  06/30/2020                            31.9%
314                 NAP                                     NAP                                     NAP
319                 Fidelity Brokerage Services LLC         09/30/2017                           100.0%
320                 Atlantic Commtech                       07/31/2007                            11.9%
321                 China Buffet                            11/30/2016                            24.5%
326                 NAP                                     NAP                                     NAP
336                 Ho Sook Lee and Eun Kyung Park          03/30/2010                            41.6%
340                 United States Post Office               04/30/2015                            44.7%
343                 NAP                                     NAP                                     NAP
345                 NAP                                     NAP                                     NAP
348                 John S Clark Company, LLC               12/31/2016                           100.0%
350                 Video Warehouse                         01/31/2011                            28.3%
351                 John S. Clark Co., Inc.                 12/31/2009                            84.5%
353                 Ron Potts & Smith Pediatrics            02/01/2010                            31.8%
354                 NAP                                     NAP                                     NAP
357                 Fred's Stores of Tennessee, Inc.        09/30/2011                            39.8%
358                 Carniceria El Paisano                   11/30/2009                            20.3%
359                 NAP                                     NAP                                     NAP
360                 SW Community Church                     05/31/2007                            39.7%
361                 NAP                                     NAP                                     NAP
363                 NAP                                     NAP                                     NAP
365                 NAP                                     NAP                                     NAP
367                 NAP                                     NAP                                     NAP
368                 JFO                                     02/01/2010                            25.1%
371                 DFW Signs, Inc.                         12/31/2009                            38.5%
373                 Dollar General                          11/01/2021                           100.0%
374                 NAP                                     NAP                                     NAP
375                 James Global Logistics/W/H              07/31/2010                            41.1%
376                 Fidel's                                 12/31/2010                            16.4%
377                 Potbelly                                05/31/2015                            52.3%
379                 NAP                                     NAP                                     NAP
381                 NAP                                     NAP                                     NAP
382                 Time Warner Cable                       08/31/2016                           100.0%
385                 Leland Energy, Inc.                     08/31/2011                            62.6%
387                 Foster's Grille                         10/21/2016                            43.3%
389                 Greenlee & Associates                   01/01/2010                            15.6%
390                 NAP                                     NAP                                     NAP
391                 NAP                                     NAP                                     NAP
393                 NAP                                     NAP                                     NAP
394                 NAP                                     NAP                                     NAP
397                 Aaron Rents, Inc.                       10/29/2021                           100.0%
398                 Hibbetts                                08/31/2011                            43.5%
399                 Olofson                                 02/28/2008                             9.1%
401                 Metro PCS                               07/31/2011                            51.2%
402                 State of NY - Division of Parole        08/31/2016                           100.0%
404                 Movie Gallery                           08/14/2010                            43.1%
407                 NAP                                     NAP                                     NAP
409                 NAP                                     NAP                                     NAP
410                 NAP                                     NAP                                     NAP
411                 NAP                                     NAP                                     NAP
412                 Advance Auto Parts                      06/28/2021                           100.0%
419                 NAP                                     NAP                                     NAP
420                 NAP                                     NAP                                     NAP
421                 NAP                                     NAP                                     NAP




Mortgage Loan No.   Second Largest Tenant(12)                      Lease Expiration Date    % NSF
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP
4                   NAP                                            NAP                      NAP

10                  BEA Systems, Inc.                              02/28/2010             21.3%
10                  NAP                                            NAP                      NAP
10                  STA Travel, Inc.                               10/31/2011             13.4%
10                  NAP                                            NAP                      NAP
12                  Marshalls                                      05/31/2012             18.0%
13                  NAP                                            NAP                      NAP
14                  NAP                                            NAP                      NAP
17                  NAP                                            NAP                      NAP
19                  JC Penney                                      11/10/2010             20.1%
20                  NAP                                            NAP                      NAP
23                  UMB Bank of St. Louis, N.A.                    09/30/2009             14.3%
24                  NAP                                            NAP                      NAP
25                  Bowman & Brooke, LLP                           09/30/2011              8.9%
26                  Ace Hardware                                   12/31/2013              9.9%

27                  NAP                                            NAP                      NAP
27                  Buffet City                                    12/14/2012             24.3%
27                  Soho LLC                                       05/31/2014             15.2%
27                  Jos A. Bank Clothiers, Inc.                    12/31/2016             40.1%
27                  CC's Coffee House                              03/31/2012             33.9%
27                  NAP                                            NAP                      NAP
27                  NAP                                            NAP                      NAP
27                  NAP                                            NAP                      NAP
28                  NAP                                            NAP                      NAP
32                  Federal Express Credit Union                   11/30/2012              6.9%

33                  NAP                                            NAP                      NAP
33                  NAP                                            NAP                      NAP
33                  NAP                                            NAP                      NAP
33                  NAP                                            NAP                      NAP
33                  NAP                                            NAP                      NAP
33                  NAP                                            NAP                      NAP
33                  NAP                                            NAP                      NAP
33                  NAP                                            NAP                      NAP
33                  NAP                                            NAP                      NAP
33                  NAP                                            NAP                      NAP
33                  NAP                                            NAP                      NAP
33                  NAP                                            NAP                      NAP
33                  NAP                                            NAP                      NAP
35                  Sterling Savings Bank                          03/31/2009             14.1%
37                  Keenan & Associates                            05/31/2008             18.2%
40                  RE/MAX Gold Coast Realtors                     02/28/2012              4.8%
41                  NAP                                            NAP                      NAP
42                  NAP                                            NAP                      NAP
43                  Pizza Antica, LLC                              12/01/2016              9.1%
47                  NAP                                            NAP                      NAP

48                  24 Liquors, LLC dba The Grog Shop              07/31/2011             11.3%
48                  Super China, Inc.                              04/30/2009              9.1%
48                  New Castle Co. Chamber                         05/31/2007             17.0%
48                  Thomas Travel Service                          07/31/2007             21.7%
48                  American Heart Assoc.                          08/31/2009             16.4%
48                  NAP                                            NAP                      NAP
49                  City Place Surgery Center                      04/30/2022             16.8%
55                  NAP                                            NAP                      NAP
61                  NAP                                            NAP                      NAP
63                  SOA - Public Defender                          12/31/2011             19.8%
70                  El Pollo Inka                                  MTM                     7.2%

71                  Michaels - Yes Corp. Guarantee                 11/01/2016             36.1%
72                  NAP                                            NAP                      NAP
72                  NAP                                            NAP                      NAP
74                  Water Tower Realty                             12/31/2020              9.7%
77                  Off Broadway Shoes                             01/31/2017             19.6%
78                  NAP                                            NAP                      NAP
79                  Maguire / Maguire Inc.                         MTM                     5.7%
80                  State of California Dept of General Services   09/30/2007             18.9%

83                  NAP                                            NAP                      NAP
83                  NAP                                            NAP                      NAP
85                  NAP                                            NAP                      NAP
86                  The State of Oregon Judicial Department        12/31/2012             23.7%
87                  NAP                                            NAP                      NAP
89                  NAP                                            NAP                      NAP
90                  NAP                                            NAP                      NAP
94                  Motorsports Museum of Orlando                  12/30/2011             16.3%
95                  NAP                                            NAP                      NAP
97                  Rapid City Regional Hospital-Dialysis          05/14/2015             13.5%

98                  NAP                                            NAP                      NAP
98                  NAP                                            NAP                      NAP
98                  NAP                                            NAP                      NAP
98                  CTC                                            MTM                     9.7%
98                  Nancy Gibson                                   MTM                    11.1%
106                 NAP                                            NAP                      NAP
112                 Orange County Charter School                   09/30/2007             17.2%
115                 NAP                                            NAP                      NAP
116                 Richmond Police Department                     05/31/2008              6.2%
118                 NAP                                            NAP                      NAP
123                 County of Sonoma                               01/31/2015             43.5%
124                 Philadelphia Gear Corporation                  01/31/2011             19.7%

127                 NAP                                            NAP                      NAP
128                 NAP                                            NAP                      NAP
129                 NAP                                            NAP                      NAP
130                 NAP                                            NAP                      NAP
131                 NAP                                            NAP                      NAP
132                 NAP                                            NAP                      NAP
133                 Japanese Restauraunt                           02/01/2017             13.1%
134                 Compass Bank                                   08/31/2009             12.5%
135                 NAP                                            NAP                      NAP
137                 Retirement Capital Strategies                  09/30/2009             18.9%
138                 Pet Supplies Plus                              01/31/2008             11.3%
142                 White House Black Market                       07/31/2015             24.6%
143                 NAP                                            NAP                      NAP

145                 NAP                                            NAP                      NAP
146                 NAP                                            NAP                      NAP
148                 Insync Inc.                                    02/28/2011             26.1%

149                 NAP                                            NAP                      NAP
149                 NAP                                            NAP                      NAP
149                 NAP                                            NAP                      NAP
149                 NAP                                            NAP                      NAP

150                 NAP                                            NAP                      NAP
150                 NAP                                            NAP                      NAP
151                 NAP                                            NAP                      NAP
152                 Danceland II                                   05/31/2007              4.5%
154                 Financial Network                              10/31/2008              9.3%
155                 Employer Health Care Alliance                  03/31/2009             11.7%
157                 Long & Foster Real Estate Inc.                 01/31/2009             18.9%

158                 Woodforest National Bank                       12/31/2015             21.5%
158                 Woodforest National Bank                       12/31/2015             27.5%
160                 Stage Stores Inc.                              05/31/2010             15.9%
162                 NAP                                            NAP                      NAP
164                 NAP                                            NAP                      NAP
165                 NAP                                            NAP                      NAP
168                 NAP                                            NAP                      NAP
169                 NAP                                            NAP                      NAP
172                 Portland Fitness Group                         09/30/2011              3.6%
173                 Lemery Greisler                                05/31/2010             12.4%

174                 NAP                                            NAP                      NAP
175                 NAP                                            NAP                      NAP
177                 NAP                                            NAP                      NAP
178                 NAP                                            NAP                      NAP
179                 Marriage Today                                 01/31/2013             30.4%
181                 Chief Architect                                05/31/2009             39.0%
182                 NAP                                            NAP                      NAP
183                 BW-3                                           06/30/2010             15.5%

187                 NAP                                            NAP                      NAP
188                 NAP                                            NAP                      NAP

189                 NAP                                            NAP                      NAP
189                 NAP                                            NAP                      NAP
190                 NAP                                            NAP                      NAP
191                 Du Won Jung (Korean Restaurant)                12/31/2015             20.2%
192                 Commercial Marketing                           08/31/2009              8.1%
194                 Dollar General Corporation                     05/31/2007             13.9%
195                 Century 21                                     12/31/2009             12.3%
196                 NAP                                            NAP                      NAP
201                 NAP                                            NAP                      NAP
204                 NAP                                            NAP                      NAP
207                 NAP                                            NAP                      NAP
210                 NAP                                            NAP                      NAP
211                 Lemoine Company                                12/31/2021             37.8%
212                 Man-Data DBA Pacific Coast Credit              09/30/2010             12.2%
213                 FBI                                            04/30/2009             17.3%
217                 NAP                                            NAP                      NAP
220                 Tuesday Mornings                               07/15/2009             20.9%
221                 NAP                                            NAP                      NAP
223                 NAP                                            NAP                      NAP
224                 Shelter Island Village Cleaners                08/31/2008              9.2%
225                 NAP                                            NAP                      NAP
227                 NAP                                            NAP                      NAP
231                 NAP                                            NAP                      NAP
237                 Northwoods Software                            06/30/2011             10.8%
238                 Radio Shack Corporation                        04/30/2010             13.6%
240                 NAP                                            NAP                      NAP
242                 Scramblers (Ten Star Enterprises, Inc)         11/30/2015             21.9%
247                 Stage Stores                                   01/31/2017             21.3%
255                 InVision Systems                               07/31/2010              8.6%
258                 NAP                                            NAP                      NAP
259                 Gourmet Buffet                                 05/31/2014             16.7%

260                 NAP                                            NAP                      NAP
260                 NAP                                            NAP                      NAP
261                 Caprock Communications                         12/31/2009             24.0%
264                 NAP                                            NAP                      NAP
265                 NAP                                            NAP                      NAP
267                 NAP                                            NAP                      NAP
268                 All About Eyes                                 08/31/2011             14.5%
269                 NAP                                            NAP                      NAP
270                 Don Gage DDS                                   04/01/2016              9.7%
276                 American Lung Assoc. of Oregon                 07/31/2011             26.8%
278                 Grampy's Deli                                  06/15/2011             12.9%
283                 SN Beauty Supply                               12/31/2010              7.8%
285                 NAP                                            NAP                      NAP
287                 Kidstopia                                      04/30/2013             13.9%
288                 NAP                                            NAP                      NAP
297                 NAP                                            NAP                      NAP
302                 NAP                                            NAP                      NAP
307                 NAP                                            NAP                      NAP
309                 VOCA Corporation of West Virginia              09/30/2009             19.5%
311                 NAP                                            NAP                      NAP
313                 Metropolis Development                         11/04/2008             27.3%
314                 NAP                                            NAP                      NAP
319                 NAP                                            NAP                      NAP
320                 Lakeview Compounding Pharmacy                  11/30/2011              8.7%
321                 Payless Shoesource                             03/31/2011             16.7%
326                 NAP                                            NAP                      NAP
336                 Danny's Donuts                                 01/31/2008             13.3%
340                 Town Point Pub                                 12/31/2010             16.5%
343                 NAP                                            NAP                      NAP
345                 NAP                                            NAP                      NAP
348                 NAP                                            NAP                      NAP
350                 Radio Shack                                    07/31/2010             21.6%
351                 Granite Development                            09/30/2017             15.5%
353                 Juan El Gave/ Juan Torres                      10/14/2010             23.6%
354                 NAP                                            NAP                      NAP
357                 Peebles                                        01/31/2016             25.9%
358                 Marin's Beauty Supply                          05/31/2009             13.0%
359                 NAP                                            NAP                      NAP
360                 Martha's Village                               03/01/2009             24.3%
361                 NAP                                            NAP                      NAP
363                 NAP                                            NAP                      NAP
365                 NAP                                            NAP                      NAP
367                 NAP                                            NAP                      NAP
368                 Wilmorite                                      08/31/2009              8.5%
371                 Texas Wildlife Taxidermy                       05/31/2007              4.8%
373                 NAP                                            NAP                      NAP
374                 NAP                                            NAP                      NAP
375                 Porter World Trade, Inc.                       03/01/2010             10.1%
376                 Youth Cafe I&II                                12/31/2010             13.9%
377                 Starbucks                                      07/31/2015             47.7%
379                 NAP                                            NAP                      NAP
381                 NAP                                            NAP                      NAP
382                 NAP                                            NAP                      NAP
385                 Westside Studio                                08/31/2009             18.0%
387                 Starbucks                                      03/31/2016             30.0%
389                 Nelson Brothers                                12/31/2007             12.8%
390                 NAP                                            NAP                      NAP
391                 NAP                                            NAP                      NAP
393                 NAP                                            NAP                      NAP
394                 NAP                                            NAP                      NAP
397                 NAP                                            NAP                      NAP
398                 New York Fashions                              02/28/2017             15.9%
399                 Pam Bullard                                    08/31/2007              9.1%
401                 Papa John's                                    09/14/2011             24.8%
402                 NAP                                            NAP                      NAP
404                 China Garden                                   09/14/2015             36.8%
407                 NAP                                            NAP                      NAP
409                 NAP                                            NAP                      NAP
410                 NAP                                            NAP                      NAP
411                 NAP                                            NAP                      NAP
412                 NAP                                            NAP                      NAP
419                 NAP                                            NAP                      NAP
420                 NAP                                            NAP                      NAP
421                 NAP                                            NAP                      NAP




Mortgage Loan No.   Third Largest Tenant(12)                                       Lease Expiration Date      % NSF
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP
4                   NAP                                                            NAP                          NAP

10                  People's Choice Home Loan, Inc                                 10/31/2009                 12.3%
10                  NAP                                                            NAP                          NAP
10                  Sedgwick Claims Management                                     12/31/2012                  9.8%
10                  NAP                                                            NAP                          NAP
12                  Old Navy Clothing                                              05/31/2011                  6.0%
13                  NAP                                                            NAP                          NAP
14                  NAP                                                            NAP                          NAP
17                  NAP                                                            NAP                          NAP
19                  Burlington Coat Factory                                        08/31/2010                 14.2%
20                  NAP                                                            NAP                          NAP
23                  KPMG, LLP                                                      06/30/2008                 10.0%
24                  NAP                                                            NAP                          NAP
25                  HQ Global Workplaces                                           12/31/2015                  7.9%
26                  American Furnishings Galleries                                 01/31/2014                  6.6%

27                  NAP                                                            NAP                          NAP
27                  Kim's Asian Market                                             04/08/2011                  5.4%
27                  W Home                                                         04/30/2010                 14.1%
27                  NAP                                                            NAP                          NAP
27                  Golden Cleaners                                                03/31/2012                  8.9%
27                  NAP                                                            NAP                          NAP
27                  NAP                                                            NAP                          NAP
27                  NAP                                                            NAP                          NAP
28                  NAP                                                            NAP                          NAP
32                  Petco #1628                                                    09/15/2014                  6.1%

33                  NAP                                                            NAP                          NAP
33                  NAP                                                            NAP                          NAP
33                  NAP                                                            NAP                          NAP
33                  NAP                                                            NAP                          NAP
33                  NAP                                                            NAP                          NAP
33                  NAP                                                            NAP                          NAP
33                  NAP                                                            NAP                          NAP
33                  NAP                                                            NAP                          NAP
33                  NAP                                                            NAP                          NAP
33                  NAP                                                            NAP                          NAP
33                  NAP                                                            NAP                          NAP
33                  NAP                                                            NAP                          NAP
33                  NAP                                                            NAP                          NAP
35                  USPS                                                           03/31/2009                 10.1%
37                  University of Phoenix                                          03/31/2012                 17.9%
40                  Round Table Development Company                                02/28/2012                  4.0%
41                  NAP                                                            NAP                          NAP
42                  NAP                                                            NAP                          NAP
43                  J. Christiaan                                                  12/01/2011                  7.9%
47                  NAP                                                            NAP                          NAP

48                  JD Shuckers, LLC                                               07/31/2011                  8.2%
48                  Om Laxami, Inc.                                                05/31/2009                  9.1%
48                  Artesian Water Company                                         02/28/2008                 10.7%
48                  Wilbur Smith Assoc.                                            07/31/2007                 21.7%
48                  United Food Workers                                            08/31/2009                 14.5%
48                  NAP                                                            NAP                          NAP
49                  Parkcrest Plastic Surgery                                      05/31/2016                 12.2%
55                  NAP                                                            NAP                          NAP
61                  NAP                                                            NAP                          NAP
63                  Delisio Moran Geraghy                                          MTM                         9.7%
70                  Nuritech                                                       01/31/2009                  6.9%

71                  Men's Wearhouse                                                10/01/2016                 10.0%
72                  NAP                                                            NAP                          NAP
72                  NAP                                                            NAP                          NAP
74                  Steven Gertler                                                 01/31/2011                  6.1%
77                  Day's Fine Jewellers                                           12/31/2011                  8.5%
78                  NAP                                                            NAP                          NAP
79                  Rita Melkonian, M.D.                                           10/31/2008                  4.6%
80                  Trinity College                                                07/31/2009                  7.9%

83                  NAP                                                            NAP                          NAP
83                  NAP                                                            NAP                          NAP
85                  NAP                                                            NAP                          NAP
86                  NAP                                                            NAP                          NAP
87                  NAP                                                            NAP                          NAP
89                  NAP                                                            NAP                          NAP
90                  NAP                                                            NAP                          NAP
94                  China Jade                                                     06/30/2011                 12.4%
95                  NAP                                                            NAP                          NAP
97                  Native Women's Health Clinic                                   12/31/2013                 11.4%

98                  NAP                                                            NAP                          NAP
98                  NAP                                                            NAP                          NAP
98                  NAP                                                            NAP                          NAP
98                  Department of Agriculture                                      MTM                         9.6%
98                  Mitch Dever, P.A.                                              03/31/2008                 11.1%
106                 NAP                                                            NAP                          NAP
112                 OC Superintendent of Schools                                   04/30/2009                  6.5%
115                 NAP                                                            NAP                          NAP
116                 Verizon                                                        09/30/2020                  3.7%
118                 NAP                                                            NAP                          NAP
123                 NAP                                                            NAP                          NAP
124                 Bankers Life and Casualty Company                              10/31/2008                 10.6%

127                 NAP                                                            NAP                          NAP
128                 NAP                                                            NAP                          NAP
129                 NAP                                                            NAP                          NAP
130                 NAP                                                            NAP                          NAP
131                 NAP                                                            NAP                          NAP
132                 NAP                                                            NAP                          NAP
133                 Starbucks                                                      02/01/2017                  9.3%
134                 Energy, Inc.                                                   12/31/2010                  8.2%
135                 NAP                                                            NAP                          NAP
137                 William Jessup University                                      06/30/2009                 12.3%
138                 Aaron Rents                                                    06/28/2009                 10.0%
142                 Brighton Collectibles                                          07/31/2016                 12.4%
143                 NAP                                                            NAP                          NAP

145                 NAP                                                            NAP                          NAP
146                 NAP                                                            NAP                          NAP
148                 Meso Systems Technology Inc.                                   12/31/2010                 18.1%

149                 NAP                                                            NAP                          NAP
149                 NAP                                                            NAP                          NAP
149                 NAP                                                            NAP                          NAP
149                 NAP                                                            NAP                          NAP

150                 NAP                                                            NAP                          NAP
150                 NAP                                                            NAP                          NAP
151                 NAP                                                            NAP                          NAP
152                 Hometown Heroes                                                09/30/2008                  4.4%
154                 Associated Pension Consultants                                 11/30/2008                  6.8%
155                 Torcom                                                         02/28/2009                  6.5%
157                 Family Practice of Crofton                                     06/30/2010                 10.3%

158                 Lemstone Christian Store                                       03/31/2015                 18.7%
158                 Clark Pharmacy                                                 07/31/2010                 20.5%
160                 Dollar General                                                 02/28/2010                  8.5%
162                 NAP                                                            NAP                          NAP
164                 NAP                                                            NAP                          NAP
165                 NAP                                                            NAP                          NAP
168                 NAP                                                            NAP                          NAP
169                 NAP                                                            NAP                          NAP
172                 El Tapatio Mexican Restaurant                                  11/30/2007                  3.3%
173                 Adirondack Trust Co.                                           03/31/2007                 11.9%

174                 NAP                                                            NAP                          NAP
175                 NAP                                                            NAP                          NAP
177                 NAP                                                            NAP                          NAP
178                 NAP                                                            NAP                          NAP
179                 NAP                                                            NAP                          NAP
181                 Forest Capital                                                 05/31/2012                  5.2%
182                 NAP                                                            NAP                          NAP
183                 Rockne's                                                       01/31/2012                 10.2%

187                 NAP                                                            NAP                          NAP
188                 NAP                                                            NAP                          NAP

189                 NAP                                                            NAP                          NAP
189                 NAP                                                            NAP                          NAP
190                 NAP                                                            NAP                          NAP
191                 Cheeburger Cheeburger                                          04/30/2015                 10.7%
192                 USA - USDA/APHIS                                               03/31/2009                  7.5%
194                 Citi Trends, Inc.                                              09/30/2007                 10.3%
195                 Anytime Fitness                                                12/31/2012                 11.6%
196                 NAP                                                            NAP                          NAP
201                 NAP                                                            NAP                          NAP
204                 NAP                                                            NAP                          NAP
207                 NAP                                                            NAP                          NAP
210                 NAP                                                            NAP                          NAP
211                 State of LA Dept. of Health                                    07/05/2009                 13.3%
212                 Anytime Fitness                                                12/31/2011                 12.2%
213                 Gambling Commission                                            08/31/2007                 12.9%
217                 NAP                                                            NAP                          NAP
220                 Discount Cards                                                 04/10/2010                 20.2%
221                 NAP                                                            NAP                          NAP
223                 NAP                                                            NAP                          NAP
224                 Haute Spa & Salon                                              04/30/2010                  8.5%
225                 NAP                                                            NAP                          NAP
227                 NAP                                                            NAP                          NAP
231                 NAP                                                            NAP                          NAP
237                 Rogers Memorial Hospital                                       06/30/2009                 10.2%
238                 Chopsticks                                                     01/31/2017                 10.5%
240                 NAP                                                            NAP                          NAP
242                 The Tan Co.                                                    11/30/2012                 15.3%
247                 Beall's Outlet Stores                                          04/30/2016                 17.4%
255                 NAP                                                            NAP                          NAP
258                 NAP                                                            NAP                          NAP
259                 Valley Dairy                                                   05/31/2022                 13.3%

260                 NAP                                                            NAP                          NAP
260                 NAP                                                            NAP                          NAP
261                 Precor Realty Advisors, LLC                                    12/31/2008                 20.9%
264                 NAP                                                            NAP                          NAP
265                 NAP                                                            NAP                          NAP
267                 NAP                                                            NAP                          NAP
268                 Village Gourmet Grill                                          07/31/2011                 12.5%
269                 NAP                                                            NAP                          NAP
270                 Flagstaff Medical Center                                       01/12/2010                  9.0%
276                 Human Resources Institute                                      04/07/2010                 17.2%
278                 Instant Smog                                                   06/22/2016                 12.4%
283                 Foot Gear                                                      01/31/2010                  6.2%
285                 NAP                                                            NAP                          NAP
287                 Servis 1st Bank                                                06/30/2007                 13.0%
288                 NAP                                                            NAP                          NAP
297                 NAP                                                            NAP                          NAP
302                 NAP                                                            NAP                          NAP
307                 NAP                                                            NAP                          NAP
309                 United States of America                                       04/01/2009                 12.3%
311                 NAP                                                            NAP                          NAP
313                 ChronMed - Statscript                                          08/21/2010                 25.9%
314                 NAP                                                            NAP                          NAP
319                 NAP                                                            NAP                          NAP
320                 eScribe, Inc.                                                  04/30/2009                  6.6%
321                 GameStop                                                       01/31/2012                 12.0%
326                 NAP                                                            NAP                          NAP
336                 Karen Chao and Zong He Zhao                                    09/30/2007                 11.7%
340                 S&J Seafood                                                    02/28/2011                 10.8%
343                 NAP                                                            NAP                          NAP
345                 NAP                                                            NAP                          NAP
348                 NAP                                                            NAP                          NAP
350                 Berea Urgent Care                                              01/31/2011                 11.8%
351                 NAP                                                            NAP                          NAP
353                 Nextel                                                         07/29/2011                 11.8%
354                 NAP                                                            NAP                          NAP
357                 Citi Trends                                                    11/30/2011                 21.9%
358                 Addiction Resources                                            08/31/2007                 11.6%
359                 NAP                                                            NAP                          NAP
360                 All Valley BBQ                                                 07/31/2008                 19.9%
361                 NAP                                                            NAP                          NAP
363                 NAP                                                            NAP                          NAP
365                 NAP                                                            NAP                          NAP
367                 NAP                                                            NAP                          NAP
368                 Wilmorite                                                      NAP                          NAP
371                 Identical Construction                                         08/31/2007                  4.8%
373                 NAP                                                            NAP                          NAP
374                 NAP                                                            NAP                          NAP
375                 Oceans Casino Cruises                                          MTM                         6.4%
376                 Hodo Fashions                                                  12/31/2007                 12.6%
377                 NAP                                                            NAP                          NAP
379                 NAP                                                            NAP                          NAP
381                 NAP                                                            NAP                          NAP
382                 NAP                                                            NAP                          NAP
385                 Artin Matavousian & William Tahmasian dba Madiglian Boutique   08/31/2009                 10.0%
387                 Green-Koh Commercial Real Estate                               02/28/2012                 26.7%
389                 Dr Jarrod Chapman                                              09/15/2007                 12.2%
390                 NAP                                                            NAP                          NAP
391                 NAP                                                            NAP                          NAP
393                 NAP                                                            NAP                          NAP
394                 NAP                                                            NAP                          NAP
397                 NAP                                                            NAP                          NAP
398                 Nextel                                                         07/31/2009                 14.3%
399                 Trans Vac                                                      10/31/2007                  6.1%
401                 Crispy Chicken & Rice                                          08/31/2011                 23.9%
402                 NAP                                                            NAP                          NAP
404                 Cellular One                                                   08/14/2008                 20.1%
407                 NAP                                                            NAP                          NAP
409                 NAP                                                            NAP                          NAP
410                 NAP                                                            NAP                          NAP
411                 NAP                                                            NAP                          NAP
412                 NAP                                                            NAP                          NAP
419                 NAP                                                            NAP                          NAP
420                 NAP                                                            NAP                          NAP
421                 NAP                                                            NAP                          NAP



                    Insurance Escrow            Tax Escrow                Capital Expenditure                       TI/LC Escrow
Mortgage Loan No.   in Place                    in Place(13)              Escrow in Place(14)                       in Place(15)
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No
4                   Yes                         No                        Yes                                       No

10                  No                          Yes                       Yes                                       Yes
10                  No                          Yes                       Yes                                       Yes
10                  No                          Yes                       Yes                                       Yes
10                  No                          Yes                       Yes                                       Yes
12                  Yes                         Yes                       Yes                                       Yes
13                  Yes                         Yes                       Yes                                       No
14                  No                          No                        No                                        Yes
17                  No                          Yes                       Yes                                       No
19                  No                          Yes                       Yes                                       Yes
20                  No                          Yes                       Yes                                       No
23                  Yes                         Yes                       Yes                                       Yes
24                  No                          Yes                       Yes                                       No
25                  Yes                         Yes                       No                                        Yes
26                  Yes                         Yes                       Yes                                       Yes

27                  Yes                         Yes                       Yes                                       Yes
27                  Yes                         Yes                       Yes                                       Yes
27                  Yes                         Yes                       Yes                                       Yes
27                  Yes                         Yes                       Yes                                       Yes
27                  Yes                         Yes                       Yes                                       Yes
27                  Yes                         Yes                       Yes                                       Yes
27                  Yes                         Yes                       Yes                                       Yes
27                  Yes                         Yes                       Yes                                       Yes
28                  No                          No                        No                                        No
32                  Yes                         Yes                       Yes                                       Yes

33                  No                          Yes                       Yes                                       No
33                  No                          Yes                       Yes                                       No
33                  No                          Yes                       Yes                                       No
33                  No                          Yes                       Yes                                       No
33                  No                          Yes                       Yes                                       No
33                  No                          Yes                       Yes                                       No
33                  No                          Yes                       Yes                                       No
33                  No                          Yes                       Yes                                       No
33                  No                          Yes                       Yes                                       No
33                  No                          Yes                       Yes                                       No
33                  No                          Yes                       Yes                                       No
33                  No                          Yes                       Yes                                       No
33                  No                          Yes                       Yes                                       No
35                  Yes                         Yes                       Yes                                       Yes
37                  Yes                         Yes                       No                                        No
40                  Yes                         Yes                       No                                        No
41                  Yes                         Yes                       Yes                                       No
42                  No                          No                        No                                        No
43                  Yes                         Yes                       Yes                                       No
47                  Yes                         Yes                       Yes                                       No

48                  Yes                         Yes                       Yes                                       Yes
48                  Yes                         Yes                       Yes                                       Yes
48                  Yes                         Yes                       Yes                                       Yes
48                  Yes                         Yes                       Yes                                       Yes
48                  Yes                         Yes                       Yes                                       Yes
48                  Yes                         Yes                       Yes                                       Yes
49                  No                          Yes                       Yes                                       Yes
55                  No                          Yes                       Yes                                       No
61                  Yes                         Yes                       Yes                                       No
63                  Yes                         Yes                       Yes                                       Yes
70                  No                          No                        No                                        No

71                  Yes                         Yes                       Yes                                       No
72                  Yes                         Yes                       Yes                                       No
72                  Yes                         Yes                       Yes                                       No
74                  No                          Yes                       Yes                                       Yes
77                  No                          No                        No                                        No
78                  Yes                         Yes                       Yes                                       No
79                  Yes                         Yes                       Yes                                       Yes
80                  Yes                         Yes                       No                                        No

83                  No                          No                        Yes                                       No
83                  No                          No                        Yes                                       No
85                  Yes                         Yes                       Yes                                       No
86                  Yes                         Yes                       Yes                                       Yes
87                  No                          Yes                       No                                        No
89                  Yes                         Yes                       Yes                                       No
90                  No                          No                        Yes                                       No
94                  No                          No                        No                                        No
95                  No                          No                        Yes                                       No
97                  Yes                         Yes                       Yes                                       No

98                  Yes                         Yes                       Yes                                       No
98                  Yes                         Yes                       Yes                                       No
98                  Yes                         Yes                       Yes                                       No
98                  Yes                         Yes                       Yes                                       Yes
98                  Yes                         Yes                       Yes                                       Yes
106                 Yes                         Yes                       Yes                                       No
112                 No                          Yes                       No                                        No
115                 Yes                         Yes                       No                                        No
116                 Yes                         Yes                       Yes                                       Yes
118                 No                          Yes                       Yes                                       No
123                 No                          Yes                       Yes                                       No
124                 Yes                         Yes                       Yes                                       Yes

127                 Yes                         Yes                       Yes                                       No
128                 Yes                         Yes                       Yes                                       No
129                 Yes                         Yes                       Yes                                       No
130                 Yes                         Yes                       Yes                                       No
131                 No                          Yes                       Yes                                       No
132                 No                          No                        Yes                                       No
133                 Yes                         Yes                       No                                        Yes
134                 Yes                         Yes                       Yes                                       Yes
135                 No                          No                        Yes                                       No
137                 No                          No                        No                                        No
138                 Yes                         Yes                       Yes                                       Yes
142                 Yes                         Yes                       Yes                                       Yes
143                 Yes                         Yes                       Yes                                       No

145                 Yes                         Yes                       Yes                                       No
146                 Yes                         Yes                       Yes                                       No
148                 Yes                         Yes                       Yes                                       No

149                 Yes                         Yes                       No                                        No
149                 Yes                         Yes                       No                                        No
149                 Yes                         Yes                       No                                        No
149                 Yes                         Yes                       No                                        No

150                 Yes                         Yes                       Yes                                       Yes
150                 Yes                         Yes                       Yes                                       Yes
151                 Yes                         Yes                       Yes                                       No
152                 Yes                         Yes                       Yes                                       Yes
154                 No                          No                        No                                        No
155                 No                          No                        Yes                                       Yes
157                 Yes                         Yes                       No                                        No

158                 Yes                         Yes                       No                                        No
158                 Yes                         Yes                       No                                        No
160                 Yes                         Yes                       Yes                                       Yes
162                 Yes                         Yes                       Yes                                       No
164                 Yes                         Yes                       Yes                                       No
165                 Yes                         Yes                       Yes                                       No
168                 No                          No                        No                                        No
169                 No                          Yes                       Yes                                       No
172                 Yes                         Yes                       Yes                                       Yes
173                 No                          No                        Yes                                       Yes

174                 No                          No                        No                                        No
175                 No                          No                        No                                        No
177                 Yes                         Yes                       Yes                                       No
178                 Yes                         Yes                       No                                        No
179                 Yes                         Yes                       No                                        Yes
181                 Yes                         Yes                       Yes                                       Yes
182                 No                          No                        No                                        No
183                 Yes                         Yes                       Yes                                       Yes

187                 Yes                         Yes                       No                                        No
188                 Yes                         Yes                       Yes                                       No

189                 No                          Yes                       Yes                                       No
189                 No                          Yes                       Yes                                       No
190                 Yes                         Yes                       Yes                                       No
191                 No                          Yes                       No                                        No
192                 Yes                         Yes                       Yes                                       Yes
194                 Yes                         Yes                       Yes                                       Yes
195                 Yes                         Yes                       Yes                                       Yes
196                 No                          No                        No                                        No
201                 Yes                         Yes                       Yes                                       No
204                 Yes                         Yes                       Yes                                       No
207                 Yes                         Yes                       Yes                                       No
210                 No                          No                        No                                        No
211                 Yes                         Yes                       Yes                                       No
212                 No                          No                        No                                        No
213                 No                          Yes                       No                                        Yes
217                 No                          Yes                       Yes                                       No
220                 Yes                         Yes                       Yes                                       Yes
221                 Yes                         Yes                       Yes                                       No
223                 Yes                         Yes                       Yes                                       No
224                 Yes                         Yes                       No                                        Yes
225                 No                          No                        No                                        No
227                 No                          No                        No                                        No
231                 Yes                         Yes                       Yes                                       No
237                 Yes                         Yes                       Yes                                       Yes
238                 Yes                         Yes                       Yes                                       Yes
240                 Yes                         Yes                       Yes                                       No
242                 Yes                         Yes                       Yes                                       Yes
247                 Yes                         Yes                       Yes                                       Yes
255                 Yes                         Yes                       Yes                                       No
258                 Yes                         Yes                       Yes                                       No
259                 Yes                         Yes                       Yes                                       Yes

260                 Yes                         Yes                       Yes                                       No
260                 Yes                         Yes                       Yes                                       No
261                 Yes                         Yes                       No                                        Yes
264                 Yes                         Yes                       Yes                                       No
265                 Yes                         Yes                       Yes                                       No
267                 Yes                         Yes                       Yes                                       No
268                 Yes                         Yes                       Yes                                       Yes
269                 Yes                         Yes                       Yes                                       No
270                 Yes                         Yes                       Yes                                       Yes
276                 Yes                         Yes                       Yes                                       Yes
278                 Yes                         Yes                       No                                        No
283                 Yes                         Yes                       No                                        Yes
285                 No                          No                        No                                        No
287                 Yes                         Yes                       Yes                                       Yes
288                 Yes                         Yes                       Yes                                       No
297                 No                          No                        Yes                                       No
302                 No                          No                        No                                        No
307                 No                          No                        No                                        No
309                 Yes                         Yes                       Yes                                       Yes
311                 Yes                         Yes                       Yes                                       No
313                 Yes                         Yes                       Yes                                       Yes
314                 Yes                         Yes                       Yes                                       No
319                 Yes                         Yes                       Yes                                       Yes
320                 Yes                         Yes                       Yes                                       Yes
321                 Yes                         Yes                       Yes                                       Yes
326                 Yes                         Yes                       Yes                                       No
336                 Yes                         Yes                       No                                        No
340                 Yes                         Yes                       Yes                                       Yes
343                 Yes                         Yes                       Yes                                       No
345                 Yes                         Yes                       Yes                                       No
348                 No                          No                        No                                        No
350                 Yes                         Yes                       No                                        Yes
351                 No                          No                        No                                        No
353                 Yes                         Yes                       Yes                                       Yes
354                 No                          No                        Yes                                       No
357                 Yes                         Yes                       Yes                                       Yes
358                 Yes                         Yes                       Yes                                       Yes
359                 Yes                         Yes                       Yes                                       No
360                 Yes                         Yes                       Yes                                       Yes
361                 Yes                         Yes                       Yes                                       No
363                 Yes                         Yes                       Yes                                       No
365                 Yes                         Yes                       Yes                                       No
367                 Yes                         Yes                       Yes                                       No
368                 Yes                         Yes                       Yes                                       Yes
371                 Yes                         Yes                       Yes                                       No
373                 Yes                         Yes                       Yes                                       No
374                 Yes                         Yes                       Yes                                       No
375                 Yes                         Yes                       Yes                                       Yes
376                 Yes                         Yes                       Yes                                       Yes
377                 Yes                         Yes                       Yes                                       No
379                 Yes                         Yes                       No                                        No
381                 Yes                         Yes                       Yes                                       No
382                 No                          No                        No                                        No
385                 Yes                         Yes                       No                                        No
387                 Yes                         Yes                       Yes                                       Yes
389                 Yes                         Yes                       Yes                                       Yes
390                 Yes                         Yes                       Yes                                       No
391                 Yes                         Yes                       Yes                                       No
393                 Yes                         Yes                       Yes                                       No
394                 Yes                         Yes                       Yes                                       No
397                 No                          No                        No                                        No
398                 Yes                         Yes                       Yes                                       Yes
399                 Yes                         Yes                       Yes                                       Yes
401                 Yes                         Yes                       Yes                                       Yes
402                 No                          No                        No                                        No
404                 Yes                         Yes                       Yes                                       Yes
407                 Yes                         Yes                       Yes                                       No
409                 Yes                         Yes                       Yes                                       No
410                 No                          No                        No                                        No
411                 Yes                         Yes                       Yes                                       No
412                 Yes                         Yes                       Yes                                       No
419                 Yes                         Yes                       Yes                                       No
420                 Yes                         Yes                       Yes                                       No
421                 Yes                         Yes                       Yes                                       No




Mortgage Loan No.   Other Escrow Description(16)                                        Springing Escrow Description(17)
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other
4                   Interest Reserve                                                    Tax, Insurance, CapEx, Other

10                  NAP                                                                 Insurance, Other
10                  EMC Rent Escalation Reserve                                         Insurance, Other
10                  NAP                                                                 Insurance, Other
10                  EMC Rent Escalation Reserve                                         Insurance, Other
12                  NAP                                                                 TI/LC
13                  Glenview Payment Agreement Holdback                                 NAP
14                  Cash Flow Reserve, Excess Cash Flow Reserve, Tenant Rent Holdback   Tax, Insurance
17                  NAP                                                                 Insurance
19                  Cinema Centers Holdback                                             Insurance, Other
20                  NAP                                                                 Insurance
23                  NAP                                                                 TI/LC
24                  NAP                                                                 Insurance
25                  NAP                                                                 CapEx, Other
26                  Rent HB                                                             NAP

27                  NAP                                                                 NAP
27                  NAP                                                                 NAP
27                  Rent HB                                                             NAP
27                  Co-Tenancy and Rent HB                                              NAP
27                  Rent HB                                                             NAP
27                  NAP                                                                 NAP
27                  NAP                                                                 NAP
27                  NAP                                                                 NAP
28                  NAP                                                                 Tax, Insurance, CapEx, TI/LC
32                  NAP                                                                 Other

33                  NAP                                                                 Insurance
33                  NAP                                                                 Insurance
33                  NAP                                                                 Insurance
33                  NAP                                                                 Insurance
33                  NAP                                                                 Insurance
33                  NAP                                                                 Insurance
33                  NAP                                                                 Insurance
33                  NAP                                                                 Insurance
33                  NAP                                                                 Insurance
33                  NAP                                                                 Insurance
33                  NAP                                                                 Insurance
33                  NAP                                                                 Insurance
33                  NAP                                                                 Insurance
35                  NAP                                                                 TI/LC
37                  NAP                                                                 CapEx, TI/LC, Other
40                  Earnout Reserve                                                     CapEx, TI/LC
41                  Renovation Reserve, Comfort Letter Holdback                         NAP
42                  NAP                                                                 Tax, Insurance, CapEx
43                  Performance Holdback                                                CapEx, TI/LC
47                  NAP                                                                 NAP

48                  NAP                                                                 NAP
48                  NAP                                                                 NAP
48                  NAP                                                                 NAP
48                  NAP                                                                 NAP
48                  NAP                                                                 NAP
48                  NAP                                                                 NAP
49                  Third Floor TI Holdback                                             Insurance, TI/LC
55                  NAP                                                                 Insurance
61                  Debt Service Reserve                                                NAP
63                  NAP                                                                 NAP
70                  NAP                                                                 Taxes; Insurance; CapEx; TI/LC

71                  NAP                                                                 TI/LC
72                  NAP                                                                 TI/LC, Other
72                  NAP                                                                 TI/LC, Other
74                  NAP                                                                 NAP
77                  NAP                                                                 Tax, Insurance, CapEx, TI/LC
78                  NAP                                                                 NAP
79                  NAP                                                                 NAP
80                  NAP                                                                 CapEx, TI/LC

83                  NAP                                                                 Tax, Insurance, TI/LC, Other
83                  NAP                                                                 Tax, Insurance, TI/LC, Other
85                  NAP                                                                 NAP
86                  NAP                                                                 NAP
87                  NAP                                                                 Insurance, CapEx
89                  NAP                                                                 NAP
90                  NAP                                                                 Tax, Insurance, TI/LC
94                  NAP                                                                 Taxes, Insurance, CapEx, TI/LC
95                  NAP                                                                 Tax, Insurance, TI/LC
97                  NAP                                                                 TI/LC

98                  NAP                                                                 NAP
98                  NAP                                                                 NAP
98                  NAP                                                                 NAP
98                  NAP                                                                 NAP
98                  NAP                                                                 NAP
106                 NAP                                                                 NAP
112                 NAP                                                                 TILC
115                 Debt Service Reserve                                                CapEx
116                 NAP                                                                 NAP
118                 NAP                                                                 Insurance
123                 Rollover Reserve ($600,000 LOC)                                     Insurance, TI/LC
124                 NAP                                                                 NAP

127                 NAP                                                                 NAP
128                 NAP                                                                 NAP
129                 NAP                                                                 NAP
130                 NAP                                                                 NAP
131                 NAP                                                                 Insurance
132                 NAP                                                                 Tax, Insurance, TI/LC
133                 Tenant Rent Holdback                                                CapEx
134                 NAP                                                                 NAP
135                 NAP                                                                 Tax, Insurance, TI/LC, Other
137                 NAP                                                                 Tax, Insurance, CapEx, TI/LC
138                 Security Reserve LOC, China Buffett Reserve                         NAP
142                 Vacancy Reserve                                                     NAP
143                 NAP                                                                 NAP

145                 NAP                                                                 TI/LC
146                 NAP                                                                 TI/LC
148                 Meso Leasing Reserve                                                TI/LC, Other

149                 NAP                                                                 CapEx
149                 NAP                                                                 CapEx
149                 NAP                                                                 CapEx
149                 NAP                                                                 CapEx

150                 NAP                                                                 NAP
150                 NAP                                                                 NAP
151                 NAP                                                                 NAP
152                 NAP                                                                 NAP
154                 NAP                                                                 Tax, Insurance, CapEx, TI/LC
155                 RR Letter of Credit                                                 Taxes, Insurance
157                 NAP                                                                 CapEx, TI/LC

158                 NAP                                                                 CapEx, TI/LC
158                 NAP                                                                 CapEx, TI/LC
160                 Rollover Reserve                                                    Other
162                 Security Reserve ($150,000 LOC)                                     NAP
164                 NAP                                                                 NAP
165                 NAP                                                                 NAP
168                 NAP                                                                 Tax, Insurance, CapEx
169                 NAP                                                                 Insurance
172                 NAP                                                                 Other
173                 Adirondack HB ($200,000), Pallo HB ($52,650), Travers HB ($7350)    Tax, Insurance

174                 NAP                                                                 Tax, Insurance, CapEx, TI/LC
175                 NAP                                                                 Tax, Insurance, CapEx, TI/LC
177                 NAP                                                                 NAP
178                 NAP                                                                 CapEx
179                 NAP                                                                 CapEx
181                 NAP                                                                 Other
182                 NAP                                                                 Taxes, Insurance, CapEx, T/LC
183                 Menches Landlords Work Holdback, Menches Bros Rent HB               CapEx, TI/LC

187                 NAP                                                                 CapEx, TI/LC
188                 NAP                                                                 NAP

189                 NAP                                                                 Insurance
189                 NAP                                                                 Insurance
190                 Security Reserve                                                    NAP
191                 NAP                                                                 Insurance, CapEx, TI/LC
192                 NAP                                                                 TI/LC
194                 Rollover Reserve                                                    NAP
195                 NAP                                                                 NAP
196                 NAP                                                                 Taxes, Insurance, CapEx
201                 Performance Holdback                                                NAP
204                 NAP                                                                 NAP
207                 NAP                                                                 NAP
210                 NAP                                                                 Taxes, Insurance, CapEx, T/LC
211                 NAP                                                                 TI/LC
212                 Lease Up Reserve; Construction Reserve                              Tax, Insurance, CapEx, TI/LC
213                 NAP                                                                 Insurance, CapEx
217                 NAP                                                                 Insurance
220                 NAP                                                                 NAP
221                 NAP                                                                 NAP
223                 NAP                                                                 NAP
224                 Tenant Rent Holdback                                                NAP
225                 NAP                                                                 Ta, Insurance, CapEx, TI/LC
227                 NAP                                                                 Taxes, Insurance, CapEx, TI/LC
231                 NAP                                                                 NAP
237                 NAP                                                                 NAP
238                 NAP                                                                 NAP
240                 NAP                                                                 NAP
242                 NAP                                                                 NAP
247                 NAP                                                                 Other
255                 Rollover Reserve                                                    TI/LC
258                 Rents Holdback                                                      NAP
259                 Performance Holdback                                                Other

260                 NAP                                                                 NAP
260                 NAP                                                                 Other
261                 NAP                                                                 CapEx
264                 NAP                                                                 NAP
265                 NAP                                                                 TI/LC
267                 NAP                                                                 NAP
268                 NAP                                                                 NAP
269                 NAP                                                                 NAP
270                 Back Taxes Holdback                                                 NAP
276                 NAP                                                                 NAP
278                 NAP                                                                 CapEx, TI/LC
283                 NAP                                                                 CapEx, Other
285                 NAP                                                                 Taxes, Insurance, CapEx, TI/LC
287                 NAP                                                                 TI/LC
288                 NAP                                                                 NAP
297                 NAP                                                                 Tax, Insurance, TI/LC, Other
302                 NAP                                                                 Taxes, Insurance, CapEx, TI/LC
307                 NAP                                                                 Tax, Insurance, CapEx
309                 Performance Holdback                                                NAP
311                 NAP                                                                 NAP
313                 NAP                                                                 NAP
314                 NAP                                                                 NAP
319                 Rollover Reserve                                                    NAP
320                 NAP                                                                 NAP
321                 NAP                                                                 NAP
326                 NAP                                                                 NAP
336                 NAP                                                                 CapEx, TI/LC
340                 NAP                                                                 NAP
343                 NAP                                                                 NAP
345                 NAP                                                                 NAP
348                 Termination Option Reserve                                          Ta, Insurance, CapEx, TI/LC,Other
350                 NAP                                                                 CapEx
351                 NAP                                                                 Taxes, Insurance, CapEx, TI/LC, Other
353                 NAP                                                                 NAP
354                 NAP                                                                 Tax, Insurance
357                 Tenant Rent Holdback                                                NAP
358                 NAP                                                                 NAP
359                 NAP                                                                 NAP
360                 NAP                                                                 NAP
361                 NAP                                                                 NAP
363                 NAP                                                                 NAP
365                 NAP                                                                 NAP
367                 Rent Holdback                                                       NAP
368                 NAP                                                                 NAP
371                 NAP                                                                 TI/LC
373                 NAP                                                                 TI/LC
374                 Seasonality Reserve                                                 NAP
375                 NAP                                                                 NAP
376                 NAP                                                                 Other
377                 NAP                                                                 TI/LC, Other
379                 NAP                                                                 CapEx
381                 Debt Service Holdback                                               NAP
382                 NAP                                                                 Taxes, Insurance, CapEx, TI/LC, Other
385                 PZR Report                                                          CapEx, TI/LC, Other
387                 Performance Holdback                                                Other
389                 NAP                                                                 NAP
390                 NAP                                                                 NAP
391                 NAP                                                                 NAP
393                 NAP                                                                 NAP
394                 NAP                                                                 NAP
397                 NAP                                                                 CapEx, TI/LC
398                 Performance Holdback                                                NAP
399                 $60,000 LOC                                                         NAP
401                 NAP                                                                 NAP
402                 NAP                                                                 Tax, Insurnace, CapEx, TI/LC
404                 NAP                                                                 NAP
407                 NAP                                                                 NAP
409                 NAP                                                                 NAP
410                 NAP                                                                 Taxes, Insurance, CapEx
411                 NAP                                                                 NAP
412                 NAP                                                                 TI/LC
419                 NAP                                                                 NAP
420                 NAP                                                                 NAP
421                 NAP                                                                 NAP




Mortgage      Initial Capital Expenditure   Monthly Capital Expenditure   Current Capital Expenditure             Initial TI/LC
Loan No.           Escrow Requirement(18)        Escrow Requirement(19)            Escrow Balance(20)    Escrow Requirement(21)
4                                $387,400                            $0                      $387,400                        $0
4                                $371,947                            $0                      $371,947                        $0
4                                $279,227                            $0                      $279,227                        $0
4                                $259,510                            $0                      $259,510                        $0
4                                $243,524                            $0                      $243,524                        $0
4                                $227,005                            $0                      $227,005                        $0
4                                $182,758                            $0                      $182,758                        $0
4                                $182,243                            $0                      $182,243                        $0
4                                $176,915                            $0                      $176,915                        $0
4                                $175,786                            $0                      $175,786                        $0
4                                $163,060                            $0                      $163,060                        $0
4                                $160,689                            $0                      $160,689                        $0
4                                $159,330                            $0                      $159,330                        $0
4                                $152,417                            $0                      $152,417                        $0
4                                $137,845                            $0                      $137,845                        $0
4                                $136,416                            $0                      $136,416                        $0
4                                $135,883                            $0                      $135,883                        $0
4                                $130,554                            $0                      $130,554                        $0
4                                $120,430                            $0                      $120,430                        $0
4                                $108,707                            $0                      $108,707                        $0
4                                $108,150                            $0                      $108,150                        $0
4                                $103,911                            $0                      $103,911                        $0
4                                 $93,786                            $0                       $93,786                        $0
4                                 $85,260                            $0                       $85,260                        $0
4                                 $83,129                            $0                       $83,129                        $0
4                                 $82,063                            $0                       $82,063                        $0
4                                 $78,333                            $0                       $78,333                        $0
4                                 $70,872                            $0                       $70,872                        $0
4                                 $67,142                            $0                       $67,142                        $0
4                                 $67,142                            $0                       $67,142                        $0
4                                 $61,814                            $0                       $61,814                        $0
4                                 $54,886                            $0                       $54,886                        $0
4                                 $53,288                            $0                       $53,288                        $0
4                                 $33,038                            $0                       $33,038                        $0
4                                 $22,914                            $0                       $22,914                        $0
4                                 $21,315                            $0                       $21,315                        $0
4                                 $21,315                            $0                       $21,315                        $0

10                                     $0                        $1,581                        $7,905                  $858,000
10                                     $0                        $1,520                        $7,601                  $825,000
10                                     $0                        $1,520                        $7,601                  $825,000
10                                     $0                        $1,459                        $7,297                  $792,000
12                               $158,322                        $6,705                        $1,663                        $0
13                                     $0                        $3,017                        $6,033                        $0
14                                     $0                            $0                        $2,800                        $0
17                                     $0                        $3,378                        $3,378                        $0
19                                     $0                        $7,173                       $21,519                        $0
20                                     $0                        $3,249                            $0                        $0
23                                     $0                        $7,767                       $15,533                $2,500,000
24                               $815,000                        $1,919                        $1,919                        $0
25                                     $0                            $0                            $0                375000(LOC)
26                                     $0                        $2,088                        $2,088                        $0

27                                     $0                          $973                        $1,947                        $0
27                                     $0                          $254                          $508                        $0
27                                     $0                          $218                          $437                        $0
27                                     $0                          $150                          $299                  $264,753
27                                     $0                           $89                          $178                        $0
27                                     $0                           $53                          $105                        $0
27                                     $0                           $49                           $98                        $0
27                                     $0                           $49                           $98                        $0
28                                     $0                            $0                            $0                        $0
32                                     $0                        $1,917                        $3,835                        $0

33                                     $0                          $510                        $1,530                        $0
33                                     $0                          $482                        $1,445                        $0
33                                     $0                          $340                        $1,020                        $0
33                                     $0                          $340                        $1,020                        $0
33                                     $0                          $227                          $680                        $0
33                                     $0                          $170                          $510                        $0
33                                     $0                          $170                          $510                        $0
33                                     $0                          $142                          $425                        $0
33                                     $0                          $142                          $425                        $0
33                                     $0                           $85                          $255                        $0
33                                     $0                           $85                          $255                        $0
33                                     $0                           $85                          $255                        $0
33                                     $0                           $57                          $170                        $0
35                                     $0                        $4,129                       $16,514                  $428,769
37                                     $0                            $0                            $0                        $0
40                                     $0                            $0                            $0                        $0
41                               $270,000                            $0                            $0                        $0
42                                     $0                            $0                            $0                        $0
43                                     $0                            $0                            $0                        $0
47                                     $0                        $3,150                        $6,300                        $0

48                                     $0                          $648                          $648                        $0
48                                     $0                          $626                          $626                        $0
48                                     $0                          $432                          $432                        $0
48                                     $0                          $394                          $394                        $0
48                                     $0                          $200                          $200                        $0
48                                     $0                          $173                          $173                        $0
49                                     $0                        $1,034                        $1,034                  $424,600
55                                     $0                        $1,315                        $1,315                        $0
61                                     $0                        $2,604                            $0                        $0
63                                     $0                        $1,455                            $0                        $0
70                                     $0                            $0                            $0                        $0

71                                     $0                          $748                        $1,495                        $0
72                                     $0                          $805                        $1,610                        $0
72                                     $0                          $639                        $1,277                        $0
74                                     $0                        $1,142                        $2,285                        $0
77                                     $0                            $0                            $0                        $0
78                                     $0                        $9,000                       $18,000                        $0
79                                     $0                          $818                            $0                        $0
80                                     $0                            $0                            $0                        $0

83                                     $0                        $5,818                       $11,635                        $0
83                                     $0                        $1,181                        $2,361                        $0
85                                     $0                        $3,100                        $6,200                        $0
86                                     $0                        $1,290                        $3,869                  $250,000
87                                     $0                            $0                            $0                        $0
89                                     $0                        $2,933                        $5,867                        $0
90                                     $0                        $1,467                        $4,400                        $0
94                                     $0                            $0                            $0                        $0
95                                     $0                        $1,261                        $3,782                        $0
97                                     $0                        $1,139                        $1,139                        $0

98                                     $0                        $1,837                        $9,185                        $0
98                                     $0                          $705                        $3,527                        $0
98                                     $0                          $419                        $2,094                        $0
98                                     $0                          $411                        $2,057                        $0
98                                     $0                          $100                          $500                        $0
106                                    $0                        $3,050                            $0                        $0
112                                    $0                            $0                            $0                        $0
115                                    $0                            $0                            $0                        $0
116                                    $0                        $1,563                            $0                        $0
118                                    $0                          $496                          $496                        $0
123                                    $0                          $492                          $983                        $0
124                                    $0                          $986                          $986                        $0

127                                    $0                        $1,074                        $5,372                        $0
128                                    $0                          $823                        $4,117                        $0
129                                    $0                        $2,458                        $2,458                        $0
130                                    $0                       $46,201                        $7,673                        $0
131                                    $0                          $519                          $519                        $0
132                                    $0                        $1,261                        $3,782                        $0
133                                    $0                            $0                          $155                        $0
134                                    $0                        $1,183                       $32,000                        $0
135                                    $0                          $697                            $0                        $0
137                                    $0                            $0                            $0                        $0
138                               $30,000                            $0                        $3,788            LOC ($120,000)
142                                    $0                          $222                            $0                  $149,804
143                                    $0                        $1,464                        $2,928                        $0

145                                    $0                          $878                        $1,756                        $0
146                                    $0                          $476                          $952                        $0
148                                    $0                        $1,005                        $1,005                        $0

149                                    $0                            $0                            $0                        $0
149                                    $0                            $0                            $0                        $0
149                                    $0                            $0                            $0                        $0
149                                    $0                            $0                            $0                        $0

150                                    $0                        $1,169                            $0                        $0
150                                    $0                          $806                            $0                        $0
151                                    $0                        $5,375                        $5,375                        $0
152                                    $0                        $1,109                        $1,109                        $0
154                                    $0                            $0                            $0                        $0
155                          40,500 (LOC)                        $1,121                            $0            $160,000 (LOC)
157                                    $0                            $0                            $0                        $0

158                                    $0                            $0                            $0                        $0
158                                    $0                            $0                            $0                        $0
160                                    $0                        $1,769                        $3,538                        $0
162                                $7,000                          $186                        $7,000                        $0
164                                    $0                        $1,354                        $4,063                        $0
165                                    $0                       $25,152                            $0                        $0
168                                    $0                            $0                            $0                        $0
169                                    $0                          $913                          $913                        $0
172                                    $0                          $408                          $408                        $0
173                                    $0                          $764                            $0                        $0

174                                    $0                            $0                            $0                        $0
175                                    $0                            $0                            $0                        $0
177                                    $0                          $865                        $1,729                        $0
178                                    $0                            $0                            $0                        $0
179                                    $0                            $0                            $0                        $0
181                                    $0                        $1,007                            $0                        $0
182                                    $0                            $0                            $0                        $0
183                                    $0                            $0                            $0                   $50,000

187                                    $0                            $0                            $0                        $0
188                                    $0                        $7,379                            $0                        $0

189                                    $0                          $428                            $0                        $0
189                                    $0                          $304                            $0                        $0
190                                    $0                        $6,467                            $0                        $0
191                                    $0                            $0                            $0                        $0
192                                    $0                        $1,010                        $2,020                  $130,000
194                                    $0                        $1,376                        $5,505                        $0
195                                    $0                          $640                        $1,920                        $0
196                                    $0                            $0                            $0                        $0
201                                    $0                          $780                            $0                        $0
204                                    $0                        $5,660                            $0                        $0
207                                    $0                        $3,167                            $0                        $0
210                                    $0                            $0                            $0                        $0
211                                    $0                          $613                            $0                        $0
212                                    $0                            $0                            $0                        $0
213                                    $0                            $0                            $0                        $0
217                                    $0                          $350                          $350                        $0
220                                    $0                          $478                        $1,435                        $0
221                                    $0                        $1,500                        $3,000                        $0
223                                    $0                        $5,449                            $0                        $0
224                                    $0                            $0                            $0                        $0
225                                    $0                            $0                            $0                        $0
227                                    $0                            $0                            $0                        $0
231                                    $0                        $5,592                        $5,592                        $0
237                                    $0                          $795                        $2,386                  $225,000
238                                    $0                          $214                            $0                        $0
240                                    $0                        $3,987                            $0                        $0
242                                    $0                          $228                          $684                        $0
247                                    $0                        $1,075                            $0                        $0
255                                    $0                        $1,709                        $3,418                        $0
258                                    $0                        $4,333                            $0                        $0
259                                    $0                          $300                          $300                        $0

260                                    $0                          $613                        $1,226                        $0
260                                    $0                          $482                          $965                        $0
261                                    $0                            $0                            $0                  $150,000
264                                    $0                        $1,526                            $0                        $0
265                                    $0                          $952                            $0                        $0
267                                    $0                          $779                        $2,338                        $0
268                                    $0                          $201                          $201                        $0
269                                    $0                        $4,457                        $4,457                        $0
270                                    $0                          $362                          $724                        $0
276                                    $0                          $315                          $630                        $0
278                                    $0                            $0                            $0                        $0
283                                    $0                            $0                            $0            $299,000 (LOC)
285                                    $0                            $0                            $0                        $0
287                                    $0                          $345                          $690                   $30,000
288                                    $0                          $896                        $2,688                        $0
297                                    $0                          $690                          $690                        $0
302                                    $0                            $0                            $0                        $0
307                                    $0                            $0                            $0                        $0
309                                    $0                          $419                          $419                        $0
311                                    $0                        $3,330                            $0                        $0
313                                    $0                          $183                          $549                        $0
314                                    $0                            $0                            $0                        $0
319                                    $0                           $97                           $97                        $0
320                                    $0                          $457                            $0                   $75,000
321                                    $0                          $208                          $624                        $0
326                                    $0                        $1,375                        $2,750                        $0
336                                    $0                            $0                            $0                        $0
340                                    $0                          $269                        $1,074                        $0
343                                    $0                          $578                        $1,733                        $0
345                                    $0                          $451                          $903                        $0
348                                    $0                            $0                            $0                        $0
350                                    $0                            $0                            $0                        $0
351                                    $0                            $0                            $0                        $0
353                                    $0                          $149                          $297                        $0
354                                    $0                          $588                        $2,350                        $0
357                                    $0                          $611                        $1,833                        $0
358                                $5,000                            $0                        $5,000                   $20,000
359                                    $0                          $637                            $0                        $0
360                                    $0                          $447                            $0                  $300,000
361                                    $0                        $1,458                        $5,833                        $0
363                                    $0                        $1,101                        $3,304                        $0
365                                    $0                          $848                          $848                        $0
367                                    $0                          $750                        $2,250                        $0
368                                    $0                          $217                          $217                        $0
371                                    $0                        $1,110                        $1,110                        $0
373                                    $0                          $304                          $609                        $0
374                                    $0                          $578                        $3,468                        $0
375                                    $0                          $681                        $2,042                        $0
376                                    $0                          $241                            $0                        $0
377                                    $0                           $59                           $59                        $0
379                                    $0                            $0                            $0                        $0
381                                    $0                          $700                        $7,700                        $0
382                                    $0                            $0                            $0                        $0
385                                    $0                            $0                            $0                        $0
387                                    $0                           $75                          $150                        $0
389                                    $0                          $280                            $0                   $50,000
390                                    $0                          $537                            $0                        $0
391                                    $0                          $229                          $229                        $0
393                                    $0                          $362                          $362                        $0
394                                    $0                          $273                          $273                        $0
397                                    $0                            $0                            $0                        $0
398                                    $0                          $144                          $144                        $0
399                                    $0                          $289                          $578               $60,000 LOC
401                                    $0                           $81                          $244                        $0
402                                    $0                            $0                            $0                        $0
404                                    $0                          $100                            $0                        $0
407                                    $0                          $408                        $1,225                        $0
409                                    $0                          $523                        $1,045                        $0
410                                    $0                            $0                            $0                        $0
411                               $13,300                        $1,108                        $4,433                        $0
412                                    $0                           $88                          $175                        $0
419                                    $0                          $390                          $780                        $0
420                                    $0                          $210                            $0                        $0
421                                    $0                          $313                          $625                        $0




Mortgage            Monthly TI/LC            Current TI/LC    Environmental                              Interest
Loan No.   Escrow Requirement(22)        Escrow Balance(23)   Insurance                                  Accrual Method
                                                                                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
4                              $0                        $0   No                                         Actual/360
                                                                                                         Actual/360
10                             $0                  $260,000   No                                         Actual/360
10                             $0                  $250,000   No                                         Actual/360
10                             $0                  $250,000   No                                         Actual/360
10                             $0                  $240,000   No                                         Actual/360
12                         $1,663                    $6,705   No                                         Actual/360
13                             $0                        $0   No                                         Actual/360
14                        $36,349                        $0   No                                         Actual/360
17                             $0                        $0   No                                         Actual/360
19                        $19,563                   $58,689   No                                         Actual/360
20                             $0                        $0   No                                         Actual/360
23                             $0                $2,508,473   No                                         Actual/360
24                             $0                        $0   No                                         Actual/360
25                        $18,751                        $0   No                                         Actual/360
26                         $7,657                    $7,657   No                                         Actual/360
                                                                                                         Actual/360
27                         $4,750                    $9,501   No                                         Actual/360
27                         $1,240                    $2,481   No                                         Actual/360
27                         $1,066                    $2,132   No                                         Actual/360
27                           $730                    $1,460   No                                         Actual/360
27                           $434                      $869   No                                         Actual/360
27                           $257                      $514   No                                         Actual/360
27                           $240                      $480   No                                         Actual/360
27                           $238                      $476   No                                         Actual/360
28                             $0                        $0   No                                         Actual/360
32                         $8,657                        $0   No                                         Actual/360
                                                                                                         Actual/360
33                             $0                        $0   No                                         Actual/360
33                             $0                        $0   No                                         Actual/360
33                             $0                        $0   No                                         Actual/360
33                             $0                        $0   No                                         Actual/360
33                             $0                        $0   No                                         Actual/360
33                             $0                        $0   No                                         Actual/360
33                             $0                        $0   No                                         Actual/360
33                             $0                        $0   No                                         Actual/360
33                             $0                        $0   No                                         Actual/360
33                             $0                        $0   No                                         Actual/360
33                             $0                        $0   No                                         Actual/360
33                             $0                        $0   No                                         Actual/360
33                             $0                        $0   No                                         Actual/360
35                             $0                        $0   No                                         Actual/360
37                             $0                        $0   No                                         Actual/360
40                             $0                        $0   No                                         Actual/360
41                             $0                        $0   No                                         Actual/360
42                             $0                        $0   No                                         30/360
43                             $0                        $0   No                                         Actual/360
47                             $0                        $0   No                                         Actual/360
                                                                                                         Actual/360
48                         $2,045                    $2,045   No                                         Actual/360
48                         $1,977                    $1,977   No                                         Actual/360
48                         $1,363                    $1,363   No                                         Actual/360
48                         $1,244                    $1,244   No                                         Actual/360
48                           $631                      $631   No                                         Actual/360
48                           $545                      $545   No                                         Actual/360
49                             $0                        $0   No                                         Actual/360
55                             $0                        $0   No                                         Actual/360
61                             $0                        $0   No                                         Actual/360
63                         $7,137                        $0   No                                         Actual/360
70                             $0                        $0   No                                         Actual/360
                                                                                                         Actual/360
71                             $0                        $0   No                                         Actual/360
72                             $0                        $0   No                                         Actual/360
72                             $0                        $0   No                                         Actual/360
74                         $5,712                   $11,424   No                                         Actual/360
77                             $0                        $0   No                                         Actual/360
78                             $0                        $0   No                                         Actual/360
79                         $4,948                        $0   No                                         Actual/360
80                             $0                        $0   No                                         Actual/360
                                                                                                         Actual/360
83                             $0                        $0   No                                         Actual/360
83                             $0                        $0   No                                         Actual/360
85                             $0                        $0   No                                         Actual/360
86                         $4,837                        $0   No                                         Actual/360
87                             $0                        $0   No                                         Actual/360
89                             $0                        $0   No                                         Actual/360
90                             $0                        $0   No                                         Actual/360
94                             $0                        $0   No                                         Actual/360
95                             $0                        $0   No                                         Actual/360
97                             $0                        $0   No                                         Actual/360
                                                                                                         Actual/360
98                             $0                    $1,505   No                                         Actual/360
98                             $0                      $578   No                                         Actual/360
98                             $0                      $343   No                                         Actual/360
98                           $458                      $337   No                                         Actual/360
98                           $111                       $82   No                                         Actual/360
106                            $0                        $0   No                                         Actual/360
112                            $0                        $0   No                                         Actual/360
115                            $0                        $0   No                                         Actual/360
116                        $4,251                        $0   No                                         Actual/360
118                            $0                        $0   No                                         Actual/360
123                            $0                        $0   No                                         Actual/360
124                        $4,928                    $4,928   No                                         Actual/360
                                                                                                         Actual/360
127                            $0                        $0   No                                         Actual/360
128                            $0                        $0   No                                         Actual/360
129                            $0                        $0   No                                         Actual/360
130                            $0                        $0   No                                         Actual/360
131                            $0                        $0   No                                         Actual/360
132                            $0                        $0   No                                         Actual/360
133                        $1,874                    $1,874   No                                         Actual/360
134                        $3,453                  $150,000   No                                         Actual/360
135                            $0                        $0   No                                         Actual/360
137                            $0                        $0   No                                         Actual/360
138                            $0                   $10,118   No                                         Actual/360
142                        $1,609                        $0   No                                         Actual/360
143                            $0                        $0   No                                         Actual/360
                                                                                                         Actual/360
145                            $0                        $0   No                                         Actual/360
146                            $0                        $0   No                                         Actual/360
148                            $0                    $2,499   No                                         Actual/360
                                                                                                         Actual/360
149                            $0                        $0   No                                         Actual/360
149                            $0                        $0   No                                         Actual/360
149                            $0                        $0   No                                         Actual/360
149                            $0                        $0   No                                         Actual/360
                                                                                                         Actual/360
150                        $4,090                        $0   No                                         Actual/360
150                        $2,820                        $0   No                                         Actual/360
151                            $0                        $0   No                                         Actual/360
152                        $1,891                    $1,891   No                                         Actual/360
154                            $0                        $0   No                                         Actual/360
155                            $0                        $0   No                                         Actual/360
157                            $0                        $0   No                                         Actual/360
                                                                                                         Actual/360
158                            $0                        $0   No                                         Actual/360
158                            $0                        $0   No                                         Actual/360
160                        $4,179                    $8,358   No                                         Actual/360
162                            $0                        $0   No                                         Actual/360
164                            $0                        $0   No                                         Actual/360
165                            $0                        $0   No                                         Actual/360
168                            $0                        $0   No                                         Actual/360
169                            $0                        $0   No                                         Actual/360
172                        $1,905                    $1,905   No                                         Actual/360
173                        $3,037                        $0   No                                         Actual/360
                                                                                                         Actual/360
174                            $0                        $0   No                                         Actual/360
175                            $0                        $0   No                                         Actual/360
177                            $0                        $0   No                                         Actual/360
178                            $0                        $0   No                                         Actual/360
179                        $4,074                   $16,295   No                                         Actual/360
181                        $4,525                        $0   No                                         Actual/360
182                            $0                        $0   No                                         Actual/360
183                            $0                   $50,000   No                                         Actual/360
                                                                                                         Actual/360
187                            $0                        $0   No                                         Actual/360
188                            $0                        $0   No                                         Actual/360
                                                                                                         Actual/360
189                            $0                        $0   No                                         Actual/360
189                            $0                        $0   No                                         Actual/360
190                            $0                        $0   No                                         Actual/360
191                            $0                        $0   No                                         Actual/360
192                            $0                  $130,000   No                                         Actual/360
194                        $2,729                   $10,917   No                                         Actual/360
195                        $1,683                    $5,050   No                                         Actual/360
196                            $0                        $0   No                                         Actual/360
201                            $0                        $0   No                                         Actual/360
204                            $0                        $0   No                                         Actual/360
207                            $0                        $0   No                                         Actual/360
210                            $0                        $0   No                                         Actual/360
211                            $0                        $0   No                                         Actual/360
212                            $0                        $0   No                                         Actual/360
213                        $2,516                    $7,547   No                                         Actual/360
217                            $0                        $0   No                                         Actual/360
220                        $1,707                    $5,121   No                                         Actual/360
221                            $0                        $0   No                                         Actual/360
223                            $0                        $0   No                                         Actual/360
224                        $1,264                    $2,528   No                                         Actual/360
225                            $0                        $0   No                                         Actual/360
227                            $0                        $0   No                                         Actual/360
231                            $0                        $0   No                                         Actual/360
237                        $2,972                    $8,917   No                                         Actual/360
238                          $956                        $0   No                                         Actual/360
240                            $0                        $0   No                                         Actual/360
242                        $1,063                    $3,188   No                                         Actual/360
247                        $3,549                        $0   No                                         Actual/360
255                            $0                        $0   No                                         Actual/360
258                            $0                        $0   No                                         Actual/360
259                          $965                      $965   No                                         Actual/360
                                                                                                         Actual/360
260                            $0                        $0   No                                         Actual/360
260                            $0                        $0   No                                         Actual/360
261                        $1,673                  $153,347   No                                         Actual/360
264                            $0                        $0   No                                         Actual/360
265                            $0                        $0   No                                         Actual/360
267                            $0                        $0   No                                         Actual/360
268                          $999                      $999   No                                         Actual/360
269                            $0                        $0   No                                         Actual/360
270                        $1,809                    $3,618   No                                         Actual/360
276                        $1,889                    $3,779   No                                         Actual/360
278                            $0                        $0   No                                         Actual/360
283                        $1,342                    $4,025   No                                         Actual/360
285                            $0                        $0   No                                         Actual/360
287                            $0                   $30,000   No                                         Actual/360
288                            $0                        $0   No                                         Actual/360
297                            $0                        $0   No                                         Actual/360
302                            $0                        $0   No                                         Actual/360
307                            $0                        $0   No                                         Actual/360
309                        $1,370                    $1,372   No                                         Actual/360
311                            $0                        $0   No                                         Actual/360
313                          $913                    $2,740   No                                         Actual/360
314                            $0                        $0   No                                         Actual/360
319                          $482                      $482   No                                         Actual/360
320                        $1,343                   $75,000   No                                         Actual/360
321                          $700                    $2,099   No                                         Actual/360
326                            $0                        $0   No                                         Actual/360
336                            $0                        $0   No                                         Actual/360
340                        $1,132                    $4,526   No                                         Actual/360
343                            $0                        $0   No                                         Actual/360
345                            $0                        $0   No                                         Actual/360
348                            $0                        $0   No                                         Actual/360
350                          $575                      $575   No                                         Actual/360
351                            $0                        $0   No                                         Actual/360
353                          $596                    $1,193   No                                         Actual/360
354                            $0                        $0   No                                         Actual/360
357                          $817                    $2,451   No                                         Actual/360
358                            $0                   $20,000   No                                         Actual/360
359                            $0                        $0   No                                         Actual/360
360                        $1,259                        $0   No                                         Actual/360
361                            $0                        $0   No                                         Actual/360
363                            $0                        $0   No                                         Actual/360
365                            $0                        $0   No                                         Actual/360
367                            $0                        $0   No                                         Actual/360
368                          $257                      $257   No                                         Actual/360
371                            $0                        $0   No                                         Actual/360
373                            $0                        $0   No                                         Actual/360
374                            $0                        $0   No                                         Actual/360
375                        $1,439                    $4,316   No                                         Actual/360
376                        $1,306                        $0   No                                         Actual/360
377                            $0                      $326   No                                         Actual/360
379                            $0                        $0   No                                         Actual/360
381                            $0                        $0   No                                         Actual/360
382                            $0                        $0   No                                         Actual/360
385                            $0                        $0   No                                         Actual/360
387                          $364                      $727   No                                         Actual/360
389                        $1,036                        $0   No                                         Actual/360
390                            $0                        $0   No                                         Actual/360
391                            $0                        $0   No                                         Actual/360
393                            $0                        $0   No                                         Actual/360
394                            $0                        $0   No                                         Actual/360
397                            $0                        $0   No                                         Actual/360
398                          $619                      $619   No                                         Actual/360
399                            $0                        $0   No                                         Actual/360
401                          $353                    $1,060   No                                         Actual/360
402                            $0                        $0   No                                         Actual/360
404                          $354                        $0   No                                         Actual/360
407                            $0                        $0   No                                         Actual/360
409                            $0                        $0   No                                         Actual/360
410                            $0                        $0   No                                         Actual/360
411                            $0                        $0   No                                         Actual/360
412                            $0                        $0   No                                         Actual/360
419                            $0                        $0   No                                         Actual/360
420                            $0                        $0   No                                         Actual/360
421                            $0                        $0   No                                         Actual/360




                                                       Prepayment Code(25)
Mortgage Loan No.   Seasoning(24)                               LO                          DEF                          DEF/YM1
                                1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
4                               1                               25                           33
                                5                               29                           94
10                              5                               29                           94
10                              5                               29                           94
10                              5                               29                           94
10                              5                               29                           94
12                              0                               24                           89
13                              2                               23
14                              0                               24                           93
17                              1                               25                           92
19                              3                               27                           89
20                              1                               25                           92
23                              2                               26                           91
24                              1                               25                           92
25                              3                               27                           90
26                              1                               25                           92
                                2                               26                           91
27                              2                               26                           91
27                              2                               26                           91
27                              2                               26                           91
27                              2                               26                           91
27                              2                               26                           91
27                              2                               26                           91
27                              2                               26                           91
27                              2                               26                           91
28                              3                               27                           89
32                              2                               26                           90
                                3                               27                           90
33                              3                               27                           90
33                              3                               27                           90
33                              3                               27                           90
33                              3                               27                           90
33                              3                               27                           90
33                              3                               27                           90
33                              3                               27                           90
33                              3                               27                           90
33                              3                               27                           90
33                              3                               27                           90
33                              3                               27                           90
33                              3                               27                           90
33                              3                               27                           90
35                              4                               28                           89
37                              2                               26                           91
40                              1                               25                           92
41                              2                               26                           91
42                              2                               26
43                              1                               25                           92
47                              2                               26                           91
                                1                               25                           92
48                              1                               25                           92
48                              1                               25                           92
48                              1                               25                           92
48                              1                               25                           92
48                              1                               25                           92
48                              1                               25                           92
49                              1                               25                           91
55                              1                               25                           92
61                              3                               27                           90
63                              2                               26                           91
70                              0                               24                           93
                                2                               26                           91
71                              2                               26                           91
72                              2                               26                           91
72                              2                               26                           91
74                              2                               26                           91
77                              2                               24
78                              2                               26                           91
79                              0                               24                           93
80                              1                               25                           92
                                2                               26                           91
83                              2                               26                           91
83                              2                               26                           91
85                              2                               26                           91
86                              3                               27                           89
87                              3                               27                           54
89                              2                               26                           91
90                              3                               27                           90
94                              3                               27                           90
95                              3                               27                           90
97                              1                               25                           92
                                5                               29                           88
98                              5                               29                           88
98                              5                               29                           88
98                              5                               29                           88
98                              5                               29                           88
98                              5                               29                           88
106                             1                               25                           92
112                             3                               23
115                             1                               25                           92
116                             1                               25                           92
118                             1                               25                           92
123                             2                               26                           91
124                             1                               25                           92
                                5                               29                           88
127                             5                               29                           88
128                             5                               29                           88
129                             1                               25                           92
130                             1                               25                           92
131                             1                               25                           92
132                             3                               27                           90
133                             1                               25                           83
134                             3                               27                           90
135                             2                               26                           91
137                             2                               26                           91
138                             3                               27                           90
142                             2                               26                           91
143                             2                               26                           91
                                2                               26                           91
145                             2                               26                           91
146                             2                               26                           91
148                             1                               25                           92
                                2                               26                           91
149                             2                               26                           91
149                             2                               26                           91
149                             2                               26                           91
149                             2                               26                           91
                                3                               27                           89
150                             3                               27                           89
150                             3                               27                           89
151                             1                               25                           91
152                             1                               25                           92
154                             2                               23
155                             1                               25                           92
157                             2                               26                           91
                                2                               26                           91
158                             2                               26                           91
158                             2                               26                           91
160                             2                               26                           91
162                             3                               27                           90
164                             3                               27                           90
165                             3                               27                           90
168                             2                               11
169                             1                               23
172                             1                               25                           92
173                             4                               28                           89
                                3                               27                           90
174                             3                               27                           90
175                             3                               27                           90
177                             2                               26                           91
178                             3                               27                           90
179                             4                               28                           86
181                             1                               25                           92
182                             2                               26                           92
183                             1                               25                           92
                                3                               27                           89
187                             1                               25                           89
188                             2                               26                           91
                                1                               25                           92
189                             1                               25                           92
189                             1                               25                           92
190                             2                               26                           91
191                             3                               27                           90
192                             2                               26                           90
194                             4                               23
195                             3                               27                           90
196                             1                               25                           92
201                             4                               28                           89
204                             2                               26                           91
207                             0                               24                           21
210                             2                               26                           91
211                             0                               24                           93
212                             2                               26                           91
213                             3                               27
217                             1                               25                           92
220                             3                               27                           87
221                             2                               26                           91
223                             2                               26                           91
224                             2                               26                           91
225                             1                               35
227                             3                               27                           90
231                             1                               25                           92
237                             3                               35
238                             3                               27                           90
240                             0                               24                           93
242                             3                               27                           90
247                             1                               25                           92
255                             2                               26                           91
258                             7                               31                           86
259                             0                               24                           93
                                2                               26                           91
260                             2                               26                           91
260                             2                               26                           91
261                             2                               23
264                             2                               26                           91
265                             4                               28                           89
267                             3                               27                           90
268                             1                               25                           92
269                             1                               25                           92
270                             2                               26                           91
276                             2                               26                           91
278                             2                               26                                                            91
283                             3                               27                           90
285                             1                               25                           92
287                             2                               26                           91
288                             3                               27                           90
297                             1                               25                           92
302                             2                               23
307                             2                               26                           91
309                             1                               25                           92
311                             3                               27                           90
313                             3                               35
314                             2                               11
319                             1                               25                           92
320                             0                               24                           93
321                             3                               27                           90
326                             2                               35
336                             2                               26                           91
340                             4                               28                           89
343                             3                               27                           90
345                             2                               26                           91
348                             0                               35
350                             1                               25                           92
351                             1                               35
353                             2                               26                           91
354                             4                               28
357                             3                               27                           90
358                             5                               29                           88
359                             2                               14
360                             3                               35
361                             4                               28                           89
363                             3                               27                           90
365                             1                               25                           92
367                             3                               27                           90
368                             1                               25                           92
371                             1                               25                           92
373                             2                               26                           91
374                             6                               30                           87
375                             3                               27                           90
376                             1                               25                           92
377                             1                               25                           92
379                             3                               27                           54
381                            11                               35                           82
382                             1                               25                           92
385                             2                               26                           91
387                             2                               26                           91
389                             0                               24                           93
390                             1                               25                           92
391                             1                               25                           89
393                             1                               25                           89
394                             1                               25                           92
397                             2                               26                           91
398                             1                               25                           92
399                             2                               35
401                             3                               27                           90
402                             4                               28                           89
404                             1                               25                           92
407                             3                               35
409                             2                               26                           91
410                             4                               28                           89
411                             4                               28                           89
412                             2                               26                           91
419                             2                               26                           31
420                             2                               26                           91
421                             2                               35




Mortgage Loan No.      DEF/YM               YM2                          YM1                 YM
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4

10
10
10
10
12
13                                                                      61
14
17
19
20
23
24
25
26

27
27
27
27
27
27
27
27
28
32

33
33
33
33
33
33
33
33
33
33
33
33
33
35
37
40
41
42                                                                      34
43
47

48
48
48
48
48
48
49
55
61
63
70

71
72
72
74
77                                                                      84
78
79
80

83
83
85
86
87
89
90
94
95
97

98
98
98
98
98
106
112                                                                     94
115
116
118
123
124

127
128
129
130
131
132
133
134
135
137
138
142
143

145
146
148

149
149
149
149

150
150
151
152
154                                                                     94
155
157

158
158
160
162
164
165
168                                                                    106
169                                                                     94
172
173

174
175
177
178
179
181
182
183

187
188

189
189
190
191
192
194                                                                     94
195
196
201
204
207
210
211
212
213                                                                     54
217
220
221
223
224
225                                                                     82
227
231
237                                                                     82
238
240
242
247
255
258
259

260
260
261                                                                     94
264
265
267
268
269
270
276
278
283
285
287
288
297
302                                                                     94
307
309
311
313                                                                     82
314                                                                    106
319
320
321
326                                                                     82
336
340
343
345
348                                                                     82
350
351                                                                     82
353
354                                                                     31
357
358
359                                                                    103
360                                                                     82
361
363
365
367
368
371
373
374
375
376
377
379
381
382
385
387
389
390
391
393
394
397
398
399                                                                     82
401
402
404
407                                                                     82
409
410
411
412
419
420
421                                                                     82




Mortgage Loan No.            5%           4%           3%           2%
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4
4

10
10
10
10
12
13
14
17
19
20
23
24
25
26

27
27
27
27
27
27
27
27
28
32

33
33
33
33
33
33
33
33
33
33
33
33
33
35
37
40
41
42
43
47

48
48
48
48
48
48
49
55
61
63
70

71
72
72
74
77
78
79
80

83
83
85
86
87
89
90
94
95
97

98
98
98
98
98
106
112
115
116
118
123
124

127
128
129
130
131
132
133
134
135
137
138
142
143

145
146
148

149
149
149
149

150
150
151
152
154
155
157

158
158
160
162
164
165
168
169
172
173

174
175
177
178
179
181
182
183

187
188

189
189
190
191
192
194
195
196
201
204
207
210
211
212
213
217
220
221
223
224
225
227
231
237
238
240
242
247
255
258
259

260
260
261
264
265
267
268
269
270
276
278
283
285
287
288
297
302
307
309
311
313
314
319
320
321
326
336
340
343
345
348
350
351
353
354                         12           12           12           12
357
358
359
360
361
363
365
367
368
371
373
374
375
376
377
379
381
382
385
387
389
390
391
393
394
397
398
399
401
402
404
407
409
410
411
412
419
420
421




Mortgage Loan No.         1%                            Open                   YM Formula(26)    Administrative Cost Rate (27)
                                                           2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
4                                                          2                                                             2.026
                                                           4                                                             2.026
10                                                         4                                                             2.026
10                                                         4                                                             2.026
10                                                         4                                                             2.026
10                                                         4                                                             2.026
12                                                         7                                                             2.026
13                                                        36                                G                            2.026
14                                                         3                                                             2.026
17                                                         3                                                             2.026
19                                                         4                                                             2.026
20                                                         3                                                             2.026
23                                                         3                                                             4.026
24                                                         3                                                             2.026
25                                                         3                                                             2.026
26                                                         3                                                             2.026
                                                           3                                                             6.026
27                                                         3                                                             6.026
27                                                         3                                                             6.026
27                                                         3                                                             6.026
27                                                         3                                                             6.026
27                                                         3                                                             6.026
27                                                         3                                                             6.026
27                                                         3                                                             6.026
27                                                         3                                                             6.026
28                                                         3                                                             2.026
32                                                         4                                                             6.026
                                                           3                                                             2.026
33                                                         3                                                             2.026
33                                                         3                                                             2.026
33                                                         3                                                             2.026
33                                                         3                                                             2.026
33                                                         3                                                             2.026
33                                                         3                                                             2.026
33                                                         3                                                             2.026
33                                                         3                                                             2.026
33                                                         3                                                             2.026
33                                                         3                                                             2.026
33                                                         3                                                             2.026
33                                                         3                                                             2.026
33                                                         3                                                             2.026
35                                                         3                                                             2.026
37                                                         3                                                             2.026
40                                                         3                                                             2.026
41                                                         3                                                             2.026
42                                                        24                                M                           12.026
43                                                         3                                                             2.026
47                                                         3                                                             2.026
                                                           3                                                             2.026
48                                                         3                                                             2.026
48                                                         3                                                             2.026
48                                                         3                                                             2.026
48                                                         3                                                             2.026
48                                                         3                                                             2.026
48                                                         3                                                             2.026
49                                                         4                                                             2.026
55                                                         3                                                             2.026
61                                                         3                                                             2.026
63                                                         3                                                             2.026
70                                                         3                                                             2.026
                                                           3                                                             2.026
71                                                         3                                                             2.026
72                                                         3                                                             2.026
72                                                         3                                                             2.026
74                                                         3                                                             2.026
77                                                        12                                K                            2.026
78                                                         3                                                             2.026
79                                                         3                                                             2.026
80                                                         3                                                             2.026
                                                           3                                                            10.026
83                                                         3                                                            10.026
83                                                         3                                                            10.026
85                                                         3                                                             2.026
86                                                         4                                                             2.026
87                                                         3                                                             2.026
89                                                         3                                                             2.026
90                                                         3                                                             7.026
94                                                         3                                                             2.026
95                                                         3                                                             7.026
97                                                         3                                                             2.026
                                                           3                                                             2.026
98                                                         3                                                             2.026
98                                                         3                                                             2.026
98                                                         3                                                             2.026
98                                                         3                                                             2.026
98                                                         3                                                             2.026
106                                                        3                                                             2.026
112                                                        3                                M                            2.026
115                                                        3                                                             2.026
116                                                        3                                                             8.026
118                                                        3                                                             2.026
123                                                        3                                                             2.026
124                                                        3                                                             2.026
                                                           3                                                             2.026
127                                                        3                                                             2.026
128                                                        3                                                             2.026
129                                                        3                                                             2.026
130                                                        3                                                             6.026
131                                                        3                                                             2.026
132                                                        3                                                             7.026
133                                                       12                                                             2.026
134                                                        3                                                             7.026
135                                                        3                                                             2.026
137                                                        3                                                             2.026
138                                                        3                                                             2.026
142                                                        3                                                             2.026
143                                                        3                                                             2.026
                                                           3                                                             2.026
145                                                        3                                                             2.026
146                                                        3                                                             2.026
148                                                        3                                                             7.026
                                                           3                                                            10.026
149                                                        3                                                            10.026
149                                                        3                                                            10.026
149                                                        3                                                            10.026
149                                                        3                                                            10.026
                                                           4                                                             2.026
150                                                        4                                                             2.026
150                                                        4                                                             2.026
151                                                        4                                                             2.026
152                                                        3                                                             2.026
154                                                        3                                M                            2.026
155                                                        3                                                             7.026
157                                                        3                                                             2.026
                                                           3                                                             2.026
158                                                        3                                                             2.026
158                                                        3                                                             2.026
160                                                        3                                                             2.026
162                                                        3                                                             2.026
164                                                        3                                                             2.026
165                                                        3                                                            10.026
168                                                        3                                K                            2.026
169                                                        3                                K                            2.026
172                                                        3                                                             2.026
173                                                        3                                                             2.026
                                                           3                                                             7.026
174                                                        3                                                             7.026
175                                                        3                                                             7.026
177                                                        3                                                             2.026
178                                                        3                                                             2.026
179                                                        6                                                             7.026
181                                                        3                                                             2.026
182                                                        2                                                             2.026
183                                                        3                                                             7.026
                                                           4                                                             2.026
187                                                        6                                                             7.026
188                                                        3                                                            10.026
                                                           3                                                             2.026
189                                                        3                                                             2.026
189                                                        3                                                             2.026
190                                                        3                                                            10.026
191                                                        3                                                             2.026
192                                                        4                                                             2.026
194                                                        3                                K                            2.026
195                                                        3                                                             7.026
196                                                        3                                                             2.026
201                                                        3                                                             2.026
204                                                        3                                                             2.026
207                                                        3                                                            12.026
210                                                        3                                                             2.026
211                                                        3                                                             7.026
212                                                        3                                                             2.026
213                                                        3                                M                            2.026
217                                                        3                                                             2.026
220                                                        6                                                             2.026
221                                                        3                                                             2.026
223                                                        3                                                             2.026
224                                                        3                                                             2.026
225                                                        3                                K                            2.026
227                                                        3                                                             2.026
231                                                        3                                                             2.026
237                                                        3                                K                            7.026
238                                                        3                                                             2.026
240                                                        3                                                             2.026
242                                                        3                                                             2.026
247                                                        3                                                             2.026
255                                                        3                                                             2.026
258                                                        3                                                            12.026
259                                                        3                                                             8.026
                                                           3                                                             2.026
260                                                        3                                                             2.026
260                                                        3                                                             2.026
261                                                        3                                K                            2.026
264                                                        3                                                            10.026
265                                                        3                                                             2.026
267                                                        3                                                             2.026
268                                                        3                                                             2.026
269                                                        3                                                             2.026
270                                                        3                                                             2.026
276                                                        3                                                             2.026
278                                                        3                                K                            2.026
283                                                        3                                                             2.026
285                                                        3                                                             2.026
287                                                        3                                                            10.026
288                                                        3                                                             2.026
297                                                        3                                                             2.026
302                                                        3                                K                            2.026
307                                                        3                                                             2.026
309                                                        3                                                             2.026
311                                                        3                                                             2.026
313                                                        3                                K                            2.026
314                                                        3                                K                            2.026
319                                                        3                                                             2.026
320                                                        3                                                             2.026
321                                                        3                                                             2.026
326                                                        3                                K                           12.026
336                                                        3                                                             2.026
340                                                        3                                                             2.026
343                                                        3                                                             2.026
345                                                        3                                                             2.026
348                                                        3                                K                           10.026
350                                                        3                                                             7.026
351                                                        3                                K                           10.026
353                                                        3                                                             8.026
354                      10                                3                                R                            2.026
357                                                        3                                                             8.026
358                                                        3                                                             7.026
359                                                        3                                K                            2.026
360                                                        3                                K                            2.026
361                                                        3                                                             7.026
363                                                        3                                                             2.026
365                                                        3                                                             2.026
367                                                        3                                                            14.526
368                                                        3                                                             2.026
371                                                        3                                                             2.026
373                                                        3                                                             8.026
374                                                        3                                                             2.026
375                                                        3                                                             2.026
376                                                        3                                                             8.026
377                                                        3                                                             2.026
379                                                        3                                                             2.026
381                                                        3                                                             2.026
382                                                        3                                                             2.026
385                                                        3                                                             2.026
387                                                        3                                                             8.026
389                                                        3                                                             2.026
390                                                        3                                                             2.026
391                                                        6                                                             2.026
393                                                        6                                                             2.026
394                                                        3                                                             2.026
397                                                        3                                                             2.026
398                                                        3                                                             8.026
399                                                        3                                K                           12.026
401                                                        3                                                             7.026
402                                                        3                                                             2.026
404                                                        3                                                             2.026
407                                                        3                                K                            2.026
409                                                        3                                                             2.026
410                                                        3                                                             2.026
411                                                        3                                                            10.026
412                                                        3                                                             2.026
419                                                        3                                                             2.026
420                                                        3                                                             2.026
421                                                        3                                K                            2.026




Mortgage Loan No.     Mortgage Loan No.
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4
4                     4

10                    10
10                    10
10                    10
10                    10
12                    12
13                    13
14                    14
17                    17
19                    19
20                    20
23                    23
24                    24
25                    25
26                    26

27                    27
27                    27
27                    27
27                    27
27                    27
27                    27
27                    27
27                    27
28                    28
32                    32

33                    33
33                    33
33                    33
33                    33
33                    33
33                    33
33                    33
33                    33
33                    33
33                    33
33                    33
33                    33
33                    33
35                    35
37                    37
40                    40
41                    41
42                    42
43                    43
47                    47

48                    48
48                    48
48                    48
48                    48
48                    48
48                    48
49                    49
55                    55
61                    61
63                    63
70                    70

71                    71
72                    72
72                    72
74                    74
77                    77
78                    78
79                    79
80                    80

83                    83
83                    83
85                    85
86                    86
87                    87
89                    89
90                    90
94                    94
95                    95
97                    97

98                    98
98                    98
98                    98
98                    98
98                    98
106                   106
112                   112
115                   115
116                   116
118                   118
123                   123
124                   124

127                   127
128                   128
129                   129
130                   130
131                   131
132                   132
133                   133
134                   134
135                   135
137                   137
138                   138
142                   142
143                   143

145                   145
146                   146
148                   148

149                   149
149                   149
149                   149
149                   149

150                   150
150                   150
151                   151
152                   152
154                   154
155                   155
157                   157

158                   158
158                   158
160                   160
162                   162
164                   164
165                   165
168                   168
169                   169
172                   172
173                   173

174                   174
175                   175
177                   177
178                   178
179                   179
181                   181
182                   182
183                   183

187                   187
188                   188

189                   189
189                   189
190                   190
191                   191
192                   192
194                   194
195                   195
196                   196
201                   201
204                   204
207                   207
210                   210
211                   211
212                   212
213                   213
217                   217
220                   220
221                   221
223                   223
224                   224
225                   225
227                   227
231                   231
237                   237
238                   238
240                   240
242                   242
247                   247
255                   255
258                   258
259                   259

260                   260
260                   260
261                   261
264                   264
265                   265
267                   267
268                   268
269                   269
270                   270
276                   276
278                   278
283                   283
285                   285
287                   287
288                   288
297                   297
302                   302
307                   307
309                   309
311                   311
313                   313
314                   314
319                   319
320                   320
321                   321
326                   326
336                   336
340                   340
343                   343
345                   345
348                   348
350                   350
351                   351
353                   353
354                   354
357                   357
358                   358
359                   359
360                   360
361                   361
363                   363
365                   365
367                   367
368                   368
371                   371
373                   373
374                   374
375                   375
376                   376
377                   377
379                   379
381                   381
382                   382
385                   385
387                   387
389                   389
390                   390
391                   391
393                   393
394                   394
397                   397
398                   398
399                   399
401                   401
402                   402
404                   404
407                   407
409                   409
410                   410
411                   411
412                   412
419                   419
420                   420
421                   421

                                   SCHEDULE II

                               MSMC LOAN SCHEDULE

                                 [see attached]

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Morgan Stanley Mortgage Capital Inc.



Mortgage   CMSA     CMSA        Mortgage                                                                            Cross-
  Loan     Loan   Property        Loan         Property                                                  Loan     Collateral
  No.      No.      No.      Seller(1) Name    Group -ization (2)
--------   ----   --------   ---------------   -------------------------------------------------------   -----   ------------
            1                     MSMC         Beacon Seattle & DC Portfolio Roll-Up
   1               1-001          MSMC         Market Square (I)                                             1        No
   1               1-002          MSMC         Polk & Taylor (I)                                             1        No
   1               1-003          MSMC         Wells Fargo Center (I)                                        1        No
   1               1-004          MSMC         Lafayette Center (I)                                          1        No
   1               1-005          MSMC         Booz Allen Complex (I)                                        1        No
   1               1-006          MSMC         Key Center (I)                                                1        No
   1               1-007          MSMC         Sunset North (I)                                              1        No
   1               1-008          MSMC         City Center Bellevue (I)                                      1        No
   1               1-009          MSMC         Plaza Center (I)                                              1        No
   1               1-010          MSMC         1616 North Fort Myer Drive (I)                                1        No
   1               1-011          MSMC         American Center (I)                                           1        No
   1               1-012          MSMC         Eastgate Office Park (I)                                      1        No
   1               1-013          MSMC         Liberty Place (I)                                             1        No
   1               1-014          MSMC         Lincoln Executive Center (I)                                  1        No
   1               1-015          MSMC         11111 Sunset Hills Road (I)                                   1        No
   1               1-016          MSMC         Army and Navy Building (I)                                    1        No
   1               1-017          MSMC         Plaza East (I)                                                1        No
   1               1-018          MSMC         Reston Town Center (I)                                        1        No
   1               1-019          MSMC         Washington Mutual Tower (I)                                   1        No
   1               1-020          MSMC         1300 North Seventeenth Street (I)                             1        No
            2                     MSMC         Tabor Center & U.S. Bank Tower Roll-Up
   2               2-001          MSMC         Tabor Center (II)                                             1        No
   2               2-002          MSMC         U.S. Bank Tower (II)                                          1        No
   8        8      8-001          MSMC         City View Center                                              1        No
           30                     MSMC         Las Vegas Portfolio Roll-Up
  30               30-001         MSMC         Las Vegas Portfolio - Majestic Runway Partners I-I (IX)       1        No
  30               30-002         MSMC         Las Vegas Portfolio - Park 2000 (IX)                          1        No
  52       52      52-001         MSMC         2000 & 2400 Oxford Drive                                      1        No
  64       64      64-001         MSMC         Gateway Medical Research Building                             1        No
  75       75      75-001         MSMC         441 Smithfield Street                                         1        No
  81       81      81-001         MSMC         Redrock Plaza                                                 1        No
  91       91      91-001         MSMC         629-657 Main Avenue                                           1        No
  92       92      92-001         MSMC         Gabriel Brothers Plaza                                        1        No
  99       99      99-001         MSMC         Pasadena Office & Light Industrial                            1        No
  180      180    180-001         MSMC         Haggerty Professional Plaza                                   1        No
  184      184    184-001         MSMC         Kentucky Retail Portfolio - Rite Aid (G)                      1       Yes
  185      185    185-001         MSMC         Kentucky Retail Portfolio - Richmond Woods Centre (G)         1       Yes
  193      193    193-001         MSMC         Pennington Shopping Village                                   1        No
  199      199    199-001         MSMC         Shoppes of Powers Ferry                                       1        No
  215      215    215-001         MSMC         Eckerd Williamsburg                                           1        No
  218      218    218-001         MSMC         Woodridge I & II                                              2        No
  219      219    219-001         MSMC         Holiday Inn Express - Fultondale                              1        No
  234      234    234-001         MSMC         Comfort Suites - Fultondale                                   1        No
  239      239    239-001         MSMC         Comfort Suites - Clearwater                                   1        No
  245      245    245-001         MSMC         15690 South Harlem Avenue                                     1        No
  246      246    246-001         MSMC         Westmark Plaza II                                             1        No
  249      249    249-001         MSMC         Copper Country MHP and Mini-Storage                           2        No
  251      251    251-001         MSMC         Best Western Rory & Ryan Inns                                 1        No
  253      253    253-001         MSMC         Comfort Inn & Suites - Denver                                 1        No
  254      254    254-001         MSMC         Radisson Hotel - Akron                                        1        No
  256      256    256-001         MSMC         Best Western - Universal Inn                                  1        No
  272      272    272-001         MSMC         1100 Old Country Road                                         1        No
  281      281    281-001         MSMC         Best Western - Castle Rock                                    1        No
  284      284    284-001         MSMC         Rite Aid - Hopkinsville, KY                                   1        No
  299      299    299-001         MSMC         Pryor Creek Commons                                           1        No
  334      334    334-001         MSMC         Super 8 - Meridian                                            1        No
  396      396    396-001         MSMC         Oak Lawn Plaza                                                1        No


Mortgage                    Cut-Off                            Post IO     Cut-Off
  Loan       Original         Date         NOI       NCF       Period       Date     Balloon
  No.        Balance       Balance(3)    DSCR(4)   DSCR(4)   NCF DSCR(4)   LTV(4)    LTV(4)
--------   ------------   ------------   -------   -------   -----------   -------   -------
           $775,000,000   $775,000,000      1.34      1.25       NAP        68.2%     68.2%
   1       $119,747,930   $119,747,930      1.34      1.25       NAP        68.2%     68.2%
   1        $94,847,604    $94,847,604      1.34      1.25       NAP        68.2%     68.2%
   1        $89,188,439    $89,188,439      1.34      1.25       NAP        68.2%     68.2%
   1        $80,609,145    $80,609,145      1.34      1.25       NAP        68.2%     68.2%
   1        $67,977,889    $67,977,889      1.34      1.25       NAP        68.2%     68.2%
   1        $45,431,776    $45,431,776      1.34      1.25       NAP        68.2%     68.2%
   1        $42,217,370    $42,217,370      1.34      1.25       NAP        68.2%     68.2%
   1        $41,911,776    $41,911,776      1.34      1.25       NAP        68.2%     68.2%
   1        $34,362,449    $34,362,449      1.34      1.25       NAP        68.2%     68.2%
   1        $31,691,324    $31,691,324      1.34      1.25       NAP        68.2%     68.2%
   1        $23,994,859    $23,994,859      1.34      1.25       NAP        68.2%     68.2%
   1        $20,961,547    $20,961,547      1.34      1.25       NAP        68.2%     68.2%
   1        $19,920,260    $19,920,260      1.34      1.25       NAP        68.2%     68.2%
   1        $19,354,344    $19,354,344      1.34      1.25       NAP        68.2%     68.2%
   1        $17,022,768    $17,022,768      1.34      1.25       NAP        68.2%     68.2%
   1        $14,374,279    $14,374,279      1.34      1.25       NAP        68.2%     68.2%
   1        $11,386,240    $11,386,240      1.34      1.25       NAP        68.2%     68.2%
   1                 $0             $0      1.34      1.25       NAP        68.2%     68.2%
   1                 $0             $0      1.34      1.25       NAP        68.2%     68.2%
   1                 $0             $0      1.34      1.25       NAP        68.2%     68.2%
           $300,000,000   $300,000,000      1.14      1.11       NAP        76.0%     76.0%
   2       $200,000,000   $200,000,000      1.14      1.11       NAP        76.0%     76.0%
   2       $100,000,000   $100,000,000      1.14      1.11       NAP        76.0%     76.0%
   8        $81,000,000    $81,000,000      1.32      1.27       NAP        78.3%     78.3%
            $24,000,000    $23,953,921      2.41      1.21       NAP        65.8%     55.7%
  30        $17,500,000    $17,466,401      2.41      1.21       NAP        65.8%     55.7%
  30         $6,500,000     $6,487,520      2.41      1.21       NAP        65.8%     55.7%
  52        $16,825,000    $16,771,559      1.37      1.17       NAP        79.0%     74.2%
  64        $14,200,000    $14,184,948      1.51      1.42       NAP        67.5%     56.9%
  75        $12,100,000    $12,061,567      1.58      1.24       NAP        74.7%     70.2%
  81        $11,500,000    $11,500,000      1.57      1.45          1.19    75.7%     70.4%
  91        $10,200,000    $10,200,000      1.69      1.53          1.26    76.1%     66.9%
  92        $10,250,000    $10,199,093      1.26      1.13       NAP        79.7%     67.8%
  99         $9,200,000     $9,200,000      1.35      1.27       NAP        66.7%     56.4%
  180        $5,500,000     $5,500,000      1.52      1.39       NAP        77.5%     61.8%
  184        $2,865,000     $2,855,947      1.30      1.24       NAP        79.2%     67.5%
  185        $2,485,000     $2,477,147      1.30      1.24       NAP        79.2%     67.5%
  193        $5,120,000     $5,120,000      1.71      1.52          1.27    80.0%     69.2%
  199        $5,000,000     $4,979,555      1.21      1.15       NAP        63.4%     54.0%
  215        $4,425,000     $4,425,000      1.21      1.17       NAP        74.4%     62.6%
  218        $4,400,000     $4,376,936      1.42      1.29       NAP        76.8%     64.9%
  219        $4,375,000     $4,349,282      1.70      1.51       NAP        73.7%     63.0%
  234        $3,955,000     $3,931,751      1.62      1.43       NAP        74.2%     63.4%
  239        $3,800,000     $3,784,783      1.67      1.50       NAP        62.0%     52.9%
  245        $3,600,000     $3,581,976      1.43      1.34       NAP        79.6%     67.7%
  246        $3,560,000     $3,560,000      1.80      1.66          1.38    80.0%     72.0%
  249        $3,500,000     $3,500,000      1.85      1.80          1.50    64.8%     57.2%
  251        $3,500,000     $3,488,476      2.03      1.85       NAP        63.4%     53.7%
  253        $3,500,000     $3,478,857      2.54      2.23       NAP        49.7%     38.5%
  254        $3,450,000     $3,425,247      1.72      1.42       NAP        71.4%     55.8%
  256        $3,400,000     $3,359,802      1.77      1.57       NAP        65.9%     52.6%
  272        $3,000,000     $3,000,000      1.38      1.37          1.11    77.9%     70.5%
  281        $3,000,000     $2,988,303      1.65      1.43       NAP        68.7%     58.9%
  284        $2,980,000     $2,974,478      1.34      1.33       NAP        78.3%     66.6%
  299        $2,700,000     $2,695,533      1.47      1.28       NAP        74.9%     64.6%
  334        $2,200,000     $2,187,649      1.83      1.60       NAP        59.9%     47.2%
  396        $1,475,000     $1,467,481      1.29      1.20       NAP        79.3%     67.3%


Mortgage
  Loan
  No.      Street Address
--------   --------------------------------------------------------------------------------------------------------------------

   1       701 & 801 Pennsylvania Avenue, NW
   1       2521 S Clark Street & 2530 Crystal Drive
   1       999 Third Avenue
   1       1120 20th Street NW; 1133 21st Street, NW; 1155 21st Street, NW
   1       8251 Greensboro Drive; 8281 Greensboro Drive; 8283 Greensboro Drive
   1       601 108th Avenue NE
   1       3060 - 3180 139th Avenue SE
   1       500 108th Avenue NE
   1       10800 - 10900 NE 8th Street
   1       1616 North Fort Myer Drive
   1       8300 & 8330 Boone Boulevard
   1       15325 SE 30th Place
   1       325 7th Street, NW
   1       3380 146th Place SE & 3310 146th Place SE, 14432 SE Eastgate Way, 3245 146th Place SE & 3290 146th Place SE
   1       11111 Sunset Hills Road
   1       1627 I Street, NW
   1       11100 NE 8th Street
   1       11911 Freedom Drive
   1       1201 Third Avenue
   1       1300 North 17th Street

   2       1200 17th Street
   2       950 17th Street
   8       Transportation Boulevard & I-480

  30       3165, 3325, 3455, 3655, 3755 W Sunset; 1335 E Sunset Road; 6585, 6615 Escondido Street; 6670, 6680 South Valley View
  30       6380 & 6400 Eastern Avenue; 2475 Chandler Road
  52       2000 & 2400 Oxford Drive
  64       400 Fountain Lakes Boulevard
  75       441 Smithfield Street
  81       5183 West Charleston Boulevard
  91       629-657 Main Avenue
  92       E. Side of Haines Road, S. of Mt. Rose Avenue
  99       433 N. Fair Oaks Avenue & 45 Eureka Street
  180      2050 North Haggerty Road
  184      1401 Keene Road
  185      115 Codell Drive
  193      359 Pennington Avenue
  199      2022 Powers Ferry Road
  215      4515 News Road
  218      500 Dovetree Drive
  219      1733 Fulton Road
  234      1325 Old Walker Chapel Road
  239      1941 Edgewater Drive
  245      15650-15690 South Harlem Avenue
  246      2601 86th Street
  249      500 North Main Street
  251      534 Highway 20 North
  253      4685 Quebec Street
  254      200 Montrose West Avenue
  256      5618 Vineland Road
  272      1100 Old Country Road
  281      595 Genoa Way
  284      2626 Fort Campbell Boulevard
  299      163 Business Park Drive
  334      124 Highway 11 & 80
  396      10550 S. Cicero Avenue


Mortgage
  Loan
  No.      City               State   Zip Code   Property Type                    Property Sub-Type
--------   ----------------   -----   --------   ------------------------------   ----------------------------------------

   1       Washington          DC        20004   Office                           Urban
   1       Arlington           VA        22202   Office                           Urban
   1       Seattle             WA        98101   Office                           Urban
   1       Washington          DC        20036   Office                           Urban
   1       McLean              VA        22102   Office                           Suburban
   1       Bellevue            WA        98004   Office                           Urban
   1       Bellevue            WA        98005   Office                           Suburban
   1       Bellevue            WA        98004   Office                           Urban
   1       Bellevue            WA        98004   Office                           Urban
   1       Arlington           VA        22209   Office                           Urban
   1       Vienna              VA        22182   Office                           Suburban
   1       Bellevue            WA        98007   Office                           Suburban
   1       Washington          DC        20004   Office                           Urban
   1       Bellevue            WA        98007   Office                           Suburban
   1       Reston              VA        20190   Office                           Suburban
   1       Washington          DC        20006   Office                           Urban
   1       Bellevue            WA        98004   Office                           Urban
   1       Reston              VA        20191   Office                           Suburban
   1       Seattle             WA        98101   Office                           Urban
   1       Arlington           VA        22209   Office                           Urban

   2       Denver              CO        80202   Office                           Urban
   2       Denver              CO        80202   Office                           Urban
   8       Garfield Heights    OH        44125   Retail                           Anchored

  30       Las Vegas           NV        89118   Mixed Use                        Retail/Light Industrial/Warehouse/Office
  30       Las Vegas           NV        89118   Mixed Use                        Office/Warehouse/Retail
  52       Bethel Park         PA        15102   Office                           Suburban
  64       St. Charles         MO        63301   Office                           Medical
  75       Pittsburgh          PA        15222   Office                           Urban
  81       Las Vegas           NV        89146   Retail                           Unanchored
  91       Passaic City        NJ        07055   Office                           Suburban
  92       Springettsbury      PA        17402   Retail                           Anchored
  99       Pasadena            CA        91103   Office                           Suburban
  180      Canton              MI        48187   Office                           Medical
  184      Nicholasville       KY        40356   Retail                           Free Standing
  185      Lexington           KY        40509   Retail                           Unanchored
  193      Trenton             NJ        08618   Retail                           Anchored
  199      Atlanta             GA        30339   Retail                           Unanchored
  215      Williamsburg        VA        23188   Retail                           Free Standing
  218      Galloway            OH        43119   Multifamily                      Garden
  219      Fultondale          AL        35068   Hospitality                      Limited Service
  234      Fultondale          AL        35068   Hospitality                      Limited Service
  239      Clearwater          FL        33755   Hospitality                      Limited Service
  245      Orland Park         IL        60462   Mixed Use                        Office/Retail
  246      Urbandale           IA        50322   Retail                           Unanchored
  249      Globe               AZ        85501   Manufactured Housing Community   Manufactured Housing Community
  251      Hines               OR        97738   Hospitality                      Limited Service
  253      Denver              CO        80216   Hospitality                      Limited Service
  254      Akron               OH        44321   Hospitality                      Full Service
  256      Orlando             FL        32819   Hospitality                      Limited Service
  272      Plainview           NY        11803   Retail                           Free Standing
  281      Castle Rock         CO        80109   Hospitality                      Limited Service
  284      Hopkinsville        KY        42240   Retail                           Free Standing
  299      Lebanon             TN        37090   Industrial                       Light Industrial
  334      Meridian            MS        39301   Hospitality                      Limited Service
  396      Oak Lawn            IL        60453   Retail                           Unanchored


Mortgage                                                                     Percent
  Loan      Units/              Year                Year        Percent     Leased as    Security
  No.        SF(5)              Built             Renovated    Leased(6)    of Date(6)   Type(7)
--------   ---------   -----------------------   -----------   ---------    ----------   ------------------

   1         678,348             1991                NAP            95.4%   04/01/2007   Pledge / Cash Flow
   1         904,226             1970                2003          100.0%   04/01/2007   Fee
   1         944,141             1983                NAP            92.8%   04/01/2007   Fee
   1         711,495       1980, 1985, 1986          1993           91.3%   04/01/2007   Fee
   1         731,234    1983, 2001, 1980, 1999       NAP            99.5%   04/01/2007   Fee
   1         473,988             2000                NAP            97.9%   04/01/2007   Leasehold
   1         463,182             1999                NAP           100.0%   04/01/2007   Fee
   1         465,765             1986                NAP            95.6%   04/01/2007   Fee
   1         466,948         1978 - 1983             NAP            95.8%   04/01/2007   Fee
   1         294,521             1975                NAP            97.8%   04/01/2007   Fee
   1         329,695             1985                NAP            94.8%   04/01/2007   Fee
   1         251,088             1985                NAP           100.0%   04/01/2007   Fee
   1         163,936             1991                NAP            99.4%   04/01/2007   Fee
   1         277,672         1984, 1986              NAP            96.8%   04/01/2007   Fee
   1         216,469             2000                NAP           100.0%   04/01/2007   Fee
   1         102,822             1913                1987          100.0%   04/01/2007   Fee
   1         148,952             1987                NAP            91.5%   04/01/2007   Fee
   1         764,103             1988                NAP            98.3%   04/01/2007   Cash Flow
   1       1,079,013             1988                NAP            96.9%   04/01/2007   Cash Flow
   1         380,743             1980                NAP            99.4%   04/01/2007   Cash Flow

   2         696,027             1984                2000           91.9%   03/01/2007   Fee
   2         494,323             1974                2001           95.8%   03/01/2007   Fee / Leasehold
   8         506,141             2006                NAP           100.0%   03/13/2007   Fee

  30       1,487,620       1999, 2001, 2005          NAP           100.0%   12/31/2006   Fee
  30          65,493             1984                NAP            92.0%   02/28/2007   Fee
  52         144,057             1982                1996           85.9%   03/01/2007   Fee
  64         102,699             2001                2005          100.0%   05/01/2007   Fee
  75         226,878             1918             1964, 1987        93.1%   03/01/2007   Fee
  81          42,183             2006                NAP            95.3%   02/01/2007   Fee
  91          86,325          1922, 1970             NAP            96.8%   01/03/2007   Fee
  92         174,792             1988                NAP            98.3%   01/31/2007   Fee
  99          54,797             1960                2006          100.0%   03/01/2007   Fee
  180         25,791             2006                NAP            91.6%   04/11/2007   Fee
  184         11,157             2006                NAP           100.0%   05/01/2007   Fee
  185         21,208             2004                NAP            91.7%   01/16/2007   Fee
  193         57,606             2003                NAP            86.5%   01/30/2007   Fee
  199         19,140          2005, 2006             NAP            81.5%   02/01/2007   Fee
  215         13,813             2006                NAP           100.0%   05/01/2007   Fee
  218            156          1986, 1987             NAP            98.1%   12/01/2006   Fee
  219             67             1999                2006           72.3%   08/31/2006   Leasehold
  234             70             2005                NAP            79.2%   08/31/2006   Fee
  239             47             2004                NAP            79.9%   12/31/2006   Fee
  245         22,152             2005                NAP           100.0%   04/09/2007   Fee
  246         34,560             2002                NAP           100.0%   10/31/2006   Fee
  249            192             1973                1998           85.9%   02/01/2007   Fee
  251             63          1997, 2000             NAP            75.2%   03/31/2007   Fee
  253            138             1985                NAP            68.2%   03/31/2007   Fee
  254            128             1989             2003-2005         54.4%   09/30/2006   Fee
  256             70             1998                NAP            76.3%   12/31/2006   Fee
  272          7,000             1957                NAP           100.0%   05/01/2007   Fee
  281             69             1998                NAP            57.6%   08/31/2006   Fee
  284         11,157             2006                NAP           100.0%   05/01/2007   Fee
  299         36,820             2006                NAP            88.7%   01/06/2007   Fee
  334             68             1991                NAP            86.2%   10/31/2006   Fee
  396         15,100             1968                2007          100.0%   01/22/2007   Fee


Mortgage                                                         Related    Cut-Off Date                   First          First
  Loan                                                          Borrower    Balance per       Note      Payment Date   Payment Date
  No.                          Lien Position                      List       Unit or SF       Date        (P&I)(8)       (IO)(8)
--------      -----------------------------------------------   ---------   ------------   ----------   ------------   ------------
                                                                                           04/10/2007       NAP         06/07/2007
   1                     Pledge of First Mortgage                  NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                               First                           NAP              $309   04/10/2007       NAP         06/07/2007
   1                         Cash Flow Pledge                      NAP              $309   04/10/2007       NAP         06/07/2007
   1          Cash Flow Pledge of 62.8% JV Ownership Interest      NAP              $309   04/10/2007       NAP         06/07/2007
   1                         Cash Flow Pledge                      NAP              $309   04/10/2007       NAP         06/07/2007
                                                                                           03/29/2007       NAP         05/08/2007
   2                               First                           NAP              $252   03/29/2007       NAP         05/08/2007
   2                               First                           NAP              $252   03/29/2007       NAP         05/08/2007
   8                               First                          8, 91             $160   12/29/2006       NAP         02/08/2007
                                                                                           02/02/2007    04/01/2007        NAP
  30                               First                           NAP               $15   02/02/2007    04/01/2007        NAP
  30                               First                           NAP               $15   02/02/2007    04/01/2007        NAP
  52                               First                          52, 75            $116   01/29/2007    03/01/2007        NAP
  64                               First                         64, 235            $138   03/14/2007    05/01/2007        NAP
  75                               First                          52, 75             $53   01/29/2007    03/01/2007        NAP
  81                               First                           NAP              $273   03/05/2007    05/01/2012     05/01/2007
  91                               First                          8, 91             $118   01/04/2007    03/01/2009     03/01/2007
  92                               First                           NAP               $58   11/30/2006    01/01/2007        NAP
  99                               First                           NAP              $168   04/17/2007    06/01/2007        NAP
  180                              First                           NAP              $213   04/18/2007    06/01/2007        NAP
  184                              First                         184, 185           $165   01/18/2007    03/01/2007        NAP
  185                              First                         184, 185           $165   01/18/2007    03/01/2007        NAP
  193                              First                           NAP               $89   03/29/2007    05/01/2008     05/01/2007
  199                              First                           NAP              $260   12/15/2006    02/01/2007        NAP
  215                              First                           NAP              $320   04/04/2007    06/01/2007        NAP
  218                              First                           NAP           $28,057   11/15/2006    01/01/2007        NAP
  219                              First                         219, 234        $64,915   10/31/2006    12/01/2006        NAP
  234                              First                         219, 234        $56,168   10/31/2006    12/01/2006        NAP
  239                              First                           NAP           $80,527   12/29/2006    02/01/2007        NAP
  245                              First                           NAP              $162   11/17/2006    01/01/2007        NAP
  246                              First                           NAP              $103   11/14/2006    01/01/2010     01/01/2007
  249                              First                           NAP           $18,229   03/14/2007    05/01/2009     05/01/2007
  251                              First                           NAP           $55,373   01/24/2007    03/01/2007        NAP
  253                              First                         253, 254        $25,209   12/28/2006    02/01/2007        NAP
  254                              First                         253, 254        $26,760   11/08/2006    01/01/2007        NAP
  256                              First                           NAP           $47,997   07/07/2006    09/01/2006        NAP
  272                              First                           NAP              $429   11/06/2006    01/01/2011     01/01/2007
  281                              First                           NAP           $43,309   12/05/2006    02/01/2007        NAP
  284                              First                           NAP              $267   02/16/2007    04/01/2007        NAP
  299                              First                           NAP               $73   02/27/2007    04/01/2007        NAP
  334                              First                           NAP           $32,171   12/12/2006    02/01/2007        NAP
  396                              First                           NAP               $97   11/21/2006    01/01/2007        NAP


Mortgage                                                                Original   Remaining   Original   Remaining
  Loan      Maturity    Due      Grace     ARD     Lockbox    Lockbox   Term to     Term to     Amort.     Amort.     Mortgage
  No.         Date      Date   Period(9)   Loan    Status      Type     Maturity   Maturity    Term(10)     Term        Rate
--------   ----------   ----   ---------   ----   ---------   -------   --------   ---------   --------   ---------   --------
           05/07/2012                             In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
   1       05/07/2012      7           0    No    In-Place     Hard           60          60      IO         IO        5.797%
           04/08/2012                             In-Place     Hard           60          59      IO         IO        5.620%
   2       04/08/2012      8           0    No    In-Place     Hard           60          59      IO         IO        5.620%
   2       04/08/2012      8           0    No    In-Place     Hard           60          59      IO         IO        5.620%
   8       01/08/2017      8           0    No    In-Place     Hard          120         116      IO         IO        5.650%
           03/01/2017                               None        NAP          120         118      360        358       5.780%
  30       03/01/2017      1           5    No      None        NAP          120         118      360        358       5.780%
  30       03/01/2017      1           5    No      None        NAP          120         118      360        358       5.780%
  52       02/01/2012      1           5    No    In-Place     Hard           60          57      360        357       5.990%
  64       04/01/2017      1           5    No      None        NAP          120         119      360        359       5.670%
  75       02/01/2012      1           5    No    In-Place     Hard           60          57      360        357       5.990%
  81       04/01/2017      1           5    No      None        NAP          120         119      360        360       5.530%
  91       02/01/2017      1           5    No      None        NAP          120         117      360        360       5.600%
  92       12/01/2016      1           5    No      None        NAP          120         115      360        355       5.890%
  99       05/01/2017      1           5    No      None        NAP          120         120      360        360       5.840%
  180      05/01/2017      1           5    No      None        NAP          120         120      324        324       5.500%
  184      02/01/2017      1           5    No    In-Place     Hard          120         117      360        357       6.020%
  185      02/01/2017      1           5    No      None        NAP          120         117      360        357       6.020%
  193      04/01/2017      1           5    No      None        NAP          120         119      360        360       5.790%
  199      01/01/2017      1           5    No      None        NAP          120         116      360        356       5.900%
  215      05/01/2017      1           5    No      None        NAP          120         120      360        360       5.660%
  218      12/01/2016      1           5    No      None        NAP          120         115      360        355       5.620%
  219      11/01/2016      1           5    No      None        NAP          120         114      360        354       6.000%
  234      11/01/2016      1           5    No      None        NAP          120         114      360        354       6.000%
  239      01/01/2017      1           5    No      None        NAP          120         116      360        356       6.010%
  245      12/01/2016      1           5    No      None        NAP          120         115      360        355       5.850%
  246      12/01/2016      1           5    No    Springing    Hard          120         115      360        360       5.720%
  249      04/01/2017      1           5    No      None        NAP          120         119      360        360       5.780%
  251      02/01/2017      1           5    No      None        NAP          120         117      360        357       5.780%
  253      01/01/2017      1           5    No      None        NAP          120         116      300        296       5.750%
  254      12/01/2016      1           5    No      None        NAP          120         115      300        295       5.950%
  256      08/01/2016      1           5    No      None        NAP          120         111      300        291       6.450%
  272      12/01/2016      1           5    No      None        NAP          120         115      336        336       5.750%
  281      01/01/2017      1           5    No      None        NAP          120         116      360        356       6.150%
  284      03/01/2017      1           5    No    Springing    Hard          120         118      360        358       5.940%
  299      03/01/2017      1           5    No      None        NAP          120         118      360        358       6.440%
  334      01/01/2017      1           5    No      None        NAP          120         116      300        296       6.230%
  396      12/01/2016      1           5    No    In-Place     Hard          120         115      360        355       5.760%


Mortgage   Monthly     Monthly                  Third Most                     Second Most           Most           Most Recent
  Loan     Payment     Payment     Third Most   Recent NOI   Second Most        Recent NOI          Recent              NOI
  No.       (P&I)        (IO)      Recent NOI    End Date    Recent NOI          End Date             NOI            End Date
--------   --------   ----------   ----------   ----------   -----------   --------------------   -----------   -------------------
             NAP      $3,795,894
   1         NAP        $586,517   $23,159,020  12/31/2004   $21,208,805        12/31/2005        $19,364,825     TTM 10/31/2006
   1         NAP        $464,557   $14,158,150  12/31/2004   $19,129,777        12/31/2005        $20,383,775     TTM 10/31/2006
   1         NAP        $436,839   $16,717,437  12/31/2004   $15,503,742        12/31/2005        $15,474,857     TTM 10/31/2006
   1         NAP        $394,818   $14,871,504  12/31/2004   $14,956,393        12/31/2005        $16,104,255     TTM 10/31/2006
   1         NAP        $332,951   $15,478,144  12/31/2004   $15,571,132        12/31/2005        $15,405,541     TTM 10/31/2006
   1         NAP        $222,522   $13,491,368  12/31/2004    $8,931,513        12/31/2005         $9,838,198     TTM 10/31/2006
   1         NAP        $206,778   $6,981,985   12/31/2004    $7,998,450        12/31/2005         $8,575,097     TTM 10/31/2006
   1         NAP        $205,281   $7,925,470   12/31/2004    $8,344,605        12/31/2005        $10,562,260     TTM 10/31/2006
   1         NAP        $168,305   $5,884,785   12/31/2004    $6,448,792        12/31/2005         $6,834,261     TTM 10/31/2006
   1         NAP        $155,222   $3,852,327   12/31/2004    $5,179,810        12/31/2005         $4,633,934     TTM 10/31/2006
   1         NAP        $117,525   $2,018,813   12/31/2004    $2,523,151        12/31/2005         $3,739,160     TTM 10/31/2006
   1         NAP        $102,668   $1,582,645   12/31/2004    $2,854,046        12/31/2005         $2,887,632     TTM 10/31/2006
   1         NAP         $97,568   $3,760,981   12/31/2004    $3,856,832        12/31/2005         $4,327,320     TTM 10/31/2006
   1         NAP         $94,796   $2,930,355   12/31/2004    $3,370,749        12/31/2005         $3,183,144     TTM 10/31/2006
   1         NAP         $83,376      NAP          NAP        $2,901,808        12/31/2005         $3,554,775     TTM 10/31/2006
   1         NAP         $70,404   $2,703,783   12/31/2004    $2,996,736        12/31/2005         $2,900,420     TTM 10/31/2006
   1         NAP         $55,769   $1,338,361   12/31/2004    $1,354,073        12/31/2005         $2,153,661     TTM 10/31/2006
   1         NAP         NAP       $19,796,172  12/31/2004   $20,866,819        12/31/2005        $21,711,497     TTM 10/31/2006
   1         NAP         NAP       $17,029,769  12/31/2004   $16,821,310        12/31/2005        $17,004,497     TTM 10/31/2006
   1         NAP         NAP       $6,646,303   12/31/2004    $8,580,474        12/31/2005         $9,108,594     TTM 10/31/2006
             NAP      $1,424,514
   2         NAP        $949,676   $10,197,378  12/31/2003    $9,674,855        12/31/2004        $10,358,697       12/31/2005
   2         NAP        $474,838   $2,687,289   12/31/2003    $7,278,268        12/31/2004         $6,568,383       12/31/2005
   8         NAP        $386,672      NAP          NAP           NAP               NAP                NAP               NAP
           $140,515      NAP
  30       $102,459      NAP          NAP          NAP        $3,149,387        06/27/1905         $4,611,650       06/28/1905
  30        $38,056      NAP         $582,675   06/26/1905      $636,500        06/27/1905           $660,977     T-12 (11/30/06)
  52       $100,766      NAP       $2,161,207   06/26/1905    $1,730,888        06/27/1905         $1,718,157     T-12 (10/31/06)
  64        $82,147      NAP          NAP          NAP           NAP               NAP                NAP               NAP
  75        $72,468      NAP       $1,689,828   06/26/1905    $1,717,810        06/27/1905         $1,726,437     T-12 (10/31/06)
  81        $65,512      $53,732      NAP          NAP           NAP               NAP                NAP               NAP
  91        $58,556      $48,261      NAP          NAP           NAP               NAP                NAP               NAP
  92        $60,731      NAP          NAP          NAP           NAP               NAP               $477,339       06/28/1905
  99        $54,216      NAP         $356,007   06/26/1905      $312,456        06/27/1905           $479,311       06/28/1905
  180       $32,623      NAP          NAP          NAP           NAP               NAP               $267,071   T-6 (12/31/06) Ann.
  184       $17,214      NAP          NAP          NAP           NAP               NAP                NAP               NAP
  185       $14,931      NAP          $29,026   06/26/1905      $116,028        06/27/1905           $218,620     T-12 (11/30/06)
  193       $30,009      $25,047      NAP          NAP           NAP               NAP                NAP               NAP
  199       $29,657      NAP          NAP          NAP           NAP               NAP                NAP               NAP
  215       $25,571      NAP          NAP          NAP           NAP               NAP                NAP               NAP
  218       $25,315      NAP         $340,089   06/26/1905      $298,498        06/27/1905           $296,364     T-12 (7/31/06)
  219       $26,230      NAP         $589,470   06/26/1905      $530,918        06/27/1905           $573,683     T-12 (8/31/06)
  234       $23,712      NAP          NAP          NAP           NAP               NAP               $478,144     T-12 (8/31/06)
  239       $22,807      NAP          NAP          NAP           NAP               NAP               $514,323       06/28/1905
  245       $21,238      NAP          NAP          NAP           NAP               NAP               $319,779   T-9 (10/19/06) Ann.
  246       $20,707      $17,205     $124,598   06/26/1905       $58,993        06/27/1905           $236,594     T-12 (8/31/06)
  249       $20,492      $17,092      NAP          NAP           NAP               NAP               $348,702       06/28/1905
  251       $20,492      NAP         $432,291   06/26/1905      $500,080        06/27/1905           $536,266       06/28/1905
  253       $22,019      NAP          NAP          NAP          $521,213        06/27/1905           $774,522       06/28/1905
  254       $22,123      NAP         $424,914   06/26/1905      $415,242        06/27/1905           $468,160     T-12 (9/30/06)
  256       $22,851      NAP         $295,437   06/26/1905      $613,118   T-11 (12/31/05) Ann.      $563,860       06/28/1905
  272       $17,984      $14,575     $195,180   06/25/1905      $177,496        06/26/1905           $257,843       06/27/1905
  281       $18,277      NAP         $307,347   06/26/1905      $377,627        06/27/1905           $377,195       06/28/1905
  284       $17,752      NAP          NAP          NAP           NAP               NAP                NAP               NAP
  299       $16,959      NAP          NAP          NAP           NAP               NAP                NAP               NAP
  334       $14,486      NAP         $312,391   06/26/1905      $457,731        06/27/1905           $466,253       06/28/1905
  396        $8,617      NAP          NAP          NAP           NAP               NAP                NAP               NAP


Mortgage                                                                Underwritable                                    Source
  Loan     Underwritten   Underwritten   Underwritable   Underwritten       Cash          Balloon         Current          of
  No.          EGI          Expenses          NOI          Reserves         Flow          Balance        Value(11)      Value(11)
--------   ------------   ------------   -------------   ------------   -------------   ------------   --------------   ---------
           $354,117,597   $112,306,489    $232,287,136    $15,255,685    $217,631,011   $775,000,000   $4,453,034,000
   1        $41,074,705    $14,894,479     $26,180,226       $873,158     $25,307,068   $119,747,930     $529,000,000   Appraisal
   1        $30,545,603     $7,021,511     $23,524,092     $1,260,997     $22,263,095    $94,847,604     $419,000,000   Appraisal
   1        $28,071,027     $8,301,024     $19,770,003     $1,153,769     $18,616,234    $89,188,439     $394,000,000   Appraisal
   1        $30,980,759    $12,711,966     $18,268,793       $880,663     $17,388,129    $80,609,145     $356,100,000   Appraisal
   1        $24,118,682     $7,495,676     $16,623,006     $1,153,488     $15,469,519    $67,977,889     $302,000,000   Appraisal
   1        $17,473,413     $5,634,675     $11,838,738       $823,859     $11,014,878    $45,431,776     $200,700,000   Appraisal
   1        $13,695,876     $4,460,723      $9,235,154       $864,472      $8,370,682    $42,217,370     $186,500,000   Appraisal
   1        $14,212,550     $4,356,452      $9,856,098       $672,663      $9,183,434    $41,911,776     $182,150,000   Appraisal
   1        $12,942,281     $3,754,953      $9,187,329       $720,410      $8,466,919    $34,362,449     $151,800,000   Appraisal
   1        $11,100,543     $3,398,937      $7,701,606       $573,627      $7,127,979    $31,691,324     $144,000,000   Appraisal
   1        $10,080,811     $2,814,064      $7,266,746       $465,145      $6,801,602    $23,994,859     $106,000,000   Appraisal
   1         $6,306,620     $2,302,082      $4,004,538       $449,021      $3,555,517    $20,961,547      $92,600,000   Appraisal
   1         $8,901,737     $3,370,195      $5,531,542       $305,782      $5,225,760    $19,920,260      $96,000,000   Appraisal
   1         $6,692,458     $2,332,365      $4,360,093       $461,964      $3,898,128    $19,354,344      $85,500,000   Appraisal
   1         $6,512,906     $1,845,476      $4,667,430       $467,556      $4,199,874    $17,022,768      $75,200,000   Appraisal
   1         $5,101,921     $2,523,180      $2,578,741       $202,520      $2,376,221    $14,374,279      $63,500,000   Appraisal
   1         $3,941,992     $1,323,042      $2,618,950       $266,466      $2,352,485    $11,386,240      $50,300,000   Appraisal
   1        $30,503,227     $8,733,694     $21,769,534     $1,477,500     $20,292,034             $0     $440,000,000   Appraisal
   1        $36,782,970    $11,180,896     $16,078,102     $1,611,718     $15,065,944             $0     $378,684,000   Appraisal
   1        $15,077,516     $3,851,100     $11,226,415       $570,907     $10,655,509             $0     $200,000,000   Appraisal
            $33,813,230    $14,368,619     $19,444,612       $416,623     $19,027,989   $300,000,000     $394,850,000
   2        $21,531,135     $8,776,211     $12,754,923       $243,609     $12,511,314   $200,000,000     $256,650,000   Appraisal
   2        $12,282,096     $5,592,407      $6,689,688       $173,013      $6,516,675   $100,000,000     $138,200,000   Appraisal
   8         $7,744,649     $1,596,798      $6,147,851       $239,079      $5,908,772    $81,000,000     $103,400,000   Appraisal
            $12,165,869     $8,098,137      $4,067,731       $535,307      $2,041,736    $20,276,773      $36,400,000
  30        $11,233,929     $7,806,265      $3,427,664       $446,286      $1,490,689    $14,785,147      $27,600,000   Appraisal
  30           $931,940       $291,872        $640,068        $89,021        $551,047     $5,491,627       $8,800,000   Appraisal
  52         $3,136,180     $1,476,083      $1,660,097       $247,779      $1,412,318    $15,754,873      $21,225,000   Appraisal
  64         $1,532,640        $45,979      $1,486,661        $86,076      $1,400,585    $11,950,577      $21,000,000   Appraisal
  75         $3,533,041     $2,155,231      $1,377,810       $301,748      $1,076,062    $11,330,399      $16,150,000   Appraisal
  81         $1,227,102       $216,892      $1,010,210        $77,950        $932,260    $10,702,961      $15,200,000   Appraisal
  91         $1,685,488       $704,142        $981,346        $97,559        $883,787     $8,969,956      $13,400,000   Appraisal
  92         $1,341,963       $422,146        $919,818        $97,793        $822,025     $8,683,371      $12,800,000   Appraisal
  99         $1,170,492       $289,835        $880,657        $51,256        $829,402     $7,784,050      $13,800,000   Appraisal
  180          $839,604       $246,062        $593,541        $50,292        $543,249     $4,384,943       $7,100,000   Appraisal
  184          $261,300         $7,839        $253,461         $4,463        $248,999     $2,435,442       $3,560,000   Appraisal
  185          $306,396        $58,850        $247,546        $17,465        $230,083     $2,112,417       $3,175,000   Appraisal
  193          $761,755       $247,507        $514,248        $57,606        $456,642     $4,426,213       $6,400,000   Appraisal
  199          $561,729       $130,023        $431,706        $22,995        $408,711     $4,235,906       $7,850,000   Appraisal
  215          $381,385        $11,442        $369,944         $9,807        $360,136     $3,723,780       $5,950,000   Appraisal
  218          $953,844       $523,164        $430,680        $39,000        $391,680     $3,697,482       $5,700,000   Appraisal
  219        $1,506,870       $971,604        $535,266        $60,275        $474,991     $3,717,372       $5,900,000   Appraisal
  234        $1,374,318       $912,463        $461,855        $54,973        $406,882     $3,360,505       $5,300,000   Appraisal
  239        $1,191,818       $733,813        $458,005        $47,673        $410,332     $3,229,668       $6,100,000   Appraisal
  245          $572,761       $207,349        $365,412        $23,848        $341,564     $3,046,163       $4,500,000   Appraisal
  246          $596,875       $224,440        $372,435        $29,376        $343,059     $3,204,795       $4,450,000   Appraisal
  249          $607,810       $228,952        $378,858         $9,600        $369,258     $3,091,492       $5,400,000   Appraisal
  251        $1,113,052       $614,247        $498,805        $44,522        $454,283     $2,954,315       $5,500,000   Appraisal
  253        $2,017,287     $1,347,022        $670,265        $80,389        $589,876     $2,695,959       $7,000,000   Appraisal
  254        $1,971,879     $1,515,304        $456,576        $78,875        $377,701     $2,676,223       $4,800,000   Appraisal
  256        $1,366,774       $881,162        $485,612        $54,671        $430,941     $2,680,874       $5,100,000   Appraisal
  272          $361,267       $120,341        $240,926         $2,170        $238,756     $2,713,013       $3,850,000   Appraisal
  281        $1,183,653       $821,899        $361,754        $47,346        $314,408     $2,560,068       $4,350,000   Appraisal
  284          $293,355         $8,801        $284,555         $1,674        $282,881     $2,529,710       $3,800,000   Appraisal
  299          $349,739        $50,938        $298,801        $38,661        $260,140     $2,325,193       $3,600,000   Appraisal
  334          $994,739       $676,794        $317,945        $39,790        $278,155     $1,721,981       $3,650,000   Appraisal
  396          $263,850       $130,191        $133,659         $9,513        $124,146     $1,244,739       $1,850,000   Appraisal


Mortgage                                                              Lease
  Loan     Valuation                                                Expiration     %
  No.         Date      Largest Tenant(12)                             Date       NSF     Second Largest Tenant(12)
--------   ----------   -----------------------------------------   ----------   -----    ------------------------------

   1       03/01/2007   Fulbright & Jaworski                        06/30/2015    18.8%   Shearman & Sterling
   1       03/15/2007   GSA - Department Of Defense                 04/30/2008    58.0%   Polk GS
   1       03/01/2007   Wells Fargo Bank NA                         09/30/2008    13.6%   King County
   1       03/01/2007   Commodity Future                            09/30/2015    22.7%   Jackson & Campbell
   1       03/15/2007   Booz Allen Hamilton                         12/31/2010    55.9%   Booz Allen Hamilton
   1       03/01/2007   Infospace                                   02/28/2013    27.6%   Keybank National Association
   1       03/01/2007   Expedia                                     09/30/2009    57.4%   Sierra Entertainment
   1       03/01/2007   HDR Engineering                             12/31/2012    11.7%   Oracle USA
   1       03/01/2007   US Bank National                            12/31/2013     9.8%   Business Service Center
   1       03/15/2007   DHS - GS-11B-01687                          05/31/2009    18.7%   GSA - GS-11B-01808
   1       03/15/2007   SunTrust Bank                               11/30/2014    17.4%   HQ Global Workplaces
   1       03/01/2007   Fiserv Seattle                              07/31/2008    14.7%   Orrtax Software
   1       03/01/2007   GSA-Department of Justice                   01/31/2008    42.4%   American Hospital Association
   1       03/01/2007   High Tech Institute                         08/31/2014    11.3%   John L Scott Real Estate Servi
   1       03/15/2007   XO Communications                           11/30/2007    77.4%   Stanley Martin
   1       03/01/2007   New York Times                              12/31/2009    21.5%   Williams Companies
   1       03/01/2007   Serena Software                             01/31/2012    19.3%   Barclay Dean
   1       03/15/2007   College Entrance Exam                       09/30/2009     9.3%   Pfizer, Inc.
   1       03/01/2007   Perkins Coie                                12/31/2011    26.2%   Washington Mutual Bank
   1       03/15/2007   BAE Systems                                 05/31/2014    19.3%   Federal Network Systems

   2       04/01/2007   Rothgerber Johnson & Lyons LLP              08/31/2010     8.0%   Hogan & Hartson
   2       04/01/2007   US Bank                                     12/31/2016    27.4%   Encana Oil & Gas
   8       01/01/2007   Walmart Store #3326                         01/31/2027    29.0%   Giant Eagle Store #0218

  30       01/05/2007   Czarnowski Display Services                 10/31/2011    13.4%   Champion Exposition
  30       01/05/2007   AFSCME                                      01/31/2008     8.0%   Wells Fargo Financial Nevada
  52       12/29/2006   Washington Mutual                           12/31/2008    49.6%   St. Clair Mgt. Resources, Inc.
  64       11/27/2006   Gateway Medical Research Inc.               12/31/2026   100.0%   NAP
  75       12/28/2006   Wheelabrator Air Pollution                  12/31/2010    26.8%   Cardholder Services
  81       02/15/2007   Academy of Hair Design                      11/30/2016    27.3%   Dotty's
  91       11/15/2006   Passaic Board of Education                  03/31/2010    73.7%   PNC Bank
  92       10/09/2006   Gabriel Brothers                            05/31/2015    36.8%   Buccaneer Data Services
  99       01/18/2007   Pacific Oaks College                        07/31/2016    29.2%   Idealab
  180      12/07/2006   Cherry Hill Internal Medicine Associates    04/30/2021    17.8%   Oakwood Healthcare System
  184      11/07/2006   Rite Aid                                    01/31/2027   100.0%   NAP
  185      11/07/2006   Ziyan Salon                                 03/31/2011    22.1%   Yamaguchi
  193      01/18/2007   Supremo Food Markets                        01/31/2025    44.8%   Lot Stores
  199      10/18/2006   Boneheads                                   05/31/2016    14.3%   Doc Greens
  215      02/07/2007   Eckerd Corporation                          11/30/2026   100.0%   NAP
  218      09/28/2006   NAP                                            NAP        NAP     NAP
  219      10/01/2006   NAP                                            NAP        NAP     NAP
  234      10/01/2006   NAP                                            NAP        NAP     NAP
  239      12/05/2006   NAP                                            NAP        NAP     NAP
  245      08/21/2006   Cooper's Hawk Winery & Restaurant           06/30/2014    59.9%   MGM Construction Co
  246      10/12/2006   Walters Companies                           07/13/2009    31.4%   Elements Salon
  249      02/08/2007   NAP                                            NAP        NAP     NAP
  251      10/20/2006   NAP                                            NAP        NAP     NAP
  253      11/01/2006   NAP                                            NAP        NAP     NAP
  254      10/01/2006   NAP                                            NAP        NAP     NAP
  256      05/25/2006   NAP                                            NAP        NAP     NAP
  272      08/20/2006   JPMorgan Chase Bank, National Association   12/31/2012   100.0%   NAP
  281      10/27/2006   NAP                                            NAP        NAP     NAP
  284      12/04/2006   Rite Aid                                    01/31/2027   100.0%   NAP
  299      01/10/2007   PPS/Chempac                                 06/30/2016    41.4%   Omnicell
  334      11/04/2006   NAP                                            NAP        NAP     NAP
  396      02/01/2007   Dollar Tree Sores, Inc.                     10/31/2016    68.9%   JK Optical


Mortgage     Lease                                                  Lease                  Insurance      Tax
  Loan     Expiration    %                                        Expiration      %         Escrow     Escrow in
  No.         Date      NSF     Third Largest Tenant(12)             Date        NSF       in Place    Place(13)
--------   ----------   ----    -------------------------------   ----------   --------    ---------   ---------

   1       03/31/2016   14.0%   Edison Electric Institute         07/31/2015       11.3%      No          No
   1       03/31/2015   14.4%   Polk GSA - Army Material Comma    03/31/2014        8.4%      No          No
   1       07/31/2007   10.4%   Moss Adams                        11/30/2016        9.1%      No          No
   1       05/31/2010    6.2%   AT&T Corp.                        12/31/2010        4.5%      No          No
   1       01/31/2012   24.6%   Booz Allen Hamilton               06/30/2014       17.2%      No          No
   1       07/31/2010   21.9%   Symetra Financial Corporation     07/31/2015       15.1%      No          No
   1       02/28/2010   27.6%   American Family Mutual Insuran    10/31/2010        3.9%      No          No
   1       03/31/2009    6.6%   Cisco Systems                     02/28/2013        6.0%      No          No
   1       03/31/2009    7.7%   Tectura Corporation               12/31/2012        4.6%      No          No
   1       02/28/2011   16.0%   EADS                              08/31/2014       12.6%      No          No
   1       03/31/2011    6.5%   Mercury Interactive               06/30/2011        6.4%      No          No
   1       09/30/2013   13.3%   Great American Insurance          12/31/2009        9.9%      No          No
   1       08/31/2014   24.1%   National Retail Federation        03/31/2014       16.3%      No          No
   1       04/30/2014    9.6%   Peacehealth                       03/31/2014        9.3%      No          No
   1       01/31/2016   13.4%   Akamai Technologies               05/31/2011        7.2%      No          No
   1       03/31/2009   12.2%   Cozen O'Connor                    04/30/2011       11.4%      No          No
   1       08/31/2012    8.8%   National Medical Management       07/31/2008        8.5%      No          No
   1       09/30/2009    8.2%   Metron                            02/29/2012        6.7%      No          No
   1       12/31/2010   16.8%   Davis Wright Tremaine             12/31/2013       15.7%      No          No
   1       11/30/2008   11.2%   BBN Technologies                  11/30/2010       10.8%      No          No

   2       09/30/2016    6.4%   Marisco Capital Management        06/30/2014        5.9%      Yes         Yes
   2       08/31/2008   19.1%   Otten Johnson                     12/31/2015       11.1%      Yes         Yes
   8       09/30/2026   15.7%   Dick's Sporting Goods, Inc.       01/31/2022        9.4%      No          No

  30       02/28/2008    6.9%   Patron Spirits Company            09/30/2010        6.7%      No          No
  30       04/30/2008    6.1%   D'Hair To Be Different            09/30/2009        5.8%      No          No
  52       06/30/2012   12.4%   Ryan Beck & Co.                   11/30/2011        3.4%      No          No
  64          NAP       NAP     NAP                                  NAP         NAP          No          No
  75       10/31/2009   26.2%   Allegheny County Dept. of Aging   07/31/2016       16.8%      No          No
  81       10/12/2026    7.9%   Carpet Xtreme                     11/30/2012        7.9%      No          No
  91       03/31/2011    6.3%   PSE & G                           12/31/2008        4.2%      Yes         Yes
  92       09/30/2016   18.4%   Artesian Factory Pools & Spas     08/31/2009       14.4%      No          Yes
  99       07/31/2009   24.6%   State of California               05/31/2016       22.8%      No          No
  180      05/31/2013   17.5%   Medstar Rehabilitation            04/30/2021       10.3%      Yes         Yes
  184         NAP       NAP     NAP                                  NAP         NAP          No          No
  185      09/30/2009    8.0%   Willstaff                         05/31/2010        8.0%      Yes         Yes
  193      01/31/2014   11.1%   Laundry Zone                      06/30/2013        7.0%      Yes         Yes
  199      05/31/2016   13.3%   Moes                              05/31/2016       13.1%      Yes         Yes
  215         NAP       NAP     NAP                                  NAP         NAP          No          No
  218         NAP       NAP     NAP                                  NAP         NAP          No          Yes
  219         NAP       NAP     NAP                                  NAP         NAP          Yes         Yes
  234         NAP       NAP     NAP                                  NAP         NAP          Yes         Yes
  239         NAP       NAP     NAP                                  NAP         NAP          Yes         Yes
  245      03/31/2022   40.1%   NAP                                  NAP         NAP          Yes         Yes
  246      04/30/2011   15.8%   Taki Japanese Restaurant          08/31/2012       15.5%      Yes         Yes
  249         NAP       NAP     NAP                                  NAP         NAP          Yes         Yes
  251         NAP       NAP     NAP                                  NAP         NAP          Yes         No
  253         NAP       NAP     NAP                                  NAP         NAP          No          Yes
  254         NAP       NAP     NAP                                  NAP         NAP          No          Yes
  256         NAP       NAP     NAP                                  NAP         NAP          Yes         Yes
  272         NAP       NAP     NAP                                  NAP         NAP          No          No
  281         NAP       NAP     NAP                                  NAP         NAP          Yes         Yes
  284         NAP       NAP     NAP                                  NAP         NAP          No          No
  299      10/31/2011   16.2%   CP Construction                   09/30/2011       13.1%      No          Yes
  334         NAP       NAP     NAP                                  NAP         NAP          Yes         Yes
  396      10/31/2021   31.1%   NAP                                  NAP         NAP          No          Yes


Mortgage  Capital Expenditure    TI/LC
  Loan          Escrow         Escrow in
  No.        in Place(14)      Place(15) Other Escrow Description(16)
--------  -------------------  --------- -------------------------------------------------------------------------------------------

   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP
   1              No              Yes    NAP

   2              Yes             Yes    NAP
   2              Yes             Yes    NAP
   8              No              No     Rental and Co-Tenancy Holdback

  30              No              No     NAP
  30              No              No     NAP
  52              Yes             Yes    NAP
  64              No              No     NAP
  75              Yes             Yes    NAP
  81              Yes             Yes    Rosati's Pizza and Heidi's Charleston Holdback
  91              Yes             Yes    NAP
  92              Yes             Yes    Holdback - Planet Fitness ($76,800); Holdback - Buccaneer Data Services Reserve ($112,700);
                                           Buccaneer Letter of Credit ($350,000)
  99              No              Yes    NAP
  180             No              Yes    NAP
  184             Yes             No     NAP
  185             Yes             Yes    Holdback
  193             Yes             No     Earnout Reserve
  199             No              No     Holdback
  215             No              No     NAP
  218             Yes             No     NAP
  219             Yes             No     Ground Lease Reserve
  234             Yes             No     NAP
  239             Yes             No     NAP
  245             No              Yes    NAP
  246             No              Yes    NAP
  249             Yes             No     Holdback
  251             Yes             No     NAP
  253             Yes             No     NAP
  254             Yes             No     NAP
  256             Yes             No     NAP
  272             No              No     NAP
  281             Yes             No     NAP
  284             Yes             No     NAP
  299             Yes             Yes    Easement Holdback
  334             Yes             No     NAP
  396             Yes             No     Dollar Tree Reserve


Mortgage                Springing                 Initial Capital           Monthly Capital      Current Capital
  Loan                   Escrow                  Expenditure Escrow        Expenditure Escrow   Expenditure Escrow
  No.                Description(17)              Requirement(18)           Requirement(19)        Balance(20)
--------   -----------------------------------   ------------------        ------------------   ------------------

   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0
   1       Tax, Insurance, CapEx, TI/LC, Other                   $0                        $0                   $0

   2                       NAP                                   $0                   $16,533                   $0
   2                       NAP                                   $0                    $8,266                   $0
   8          Tax, Insurance, CapEx, TI/LC                       $0                        $0                   $0

  30              Tax, Insurance, TI/LC                          $0                        $0                   $0
  30              Tax, Insurance, TI/LC                          $0                        $0                   $0
  52                 Tax, Insurance                              $0                    $2,401               $2,401
  64                 Tax, Insurance                              $0                        $0                   $0
  75              Tax, Insurance, TI/LC                          $0                    $3,781               $3,781
  81          Tax, Insurance, CapEx, TI/LC                   $6,331(LOC)                   $0         $6,331 (LOC)
  91                      TI/LC                                  $0                      $813                 $813
  92                    Insurance                            $2,185                    $2,185               $8,751
  99              Tax, Insurance, TI/LC                          $0                        $0                   $0
  180                 CapEx, TI/LC                               $0                        $0                   $0
  184         Tax, Insurance, TI/LC, Other                       $0                      $139                 $139
  185                     TI/LC                                  $0                      $265                 $265
  193                     TI/LC                                  $0                      $720                   $0
  199                     TI/LC                                  $0                        $0                   $0
  215         Tax, Insurance, CapEx, TI/LC                       $0                        $0                   $0
  218                      NAP                                   $0                    $3,653              $10,959
  219                      NAP                                   $0                    $3,720              $11,171
  234                      NAP                                   $0                    $3,355               $8,536
  239                      NAP                                   $0                    $3,525               $7,050
  245                     TI/LC                                  $0                        $0                   $0
  246                 CapEx, Other                               $0                        $0                   $0
  249                      NAP                                   $0                      $800                   $0
  251                      Tax                                   $0                    $4,316               $4,316
  253                   Insurance                                $0                    $4,681               $9,366
  254                      NAP                                   $0                    $4,815              $14,457
  256                      NAP                                   $0                    $4,333              $21,665
  272         Tax, Insurance, TI/LC, Other                       $0                        $0                   $0
  281                      NAP                                   $0                    $3,833               $7,667
  284         Tax, Insurance, TI/LC, Other                       $0                      $139                   $0
  299               Insurance, TI/LC                             $0                      $460                   $0
  334                      NAP                                   $0                    $3,075               $6,150
  396               Insurance, TI/LC                             $0                      $189                 $567


Mortgage    Initial TI/LC     Monthly TI/LC    Current TI/LC                    Interest
  Loan         Escrow            Escrow           Escrow       Environmental    Accrual     Seasoning              DEF/   DEF/
  No.      Requirement(21)   Requirement(22)    Balance(23)      Insurance       Method       (24)      LO   DEF   YM1     YM
--------   ---------------   ---------------   -------------   -------------   ----------   ---------   --   ---   ----   ----
                                                                               Actual/360           0                29
   1            $2,812,160                $0      $2,812,160        No         Actual/360           0                29
   1            $2,227,401                $0      $2,227,401        No         Actual/360           0                29
   1            $2,094,501                $0      $2,094,501        No         Actual/360           0                29
   1            $1,893,025                $0      $1,893,025        No         Actual/360           0                29
   1            $1,596,392                $0      $1,596,392        No         Actual/360           0                29
   1            $1,066,920                $0      $1,066,920        No         Actual/360           0                29
   1              $991,432                $0        $991,432        No         Actual/360           0                29
   1              $984,256                $0        $984,256        No         Actual/360           0                29
   1              $806,968                $0        $806,968        No         Actual/360           0                29
   1              $744,239                $0        $744,239        No         Actual/360           0                29
   1              $563,495                $0        $563,495        No         Actual/360           0                29
   1              $492,261                $0        $492,261        No         Actual/360           0                29
   1              $467,807                $0        $467,807        No         Actual/360           0                29
   1              $454,517                $0        $454,517        No         Actual/360           0                29
   1              $399,763                $0        $399,763        No         Actual/360           0                29
   1              $337,565                $0        $337,565        No         Actual/360           0                29
   1              $267,394                $0        $267,394        No         Actual/360           0                29
   1                    $0                $0              $0        No         Actual/360           0                29
   1                    $0                $0              $0        No         Actual/360           0                29
   1                    $0                $0              $0        No         Actual/360           0                29
                                                                               Actual/360           1   25    31
   2            $3,338,565                $0      $3,338,565        No         Actual/360           1   25    31
   2            $4,529,754                $0      $4,529,754        No         Actual/360           1   25    31
   8                    $0                $0              $0        Yes        Actual/360           4   28           90
                                                                               Actual/360           2   26    90
  30                    $0                $0              $0        No         Actual/360           2   26    90
  30                    $0                $0              $0        No         Actual/360           2   26    90
  52            $4,000,000                $0      $4,000,274        No         Actual/360           3   27    27
  64                    $0                $0              $0        No         Actual/360           1   25    91
  75              $500,000                $0        $500,034        No         Actual/360           3   27    27
  81       $135,000 (LOC)                 $0   $135,000 (LOC)       No         Actual/360           1   25    91
  91                    $0            $7,391          $7,391        No         Actual/360           3   27    89
  92                $5,080            $5,080         $20,345        No         Actual/360           5   29    87
  99                    $0            $4,167              $0        No         Actual/360           0   24    92
  180       $50,000 (LOC)                 $0   $50,000 (LOC)        No         Actual/360           0   24    92
  184                   $0                $0              $0        No         Actual/360           3   27    89
  185                   $0            $1,679          $1,679        No         Actual/360           3   27    89
  193                   $0                $0              $0        No         Actual/360           1   25    91
  199                   $0                $0              $0        No         Actual/360           4
  215                   $0                $0              $0        No         Actual/360           0   24    92
  218                   $0                $0              $0        No         Actual/360           5   29    87
  219                   $0                $0              $0        No         Actual/360           6   30    86
  234                   $0                $0              $0        No         Actual/360           6   30    86
  239                   $0                $0              $0        No         Actual/360           4   28    88
  245                   $0              $500          $1,500        No         Actual/360           5   29    87
  246                   $0            $2,500          $7,503        No         Actual/360           5   29
  249                   $0                $0              $0        No         Actual/360           1   25    91
  251                   $0                $0              $0        No         Actual/360           3   27    91
  253                   $0                $0              $0        No         Actual/360           4   28    88
  254                   $0                $0              $0        No         Actual/360           5   29    87
  256                   $0                $0              $0        No         Actual/360           9   33    83
  272                   $0                $0              $0        No         Actual/360           5   29           87
  281                   $0                $0              $0        No         Actual/360           4   28    88
  284                   $0                $0              $0        No         Actual/360           2   26    90
  299                   $0            $2,310              $0        No         Actual/360           2   26    90
  334                   $0                $0              $0        No         Actual/360           4   28    88
  396                   $0                $0              $0        No         Actual/360           5   29    87


Mortgage                                                              YM      Administrative   Mortgage
  Loan                                                              Formula        Cost          Loan
  No.      YM2   YM1   YM    #     4%     3%     2%     #    Open    (26)          Rate          No.
--------   ---   ---   --   ---   ----   ----   ----   ---   ----   -------   --------------   --------
                  24                                            7      A               2.026
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
   1              24                                            7      A               2.026          1
                                                                4                      2.026
   2                                                            4                      2.026          2
   2                                                            4                      2.026          2
   8                                                            2      E               2.026          8
                                                                4                      2.026
  30                                                            4                      2.026         30
  30                                                            4                      2.026         30
  52                                                            6                      7.026         52
  64                                                            4                      2.026         64
  75                                                            6                      7.026         75
  81                                                            4                      2.026         81
  91                                                            4                      2.026         91
  92                                                            4                      2.026         92
  99                                                            4                     12.026         99
  180                                                           4                      2.026        180
  184                                                           4                      2.026        184
  185                                                           4                      2.026        185
  193                                                           4                      2.026        193
  199            116                                            4      N               2.026        199
  215                                                           4                      2.026        215
  218                                                           4                      2.026        218
  219                                                           4                      2.026        219
  234                                                           4                      2.026        234
  239                                                           4                      2.026        239
  245                                                           4                      2.026        245
  246             87                                            4      O               2.026        246
  249                                                           4                      2.026        249
  251                                                           2                      2.026        251
  253                                                           4                      2.026        253
  254                                                           4                      2.026        254
  256                                                           4                      2.026        256
  272                                                           4      Q               2.026        272
  281                                                           4                      2.026        281
  284                                                           4                      2.026        284
  299                                                           4                      2.026        299
  334                                                           4                      2.026        334
  396                                                           4                      2.026        396

                                  SCHEDULE III

                               PCFII LOAN SCHEDULE

                                 [see attached]

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Principal Commercial Funding II, LLC


Mortgage Loan No.   CMSA Loan No.   CMSA Property No.   Mortgage Loan Seller(1)
-----------------   -------------   -----------------   -----------------------
                3                   3-001               PCFII
                3                   3-002               PCFII
                3                   3-003               PCFII
                3                   3-004               PCFII
                3                   3-005               PCFII
                3                   3-006               PCFII
                3                   3-007               PCFII
                3                   3-008               PCFII
                3                   3-009               PCFII
                3                   3-010               PCFII
                3                   3-011               PCFII
                5               5   5-001               PCFII
                9               9   9-001               PCFII
               21              21   21-001              PCFII
               34              34   34-001              PCFII
               36              36   36-001              PCFII
               50              50   50-001              PCFII
               53              53   53-001              PCFII
               54              54   54-001              PCFII
               56              56   56-001              PCFII
               60              60   60-001              PCFII
               62              62   62-001              PCFII
               66              66   66-001              PCFII
               67              67   67-001              PCFII
               82              82   82-001              PCFII
               84              84   84-001              PCFII
               96              96   96-001              PCFII
              105             105   105-001             PCFII
              120             120   120-001             PCFII
              121             121   121-001             PCFII
              141             141   141-001             PCFII
              144             144   144-001             PCFII
              163             163   163-001             PCFII
              214             214   214-001             PCFII
              226             226   226-001             PCFII
              228             228   228-001             PCFII
              230             230   230-001             PCFII
              232             232   232-001             PCFII
              233             233   233-001             PCFII
              243             243   243-001             PCFII
              279             279   279-001             PCFII
              293             293   293-001             PCFII
              308             308   308-001             PCFII
              315             315   315-001             PCFII
              323             323   323-001             PCFII
              328             328   328-001             PCFII
              329             329   329-001             PCFII
              337             337   337-001             PCFII
              339             339   339-001             PCFII
              341             341   341-001             PCFII
              380             380   380-001             PCFII
              415             415   415-001             PCFII


Mortgage Loan No.   Property Name                       Loan Group   Cross-Collateralization(2)   Original Balance
-----------------   ---------------------------------   ----------   --------------------------   ----------------
                3   Bethany Towne Center (III)                   1   No                                $42,844,441
                3   Sun Village Fair (III)                       1   No                                $35,103,434
                3   Peoria Station (III)                         1   No                                $25,367,622
                3   Metro Power Center (III)                     1   No                                $22,299,305
                3   Arcadia Towne Center (III)                   1   No                                $16,970,489
                3   Southern Sunset (III)                        1   No                                $14,909,086
                3   Shea Plaza (III)                             1   No                                $13,730,698
                3   Moon Valley Towne Center (III)               1   No                                $12,918,296
                3   Park Northern (III)                          1   No                                $12,434,071
                3   Lone Mountain Landing (III)                  1   No                                 $9,226,555
                3   Westporte Village (III)                      1   No                                 $6,196,003
                5   Layton Hills Mall                            1   No                               $107,500,000
                9   The Meridian                                 1   No                                $71,000,000
               21   Camelback Executive Park                     1   No                                $32,050,000
               34   Crossings of Sandusky                        1   No                                $21,500,000
               36   Residence Inn Woburn                         1   No                                $20,440,000
               50   Holiday Inn Seattle City Cente               1   No                                $17,800,000
               53   Camelback Tower                              1   No                                $16,750,000
               54   Eastgate Crossing                            1   No                                $16,720,000
               56   1450 Veterans Boulevard                      1   No                                $15,500,000
               60   Centerpointe Marketplace                     1   No                                $14,850,000
               62   Gateway at Centreport                        2   No                                $14,500,000
               66   Spruce Tower                                 1   No                                $14,000,000
               67   28624 Witherspoon Parkway                    1   No                                $13,650,000
               82   334 Route 31                                 1   No                                $11,500,000
               84   Gateway Lakes Apartments                     2   No                                $11,400,000
               96   2601 Wilshire Boulevard                      1   No                                 $9,300,000
              105   Hamilton Corporate Center                    1   No                                 $8,800,000
              120   Noble Park Apartments                        2   No                                 $8,100,000
              121   Sully Square                                 1   No                                 $8,000,000
              141   Oxford Hotel and Annex Building              1   No                                 $7,000,000
              144   Reflections In The Park                      1   No                                 $7,000,000
              163   The Shoppes @ Liberty Triangle               1   No                                 $6,000,000
              214   17015 Park Row                               1   No                                 $4,450,000
              226   Knollwood Apartments                         2   No                                 $4,208,000
              228   The Shoppes At The Plaza                     1   No                                 $4,125,000
              230   Sequim Riverbend Center                      1   No                                 $4,000,000
              232   7201 Canyon Drive                            1   No                                 $3,950,000
              233   1515 West Fullerton Avenue                   1   No                                 $3,950,000
              243   9930 Colerain Avenue                         1   No                                 $3,600,000
              279   10016 South 51st Street                      1   No                                 $3,000,000
              293   Green Mountain Village Apartments            2   No                                 $2,776,000
              308   5533 Walnut Street                           1   No                                 $2,500,000
              315   Park Village                                 1   No                                 $2,400,000
              323   3420 East Shea Boulevard                     1   No                                 $2,300,000
              328   1000 North Kraemer Place                     1   No                                 $2,250,000
              329   1191 Hawk Circle                             1   No                                 $2,250,000
              337   CVS Drug Store                               1   No                                 $2,100,000
              339   4241 Brookhill Road                          1   No                                 $2,100,000
              341   500 Oak Grove Pkwy                           1   No                                 $2,100,000
              380   450 Oak Grove Parkway                        1   No                                 $1,690,000
              415   16201 Southwest 88 Street                    1   No                                 $1,035,000


Mortgage Loan No.   Cut-Off Date Balance(3)   NOI DSCR(4)   NCF DSCR(4)   Post IO Period NCF DSCR(4)   Cut-Off Date LTV(4)
-----------------   -----------------------   -----------   -----------   --------------------------   -------------------
                3               $42,844,441          1.25          1.22                          NAP                  77.5%
                3               $35,103,434          1.25          1.22                          NAP                  77.5%
                3               $25,367,622          1.25          1.22                          NAP                  77.5%
                3               $22,299,305          1.25          1.22                          NAP                  77.5%
                3               $16,970,489          1.25          1.22                          NAP                  77.5%
                3               $14,909,086          1.25          1.22                          NAP                  77.5%
                3               $13,730,698          1.25          1.22                          NAP                  77.5%
                3               $12,918,296          1.25          1.22                          NAP                  77.5%
                3               $12,434,071          1.25          1.22                          NAP                  77.5%
                3                $9,226,555          1.25          1.22                          NAP                  77.5%
                3                $6,196,003          1.25          1.22                          NAP                  77.5%
                5              $107,385,790          1.19          1.15                          NAP                  77.8%
                9               $71,000,000          1.57          1.54                          NAP                  65.1%
               21               $32,050,000          1.37          1.26                          NAP                  72.8%
               34               $21,500,000          1.30          1.26                          NAP                  79.9%
               36               $20,440,000          1.63          1.45                          NAP                  72.7%
               50               $17,800,000          2.64          2.37                         1.80                  61.0%
               53               $16,750,000          1.47          1.33                          NAP                  67.7%
               54               $16,720,000          1.24          1.15                          NAP                  79.6%
               56               $15,500,000          1.28          1.22                          NAP                  64.6%
               60               $14,850,000          1.47          1.40                         1.18                  69.1%
               62               $14,473,189          1.53          1.25                          NAP                  67.3%
               66               $14,000,000          1.52          1.39                         1.15                  74.5%
               67               $13,650,000          1.51          1.43                         1.20                  65.6%
               82               $11,491,835          1.17          1.15                          NAP                  78.2%
               84               $11,400,000          1.55          1.48                          NAP                  70.8%
               96                $9,300,000          1.43          1.39                          NAP                  74.8%
              105                $8,800,000          1.41          1.22                          NAP                  74.9%
              120                $8,100,000          1.45          1.37                         1.20                  77.1%
              121                $8,000,000          2.46          2.30                          NAP                  43.7%
              141                $7,000,000          2.50          1.99                         1.70                  42.4%
              144                $7,000,000          1.40          1.32                         1.16                  75.3%
              163                $6,000,000          1.45          1.42                         1.20                  77.4%
              214                $4,445,459          1.56          1.48                          NAP                  74.1%
              226                $4,208,000          1.62          1.46                         1.23                  51.3%
              228                $4,125,000          1.54          1.45                         1.22                  74.7%
              230                $3,995,933          1.28          1.23                          NAP                  68.3%
              232                $3,950,000          1.73          1.62                         1.37                  63.7%
              233                $3,950,000          1.43          1.33                          NAP                  63.7%
              243                $3,596,368          1.36          1.23                          NAP                  73.4%
              279                $2,994,125          1.54          1.42                          NAP                  63.7%
              293                $2,776,000          1.64          1.50                         1.26                  63.2%
              308                $2,500,000          2.38          2.27                         1.91                  49.0%
              315                $2,397,683          1.32          1.26                          NAP                  74.9%
              323                $2,297,648          2.92          2.57                          NAP                  28.9%
              328                $2,250,000          1.87          1.75                         1.47                  49.5%
              329                $2,250,000          1.70          1.61                         1.35                  57.0%
              337                $2,100,000          2.05          2.02                          NAP                  49.5%
              339                $2,093,215          2.78          2.19                          NAP                  35.5%
              341                $2,090,588          1.36          1.22                          NAP                  71.5%
              380                $1,682,425          1.36          1.20                          NAP                  74.0%
              415                $1,033,603          1.28          1.24                          NAP                  57.4%


Mortgage Loan No.   Balloon LTV(4)    Street Address                                                         City
-----------------   --------------    --------------------------------------------------------------------   ---------------
                3             77.5%   6135-6145 North 35th Avenue & 3310-3456 West Bethany Home Road         Phoenix
                3             77.5%   808-812, 820-888 West Warner Road & 2055-2095 North Alma School Road   Chandler
                3             77.5%   6705-6811 West Peoria Avenue & 10150-10270 North 67th Avenue           Peoria
                3             77.5%   9446-9802 North Metro Parkway                                          Phoenix
                3             77.5%   4730-4750 East Indian School Road                                      Phoenix
                3             77.5%   1256-1342 South Country Club Drive                                     Mesa
                3             77.5%   3222-3240 East Shea Boulevard & 10607-10639 North 32nd Street          Phoenix
                3             77.5%   707-753 East Bell Road and 801 East Bell Road                          Phoenix
                3             77.5%   8021-8129 North 35th Avenue & 3428 West Northern Avenue                Phoenix
                3             77.5%   4720-4730 East Lone Mountain Road                                      Phoenix
                3             77.5%   6601-6645 West Peoria Avenue                                           Glendale
                5             64.7%   1076 Layton Hills Mall                                                 Layton
                9             65.1%   1500 6th Avenue                                                        Seattle
               21             72.8%   6991 East Camelback Road                                               Scottsdale
               34             79.9%   750-814 Crossing Road                                                  Sandusky
               36             72.7%   300 Presidential Way                                                   Woburn
               50             50.2%   211 Dexter Avenue North                                                Seattle
               53             67.7%   6900 E Camelback Rd                                                    Scottsdale
               54             66.2%   4540-4530 Eastgate Boulevard                                           Union Township
               56             64.6%   1450 Veterans Boulevard                                                Redwood City
               60             61.3%   384 North Sunrise Avenue                                               Roseville
               62             57.3%   14300 Statler Court                                                    Fort Worth
               66             65.7%   1325 Iowa Avenue                                                       Riverside
               67             63.3%   28624 Witherspoon Parkway                                              Valencia
               82             70.1%   334 Route 31                                                           Raritan
               84             70.8%   3799 Gateway Lakes                                                     Grove City
               96             74.8%   2601 Wilshire Boulevard                                                Los Angeles
              105             74.9%   19300 and 19400 South Hamilton Avenue                                  Gardena
              120             73.6%   568 Carpenter Ridge                                                    Columbus
              121             43.7%   13957-14001 Metrotech Drive                                            Chantilly
              141             39.8%   1600 17th Street                                                       Denver
              144             70.2%   2200 NW Corporate Boulevard                                            Boca Raton
              163             68.6%   1912-1918 Star Drive and 168 Stewart Court                             Liberty
              214             62.8%   17015 Park Row                                                         Houston
              226             46.3%   15196 East Lousisana Drive                                             Aurora
              228             66.2%   1560 & 1562 Wells Road                                                 Orange Park
              230             57.9%   1400 West Washington Street                                            Sequim
              232             59.7%   7201 Canyon Drive                                                      Amarillo
              233             49.2%   1515 West Fullerton Avenue                                             Addison
              243             62.3%   9930 Colerain Avenue                                                   Cincinnati
              279             53.8%   10016 South 51st Street                                                Phoenix
              293             57.1%   12621 - 12651 West Mississippi Avenue                                  Lakewood
              308             43.5%   5533 Walnut Street                                                     Pittsburgh
              315             64.0%   2570 Pleasant Hill Road                                                Duluth
              323             27.1%   3420 East Shea Boulevard                                               Phoenix
              328             43.8%   1000 North Kraemer Place                                               Anaheim
              329             50.4%   1191 Hawk Circle                                                       Anaheim
              337             49.5%   615 North Alvernon Way                                                 Tucson
              339             32.1%   4241 Brookhill Road                                                    Baltimore City
              341             61.7%   500 Oak Grove Pkwy                                                     Vadnais Heights
              380             63.9%   450 Oak Grove Parkway                                                  Vadnais Heights
              415             45.3%   16201 Southwest 88 Street                                              Miami


Mortgage Loan No.   State   Zip Code   Property Type   Property Sub-Type   Units/SF(5)   Year Built
-----------------   -----   --------   -------------   -----------------   -----------   ----------------------------------------
                3   AZ         85017   Retail          Anchored                288,190   1977, 1979, 1998, 1999, 2004, 2005, 2007
                3   AZ         85224   Retail          Anchored                191,256                                       1987
                3   AZ         85345   Retail          Anchored                181,676                                 1987, 2001
                3   AZ         85051   Retail          Anchored                174,888                                  1991-1993
                3   AZ         85018   Retail          Anchored                 69,680                     1966, 1977, 1988, 2005
                3   AZ         85210   Retail          Anchored                197,127                                       1973
                3   AZ         85028   Retail          Anchored                 88,953                                 1974, 1986
                3   AZ         85022   Retail          Shadow Anchored         102,679                            1984-1985, 1998
                3   AZ         85051   Retail          Anchored                111,795                           1981, 1983, 1985
                3   AZ         85331   Retail          Anchored                 34,720                                       2002
                3   AZ         85302   Retail          Anchored                 86,122                                       1986
                5   UT         84041   Retail          Anchored                727,623                                       1980
                9   WA         98101   Retail          Anchored                156,318                                       1996
               21   AZ         85251   Office          Suburban                174,340                                       1978
               34   OH         44870   Retail          Anchored                217,746                                       2006
               36   MA         01801   Hospitality     Extended Stay                32                                       2002
               50   WA         98109   Hospitality     Full Service                196                                       2001
               53   AZ         85251   Office          Suburban                116,535                                       1972
               54   OH         45245   Retail          Anchored                171,468                                 1991, 1994
               56   CA         94063   Office          Suburban                 53,000                                       2000
               60   CA         95661   Retail          Shadow Anchored         116,058                                       1992
               62   TX         76155   Multifamily     Garden                      726                                       1986
               66   CA         92507   Office          Suburban                 75,748                                  2006-2007
               67   CA         91355   Industrial      Warehouse               209,774                                       2006
               82   NJ         08822   Retail          Anchored                 62,356                                       1997
               84   OH         43123   Multifamily     Garden                      252                                       2000
               96   CA         90057   Office          Suburban                 62,000                                       1951
              105   CA         90248   Office          Suburban                 62,345                                       1986
              120   OH         43228   Multifamily     Garden                      189                                       2002
              121   VA         20151   Retail          Shadow Anchored          46,721                                       1989
              141   CO         80202   Hospitality     Full Service                 79                                       1891
              144   FL         33431   Office          Suburban                 35,810                                       1988
              163   MO         64068   Retail          Shadow Anchored          19,835                                       2006
              214   TX         77084   Industrial      Warehouse                71,500                                       1971
              226   CO         80012   Multifamily     Garden                      112                                       1982
              228   FL         32073   Retail          Unanchored               20,855                                       2005
              230   WA         98382   Retail          Shadow Anchored          16,921                                       2005
              232   TX         79110   Office          Suburban                 34,572                                       2003
              233   IL         60101   Industrial      Warehouse                97,757                                       1963
              243   OH         45251   Retail          Free Standing            56,920                                       1978
              279   AZ         85044   Industrial      Flex                     32,153                                       1986
              293   CO         80228   Multifamily     Garden                       80                                 1972, 1976
              308   PA         15232   Retail          Unanchored               17,370                                       1975
              315   GA         30096   Retail          Unanchored                9,725                                       2004
              323   AZ         85028   Office          Suburban                 49,117                                       1984
              328   CA         92806   Industrial      Light Industrial         23,946                                       1975
              329   CA         92806   Industrial      Light Industrial         25,000                                       1977
              337   AZ         85711   Retail          Free Standing            14,884                                       2002
              339   MD         21215   Industrial      Warehouse               164,902                                       1961
              341   MN         55127   Industrial      Light Industrial         41,798                                       1987
              380   MN         55127   Industrial      Light Industrial         33,210                                       1987
              415   FL         33196   Retail          Free Standing             2,714                                       1999


Mortgage Loan No.         Year Renovated   Percent Leased(6)    Percent Leased as of Date(6)   Security Type(7)   Lien Position
-----------------   --------------------   -----------------    ----------------------------   ----------------   -------------
                3              2004-2007                93.8%   04/03/2007                     Fee                First
                3                   2005                88.0%   04/03/2007                     Fee                First
                3              2001-2004                83.3%   04/03/2007                     Fee                First
                3              2004-2005                87.4%   04/03/2007                     Fee                First
                3                   2005                97.5%   04/03/2007                     Fee                First
                3                   2001                93.1%   04/03/2007                     Fee                First
                3                   1999               100.0%   04/03/2007                     Fee                First
                3              2006-2007                43.2%   04/03/2007                     Fee                First
                3              2006-2007                92.4%   04/03/2007                     Leasehold          First
                3                    NAP                80.0%   04/03/2007                     Fee                First
                3                   2007                73.7%   04/03/2007                     Fee                First
                5             1996, 2000                98.0%   03/25/2007                     Fee                First
                9                    NAP               100.0%   03/06/2007                     Fee                First
               21                   2002                90.6%   02/20/2007                     Fee                First
               34                    NAP                93.5%   03/22/2007                     Fee                First
               36                    NAP                81.4%   10/23/2006                     Fee                First
               50                    NAP                77.1%   02/24/2007                     Fee                First
               53                   1997                91.9%   02/20/2007                     Fee                First
               54                    NAP                78.0%   04/26/2007                     Fee                First
               56                    NAP               100.0%   03/05/2007                     Fee                First
               60                   2006               100.0%   03/16/2007                     Fee                First
               62                    NAP                92.6%   01/23/2007                     Fee                First
               66                    NAP                78.2%   03/16/2007                     Fee                First
               67                    NAP               100.0%   03/26/2007                     Fee                First
               82                    NAP               100.0%   03/29/2007                     Fee                First
               84                    NAP                97.6%   03/12/2007                     Fee                First
               96                   1999               100.0%   03/13/2007                     Fee                First
              105                   2006                97.9%   02/21/2007                     Fee                First
              120                    NAP                95.8%   03/12/2007                     Fee                First
              121                    NAP               100.0%   03/16/2007                     Fee                First
              141            1930s, 1982                81.6%   02/23/2007                     Fee                First
              144                    NAP                91.7%   02/20/2007                     Fee                First
              163                    NAP                89.3%   03/28/2007                     Fee                First
              214                   2007               100.0%   03/20/2007                     Fee                First
              226   2002-2004, 2005-2006                95.5%   03/02/2007                     Fee                First
              228                    NAP                71.6%   04/24/2007                     Fee                First
              230                    NAP               100.0%   03/12/2007                     Fee                First
              232                    NAP               100.0%   02/15/2007                     Fee                First
              233                   1992               100.0%   04/06/2007                     Fee                First
              243                   1999               100.0%   03/08/2007                     Fee                First
              279                    NAP               100.0%   02/15/2007                     Fee                First
              293        1999, 2001-2006                97.5%   03/02/2007                     Fee                First
              308                   2006               100.0%   04/09/2007                     Fee                First
              315                    NAP               100.0%   02/01/2007                     Fee                First
              323                    NAP                89.8%   03/05/2007                     Fee                First
              328                    NAP               100.0%   03/29/2007                     Fee                First
              329                    NAP               100.0%   03/29/2007                     Fee                First
              337                    NAP               100.0%   02/26/2007                     Fee                First
              339                    NAP               100.0%   12/18/2006                     Fee                First
              341                    NAP               100.0%   01/18/2007                     Fee                First
              380                    NAP               100.0%   01/18/2007                     Fee                First
              415                    NAP               100.0%   03/16/2007                     Fee                First


Mortgage Loan No.   Related Borrower List   Cut-Off Date Balance per Unit or SF   Note Date    First Payment Date (P&I) (8)
-----------------   ---------------------   -----------------------------------   ----------   ----------------------------
                3   NAP                                                    $139   04/03/2007   NAP
                3   NAP                                                    $139   04/03/2007   NAP
                3   NAP                                                    $139   04/03/2007   NAP
                3   NAP                                                    $139   04/03/2007   NAP
                3   NAP                                                    $139   04/03/2007   NAP
                3   NAP                                                    $139   04/03/2007   NAP
                3   NAP                                                    $139   04/03/2007   NAP
                3   NAP                                                    $139   04/03/2007   NAP
                3   NAP                                                    $139   04/03/2007   NAP
                3   NAP                                                    $139   04/03/2007   NAP
                3   NAP                                                    $139   04/03/2007   NAP
                5   5, 54                                                  $148   03/13/2007   05/01/2007
                9   NAP                                                    $454   03/06/2007   NAP
               21   21, 53                                                 $184   02/20/2007   NAP
               34   NAP                                                     $99   03/22/2007   NAP
               36   NAP                                                $638,750   12/15/2006   NAP
               50   NAP                                                 $90,816   04/05/2007   06/01/2009
               53   21, 53                                                 $144   02/20/2007   NAP
               54   5, 54                                                   $98   04/27/2007   06/01/2007
               56   NAP                                                    $292   03/05/2007   NAP
               60   NAP                                                    $128   03/16/2007   05/01/2009
               62   NAP                                                 $19,936   02/01/2007   04/01/2007
               66   NAP                                                    $185   04/05/2007   06/01/2009
               67   NAP                                                     $65   03/26/2007   05/01/2014
               82   NAP                                                    $184   03/30/2007   05/01/2007
               84   84, 120                                             $45,238   03/12/2007   NAP
               96   NAP                                                    $150   03/14/2007   NAP
              105   NAP                                                    $141   02/22/2007   NAP
              120   84, 120                                             $42,857   03/12/2007   05/01/2012
              121   NAP                                                    $171   03/16/2007   NAP
              141   NAP                                                 $88,608   03/22/2007   05/01/2012
              144   NAP                                                    $195   02/20/2007   04/01/2010
              163   NAP                                                    $303   03/28/2007   06/01/2009
              214   NAP                                                     $62   03/20/2007   05/01/2007
              226   226, 293                                            $37,571   03/02/2007   05/01/2010
              228   NAP                                                    $198   12/16/2005   02/01/2008
              230   NAP                                                    $236   03/15/2007   05/01/2007
              232   NAP                                                    $114   02/15/2007   04/01/2012
              233   NAP                                                     $40   04/06/2007   06/01/2007
              243   NAP                                                     $63   03/08/2007   05/01/2007
              279   NAP                                                     $93   02/26/2007   04/01/2007
              293   226, 293                                            $34,700   03/02/2007   05/01/2010
              308   NAP                                                    $144   04/09/2007   06/01/2009
              315   NAP                                                    $247   03/05/2007   05/01/2007
              323   NAP                                                     $47   03/05/2007   05/01/2007
              328   328, 329                                                $94   03/29/2007   05/01/2009
              329   328, 329                                                $90   03/29/2007   05/01/2009
              337   NAP                                                    $141   02/26/2007   NAP
              339   NAP                                                     $13   01/11/2007   03/01/2007
              341   341, 380                                                $50   01/18/2007   03/01/2007
              380   341, 380                                                $51   01/18/2007   03/01/2007
              415   NAP                                                    $381   03/16/2007   05/01/2007


                                                                                                                           Lockbox
Mortgage Loan No.   First Payment Date (IO) (8)   Maturity Date   Due Date   Grace Period(9)   ARD Loan   Lockbox Status   Type
-----------------   ---------------------------   -------------   --------   ---------------   --------   --------------   -------
                3   06/01/2007                    05/01/2017             1                 5   No         In-Place         Hard
                3   06/01/2007                    05/01/2017             1                 5   No         In-Place         Hard
                3   06/01/2007                    05/01/2017             1                 5   No         In-Place         Hard
                3   06/01/2007                    05/01/2017             1                 5   No         In-Place         Hard
                3   06/01/2007                    05/01/2017             1                 5   No         In-Place         Hard
                3   06/01/2007                    05/01/2017             1                 5   No         In-Place         Hard
                3   06/01/2007                    05/01/2017             1                 5   No         In-Place         Hard
                3   06/01/2007                    05/01/2017             1                 5   No         In-Place         Hard
                3   06/01/2007                    05/01/2017             1                 5   No         In-Place         Hard
                3   06/01/2007                    05/01/2017             1                 5   No         In-Place         Hard
                3   06/01/2007                    05/01/2017             1                 5   No         In-Place         Hard
                5   NAP                           04/01/2017             1                 8   No         In-Place         Hard
                9   05/01/2007                    04/01/2017             1                 5   No         In-Place         Hard
               21   04/01/2007                    03/01/2012             1                 2   Yes        None             NAP
               34   05/01/2007                    04/01/2017             1                 0   No         None             NAP
               36   02/01/2007                    01/01/2014             1                 0   Yes        In-Place         Hard
               50   06/01/2007                    05/01/2017             1                 0   No         None             NAP
               53   04/01/2007                    03/01/2012             1                 2   Yes        None             NAP
               54   NAP                           05/01/2017             1                 8   No         Springing        Hard
               56   05/01/2007                    04/01/2017             1                 0   Yes        In-Place         Hard
               60   05/01/2007                    04/01/2017             1                 0   No         None             NAP
               62   NAP                           03/01/2017             1                 0   No         None             NAP
               66   06/01/2007                    05/01/2017             1                 0   No         None             NAP
               67   05/01/2007                    04/01/2017             1                 0   No         None             NAP
               82   NAP                           04/01/2017             1                 0   No         None             NAP
               84   05/01/2007                    04/01/2017             1                 0   Yes        None             NAP
               96   05/01/2007                    04/01/2017             1                 0   Yes        None             NAP
              105   04/01/2007                    03/01/2012             1                 2   No         None             NAP
              120   05/01/2007                    04/01/2017             1                 0   Yes        None             NAP
              121   05/01/2007                    04/01/2017             1                 2   No         None             NAP
              141   05/01/2007                    04/01/2017             1                 0   No         In-Place         Hard
              144   04/01/2007                    03/01/2017             1                 2   No         None             NAP
              163   06/01/2007                    05/01/2017             1                 0   No         None             NAP
              214   NAP                           04/01/2017             1                 0   No         None             NAP
              226   05/01/2007                    04/01/2017             1                 0   No         None             NAP
              228   02/01/2006                    01/01/2016             1                 0   No         None             NAP
              230   NAP                           04/01/2017             1                 0   No         None             NAP
              232   04/01/2007                    03/01/2017             1                 0   No         None             NAP
              233   NAP                           05/01/2017             1                 2   No         None             NAP
              243   NAP                           04/01/2017             1                 0   No         None             NAP
              279   NAP                           03/01/2017             1                 0   Yes        None             NAP
              293   05/01/2007                    04/01/2017             1                 0   No         None             NAP
              308   06/01/2007                    05/01/2017             1                 0   No         None             NAP
              315   NAP                           04/01/2017             1                 0   No         None             NAP
              323   NAP                           04/01/2012             1                 0   No         None             NAP
              328   05/01/2007                    04/01/2017             1                 0   No         None             NAP
              329   05/01/2007                    04/01/2017             1                 0   No         None             NAP
              337   04/01/2007                    03/01/2017             1                 0   No         None             NAP
              339   NAP                           02/01/2014             1                 0   No         None             NAP
              341   NAP                           02/01/2014             1                 0   No         None             NAP
              380   NAP                           02/01/2014             1                 0   No         None             NAP
              415   NAP                           04/01/2017             1                 0   Yes        None             NAP


Mortgage Loan No.   Original Term to Maturity   Remaining Term to Maturity   Original Amort. Term(10)   Remaining Amort. Term
-----------------   -------------------------   --------------------------   ------------------------   ---------------------
                3                         120                          120                         IO                      IO
                3                         120                          120                         IO                      IO
                3                         120                          120                         IO                      IO
                3                         120                          120                         IO                      IO
                3                         120                          120                         IO                      IO
                3                         120                          120                         IO                      IO
                3                         120                          120                         IO                      IO
                3                         120                          120                         IO                      IO
                3                         120                          120                         IO                      IO
                3                         120                          120                         IO                      IO
                3                         120                          120                         IO                      IO
                5                         120                          119                        360                     359
                9                         120                          119                         IO                      IO
               21                          60                           58                         IO                      IO
               34                         120                          119                         IO                      IO
               36                          84                           80                         IO                      IO
               50                         120                          120                        300                     300
               53                          60                           58                         IO                      IO
               54                         120                          120                        360                     360
               56                         120                          119                         IO                      IO
               60                         120                          119                        360                     360
               62                         120                          118                        360                     358
               66                         120                          120                        360                     360
               67                         120                          119                        360                     360
               82                         120                          119                        420                     419
               84                         120                          119                         IO                      IO
               96                         120                          119                         IO                      IO
              105                          60                           58                         IO                      IO
              120                         120                          119                        420                     420
              121                         120                          119                         IO                      IO
              141                         120                          119                        360                     360
              144                         120                          118                        420                     420
              163                         120                          120                        360                     360
              214                         120                          119                        360                     359
              226                         120                          119                        360                     360
              228                         120                          104                        360                     360
              230                         120                          119                        360                     359
              232                         120                          118                        360                     360
              233                         120                          120                        300                     300
              243                         120                          119                        360                     359
              279                         120                          118                        360                     358
              293                         120                          119                        360                     360
              308                         120                          120                        360                     360
              315                         120                          119                        360                     359
              323                          60                           59                        360                     359
              328                         120                          119                        360                     360
              329                         120                          119                        360                     360
              337                         120                          118                         IO                      IO
              339                          84                           81                        360                     357
              341                          84                           81                        300                     297
              380                          84                           81                        300                     297
              415                         120                          119                        300                     299


Mortgage Loan No.   Mortgage Rate    Monthly Payment (P&I)   Monthly Payment (IO)   Third Most Recent NOI
-----------------   -------------    ---------------------   --------------------   ---------------------
                3           5.760%                     NAP               $208,510                     NAP
                3           5.760%                     NAP               $170,837                     NAP
                3           5.760%                     NAP               $123,456                     NAP
                3           5.760%                     NAP               $108,523                     NAP
                3           5.760%                     NAP                $82,590                     NAP
                3           5.760%                     NAP                $72,558                     NAP
                3           5.760%                     NAP                $66,823                     NAP
                3           5.760%                     NAP                $62,869                     NAP
                3           5.760%                     NAP                $60,512                     NAP
                3           5.760%                     NAP                $44,903                     NAP
                3           5.760%                     NAP                $30,154                     NAP
                5           5.658%                $621,072                    NAP              $8,273,678
                9           5.689%                     NAP               $341,274              $5,250,943
               21           5.910%                     NAP               $160,039                     NAP
               34           5.700%                     NAP               $103,543                     NAP
               36           5.835%                     NAP               $100,770              $1,250,000
               50           5.530%                $109,627                $83,168              $2,376,087
               53           5.910%                     NAP                $83,640                     NAP
               54           5.658%                 $96,598                    NAP              $1,430,089
               56           5.900%                     NAP                $77,267                     NAP
               60           5.970%                 $88,747                $74,905                     NAP
               62           5.950%                 $86,469                    NAP              $1,177,034
               66           5.700%                 $81,256                $67,424                     NAP
               67           5.930%                 $81,225                $68,391                     NAP
               82           5.950%                 $65,186                    NAP                $851,700
               84           5.860%                     NAP                $56,443              $1,183,425
               96           5.710%                     NAP                $44,867                $728,500
              105           6.110%                     NAP                $45,429                $502,854
              120           5.810%                 $45,157                $39,762                $623,759
              121           5.510%                     NAP                $37,244                $791,724
              141           6.140%                 $42,601                $36,314              $1,049,561
              144           5.820%                 $39,071                $34,422                $422,809
              163           5.910%                 $35,627                $29,960                     NAP
              214           5.870%                 $26,309                    NAP                     NAP
              226           5.880%                 $24,905                $20,906                $350,316
              228           5.880%                 $24,414                $20,493                     NAP
              230           5.890%                 $23,700                    NAP                     NAP
              232           6.020%                 $23,733                $20,091                     NAP
              233           5.780%                 $24,921                    NAP                     NAP
              243           5.930%                 $21,422                    NAP                     NAP
              279           5.690%                 $17,393                    NAP                     NAP
              293           5.880%                 $16,430                $13,791                $298,602
              308           5.980%                 $14,957                $12,631                     NAP
              315           6.160%                 $14,637                    NAP                     NAP
              323           5.860%                 $13,583                    NAP                $479,744
              328           5.880%                 $13,317                $11,178                     NAP
              329           5.880%                 $13,317                $11,178                     NAP
              337           5.670%                     NAP                $10,060                     NAP
              339           5.890%                 $12,442                    NAP                $341,220
              341           6.060%                 $13,607                    NAP                     NAP
              380           6.060%                 $10,951                    NAP                     NAP
              415           6.430%                  $6,943                    NAP                     NAP


Mortgage Loan No.   Third Most Recent NOI End Date   Second Most Recent NOI   Second Most Recent NOI End Date   Most Recent NOI
-----------------   ------------------------------   ----------------------   -------------------------------   ---------------
                3   NAP                                          $1,446,592   12/31/2005                             $2,565,201
                3   NAP                                                 NAP   NAP                                    $2,358,549
                3   NAP                                          $1,501,235   12/31/2005                             $1,823,955
                3   NAP                                          $1,055,748   12/31/2005                             $1,387,363
                3   NAP                                                 NAP   NAP                                      $965,297
                3   NAP                                          $1,080,201   12/31/2005                             $1,119,255
                3   NAP                                                 NAP   NAP                                    $1,034,983
                3   NAP                                                 NAP   NAP                                           NAP
                3   NAP                                                 NAP   NAP                                      $556,890
                3   NAP                                            $671,176   12/31/2005                               $645,802
                3   NAP                                            $188,410   12/31/2005                               $209,818
                5   12/31/2004                                   $7,468,076   12/31/2005                             $7,890,895
                9   12/31/2004                                   $5,142,899   12/31/2005                             $5,257,378
               21   NAP                                                 NAP   NAP                                    $2,286,302
               34   NAP                                            $257,783   12/31/2005                               $996,829
               36   12/31/2003                                   $1,478,000   12/31/2004                             $1,766,000
               50   12/31/2005                                   $2,872,976   12/31/2006                             $3,025,639
               53   NAP                                                 NAP   NAP                                    $1,195,419
               54   12/31/2004                                   $1,484,071   12/31/2005                             $1,438,012
               56   NAP                                                 NAP   NAP                                           NAP
               60   NAP                                                 NAP   NAP                                           NAP
               62   12/31/2004                                   $1,143,730   12/31/2005                             $1,549,768
               66   NAP                                                 NAP   NAP                                           NAP
               67   NAP                                                 NAP   NAP                                           NAP
               82   12/31/2004                                     $853,828   12/31/2005                               $855,949
               84   12/31/2004                                   $1,227,373   12/31/2005                             $1,047,513
               96   12/31/2003                                     $734,700   12/31/2004                               $763,220
              105   12/31/2004                                     $488,231   12/31/2005                               $587,133
              120   12/31/2004                                     $806,917   12/31/2005                               $635,941
              121   12/31/2004                                   $1,054,653   12/31/2005                             $1,127,854
              141   12/31/2004                                   $1,010,321   12/31/2005                             $1,147,580
              144   12/31/2003                                     $369,792   12/31/2004                               $265,844
              163   NAP                                                 NAP   NAP                                           NAP
              214   NAP                                                 NAP   NAP                                           NAP
              226   12/31/2004                                     $438,643   12/31/2005                               $421,417
              228   NAP                                                 NAP   NAP                                      $534,098
              230   NAP                                                 NAP   NAP                                           NAP
              232   NAP                                                 NAP   NAP                                           NAP
              233   NAP                                                 NAP   NAP                                           NAP
              243   NAP                                                 NAP   NAP                                           NAP
              279   NAP                                                 NAP   NAP                                           NAP
              293   12/31/2004                                     $279,029   12/31/2005                               $264,932
              308   NAP                                                 NAP   NAP                                           NAP
              315   NAP                                                 NAP   NAP                                      $197,421
              323   12/31/2004                                     $558,561   12/31/2005                               $519,253
              328   NAP                                                 NAP   NAP                                           NAP
              329   NAP                                                 NAP   NAP                                           NAP
              337   NAP                                                 NAP   NAP                                           NAP
              339   12/31/2003                                     $359,091   12/31/2004                               $349,087
              341   NAP                                                 NAP   NAP                                           NAP
              380   NAP                                                 NAP   NAP                                           NAP
              415   NAP                                                 NAP   NAP                                           NAP


Mortgage Loan No.   Most Recent NOI End Date   Underwritten EGI   Underwritten Expenses   Underwritable NOI   Underwritten Reserves
-----------------   ------------------------   ----------------   ---------------------   -----------------   ---------------------
                3   12/31/2006                       $3,611,888                $560,193          $3,051,695                 $32,665
                3   12/31/2006                       $3,000,074                $599,112          $2,400,962                 $76,502
                3   12/31/2006                       $2,777,700                $888,550          $1,889,150                 $72,670
                3   12/31/2006                       $2,316,443                $644,221          $1,672,222                 $69,947
                3   12/31/2006                       $1,580,668                $334,879          $1,245,789                 $27,872
                3   12/31/2006                       $1,629,423                $479,975          $1,149,448                 $29,569
                3   12/31/2006                       $1,361,918                $278,590          $1,083,328                 $35,581
                3   NAP                              $1,345,751                $396,936            $948,815                 $41,071
                3   12/31/2006                       $1,542,038                $594,336            $947,702                 $44,717
                3   12/31/2006                         $856,940                $181,709            $675,231                 $13,885
                3   12/31/2006                         $702,994                $252,866            $450,128                 $18,572
                5   12/31/2006                      $13,018,808              $4,177,323          $8,841,485                $254,669
                9   12/31/2006                       $8,840,941              $2,423,154          $6,417,787                $103,171
               21   12/31/2006                       $3,866,052              $1,237,206          $2,628,846                $215,882
               34   12/31/2006                       $2,030,539                $420,211          $1,610,328                 $39,106
               36   12/31/2005                       $5,484,966              $3,512,010          $1,972,956                $219,399
               50   2/28/2007 TTM                    $6,802,629              $4,167,815          $2,634,813                $272,105
               53   12/31/2006                       $2,706,848              $1,229,879          $1,476,969                $140,127
               54   12/31/2006                       $2,056,000                $622,000          $1,434,000                 $97,737
               56   NAP                              $1,834,753                $647,917          $1,186,836                 $53,000
               60   NAP                              $1,854,095                $535,316          $1,318,779                 $62,671
               62   12/31/2006                       $3,905,147              $2,314,269          $1,590,878                $295,482
               66   NAP                              $1,744,781                $518,126          $1,226,655                $102,260
               67   NAP                              $1,583,102                $346,451          $1,236,651                 $62,931
               82   12/31/2006                       $1,258,253                $343,027            $915,226                 $18,707
               84   12/31/2006                       $1,802,185                $751,447          $1,050,738                 $50,786
               96   12/31/2005                       $1,034,952                $265,100            $769,852                 $19,840
              105   12/31/2006                       $1,311,384                $545,062            $766,322                 $99,852
              120   12/31/2006                       $1,211,759                $522,177            $689,582                 $37,800
              121   12/31/2006                       $1,392,866                $295,602          $1,097,264                 $68,213
              141   12/31/2006                       $5,494,389              $4,406,047          $1,088,342                $219,776
              144   12/31/2005                       $1,029,176                $451,460            $577,716                 $34,020
              163   NAP                                $720,925                $201,206            $519,719                  $7,939
              214   NAP                                $689,913                $196,251            $493,662                 $27,170
              226   12/31/2006                         $826,540                $419,561            $406,979                 $40,432
              228   12/31/2006                         $509,773                $132,122            $377,651                 $20,229
              230   NAP                                $466,588                $103,134            $363,454                 $12,615
              232   NAP                                $548,951                $132,359            $416,592                 $26,996
              233   NAP                                $668,162                $239,979            $428,183                 $31,283
              243   NAP                                $603,326                $253,180            $350,146                 $34,430
              279   NAP                                $447,943                $126,669            $321,274                 $24,114
              293   12/31/2006                         $539,706                $268,704            $271,002                 $23,520
              308   NAP                                $475,963                $115,874            $360,089                 $16,745
              315   12/31/2006                         $293,853                 $62,657            $231,196                 $10,308
              323   12/31/2006                       $1,007,905                $532,320            $475,585                 $55,993
              328   NAP                                $318,047                 $67,127            $250,920                 $16,716
              329   NAP                                $289,390                 $61,303            $228,087                 $11,899
              337   NAP                                $349,006                $101,107            $247,899                  $3,721
              339   12/31/2005                         $515,455                $100,499            $414,956                 $88,467
              341   NAP                                $348,180                $125,983            $222,197                 $23,012
              380   NAP                                $294,803                $115,829            $178,974                 $21,192
              415   NAP                                $137,940                 $31,684            $106,256                  $2,822


Mortgage Loan No.   Underwritable Cash Flow   Balloon Balance   Current Value(11)   Source of Value(11)   Valuation Date
-----------------   -----------------------   ---------------   -----------------   -------------------   --------------
                3                $3,019,030       $42,844,441         $53,200,000   Appraisal             02/24/2007
                3                $2,324,460       $35,103,434         $44,000,000   Appraisal             02/23/2007
                3                $1,816,480       $25,367,622         $35,000,000   Appraisal             02/23/2007
                3                $1,602,275       $22,299,305         $30,700,000   Appraisal             02/24/2007
                3                $1,217,917       $16,970,489         $20,300,000   Appraisal             02/27/2007
                3                $1,119,879       $14,909,086         $17,500,000   Appraisal             02/23/2007
                3                $1,047,747       $13,730,698         $15,700,000   Appraisal             02/26/2007
                3                  $907,744       $12,918,296         $15,600,000   Appraisal             02/24/2007
                3                  $902,985       $12,434,071         $17,000,000   Appraisal             02/24/2007
                3                  $661,346        $9,226,555         $11,900,000   Appraisal             02/27/2007
                3                  $431,556        $6,196,003         $12,500,000   Appraisal             02/23/2007
                5                $8,586,816       $89,326,639        $138,000,000   Appraisal             01/09/2007
                9                $6,314,616       $71,000,000        $109,000,000   Appraisal             02/13/2007
               21                $2,412,964       $32,050,000         $44,000,000   Appraisal             01/03/2007
               34                $1,571,222       $21,500,000         $26,900,000   Appraisal             02/20/2007
               36                $1,753,557       $20,440,000         $28,100,000   Appraisal             11/16/2006
               50                $2,362,708       $14,653,676         $29,200,000   Appraisal             03/01/2007
               53                $1,336,842       $16,750,000         $24,750,000   Appraisal             01/03/2007
               54                $1,336,263       $13,893,408         $21,000,000   Appraisal             06/01/2008
               56                $1,133,836       $15,500,000         $24,000,000   Appraisal             10/26/2006
               60                $1,256,108       $13,173,394         $21,500,000   Appraisal             11/10/2006
               62                $1,295,396       $12,312,619         $21,500,000   Appraisal             01/04/2007
               66                $1,124,395       $12,345,836         $18,800,000   Appraisal             05/01/2007
               67                $1,173,720       $13,161,636         $20,800,000   Appraisal             02/15/2007
               82                  $896,519       $10,310,245         $14,700,000   Appraisal             02/23/2007
               84                  $999,952       $11,400,000         $16,100,000   Appraisal             01/03/2007
               96                  $750,012        $9,300,000         $12,425,000   Appraisal             10/10/2006
              105                  $666,470        $8,800,000         $11,750,000   Appraisal             01/24/2007
              120                  $651,782        $7,732,733         $10,500,000   Appraisal             12/27/2006
              121                $1,029,051        $8,000,000         $18,300,000   Appraisal             02/12/2007
              141                  $868,566        $6,568,156         $16,500,000   Appraisal             02/26/2007
              144                  $543,696        $6,530,708          $9,300,000   Appraisal             01/23/2007
              163                  $511,780        $5,316,582          $7,750,000   Appraisal             11/17/2006
              214                  $466,492        $3,767,546          $6,000,000   Appraisal             02/20/2007
              226                  $366,547        $3,799,753          $8,200,000   Appraisal             01/30/2007
              228                  $357,422        $3,651,595          $5,520,000   Appraisal             11/28/2005
              230                  $350,838        $3,388,561          $5,850,000   Appraisal             02/19/2007
              232                  $389,596        $3,702,567          $6,200,000   Appraisal             02/02/2007
              233                  $396,900        $3,047,315          $6,200,000   Appraisal             02/02/2007
              243                  $315,716        $3,053,303          $4,900,000   Appraisal             02/05/2007
              279                  $297,159        $2,527,732          $4,700,000   Appraisal             01/30/2007
              293                  $247,482        $2,506,681          $4,390,000   Appraisal             01/30/2007
              308                  $343,344        $2,218,741          $5,100,000   Appraisal             04/09/2007
              315                  $220,888        $2,049,186          $3,200,000   Appraisal             01/01/2007
              323                  $419,592        $2,150,663          $7,950,000   Appraisal             01/26/2007
              328                  $234,204        $1,991,923          $4,550,000   Appraisal             02/26/2007
              329                  $216,188        $1,991,923          $3,950,000   Appraisal             02/26/2007
              337                  $244,178        $2,100,000          $4,245,000   Appraisal             12/22/2006
              339                  $326,489        $1,896,297          $5,900,000   Appraisal             12/11/2006
              341                  $199,185        $1,805,978          $2,925,000   Appraisal             12/20/2006
              380                  $157,782        $1,453,383          $2,275,000   Appraisal             12/20/2006
              415                  $103,434          $815,671          $1,800,000   Appraisal             02/12/2007


Mortgage Loan No.   Largest Tenant(12)                       Lease Expiration Date   % NSF
-----------------   --------------------------------------   ---------------------   -----
                3   Wal-Mart Stores, Inc. (Ground Lease)     04/12/2025               71.7%
                3   Fry's                                    12/19/2016               44.0%
                3   Safeway                                  12/31/2017               30.5%
                3   Former Best Buy                          02/28/2009               36.7%
                3   CVS                                      08/31/2010               31.0%
                3   Kimco Realty                             01/31/2011               52.3%
                3   Basha's                                  07/26/2014               46.0%
                3   Tutor Time                               02/28/2028               25.1%
                3   Safeway                                  05/31/2008               46.1%
                3   Peter Piper Pizza                        10/31/2017               33.0%
                3   Wal-Mart Stores, Inc.                    07/01/2027               46.1%
                5   Meier & Frank / Macy's                   05/31/2015               22.3%
                9   Regal Cinemas, Inc.                      11/30/2016               44.7%
               21   Scottsdale Restaurant Group, LLC         09/30/2012                7.7%
               34   Home Depot U.S.A., Inc.                  01/31/2024               55.1%
               36   NAP                                      NAP                       NAP
               50   NAP                                      NAP                       NAP
               53   International Capital Partners, LLC      06/30/2008               11.0%
               54   Kroger                                   05/13/2011               39.0%
               56   DPR Construction                         03/01/2022              100.0%
               60   Ashley Furniture Home Store              03/01/2016               55.2%
               62   NAP                                      NAP                       NAP
               66   County of Riverside                      01/31/2017               50.2%
               67   Hitachi Koki U.S.A.                      08/31/2013              100.0%
               82   Stop & Shop                              03/31/2022               80.1%
               84   NAP                                      NAP                       NAP
               96   County of Los Angeles                    04/30/2019              100.0%
              105   CA Department of General Services        08/31/2013               14.2%
              120   NAP                                      NAP                       NAP
              121   Atlantic Billiard Supply Inc             12/31/2008               12.8%
              141   NAP                                      NAP                       NAP
              144   Hunt & Gross, P.A.                       05/31/2010               18.1%
              163   Vintage Stock                            05/31/2011               22.8%
              214   RTU, L.P.                                01/31/2022              100.0%
              226   NAP                                      NAP                       NAP
              228   Richmond American Homes of Florida, LP   04/30/2010               46.8%
              230   Liquor                                   01/31/2016               32.5%
              232   Valero Energy                            03/31/2013              100.0%
              233   Berger Transfer and Storage, I           01/31/2018              100.0%
              243   H.H. Gregg                               05/31/2014              100.0%
              279   Simula Technologies, Inc.                06/30/2019              100.0%
              293   NAP                                      NAP                       NAP
              308   Max and Erma's Restaurant                03/31/2010               34.5%
              315   Scissor Hands                            02/28/2011               26.7%
              323   Shea Executive Suites                    12/31/2010               30.6%
              328   University Marelich Mechanical           08/14/2012              100.0%
              329   Cytec Engineered Materials, Inc.         07/16/2016              100.0%
              337   CVS                                      05/30/2022              100.0%
              339   Gardiners Home Furnishing Center         01/31/2012              100.0%
              341   GML, Inc.                                12/31/2016              100.0%
              380   GML, Inc.                                12/31/2016               91.9%
              415   Pollo Tropical                           02/09/2023              100.0%


Mortgage Loan No.   Second Largest Tenant(12)                    Lease Expiration Date   % NSF
-----------------   ------------------------------------------   ---------------------   -----
                3   Harbor Freight Tools                         01/26/2012                6.3%
                3   PetsMart                                     08/31/2008               12.5%
                3   LA Fitness                                   01/31/2017               22.5%
                3   Sports Authority                             08/31/2011               23.0%
                3   Tutor Time Childcare                         05/31/2028               17.0%
                3   Sports Authority                             08/31/2011               25.1%
                3   Walgreen's                                   04/30/2034               16.7%
                3   A - Alyesh Chiropractic                      02/28/2009                2.5%
                3   Pure Fitness                                 08/31/2027               15.9%
                3   Estasi Salon                                 01/31/2008                8.3%
                3   Family Dollar                                12/31/2010               10.6%
                5   Mervyn's - Ground Lease                      07/31/2010               12.4%
                9   Sega Gameworks                               01/26/2017               17.5%
               21   Ashton Woods Arizona, LLC                    05/31/2010                6.2%
               34   ABC Appliance, Inc.                          07/31/2016                9.4%
               36   NAP                                          NAP                       NAP
               50   NAP                                          NAP                       NAP
               53   AM Trust Bank                                11/30/2009               10.2%
               54   Borders                                      10/31/2018               14.2%
               56   NAP                                          NAP                       NAP
               60   John's Incredible Pizza Company              10/01/2020               44.8%
               62   NAP                                          NAP                       NAP
               66   Lobb & Cliff                                 01/31/2012               20.6%
               67   NAP                                          NAP                       NAP
               82   Bourbon Street Liquors                       10/31/2012                5.8%
               84   NAP                                          NAP                       NAP
               96   NAP                                          NAP                       NAP
              105   Medicine Made Easy                           03/31/2011               11.7%
              120   NAP                                          NAP                       NAP
              121   Western Fairfax Christian Ministries, Inc.   05/31/2008               10.4%
              141   NAP                                          NAP                       NAP
              144   Herb & Mednick                               02/28/2012                6.5%
              163   Planet Sub Enterprises, Inc.                 06/20/2011               12.1%
              214   NAP                                          NAP                       NAP
              226   NAP                                          NAP                       NAP
              228   Orthodontic Education Company, LLC           03/31/2012               12.5%
              230   Pizza Factory                                05/31/2016               17.1%
              232   NAP                                          NAP                       NAP
              233   NAP                                          NAP                       NAP
              243   NAP                                          NAP                       NAP
              279   NAP                                          NAP                       NAP
              293   NAP                                          NAP                       NAP
              308   Salon DeStefino                              12/31/2013               34.5%
              315   Hae Sung Gum-Do Martial Arts                 02/28/2011               16.7%
              323   Gold Mortage Center                          04/30/2009                7.5%
              328   NAP                                          NAP                       NAP
              329   NAP                                          NAP                       NAP
              337   NAP                                          NAP                       NAP
              339   NAP                                          NAP                       NAP
              341   NAP                                          NAP                       NAP
              380   The Integris Group                           12/31/2016                8.1%
              415   NAP                                          NAP                       NAP


Mortgage Loan No.   Third Largest Tenant(12)             Lease Expiration Date   % NSF   Insurance Escrow in Place
-----------------   ----------------------------------   ---------------------   -----   -------------------------
                3   Petco                                04/30/2015                4.8%  Yes
                3   Wherehouse Ent.                      08/31/2011                3.6%  Yes
                3   Tutor Time                           01/31/2026                6.5%  Yes
                3   Peter Piper Pizza                    08/31/2017                7.0%  Yes
                3   Hi-Health                            11/30/2010                8.7%  Yes
                3   Apollo College                       12/31/2009                7.9%  Yes
                3   Silver Touch Car Wash                06/30/2014                7.9%  Yes
                3   Radio Shack                          08/07/2009                2.1%  Yes
                3   Life Skills Center of AZ             09/30/2007               10.4%  Yes
                3   Brisam's Sports Bar                  02/28/2014                7.5%  Yes
                3   Mobility Center                      05/31/2007                3.7%  Yes
                5   Tinseltown 7 / Movies 10             05/31/2017                9.0%  No
                9   Nike Retail Services                 07/31/2011               15.6%  No
               21   Strategic Alliance Marketing, LLC    08/31/2009                6.1%  Yes
               34   Petco Animal Supplies Stores, Inc.   07/03/2016                6.9%  No
               36   NAP                                  NAP                       NAP   No
               50   NAP                                  NAP                       NAP   Yes
               53   APPSware Wireless, LLC               08/31/2007                7.8%  Yes
               54   Office Depot                         01/31/2018                7.8%  No
               56   NAP                                  NAP                       NAP   Yes
               60   NAP                                  NAP                       NAP   No
               62   NAP                                  NAP                       NAP   No
               66   Wagner & Pelayes                     12/31/2011                7.4%  Yes
               67   NAP                                  NAP                       NAP   No
               82   Commerce Bank                        03/31/2017                5.3%  No
               84   NAP                                  NAP                       NAP   Yes
               96   NAP                                  NAP                       NAP   Yes
              105   Overton Moore Properties             03/31/2012                7.2%  No
              120   NAP                                  NAP                       NAP   Yes
              121   Chantilly Muffler, Inc.              09/30/2009               10.3%  No
              141   NAP                                  NAP                       NAP   Yes
              144   Global Systems Staffing, Inc.        06/30/2012                6.3%  Yes
              163   Starbucks Corporation                07/31/2016                9.1%  Yes
              214   NAP                                  NAP                       NAP   Yes
              226   NAP                                  NAP                       NAP   Yes
              228   Everything 4 Salon                   10/14/2009                7.3%  Yes
              230   Game Stop                            01/31/2016                9.5%  Yes
              232   NAP                                  NAP                       NAP   No
              233   NAP                                  NAP                       NAP   No
              243   NAP                                  NAP                       NAP   No
              279   NAP                                  NAP                       NAP   No
              293   NAP                                  NAP                       NAP   Yes
              308   White House Black Market             03/31/2017               26.3%  Yes
              315   Suno Ice Cream                       03/31/2010               16.5%  Yes
              323   CPS/Arizona Brokerage                05/31/2009                6.5%  Yes
              328   NAP                                  NAP                       NAP   No
              329   NAP                                  NAP                       NAP   No
              337   NAP                                  NAP                       NAP   No
              339   NAP                                  NAP                       NAP   No
              341   NAP                                  NAP                       NAP   No
              380   NAP                                  NAP                       NAP   No
              415   NAP                                  NAP                       NAP   No


Mortgage Loan No.   Tax Escrow in Place(13)   Capital Expenditure Escrow in Place(14)   TI/LC Escrow in Place(15)
-----------------   -----------------------   ---------------------------------------   -------------------------
                3   Yes                       Yes                                       No
                3   Yes                       Yes                                       No
                3   Yes                       Yes                                       No
                3   Yes                       Yes                                       No
                3   Yes                       Yes                                       No
                3   Yes                       Yes                                       No
                3   Yes                       Yes                                       No
                3   Yes                       Yes                                       No
                3   Yes                       Yes                                       No
                3   Yes                       Yes                                       No
                3   Yes                       Yes                                       No
                5   No                        No                                        No
                9   No                        No                                        No
               21   Yes                       No                                        Yes
               34   Yes                       No                                        No
               36   No                        Yes                                       No
               50   Yes                       No                                        No
               53   Yes                       No                                        Yes
               54   No                        No                                        No
               56   Yes                       No                                        No
               60   No                        No                                        No
               62   No                        No                                        No
               66   Yes                       No                                        No
               67   No                        No                                        No
               82   No                        No                                        No
               84   Yes                       No                                        No
               96   Yes                       No                                        No
              105   No                        No                                        Yes
              120   Yes                       No                                        No
              121   Yes                       No                                        No
              141   Yes                       Yes                                       No
              144   Yes                       No                                        Yes
              163   Yes                       Yes                                       Yes
              214   Yes                       No                                        No
              226   Yes                       No                                        No
              228   Yes                       Yes                                       Yes
              230   Yes                       No                                        No
              232   No                        No                                        No
              233   No                        No                                        No
              243   No                        No                                        No
              279   No                        No                                        No
              293   Yes                       No                                        No
              308   Yes                       No                                        No
              315   Yes                       No                                        Yes
              323   Yes                       No                                        No
              328   Yes                       No                                        No
              329   Yes                       No                                        No
              337   No                        No                                        No
              339   No                        No                                        No
              341   Yes                       No                                        No
              380   Yes                       No                                        No
              415   No                        No                                        No


Mortgage Loan No.   Other Escrow Description(16)                                   Springing Escrow Description(17)
-----------------   ------------------------------------------------------------   --------------------------------
                3   Occupancy                                                      TILC
                3   Construction                                                   TILC
                3   Occupancy                                                      TILC
                3   Construction, Occupancy                                        TILC
                3   NAP                                                            TILC
                3   NAP                                                            TILC
                3   NAP                                                            TILC
                3   Construction, Tutor Time Reserve Fund                          TILC
                3   Construction, Occupancy                                        TILC
                3   Occupancy                                                      TILC
                3   Westporte Village Reserve Fund, Specified Repairs, Occupancy   TILC
                5   Immediate Repairs                                              TILC, Tax, Insurance, CapEx
                9   NAP                                                            TI/LC
               21   NAP                                                            TILC
               34   Principal Reduction Reserve                                    TILC
               36   NAP                                                            NAP
               50   NAP                                                            NAP
               53   NAP                                                            TILC
               54   Additional Security                                            CapEx, TILC
               56   NAP                                                            Other
               60   NAP                                                            TILC, Other
               62   NAP                                                            NAP
               66   Principal Reduction Reserve and Free Rent                      TILC
               67   NAP                                                            TILC
               82   NAP                                                            NAP
               84   NAP                                                            NAP
               96   NAP                                                            NAP
              105   NAP                                                            NAP
              120   NAP                                                            NAP
              121   NAP                                                            NAP
              141   FF&E Replacements                                              TILC
              144   Rental Payments                                                NAP
              163   NAP                                                            NAP
              214   Additional Security                                            Other
              226   NAP                                                            NAP
              228   Additional Security                                            NAP
              230   Additional Security                                            NAP
              232   NAP                                                            TILC
              233   NAP                                                            NAP
              243   NAP                                                            TILC
              279   NAP                                                            NAP
              293   NAP                                                            NAP
              308   White House Lease                                              NAP
              315   NAP                                                            NAP
              323   NAP                                                            NAP
              328   NAP                                                            TI/LC
              329   NAP                                                            TILC
              337   NAP                                                            NAP
              339   NAP                                                            TILC
              341   NAP                                                            NAP
              380   NAP                                                            NAP
              415   NAP                                                            NAP


Mortgage Loan No.   Initial Capital Expenditure Escrow Requirement(18)
-----------------   --------------------------------------------------
                3                                             $449,716
                3                                             $368,462
                3                                             $266,271
                3                                             $234,064
                3                                             $178,130
                3                                             $156,493
                3                                             $144,124
                3                                             $135,597
                3                                             $130,514
                3                                              $96,846
                3                                              $65,036
                5                                                   $0
                9                                                   $0
               21                                                   $0
               34                                                   $0
               36                                                   $0
               50                                                   $0
               53                                                   $0
               54                                                   $0
               56                                                   $0
               60                                                   $0
               62                                                   $0
               66                                                   $0
               67                                                   $0
               82                                                   $0
               84                                                   $0
               96                                                   $0
              105                                                   $0
              120                                                   $0
              121                                                   $0
              141                                             $500,000
              144                                                   $0
              163                                                   $0
              214                                                   $0
              226                                                   $0
              228                                                   $0
              230                                                   $0
              232                                                   $0
              233                                                   $0
              243                                                   $0
              279                                                   $0
              293                                                   $0
              308                                                   $0
              315                                                   $0
              323                                                   $0
              328                                                   $0
              329                                                   $0
              337                                                   $0
              339                                                   $0
              341                                                   $0
              380                                                   $0
              415                                                   $0


Mortgage Loan No.   Monthly Capital Expenditure Escrow Requirement(19)
-----------------   -------------------------------------------------------------------------------------------------
                3                                                                                              $3,236
                3                                                                                              $2,651
                3                                                                                              $1,916
                3                                                                                              $1,684
                3                                                                                              $1,282
                3                                                                                              $1,126
                3                                                                                              $1,037
                3                                                                                                $976
                3                                                                                                $939
                3                                                                                                $697
                3                                                                                                $468
                5                                                                                                  $0
                9                                                                                                  $0
               21                                                                                                  $0
               34                                                                                                  $0
               36   Borrower shall deposit an amount to cover the cost of FF&E Replacements equal to 4% of Borrower's
                     Total Gross Revenues generated during the immediately preceding one month period, such amount to be reconciled annually based on the annual financial statements.
               50                                                                                                  $0
               53                                                                                                  $0
               54                                                                                                  $0
               56                                                                                                  $0
               60                                                                                                  $0
               62                                                                                                  $0
               66                                                                                                  $0
               67                                                                                                  $0
               82                                                                                                  $0
               84                                                                                                  $0
               96                                                                                                  $0
              105                                                                                                  $0
              120                                                                                                  $0
              121                                                                                                  $0
              141                 Borrower shall deposit an amount to cover the cost of FF&E Replacements equal to 4%
                                    of Borrower's Total Gross Revenues generated during the immediately preceding one month period, such amount to be reconciled annually based on the annual financial statements.
              144                                                                                                  $0
              163                                                                                                $248
              214                                                                                                  $0
              226                                                                                                  $0
              228                                                                                                $261
              230                                                                                                  $0
              232                                                                                                  $0
              233                                                                                                  $0
              243                                                                                                  $0
              279                                                                                                  $0
              293                                                                                                  $0
              308                                                                                                  $0
              315                                                                                                  $0
              323                                                                                                  $0
              328                                                                                                  $0
              329                                                                                                  $0
              337                                                                                                  $0
              339                                                                                                  $0
              341                                                                                                  $0
              380                                                                                                  $0
              415                                                                                                  $0


Mortgage Loan No.   Current Capital Expenditure Escrow Balance(20)   Initial TI/LC Escrow Requirement(21)
-----------------   ----------------------------------------------   ------------------------------------
                3                                         $449,716                                     $0
                3                                         $368,462                                     $0
                3                                         $266,271                                     $0
                3                                         $234,064                                     $0
                3                                         $178,130                                     $0
                3                                         $156,493                                     $0
                3                                         $144,124                                     $0
                3                                         $135,597                                     $0
                3                                         $130,514                                     $0
                3                                          $96,846                                     $0
                3                                          $65,036                                     $0
                5                                               $0                                     $0
                9                                               $0                                     $0
               21                                               $0                               $450,000
               34                                               $0                                     $0
               36                                               $0                                     $0
               50                                               $0                                     $0
               53                                               $0                               $350,000
               54                                               $0                                     $0
               56                                               $0                                     $0
               60                                               $0                                     $0
               62                                               $0                                     $0
               66                                               $0                                     $0
               67                                               $0                                     $0
               82                                               $0                                     $0
               84                                               $0                                     $0
               96                                               $0                                     $0
              105                                               $0                                $94,249
              120                                               $0                                     $0
              121                                               $0                                     $0
              141                                         $500,402                                     $0
              144                                               $0                                $65,000
              163                                               $0                                     $0
              214                                               $0                                     $0
              226                                               $0                                     $0
              228                                           $3,910                                     $0
              230                                               $0                                     $0
              232                                               $0                                     $0
              233                                               $0                                     $0
              243                                               $0                                     $0
              279                                               $0                                     $0
              293                                               $0                                     $0
              308                                               $0                                     $0
              315                                               $0                                     $0
              323                                               $0                                     $0
              328                                               $0                                     $0
              329                                               $0                                     $0
              337                                               $0                                     $0
              339                                               $0                                     $0
              341                                               $0                                     $0
              380                                               $0                                     $0
              415                                               $0                                     $0


Mortgage Loan No.   Monthly TI/LC Escrow Requirement(22)   Current TI/LC Escrow Balance(23)   Environmental Insurance
-----------------   ------------------------------------   --------------------------------   -----------------------
                3                                     $0                                 $0   No
                3                                     $0                                 $0   No
                3                                     $0                                 $0   No
                3                                     $0                                 $0   No
                3                                     $0                                 $0   No
                3                                     $0                                 $0   No
                3                                     $0                                 $0   No
                3                                     $0                                 $0   No
                3                                     $0                                 $0   No
                3                                     $0                                 $0   No
                3                                     $0                                 $0   No
                5                                     $0                                 $0   No
                9                                     $0                                 $0   No
               21                                     $0                           $450,000   No
               34                                     $0                                 $0   No
               36                                     $0                                 $0   No
               50                                     $0                                 $0   No
               53                                     $0                           $350,000   No
               54                                     $0                                 $0   No
               56                                     $0                                 $0   No
               60                                     $0                                 $0   No
               62                                     $0                                 $0   No
               66                                     $0                                 $0   No
               67                                     $0                                 $0   No
               82                                     $0                                 $0   No
               84                                     $0                                 $0   No
               96                                     $0                                 $0   No
              105                                     $0                            $94,249   No
              120                                     $0                                 $0   No
              121                                     $0                                 $0   No
              141                                     $0                                 $0   No
              144                                 $1,750                            $66,750   No
              163                                   $702                                 $0   No
              214                                     $0                                 $0   No
              226                                     $0                                 $0   No
              228                                 $1,300                            $19,500   No
              230                                     $0                                 $0   No
              232                                     $0                                 $0   No
              233                                     $0                                 $0   No
              243                                     $0                                 $0   No
              279                                     $0                                 $0   No
              293                                     $0                                 $0   No
              308                                     $0                                 $0   No
              315                                 $1,000                                 $0   No
              323                                     $0                                 $0   No
              328                                     $0                                 $0   No
              329                                     $0                                 $0   No
              337                                     $0                                 $0   No
              339                                     $0                                 $0   No
              341                                     $0                                 $0   No
              380                                     $0                                 $0   No
              415                                     $0                                 $0   No


                                                                              Prepayment Code (25)
                                                 ----------------------------------------------------------------------------
                    Interest
                    Accrual
Mortgage Loan No.   Method       Seasoning(24)   LO   DEF   DEF/YM1   DEF/YM   YM2   YM1   YM    5%   4%   3%   2%   1%  Open
-----------------   ----------   -------------   --   ---   -------   ------   ---   ---   --   --   --   --   --   --   ----
                3   Actual/360               0                            94               24                               2
                3   Actual/360               0                            94               24                               2
                3   Actual/360               0                            94               24                               2
                3   Actual/360               0                            94               24                               2
                3   Actual/360               0                            94               24                               2
                3   Actual/360               0                            94               24                               2
                3   Actual/360               0                            94               24                               2
                3   Actual/360               0                            94               24                               2
                3   Actual/360               0                            94               24                               2
                3   Actual/360               0                            94               24                               2
                3   Actual/360               0                            94               24                               2
                5   30/360                   1   24              91                    1                                    4
                9   Actual/360               1                            88               25                               7
               21   Actual/360               2                                        57                                    3
               34   Actual/360               1   60                                   56                                    4
               36   Actual/360               4                                        71                                   13
               50   Actual/360               0   24    94                                                                   2
               53   Actual/360               2                                        57                                    3
               54   30/360                   0   24              92                                                         4
               56   Actual/360               1   25    93                                                                   2
               60   Actual/360               1   25    91                                                                   4
               62   Actual/360               2   26    87                                                                   7
               66   Actual/360               0   24              94                                                         2
               67   Actual/360               1                                       118                                    2
               82   Actual/360               1   25    93                                                                   2
               84   Actual/360               1   25    93                                                                   2
               96   Actual/360               1                                       116                                    4
              105   Actual/360               2   26    21                                                                  13
              120   Actual/360               1   25    93                                                                   2
              121   Actual/360               1   25    91                                                                   4
              141   Actual/360               1   25    93                                                                   2
              144   Actual/360               2   26    92                                                                   2
              163   Actual/360               0   24    94                                                                   2
              214   Actual/360               1   25                                   93                                    2
              226   Actual/360               1                                       117                                    3
              228   Actual/360              16   40    76                                                                   4
              230   Actual/360               1   25                                   93                                    2
              232   Actual/360               2   26                                   92                                    2
              233   Actual/360               0   24                                   92                                    4
              243   Actual/360               1   25                                   93                                    2
              279   Actual/360               2   26                                   92                                    2
              293   Actual/360               1                                       117                                    3
              308   Actual/360               0   24                                   94                                    2
              315   Actual/360               1   25                                   93                                    2
              323   Actual/360               1                                        58                                    2
              328   Actual/360               1   25                                   93                                    2
              329   Actual/360               1   25                                   93                                    2
              337   Actual/360               2                                       118                                    2
              339   Actual/360               3   27                                   53                                    4
              341   Actual/360               3   27                                   55                                    2
              380   Actual/360               3   27                                   55                                    2
              415   Actual/360               1   25                                   93                                    2


Mortgage Loan No.   YM Formula(26)   Administrative Cost Rate (27)   Mortgage Loan No.
-----------------   --------------   -----------------------------   -----------------
                3   B                                        3.026                   3
                3   B                                        3.026                   3
                3   B                                        3.026                   3
                3   B                                        3.026                   3
                3   B                                        3.026                   3
                3   B                                        3.026                   3
                3   B                                        3.026                   3
                3   B                                        3.026                   3
                3   B                                        3.026                   3
                3   B                                        3.026                   3
                3   B                                        3.026                   3
                5   C                                        3.026                   5
                9   F                                        3.026                   9
               21   I                                        3.026                  21
               34   I                                        3.026                  34
               36   I                                        3.026                  36
               50                                            3.026                  50
               53   I                                        3.026                  53
               54   C                                        3.026                  54
               56                                            3.026                  56
               60                                            3.026                  60
               62                                            3.026                  62
               66   I                                        3.026                  66
               67   I                                        3.026                  67
               82                                            3.026                  82
               84                                            3.026                  84
               96   I                                        3.026                  96
              105                                            3.026                 105
              120                                            3.026                 120
              121                                            3.026                 121
              141                                            3.026                 141
              144                                            3.026                 144
              163                                            3.026                 163
              214   P                                        3.026                 214
              226   P                                        3.026                 226
              228                                            3.026                 228
              230   P                                        3.026                 230
              232   P                                        3.026                 232
              233   P                                        3.026                 233
              243   P                                        3.026                 243
              279   P                                        3.026                 279
              293   P                                        3.026                 293
              308   P                                        3.026                 308
              315   P                                        3.026                 315
              323   P                                        3.026                 323
              328   P                                        3.026                 328
              329   P                                        3.026                 329
              337   P                                        3.026                 337
              339   P                                        3.026                 339
              341   P                                        3.026                 341
              380   P                                        3.026                 380
              415   P                                        3.026                 415

                                   SCHEDULE IV

                                RBC LOAN SCHEDULE

                                 [see attached]

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Royal Bank of Canada

------------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan No.  CMSA Loan No.        CMSA Property No.        Mortgage Loan Seller(1)        Property Name
------------------------------------------------------------------------------------------------------------------------------------
        7                7                    7-001              RBC                            Everett Mall Steadfast
       11                11                   11-001             RBC                            500 East Pratt
       16                16                   16-001             RBC                            CLT Industrial Complex
       22                22                   22-001             RBC                            Everett Mall Shopping Center Fox
       29                29                   29-001             RBC                            Escondido Gateway
       38                38                   38-001             RBC                            University Center
       45                45                   45-001             RBC                            Mesa Shores
       51                51                   51-001             RBC                            Littlefield 57
       57                57                   57-001             RBC                            2100 West Loop
       65                65                   65-001             RBC                            Escondido Valley Center
       68                68                   68-001             RBC                            Villas of El Dorado
       69                69                   69-001             RBC                            US Storage Centers- South Bay
       73                73                   73-001             RBC                            Union Plaza
       76                76                   76-001             RBC                            Ken Caryl Safeway
       88                88                   88-001             RBC                            A American Ingelwood
       101              101                  101-001             RBC                            Spartansburg Medical Office
       108              108                  108-001             RBC                            Washington Point II
       136              136                  136-001             RBC                            Addison Plaza
       153              153                  153-001             RBC                            Stow-A-Way Self Storage
       167              167                  167-001             RBC                            A American El Cajon
                        170                                      RBC                            Valley Storage Portfolio Roll-Up
       170              170                  170-001             RBC                            Valley Storage Hagerstown (E)
       171              171                  171-001             RBC                            Valley Storage Martinsburg (E)
       202              202                  202-001             RBC                            Southgate Apartments
       222              222                  222-001             RBC                            Washington Point I
       244              244                  244-001             RBC                            Berkeley Self Storage
       310              310                  310-001             RBC                            Morningstar Mini Storage
       342              342                  342-001             RBC                            CFC Self Storage




------------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan No.  Loan Group             Cross-Collateralization(2)               Original Balance         Cut-Off Date Balance(3)
------------------------------------------------------------------------------------------------------------------------------------
        7              1                              No                                $98,000,000                    $98,000,000
       11              1                              No                                $58,800,000                    $58,800,000
       16              1                              No                                $37,000,000                    $37,000,000
       22              1                              No                                $31,200,000                    $31,200,000
       29              1                              No                                $24,755,000                    $24,755,000
       38              1                              No                                $20,031,000                    $20,031,000
       45              1                              No                                $18,872,000                    $18,872,000
       51              1                              No                                $17,500,000                    $17,500,000
       57              1                              No                                $15,200,000                    $15,200,000
       65              1                              No                                $14,126,000                    $14,126,000
       68              1                              No                                $13,600,000                    $13,600,000
       69              1                              No                                $13,500,000                    $13,500,000
       73              1                              No                                $12,775,000                    $12,775,000
       76              1                              No                                $12,000,000                    $12,000,000
       88              1                              No                                $10,500,000                    $10,500,000
       101             1                              No                                 $9,012,000                     $9,012,000
       108             1                              No                                 $8,621,000                     $8,621,000
       136             1                              No                                 $7,400,000                     $7,400,000
       153             1                              No                                 $6,500,000                     $6,500,000
       167             1                              No                                 $5,800,000                     $5,800,000
                                                                                         $5,738,000                     $5,734,848
       170             1                             Yes                                 $3,025,000                     $3,021,848
       171             1                             Yes                                 $2,713,000                     $2,713,000
       202             1                              No                                 $4,780,000                     $4,770,923
       222             1                              No                                 $4,296,000                     $4,296,000
       244             1                              No                                 $3,600,000                     $3,593,224
       310             1                              No                                 $2,500,000                     $2,497,269
       342             1                              No                                 $2,090,000                     $2,090,000




------------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan No.                    NOI  DSCR(4)            NCF  DSCR(4)     Post IO Period NCF DSCR(4)        Cut-Off Date  LTV(4)
------------------------------------------------------------------------------------------------------------------------------------
        7                                   1.18                    1.15                            NAP                       75.9%
       11                                   1.44                    1.32                            NAP                       79.5%
       16                                   1.33                    1.24                            NAP                       73.7%
       22                                   1.26                    1.19                            NAP                       74.3%
       29                                   1.22                    1.19                            NAP                       77.8%
       38                                   1.25                    1.18                            NAP                       75.7%
       45                                   1.24                    1.20                            NAP                       80.1%
       51                                   1.63                    1.47                           1.20                       77.4%
       57                                   1.04                    1.04                           0.91                       80.0%
       65                                   1.24                    1.19                            NAP                       79.4%
       68                                   1.33                    1.27                            NAP                       73.1%
       69                                   1.55                    1.54                           1.31                       63.6%
       73                                   1.36                    1.18                            NAP                       76.0%
       76                                   1.29                    1.19                            NAP                       80.0%
       88                                   1.34                    1.32                            NAP                       68.9%
       101                                  2.06                    1.81                            NAP                       63.0%
       108                                  1.25                    1.19                            NAP                       80.9%
       136                                  1.51                    1.42                            NAP                       79.6%
       153                                  1.61                    1.58                           1.30                       71.1%
       167                                  1.23                    1.21                            NAP                       74.4%
                                            1.25                    1.21                            NAP                       78.5%
       170                                  1.25                    1.21                            NAP                       78.5%
       171                                  1.25                    1.21                            NAP                       78.5%
       202                                  1.19                    1.15                            NAP                       78.2%
       222                                  1.29                    1.19                            NAP                       79.6%
       244                                  1.32                    1.30                            NAP                       52.8%
       310                                  1.50                    1.44                            NAP                       63.2%
       342                                  1.53                    1.46                           1.21                       79.8%




------------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan No.  Balloon  LTV(4)  Street Address                              City                                       State
------------------------------------------------------------------------------------------------------------------------------------
        7                   75.9%   1402 Everett Mall Way                       Everett                                      WA
       11                   79.5%   500 East Pratt Street                       Baltimore                                    MD
       16                   73.7%   3100-3401 Airport International Drive
                                    / 3100-3140 Yorkmont Road                   Charlotte                                    NC
       22                   74.3%   1210-1505 SE Everett Mall Way               Everett                                      WA
       29                   77.8%   810-890 West Valley Parkway                 Escondido                                    CA
       38                   75.7%   2203-2325 S College Avenue                  Fort Collins                                 CO
       45                   80.1%   2048-2156 East Baseline Road                Mesa                                         AZ
       51                   72.0%   57 Littlefield Street                       Avon                                         MA
       57                   79.3%   2100 West Loop South                        Houston                                      TX
       65                   79.4%   1348-66 West Valley Parkway                 Escondido                                    CA
       68                   73.1%   3250 Hudson Crossing                        McKinney                                     TX
       69                   59.6%   14680 Aviation Blvd.                        Hawthorne                                    CA
       73                   76.0%   200 Union Boulevard                         Lakewood                                     CO
       76                   80.0%   12402-12532 West Ken Caryl Avenue           Littleton                                    CO
       88                   52.8%   10101 Firmona Ave.                          Inglewood                                    CA
       101                  63.0%   100 East Wood Street                        Spartanburg                                  SC
       108                  80.9%   420-450 East 120th Avenue                   Northglenn                                   CO
       136                  79.6%   3711 Beltline Road                          Addison                                      TX
       153                  63.9%   1519 W. Lugonia Ave.                        Redlands                                     CA
       167                  57.0%   1151 Greenfield Dr.                         El Cajon                                     CA
                            66.3%
       170                  66.3%   17705 W. Washington St.                     Hagerstown                                   MD
       171                  66.3%   2006 Williamport Pike                       Martinsburg                                  WV
       202                  73.3%   800-815 Front St                            McHenry                                      IL
       222                  79.6%   540-680 East 120th Avenue                   Northglenn                                   CO
       244                  44.8%   2235 San Pablo Avenue                       Berkeley                                     CA
       310                  53.0%   510 Jones Ferry Road                        Carrboro                                     NC
       342                  70.4%   4928 N. Lamesa Road                         Midland                                      TX




------------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan No.  Zip Code            Property Type                  Property Sub-Type            Units/SF(5)          Year Built
------------------------------------------------------------------------------------------------------------------------------------
        7           98208              Retail                         Anchored                        514,160              1970
       11           21202              Office                         Urban                           279,712              2004
       16           28208              Industrial                     Warehouse                       582,862        1981, 1996-1998
       22           98208              Retail                         Shadow Anchored                 124,493           1985-1988
       29           92025              Retail                         Anchored                         89,625           2002-2003
       38           80525              Retail                         Anchored                        161,875              1963
       45           85024              Retail                         Shadow Anchored                 107,349           1984-1998
       51           02322              Industrial                     Warehouse                       425,628              1974
       57           77027              Office                         Urban                           165,399              1974
       65           92029              Retail                         Shadow Anchored                  46,075              1989
       68           75070              Multifamily                    Garden                              248              2002
       69           90260              Self Storage                   Self Storage                     81,423              2000
       73           80288              Mixed Use                      Office/Retail                   101,452              1981
       76           80127              Retail                         Shadow Anchored                  35,959           1999-2000
       88           90304              Self Storage                   Self Storage                     99,481              1987
       101          29303              Office                         Medical                          64,800              1986
       108          80233              Retail                         Shadow Anchored                  45,200              1996
       136          75001              Retail                         Unanchored                       32,184              1999
       153          92374              Self Storage                   Self Storage                    126,785           1979, 2003
       167          92021              Self Storage                   Self Storage                     64,414              1989
       170          21740              Self Storage                   Self Storage                     58,707              1987
       171          25401              Self Storage                   Self Storage                     55,950              1991
       202          60050              Multifamily                    Garden                               64              1970
       222          80233              Retail                         Shadow Anchored                  36,442              1996
       244          94702              Self Storage                   Self Storage                     35,941              1988
       310          27510              Self Storage                   Self Storage                     61,525           2002, 2005
       342          79705              Self Storage                   Self Storage                     58,912              1998




------------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan No.  Year Renovated       Percent Leased(6)  Percent Leased as of Date(6)  Security Type(7)             Lien Position
------------------------------------------------------------------------------------------------------------------------------------
        7               2005                       88.0%                   04/13/2007     Fee                             First
       11               NAP                        96.9%                   04/16/2007     Leasehold                       First
       16               NAP                        85.7%                   08/30/2006     Fee                             First
       22               2005                      100.0%                   04/05/2007     Fee                             First
       29               NAP                       100.0%                   03/14/2007     Leasehold                       First
       38            1982, 1999                    89.0%                   01/12/2007     Fee                             First
       45               NAP                        92.9%                   03/21/2007     Fee                             First
       51               NAP                        87.5%                   03/01/2007     Fee                             First
       57               1997                       85.4%                   12/01/2006     Fee                             First
       65               NAP                        97.3%                   03/15/2007     Fee                             First
       68               NAP                        95.2%                   09/30/2006     Fee                             First
       69               NAP                        90.1%                   02/08/2007     Fee                             First
       73               NAP                        90.8%                   01/11/2007     Fee                             First
       76               NAP                        96.1%                   12/22/2006     Fee                             First
       88               NAP                        81.7%                   03/08/2007     Fee                             First
       101              NAP                       100.0%                   03/01/2007     Leasehold                       First
       108              NAP                       100.0%                   12/01/2006     Fee                             First
       136              NAP                        91.0%                   02/06/2007     Fee                             First
       153              NAP                        89.7%                   01/18/2007     Fee                             First
       167              NAP                        87.1%                   01/29/2007     Fee                             First

       170              2000                       84.4%                   02/21/2007     Fee                             First
       171              NAP                        89.7%                   02/21/2007     Fee                             First
       202              2003                       96.9%                   01/22/2007     Fee                             First
       222              NAP                       100.0%                   01/31/2007     Fee                             First
       244              NAP                        80.7%                   01/21/2007     Fee                             First
       310              NAP                        82.2%                   02/04/2007     Leasehold                       First
       342              NAP                        97.9%                   02/26/2007     Fee                             First




------------------------------------------------------------------------------------------------------------------------------------
Mortgage        .                                     Cut-Off Date Balance                         First Payment    First Payment
Loan No.               Related Borrower List          per Unit or SF           Note Date           Date (P&I) (8)  Date (IO) (8)
------------------------------------------------------------------------------------------------------------------------------------
        7                       NAP                             $191           04/18/2007               NAP           06/01/2007
       11                       NAP                             $210           04/24/2007               NAP           06/01/2007
       16                       NAP                              $63           02/23/2007               NAP           04/01/2007
       22          22, 29, 38, 45, 65, 73, 76, 108              $251           04/10/2007               NAP           06/01/2007
       29          22, 29, 38, 45, 65, 73, 76, 108              $276           03/19/2007               NAP           05/01/2007
       38          22, 29, 38, 45, 65, 73, 76, 108              $124           04/11/2007               NAP           06/01/2007
       45          22, 29, 38, 45, 65, 73, 76, 108              $176           03/26/2007               NAP           05/01/2007
       51                       NAP                              $41           03/14/2007            05/01/2012       05/01/2007
       57                       NAP                              $92           01/30/2007            03/01/2011       03/01/2007
       65          22, 29, 38, 45, 65, 73, 76, 108              $307           03/20/2007               NAP           05/01/2007
       68                       NAP                          $54,839           11/29/2006               NAP           01/01/2007
       69                       NAP                             $166           04/04/2007            06/01/2012       06/01/2007
       73          22, 29, 38, 45, 65, 73, 76, 108              $126           04/03/2007               NAP           06/01/2007
       76          22, 29, 38, 45, 65, 73, 76, 108              $334           04/05/2007               NAP           06/01/2007
       88           88, 167, 252, 296, 305, 317                 $106           04/03/2007            06/01/2007          NAP
       101                      NAP                             $139           04/16/2007               NAP           06/01/2007
       108         22, 29, 38, 45, 65, 73, 76, 108              $191           03/22/2007               NAP           05/01/2007
       136                      NAP                             $230           03/01/2007               NAP           05/01/2007
       153                      NAP                              $51           03/01/2007            05/01/2010       05/01/2007
       167          88, 167, 252, 296, 305, 317                  $90           04/03/2007            06/01/2007          NAP
                                                                               03/07/2007            05/01/2007          NAP
       170                    170, 171                           $50           03/07/2007            05/01/2007          NAP
       171                    170, 171                           $50           04/12/2007            06/01/2007          NAP
       202                      NAP                          $74,546           02/22/2007            04/01/2007          NAP
       222                      NAP                             $118           04/09/2007               NAP           06/01/2007
       244                      NAP                             $100           02/15/2007            04/01/2007          NAP
       310                      NAP                              $41           03/01/2007            05/01/2007          NAP
       342                      NAP                              $35           04/03/2007            06/01/2009       06/01/2007




------------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan No.  Maturity Date  Due Date  Grace Period(9)    ARD Loan            Lockbox Status              Lockbox Type
------------------------------------------------------------------------------------------------------------------------------------
        7           05/01/2017       1             5               No                    None                       NAP
       11           05/01/2017       1             5               No                  In-Place                     Hard
       16           03/01/2017       1             15              No                    None                       NAP
       22           05/01/2017       1             8               No                    None                       NAP
       29           04/01/2017       1             8               No                    None                       NAP
       38           05/01/2017       1             8               No                    None                       NAP
       45           04/01/2017       1             8               No                    None                       NAP
       51           04/01/2017       1             5               No                    None                       NAP
       57           02/01/2012       1             5               No                    None                       NAP
       65           04/01/2017       1             8               No                    None                       NAP
       68           12/01/2016       1             5               No                    None                       NAP
       69           05/01/2017       1             5               No                    None                       NAP
       73           05/01/2017       1             8               No                    None                       NAP
       76           05/01/2017       1             8               No                    None                       NAP
       88           05/01/2017       1             5               No                    None                       NAP
       101          05/01/2015       1             5               No                    None                       NAP
       108          04/01/2017       1             8               No                    None                       NAP
       136          04/01/2017       1             8               No                    None                       NAP
       153          04/01/2017       1             5               No                    None                       NAP
       167          05/01/2017       1             5               No                    None                       NAP
                    04/01/2017                                                           None                       NAP
       170          04/01/2017       1             5               No                    None                       NAP
       171          05/01/2017       1             5               No                    None                       NAP
       202          03/01/2012       1             5               No                    None                       NAP
       222          05/01/2017       1             10              No                    None                       NAP
       244          03/01/2017       1             5               No                    None                       NAP
       310          04/01/2017       1             5               No                    None                       NAP
       342          05/01/2017       1             5               No                    None                       NAP




------------------------------------------------------------------------------------------------------------------------------------
Mortgage           Original Term        Remaining Term        Original Amort.    Remaining           Mortgage           Monthly
Loan No.            to Maturity          to Maturity            Term(10)         Amort Term           Rate             Payment (P&I)
------------------------------------------------------------------------------------------------------------------------------------
 7                            120             120                   IO                IO             5.480%                NAP
11                            120             120                   IO                IO             5.550%                NAP
16                            120             118                   IO                IO             5.800%                NAP
22                            120             120                   IO                IO             5.560%                NAP
29                            120             119                   IO                IO             5.570%                NAP
38                            120             120                   IO                IO             5.630%                NAP
45                            120             119                   IO                IO             5.580%                NAP
51                            120             119                  360               360             5.480%            $99,144
57                             60              57                  360               360             6.580%            $96,875
65                            120             119                   IO                IO             5.570%                NAP
68                            120             115                   IO                IO             5.680%                NAP
69                            120             120                  360               360             6.080%            $81,635
73                            120             120                   IO                IO             5.630%                NAP
76                            120             120                   IO                IO             5.580%                NAP
88                            120             120                  300               300             5.605%            $65,139
101                            96              96                   IO                IO             5.410%                NAP
108                           120             119                   IO                IO             5.570%                NAP
136                           120             119                   IO                IO             5.450%                NAP
153                           120             119                  360               360             5.640%            $37,479
167                           120             120                  300               300             5.605%            $35,982
                              120             119                  360               359             5.760%            $17,672
170                           120             119                  360               359             5.760%            $17,672
171                           120             120                  360               360             5.790%            $15,901
202                            60              58                  360               358             5.830%            $28,138
222                           120             120                   IO                IO             5.610%                NAP
244                           120             118                  360               358             5.870%            $21,284
310                           120             119                  360               359             5.510%            $14,210
342                           120             120                  360               360             5.750%            $12,197




------------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan No.  Monthly Payment (IO)         Third Most Recent NOI  Third Most Recent NOI End Date        Second Most Recent NOI
------------------------------------------------------------------------------------------------------------------------------------
        7                     $453,749                            NAP              NAP                                   $3,362,613
       11                     $275,727                            NAP              NAP                                          NAP
       16                     $181,317                     $2,719,551           12/31/2004                               $2,974,056
       22                     $146,568                     $1,882,248           12/31/2004                               $1,830,433
       29                     $116,500                     $1,701,787           12/31/2004                               $1,711,711
       38                      $95,284                     $1,214,471           12/31/2004                               $1,690,181
       45                      $88,974                     $1,281,932           12/31/2004                               $1,463,336
       51                      $81,027                     $1,646,381           12/31/2004                               $1,038,209
       57                      $84,504                            NAP              NAP                                     $414,094
       65                      $66,479                       $955,331           12/31/2004                                 $871,475
       68                      $65,267                            NAP              NAP                                     $634,708
       69                      $69,350                     $1,174,388           12/31/2004                               $1,200,701
       73                      $60,768                       $810,027           12/31/2004                                 $834,770
       76                      $56,575                       $732,977           12/31/2004                                 $755,856
       88                          NAP                       $994,989           12/31/2004                                 $985,628
       101                     $41,193                     $1,038,567           12/31/2004                               $1,083,193
       108                     $40,572                       $633,127           12/31/2004                                 $501,051
       136                     $34,075                       $589,191           12/31/2004                                 $486,764
       153                     $30,974                       $568,926           12/31/2004                                 $635,668
       167                         NAP                       $568,320           12/31/2004                                 $546,958
                                   NAP
       170                         NAP                            NAP              NAP                                     $255,273
       171                         NAP                            NAP              NAP                                     $182,255
       202                         NAP                       $273,096           12/31/2004                                 $238,548
       222                     $20,363                       $376,606           12/31/2004                                 $344,420
       244                         NAP                            NAP              NAP                                     $425,905
       310                         NAP                       $112,359           12/31/2004                                 $102,989
       342                     $10,154                       $153,386           12/31/2004                                 $154,082




------------------------------------------------------------------------------------------------------------------------------------
Mortgage
Loan No.    Second Most Recent NOI End Date   Most Recent NOI    Most Recent NOI End Date   Underwritten EGI   Underwritten Expenses
------------------------------------------------------------------------------------------------------------------------------------
        7             12/31/2005                   $4,384,777           12/31/2006               $10,633,931              $4,182,560
       11                NAP                         -$38,986           12/31/2006                $7,878,560              $3,103,904
       16             12/31/2005                   $2,748,768         TTM 9/30/2006               $3,680,339                $787,555
       22             12/31/2005                   $2,241,206           12/31/2006                $2,690,852                $482,319
       29             12/31/2005                   $1,759,897         TTM 11/30/2006              $2,284,359                $574,512
       38             12/31/2005                   $1,408,237           12/31/2006                $1,895,143                $460,466
       45             12/31/2005                   $1,407,622           12/31/2006                $1,810,269                $489,897
       51             12/31/2005                   $1,277,230           12/31/2006                $2,553,924                $966,494
       57             12/31/2005                     $863,038   T-10 Annualized 10/31/2006        $2,733,860              $1,680,631
       65             12/31/2005                   $1,023,008         TTM 11/30/2006              $1,269,943                $268,459
       68             12/31/2005                   $1,269,693        T-12 12/31/2006              $1,985,232                $942,821
       69             12/31/2005                   $1,295,704         TTM 1/31/2007               $1,829,965                $537,742
       73             12/31/2005                     $999,705         TTM 11/30/2006              $1,717,364                $728,142
       76             12/31/2005                     $821,657           12/31/2006                $1,355,813                $504,613
       88             12/31/2005                   $1,032,931           12/31/2006                $1,500,114                $450,406
       101            12/31/2005                   $1,100,341           12/31/2006                $1,473,005                $454,382
       108            12/31/2005                     $628,651           12/31/2006                  $972,131                $362,308
       136            12/31/2005                     $738,162           12/12/2006                  $899,050                $281,507
       153            12/31/2005                     $621,535         TTM 10/31/2006              $1,045,736                $446,031
       167            12/31/2005                     $539,456           12/31/2006                  $774,341                $243,051
                                                                                                    $855,471                $350,241
       170            12/31/2005                     $269,194           12/31/2006                  $451,530                $186,945
       171            12/31/2005                     $230,419           12/31/2006                  $403,941                $163,296
       202            12/31/2005                     $424,576           12/31/2006                  $582,128                $179,634
       222            12/31/2005                     $320,143           12/31/2006                  $553,311                $239,064
       244            12/31/2005                     $349,195           12/31/2006                  $707,792                $369,814
       310            12/31/2005                     $106,469         TTM 11/30/2006                $619,870                $364,590
       342            12/31/2005                     $245,120           12/31/2006                  $389,651                $203,292




------------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan No.  Underwritable NOI  Underwritten Reserves  Underwritable Cash Flow  Balloon Balance            Current Value(11)
------------------------------------------------------------------------------------------------------------------------------------
        7                 $6,451,371               $200,407               $6,250,964      $98,000,000                $129,200,000
       11                 $4,774,656               $391,597               $4,383,059      $58,800,000                 $74,000,000
       16                 $2,892,784               $194,585               $2,698,199      $37,000,000                 $50,200,000
       22                 $2,208,584               $117,173               $2,091,361      $31,200,000                 $42,000,000
       29                 $1,709,846                $49,249               $1,660,597      $24,755,000                 $31,800,000
       38                 $1,434,677                $81,364               $1,353,313      $20,031,000                 $26,460,000
       45                 $1,320,372                $40,602               $1,279,770      $18,872,000                 $23,550,000
       51                 $1,587,430               $159,796               $1,427,634      $16,275,775                 $22,600,000
       57                 $1,053,229                     $0               $1,053,229      $15,058,171                 $19,000,000
       65                   $991,495                $53,910                 $947,575      $14,126,000                 $17,800,000
       68                 $1,042,411                $49,600                 $992,811      $13,600,000                 $18,600,000
       69                 $1,292,223                $12,213               $1,280,010      $12,659,906                 $21,230,000
       73                   $989,222               $126,149                 $863,073      $12,775,000                 $16,800,000
       76                   $878,200                $43,193                 $808,007      $12,000,000                 $15,000,000
       88                 $1,049,668                $14,327               $1,035,341       $8,051,956                 $15,250,000
       101                $1,018,623               $123,013                 $895,610       $9,012,000                 $14,300,000
       108                  $609,823                $32,347                 $577,476       $8,621,000                 $10,650,000
       136                  $617,543                $55,614                 $582,475       $7,400,000                  $9,300,000
       153                  $599,704                $12,855                 $586,849       $5,841,683                  $9,140,000
       167                  $531,289                 $9,662                 $521,627       $4,447,747                  $7,800,000
                            $505,230                $18,080                 $487,150       $4,844,740                  $7,310,000
       170                  $264,585                 $9,687                 $254,898       $2,552,711                  $3,890,000
       171                  $240,645                 $8,393                 $232,252       $2,292,028                  $3,420,000
       202                  $402,494                $12,800                 $389,694       $4,469,457                  $6,100,000
       222                  $314,781                $22,754                 $291,493       $4,296,000                  $5,400,000
       244                  $337,978                 $5,201                 $332,777       $3,049,699                  $6,800,000
       310                  $255,280                 $9,274                 $246,006       $2,093,740                  $3,950,000
       342                  $186,359                 $8,837                 $177,522       $1,845,188                  $2,620,000




------------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan No.  Source of Value(11)    Valuation Date        Largest Tenant(12)                 Lease Expiration Date      % NSF
------------------------------------------------------------------------------------------------------------------------------------
        7               Appraisal           06/09/2008         Sears                                     02/28/2009          22.4%
       11               Appraisal           03/29/2007         Reznick, Fedder, & Silver                 12/31/2016          24.1%
       16               Appraisal           12/27/2006         Eagle Global Logistics                    10/31/2008          12.4%
       22               Appraisal           03/15/2007         Michael's Stores, Inc #9810               02/28/2013          17.6%
       29               Appraisal           02/19/2007         Barnes & Noble                            04/10/2013          27.9%
       38               Appraisal           02/15/2007         King Soopers                              08/17/2010          29.6%
       45               Appraisal           02/22/2007         Neste Development Nevada, LLC             06/30/2013          25.9%
       51               Appraisal           02/01/2007         Record Keeper                             12/31/2010          28.2%
       57               Appraisal           12/12/2007         Corporate Office Centers                  08/31/2011          13.2%
       65               Appraisal           02/19/2007         VIP Oriental Buffet                       03/31/2015          23.8%
       68               Appraisal           10/31/2006         NAP                                          NAP               NAP
       69               Appraisal           02/13/2007         NAP                                          NAP               NAP
       73               Appraisal           03/13/2007         Guy F. Atkinson Construction Corp.        06/30/2008           7.6%
       76               Appraisal           03/06/2007         Hallmark Global Services #84              2/28/2010           11.7%
       88               Appraisal           02/13/2007         NAP                                          NAP               NAP
       101              Appraisal           03/13/2007         Spartan Internal Medical-SRHS             12/31/2017          26.9%
       108              Appraisal           02/21/2007         Petco                                     07/31/2011          31.0%
       136              Appraisal           01/21/2007         Palm Beach Tan                            07/31/2010           9.7%
       153              Appraisal           01/04/2007         NAP                                          NAP               NAP
       167              Appraisal           02/21/2007         NAP                                          NAP               NAP
       170              Appraisal           01/08/2007         NAP                                          NAP               NAP
       171              Appraisal           02/08/2007         NAP                                          NAP               NAP
       202              Appraisal           02/07/2007         NAP                                          NAP               NAP
       222              Appraisal           02/21/2007         Longs Drug Stores California              02/28/2025          63.0%
       244              Appraisal           01/10/2007         NAP                                          NAP               NAP
       310              Appraisal           01/16/2007         NAP                                          NAP               NAP
       342              Appraisal           02/21/2007         NAP                                          NAP               NAP




------------------------------------------------------------------------------------------------------------------------------------
Mortgage
Loan No.  Second Largest Tenant(12)          Lease Expiration Date   % NSF   Third Largest Tenant(12)          Lease Expiration Date
------------------------------------------------------------------------------------------------------------------------------------
 7        Steve & Barry's                          07/31/2014       15.2%    Regal Cineplex                           06/30/2021
11        Aon Service Corporation                  08/30/2016       20.0%    Saul Ewing LLP                           11/30/2020
16        Hellman Logistics                        11/30/2013        7.3%    Forward Air, Inc                         07/31/2009
22        Petco Store #244                         05/31/2014       11.2%    Pier 1 Imports (U.S.), Inc.              01/31/2013
29        Michaels                                 04/30/2013       26.6%    Calumet Photographic, Inc.               03/31/2008
38        Stein Mart, Inc.                         05/31/2013       22.9%    Office Max Store                         07/31/2014
45        Michaels Stores, Inc                     02/28/2008       18.6%    Trader Joe's Company                     08/31/2007
51        Polar Beverages                          12/31/2010       23.6%    Excel                                    10/31/2009
57        EMS Pipeline Service                     07/31/2012        9.6%    Telwest Network Services                 11/30/2008
65        Fed-Ex Kinkos                            07/31/2008       14.8%    Hot Spring Spa of North Cnty.            11/30/2010
68        NAP                                         NAP            NAP     NAP                                         NAP
69        NAP                                         NAP            NAP     NAP                                         NAP
73        Builder MT (prev. Tundra Education)      04/30/2009        7.0%    Avisa, Inc.                              01/31/2008
76        Ken Caryl Village Wine & Spirits         02/14/2009       11.5%    Washington Mutual                        5/31/2007
88        NAP                                         NAP            NAP     NAP                                         NAP
101       Thomas L. Roberts, III MD                12/31/2007       13.9%    Regional OB-Gyn Svcs & Lab - SRHSD       12/31/2014
108       Party America                            08/15/2016       18.8%    Hollywood Video                          08/31/2007
136       Dickies                                  01/31/2015        9.3%    Chipotle Mexican Grill                   01/05/2011
153       NAP                                         NAP            NAP     NAP                                         NAP
167       NAP                                         NAP            NAP     NAP                                         NAP
170       NAP                                         NAP            NAP     NAP                                         NAP
171       NAP                                         NAP            NAP     NAP                                         NAP
202       NAP                                         NAP            NAP     NAP                                         NAP
222       Washtime Laundry                         10/31/2013        9.6%    CU Service Network of Colorado           05/31/2008
244       NAP                                         NAP            NAP     NAP                                         NAP
310       NAP                                         NAP            NAP     NAP                                         NAP
342       NAP                                         NAP            NAP     NAP                                         NAP




------------------------------------------------------------------------------------------------------------------------------------
Mortgage                          Insurance Escrow            Tax Escrow               Capital Expenditure           TI/LC Escrow
Loan No.           % NSF              in Place               in Place(13)              Escrow in Place (14)      Escrow in Place(15)
------------------------------------------------------------------------------------------------------------------------------------
        7          12.6%                No                        No                             No                     Yes
       11          17.4%               Yes                       Yes                            Yes                      No
       16           7.0%                No                        No                            Yes                     Yes
       22           8.0%                No                        No                             No                      No
       29           8.4%                No                        No                             No                      No
       38          14.5%                No                        No                             No                      No
       45           9.3%                No                        No                             No                      No
       51          18.8%               Yes                       Yes                            Yes                     Yes
       57           7.1%               Yes                       Yes                            Yes                     Yes
       65          10.9%                No                        No                             No                      No
       68           NAP                Yes                       Yes                            Yes                      No
       69           NAP                 No                       Yes                            Yes                      No
       73           6.8%                No                        No                             No                      No
       76           8.7%                No                        No                             No                      No
       88           NAP                 No                        No                             No                      No
       101         12.5%                No                        No                             No                      No
       108         16.7%                No                        No                             No                      No
       136          8.7%               Yes                       Yes                            Yes                     Yes
       153          NAP                 No                       Yes                            Yes                      No
       167          NAP                 No                        No                             No                      No
       170          NAP                Yes                       Yes                            Yes                      No
       171          NAP                 No                       Yes                             No                      No
       202          NAP                Yes                       Yes                            Yes                      No
       222          7.6%                No                        No                             No                      No
       244          NAP                Yes                       Yes                            Yes                      No
       310          NAP                 No                        No                            Yes                      No
       342          NAP                Yes                        No                            Yes                      No




------------------------------------------------------------------------------------------------------------------------------------
                                                                Initial Capital       Monthly Capital         Current
                                                                  Expenditure           Expenditure            Capital
Mortgage  Other Escrow                    Springing Escrow           Escrow                Escrow            Expenditure
Loan No.  Description(16)                  Description(17)       Requirement(18)       Requirement(19)    Escrow Balance(20)
------------------------------------------------------------------------------------------------------------------------------------
 7        Earnout; Rent Abatement           Tax, Insurance               $0                     $0                     $0
 11       Debt Service Reserve                   TI/LC                   $0                 $2,331                     $0
 16       NAP                               Tax, Insurance         $582,960                     $0                     $0
 22       NAP                               Tax, Insurance               $0                     $0                     $0
 29       NAP                               Tax, Insurance               $0                     $0                     $0
 38       Special tenant escrow - Big 5  Tax, Insurance, Other           $0                     $0                     $0
 45       NAP                               Tax, Insurance               $0                     $0                     $0
 51       Earnout Reserve                         NAP                    $0                 $4,796                     $0
 57       Earnout Escrow                     CapEx, TI/LC          $165,357                     $0               $165,758
 65       NAP                               Tax, Insurance               $0                     $0                     $0
 68       NAP                                     NAP                    $0                 $4,133                $16,532
 69       NAP                                  Insurance                 $0                 $1,018                     $0
 73       NAP                               Tax, Insurance               $0                     $0                     $0
 76       NAP                               Tax, Insurance               $0                     $0                     $0
 88       NAP                               Tax, Insurance               $0                     $0                     $0
101       NAP                            Tax, Insurance, TI/LC           $0                     $0                     $0
108       NAP                            Tax, Insurance, Other           $0                     $0                     $0
136       NAP                                     NAP                    $0                   $401                     $0
153       NAP                                  Insurance                 $0                 $1,071                     $0
167       NAP                               Tax, Insurance               $0                     $0                     $0
170       NAP                                     NAP                    $0                   $807                     $0
171       NAP                                     NAP                    $0                     $0                     $0
202       NAP                                     NAP                    $0                 $1,067                     $0
222       NAP                               Tax, Insurance               $0                     $0                     $0
244       NAP                                     NAP                    $0                   $550                   $550
310       NAP                               Tax, Insurance               $0                   $773                     $0
342       NAP                               Tax, Insurance               $0                   $736                     $0




------------------------------------------------------------------------------------------------------------------------------------
Mortgage   Initial TI/LC                  Monthly TI/LC                Current TI/LC            Environmental            Interest
Loan No.   Escrow Requirement(21)         Escrow Requirement(22)       Escrow Balance(23)       Insurance           Accrual Method
------------------------------------------------------------------------------------------------------------------------------------
 7                   $5,414,276                             $0                       $0                  No              Actual/360
 11                          $0                             $0                       $0                  No              Actual/360
 16                $300,000 LOC                             $0                       $0                  No              Actual/360
 22                          $0                             $0                       $0                  No              Actual/360
 29                          $0                             $0                       $0                  No              Actual/360
 38                          $0                             $0                       $0                  No              Actual/360
 45                          $0                             $0                       $0                  No              Actual/360
 51                          $0                         $8,521                       $0                  No              Actual/360
 57                  $1,011,639                             $0               $1,014,093                  No              Actual/360
 65                          $0                             $0                       $0                  No              Actual/360
 68                          $0                             $0                       $0                  No              Actual/360
 69                          $0                             $0                       $0                  No              Actual/360
 73                          $0                             $0                       $0                  No              Actual/360
 76                          $0                             $0                       $0                  No              Actual/360
 88                          $0                             $0                       $0                  No              Actual/360
101                          $0                             $0                       $0                  No              Actual/360
108                          $0                             $0                       $0                  No              Actual/360
136                          $0                         $1,360                       $0                  No              Actual/360
153                          $0                             $0                       $0                  No              Actual/360
167                          $0                             $0                       $0                  No              Actual/360
                                                                                                                         Actual/360
170                          $0                             $0                       $0                  No              Actual/360
171                          $0                             $0                       $0                  No              Actual/360
202                          $0                             $0                       $0                  No              Actual/360
222                          $0                             $0                       $0                  No              Actual/360
244                          $0                             $0                       $0                  No              Actual/360
310                          $0                             $0                       $0                  No              Actual/360
342                          $0                             $0                       $0                  No              Actual/360




------------------------------------------------------------------------------------------------------------------------------------
                                              Prepayment Code(25)
Mortgage               --------------------------------------------------------------------     YM        Administrative   Mortgage
Loan No.  Seasoning(24)  LO   DEF   DEF/YM1  DEF/YM  YM2  YM1  YM  5% 4%  3%  2%  1%  Open   Formula(26)  Cost Rate (27)    Loan No.
------------------------------------------------------------------------------------------------------------------------------------
 7                   0   24    89                                                        7                        2.026    7
 11                  0   24    92                                                        4                        2.026   11
 16                  2   26                                90                            4            H           2.026   16
 22                  0   24    89                                                        7                        2.026   22
 29                  1   25    88                                                        7                        2.026   29
 38                  0   24    89                                                        7                        2.026   38
 45                  1   25    88                                                        7                        2.026   45
 51                  1   25    91                                                        4                        2.026   51
 57                  3   23                                               12  12  11     2                        2.026   57
 65                  1   25    88                                                        7                        2.026   65
 68                  5   29    87                                                        4                        2.026   68
 69                  0   24    35                                                       61                        2.026   69
 73                  0   24    89                                                        7                        2.026   73
 76                  0   24    89                                                        7                        2.026   76
 88                  0   24    59                                                       37                        2.026   88
101                  0   24    47                                                       25                        2.026   101
108                  1   25    88                                                        7                        2.026   108
136                  1   25    91                                                        4                        2.026   136
153                  1   34    82                                                        4                        2.026   153
167                  0   24    59                                                       37                        2.026   167
                     1   25    91                                                        4                        2.026
170                  1   25    91                                                        4                        2.026   170
171                  0   24    92                                                        4                        2.026   171
202                  2   26    31                                                        3                        2.026   202
222                  0   24    92                                                        4                        2.026   222
244                  2   26    90                                                        4                        2.026   244
310                  1   25    91                                                        4                        2.026   310
342                  0   24    92                                                        4                        2.026   342

                                  SCHEDULE V-1

                            PRUDENTIAL LOAN SCHEDULE

                                 [see attached]

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Prudential Mortgage Capital Funding, LLC

                                             Mortgage
Mortgage       CMSA             CMSA           Loan
Loan No.      Loan No.       Property No.    Seller(1)   Property Name
------------------------------------------------------------------------------------------------------------------------------------
                 6                             PMCF      NewCrow Industrial Portfolio Roll-Up
   6                            6-001          PMCF      NewCrow Industrial Portfolio - Building 11 (V)
   6                            6-002          PMCF      NewCrow Industrial Portfolio - Building 10 (V)
   6                            6-003          PMCF      NewCrow Industrial Portfolio - Building 15 (V)
   6                            6-004          PMCF      NewCrow Industrial Portfolio - Building 19 (V)
   6                            6-005          PMCF      NewCrow Industrial Portfolio - Building 12 (V)
   6                            6-006          PMCF      NewCrow Industrial Portfolio - Building 14 (V)
   6                            6-007          PMCF      NewCrow Industrial Portfolio - Building 18 (V)
   6                            6-008          PMCF      NewCrow Industrial Portfolio - Building 20 (V)
   6                            6-009          PMCF      NewCrow Industrial Portfolio - Building 21 (V)
   18            18            18-001          PMCF      Sheraton Imperial Hotel
   31            31            31-001          PMCF      Santa Fe Ridge Apartments
   39            39            39-001          PMCF      English Creek Shopping Center
   44            44            44-001          PMCF      Misty Woods Apartments
   58            58            58-001          PMCF      Campus Courtyard
   59            59            59-001          PMCF      Beauregard Square
  104           104            104-001         PMCF      Premier Medical Office
  107           107            107-001         PMCF      Corporate Pointe Building
                                               PMCF      Texas Retail Portfolio Roll-Up
  109           109            109-001         PMCF      Creme de la Creme Plaza (B)
  110           110            110-001         PMCF      The Ranch at Cedar Hill (B)
  111           111            111-001         PMCF      28th Street Commons (B)
  114           114            114-001         PMCF      Colorado Cinema
  119           119            119-001         PMCF      Lakewood City Center
  122           122            122-001         PMCF      Valley River Plaza
  125           125            125-001         PMCF      Metro 555
  139           139            139-001         PMCF      2 & 17 Self Storage
  140           140            140-001         PMCF      Landmark Station
  156           156            156-001         PMCF      Cedarwood Valley Office Park
  161           161            161-001         PMCF      232-234 Broad Avenue
                166                            PMCF      CVS Portfolio Roll-Up
  166                          166-001         PMCF      CVS Portfolio - Edinburgh (XVII)
  166                          166-002         PMCF      CVS Portfolio - Tipton (XVII)
  166                          166-003         PMCF      CVS Portfolio - Brazil (XVII)
  176           176            176-001         PMCF      Water's Edge Plaza
  198           198            198-001         PMCF      Country Club Center/Plaza
  208           208            208-001         PMCF      Ice House Office Building
                241                            PMCF      The Store All Family Storage Portfolio Roll-Up
  241                          241-001         PMCF      The Store All Family Storage Portfolio - Autauga Station Store All (XXI)
  241                          241-002         PMCF      The Store All Family Storage Portfolio - Airport Store All (XXI)
  241                          241-003         PMCF      The Store All Family Storage Portfolio - Millbrook Store All (XXI)
  241                          241-004         PMCF      The Store All Family Storage Portfolio - Deatsville Store All (XXI)
  248           248            248-001         PMCF      Mountain View Village
  250           250            250-001         PMCF      Best Western - Reliant Park
  263           263            263-001         PMCF      Kendall Garden Apartments
  266           266            266-001         PMCF      Gannon Plaza II
  271           271            271-001         PMCF      Midtown Center Mobile Home Park
  298           298            298-001         PMCF      9411 8th Avenue South
  301           301            301-001         PMCF      DHL Distribution Facility
  303           303            303-001         PMCF      10191 Park Run Drive


                                                                                                Post IO
                                                           Cut-Off                              Period        Cut-Off
Mortgage   Loan          Cross-              Original        Date          NOI         NCF        NCF           Date       Balloon
Loan No.   Group  Collateralization(2)       Balance       Balance(3)     DSCR(4)     DSCR(4)    DSCR(4)       LTV (4)      LTV(4)
------------------------------------------------------------------------------------------------------------------------------------
                                          $100,000,000   $100,000,000      1.49        1.32       1.08          65.2%        60.6%
   6         1              No             $19,687,094    $19,687,094      1.49        1.32       1.08          65.2%        60.6%
   6         1              No             $15,449,804    $15,449,804      1.49        1.32       1.08          65.2%        60.6%
   6         1              No             $14,015,645    $14,015,645      1.49        1.32       1.08          65.2%        60.6%
   6         1              No             $13,950,456    $13,950,456      1.49        1.32       1.08          65.2%        60.6%
   6         1              No             $13,428,944    $13,428,944      1.49        1.32       1.08          65.2%        60.6%
   6         1              No              $9,778,357     $9,778,357      1.49        1.32       1.08          65.2%        60.6%
   6         1              No              $5,606,258     $5,606,258      1.49        1.32       1.08          65.2%        60.6%
   6         1              No              $4,889,179     $4,889,179      1.49        1.32       1.08          65.2%        60.6%
   6         1              No              $3,194,263     $3,194,263      1.49        1.32       1.08          65.2%        60.6%
   18        1              No             $35,000,000    $35,000,000      2.22        1.87        NAP          63.6%        63.6%
   31        2              No             $23,000,000    $23,000,000      1.43        1.38        NAP          81.2%        81.2%
   39        1              No             $20,000,000    $20,000,000      1.67        1.53        NAP          67.6%        67.6%
   44        2              No             $19,000,000    $19,000,000      1.33        1.24       1.03          79.8%        76.8%
   58        2              No             $15,000,000    $15,000,000      1.51        1.45        NAP          79.6%        79.6%
   59        1              No             $15,000,000    $15,000,000      1.48        1.32        NAP          80.4%        80.4%
  104        1              No              $8,900,000     $8,866,216      1.27        1.21        NAP          78.1%        67.2%
  107        1              No              $8,760,000     $8,760,000      1.79        1.53       1.29          74.2%        65.8%
                                            $8,620,000     $8,591,715      1.30        1.20        NAP          74.1%        62.8%
  109        1             Yes              $4,710,000     $4,694,545      1.30        1.20        NAP          74.1%        62.8%
  110        1             Yes              $2,170,000     $2,162,880      1.30        1.20        NAP          74.1%        62.8%
  111        1             Yes              $1,740,000     $1,734,291      1.30        1.20        NAP          74.1%        62.8%
  114        1              No              $8,500,000     $8,487,197      1.31        1.28        NAP          61.7%        47.6%
  119        1              No              $8,100,000     $8,100,000      1.57        1.44       1.20          74.3%        68.2%
  122        1              No              $8,000,000     $8,000,000      2.38        2.23        NAP          44.5%        44.5%
  125        1              No              $8,000,000     $8,000,000      1.66        1.46       1.20          80.0%        70.4%
  139        1              No              $7,200,000     $7,200,000      1.76        1.70       1.40          79.1%        73.7%
  140        1              No              $7,045,000     $7,045,000      1.59        1.37       1.13          77.0%        71.8%
  156        1              No              $6,400,000     $6,393,381      1.37        1.20        NAP          79.9%        67.6%
  161        1              No              $6,000,000     $6,000,000      1.35        1.31        NAP          70.6%        59.8%
                                            $5,863,000     $5,852,038      1.18        1.15        NAP          77.7%        66.0%
  166        1              No              $2,124,751     $2,120,778      1.18        1.15        NAP          77.7%        66.0%
  166        1              No              $1,907,820     $1,904,253      1.18        1.15        NAP          77.7%        66.0%
  166        1              No              $1,830,429     $1,827,007      1.18        1.15        NAP          77.7%        66.0%
  176        1              No              $5,650,000     $5,650,000      1.55        1.43       1.19          79.6%        74.3%
  198        1              No              $5,000,000     $4,990,080      1.38        1.25        NAP          79.2%        66.7%
  208        1              No              $4,600,000     $4,600,000      1.63        1.48       1.23          75.4%        66.5%
                                            $3,750,000     $3,750,000      1.35        1.29        NAP          75.0%        63.9%
  241        1              No              $2,175,000     $2,175,000      1.35        1.29        NAP          75.0%        63.9%
  241        1              No                $675,000       $675,000      1.35        1.29        NAP          75.0%        63.9%
  241        1              No                $450,000       $450,000      1.35        1.29        NAP          75.0%        63.9%
  241        1              No                $450,000       $450,000      1.35        1.29        NAP          75.0%        63.9%
  248        1              No              $3,530,000     $3,530,000      2.35        2.18        NAP          54.1%        54.1%
  250        1              No              $3,500,000     $3,494,910      1.75        1.47        NAP          69.9%        54.3%
  263        2              No              $3,200,000     $3,200,000      1.56        1.41       1.18          75.3%        70.4%
  266        1              No              $3,155,000     $3,155,000      1.53        1.44       1.21          78.9%        71.2%
  271        2              No              $3,000,000     $3,000,000      1.33        1.22        NAP          75.5%        68.6%
  298        1              No              $2,700,000     $2,697,312      1.35        1.23        NAP          77.1%        65.6%
  301        1              No              $2,635,000     $2,635,000      1.52        1.49       1.27          79.8%        74.9%
  303        1              No              $2,600,000     $2,600,000      1.27        1.20        NAP          72.2%        61.6%


Mortgage
Loan No.   Street Address                           City                  State    Zip Code    Property Type
------------------------------------------------------------------------------------------------------------------------------------

   6       5804 East Slauson Avenue                 Commerce               CA       90040      Industrial
   6       5750 Peachtree Street                    Commerce               CA       90040      Industrial
   6       6100 East Slauson Avenue                 Commerce               CA       90040      Industrial
   6       6101 East Slauson Avenue                 Commerce               CA       90040      Industrial
   6       5900 East Slauson Avenue                 Commerce               CA       90040      Industrial
   6       6000 East Slauson Avenue                 Commerce               CA       90040      Industrial
   6       6200 East Slauson Avenue                 Commerce               CA       90040      Industrial
   6       5900-5990 Boxford Avenue                 Commerce               CA       90040      Industrial
   6       6200-6280 Peachtree Street               Commerce               CA       90040      Industrial
   18      4700 Emperor Blvd.                       Durham                 NC       27703      Hospitality
   31      1415 N.W. Santa Fe Lane                  Silverdale             WA       98383      Multifamily
   39      3003 English Creek Avenue                Egg Harbor Township    NJ       08232      Retail
   44      101 Harlon Drive                         Cary                   NC       27511      Multifamily
   58      1541 Bulldog Lane                        Fresno                 CA       93710      Multifamily
   59      6301-6303 Little River Turnpike          Alexandria             VA       22312      Mixed Use
  104      44000 West 12 Mile Road                  Novi                   MI       48377      Office
  107      14522 South Outer Forty Road             Chesterfield           MO       63017      Office

  109      1201 & 1205 McDermott Street             Allen                  TX       75013      Retail
  110      1427 N. Highway 67                       Cedar Hill             TX       75104      Retail
  111      2516 NE 28th Street                      Fort Worth             TX       76106      Retail
  114      5550 Wadsworth Boulevard                 Arvada                 CO       80002      Land
  119      14833 Detroit Avenue                     Lakewood               OH       44107      Retail
  122      1011 Valley River Way                    Eugene                 OR       97401      Retail
  125      555 Metro Place                          Dublin                 OH       43017      Office
  139      10816 Tidewater Trail                    Fredericksburg         VA       22408      Self Storage
  140      1309 Bridford Parkway                    Greensboro             NC       27407      Retail
  156      1725-1765 Merriman Road                  Akron                  OH       44313      Office
  161      232-234 Broad Avenue                     Palisades Park         NJ       07650      Mixed Use

  166      15622 North State Road 79                Edinburgh              IN       46124      Retail
  166      711 East Jefferson Street                Tipton                 IN       46072      Retail
  166      307 East National Avenue                 Brazil                 IN       47834      Retail
  176      4401 S. Orange Avenue                    Orlando                FL       32806      Office
  198      4614, 4618, 4700, and 4808 S. Thompson   Springdale             AR       72764      Mixed Use
  208      455-462 South Ludlow Street              Columbus               OH       43215      Office

  241      558 McQueen Smith Road                   Prattville             AL       36066      Self Storage
  241      1040 Highway 14                          Elmore                 AL       36054      Self Storage
  241      3140 Highway 14                          Millbrook              AL       36054      Self Storage
  241      3236 Deatsville Highway                  Deatsville             AL       36022      Self Storage
  248      14415 SE Mill Plain Boulevard            Vancouver              WA       98684      Retail
  250      2364 South Loop West                     Houston                TX       77054      Hospitality
  263      322 S. Kendall Avenue                    Kalamazoo              MI       49006      Multifamily
  266      1101-1119 Gannon Drive                   Festus                 MO       63028      Retail
  271      909 Chugach Way                          Anchorage              AK       99503      Manufactured Housing Community
  298      9411 8th Avenue South                    Seattle                WA       98108      Industrial
  301      51 Pent Highway                          Wallingford            CT       06492      Industrial
  303      10191 Park Run Drive                     Las Vegas              NV       89145      Office


                                                                                                                  Percent
Mortgage                                                                    Year                 Percent         Leased as
Loan No.    Property Sub-Type                 Units/SF(5) Year Built      Renovated              Leased(6)       of Date(6)
------------------------------------------------------------------------------------------------------------------------------------
   6        Flex                                 757,566     1942            NAP                  100.0%         01/31/2007
   6        Flex                                 275,184     1976            NAP                   99.8%         01/31/2007
   6        Flex                                 254,000     1976            NAP                  100.0%         01/31/2007
   6        Flex                                 249,630     1976            NAP                  100.0%         01/31/2007
   6        Flex                                 207,915     1976            NAP                  100.0%         01/31/2007
   6        Flex                                 183,207     1976            NAP                  100.0%         01/31/2007
   6        Flex                                 108,424     1976            NAP                  100.0%         01/31/2007
   6        Flex                                  69,662     1976            NAP                   80.7%         01/31/2007
   6        Flex                                  42,992     1976            NAP                  100.0%         01/31/2007
   18       Full Service                             331     1986            NAP                   70.0%         12/31/2006
   31       Garden                                   240     1991            NAP                   93.3%         01/28/2007
   39       Shadow Anchored                      196,325     1997            NAP                  100.0%         03/12/2007
   44       Garden                                   360     1985            NAP                   93.6%         03/23/2007
   58       Student Housing                          232     1974            NAP                   93.5%         02/01/2007
   59       Office/Retail                         70,926     1985            NAP                   98.9%         12/31/2006
  104       Medical                               44,834     2006            NAP                   92.6%         01/23/2007
  107       Suburban                              86,840     1987           2004                   98.6%         01/09/2007

  109       Unanchored                            20,260     2006            NAP                   78.0%         01/10/2007
  110       Unanchored                            13,876     2003            NAP                  100.0%         01/10/2007
  111       Unanchored                             9,731     2005            NAP                  100.0%         01/10/2007
  114       Land                                 435,281      NAP            NAP                  100.0%         02/15/2007
  119       Anchored                              66,874     1993            NAP                  100.0%         03/25/2007
  122       Anchored                              68,113     1980           2005                   91.3%         03/09/2007
  125       Suburban                             100,602     1979           2007                   88.7%         03/13/2007
  139       Self Storage                         150,370     2003            NAP                   91.0%         01/30/2007
  140       Shadow Anchored                      103,494     1995            NAP                   95.7%         02/14/2007
  156       Suburban                              83,713     1985            NAP                   98.4%         02/23/2007
  161       Office/Retail                         17,630     1935           2004                  100.0%         12/31/2006

  166       Free Standing                         10,722     1997            NAP                  100.0%         12/30/2006
  166       Free Standing                         10,722     1997            NAP                  100.0%         12/30/2006
  166       Free Standing                         10,722     1997            NAP                  100.0%         12/30/2006
  176       Medical                               46,927     1989           2006                  100.0%         03/14/2007
  198       Office/Retail                         47,009     1997           2004                   97.0%         02/19/2007
  208       Urban                                 33,915     1900           2000                   87.3%         03/28/2007

  241       Self Storage                          34,000  2001, 2003         NAP                   89.0%         04/02/2007
  241       Self Storage                          31,300  1999, 2005         NAP                   84.0%         04/02/2007
  241       Self Storage                          20,050     1997            NAP                   95.0%         04/02/2007
  241       Self Storage                          22,050  1998, 2005         NAP                   76.0%         04/02/2007
  248       Unanchored                            36,030     1987            NAP                  100.0%         02/27/2007
  250       Limited Service                          106     1965           2005                   46.3%         12/31/2006
  263       Student Housing                          129     1966            NAP                   93.0%         02/28/2007
  266       Shadow Anchored                       18,519     2004            NAP                  100.0%         01/05/2007
  271       Manufactured Housing Community            80     1960            NAP                   91.3%         02/26/2007
  298       Warehouse                             42,808     1968            NAP                  100.0%         02/01/2007
  301       Warehouse                             24,982     1991            NAP                  100.0%         02/09/2007
  303       Suburban                              10,195     2004            NAP                  100.0%         04/01/2007


                                                      Cut-Off Date
Mortgage   Security         Lien        Related       Balance  per                   First Payment     First Payment      Maturity
Loan No.   Type(7)        Position   Borrower List     Unit or SF     Note Date       Date (P&I)(8)     Date (IO)(8)         Date
------------------------------------------------------------------------------------------------------------------------------------
                                                                      03/14/2007       05/05/2012        05/05/2007      04/05/2017
   6         Fee            First         NAP                $47      03/14/2007       05/05/2012        05/05/2007      04/05/2017
   6         Fee            First         NAP                $47      03/14/2007       05/05/2012        05/05/2007      04/05/2017
   6         Fee            First         NAP                $47      03/14/2007       05/05/2012        05/05/2007      04/05/2017
   6         Fee            First         NAP                $47      03/14/2007       05/05/2012        05/05/2007      04/05/2017
   6         Fee            First         NAP                $47      03/14/2007       05/05/2012        05/05/2007      04/05/2017
   6         Fee            First         NAP                $47      03/14/2007       05/05/2012        05/05/2007      04/05/2017
   6         Fee            First         NAP                $47      03/14/2007       05/05/2012        05/05/2007      04/05/2017
   6         Fee            First         NAP                $47      03/14/2007       05/05/2012        05/05/2007      04/05/2017
   6         Fee            First         NAP                $47      03/14/2007       05/05/2012        05/05/2007      04/05/2017
   18        Fee            First         NAP           $105,740      03/27/2007           NAP           05/05/2007      04/05/2017
   31        Fee            First         NAP            $95,833      02/21/2007           NAP           04/05/2007      03/05/2017
   39        Fee            First         NAP               $102      04/25/2007           NAP           06/05/2007      05/05/2017
   44        Fee            First         NAP            $52,778      03/29/2007       05/05/2014        05/05/2007      04/05/2017
   58        Fee            First         NAP            $64,655      04/04/2007           NAP           05/05/2007      04/05/2017
   59        Fee            First         NAP               $211      03/13/2007           NAP           05/05/2007      04/05/2017
  104        Fee            First         NAP               $198      12/15/2006       02/05/2007           NAP          01/05/2017
  107        Fee            First         NAP               $101      02/22/2007       04/05/2009        04/05/2007      03/05/2017
                                                                      01/11/2007       03/05/2007           NAP          02/05/2017
  109        Fee            First    109, 110, 111          $196      01/11/2007       03/05/2007           NAP          02/05/2017
  110        Fee            First    109, 110, 111          $196      01/11/2007       03/05/2007           NAP          02/05/2017
  111        Fee            First    109, 110, 111          $196      01/11/2007       03/05/2007           NAP          02/05/2017
  114        Fee/Leasehold  First         NAP                $20      03/22/2007       05/05/2007           NAP          04/05/2017
  119        Fee            First         NAP               $121      04/17/2007       06/05/2011        06/05/2007      05/05/2017
  122        Fee            First         NAP               $117      04/19/2007           NAP           06/05/2007      05/05/2017
  125        Fee            First         NAP                $80      02/06/2007       04/05/2009        04/05/2007      03/05/2017
  139        Fee            First         NAP                $48      02/28/2007       04/05/2012        04/05/2007      03/05/2017
  140        Fee            First         NAP                $68      03/01/2007       04/05/2012        04/05/2007      03/05/2017
  156        Fee            First         NAP                $76      03/08/2007       05/05/2007           NAP          04/05/2017
  161        Fee            First         NAP               $340      04/25/2007       06/05/2007           NAP          05/05/2017
                                                                      02/28/2007       04/05/2007           NAP          03/05/2017
  166        Fee            First         NAP               $182      02/28/2007       04/05/2007           NAP          03/05/2017
  166        Fee            First         NAP               $182      02/28/2007       04/05/2007           NAP          03/05/2017
  166        Fee            First         NAP               $182      02/28/2007       04/05/2007           NAP          03/05/2017
  176        Fee            First         NAP               $120      03/14/2007       05/05/2012        05/05/2007      04/05/2017
  198        Fee            First         NAP               $106      03/05/2007       04/05/2007           NAP          03/05/2017
  208        Fee            First         NAP               $136      03/30/2007       05/05/2009        05/05/2007      04/05/2017
                                                                      04/10/2007       06/05/2007           NAP          05/05/2017
  241        Fee            First         NAP                $35      04/10/2007       06/05/2007           NAP          05/05/2017
  241        Fee            First         NAP                $35      04/10/2007       06/05/2007           NAP          05/05/2017
  241        Fee            First         NAP                $35      04/10/2007       06/05/2007           NAP          05/05/2017
  241        Fee            First         NAP                $35      04/10/2007       06/05/2007           NAP          05/05/2017
  248        Fee            First         NAP                $98      03/28/2007           NAP           05/05/2007      04/05/2017
  250        Fee            First         NAP            $32,971      03/29/2007       05/05/2007           NAP          04/05/2017
  263        Fee            First    151, 263, 338       $24,806      03/29/2007       05/05/2012        05/05/2007      04/05/2017
  266        Fee            First         NAP               $170      02/01/2007       03/05/2010        03/05/2007      02/05/2017
  271        Fee            First         NAP            $37,500      04/19/2007       06/05/2007           NAP          05/05/2012
  298        Fee            First         NAP                $63      03/23/2007       05/01/2007           NAP          04/01/2017
  301        Fee            First         NAP               $105      02/23/2007       04/05/2012        04/05/2007      03/05/2017
  303        Fee            First         NAP               $255      04/18/2007       06/05/2007           NAP          05/05/2017


                                                                                   Original     Remaining     Original    Remaining
Mortgage     Due      Grace        ARD         Lockbox                              Term to      Term to       Amort.       Amort.
Loan No.    Date    Period(9)     Loan         Status           Lockbox Type       Maturity     Maturity      Term(10)       Term
------------------------------------------------------------------------------------------------------------------------------------
                                              In-Place              Hard              120          119          360          360
   6          5         0          No         In-Place              Hard              120          119          360          360
   6          5         0          No         In-Place              Hard              120          119          360          360
   6          5         0          No         In-Place              Hard              120          119          360          360
   6          5         0          No         In-Place              Hard              120          119          360          360
   6          5         0          No         In-Place              Hard              120          119          360          360
   6          5         0          No         In-Place              Hard              120          119          360          360
   6          5         0          No         In-Place              Hard              120          119          360          360
   6          5         0          No         In-Place              Hard              120          119          360          360
   6          5         0          No         In-Place              Hard              120          119          360          360
   18         5         0          No         Springing             Hard              120          119           IO           IO
   31         5         0          No           None                NAP               120          118           IO           IO
   39         5         0          No         In-Place              Hard              120          120           IO           IO
   44         5         15         No           None                NAP               120          119          360          360
   58         5         0          No         Springing             Hard              120          119           IO           IO
   59         5         0          No         In-Place     Soft, Springing to Hard    120          119           IO           IO
  104         5         0          No           None                NAP               120          116          360          356
  107         5         0          No           None                NAP               120          118          360          360
                                                None                NAP               120          117          360          357
  109         5         0          No           None                NAP               120          117          360          357
  110         5         0          No           None                NAP               120          117          360          357
  111         5         0          No           None                NAP               120          117          360          357
  114         5         0          No           None                NAP               120          119          300          299
  119         5         0          No           None                NAP               120          120          360          360
  122         5         0          No           None                NAP               120          120           IO           IO
  125         5         0          No           None                NAP               120          118          360          360
  139         5         0          No           None                NAP               120          118          360          360
  140         5         0          No           None                NAP               120          118          360          360
  156         5         0          No           None                NAP               120          119          360          359
  161         5         0          No           None                NAP               120          120          360          360
                                                None                NAP               120          118          360          358
  166         5         0          No           None                NAP               120          118          360          358
  166         5         0          No           None                NAP               120          118          360          358
  166         5         0          No           None                NAP               120          118          360          358
  176         5         0          No         In-Place              Hard              120          119          360          360
  198         5         0          No           None                NAP               120          118          360          358
  208         5         0          No           None                NAP               120          119          360          360
                                                None                NAP               120          120          360          360
  241         5         0          No           None                NAP               120          120          360          360
  241         5         0          No           None                NAP               120          120          360          360
  241         5         0          No           None                NAP               120          120          360          360
  241         5         0          No           None                NAP               120          120          360          360
  248         5         0          No           None                NAP               120          119           IO           IO
  250         5         0          No           None                NAP               120          119          300          299
  263         5         0          No           None                NAP               120          119          360          360
  266         5         0          No           None                NAP               120          117          360          360
  271         5         0          No           None                NAP               60           60           300          300
  298         1         5          No           None                NAP               120          119          360          359
  301         5         0          No         Springing             Hard              120          118          360          360
  303         5         0          No           None                NAP               120          120          360          360


                            Monthly        Monthly                   Third Most        Second          Second             Most
Mortgage     Mortgage       Payment        Payment      Third Most   Recent NOI         Most        Most Recent          Recent
Loan No.         Rate          (P&I)           (IO)     Recent NOI    End Date       Recent NOI     NOI End Date           NOI
------------------------------------------------------------------------------------------------------------------------------------
               5.465%      $565,595       $461,742
   6           5.465%      $111,349        $90,904      $1,825,631   12/31/2004      $2,042,724      12/31/2005        $1,881,767
   6           5.465%       $87,383        $71,338      $1,425,017   12/31/2004      $1,448,682      12/31/2005        $1,449,715
   6           5.465%       $79,272        $64,716        $924,322   12/31/2004      $1,102,853      12/31/2005        $1,188,755
   6           5.465%       $78,903        $64,415        $766,868   12/31/2004      $1,118,905      12/31/2005        $1,129,627
   6           5.465%       $75,953        $62,007        $882,699   12/31/2004        $912,322      12/31/2005          $865,146
   6           5.465%       $55,306        $45,151        $365,600   12/31/2004        $704,132      12/31/2005          $832,632
   6           5.465%       $31,709        $25,886        $471,901   12/31/2004        $448,459      12/31/2005          $507,489
   6           5.465%       $27,653        $22,575        $333,890   12/31/2004        $439,733      12/31/2005          $390,692
   6           5.465%       $18,067        $14,749        $258,680   12/31/2004        $251,519      12/31/2005          $264,954
   18          5.650%           NAP       $167,080      $3,698,559   12/31/2004      $3,919,995      12/31/2005        $4,971,256
   31          5.730%           NAP       $111,350      $1,626,628   12/31/2004      $1,717,218      12/31/2005        $1,847,825
   39          5.530%           NAP        $93,447      $1,120,950   12/31/2004      $1,482,660      12/31/2005        $1,432,056
   44          5.690%      $110,156        $91,343      $1,244,199   12/31/2004      $1,251,442      12/31/2005        $1,394,798
   58          5.593%           NAP        $70,877             NAP       NAP           $977,412      12/31/2005          $995,645
   59          5.570%           NAP        $70,592             NAP       NAP         $1,148,393      12/31/2005        $1,273,460
  104          6.290%       $55,031            NAP             NAP       NAP                NAP          NAP                  NAP
  107          5.910%       $52,015        $43,742        $621,189   12/31/2004        $875,197      12/31/2005          $961,171
               5.800%       $50,578            NAP
  109          5.800%       $27,636            NAP             NAP       NAP                NAP          NAP                  NAP
  110          5.800%       $12,733            NAP             NAP       NAP                NAP          NAP             $113,084
  111          5.800%       $10,210            NAP             NAP       NAP                NAP          NAP              $51,559
  114          5.720%       $53,320            NAP        $765,738   12/31/2004        $764,024      12/31/2005          $783,337
  119          5.730%       $47,167        $39,215        $877,147   12/31/2004        $687,720      12/31/2005          $767,212
  122          5.590%           NAP        $37,784      $1,077,158   12/31/2004      $1,112,505      12/31/2005        $1,092,337
  125          5.600%       $45,926        $37,852             NAP       NAP           $546,831      12/31/2005          $590,789
  139          5.580%       $41,243        $33,945             NAP       NAP           $415,897      12/31/2005          $733,470
  140          5.640%       $40,622        $33,571        $138,870   12/31/2004        $659,496      12/31/2005          $673,103
  156          5.800%       $37,552            NAP        $505,607   12/31/2004        $539,283      12/31/2005          $675,662
  161          5.890%       $35,550            NAP             NAP       NAP                NAP          NAP                  NAP
               5.900%       $34,776            NAP
  166          5.900%       $12,603            NAP        $149,080   12/31/2004        $151,230      12/31/2005          $156,241
  166          5.900%       $11,316            NAP        $158,811   12/31/2004        $155,310      12/31/2005          $164,258
  166          5.900%       $10,857            NAP        $172,774   12/31/2004        $175,372      12/31/2005          $183,591
  176          5.740%       $32,936        $27,401        $323,122   12/31/2004        $451,986      12/31/2005          $422,974
  198          5.630%       $28,799            NAP        $487,846   12/31/2004        $497,106      12/31/2005          $493,731
  208          5.700%       $26,698        $22,153        $303,302   12/31/2004        $312,043      12/31/2005          $363,678
               6.050%       $22,604            NAP
  241          6.050%       $13,110            NAP        $180,834   12/31/2004        $178,821      12/31/2005          $177,596
  241          6.050%        $4,069            NAP         $56,121   12/31/2004         $55,496      12/31/2005           $55,116
  241          6.050%        $2,712            NAP         $37,414   12/31/2004         $36,998      12/31/2005           $36,744
  241          6.050%        $2,712            NAP         $37,414   12/31/2004         $36,998      12/31/2005           $36,744
  248          5.580%           NAP        $16,642        $452,842   12/31/2004        $441,407      12/25/2005          $493,774
  250          5.950%       $22,444            NAP             NAP       NAP           $642,540      12/31/2005          $580,056
  263          5.850%       $18,878        $15,817        $373,132   12/31/2005        $307,574      12/31/2006          $286,634
  266          5.900%       $18,713        $15,728             NAP       NAP                NAP          NAP             $293,279
  271          6.180%       $19,660            NAP         $69,029   12/31/2004        $280,502      12/31/2005          $348,654
  298          6.000%       $16,188            NAP        $256,370   12/31/2004        $263,210      12/31/2005          $172,097
  301          6.080%       $15,934        $13,536             NAP       NAP                NAP          NAP                  NAP
  303          6.120%       $15,789            NAP        $256,115   12/31/2004        $247,201      12/31/2005          $241,330


                Most Recent
Mortgage          NOI End             Underwritten    Underwritten    Underwritable     Underwritten   Underwritable      Balloon
Loan No.            Date                  EGI           Expenses            NOI           Reserves       Cash Flow        Balance
------------------------------------------------------------------------------------------------------------------------------------
                                      $10,622,729      $2,371,975       $8,250,753        $939,611       $7,311,142     $92,984,919
   6         T-12 (12/31/2006)         $3,013,532        $722,881       $2,290,651        $317,002       $1,973,649     $18,306,028
   6         T-12 (12/31/2006)         $1,796,878        $336,288       $1,460,590        $139,292       $1,321,298     $14,365,988
   6         T-12 (12/31/2006)         $1,591,360        $285,005       $1,306,355         $53,449       $1,252,906     $13,032,436
   6         T-12 (12/31/2006)           $750,972        $249,581         $501,391        $101,328         $400,063     $12,971,820
   6         T-12 (12/31/2006)         $1,161,676        $251,835         $909,841        $122,869         $786,972     $12,486,892
   6         T-12 (12/31/2006)         $1,084,880        $200,799         $884,082        $108,127         $775,955      $9,092,397
   6         T-12 (12/31/2006)           $649,422        $137,313         $512,108         $60,162         $451,946      $5,212,975
   6         T-12 (12/31/2006)           $277,448        $109,202         $168,246         $16,539         $151,707      $4,546,199
   6         T-12 (12/31/2006)           $296,561         $79,071         $217,489         $20,843         $196,646      $2,970,183
   18        T-12 (12/31/2006)        $17,622,401     $13,165,313       $4,457,089        $704,896       $3,752,193     $35,000,000
   31        T-12 (11/30/2006)         $3,050,881      $1,142,937       $1,907,944         $61,650       $1,846,293     $23,000,000
   39        T-12 (12/31/2006)         $2,990,228      $1,118,642       $1,871,587        $157,796       $1,713,791     $20,000,000
   44        T-12 (12/31/2006)         $2,658,588      $1,199,638       $1,458,950         $99,766       $1,359,184     $18,286,513
   58        T-12 (12/31/2006)         $2,291,858      $1,009,395       $1,282,463         $46,400       $1,236,063     $15,000,000
   59        T-12 (12/13/2006)         $1,753,629        $499,964       $1,253,665        $136,020       $1,117,645     $15,000,000
  104               NAP                $1,264,825        $424,263         $840,562         $38,432         $802,130      $7,625,179
  107        T-12 (12/31/2006)         $1,662,698        $722,869         $939,829        $136,911         $802,918      $7,764,872
                                       $1,152,552        $365,732         $786,820         $58,195         $728,626      $7,280,386
  109               NAP                  $547,034        $124,576         $422,458         $24,588         $397,871      $3,978,030
  110   T-9 (09/30/2006) Annualized      $340,263        $138,204         $202,059         $18,591         $183,468      $1,832,765
  111   T-6 (06/26/2006) Annualized      $265,255        $102,952         $162,303         $15,016         $147,287      $1,469,591
  114        T-12 (12/31/2006)         $1,019,549        $178,964         $840,585         $20,056         $820,529      $6,542,442
  119        T-12 (12/31/2006)         $1,110,035        $372,025         $738,010         $59,364         $678,646      $7,432,208
  122        T-12 (12/31/2006)         $1,409,832        $330,877       $1,078,955         $66,781       $1,012,174      $8,000,000
  125        T-12 (12/31/2006)         $1,421,706        $667,774         $753,931         $91,576         $662,355      $7,040,622
  139        T-12 (12/31/2006)           $964,766        $249,338         $715,428         $22,552         $692,876      $6,708,976
  140        T-12 (12/31/2006)           $807,778        $169,211         $638,567         $87,518         $551,049      $6,570,000
  156        T-12 (12/31/2006)         $1,123,577        $507,208         $616,369         $75,249         $541,120      $5,407,237
  161               NAP                  $720,647        $145,481         $575,166         $14,914         $560,252      $5,084,089
                                         $578,578         $84,718         $493,860         $15,410         $478,450      $4,971,196
  166        T-12 (12/31/2006)           $181,216         $27,193         $154,023          $5,141         $148,882      $1,801,562
  166        T-12 (12/31/2006)           $187,943         $27,067         $160,876          $5,177         $155,699      $1,617,626
  166        T-12 (12/31/2006)           $209,419         $30,458         $178,961          $5,092         $173,869      $1,552,008
  176        T-12 (12/31/2006)           $796,022        $286,863         $509,159         $37,516         $471,643      $5,273,564
  198        T-12 (11/30/2006)           $685,533        $207,834         $477,699         $45,836         $431,863      $4,205,218
  208        T-12 (12/31/2006)           $649,284        $214,734         $434,550         $40,858         $393,692      $4,055,625
                                         $574,700        $207,574         $367,126         $16,095         $351,031      $3,192,511
  241        T-12 (12/31/2006)           $333,326        $120,393         $212,933          $9,336         $203,597      $1,851,656
  241        T-12 (12/31/2006)           $103,446         $37,363          $66,083          $2,897          $63,186        $574,652
  241        T-12 (12/31/2006)            $68,964         $24,909          $44,055          $1,931          $42,124        $383,101
  241        T-12 (12/31/2006)            $68,964         $24,909          $44,055          $1,931          $42,124        $383,101
  248        T-12 (12/25/2006)           $642,636        $172,551         $470,085         $33,905         $436,181      $3,530,000
  250        T-12 (12/31/2006)         $1,332,317        $862,198         $470,118         $73,277         $396,841      $2,715,022
  263         T-12 (2/28/2007)           $738,300        $442,343         $295,957         $28,268         $267,689      $2,991,212
  266   T-11 (11/29/2006) Annualized     $377,319         $89,412         $287,907         $16,187         $271,721      $2,849,421
  271        T-12 (12/31/2006)           $605,538        $292,792         $312,746         $26,058         $286,688      $2,726,254
  298        T-12 (12/31/2006)           $346,307         $84,298         $262,009         $22,130         $239,879      $2,294,680
  301               NAP                  $283,886         $36,227         $247,660          $4,974         $242,686      $2,471,881
  303        T-12 (12/31/2006)           $316,961         $76,948         $240,013         $12,266         $227,747      $2,217,970


Mortgage        Current         Source of       Valuation                                                  Lease
Loan No.       Value(11)        Value(11)         Date            Largest Tenant(12)                   Expiration Dat    % NSF
------------------------------------------------------------------------------------------------------------------------------------
             $153,400,000
   6          $30,200,000       Appraisal      02/01/2007        Azteca Production Int'l, Inc            12/31/2008        35.7%
   6          $23,700,000       Appraisal      02/01/2007        Springs Global, US, Inc                 02/29/2012        39.5%
   6          $21,500,000       Appraisal      02/01/2007        Sugar Foods Corporation                 01/31/2015       100.0%
   6          $21,400,000       Appraisal      02/01/2007        Arden-MayFair, Inc.                     01/31/2011        51.0%
   6          $20,600,000       Appraisal      02/01/2007        York Casket Company                     08/31/2008        14.5%
   6          $15,000,000       Appraisal      02/01/2007        Mojave Foods Corporation                09/30/2015        57.3%
   6           $8,600,000       Appraisal      02/01/2007        Mojave Foods Corporation                09/30/2015       100.0%
   6           $7,500,000       Appraisal      02/01/2007        Ingredients International, Inc.         01/31/2007        33.8%
   6           $4,900,000       Appraisal      02/01/2007        Interphase Environmental                11/30/2009        29.9%
   18         $55,000,000       Appraisal      02/15/2007        NAP                                         NAP            NAP
   31         $28,331,000       Appraisal      12/15/2006        NAP                                         NAP            NAP
   39         $29,600,000       Appraisal      01/23/2007        B Fabulous (J.A.B. Ventures)            03/31/2017        17.0%
   44         $23,800,000       Appraisal      03/07/2007        NAP                                         NAP            NAP
   58         $18,850,000       Appraisal      01/30/2007        NAP                                         NAP            NAP
   59         $18,650,000       Appraisal      01/23/2007        General Services Division               06/30/2011        28.7%
  104         $11,350,000       Appraisal      08/11/2006        West Oakland Internists                 11/30/2021        13.0%
  107         $11,800,000       Appraisal      12/20/2006        MECS                                    12/31/2010        73.3%
              $11,600,000
  109          $6,260,000       Appraisal      11/20/2006        Six Day Dental                          05/31/2016        39.5%
  110          $2,950,000       Appraisal      11/20/2006        Veracruz Cafe                           08/31/2009        20.1%
  111          $2,390,000       Appraisal      11/20/2006        To the Max Footwear                     11/01/2008        21.0%
  114         $13,750,000       Appraisal      02/11/2007        Colorado Cinema Group LLC               11/30/2016       100.0%
  119         $10,900,000       Appraisal      01/08/2007        Marc Glassman, Inc.                     12/31/2013        49.8%
  122         $17,990,000       Appraisal      01/24/2007        World Market                            01/31/2012        26.5%
  125         $10,000,000       Appraisal      01/03/2007        Crawford Hoying LTD                     12/31/2011        11.7%
  139          $9,100,000       Appraisal      01/15/2007        NAP                                         NAP            NAP
  140          $9,150,000       Appraisal      12/28/2006        Hobby Lobby                             02/28/2014        58.2%
  156          $8,000,000       Appraisal      01/04/2007        Brockman Coats Gedelian                 11/30/2011        30.4%
  161          $8,500,000       Appraisal      11/25/2006        Karaoke and Restaurant (Retail)         11/30/2019        36.9%
               $7,530,000
  166          $2,350,000       Appraisal      01/17/2007        CVS (Edinburgh)                         11/30/2017       100.0%
  166          $2,450,000       Appraisal      01/17/2007        CVS (Tipton)                            11/30/2017       100.0%
  166          $2,730,000       Appraisal      01/17/2007        CVS (Brazil)                            12/31/2017       100.0%
  176          $7,100,000       Appraisal      01/12/2007        Orlando Regional Health                 06/30/2008        27.8%
  198          $6,300,000       Appraisal      01/18/2007        BNSF Logistics, LLC                     01/14/2008        33.4%
  208          $6,100,000       Appraisal      12/28/2006        Chute Gerdeman                          06/30/2014        56.7%
               $5,000,000
  241          $2,900,000       Appraisal      01/24/2007        NAP                                         NAP            NAP
  241            $900,000       Appraisal      01/24/2007        NAP                                         NAP            NAP
  241            $600,000       Appraisal      01/24/2007        NAP                                         NAP            NAP
  241            $600,000       Appraisal      01/24/2007        NAP                                         NAP            NAP
  248          $6,525,000       Appraisal      01/12/2007        Oregon Hotspring Spas                   07/20/2012        16.3%
  250          $5,000,000       Appraisal      01/04/2007        NAP                                         NAP            NAP
  263          $4,250,000       Appraisal      01/24/2007        NAP                                         NAP            NAP
  266          $4,000,000       Appraisal      12/20/2006        Crystal City ASC                        09/30/2016        26.1%
  271          $3,975,000       Appraisal      12/21/2006        NAP                                         NAP            NAP
  298          $3,500,000       Appraisal      01/24/2007        Western United Fish Company             08/31/2008        69.6%
  301          $3,300,000       Appraisal      01/03/2007        DHL Express (USA)                       07/30/2011       100.0%
  303          $3,600,000       Appraisal      01/31/2007        Main Amundson, CPAs                     02/28/2019        78.9%


Mortgage                                          Lease                                                         Lease
Loan No.   Second Largest Tenant(12)         Expiration Dat     % NSF     Third Largest Tenant(12)          Expiration Date   % NSF
------------------------------------------------------------------------------------------------------------------------------------

   6        C2C Corporation                     06/30/2011      33.1%     Larry Hansel Clothing Co            08/31/2007       13.3%
   6        Progressive Produce Corp            06/30/2010      38.7%     Iron Mountain Records Mgmt Inc      07/31/2016       21.7%
   6        NAP                                     NAP          NAP      NAP                                     NAP           NAP
   6        SAP Trading, Inc.                   11/30/2007      49.0%     NAP                                     NAP           NAP
   6        Rodeo Carpet Mills, Corp.           01/31/2012      14.1%     World Wide Technology, Inc.         04/30/2007       12.9%
   6        Springs Global, US, Inc             02/29/2012      42.7%     NAP                                     NAP           NAP
   6        NAP                                     NAP          NAP      NAP                                     NAP           NAP
   6        ITW Ramset                          06/30/2009      19.3%     Rossini Wheels and Accessories      04/30/2009        9.6%
   6        MH Metals, Inc                      03/14/2008      22.3%     2 Global Imports                    06/30/2007       11.2%
   18       NAP                                     NAP          NAP      NAP                                     NAP           NAP
   31       NAP                                     NAP          NAP      NAP                                     NAP           NAP
   39       A.C. Moore Incorporated             06/30/2009      14.3%     Yoke L. Hong                        08/31/2009        7.5%
   44       NAP                                     NAP          NAP      NAP                                     NAP           NAP
   58       NAP                                     NAP          NAP      NAP                                     NAP           NAP
   59       Enterprise Rent-A-Car               10/31/2010      16.6%     Children's Medical Associates       10/31/2012        8.9%
  104       Health First Imaging Center         11/30/2016      11.8%     Parmod Mukhi                        12/31/2021        8.4%
  107       Suburban Journals                   12/31/2011      25.3%     NAP                                     NAP           NAP

  109       NAP                                     NAP         13.3%     Voila Bakery                        02/28/2011       11.4%
  110       The Ranch Steakhouse                12/31/2011      16.9%     Visual Expressions                  12/31/2011       14.7%
  111       HSBC Financial                      07/31/2011      20.9%     Check N Go                          10/31/2011       16.2%
  114       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  119       Jo-Ann Stores, Inc.                 12/31/2008      16.7%     Pet Supplies Plus                   01/31/2012        7.2%
  122       David's Bridal                      10/31/2013      17.8%     El Torito Restaurant                08/31/2010       11.0%
  125       Lane Executive Center               07/31/2009       8.3%     Merrill Lynch, Pierce, Fenner       03/31/2012        7.8%
  139       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  140       K&G Men's Co.                       02/28/2015      20.1%     Dollar Tree                         02/29/2012       13.0%
  156       Crain Communications                02/28/2009      22.0%     Cedarwood Development               06/30/2009       21.8%
  161       Caleb Chung Podiatrist (Office      10/31/2015       8.5%     Hanmi Medical Associates (Offi      11/04/2019        8.5%

  166       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  166       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  166       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  176       Physician Associates                10/31/2011      13.5%     Miller's School Supplies            10/31/2009        9.4%
  198       USDA                                02/15/2008      17.1%     Fabric Gallery                      09/30/2008        7.2%
  208       Myers Schmalenberger                12/31/2016      30.6%     NAP                                     NAP           NAP

  241       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  241       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  241       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  241       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  248       Vizmart Inc.                        10/31/2009       9.4%     Village Vendor                      06/30/2010        9.4%
  250       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  263       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  266       Dental Group, Inc.                  01/31/2008      24.4%     Armed Forces Career Center          01/31/2010       13.0%
  271       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  298       Pacific Strapping                   02/28/2019      30.4%     NAP                                     NAP           NAP
  301       NAP                                     NAP          NAP      NAP                                     NAP           NAP
  303       Carina Homes                        12/31/2008      21.1%     NAP                                     NAP           NAP


                                           Capital       TI/LC
            Insurance      Tax           Expenditure     Escrow
Mortgage      Escrow      Escrow       Escrow in Place  in Place
Loan No.    in Place   in Place(13)          (14)         (15)     Other Escrow Description(16)
------------------------------------------------------------------------------------------------------------------------------------


   6            No          No                No           No      NAP
   6            No          No                No           No      NAP
   6            No          No                No           No      NAP
   6            No          No                No           No      NAP
   6            No          No                No           No      NAP
   6            No          No                No           No      NAP
   6            No          No                No           No      NAP
   6            No          No                No           No      NAP
   6            No          No                No           No      NAP
   18          Yes         Yes                No           No      NAP
   31          Yes         Yes                Yes          No      Roof Replacement Reserve, Extra Monthly Payment Reserve
   39          Yes         Yes                Yes          Yes     NAP
   44           No         Yes                Yes          No      NAP
   58          Yes         Yes                No           No      Debt Service Reserve, Sweep Reserve
   59           No         Yes                No           No      NAP
  104          Yes         Yes                Yes          Yes     NAP
  107           No          No                No           Yes     Suburban Journals TI Reserve

  109          Yes         Yes                Yes          Yes     Peek a Boutique Reserve, Texas Best Martial Arts Academy Reserve
  110          Yes         Yes                Yes          Yes     NAP
  111          Yes         Yes                Yes          Yes     Check N Go Reserve
  114           No          No                No           No      NAP
  119          Yes         Yes                Yes          Yes     NAP
  122          Yes         Yes                No           No      NAP
  125          Yes         Yes                Yes          Yes     Morgan Hubble Reserve
  139          Yes         Yes                Yes          No      NAP
  140          Yes         Yes                Yes          Yes     NAP
  156          Yes         Yes                Yes          Yes     NAP
  161          Yes         Yes                Yes          No      NAP

  166           No          No                Yes          Yes     NAP
  166           No          No                Yes          Yes     NAP
  166           No          No                Yes          Yes     NAP
  176          Yes         Yes                Yes          Yes     NAP
  198          Yes         Yes                Yes          Yes     NAP
  208           No         Yes                No           Yes     TI Reserve, Occupancy Reserve, Rent Reserve

  241          Yes         Yes                Yes          No      NAP
  241          Yes         Yes                Yes          No      NAP
  241          Yes         Yes                Yes          No      NAP
  241          Yes         Yes                Yes          No      NAP
  248          Yes         Yes                No           No      NAP
  250          Yes         Yes                Yes          No      NAP
  263          Yes         Yes                Yes          No      Seasonality Reserve
  266           No          No                No           Yes     NAP
  271          Yes         Yes                No           No      NAP
  298          Yes         Yes                No           No      NAP
  301           No          No                No           No      DHL Re-Leasing Reserve
  303          Yes         Yes                No           No      NAP


                                             Initial Capital       Monthly Capital      Current Capital     Initial TI/LC
Mortgage         Springing Escrow              Expenditure        Expenditure Escrow     Expenditure            Escrow
Loan No.         Description(17)          Escrow Requirement(18)   Requirement(19)     Escrow Balance(20)   Requirement(21)
------------------------------------------------------------------------------------------------------------------------------------

   6       Tax, Insurance, CapEx, TI/LC                     $0                 $0                    $0                $0
   6       Tax, Insurance, CapEx, TI/LC                     $0                 $0                    $0                $0
   6       Tax, Insurance, CapEx, TI/LC                     $0                 $0                    $0                $0
   6       Tax, Insurance, CapEx, TI/LC                     $0                 $0                    $0                $0
   6       Tax, Insurance, CapEx, TI/LC                     $0                 $0                    $0                $0
   6       Tax, Insurance, CapEx, TI/LC                     $0                 $0                    $0                $0
   6       Tax, Insurance, CapEx, TI/LC                     $0                 $0                    $0                $0
   6       Tax, Insurance, CapEx, TI/LC                     $0                 $0                    $0                $0
   6       Tax, Insurance, CapEx, TI/LC                     $0                 $0                    $0                $0
   18                 CapEx                                 $0                 $0                    $0                $0
   31                  NAP                                  $0             $6,356              $218,979                $0
   39                 Other                                 $0             $2,454                    $0                $0
   44               Insurance                               $0             $8,313                $8,315                $0
   58              CapEx, Other                             $0                 $0                    $0                $0
   59     Insurance, CapEx, TI/LC, Other                    $0                 $0                    $0                $0
  104                  NAP                                  $0               $749                $2,249                $0
  107         Tax, Insurance, CapEx                         $0                 $0                    $0                $0

  109                  NAP                                  $0               $253                  $506                $0
  110                  NAP                                  $0               $173                  $346           $27,000
  111                  NAP                                  $0               $122                  $244           $14,000
  114                  NAP                                  $0                 $0                    $0                $0
  119                  NAP                                  $0             $1,337                    $0          $100,000
  122              CapEx, TI/LC                             $0                 $0                    $0                $0
  125                  NAP                            $600,000                 $0              $600,778          $250,000
  139                  NAP                             $22,500                 $0               $22,500                $0
  140                 Other                                 $0             $2,539                $2,359                $0
  156                  NAP                                  $0             $1,395                $1,395          $200,000
  161                  NAP                                  $0               $441                    $0                $0

  166             Tax, Insurance                       $25,096                $51               $25,704                $0
  166             Tax, Insurance                       $26,164                $53               $26,798                $0
  166             Tax, Insurance                       $29,154                $59               $29,861                $0
  176                 TI/LC                                 $0               $587                  $587     $142,000 (LOC)
  198                  NAP                                  $0               $746                  $746          $200,000
  208            Insurance, CapEx                           $0                 $0                    $0                $0

  241                  NAP                             $17,400               $778               $17,400                $0
  241                  NAP                              $5,400               $241                $5,400                $0
  241                  NAP                              $3,600               $161                $3,600                $0
  241                  NAP                              $3,600               $161                $3,600                $0
  248                 CapEx                                 $0                 $0                    $0                $0
  250                  NAP                                  $0             $5,551                $5,552                $0
  263                 CapEx                           $104,320                 $0              $104,369                $0
  266         Tax, Insurance, CapEx                         $0                 $0                    $0           $85,000
  271                 CapEx                                 $0                 $0                    $0                $0
  298              CapEx, TI/LC                             $0                 $0                    $0                $0
  301         Tax, Insurance, CapEx                         $0                 $0                    $0                $0
  303                 CapEx                                 $0                 $0                    $0                $0


                                                                                             ---------------------------------------
                                                                                                        Prepayment Code(25)
                                                                                             ---------------------------------------
            Monthly TI/LC       Current TI/LC                      Interest
Mortgage        Escrow              Escrow         Environmental   Accrual
Loan No.    Requirement(22)       Balance(23)        Insurance      Method     Seasoning(24)   LO    DEF        DEF/YM1      DEF/YM
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Actual/360         1         26     10           77
   6                $0                     $0            No       Actual/360         1         26     10           77
   6                $0                     $0            No       Actual/360         1         26     10           77
   6                $0                     $0            No       Actual/360         1         26     10           77
   6                $0                     $0            No       Actual/360         1         26     10           77
   6                $0                     $0            No       Actual/360         1         26     10           77
   6                $0                     $0            No       Actual/360         1         26     10           77
   6                $0                     $0            No       Actual/360         1         26     10           77
   6                $0                     $0            No       Actual/360         1         26     10           77
   6                $0                     $0            No       Actual/360         1         26     10           77
   18               $0                     $0            No       Actual/360         1         26     88
   31               $0                     $0            No       Actual/360         2         27     91
   39           $6,250                     $0            No       Actual/360         0         25     92
   44               $0                     $0            No       Actual/360         1         26     58
   58               $0                     $0            No       Actual/360         1         26     91
   59               $0                     $0            No       Actual/360         1         26     92
  104           $1,667                 $5,006            No       Actual/360         4         29
  107          $20,796                $41,603            No       Actual/360         2         27     90
                                                                  Actual/360         3         28
  109           $1,796                 $3,595            No       Actual/360         3         28
  110           $1,298                $29,644            No       Actual/360         3         28
  111           $1,130                $16,286            No       Actual/360         3         28
  114               $0                     $0            No       Actual/360         1         26     92
  119               $0               $100,019            No       Actual/360         0         25
  122               $0                     $0            No       Actual/360         0         25     92
  125          $10,514               $250,324            No       Actual/360         2         23
  139               $0                     $0            No       Actual/360         2         27     91
  140           $5,000                 $5,183            No       Actual/360         2         27     91
  156               $0               $200,166            No       Actual/360         1         23
  161               $0                     $0            No       Actual/360         0         25     93
                                                                  Actual/360         2         47
  166             $352                   $352            No       Actual/360         2         47
  166             $367                   $367            No       Actual/360         2         47
  166             $409                   $409            No       Actual/360         2         47
  176           $3,565                     $0            No       Actual/360         1         26     91
  198           $6,667               $200,175            No       Actual/360         2         27     90
  208           $2,778                 $2,779            No       Actual/360         1         26     92
                                                                  Actual/360         0         25     93
  241               $0                     $0            No       Actual/360         0         25     93
  241               $0                     $0            No       Actual/360         0         25     93
  241               $0                     $0            No       Actual/360         0         25     93
  241               $0                     $0            No       Actual/360         0         25     93
  248               $0                     $0            No       Actual/360         1         26     91
  250               $0                     $0            No       Actual/360         1         23
  263               $0                     $0            No       Actual/360         1         26     90
  266           $1,826                $85,000            No       Actual/360         3         28     90
  271               $0                     $0            No       Actual/360         0         25     32
  298               $0                 $2,000            No       Actual/360         1         26     91
  301               $0                     $0            No       Actual/360         2         27     89
  303               $0                     $0            No       Actual/360         0         25     93


            ----------------------------------------------------------
                                 Prepayment Code(25)
            ----------------------------------------------------------
Mortgage                                                                        YM          Administrative     Mortgage
Loan No.      YM2     YM1    YM    5%    4%    3%    2%    1%     Open      Formula(26)     Cost Rate (27)     Loan No.
------------------------------------------------------------------------------------------------------------------------------------
                                                                     7           D              2.026
   6                                                                 7           D              2.026             6
   6                                                                 7           D              2.026             6
   6                                                                 7           D              2.026             6
   6                                                                 7           D              2.026             6
   6                                                                 7           D              2.026             6
   6                                                                 7           D              2.026             6
   6                                                                 7           D              2.026             6
   6                                                                 7           D              2.026             6
   6                                                                 7           D              2.026             6
   18                                                                6                          2.026            18
   31                                                                2                          2.026            31
   39                                                                3                          2.026            39
   44                                                               36                          2.026            44
   58                                                                3                          2.026            58
   59                                                                2                          2.026            59
  104                  89                                            2           L              2.026            104
  107                                                                3                          2.026            107
                       90                                            2           L              7.026
  109                  90                                            2           L              7.026            109
  110                  90                                            2           L              7.026            110
  111                  90                                            2           L              7.026            111
  114                                                                2                          7.026            114
  119                  93                                            2           L              7.026            119
  122                                                                3                          2.026            122
  125                  95                                            2           L              7.026            125
  139                                                                2                          2.026            139
  140                                                                2                          5.026            140
  156                  95                                            2           L              2.026            156
  161                                                                2                          2.026            161
                       71                                            2           L              7.026
  166                  71                                            2           L              7.026            166
  166                  71                                            2           L              7.026            166
  166                  71                                            2           L              7.026            166
  176                                                                3                          2.026            176
  198                                                                3                          7.026            198
  208                                                                2                          7.026            208
                                                                     2                          2.026
  241                                                                2                          2.026            241
  241                                                                2                          2.026            241
  241                                                                2                          2.026            241
  241                                                                2                          2.026            241
  248                                                                3                          2.026            248
  250                  95                                            2           L              2.026            250
  263                                                                4                          7.026            263
  266                                                                2                          2.026            266
  271                                                                3                          2.026            271
  298                                                                3                          7.026            298
  301                                                                4                          2.026            301
  303                                                                2                          2.026            303

                                  SCHEDULE V-2

                            WELLS FARGO LOAN SCHEDULE

                                 [see attached]

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Wells Fargo Bank, National Association

------------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan No.  CMSA Loan No.  CMSA Property No.  Mortgage Loan Seller(1)  Property Name
------------------------------------------------------------------------------------------------------------------------------------
                        15                           WFB                      Ershing Mall Portfolio Roll-Up
       15                              15-001        WFB                      Ershig Mall Portfolio - Mercer Mall (VII)
       15                              15-002        WFB                      Ershig Mall Portfolio - Middlesboro Mall (VII)
       15                              15-003        WFB                      Ershig Mall Portfolio - Parkway Plaza Mall (VII)
       46               46             46-001        WFB                      Courtyard by Marriott - Shelton, CT
       93               93             93-001        WFB                      Carbon Beach
       100              100            100-001       WFB                      1001 Sathers Drive
       102              102            102-001       WFB                      CenterPointe Office Center
       103              103            103-001       WFB                      Volume Distributors Industrial
       113              113            113-001       WFB                      Hampton Inn Williamsport
       117              117            117-001       WFB                      Bakersfield Cold and Dry Storage
       147              147            147-001       WFB                      SAS Safety Corp Industrial
       159              159            159-001       WFB                      Fairfield Inn & Suites - Bend
                        186                          WFB                      Village Inn Portfolio Roll-Up
       186                             186-001       WFB                      Village Inn Portfolio - Village Inn Apartments (XVIII)
       186                             186-002       WFB                      Village Inn Portfolio - Village Inn Motel (XVIII)
       197              197            197-001       WFB                      Pottery Barn Winter Park
       200              200            200-001       WFB                      Melbourne Professional Complex
       205              205            205-001       WFB                      Westport Square
       206              206            206-001       WFB                      Hampton Inn Waynesboro
       209              209            209-001       WFB                      Southtown/Cobblestone Square Shopping Center
       216              216            216-001       WFB                      Intermec Technologies Building
       229              229            229-001       WFB                      Ashley Furniture - Richland
                        235                          WFB                      LifePort Portfolio
       235                             235-001       WFB                      LifePort Portfolio - Woodland (XX)
       235                             235-002       WFB                      LifePort Portfolio - Georgetown (XX)
       236              236            236-001       WFB                      San George Estates MH Community
       252              252            252-001       WFB                      A-American Inglewood, Prairie Ave. Storage Facility
       257              257            257-001       WFB                      25 John A. Cummings Way Office
       273              273            273-001       WFB                      Sineath Mobile
       274              274            274-001       WFB                      Twin Palms Apartments
       275              275            275-001       WFB                      Holiday Plaza
       277              277            277-001       WFB                      Advance Self Storage
       280              280            280-001       WFB                      Sierra Trading Post
       282              282            282-001       WFB                      Shaw Industrial Building
       286              286            286-001       WFB                      Van Ness Apartments
       289              289            289-001       WFB                      People's Realty
       290              290            290-001       WFB                      Las Campanas
       291              291            291-001       WFB                      The Shops at Maricopa Village
       292              292            292-001       WFB                      Shamrock Apartments
       294              294            294-001       WFB                      Kettleman Professional Center - Parcel 1
       295              295            295-001       WFB                      Davita Plaza
       296              296            296-001       WFB                      A-American Riverside, Hole Ave.
       300              300            300-001       WFB                      Centreport Business Center
       304              304            304-001       WFB                      Arbours Office Campus
       305              305            305-001       WFB                      A-American Ridgecrest
       306              306            306-001       WFB                      Rite Aid Saginaw
       312              312            312-001       WFB                      Rite Aid Anniston
       316              316            316-001       WFB                      Walgreen's - Lexington
       317              317            317-001       WFB                      A-American Mill Street Self Storage Facility
       318              318            318-001       WFB                      Casa Bonita Apartments - Phoenix
       322              322            322-001       WFB                      Corona Industrial
       324              324            324-001       WFB                      Northland Village Apartments
       325              325            325-001       WFB                      Flagstaff Retail Complex
       327              327            327-001       WFB                      Cornerstone Village
       330              330            330-001       WFB                      Contessa Court Office Building
       331              331            331-001       WFB                      Southpoint Business Park
                        332                          WFB                      Privitera Multifamily Portfolio Roll-Up
       332                             332-001       WFB                      Privitera Multifamilty Portfolio - 160 West Main
                                                                              Street and 12-14 Mount Pleasant (XXIII)
       332                             332-002       WFB                      Privitera Multifamilty Portfolio - 35 Fremont (XXIII)
       333              333            333-001       WFB                      Staples Logansport, IN
       335              335            335-001       WFB                      Access Self Storage - Heartland Crossing
       338              338            338-001       WFB                      Michigan Heights MHC
       344              344            344-001       WFB                      Coffee & Riverlakes Office Building
       346              346            346-001       WFB                      Spanish Flat Mobile Villa
       347              347            347-001       WFB                      Tractor Supply Company - Sioux Falls
                        349                          WFB                      Security Self Storage Portfolio Roll-Up
       349                             349-001       WFB                      Security Self Storage Portfolio - Rutland (XXIV)
       349                             349-002       WFB                      Security Self Storage Portfolio - North
                                                                              Clarendon (XXIV)
       352              352            352-001       WFB                      5335 Sterling Drive
       355              355            355-001       WFB                      Cort Furniture
       356              356            356-001       WFB                      Capital One Building - Dallas
       362              362            362-001       WFB                      221 Richards Blvd. Industrial
       364              364            364-001       WFB                      TRI-County Shopping Center
       366              366            366-001       WFB                      Wildwood Office Building
       369              369            369-001       WFB                      Val Vista Village
       370              370            370-001       WFB                      Ruhland Apartments
       372              372            372-001       WFB                      1851 Madison Ave
       378              378            378-001       WFB                      Active Self Storage - AZ
       383              383            383-001       WFB                      Family Christian Store
       384              384            384-001       WFB                      Cavalier Office Park Building C-Florence KY
       386              386            386-001       WFB                      Super Storage - Macon, GA
       388              388            388-001       WFB                      Rite Aid - Warren (Howland Township), OH
       392              392            392-001       WFB                      1049-1057 South Coast Highway
       395              395            395-001       WFB                      Kilgore Shopping Center
       400              400            400-001       WFB                      42nd Street Retail--Odessa, TX
       403              403            403-001       WFB                      Theobald & King Apartments
       405              405            405-001       WFB                      Advance Auto Parts Rock Island
       406              406            406-001       WFB                      Southview Villas & The Cambridge
       408              408            408-001       WFB                      Circle K- 1985 West Market, Akron- Mazeltov
       413              413            413-001       WFB                      Advanced Auto Parts - Spring, Texas
       414              414            414-001       WFB                      Country Manor
       416              416            416-001       WFB                      H&Y Foods Industrial
       417              417            417-001       WFB                      McDermott Costa Co
       418              418            418-001       WFB                      Kinko's - Cincinnati, OH
       422              422            422-001       WFB                      Circle K- 440 West Market, Akron
       423              423            423-001       WFB                      Circle K - Albuquerque
                         3                                                    PDG Portfolio Roll-Up




------------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan No.  Loan Group    Cross-Collateralization(2)  Original Balance   Cut-Off Date Balance(3)  NOI  DSCR(4)  NCF  DSCR(4)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  $40,500,000              $40,243,828          1.52          1.36
       15               1                    No                   $24,000,000              $23,848,194          1.52          1.36
       15               1                    No                    $9,000,000               $8,943,073          1.52          1.36
       15               1                    No                    $7,500,000               $7,452,561          1.52          1.36
       46               1                    No                   $18,500,000              $18,500,000          1.80          1.57
       93               1                    No                   $10,000,000              $10,000,000          1.34          1.34
       100              1                    No                    $9,050,000               $9,050,000          1.52          1.40
       102              1                    No                    $9,000,000               $9,000,000          1.62          1.45
       103              1                    No                    $9,000,000               $8,983,042          1.20          1.13
       113              1                    No                    $8,500,000               $8,500,000          1.58          1.40
       117              1                    No                    $8,200,000               $8,200,000          1.56          1.35
       147              1                    No                    $6,800,000               $6,800,000          1.43          1.37
       159              1                    No                    $6,100,000               $6,093,619          1.74          1.57
                                                                   $5,300,000               $5,300,000          1.51          1.37
       186              1                    No                    $3,320,000               $3,320,000          1.51          1.37
       186              1                    No                    $1,980,000               $1,980,000          1.51          1.37
       197              1                    No                    $5,000,000               $4,990,464          1.25          1.21
       200              1                    No                    $4,950,000               $4,950,000          1.48          1.37
       205              1                    No                    $4,700,000               $4,700,000          1.54          1.44
       206              1                    No                    $4,700,000               $4,695,046          1.79          1.60
       209              1                    No                    $4,600,000               $4,595,359          1.47          1.30
       216              1                    No                    $4,425,000               $4,416,671          1.52          1.36
       229              1                    No                    $4,062,500               $4,062,500          1.99          1.86
                                                                   $3,825,000               $3,801,683          1.36          1.27
       235              1                    No                    $2,525,000               $2,509,608          1.36          1.27
       235              1                    No                    $1,300,000               $1,292,075          1.36          1.27
       236              2                    No                    $3,800,000               $3,800,000          1.53          1.50
       252              1                    No                    $3,500,000               $3,483,727          1.28          1.26
       257              1                    No                    $3,360,000               $3,348,899          1.42          1.21
       273              2                    No                    $3,000,000               $2,996,927          1.24          1.20
       274              2                    No                    $3,000,000               $2,996,832          1.23          1.20
       275              1                    No                    $3,000,000               $2,994,624          1.42          1.30
       277              1                    No                    $3,000,000               $2,994,303          1.48          1.42
       280              1                    No                    $3,000,000               $2,990,307          1.62          1.52
       282              1                    No                    $3,000,000               $2,988,146          1.30          1.22
       286              2                    No                    $2,935,000               $2,929,439          1.26          1.20
       289              1                    No                    $2,850,000               $2,844,742          1.32          1.25
       290              1                    No                    $2,816,000               $2,816,000          1.74          1.63
       291              1                    No                    $2,800,000               $2,800,000          1.65          1.59
       292              2                    No                    $2,800,000               $2,795,966          1.44          1.32
       294              1                    No                    $2,750,000               $2,738,756          1.32          1.23
       295              1                    No                    $2,730,000               $2,727,277          1.34          1.23
       296              1                    No                    $2,730,000               $2,717,307          1.29          1.25
       300              1                    No                    $2,650,000               $2,650,000          1.68          1.55
       304              1                    No                    $2,600,000               $2,600,000          1.56          1.45
       305              1                    No                    $2,550,000               $2,538,144          1.33          1.28
       306              1                    No                    $2,510,000               $2,510,000          1.64          1.60
       312              1                    No                    $2,430,000               $2,430,000          1.64          1.60
       316              1                    No                    $2,400,000               $2,395,300          1.25          1.25
       317              1                    No                    $2,400,000               $2,388,842          1.30          1.27
       318              2                    No                    $2,350,000               $2,350,000          1.46          1.34
       322              1                    No                    $2,300,000               $2,297,741          1.39          1.22
       324              2                    No                    $2,300,000               $2,295,738          1.44          1.29
       325              1                    No                    $2,300,000               $2,295,656          1.45          1.41
       327              2                    No                    $2,290,000               $2,281,307          1.51          1.33
       330              1                    No                    $2,250,000               $2,240,765          1.36          1.28
       331              1                    No                    $2,200,000               $2,197,892          1.41          1.23
                                                                   $2,200,000               $2,197,876          1.51          1.44
       332              2                    No                    $1,111,168               $1,110,095          1.51          1.44
       332              2                    No                    $1,088,832               $1,087,781          1.51          1.44
       333              1                    No                    $2,200,000               $2,197,751          1.40          1.32
       335              1                    No                    $2,150,000               $2,147,831          1.36          1.31
       338              2                    No                    $2,100,000               $2,100,000          1.54          1.50
       344              1                    No                    $2,040,000               $2,040,000          1.76          1.62
       346              2                    No                    $2,000,000               $2,000,000          1.48          1.45
       347              1                    No                    $2,000,000               $2,000,000          1.25          1.20
                                                                   $2,000,000               $2,000,000          1.66          1.61
       349              1                    No                    $1,408,240               $1,408,240          1.66          1.61
       349              1                    No                      $591,760                 $591,760          1.66          1.61
       352              1                    No                    $2,000,000               $1,991,744          1.34          1.24
       355              1                    No                    $1,920,000               $1,920,000          1.64          1.52
       356              1                    No                    $1,925,000               $1,918,753          1.29          1.29
       362              1                    No                    $1,890,000               $1,888,049          1.38          1.21
       364              1                    No                    $1,850,000               $1,850,000          1.65          1.56
       366              1                    No                    $1,850,000               $1,846,602          1.28          1.15
       369              1                    No                    $1,850,000               $1,791,331          1.35          1.24
       370              2                    No                    $1,780,000               $1,776,690          1.25          1.20
       372              1                    No                    $1,750,000               $1,748,291          1.32          1.26
       378              1                    No                    $1,696,000               $1,696,000          1.44          1.40
       383              1                    No                    $1,600,000               $1,600,000          1.52          1.46
       384              1                    No                    $1,560,000               $1,560,000          1.65          1.49
       386              1                    No                    $1,550,000               $1,550,000          1.30          1.24
       388              1                    No                    $1,517,000               $1,515,507          1.41          1.31
       392              1                    No                    $1,500,000               $1,498,481          1.46          1.36
       395              1                    No                    $1,480,000               $1,477,333          1.37          1.20
       400              1                    No                    $1,400,000               $1,400,000          1.69          1.50
       403              2                    No                    $1,370,000               $1,367,534          1.38          1.27
       405              1                    No                    $1,300,000               $1,300,000          1.56          1.49
       406              2                    No                    $1,272,000               $1,269,574          1.31          1.20
       408              1                    No                    $1,225,000               $1,225,000          1.36          1.36
       413              1                    No                    $1,100,000               $1,098,077          1.32          1.25
       414              2                    No                    $1,064,000               $1,061,971          1.43          1.34
       416              1                    No                    $1,011,000               $1,011,000          1.41          1.34
       417              1                    No                    $1,000,000               $1,000,000          1.64          1.47
       418              1                    No                    $1,000,000               $1,000,000          1.91          1.77
       422              1                    No                      $920,000                 $918,770          1.33          1.33
       423              1                    No                      $770,000                 $766,697          1.31          1.31
                                                                 $212,000,000             $212,000,000          1.25          1.22




------------------------------------------------------------------------------------------------------------------------------------
Mortgage    Post IO Period       Cut-Off       Balloon
Loan No.       NCF DSCR(4)     Date  LTV(4)     LTV(4)  Street Address                                        City
------------------------------------------------------------------------------------------------------------------------------------
                      NAP          77.2%        59.3%
15                    NAP          77.2%        59.3%   125 North Mercer Street                               Bluefield
15                    NAP          77.2%        59.3%   905 North 12th Street                                 Middlesboro
15                    NAP          77.2%        59.3%   401 Madison Square Drive                              Madisonville
46                   1.32          71.2%        66.6%   780 Bridgeport Avenue                                 Shelton
93                    NAP          66.0%        66.0%   22601 Pacific Coast Highway                           Malibu
100                   NAP          73.6%        73.6%   1001 Sathers Drive                                    Pittston
102                  1.23          76.8%        68.2%   626 Jacksonville Road                                 Warminster
103                   NAP          67.7%        63.5%   4177-4199 Bandini Boulevard                           Vernon
113                   NAP          79.4%        61.6%   140 Via Bella Street                                  Williamsport
117                   NAP          80.0%        80.0%   6001 Snow Road                                        Bakersfield
147                  1.15          67.9%        61.3%   3031 Gardenia Avenue                                  Long Beach
159                   NAP          69.2%        58.5%   1626 NW Wall Street                                   Bend
                      NAP          58.6%        49.6%
186                   NAP          58.6%        49.6%   2005 Marcola Road                                     Springfield
186                   NAP          58.6%        49.6%   1875 Mohawk Boulevard                                 Springfield
197                   NAP          78.0%        66.1%   329 South Park Avenue                                 Winter Park
200                  1.15          71.7%        63.5%   1600 Sarno Road                                       Melbourne
205                  1.20          77.0%        69.5%   401-501 Westport Road and 4106 Broadway               Kansas City
206                   NAP          67.1%        56.6%   15 Four Square Lane                                   Fishersville
209                   NAP          73.5%        62.4%   770 - 824 South Main Street                           Fond Du Lac
216                   NAP          74.9%        63.5%   509 3rd Street Southeast                              Cedar Rapids
229                  1.55          59.7%        52.8%   1340 Tapteal Drive                                    Richland
                      NAP          73.8%        57.1%
235                   NAP          73.8%        57.1%   1610 Heritage St                                      Woodland
235                   NAP          73.8%        57.1%   105 Cooperative Way                                   Georgetown
236                  1.28          54.3%        48.4%   10 E. South Stage Rd.                                 Medford
252                   NAP          71.8%        61.7%   10833 Prairie Ave.                                    Inglewood
257                   NAP          68.3%        57.8%   25 John A. Cummings Way                               Woonsocket
273                   NAP          79.9%        67.7%   9160 Wisteria Street                                  Ladson
274                   NAP          65.9%        55.5%   1023 W. Duarte Road                                   Arcadia
275                   NAP          74.9%        63.9%   1706-1898 West 92nd Avenue                            Federal Heights
277                   NAP          70.3%        59.6%   1501 S. Mahaffie  Circle                              Olathe
280                   NAP          65.0%        55.2%   530 E. Sonata Lane                                    Meridian
282                   NAP          74.7%        70.3%   6701-6749 E. 50th Ave                                 Commerce City
286                   NAP          68.9%        62.3%   17450 Van Ness Ave                                    Torrance
289                   NAP          72.4%        61.6%   5712 Colleyville Blvd                                 Colleyville
290                  1.38          80.0%        77.2%   2501 Paredes Line Road                                Brownsville
291                  1.31          70.8%        63.6%   20046 & 20024 North John Wayne Parkway                Maricopa
292                   NAP          55.9%        43.5%   1440 E College Way                                    Olathe
294                   NAP          68.5%        58.2%   1610 W. Kettleman Lane                                Lodi
295                   NAP          54.5%        46.4%   8600-8630 Florence Ave                                Downey
296                   NAP          68.8%        59.1%   10789 Hole Ave.                                       Riverside
300                  1.30          74.6%        69.7%   4690 Diplomacy Road                                   Ft. Worth
304                  1.21          73.9%        65.3%   29883 Santa Margarita Parkway                         Rancho Santa Margarita
305                   NAP          67.7%        58.1%   200 E. Ridgecrest Boulevard                           Ridgecrest
306                   NAP          69.7%        69.7%   5050 Gratiot Road                                     Saginaw
312                   NAP          69.4%        69.4%   1430 Quintard Avenue                                  Anniston
316                   NAP          71.3%        60.2%   110 Town Center                                       Lexington
317                   NAP          69.2%        59.5%   875 E Mill Street                                     San Bernardino
318                  1.15          66.0%        59.9%   6615 & 6625 N. 17th Avenue                            Phoenix
322                   NAP          71.6%        61.0%   3411 East Corona Avenue and 4610 South 35th Street    Phoenix
324                   NAP          74.1%        63.0%   2625 N.E. 42nd St                                     Kansas City
325                   NAP          70.0%        59.4%   963 W Route 66                                        Flagstaff
327                   NAP          78.7%        74.2%   3101 North Midland Drive                              Midland
330                   NAP          72.3%        61.5%   3556 East Russell Road                                Las Vegas
331                   NAP          68.7%        58.8%   4121 Southpoint Boulevard                             Jacksonville
                      NAP          55.8%        47.7%
332                   NAP          55.8%        47.7%   160 West Main Street and 12-14 Mount Pleasant         Marlborough
332                   NAP          55.8%        47.7%   35 Fremont                                            Arlington
333                   NAP          73.3%        62.1%   3930 East Market Street                               Logansport
335                   NAP          68.8%        58.4%   8969 Union Mills Dr                                   Camby
338                  1.27          67.7%        60.1%   7745 Michigan Heights Court                           Charlevoix
344                  1.37          67.4%        61.0%   4015 Coffee Road                                      Bakersfield
346                  1.21          63.5%        56.1%   4312 Spanish Flat Loop Road                           Napa
347                   NAP          65.6%        43.5%   3700 N. Cliff Avenue                                  Sioux Falls
                     1.37          74.9%        68.0%
349                  1.37          74.9%        68.0%   228 South Main Street                                 Rutland
349                  1.37          74.9%        68.0%   564 Route 7B N                                        North Clarendon
352                   NAP          74.3%        63.1%   5335 Sterling Drive                                   Boulder
355                  1.30          73.8%        67.2%   1508 Howe Avenue                                      Sacramento
356                   NAP          57.3%        48.6%   13601 Midway Road                                     Farmers Branch
362                   NAP          67.0%        56.6%   221- 261 Richards Blvd.                               Sacramento
364                  1.30          74.0%        66.6%   5580 FM 3009                                          Schertz
366                   NAP          59.6%        50.7%   5387 Manhattan Circle                                 Boulder
369                   NAP          61.3%        59.0%   415 & 459 North Val Vista Drive                       Mesa
370                   NAP          62.3%        53.0%   2703 Ruhland Avenue                                   Redondo Beach
372                   NAP          71.4%        60.9%   1851 Madison Ave                                      Mankato
378                  1.20          74.4%        71.8%   819 N French St                                       Casa Grande
383                  1.23          78.8%        71.2%   9938 Waterstone Blvd                                  Cincinnati
384                  1.26          78.0%        70.6%   59 Cavalier Blvd.                                     Florence
386                  1.04          76.7%        68.0%   1985 Gray Highway                                     Macon
388                   NAP          69.8%        59.5%   4205 E Market Street                                  Warren
392                   NAP          35.3%        29.9%   1049, 1051 & 1053-1057 South Coast Hwy 101            Encinitas
395                   NAP          77.8%        66.4%   800 N. Kilgore Street                                 Kilgore
400                  1.28          69.0%        61.4%   4031 E. 42nd Street                                   Odessa
403                   NAP          77.0%        65.8%   621 1st Street SW & 625 3rd Street SW                 Rochester
405                  1.27          66.0%        60.0%   3813 18th Avenue                                      Rock Island
406                   NAP          79.8%        67.7%   508, 605, & 609 19th Avenue SE & 3100 14th Street SW  Minot
408                   NAP          61.3%        56.3%   1985 West Market Street                               Akron
413                   NAP          66.3%        56.9%   5109 Louetta Road                                     Spring
414                   NAP          79.8%        67.6%   201 36th Avenue NE                                    Minot
416                  1.14          69.2%        62.8%   507 Coralridge Place                                  City of Industry
417                  1.26          55.6%        49.5%   276 Dolores Avenue                                    San Leandro
418                  1.51          62.9%        56.0%   3876 Paxton Avenue                                    Cincinnati
422                   NAP          64.7%        51.2%   440 West Market St.                                   Akron
423                   NAP          63.6%        50.2%   6300 Central Ave SE                                   Albuquerque
                      NAP          77.5%        77.5%




------------------------------------------------------------------------------------------------------------------------------------
Mortgage
Loan No.  State  Zip Code   Property Type                    Property Sub-Type                    Units/SF(5)       Year Built
------------------------------------------------------------------------------------------------------------------------------------
15           WV    24701     Retail                          Anchored                                660,925           1980
15           KY    40965     Retail                          Anchored                                319,483           1983
15           KY    42431     Retail                          Anchored                                219,740           1981
46           CT    06484     Hospitality                     Limited Service                             161           1990
93           CA    90265     Mixed Use                       Office/Retail                            22,279           1991
100          PA    18640     Industrial                      Warehouse                               249,600           1990
102          PA    18974     Office                          Suburban                                 93,522           1940
103          CA    90023     Industrial                      Warehouse                               147,300           1972
113          PA    17701     Hospitality                     Limited Service                             110           1998
117          CA    93308     Industrial                      Warehouse                               359,700           1969
147          CA    90807     Industrial                      Warehouse                                75,317           2006
159          OR    97701     Hospitality                     Limited Service                              80           2002

186          OR    97477     Multifamily                     Garden                                      110           1970
186          OR    97477     Hospitality                     Limited Service                              66        1969, 1972
197          FL    32789     Retail                          Free Standing                            13,102           1938
200          FL    32935     Office                          Suburban                                 64,853           1986
205          MO    64111     Mixed Use                       Office/Retail                            31,817           1920
206          VA    22939     Hospitality                     Limited Service                              66           2002
209          WI    54935     Retail                          Anchored                                 98,019        1964, 1970
216          IA    52401     Office                          Urban                                    92,553           1938
229          WA    99352     Retail                          Unanchored                               50,480           2007

235          WA    98674     Industrial                      Flex                                     50,178        1998, 2005
235          TX    78626     Industrial                      Flex                                     19,672           2001
236          OR    97501     Manufactured Housing Community  Manufactured Housing Community              175        1999, 2002
252          CA    90303     Self Storage                    Self Storage                             32,540           1977
257          RI    02895     Office                          Suburban                                 46,862           1980
273          SC    29456     Manufactured Housing Community  Manufactured Housing Community              153  1984, 1987, 1999, 2003
274          CA    91007     Multifamily                     Garden                                       25           1964
275          CO    80260     Retail                          Unanchored                               34,707           1983
277          KS    66062     Self Storage                    Self Storage                             86,950        1995, 2001
280          ID    83642     Retail                          Free Standing                            25,457           2006
282          CO    80022     Industrial                      Warehouse                                94,627           1974
286          CA    90504     Multifamily                     Garden                                       29           1964
289          TX    76034     Office                          Suburban                                 16,353           2002
290          TX    78526     Retail                          Unanchored                               27,679           2001
291          AZ    85239     Retail                          Unanchored                               13,674           2006
292          KS    66062     Multifamily                     Garden                                      113           1980
294          CA    95242     Office                          Suburban                                 15,252           2005
295          CA    90240     Office                          Medical                                  14,300           1969
296          CA    92505     Self Storage                    Self Storage                             50,188           1988
300          TX    76155     Industrial                      Flex                                     29,352           2002
304          CA    92688     Office                          Suburban                                 12,738           2002
305          CA    93555     Self Storage                    Self Storage                             57,233           1987
306          MI    48603     Retail                          Free Standing                            11,060           1999
312          AL    36201     Retail                          Free Standing                            11,108           1999
316          KY    40511     Retail                          Free Standing                            14,820           2006
317          CA    92408     Self Storage                    Self Storage                             44,063           1985
318          AZ    85015     Multifamily                     Garden                                       64           1969
322          AZ    85040     Industrial                      Warehouse                                45,330           1976
324          MO    64117     Multifamily                     Garden                                      100           1974
325          AZ    86001     Retail                          Unanchored                               17,988           2000
327          TX    79707     Multifamily                     Garden                                      120           1979
330          NV    89120     Office                          Suburban                                 11,685           2003
331          FL    32216     Office                          Suburban                                 19,590           1999

332          MA     01752    Multifamily                     Garden                                       24           1964
332          MA    02474     Multifamily                     Garden                                       22           1968
333          IN    46947     Retail                          Free Standing                            23,884           1999
335          IN    46113     Self Storage                    Self Storage                             77,475        2000, 2004
338          MI    49720     Manufactured Housing Community  Manufactured Housing Community              104           1965
344          CA    93308     Office                          Suburban                                 13,578           2006
346          CA    94558     Manufactured Housing Community  Manufactured Housing Community               49           1959
347          SD    57104     Retail                          Free Standing                            22,674           2007

349          VT    05701     Self Storage                    Self Storage                             26,750     1959, 1985, 1996
349          VT    05759     Self Storage                    Self Storage                             15,775           1985
352          CO    80301     Industrial                      Flex                                     21,275           1997
355          CA    95825     Retail                          Free Standing                            14,400           1982
356          TX    75244     Other                           Leased Fee                               64,528           2006
362          CA    95814     Industrial                      Warehouse                                57,821           1965
364          TX    78154     Retail                          Shadow Anchored                          12,000           2006
366          CO    80303     Office                          Suburban                                 16,145           1994
369          AZ    85213     Retail                          Shadow Anchored                          15,206           1995
370          CA    90278     Multifamily                     Garden                                       16           1969
372          MN    56001     Retail                          Shadow Anchored                           6,300           2006
378          AZ    85222     Self Storage                    Self Storage                             36,050           2000
383          OH    45249     Retail                          Free Standing                             6,203           2003
384          KY    41042     Office                          Suburban                                 12,813           2001
386          GA    31211     Self Storage                    Self Storage                             34,358           1977
388          OH    44484     Retail                          Free Standing                            11,325           1996
392          CA    92024     Retail                          Unanchored                                9,201           1950
395          TX    75662     Retail                          Unanchored                               40,750           1978
400          TX    79762     Retail                          Unanchored                               15,101           1991
403          MN    55902     Multifamily                     Mid Rise                                     41        1967, 1969
405          IL    61201     Retail                          Shadow Anchored                           7,000           2007
406          ND    58701     Multifamily                     Garden                                       36        1977, 1983
408          OH    44313     Retail                          Free Standing                             2,800           1996
413          TX    77379     Retail                          Free Standing                             7,000           2007
414          ND    58703     Multifamily                     Garden                                       24           1996
416          CA    91746     Industrial                      Warehouse                                10,868           1989
417          CA    94577     Office                          Suburban                                  9,600           1980
418          OH    45209     Retail                          Free Standing                             6,544           1997
422          OH    44303     Retail                          Free Standing                             2,840           2001
423          NM    87108     Retail                          Free Standing                             2,977           1990




------------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan No.         Year Renovated          Percent Leased(6)    Percent Leased as of Date(6)      Security Type(7)
------------------------------------------------------------------------------------------------------------------------------------
        15                     1990                          98.5%              12/11/2006               Fee
        15                1990-1993, 1995                    97.8%              12/11/2006               Fee
        15                     1998                          90.9%              12/11/2006               Fee
        46                  2004, 2005                       68.3%              12/31/2006               Fee
        93                      NAP                          96.7%              08/23/2006               Fee
       100                      NAP                         100.0%              02/05/2007               Fee
       102                     2003                          86.4%              01/12/2007               Fee
       103                     1978                         100.0%              02/28/2007               Fee
       113                      NAP                          80.4%              12/31/2006               Fee
       117                     1999                         100.0%              05/01/2007               Fee
       147                      NAP                         100.0%              05/01/2007               Fee
       159                      NAP                          71.8%              12/31/2006               Fee
       186                      NAP                          98.2%              01/01/2007               Fee
       186                      NAP                          52.0%              12/31/2006               Fee
       197                     1999                         100.0%              05/01/2007               Fee
       200                      NAP                          97.1%              01/01/2007               Fee
       205                      NAP                          97.0%              02/07/2007               Fee
       206                      NAP                          75.6%              12/31/2006               Fee
       209                      NAP                          85.6%              02/28/2007               Fee
       216                     2001                         100.0%              05/01/2007               Fee
       229                      NAP                         100.0%              02/05/2007               Fee
       235                      NAP                         100.0%              05/01/2007               Fee
       235                      NAP                         100.0%              05/01/2007               Fee
       236                      NAP                          76.0%              03/27/2007               Fee
       252                      NAP                          94.4%              09/11/2006               Fee
       257                     2000                         100.0%              01/08/2007               Fee
       273                      NAP                          91.5%              01/22/2007               Fee
       274                      NAP                         100.0%              02/22/2007               Fee
       275                      NAP                          88.1%              02/26/2007               Fee
       277                      NAP                          83.8%              02/11/2007               Fee
       280                      NAP                         100.0%              05/01/2007               Fee
       282                      NAP                         100.0%              10/18/2006               Fee
       286                      NAP                          96.6%              02/26/2007               Fee
       289                      NAP                          94.1%              11/01/2006               Fee
       290                      NAP                          88.9%              04/11/2007               Fee
       291                      NAP                          74.8%              12/03/2006               Fee
       292                     2003                          89.4%              02/23/2007               Fee
       294                      NAP                         100.0%              12/20/2006               Fee
       295                      NAP                         100.0%              05/01/2007               Fee
       296                      NAP                          94.2%              09/11/2006               Fee
       300                      NAP                         100.0%              03/28/2007               Fee
       304                      NAP                         100.0%              12/10/2006               Fee
       305                      NAP                          98.3%              09/11/2006               Fee
       306                      NAP                         100.0%              05/01/2007               Fee
       312                      NAP                         100.0%              05/01/2007               Fee
       316                      NAP                         100.0%              05/01/2007               Fee / Leasehold
       317                      NAP                          96.1%              09/11/2006               Fee
       318                      NAP                          95.3%              01/16/2007               Fee
       322                      NAP                         100.0%              02/27/2007               Fee
       324                     2005                          92.0%              02/19/2007               Fee
       325                      NAP                         100.0%              01/22/2007               Fee
       327                      NAP                          95.8%              09/14/2006               Fee
       330                     2006                         100.0%              05/01/2007               Fee
       331                      NAP                         100.0%              03/13/2007               Fee
       332                      NAP                         100.0%              02/08/2007               Fee
       332                      NAP                         100.0%              02/08/2007               Fee
       333                      NAP                         100.0%              12/21/2006               Fee
       335                      NAP                          75.4%              03/06/2007               Fee
       338                     1992                          96.2%              11/20/2006               Fee
       344                      NAP                         100.0%              05/01/2007               Fee
       346                      NAP                          93.9%              01/11/2007               Fee
       347                      NAP                         100.0%              05/01/2007               Fee
       349                      NAP                          91.0%              09/26/2006               Fee
       349                      NAP                          86.9%              09/26/2006               Fee
       352                      NAP                         100.0%              05/01/2007               Fee
       355                      NAP                         100.0%              03/09/2006               Fee
       356                      NAP                         100.0%              05/01/2007               Fee
       362                      NAP                          95.1%              12/01/2006               Fee
       364                      NAP                          89.2%              12/18/2006               Fee
       366                      NAP                          86.1%              02/01/2007               Fee
       369                      NAP                          83.4%              01/09/2007               Fee
       370                      NAP                         100.0%              02/26/2007               Fee
       372                      NAP                         100.0%              03/19/2007               Fee
       378                      NAP                          89.5%              12/31/2006               Fee
       383                      NAP                         100.0%              05/01/2007               Fee
       384                      NAP                         100.0%              01/25/2007               Fee
       386                     2003                          79.4%              01/30/2007               Fee
       388                      NAP                         100.0%              05/01/2007               Fee
       392                      NAP                         100.0%              02/01/2007               Fee
       395                     2006                          98.6%              12/31/2006               Fee
       400                     2006                          89.9%              01/18/2007               Fee
       403                      NAP                          92.7%              01/15/2007               Fee
       405                      NAP                         100.0%              05/01/2007               Fee
       406                  2004, 2005                      100.0%              11/01/2006               Fee
       408                      NAP                         100.0%              05/01/2007               Fee
       413                      NAP                         100.0%              09/01/2006               Fee
       414                     2004                         100.0%              02/08/2007               Fee
       416                      NAP                         100.0%              11/20/2006               Fee
       417                  2003, 2005                      100.0%              12/08/2006               Fee
       418                      NAP                         100.0%              05/01/2007               Fee
       422                      NAP                         100.0%              05/01/2007               Fee
       423                      NAP                         100.0%              05/01/2007               Fee




------------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan No.  Lien Position     Related Borrower List          Cut-Off Date Balance  per Unit or SF               Note Date
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      12/29/2006
        15             First                  NAP                                                    $34              12/29/2006
        15             First                  NAP                                                    $34              12/29/2006
        15             First                  NAP                                                    $34              12/29/2006
        46             First                  NAP                                               $114,907              03/21/2007
        93             First                  NAP                                                   $449              01/31/2007
       100             First                  NAP                                                    $36              02/09/2007
       102             First                  NAP                                                    $96              02/22/2007
       103             First                  NAP                                                    $61              02/28/2007
       113             First                  NAP                                                $77,273              04/02/2007
       117             First                  NAP                                                    $23              02/13/2007
       147             First                  NAP                                                    $90              03/26/2007
       159             First                  NAP                                                $76,170              03/09/2007
                                                                                                                      04/09/2007
       186             First                  NAP                                                $30,114              04/09/2007
       186             First                  NAP                                                $30,114              04/09/2007
       197             First                  NAP                                                   $381              02/28/2007
       200             First                  NAP                                                    $76              02/28/2007
       205             First                  NAP                                                   $148              02/15/2007
       206             First                  NAP                                                $71,137              03/22/2007
       209             First                  NAP                                                    $47              03/07/2007
       216             First                  NAP                                                    $48              02/02/2007
       229             First                  NAP                                                    $80              02/16/2007
                                                                                                                      12/08/2006
       235             First                64, 235                                                  $54              12/08/2006
       235             First                64, 235                                                  $54              12/08/2006
       236             First                  NAP                                                $21,714              03/30/2007
       252             First      88, 167, 252, 296, 305, 317                                       $107              01/12/2007
       257             First                  NAP                                                    $71              01/08/2007
       273             First                  NAP                                                $19,588              03/21/2007
       274             First                  NAP                                               $119,873              03/16/2007
       275             First                  NAP                                                    $86              02/09/2007
       277             First                  NAP                                                    $34              02/16/2007
       280             First                  NAP                                                   $117              01/05/2007
       282             First                  NAP                                                    $32              12/06/2006
       286             First               286, 370                                             $101,015              02/28/2007
       289             First                  NAP                                                   $174              02/05/2007
       290             First                  NAP                                                   $102              03/28/2007
       291             First                  NAP                                                   $205              01/04/2007
       292             First                  NAP                                                $24,743              03/16/2007
       294             First                  NAP                                                   $180              12/18/2006
       295             First                  NAP                                                   $191              03/15/2007
       296             First      88, 167, 252, 296, 305, 317                                        $54              01/10/2007
       300             First                  NAP                                                    $90              04/02/2007
       304             First                  NAP                                                   $204              01/12/2007
       305             First      88, 167, 252, 296, 305, 317                                        $44              01/10/2007
       306             First               306, 312                                                 $227              12/27/2006
       312             First               306, 312                                                 $219              12/27/2006
       316             First                  NAP                                                   $162              02/28/2007
       317             First      88, 167, 252, 296, 305, 317                                        $54              01/12/2007
       318             First                  NAP                                                $36,719              02/26/2007
       322             First                  NAP                                                    $51              03/16/2007
       324             First                  NAP                                                $22,957              02/23/2007
       325             First                  NAP                                                   $128              02/13/2007
       327             First                  NAP                                                $19,011              12/12/2006
       330             First                  NAP                                                   $192              11/30/2006
       331             First                  NAP                                                   $112              03/19/2007
                                                                                                                      03/28/2007
       332             First                  NAP                                                $47,780              03/28/2007
       332             First                  NAP                                                $47,780              03/28/2007
       333             First                  NAP                                                    $92              02/12/2007
       335             First                  NAP                                                    $28              03/30/2007
       338             First             151, 263, 338                                           $20,192              02/09/2007
       344             First                  NAP                                                   $150              01/24/2007
       346             First                  NAP                                                $40,816              12/13/2006
       347             First                  NAP                                                    $88              04/02/2007
                                                                                                                      04/10/2007
       349             First                  NAP                                                    $47              04/10/2007
       349             First                  NAP                                                    $47              04/10/2007
       352             First               352, 366                                                  $94              12/11/2006
       355             First                  NAP                                                   $133              02/12/2007
       356             First                  NAP                                                    $30              01/19/2007
       362             First                  NAP                                                    $33              03/12/2007
       364             First                  NAP                                                   $154              02/20/2007
       366             First               352, 366                                                 $114              02/14/2007
       369             First                  NAP                                                   $118              11/03/2004
       370             First               286, 370                                             $111,043              02/28/2007
       372             First                  NAP                                                   $278              03/21/2007
       378             First                  NAP                                                    $47              03/08/2007
       383             First                  NAP                                                   $258              01/19/2007
       384             First                  NAP                                                   $122              01/24/2007
       386             First                  NAP                                                    $45              02/27/2007
       388             First                  NAP                                                   $134              03/06/2007
       392             First                  NAP                                                   $163              02/14/2007
       395             First                  NAP                                                    $36              02/02/2007
       400             First                  NAP                                                    $93              01/31/2007
       403             First                  NAP                                                $33,354              02/07/2007
       405             First                  NAP                                                   $186              03/09/2007
       406             First               406, 414                                              $35,266              02/22/2007
       408             First                  NAP                                                   $438              04/11/2007
       413             First                  NAP                                                   $157              02/20/2007
       414             First               406, 414                                              $44,249              02/22/2007
       416             First                  NAP                                                    $93              03/12/2007
       417             First                  NAP                                                   $104              03/13/2007
       418             First                  NAP                                                   $153              02/12/2007
       422             First                  NAP                                                   $324              03/30/2007
       423             First                  NAP                                                   $258              01/25/2007
                                                                                                                      04/03/2007




------------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan No.  First Payment Date (P&I) (8)  First Payment Date (IO) (8)    Maturity Date            Due Date    Grace Period(9)
------------------------------------------------------------------------------------------------------------------------------------
                            02/01/2007                       NAP                 01/01/2017
        15                  02/01/2007                       NAP                 01/01/2017                 1          5
        15                  02/01/2007                       NAP                 01/01/2017                 1          5
        15                  02/01/2007                       NAP                 01/01/2017                 1          5
        46                  05/01/2012                   05/01/2007              04/01/2017                 1          5
        93                      NAP                      03/01/2007              02/01/2012                 1          5
       100                      NAP                      04/05/2007              03/05/2017                 5          0
       102                  04/01/2009                   04/01/2007              03/01/2017                 1          5
       103                  04/01/2007                       NAP                 03/01/2012                 1          5
       113                  06/01/2007                       NAP                 05/01/2017                 1          5
       117                      NAP                      04/01/2007              03/01/2012                 1          5
       147                  05/01/2010                   05/01/2007              04/01/2017                 1          5
       159                  05/01/2007                       NAP                 04/01/2017                 1          5
                            06/01/2007                       NAP                 05/01/2017
       186                  06/01/2007                       NAP                 05/01/2017                 1          5
       186                  06/01/2007                       NAP                 05/01/2017                 1          5
       197                  04/01/2007                       NAP                 03/01/2017                 1          5
       200                  04/01/2009                   04/01/2007              03/01/2017                 1          5
       205                  04/01/2010                   04/01/2007              03/01/2017                 1          5
       206                  05/01/2007                       NAP                 04/01/2017                 1          5
       209                  05/01/2007                       NAP                 04/01/2017                 1          5
       216                  04/01/2007                       NAP                 03/01/2017                 1          5
       229                  04/01/2009                   04/01/2007              03/01/2017                 1          5
                            02/01/2007                       NAP                 01/01/2017
       235                  02/01/2007                       NAP                 01/01/2017                 1          5
       235                  02/01/2007                       NAP                 01/01/2017                 1          5
       236                  05/01/2009                   05/01/2007              04/01/2017                 1          5
       252                  03/01/2007                       NAP                 02/01/2014                 1          5
       257                  03/01/2007                       NAP                 02/01/2017                 1          5
       273                  05/01/2007                       NAP                 04/01/2017                 1          5
       274                  05/01/2007                       NAP                 04/01/2017                 1          5
       275                  04/01/2007                       NAP                 03/01/2017                 1          5
       277                  04/01/2007                       NAP                 03/01/2017                 1          5
       280                  03/01/2007                       NAP                 02/01/2017                 1          5
       282                  02/01/2007                       NAP                 01/01/2012                 1          5
       286                  04/01/2007                       NAP                 03/01/2014                 1          5
       289                  04/01/2007                       NAP                 03/01/2017                 1          5
       290                  05/01/2009                   05/01/2007              04/01/2012                 1          5
       291                  03/01/2010                   03/01/2007              02/01/2017                 1          5
       292                  05/01/2007                       NAP                 04/01/2017                 1          5
       294                  02/01/2007                       NAP                 01/01/2017                 1          5
       295                  05/01/2007                       NAP                 04/01/2017                 1          5
       296                  03/01/2007                       NAP                 02/01/2014                 1          5
       300                  06/01/2012                   06/01/2007              05/01/2017                 1          5
       304                  03/01/2009                   03/01/2007              02/01/2017                 1          5
       305                  03/01/2007                       NAP                 02/01/2014                 1          5
       306                      NAP                      02/01/2007              01/01/2017                 1          5
       312                      NAP                      02/01/2007              01/01/2017                 1          5
       316                  04/01/2007                       NAP                 03/01/2017                 1          5
       317                  03/01/2007                       NAP                 02/01/2014                 1          5
       318                  05/01/2010                   05/01/2007              04/01/2017                 1          5
       322                  05/01/2007                       NAP                 04/01/2017                 1          5
       324                  04/01/2007                       NAP                 03/01/2017                 1          5
       325                  04/01/2007                       NAP                 03/01/2017                 1          5
       327                  02/01/2007                       NAP                 01/01/2012                 1          5
       330                  02/01/2007                       NAP                 01/01/2017                 1          5
       331                  05/01/2007                       NAP                 04/01/2017                 1          5
                            05/01/2007                       NAP                 04/01/2017
       332                  05/01/2007                       NAP                 04/01/2017                 1          5
       332                  05/01/2007                       NAP                 04/01/2017                 1          5
       333                  05/01/2007                       NAP                 04/01/2017                 1          5
       335                  05/01/2007                       NAP                 04/01/2017                 1          5
       338                  04/01/2009                   04/01/2007              03/01/2017                 1          5
       344                  03/01/2010                   03/01/2007              02/01/2017                 1          5
       346                  02/01/2009                   02/01/2007              01/01/2017                 1          5
       347                  06/01/2007                       NAP                 05/01/2017                 1          5
                            06/01/2010                   06/01/2007              05/01/2017
       349                  06/01/2010                   06/01/2007              05/01/2017                 1          5
       349                  06/01/2010                   06/01/2007              05/01/2017                 1          5
       352                  02/01/2007                       NAP                 01/01/2017                 1          5
       355                  04/01/2010                   04/01/2007              03/01/2017                 1          5
       356                  03/01/2007                       NAP                 02/01/2017                 1          5
       362                  05/01/2007                       NAP                 04/01/2017                 1          5
       364                  04/01/2010                   04/01/2007              03/01/2017                 1          5
       366                  04/01/2007                       NAP                 03/01/2017                 1          5
       369                  01/01/2005                       NAP                 12/01/2009                 1          5
       370                  04/01/2007                       NAP                 03/01/2017                 1          5
       372                  05/01/2007                       NAP                 04/01/2017                 1          5
       378                  05/01/2009                   05/01/2007              04/01/2012                 1          5
       383                  03/01/2010                   03/01/2007              02/01/2017                 1          5
       384                  03/01/2010                   03/01/2007              02/01/2017                 1          5
       386                  04/01/2009                   04/01/2007              03/01/2017                 1          5
       388                  05/01/2007                       NAP                 04/01/2017                 1          5
       392                  05/01/2007                       NAP                 04/01/2017                 1          5
       395                  04/01/2007                       NAP                 03/01/2017                 1          5
       400                  03/01/2009                   03/01/2007              02/01/2017                 1          5
       403                  04/01/2007                       NAP                 03/01/2017                 1          5
       405                  06/01/2010                   06/01/2007              05/01/2017                 1          5
       406                  04/01/2007                       NAP                 03/01/2017                 1          5
       408                  06/01/2007                       NAP                 05/01/2012                 1          5
       413                  04/01/2007                       NAP                 03/01/2017                 1          5
       414                  04/01/2007                       NAP                 03/01/2017                 1          5
       416                  05/01/2010                   05/01/2007              04/01/2017                 1          5
       417                  05/01/2009                   05/01/2007              04/01/2017                 1          5
       418                  04/01/2009                   04/01/2007              03/01/2017                 1          5
       422                  05/01/2007                       NAP                 04/01/2017                 1          5
       423                  03/01/2007                       NAP                 02/01/2017                 1          5
                                NAP                      06/01/2007              05/01/2017




------------------------------------------------------------------------------------------------------------------------------------
Mortgage
Loan No.  ARD Loan  Lockbox Status    Lockbox Type   Original Term to Maturity  Remaining Term to Maturity  Original Amort. Term(10)
------------------------------------------------------------------------------------------------------------------------------------
                       Springing          Hard                  120                        116                        300
15           No        Springing          Hard                  120                        116                        300
15           No        Springing          Hard                  120                        116                        300
15           No        Springing          Hard                  120                        116                        300
46           No          None             NAP                   120                        119                        360
93           No        Springing          Hard                   60                         57                         IO
100          No        Springing          Hard                  120                        118                         IO
102          No          None             NAP                   120                        118                        360
103          No          None             NAP                    60                         58                        360
113          No        Springing          Hard                  120                        120                        300
117          No          None             NAP                    60                         58                         IO
147          No          None             NAP                   120                        119                        360
159          No          None             NAP                   120                        119                        360
                         None             NAP                   120                        120                        360
186          No          None             NAP                   120                        120                        360
186          No          None             NAP                   120                        120                        360
197          No        Springing          Hard                  120                        118                        360
200          No          None             NAP                   120                        118                        360
205          No          None             NAP                   120                        118                        360
206         Yes        Springing          Hard                  120                        119                        360
209          No          None             NAP                   120                        119                        360
216          No        Springing          Hard                  120                        118                        360
229          No          None             NAP                   120                        118                        360
                       Springing          Hard                  120                        116                        300
235          No        Springing          Hard                  120                        116                        300
235          No        Springing          Hard                  120                        116                        300
236          No          None             NAP                   120                        119                        360
252          No          None             NAP                    84                         81                        300
257          No          None             NAP                   120                        117                        360
273          No          None             NAP                   120                        119                        360
274          No          None             NAP                   120                        119                        360
275          No          None             NAP                   120                        118                        360
277          No          None             NAP                   120                        118                        360
280          No          None             NAP                   120                        117                        360
282          No          None             NAP                    60                         56                        360
286          No          None             NAP                    84                         82                        360
289          No          None             NAP                   120                        118                        360
290          No          None             NAP                    60                         59                        360
291          No          None             NAP                   120                        117                        360
292          No          None             NAP                   120                        119                        300
294          No          None             NAP                   120                        116                        360
295          No        Springing          Hard                  120                        119                        360
296          No          None             NAP                    84                         81                        300
300          No          None             NAP                   120                        120                        360
304          No          None             NAP                   120                        117                        360
305          No          None             NAP                    84                         81                        300
306          No        Springing          Hard                  120                        116                         IO
312          No        Springing          Hard                  120                        116                         IO
316         Yes        Springing          Hard                  120                        118                        360
317          No          None             NAP                    84                         81                        300
318          No          None             NAP                   120                        119                        360
322          No          None             NAP                   120                        119                        360
324          No          None             NAP                   120                        118                        360
325          No          None             NAP                   120                        118                        360
327          No          None             NAP                    60                         56                        360
330          No          None             NAP                   120                        116                        360
331          No        Springing          Hard                  120                        119                        360
                         None             NAP                   120                        119                        360
332          No          None             NAP                   120                        119                        360
332          No          None             NAP                   120                        119                        360
333          No        Springing          Hard                  120                        119                        360
335          No          None             NAP                   120                        119                        360
338          No          None             NAP                   120                        118                        360
344          No          None             NAP                   120                        117                        360
346          No          None             NAP                   120                        116                        360
347          No        Springing          Hard                  120                        120                        240
                         None             NAP                   120                        120                        360
349          No          None             NAP                   120                        120                        360
349          No          None             NAP                   120                        120                        360
352          No          None             NAP                   120                        116                        360
355          No        Springing          Hard                  120                        118                        360
356          No          None             NAP                   120                        117                        360
362          No          None             NAP                   120                        119                        360
364          No          None             NAP                   120                        118                        360
366          No          None             NAP                   120                        118                        360
369          No          None             NAP                    60                         31                        360
370          No          None             NAP                   120                        118                        360
372          No          None             NAP                   120                        119                        360
378          No          None             NAP                    60                         59                        360
383          No        Springing          Hard                  120                        117                        360
384          No          None             NAP                   120                        117                        360
386          No          None             NAP                   120                        118                        360
388          No        Springing          Hard                  120                        119                        360
392          No          None             NAP                   120                        119                        360
395          No          None             NAP                   120                        118                        360
400          No          None             NAP                   120                        117                        360
403          No          None             NAP                   120                        118                        360
405          No        Springing          Hard                  120                        120                        360
406          No          None             NAP                   120                        118                        360
408          No        In-Place           Hard                   60                         60                        300
413          No        Springing          Hard                  120                        118                        360
414          No          None             NAP                   120                        118                        360
416          No          None             NAP                   120                        119                        360
417         Yes        Springing          Hard                  120                        119                        360
418          No        Springing          Hard                  120                        118                        360
422          No        In-Place           Hard                  120                        119                        300
423          No        In-Place           Hard                  120                        117                        300
                       In-Place           Hard                  120                        120                         IO




-----------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan No.  Remaining Amort. Term  Mortgage Rate   Monthly Payment (P&I)  Monthly Payment (IO)   Third Most Recent NOI
-----------------------------------------------------------------------------------------------------------------------------------
                            296                  5.445%               $247,377                   NAP
       15                   296                  5.445%               $146,594                   NAP                      NAP
       15                   296                  5.445%                $54,973                   NAP                      NAP
       15                   296                  5.445%                $45,811                   NAP                 $675,928
       46                   360                  5.900%               $109,730               $92,222                      NAP
       93                   IO                   5.640%                    NAP               $47,653                 $454,552
       100                  IO                   5.820%                    NAP               $44,502                      NAP
       102                  360                  6.035%                $54,162               $45,891                      NAP
       103                  358                  5.865%                $53,181                   NAP                      NAP
       113                  300                  5.950%                $54,506                   NAP               $1,048,916
       117                  IO                   5.890%                    NAP               $40,807                      NAP
       147                  360                  5.870%                $40,203               $33,725                      NAP
       159                  359                  5.740%                $35,559                   NAP                 $452,098
                            360                  5.870%                $31,335                   NAP
       186                  360                  5.870%                $19,628                   NAP                 $345,149
       186                  360                  5.870%                $11,706                   NAP                      NAP
       197                  358                  5.810%                $29,370                   NAP                 $402,730
       200                  360                  5.855%                $29,218               $24,487                 $491,793
       205                  360                  5.770%                $27,488               $22,913                      NAP
       206                  359                  5.700%                $27,279                   NAP                 $343,890
       209                  359                  5.930%                $27,373                   NAP                      NAP
       216                  358                  5.870%                $26,161                   NAP                 $570,403
       229                  360                  5.800%                $23,837               $19,908                      NAP
                            296                  5.690%                $23,925                   NAP
       235                  296                  5.690%                $15,794                   NAP                      NAP
       235                  296                  5.690%                 $8,131                   NAP                      NAP
       236                  360                  6.200%                $23,274               $19,906                      NAP
       252                  297                  5.800%                $22,125                   NAP                 $320,642
       257                  357                  5.760%                $19,629                   NAP                  $94,216
       273                  359                  5.850%                $17,698                   NAP                      NAP
       274                  359                  5.690%                $17,393                   NAP                 $257,717
       275                  358                  6.090%                $18,160                   NAP                 $294,965
       277                  358                  5.830%                $17,660                   NAP                 $269,836
       280                  357                  5.890%                $17,775                   NAP                      NAP
       282                  356                  6.080%                $18,141                   NAP                 $323,120
       286                  358                  5.840%                $17,296                   NAP                 $250,916
       289                  358                  5.960%                $17,014                   NAP                 $129,134
       290                  360                  6.030%                $16,938               $14,347                      NAP
       291                  360                  5.620%                $16,110               $13,295                      NAP
       292                  299                  6.010%                $18,058                   NAP                      NAP
       294                  356                  5.900%                $16,311                   NAP                      NAP
       295                  359                  5.990%                $16,350                   NAP                      NAP
       296                  297                  5.800%                $17,257                   NAP                 $225,576
       300                  360                  5.770%                $15,498               $12,919                      NAP
       304                  360                  5.810%                $15,272               $12,763                 $245,873
       305                  297                  5.800%                $16,119                   NAP                 $232,998
       306                  IO                   5.884%                    NAP               $12,478                      NAP
       312                  IO                   5.884%                    NAP               $12,081                      NAP
       316                  358                  5.690%                $13,914                   NAP                      NAP
       317                  297                  5.800%                $15,171                   NAP                 $190,843
       318                  360                  6.155%                $14,324               $12,221                      NAP
       322                  359                  6.070%                $13,893                   NAP                      NAP
       324                  358                  5.940%                $13,701                   NAP                      NAP
       325                  358                  5.854%                $13,575                   NAP                      NAP
       327                  356                  6.290%                $14,160                   NAP                 $168,879
       330                  356                  5.880%                $13,317                   NAP                      NAP
       331                  359                  6.200%                $13,474                   NAP                      NAP
                            359                  6.160%                $13,417                   NAP
       332                  359                  6.160%                 $6,777                   NAP                 $148,141
       332                  359                  6.160%                 $6,641                   NAP                 $145,164
       333                  359                  5.860%                $12,993                   NAP                 $230,376
       335                  359                  5.930%                $12,794                   NAP                 $158,213
       338                  360                  5.980%                $12,564               $10,610                 $236,644
       344                  360                  6.000%                $12,231               $10,342                      NAP
       346                  360                  5.800%                $11,735                $9,801                      NAP
       347                  240                  6.100%                $14,444                   NAP                      NAP
                            360                  6.140%                $12,172               $10,375
       349                  360                  6.140%                 $8,570                $7,306                 $154,336
       349                  360                  6.140%                 $3,601                $3,070                  $64,854
       352                  356                  5.850%                $11,799                   NAP                      NAP
       355                  360                  6.230%                $11,797               $10,106                      NAP
       356                  357                  5.865%                $11,375                   NAP                      NAP
       362                  359                  5.810%                $11,102                   NAP                 $124,288
       364                  360                  5.720%                $10,761                $8,941                      NAP
       366                  358                  5.980%                $11,068                   NAP                 $192,343
       369                  331                  5.560%                $10,574                   NAP                 $207,239
       370                  358                  5.925%                $10,586                   NAP                 $141,251
       372                  359                  6.100%                $10,605                   NAP                      NAP
       378                  360                  6.120%                $10,300                $8,770                 $147,151
       383                  360                  5.890%                 $9,480                $7,962                 $141,799
       384                  360                  6.040%                 $9,393                $7,961                 $158,983
       386                  360                  5.920%                 $9,213                $7,753                  $64,714
       388                  359                  6.060%                 $9,154                   NAP                      NAP
       392                  359                  5.910%                 $8,907                   NAP                 $165,753
       395                  358                  6.065%                 $8,935                   NAP                      NAP
       400                  360                  6.160%                 $8,538                $7,286                      NAP
       403                  358                  6.070%                 $8,276                   NAP                 $155,742
       405                  360                  6.200%                 $7,962                $6,810                      NAP
       406                  358                  5.810%                 $7,472                   NAP                      NAP
       408                  300                  6.960%                 $8,627                   NAP                      NAP
       413                  358                  6.200%                 $6,737                   NAP                      NAP
       414                  358                  5.810%                 $6,250                   NAP                      NAP
       416                  360                  6.075%                 $6,110                $5,189                      NAP
       417                  360                  6.180%                 $6,112                $5,222                 $103,084
       418                  360                  6.085%                 $6,050                $5,141                 $123,367
       422                  299                  6.490%                 $6,206                   NAP                      NAP
       423                  297                  6.370%                 $5,137                   NAP                      NAP
                            IO                   5.760%                    NAP            $1,031,733




------------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan No.  Third Most Recent NOI End Date   Second Most Recent NOI      Second Most Recent NOI End Date   Most Recent NOI
------------------------------------------------------------------------------------------------------------------------------------
       15                        NAP                            $2,676,875                12/31/2005                   $2,759,877
       15                        NAP                              $635,831                12/31/2005                     $880,591
       15                    12/31/2004                           $804,463                12/31/2005                     $777,288
       46                        NAP                              $965,410                12/31/2005                   $2,150,596
       93                    12/31/2004                           $584,864                12/31/2005                     $619,275
       100                       NAP                                   NAP                    NAP                        $892,781
       102                       NAP                              $362,150                12/31/2005                     $455,084
       103                       NAP                                   NAP                    NAP                             NAP
       113                   12/31/2004                         $1,028,500                12/31/2005                   $1,037,898
       117                       NAP                              $879,996                12/31/2004                     $879,996
       147                       NAP                                   NAP                    NAP                             NAP
       159                   12/31/2004                           $564,287                12/31/2005                     $743,970

       186                   12/31/2004                           $313,713                12/31/2005                     $354,408
       186                       NAP                              $172,403                12/31/2005                     $300,519
       197                   12/31/2004                           $434,970                12/31/2005                     $523,507
       200                   12/31/2004                           $462,270                12/31/2005                     $492,182
       205                       NAP                              $385,803                12/31/2005                     $437,095
       206                   12/31/2004                           $532,109                12/31/2005                     $586,591
       209                       NAP                              $451,423                12/31/2005                     $520,723
       216                   12/31/2004                           $570,403                12/31/2005                     $570,408
       229                       NAP                                   NAP                    NAP                             NAP

       235                       NAP                                   NAP                    NAP                        $288,306
       235                       NAP                                   NAP                    NAP                        $164,840
       236                       NAP                              $101,061                12/31/2005                     $294,789
       252                   12/31/2004                           $339,663                12/31/2005                     $333,180
       257                   12/31/2004                           $146,129                12/31/2005                     $374,755
       273                       NAP                              $223,921                12/31/2005                     $267,159
       274                   12/31/2004                           $263,214                12/31/2005                     $264,619
       275                   12/31/2004                           $304,205                12/31/2005                     $245,907
       277                   12/31/2004                           $284,651                12/31/2005                     $302,486
       280                       NAP                                   NAP                    NAP                             NAP
       282                   12/31/2004                           $298,503                12/31/2005                     $315,347
       286                   12/31/2004                           $265,374                12/31/2005                     $253,906
       289                   12/31/2004                           $216,503                12/31/2005                     $299,426
       290                       NAP                              $277,975                12/31/2005                     $304,288
       291                       NAP                                   NAP                    NAP                             NAP
       292                       NAP                              $235,483                12/31/2005                     $289,657
       294                       NAP                                   NAP                    NAP                             NAP
       295                       NAP                                   NAP                    NAP                             NAP
       296                   12/31/2004                           $249,047                12/31/2005                     $262,260
       300                       NAP                                   NAP                    NAP                             NAP
       304                   12/31/2004                           $229,788                12/31/2005                     $241,628
       305                   12/31/2004                           $250,023                12/31/2005                     $265,553
       306                       NAP                                   NAP                    NAP                             NAP
       312                       NAP                                   NAP                    NAP                             NAP
       316                       NAP                                   NAP                    NAP                             NAP
       317                   12/31/2004                           $178,244                12/31/2005                     $231,034
       318                       NAP                              $173,246                12/31/2005                     $179,639
       322                       NAP                                   NAP                    NAP                             NAP
       324                       NAP                                   NAP                    NAP                        $244,644
       325                       NAP                              $235,150                12/31/2005                     $208,585
       327                   12/31/2004                           $227,601                12/31/2005                     $266,447
       330                       NAP                                   NAP                    NAP                             NAP
       331                       NAP                              $277,161                12/31/2005                     $281,628

       332                   12/31/2004                           $151,757                12/31/2005                     $160,190
       332                   12/31/2004                           $148,707                12/31/2005                     $156,971
       333                   12/31/2004                           $229,566                12/31/2005                     $224,960
       335                   12/31/2005                           $199,649                12/31/2006                     $217,276
       338                   12/31/2004                           $243,854                12/31/2005                     $206,698
       344                       NAP                                   NAP                    NAP                             NAP
       346                       NAP                              $180,202              T-12 08/31/2006                  $269,240
       347                       NAP                                   NAP                    NAP                             NAP

       349                   12/31/2005                           $155,791                12/31/2006                     $165,846
       349                   12/31/2005                            $65,465                12/31/2006                      $69,691
       352                       NAP                                   NAP                    NAP                             NAP
       355                       NAP                                   NAP                    NAP                             NAP
       356                       NAP                                   NAP                    NAP                             NAP
       362                   12/31/2004                           $194,609                12/31/2005                     $183,586
       364                       NAP                                   NAP                    NAP                             NAP
       366                   12/31/2004                           $181,645                12/31/2005                     $216,301
       369              Ann 6 mos. 06/30/2004                     $176,122                12/31/2005                     $153,200
       370                   12/31/2004                           $145,835                12/31/2005                     $167,318
       372                       NAP                                   NAP                    NAP                             NAP
       378                   12/31/2005                           $150,477                12/31/2006                     $172,764
       383                   12/31/2004                           $123,258                12/31/2005                     $143,611
       384                   12/31/2004                           $183,491                12/31/2005                     $183,831
       386                   12/31/2005                           $112,350                12/31/2006                     $133,709
       388                       NAP                                   NAP                    NAP                             NAP
       392                   12/31/2004                           $154,736                12/31/2005                     $150,090
       395                       NAP                                   NAP                    NAP                             NAP
       400                       NAP                                   NAP                    NAP                             NAP
       403                   12/31/2004                           $137,564                12/31/2005                     $149,892
       405                       NAP                                   NAP                    NAP                             NAP
       406                       NAP                              $142,825                12/31/2005                     $140,674
       408                       NAP                                   NAP                    NAP                             NAP
       413                       NAP                                   NAP                    NAP                             NAP
       414                       NAP                                   NAP                    NAP                        $119,126
       416                       NAP                                   NAP                    NAP                             NAP
       417                   12/31/2004                           $112,450                12/31/2005                     $111,677
       418                   12/31/2004                           $116,442                12/31/2005                     $118,956
       422                       NAP                                   NAP                    NAP                             NAP
       423                       NAP                                   NAP                    NAP                             NAP




------------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan No.  Most Recent NOI End Date  Underwritten EGI   Underwritten Expenses   Underwritable NOI  Underwritten Reserves
------------------------------------------------------------------------------------------------------------------------------------
                                                   $8,419,767              $3,913,943          $4,505,823               $464,290
       15              T-12 08/31/2006             $4,902,381              $2,241,661          $2,660,720               $237,039
       15              T-12 08/31/2006             $1,948,827                $884,267          $1,064,560               $134,881
       15              T-12 08/31/2006             $1,568,559                $788,015            $780,544                $92,370
       46              T-12 01/31/2007             $6,308,875              $4,321,936          $1,986,939               $252,355
       93                 12/31/2006               $1,120,807                $352,180            $768,627                 $3,342
       100                12/31/2006                 $992,922                $180,561            $812,361                $62,576
       102                12/31/2006               $1,296,070                $402,769            $893,301                $93,295
       103                   NAP                     $960,325                $192,328            $767,997                $45,826
       113                12/31/2006               $2,972,798              $1,938,641          $1,034,158               $118,912
       117                12/31/2005               $1,576,563                $810,996            $765,567               $105,842
       147                   NAP                     $790,771                $213,464            $577,307                $22,891
       159                12/31/2006               $1,810,457              $1,067,767            $742,689                $72,418
                                                   $1,456,393                $888,120            $568,273                $52,954
       186                12/31/2006                 $681,578                $344,324            $337,254                $21,962
       186                12/31/2006                 $774,815                $543,796            $231,019                $30,993
       197                12/31/2006                 $533,816                 $93,944            $439,872                $14,316
       200                12/31/2006                 $776,100                $341,841            $434,259                $32,798
       205                12/31/2006                 $730,149                $307,088            $423,061                $28,011
       206                12/31/2006               $1,603,705              $1,016,867            $586,838                $64,148
       209                12/31/2006                 $734,465                $250,341            $484,124                $57,300
       216                12/28/2006                 $853,197                $377,297            $475,900                $49,072
       229                   NAP                     $599,190                $122,710            $476,480                $32,871
                                                     $401,531                 $12,046            $389,485                $25,597
       235                12/31/2006                 $271,982                  $8,159            $263,822                $17,713
       235                12/31/2006                 $129,549                  $3,886            $125,663                 $7,884
       236                12/31/2006                 $577,778                $211,459            $366,319                 $8,750
       252             T-12 09/30/2006               $527,224                $188,573            $338,651                 $4,881
       257          Ann 7 mos. 07/31/2006            $609,216                $274,916            $334,301                $48,738
       273                12/31/2006                 $401,270                $138,283            $262,987                 $7,650
       274                12/31/2006                 $366,516                $110,337            $256,179                 $6,025
       275          Ann 11 mos. 11/30/2006           $533,292                $224,091            $309,201                $25,526
       277                12/31/2006                 $531,414                $217,623            $313,791                $13,043
       280                   NAP                     $467,498                $122,842            $344,656                $19,530
       282          Ann 9 mos. 09/30/2006            $482,385                $198,344            $284,041                $17,979
       286                12/31/2006                 $394,308                $132,991            $261,317                $12,326
       289          Ann 10 mos. 10/31/2006           $409,507                $139,816            $269,690                $15,098
       290                12/31/2006                 $425,468                $125,623            $299,845                $19,667
       291                   NAP                     $341,852                 $78,033            $263,819                $10,481
       292                12/31/2006                 $674,052                $362,866            $311,187                $24,874
       294                   NAP                     $362,757                $103,430            $259,326                $18,801
       295                   NAP                     $334,718                 $71,442            $263,276                $22,453
       296             T-12 09/30/2006               $459,386                $192,656            $266,730                 $7,528
       300                   NAP                     $380,714                $120,756            $259,958                $18,945
       304          Ann 9 mos. 09/30/2006            $325,282                 $86,984            $238,297                $16,943
       305             T-12 09/30/2006               $404,942                $147,808            $257,134                 $8,585
       306                   NAP                     $250,800                  $5,016            $245,784                 $5,929
       312                   NAP                     $242,963                  $4,859            $238,103                 $5,848
       316                   NAP                     $331,477                $123,315            $208,162                     $0
       317             T-12 09/30/2006               $416,674                $179,273            $237,401                 $6,609
       318                12/31/2006                 $461,358                $247,210            $214,149                $17,182
       322                   NAP                     $346,628                $114,159            $232,469                $28,387
       324                12/31/2006                 $601,578                $364,867            $236,711                $25,000
       325                12/31/2006                 $307,119                 $71,217            $235,902                 $6,112
       327             T-12 09/30/2006               $480,640                $224,833            $255,807                $30,000
       330                   NAP                     $257,939                 $40,586            $217,353                $12,706
       331                12/31/2006                 $411,221                $182,496            $228,725                $30,586
                                                     $422,567                $179,072            $243,495                $11,500
       332                12/31/2006                 $213,429                 $90,445            $122,984                 $5,808
       332                12/31/2006                 $209,138                 $88,627            $120,512                 $5,692
       333                12/31/2006                 $283,139                 $64,640            $218,499                $13,192
       335          Ann 6 mos. 02/28/2007            $342,930                $133,527            $209,403                 $7,748
       338          Ann 9 mos. 12/31/2006            $317,940                $121,360            $196,580                 $5,200
       344                   NAP                     $290,821                 $71,935            $218,886                $17,554
       346              T-3 09/30/2006               $363,872                $190,361            $173,510                 $3,019
       347                   NAP                     $228,029                 $10,795            $217,234                 $9,459
                                                     $435,186                $228,404            $206,782                 $6,379
       349             T-12 02/28/2007               $306,423                $160,824            $145,600                 $4,491
       349             T-12 02/28/2007               $128,763                 $67,580             $61,183                 $1,887
       352                   NAP                     $296,630                $106,207            $190,423                $14,938
       355                   NAP                     $208,769                 $10,020            $198,749                $14,033
       356                   NAP                     $176,000                      $0            $176,000                     $0
       362                12/31/2006                 $252,118                 $67,921            $184,197                $23,364
       364                   NAP                     $239,158                 $62,275            $176,883                 $9,059
       366                12/31/2006                 $270,786                $101,216            $169,570                $16,635
       369                12/31/2006                 $246,494                 $75,022            $171,473                $13,821
       370                12/31/2006                 $233,407                 $74,102            $159,305                 $6,825
       372                   NAP                     $214,292                 $46,370            $167,922                 $7,585
       378              T-6 02/27/2007               $242,759                 $91,432            $151,327                 $3,605
       383                12/31/2006                 $186,628                 $41,406            $145,223                 $5,602
       384             T-12 10/31/2006               $220,557                 $63,307            $157,250                $15,341
       386          Ann 6 mos. 01/31/2007            $251,484                $130,290            $121,194                 $6,184
       388                   NAP                     $159,656                  $4,790            $154,866                $10,629
       392                12/31/2006                 $206,858                 $51,154            $155,704                $10,697
       395                   NAP                     $206,206                 $59,023            $147,183                $18,894
       400                   NAP                     $211,200                 $63,853            $147,347                $16,213
       403                12/31/2006                 $248,974                $112,073            $136,901                $10,523
       405                   NAP                     $168,710                 $41,562            $127,148                 $5,640
       406             T-12 11/01/2006               $227,936                $110,198            $117,738                $10,008
       408                   NAP                     $140,824                      $0            $140,824                     $0
       413                   NAP                     $152,962                 $46,454            $106,508                 $5,052
       414             T-12 12/01/2006               $172,005                 $64,836            $107,169                 $6,744
       416                   NAP                     $107,528                 $19,715             $87,813                 $4,232
       417                12/08/2006                 $166,392                 $63,926            $102,465                $10,136
       418                12/31/2006                 $162,442                 $44,398            $118,044                 $8,605
       422                   NAP                      $99,229                      $0             $99,229                     $0
       423                   NAP                      $80,931                      $0             $80,931                     $0
                                                  $20,725,837              $5,211,367         $15,514,470               $463,051




------------------------------------------------------------------------------------------------------------------------------------
Mortgage  Underwritable      Balloon        Current            Source of        Valuation          Largest
Loan No.    Cash Flow        Balance        Value(11)          Value(11)           Date            Tenant(12)
------------------------------------------------------------------------------------------------------------------------------------
           $4,041,534      $30,870,119     $52,100,000
15         $2,423,681      $18,293,405     $30,000,000        Appraisal         10/13/2006     Steve and Barry's
15           $929,678       $6,860,026     $12,000,000        Appraisal         10/06/2006     Steve & Barry's
15           $688,174       $5,716,688     $10,100,000        Appraisal         10/06/2006     Peebles Dept Store
46         $1,734,584      $17,304,438     $26,000,000        Appraisal         01/01/2007     NAP
93           $765,285      $10,000,000     $15,150,000        Appraisal         10/03/2006     Pacific Coast Greens
100          $749,785       $9,050,000     $12,300,000        Appraisal         01/12/2007     Clarcor Air Filtration Products, Inc.
102          $800,006       $8,000,106     $11,725,000        Appraisal         01/01/2008     Freedom Credit Union
103          $722,171       $8,419,256     $13,260,000        Appraisal         02/01/2007     Volume Distributors
113          $915,246       $6,595,365     $10,700,000        Appraisal         01/01/2007     NAP
117          $659,725       $8,200,000     $10,250,000        Appraisal         01/26/2007     Bakersfield Cold & Dry Storage
147          $554,415       $6,139,091     $10,018,800        Appraisal         01/02/2007     SAS Safe Corp
159          $670,271       $5,144,532      $8,800,000        Appraisal         01/05/2007     NAP
             $515,319       $4,488,286
186          $315,293       $2,811,530      $5,490,000        Appraisal         01/22/2007     NAP
186          $200,026       $1,676,756      $3,550,000        Appraisal         04/01/2007     NAP
197          $425,557       $4,228,125      $6,400,000        Appraisal         01/24/2007     Williams-Sonoma Stores, Inc.
200          $401,461       $4,382,195      $6,900,000        Appraisal         02/04/2007     MGI USA, Inc.
205          $395,050       $4,237,176      $6,100,000        Appraisal         10/24/2006     Bridging the Gap
206          $522,690       $3,959,055      $7,000,000        Appraisal         01/01/2007     NAP
209          $426,824       $3,901,442      $6,250,000        Appraisal         02/15/2007     Childrens Center
216          $426,828       $3,748,587      $5,900,000        Appraisal         12/20/2006     Intermec Technologies Corporation
229          $443,609       $3,591,971      $6,800,000        Appraisal         12/29/2006     Ashley Furniture Homestore
             $363,888       $2,940,273      $5,150,000
235          $246,110       $1,940,964      $3,800,000        Appraisal         10/17/2006     Lifeport, Inc.
235          $117,779         $999,309      $1,350,000        Appraisal         10/10/2006     Lifeport, Inc.
236          $357,569       $3,388,176      $7,000,000        Appraisal         02/12/2007     NAP
252          $333,770       $2,992,731      $4,850,000        Appraisal         11/21/2006     NAP
257          $285,562       $2,834,452      $4,900,000        Appraisal         11/17/2006     Northern RI Medical Group (2nd Fl.)
273          $255,337       $2,538,413      $3,750,000        Appraisal         01/25/2007     NAP
274          $250,154       $2,526,294      $4,550,000        Appraisal         02/07/2007     NAP
275          $283,675       $2,557,892      $4,000,000        Appraisal         01/09/2007     Holiday Plaza Coin Laundry
277          $300,748       $2,538,391      $4,260,000        Appraisal         01/09/2007     NAP
280          $325,126       $2,540,530      $4,600,000        Appraisal         04/01/2007     Sierra Trading Post, Inc.
282          $266,062       $2,812,598      $4,000,000        Appraisal         10/23/2006     Bimbo Bakeries
286          $248,991       $2,649,717      $4,250,000        Appraisal         01/15/2007     NAP
289          $254,593       $2,420,779      $3,930,000        Appraisal         12/01/2006     Peoples Bank
290          $280,178       $2,717,252      $3,520,000        Appraisal         02/09/2007     Odyssey HealthCare
291          $253,338       $2,514,926      $3,955,000        Appraisal         11/30/2006     Century 21 RE
292          $286,313       $2,176,388      $5,000,000        Appraisal         01/18/2007     NAP
294          $240,526       $2,329,749      $4,000,000        Appraisal         11/16/2006     Renal Treatment Center-CA, Inc.
295          $240,824       $2,319,499      $5,000,000        Appraisal         02/01/2007     Total Renal Care, Inc.
296          $259,202       $2,334,330      $3,950,000        Appraisal         11/27/2006     NAP
300          $241,013       $2,474,912      $3,550,000        Appraisal         02/07/2007     Creditwatch Services, L.L.C.
304          $221,354       $2,297,553      $3,520,000        Appraisal         11/28/2006     Tate & Wells
305          $248,549       $2,180,419      $3,750,000        Appraisal         11/21/2006     NAP
306          $239,855       $2,510,000      $3,600,000        Appraisal         11/22/2006     Rite Aid of Michigan, Inc
312          $232,255       $2,430,000      $3,500,000        Appraisal         11/28/2006     Rite Aid
316          $208,162       $2,022,185      $3,360,000        Appraisal         01/09/2007     Walgreen Co.
317          $230,792       $2,052,159      $3,450,000        Appraisal         11/27/2006     NAP
318          $196,966       $2,133,198      $3,560,000        Appraisal         01/19/2007     NAP
322          $204,082       $1,958,712      $3,210,000        Appraisal         02/08/2007     SuperShuttle
324          $211,711       $1,952,460      $3,100,000        Appraisal         01/04/2007     NAP
325          $229,790       $1,947,491      $3,280,000        Appraisal         01/03/2007     Goodwill
327          $225,807       $2,152,708      $2,900,000        Appraisal         09/07/2006     NAP
330          $204,647       $1,905,035      $3,100,000        Appraisal         11/06/2006     Wolf, Rifkin, Shapiro & Schulman, LLP
331          $198,139       $1,880,575      $3,200,000        Appraisal         02/07/2007     US INS
             $231,995       $1,878,421      $3,940,000
332          $117,175         $948,746      $1,990,000        Appraisal         02/27/2007     NAP
332          $114,820         $929,675      $1,950,000        Appraisal         02/27/2007     NAP
333          $205,307       $1,862,055      $3,000,000        Appraisal         01/02/2007     Staples, Inc.
335          $201,655       $1,823,500      $3,120,000        Appraisal         02/06/2007     NAP
338          $191,380       $1,864,389      $3,100,000        Appraisal         12/13/2006     NAP
344          $201,332       $1,845,959      $3,025,000        Appraisal         10/05/2006     Chicago Title Company
346          $170,492       $1,767,076      $3,150,000        Appraisal         09/22/2006     NAP
347          $207,775       $1,324,605      $3,048,000        Appraisal         02/07/2007     Tractor Supply
             $200,404       $1,815,379      $2,670,000
349          $141,108       $1,278,244      $1,880,000        Appraisal         02/26/2007     NAP
349           $59,295         $537,135        $790,000        Appraisal         02/26/2007     NAP
352          $175,486       $1,691,864      $2,680,000        Appraisal         10/31/2006     Colorlink, Inc.
355          $184,716       $1,746,338      $2,600,000        Appraisal         10/02/2006     CORT Business Services Corporation
356          $176,000       $1,628,973      $3,350,000        Appraisal         12/07/2006     Capital One
362          $160,833       $1,597,301      $2,820,000        Appraisal         12/05/2006     Inland Materials, Inc
364          $167,824       $1,666,170      $2,500,000        Appraisal         04/01/2007     CATO
366          $152,935       $1,572,307      $3,100,000        Appraisal         11/17/2006     Advanced Spine & Sports
369          $157,651       $1,722,701      $2,920,000        Appraisal         03/19/2007     Tots Unlimited
370          $152,480       $1,510,366      $2,850,000        Appraisal         01/15/2007     NAP
372          $160,337       $1,491,618      $2,450,000        Appraisal         02/05/2007     Blockbuster
378          $147,722       $1,637,617      $2,280,000        Appraisal         02/20/2007     NAP
383          $139,620       $1,444,752      $2,030,000        Appraisal         12/12/2006     Family Christian Stores, Inc.
384          $141,910       $1,412,692      $2,000,000        Appraisal         12/13/2006     First Horizon Home Loan Corp.
386          $115,009       $1,374,233      $2,020,000        Appraisal         01/04/2007     NAP
388          $144,237       $1,291,524      $2,170,000        Appraisal         01/24/2007     Rite Aid of Ohio, Inc.
392          $145,007       $1,271,460      $4,250,000        Appraisal         01/04/2007     Vapor Studio
395          $128,289       $1,260,977      $1,900,000        Appraisal         12/17/2006     Specialty Retailers LP, dba "Bealls"
400          $131,134       $1,246,845      $2,030,000        Appraisal         12/14/2006     Fast Eddies
403          $126,378       $1,167,425      $1,775,000        Appraisal         01/08/2007     NAP
405          $121,508       $1,181,329      $1,970,000        Appraisal         02/12/2007     Advance Stores Company, Inc.
406          $107,730       $1,075,635      $1,590,000        Appraisal         10/16/2006     NAP
408          $140,824       $1,125,700      $2,000,000        Appraisal         03/09/2007     Alimentation Couche-Tard
413          $101,456         $940,877      $1,655,000        Appraisal         01/18/2007     Advance Stores Company, Incorporated.
414          $100,425         $899,745      $1,330,000        Appraisal         10/16/2006     NAP
416           $83,581         $916,343      $1,460,000        Appraisal         12/18/2006     H&Y Foods
417           $92,330         $891,235      $1,800,000        Appraisal         02/06/2007     McDermott - Costa Co.
418          $109,439         $889,893      $1,590,000        Appraisal         01/22/2007     Kinko's
422           $99,229         $726,445      $1,420,000        Appraisal         03/09/2007     Alimentation Couche-Tard
423           $80,931         $605,363      $1,205,000        Appraisal         12/12/2006     Circle K Stores Inc
          $15,051,419     $212,000,000    $273,400,000




------------------------------------------------------------------------------------------------------------------------------------
Mortgage      Lease                                                            Lease
Loan No.  Expiration Date     % NSF  Second Largest Tenant(12)              Expiration Date  % NSF  Third Largest Tenant(12)
------------------------------------------------------------------------------------------------------------------------------------
15          01/31/2014         15.6%  JC Penney                             10/31/2010        14.7%  Sears
15          01/31/2013         26.2%  Belk                                  01/31/2009        17.8%  J.C. Penney Co.
15          01/31/2011         20.1%  Capitol Theatre Associates            01/31/2013        16.2%  Goody's Store
46             NAP              NAP   NAP                                       NAP            NAP   NAP
93          07/31/2010         38.5%  Donna Jackson                         07/31/2009        9.7%   Dr. Baron
100         03/31/2017        100.0%  NAP                                       NAP            NAP   NAP
102         03/31/2012         24.2%  Brokerage Concepts of Delaware, Inc.  12/31/2008        20.3%  Inspection One
103         02/28/2017        100.0%  NAP                                       NAP            NAP   NAP
113            NAP              NAP   NAP                                       NAP            NAP   NAP
117         02/14/2012        100.0%  NAP                                       NAP            NAP   NAP
147         12/31/2022         72.5%  Wesco Enterprises                     10/31/2008        27.5%  NAP
159            NAP              NAP   NAP                                       NAP            NAP   NAP

186            NAP              NAP   NAP                                       NAP            NAP   NAP
186            NAP              NAP   NAP                                       NAP            NAP   NAP
197         03/21/2015        100.0%  NAP                                       NAP            NAP   NAP
200         07/31/2007         8.0%   Devereux                              09/30/2008        5.6%   IT Micronet
205         04/30/2009         14.8%  Blayney's                             12/31/2009        14.6%  Matsu Japanese Restaurant
206            NAP              NAP   NAP                                       NAP            NAP   NAP
209         05/14/2011         15.3%  Save-A-Lot                            08/07/2010        15.0%  Family Dollar
216         12/31/2010        100.0%  NAP                                       NAP            NAP   NAP
229         03/01/2017         85.8%  Sleep City USA                        03/01/2017        14.2%  NAP

235         10/31/2021        100.0%  NAP                                       NAP            NAP   NAP
235         10/31/2021        100.0%  NAP                                       NAP            NAP   NAP
236            NAP              NAP   NAP                                       NAP            NAP   NAP
252            NAP              NAP   NAP                                       NAP            NAP   NAP
257         11/30/2010         26.9%  Cardiology Associates                 10/31/2011        23.7%  Bank of America
273            NAP              NAP   NAP                                       NAP            NAP   NAP
274            NAP              NAP   NAP                                       NAP            NAP   NAP
275         03/31/2012         9.0%   Mata, Eulado and Maria                10/31/2009        8.8%   N Hondrogiannis (Parkway Cafe)
277            NAP              NAP   NAP                                       NAP            NAP   NAP
280         12/31/2016        100.0%  NAP                                       NAP            NAP   NAP
282         02/01/2010         30.5%  Five Star Corp                        04/30/2009        15.9%  Vend One
286            NAP              NAP   NAP                                       NAP            NAP   NAP
289         04/30/2013         29.7%  Beall Investments                     06/30/2010        20.2%  Ideal Image
290         05/01/2010         22.7%  Feldman's Valley Wide                 10/01/2011        9.8%   Haydee Nievera, MD
291         03/31/2011         20.3%  Penasco's Mexican Restaurant          08/31/2018        18.4%  Dentistry at Maricopa
292            NAP              NAP   NAP                                       NAP            NAP   NAP
294         04/30/2016         51.7%  Bennett Development, Inc.             11/30/2018        26.7%  Bank of Agriculture & Commerce
295         10/31/2011        100.0%  NAP                                       NAP            NAP   NAP
296            NAP              NAP   NAP                                       NAP            NAP   NAP
300         10/31/2008         41.2%  Grand Texas Homes                     10/15/2011        21.5%  Molloy Wellness Company, Inc.
304         12/31/2008         34.9%  Tommy, Inc.                           04/30/2007        16.1%  Keystone Pacific Property
305            NAP              NAP   NAP                                       NAP            NAP   NAP
306         09/30/2024        100.0%  NAP                                       NAP            NAP   NAP
312         09/30/2024        100.0%  NAP                                       NAP            NAP   NAP
316         05/31/2031        100.0%  NAP                                       NAP            NAP   NAP
317            NAP              NAP   NAP                                       NAP            NAP   NAP
318            NAP              NAP   NAP                                       NAP            NAP   NAP
322         10/31/2009         52.9%  Christian's of Scottsdale             02/28/2021        19.7%  Service Associates
324            NAP              NAP   NAP                                       NAP            NAP   NAP
325         03/31/2010         63.9%  Grace Church                          06/14/2008        27.0%  TLC Vet
327            NAP              NAP   NAP                                       NAP            NAP   NAP
330         12/31/2019        100.0%  NAP                                       NAP            NAP   NAP
331         04/18/2019        100.0%  NAP                                       NAP            NAP   NAP

332            NAP              NAP   NAP                                       NAP            NAP   NAP
332            NAP              NAP   NAP                                       NAP            NAP   NAP
333         01/31/2015        100.0%  NAP                                       NAP            NAP   NAP
335            NAP              NAP   NAP                                       NAP            NAP   NAP
338            NAP              NAP   NAP                                       NAP            NAP   NAP
344         05/07/2011         61.0%  Centex                                12/31/2011        25.5%  Yellowbook
346            NAP              NAP   NAP                                       NAP            NAP   NAP
347         03/31/2022        100.0%  NAP                                       NAP            NAP   NAP

349            NAP              NAP   NAP                                       NAP            NAP   NAP
349            NAP              NAP   NAP                                       NAP            NAP   NAP
352         08/01/2016        100.0%  NAP                                       NAP            NAP   NAP
355         02/28/2011        100.0%  NAP                                       NAP            NAP   NAP
356         09/04/2026        100.0%  NAP                                       NAP            NAP   NAP
362         01/31/2010         55.3%  Safelite Glass Corp                   11/30/2011        39.8%  NAP
364         01/31/2012         31.9%  Payless Shoesource                    10/31/2011        25.0%  Sally Beauty Company, Inc.
366         02/28/2008         23.8%  Whole Health Medicine                 11/30/2008        19.3%  Quest Diagnostics
369         07/31/2010         32.9%  Tri-City Express Care                 10/31/2015        20.9%  Super Cleaners
370            NAP              NAP   NAP                                       NAP            NAP   NAP
372         02/29/2012         38.1%  Chipotle                              11/02/2016        33.3%  Starbucks
378            NAP              NAP   NAP                                       NAP            NAP   NAP
383         01/30/2017        100.0%  NAP                                       NAP            NAP   NAP
384         06/30/2011         35.7%  Moore Dental Service                  06/30/2013        32.6%  Primary Pediatrics, PSC
386            NAP              NAP   NAP                                       NAP            NAP   NAP
388         01/28/2017        100.0%  NAP                                       NAP            NAP   NAP
392         01/31/2010         23.8%  What Distribution                     03/31/2009        19.4%  Cardiff Classics
395         04/03/2016         58.7%  Burke's Outlet-TX, Inc.               04/30/2011        31.9%  Subway Real Estate Corp.
400         11/30/2016         66.7%  CitiFinancial                         08/31/2011        13.9%  Fred Loya Insurance
403            NAP              NAP   NAP                                       NAP            NAP   NAP
405         01/31/2022        100.0%  NAP                                       NAP            NAP   NAP
406            NAP              NAP   NAP                                       NAP            NAP   NAP
408         04/11/2024        100.0%  NAP                                       NAP            NAP   NAP
413         08/31/2021        100.0%  NAP                                       NAP            NAP   NAP
414            NAP              NAP   NAP                                       NAP            NAP   NAP
416         11/30/2020        100.0%  NAP                                       NAP            NAP   NAP
417         09/30/2014        100.0%  NAP                                       NAP            NAP   NAP
418         07/06/2012        100.0%  NAP                                       NAP            NAP   NAP
422         03/30/2024        100.0%  NAP                                       NAP            NAP   NAP
423         12/26/2023        100.0%  NAP                                       NAP            NAP   NAP




------------------------------------------------------------------------------------------------------------------------------------
Mortgage                    Lease                    Insurance Escrow             Tax Escrow                Capital Expenditure
Loan No.               Expiration Date    % NSF          in Place                 in Place(13)                 Escrow in Place
------------------------------------------------------------------------------------------------------------------------------------
       15                10/31/2010       14.3%               No                       Yes                             Yes
       15                08/31/2008       15.8%               No                       Yes                             Yes
       15                01/31/2010       11.3%               No                       Yes                             Yes
       46                   NAP            NAP                No                       Yes                             Yes
       93                07/07/2014        9.2%               No                        No                             No
       100                  NAP            NAP                No                       Yes                             Yes
       102               01/31/2008        8.7%              Yes                       Yes                             Yes
       103                  NAP            NAP                No                        No                             No
       113                  NAP            NAP               Yes                       Yes                             Yes
       117                  NAP            NAP                No                        No                             Yes
       147                  NAP            NAP               Yes                       Yes                             No
       159                  NAP            NAP               Yes                       Yes                             Yes
       186                  NAP            NAP               Yes                       Yes                             Yes
       186                  NAP            NAP               Yes                       Yes                             Yes
       197                  NAP            NAP               Yes                       Yes                             Yes
       200               08/15/2008        5.4%              Yes                       Yes                             Yes
       205               02/28/2011       14.6%              Yes                       Yes                             Yes
       206                  NAP            NAP               Yes                       Yes                             Yes
       209               12/31/2011        9.6%              Yes                       Yes                             Yes
       216                  NAP            NAP                No                        No                             Yes
       229                  NAP            NAP               Yes                       Yes                             No
       235                  NAP            NAP                No                        No                             No
       235                  NAP            NAP                No                        No                             No
       236                  NAP            NAP               Yes                       Yes                             No
       252                  NAP            NAP               Yes                       Yes                             No
       257               05/31/2008       18.2%              Yes                       Yes                             No
       273                  NAP            NAP               Yes                       Yes                             Yes
       274                  NAP            NAP               Yes                       Yes                             Yes
       275               01/31/2013        8.6%              Yes                       Yes                             Yes
       277                  NAP            NAP               Yes                       Yes                             Yes
       280                  NAP            NAP                No                       Yes                             No
       282               04/30/2008       12.6%              Yes                       Yes                             Yes
       286                  NAP            NAP               Yes                       Yes                             No
       289               12/31/2010       11.2%              Yes                       Yes                             Yes
       290               03/01/2009        9.0%              Yes                       Yes                             Yes
       291               02/28/2014       16.3%              Yes                       Yes                             No
       292                  NAP            NAP               Yes                       Yes                             Yes
       294               11/30/2011       18.6%               No                        No                             No
       295                  NAP            NAP                No                        No                             No
       296                  NAP            NAP               Yes                       Yes                             No
       300               05/31/2010       20.3%               No                       Yes                             No
       304               07/31/2007       15.3%              Yes                       Yes                             No
       305                  NAP            NAP               Yes                       Yes                             No
       306                  NAP            NAP                No                        No                             No
       312                  NAP            NAP                No                        No                             No
       316                  NAP            NAP                No                        No                             No
       317                  NAP            NAP               Yes                       Yes                             No
       318                  NAP            NAP               Yes                       Yes                             No
       322               09/30/2010       17.5%              Yes                       Yes                             No
       324                  NAP            NAP               Yes                       Yes                             Yes
       325               06/30/2010        9.1%              Yes                       Yes                             No
       327                  NAP            NAP               Yes                       Yes                             Yes
       330                  NAP            NAP               Yes                       Yes                             No
       331                  NAP            NAP               Yes                       Yes                             Yes
       332                  NAP            NAP               Yes                       Yes                             Yes
       332                  NAP            NAP               Yes                       Yes                             Yes
       333                  NAP            NAP                No                        No                             No
       335                  NAP            NAP                No                        No                             No
       338                  NAP            NAP               Yes                       Yes                             Yes
       344               06/14/2012       13.5%               No                        No                             No
       346                  NAP            NAP                No                        No                             No
       347                  NAP            NAP               Yes                        No                             No
       349                  NAP            NAP               Yes                       Yes                             Yes
       349                  NAP            NAP               Yes                       Yes                             Yes
       352                  NAP            NAP               Yes                       Yes                             No
       355                  NAP            NAP                No                        No                             No
       356                  NAP            NAP                No                        No                             No
       362                  NAP            NAP                No                        No                             No
       364               02/28/2012       11.9%              Yes                       Yes                             No
       366               04/30/2010       10.9%              Yes                       Yes                             No
       369               10/31/2010       13.0%              Yes                       Yes                             No
       370                  NAP            NAP               Yes                       Yes                             No
       372               02/28/2017       28.6%              Yes                       Yes                             Yes
       378                  NAP            NAP               Yes                       Yes                             Yes
       383                  NAP            NAP               Yes                       Yes                             Yes
       384               11/30/2009       31.7%              Yes                       Yes                             Yes
       386                  NAP            NAP               Yes                       Yes                             Yes
       388                  NAP            NAP                No                        No                             No
       392               11/30/2009       18.5%               No                        No                             No
       395               09/14/2016        4.4%              Yes                       Yes                             Yes
       400               12/31/2012        9.2%              Yes                       Yes                             Yes
       403                  NAP            NAP                No                        No                             No
       405                  NAP            NAP                No                        No                             No
       406                  NAP            NAP               Yes                       Yes                             Yes
       408                  NAP            NAP                No                        No                             No
       413                  NAP            NAP                No                        No                             No
       414                  NAP            NAP               Yes                       Yes                             Yes
       416                  NAP            NAP               Yes                       Yes                             No
       417                  NAP            NAP                No                        No                             No
       418                  NAP            NAP               Yes                       Yes                             No
       422                  NAP            NAP                No                        No                             No
       423                  NAP            NAP                No                        No                             No




------------------------------------------------------------------------------------------------------------------------------------
Mortgage           TI/LC Escrow   Other Escrow
Loan No.            in Place(15)  Description(16)                                              Springing Escrow Description(17)
------------------------------------------------------------------------------------------------------------------------------------
       15               No            NAP                                                                Insurance, TI/LC
       15               No            NAP                                                                Insurance, TI/LC
       15               No            NAP                                                                Insurance, TI/LC
       46               No            NAP                                                                   Insurance
       93               No            NAP                                                          Tax, Insurance,CapEx, TI/LC
       100              Yes           NAP                                                            Insurance, TI/LC, Other
       102              Yes           NAP                                                                      NAP
       103              No            NAP                                                                      NAP
       113              No            NAP                                                                      NAP
       117              Yes           NAP                                                             Tax, Insurance, TI/LC
       147              No            NAP                                                                      NAP
       159              No            NAP                                                                      NAP
       186              No            NAP                                                                      NAP
       186              No            NAP                                                                      NAP
       197              No            NAP                                                                     TI/LC
       200              Yes           NAP                                                                      NAP
       205              No            NAP                                                                     TI/LC
       206              No            NAP                                                                      NAP
       209              Yes           NAP                                                                      NAP
       216              No            NAP                                                             Tax, Insurance, TI/LC
       229              No            NAP                                                                     TI/LC
       235              No            NAP                                                                 Tax, Insurance
       235              No            NAP                                                                 Tax, Insurance
       236              No            NAP                                                                     CapEx
       252              No            NAP                                                                      NAP
       257              No            NAP                                                                     TI/LC
       273              No            NAP                                                                      NAP
       274              No            NAP                                                                      NAP
       275              Yes           NAP                                                                      NAP
       277              No            NAP                                                                      NAP
       280              Yes           NAP                                                                   Insurance
       282              Yes           NAP                                                                      NAP
       286              No            NAP                                                                      NAP
       289              Yes           NAP                                                                     TI/LC
       290              Yes           NAP                                                                      NAP
       291              Yes           Economic Holdback                                                        NAP
       292              No            NAP                                                                      NAP
       294              No            NAP                                                             Tax, Insurance, TI/LC
       295              No            NAP                                                          Tax, Insurance, TI/LC, Other
       296              No            NAP                                                                      NAP
       300              No            Required Tenant Impound                                            Insurance, TI/LC
       304              No            NAP                                                                     TI/LC
       305              No            NAP                                                                      NAP
       306              No            NAP                                                          Tax, Insurance, TI/LC, Other
       312              No            NAP                                                             Tax, Insurance, TI/LC
       316              No            NAP                                                          Tax, Insurance,CapEx, TI/LC
       317              No            NAP                                                                      NAP
       318              No            NAP                                                                      NAP
       322              No            NAP                                                                      NAP
       324              No            NAP                                                                      NAP
       325              Yes           NAP                                                                      NAP
       327              No            NAP                                                                      NAP
       330              No            NAP                                                                      NAP
       331              No            NAP                                                                     TI/LC
       332              No            NAP                                                                      NAP
       332              No            NAP                                                                      NAP
       333              No            NAP                                                             Tax, Insurance, TI/LC
       335              No            NAP                                                                      NAP
       338              No            NAP                                                                      NAP
       344              No            NAP                                                             Tax, Insurance, TI/LC
       346              No            NAP                                                                 Tax, Insurance
       347              No            Debt Service Reserve and Minimum Account Balance Impounds          Tax,CapEx, TI/LC
       349              No            NAP                                                                      NAP
       349              No            NAP                                                                      NAP
       352              Yes           Free Rent Holdback                                                       NAP
       355              No            NAP                                                             Tax, TI/LC, Insurance
       356              No            NAP                                                             Tax, Insurance, TI/LC
       362              No            NAP                                                                     TI/LC
       364              No            Vacant Space Holdback and Marble Slab Holdback Impounds                  NAP
       366              No            NAP                                                                     TI/LC
       369              Yes           NAP                                                                      NAP
       370              No            NAP                                                                      NAP
       372              Yes           NAP                                                                     TI/LC
       378              No            NAP                                                                      NAP
       383              No            NAP                                                                     TI/LC
       384              Yes           NAP                                                                     TI/LC
       386              Yes           Rent Up Impound                                                          NAP
       388              No            NAP                                                                      NAP
       392              No            NAP                                                                     TI/LC
       395              Yes           NAP                                                                     TI/LC
       400              No            NAP                                                                     TI/LC
       403              No            NAP                                                          Tax, Insurance, CapEx, Other
       405              No            NAP                                                             Tax, Insurance, TI/LC
       406              No            NAP                                                                      NAP
       408              No            NAP                                                                     Other
       413              No            NAP                                                          Tax, Insurance,CapEx, TI/LC
       414              No            NAP                                                                      NAP
       416              Yes           NAP                                                                      NAP
       417              No            NAP                                                             Tax, Insurance, TI/LC
       418              No            Debt Service Reserve Impound                                         Capex, TI/LC
       422              No            NAP                                                                     Other
       423              No            NAP                                                                     Other




------------------------------------------------------------------------------------------------------------------------------------
Mortgage  Initial Capital Expenditure   Monthly Capital Expenditure   Current Capital Expenditure                  Initial TI/LC
Loan No.       Escrow Requirement(18)         Escrow Requirement(19)           Escrow Balance(20)            Escrow Requirement(21)
------------------------------------------------------------------------------------------------------------------------------------
15                                $0                         $9,724                     $29,191                                $0
15                                $0                         $3,647                     $10,947                                $0
15                                $0                         $3,039                      $9,122                                $0
46                                $0   4% of Monthly Gross Revenues                          $0                                $0
93                                $0                             $0                          $0                                $0
100                               $0                         $2,927                      $2,927                           $33,313
102                               $0                         $1,566                      $1,566                          $750,000
103                               $0                             $0                          $0                                $0
113                               $0                         $9,909                          $0                                $0
117                               $0                         $2,998                      $2,998                          $500,000
147                               $0                             $0                          $0                                $0
159                               $0   4% of Monthly Gross Revenues                          $0                                $0
186                               $0                         $1,830                          $0                                $0
186                               $0                         $2,583                          $0                                $0
197                               $0                           $229                        $229                                $0
200                               $0                         $1,407                      $1,407                          $200,000
205                               $0                           $608                        $608                                $0
206                               $0                         $5,346                          $0                                $0
209                               $0                         $1,232                          $0                                $0
216                               $0                         $1,543                      $1,543                                $0
229                               $0                             $0                          $0                                $0
235                               $0                             $0                          $0                                $0
235                               $0                             $0                          $0                                $0
236                               $0                             $0                          $0                                $0
252                               $0                             $0                          $0                                $0
257                               $0                             $0                          $0                                $0
273                               $0                           $638                          $0                                $0
274                               $0                           $502                          $0                                $0
275                               $0                           $868                        $868                                $0
277                               $0                         $1,087                      $1,087                                $0
280                               $0                             $0                          $0                                $0
282                         $150,000                             $0                    $150,337                          $150,000
286                               $0                             $0                          $0                                $0
289                               $0                           $204                        $204                                $0
290                               $0                           $346                          $0                                $0
291                               $0                             $0                          $0                                $0
292                          $50,000                         $2,073                     $50,000                                $0
294                               $0                             $0                          $0                                $0
295                               $0                             $0                          $0                                $0
296                               $0                             $0                          $0                                $0
300                               $0                             $0                          $0                                $0
304                               $0                             $0                          $0                                $0
305                               $0                             $0                          $0                                $0
306                               $0                             $0                          $0                                $0
312                               $0                             $0                          $0                                $0
316                               $0                             $0                          $0                                $0
317                               $0                             $0                          $0                                $0
318                               $0                             $0                          $0                                $0
322                               $0                             $0                          $0                                $0
324                               $0                         $2,083                      $2,083                                $0
325                               $0                             $0                          $0                          $100,000
327                               $0                         $2,500                      $7,500                                $0
330                               $0                             $0                          $0                                $0
331                               $0                           $327                          $0                                $0
332                               $0                           $484                          $0                                $0
332                               $0                           $474                          $0                                $0
333                               $0                             $0                          $0                                $0
335                               $0                             $0                          $0                                $0
338                               $0                           $433                        $433                                $0
344                               $0                             $0                          $0                                $0
346                               $0                             $0                          $0                                $0
347                               $0                             $0                          $0                                $0
349                               $0                           $375                          $0                                $0
349                               $0                           $157                          $0                                $0
352                               $0                             $0                          $0                                $0
355                               $0                             $0                          $0                                $0
356                               $0                             $0                          $0                                $0
362                               $0                             $0                          $0                                $0
364                               $0                             $0                          $0                                $0
366                               $0                             $0                          $0                                $0
369                               $0                             $0                          $0                                $0
370                               $0                             $0                          $0                                $0
372                               $0                            $79                          $0                           $21,000
378                               $0                           $300                          $0                                $0
383                               $0                            $78                        $155                                $0
384                               $0                           $214                        $642                                $0
386                          $15,600                           $515                     $16,115                          $285,000
388                               $0                             $0                          $0                                $0
392                               $0                             $0                          $0                                $0
395                               $0                           $509                        $509                                $0
400                               $0                           $340                        $680                                $0
403                               $0                             $0                          $0                                $0
405                               $0                             $0                          $0                                $0
406                               $0                           $834                        $834                                $0
408                               $0                             $0                          $0                                $0
413                               $0                             $0                          $0                                $0
414                               $0                           $562                        $562                                $0
416                               $0                             $0                          $0                                $0
417                               $0                             $0                          $0                                $0
418                               $0                             $0                          $0                                $0
422                               $0                             $0                          $0                                $0
423                               $0                             $0                          $0                                $0




------------------------------------------------------------------------------------------------------------------------------------
Mortgage
Loan No.  Monthly TI/LC Escrow Requirement(22)   Current TI/LC Escrow Balance(23)  Environmental Insurance  Interest Accrual Method
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Actual/360
15                                         $0                                 $0             No                   Actual/360
15                                         $0                                 $0             No                   Actual/360
15                                         $0                                 $0             No                   Actual/360
46                                         $0                                 $0             No                   Actual/360
93                                         $0                                 $0             No                   Actual/360
100                                        $0                                 $0             No                   Actual/360
102                                        $0                           $750,253             No                   Actual/360
103                                        $0                                 $0             No                   Actual/360
113                                        $0                                 $0             No                   Actual/360
117                                        $0                           $501,750             No                   Actual/360
147                                        $0                                 $0             No                   Actual/360
159                                        $0                                 $0             No                   Actual/360
                                                                                                                  Actual/360
186                                        $0                                 $0             No                   Actual/360
186                                        $0                                 $0             No                   Actual/360
197                                        $0                                 $0         Yes - Group              Actual/360
200                                        $0                           $200,143         Yes - Group              Actual/360
205                                        $0                                 $0             No                   Actual/360
206                                        $0                                 $0             No                   Actual/360
209                                    $4,754                                 $0         Yes - Group              Actual/360
216                                        $0                                 $0         Yes - Group              Actual/360
229                                        $0                                 $0         Yes - Group              Actual/360
                                                                                                                  Actual/360
235                                        $0                                 $0             No                   Actual/360
235                                        $0                                 $0             No                   Actual/360
236                                        $0                                 $0             No                   Actual/360
252                                        $0                                 $0         Yes - Group              Actual/360
257                                        $0                                 $0         Yes - Group              Actual/360
273                                        $0                                 $0         Yes - Group              Actual/360
274                                        $0                                 $0         Yes - Group              Actual/360
275                                    $1,462                             $1,462         Yes - Group              Actual/360
277                                        $0                                 $0         Yes - Group              Actual/360
280                                    $1,309                             $2,618         Yes - Group              Actual/360
282                                        $0                           $150,337         Yes - Group              Actual/360
286                                        $0                                 $0         Yes - Group              Actual/360
289                                    $1,054                             $1,054         Yes - Group              Actual/360
290                                    $1,362                                 $0         Yes - Group              Actual/360
291                                      $772                             $1,545         Yes - Group              Actual/360
292                                        $0                                 $0         Yes - Group              Actual/360
294                                        $0                                 $0         Yes - Group              Actual/360
295                                        $0                                 $0         Yes - Group              Actual/360
296                                        $0                                 $0         Yes - Group              Actual/360
300                                        $0                                 $0         Yes - Group              Actual/360
304                                        $0                                 $0         Yes - Group              Actual/360
305                                        $0                                 $0         Yes - Group              Actual/360
306                                        $0                                 $0             No                   Actual/360
312                                        $0                                 $0         Yes - Group              Actual/360
316                                        $0                                 $0         Yes - Group              Actual/360
317                                        $0                                 $0         Yes - Group              Actual/360
318                                        $0                                 $0         Yes - Group              Actual/360
322                                        $0                                 $0         Yes - Group              Actual/360
324                                        $0                                 $0         Yes - Group              Actual/360
325                                        $0                           $100,087         Yes - Group              Actual/360
327                                        $0                                 $0         Yes - Group              Actual/360
330                                        $0                                 $0         Yes - Group              Actual/360
331                                        $0                                 $0         Yes - Group              Actual/360
                                                                                                                  Actual/360
332                                        $0                                 $0         Yes - Group              Actual/360
332                                        $0                                 $0         Yes - Group              Actual/360
333                                        $0                                 $0             No                   Actual/360
335                                        $0                                 $0         Yes - Group              Actual/360
338                                        $0                                 $0         Yes - Group              Actual/360
344                                        $0                                 $0         Yes - Group              Actual/360
346                                        $0                                 $0         Yes - Group              Actual/360
347                                        $0                                 $0         Yes - Group              Actual/360
                                                                                                                  Actual/360
349                                        $0                                 $0             No                   Actual/360
349                                        $0                                 $0             No                   Actual/360
352                                      $577                             $1,731             No                   Actual/360
355                                        $0                                 $0         Yes - Group              Actual/360
356                                        $0                                 $0         Yes - Group              Actual/360
362                                        $0                                 $0             No                   Actual/360
364                                        $0                                 $0         Yes - Group              Actual/360
366                                        $0                                 $0         Yes - Group              Actual/360
369                                      $850                            $15,449             No                   Actual/360
370                                        $0                                 $0         Yes - Group              Actual/360
372                                      $575                            $21,000             No                   Actual/360
378                                        $0                                 $0         Yes - Group              Actual/360
383                                        $0                                 $0         Yes - Group              Actual/360
384                                    $1,137                             $3,411         Yes - Group              Actual/360
386                                        $0                           $285,000             No                   Actual/360
388                                        $0                                 $0             No                   Actual/360
392                                        $0                                 $0         Yes - Group              Actual/360
395                                    $1,088                             $1,088         Yes - Group              Actual/360
400                                        $0                                 $0         Yes - Group              Actual/360
403                                        $0                                 $0         Yes - Group              Actual/360
405                                        $0                                 $0         Yes - Group              Actual/360
406                                        $0                                 $0         Yes - Group              Actual/360
408                                        $0                                 $0      Yes - Individual            Actual/360
413                                        $0                                 $0         Yes - Group              Actual/360
414                                        $0                                 $0         Yes - Group              Actual/360
416                                      $833                                 $0         Yes - Group              Actual/360
417                                        $0                                 $0         Yes - Group              Actual/360
418                                        $0                                 $0         Yes - Group              Actual/360
422                                        $0                                 $0      Yes - Individual            Actual/360
423                                        $0                                 $0      Yes - Individual            Actual/360
                                                                                                                  Actual/360




------------------------------------------------------------------------------------------------------------------------------------
                                                                       Prepayment Code(25)
                                ---------------------------------------------------------------------------------------------
Mortgage Loan No.  Seasoning(24)          LO     DEF     DEF/YM1      DEF/YM    YM2  YM1  YM   5%  4%  3%  2%  1%       Open
-----------------------------------------------------------------------------------------------------------------------------
                              4           28      90                                                                       2
       15                     4           28      90                                                                       2
       15                     4           28      90                                                                       2
       15                     4           28      90                                                                       2
       46                     1           35                  81                                                           4
       93                     3           27                  29                                                           4
       100                    2           26                                          92                                   2
       102                    2           26      92                                                                       2
       103                    2           26                  30                                                           4
       113                    0           35      83                                                                       2
       117                    2           35      18                                                                       7
       147                    1           35      81                                                                       4
       159                    1           35      81                                                                       4
                              0           35      81                                                                       4
       186                    0           35      81                                                                       4
       186                    0           35      81                                                                       4
       197                    2           35      83                                                                       2
       200                    2           35      83                                                                       2
       205                    2           35      81                                                                       4
       206                    1           25      93                                                                       2
       209                    1           35      81                                                                       4
       216                    2           35                  81                                                           4
       229                    2           35      81                                                                       4
                              4           35      81                                                                       4
       235                    4           35      81                                                                       4
       235                    4           35      81                                                                       4
       236                    1           35                                          81                                   4
       252                    3           35                  45                                                           4
       257                    3           35                  81                                                           4
       273                    1           35      81                                                                       4
       274                    1           35      81                                                                       4
       275                    2           35                  81                                                           4
       277                    2           35      81                                                                       4
       280                    3           27      89                                                                       4
       282                    4           35                  21                                                           4
       286                    2           35                  45                                                           4
       289                    2           35      81                                                                       4
       290                    1           35      21                                                                       4
       291                    3           35      81                                                                       4
       292                    1           25      91                                                                       4
       294                    4           35      81                                                                       4
       295                    1           35      81                                                                       4
       296                    3           35                  45                                                           4
       300                    0           35                  81                                                           4
       304                    3           35                  81                                                           4
       305                    3           35                  45                                                           4
       306                    4           35                  81                                                           4
       312                    4           35                  81                                                           4
       316                    2           35      81                                                                       4
       317                    3           35                  45                                                           4
       318                    1           35                  81                                                           4
       322                    1           35                  81                                                           4
       324                    2           35      81                                                                       4
       325                    2           35                  81                                                           4
       327                    4           35      23                                                                       2
       330                    4           35                  81                                                           4
       331                    1           35      83                                                                       2
                              1           35                                          83                                   2
       332                    1           35                                          83                                   2
       332                    1           35                                          83                                   2
       333                    1           35      81                                                                       4
       335                    1           35      77                                                                       8
       338                    2           35      81                                                                       4
       344                    3           35                  81                                                           4
       346                    4           35                  81                                                           4
       347                    0           35      83                                                                       2
                              0           35      81                                                                       4
       349                    0           35      81                                                                       4
       349                    0           35      81                                                                       4
       352                    4           35                  81                                                           4
       355                    2           35                  81                                                           4
       356                    3           35      81                                                                       4
       362                    1           25      90                                                                       5
       364                    2           35                  81                                                           4
       366                    2           35                  81                                                           4
       369                   29           35                   3                      18                                   4
       370                    2           35                  81                                                           4
       372                    1           35      81                                                                       4
       378                    1           35      21                                                                       4
       383                    3           35      81                                                                       4
       384                    3           35      81                                                                       4
       386                    2           35                  81                                                           4
       388                    1           35      81                                                                       4
       392                    1           35                  81                                                           4
       395                    2           26      90                                                                       4
       400                    3           35      81                                                                       4
       403                    2           35      83                                                                       2
       405                    0           35                  81                                                           4
       406                    2           35      81                                                                       4
       408                    0           35      21                                                                       4
       413                    2           35      81                                                                       4
       414                    2           35      81                                                                       4
       416                    1           35      81                                                                       4
       417                    1           35                  81                                                           4
       418                    2           35                  78                                                           7
       422                    1           35      81                                                                       4
       423                    3           35      81                                                                       4
                              0                                           94              24                               2




-----------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan No.  YM Formula(26)      Administrative Cost Rate (27)                      Mortgage Loan No.
-----------------------------------------------------------------------------------------------------------------------------------
                                                              3.026
       15                                                     3.026                               15
       15                                                     3.026                               15
       15                                                     3.026                               15
       46                      J                              3.026                               46
       93                      J                              3.026                               93
       100                     J                              3.026                              100
       102                                                    3.026                              102
       103                     J                              3.026                              103
       113                                                    3.026                              113
       117                                                    3.026                              117
       147                                                    3.026                              147
       159                                                    3.026                              159
                                                              3.026
       186                                                    3.026                              186
       186                                                    3.026                              186
       197                                                    3.026                              197
       200                                                    8.026                              200
       205                                                    3.026                              205
       206                                                    3.026                              206
       209                                                    3.026                              209
       216                     J                              3.026                              216
       229                                                    3.026                              229
                                                              4.026
       235                                                    4.026                              235
       235                                                    4.026                              235
       236                     J                              3.026                              236
       252                     J                              3.026                              252
       257                     J                              8.026                              257
       273                                                    3.026                              273
       274                                                    3.026                              274
       275                     J                              3.026                              275
       277                                                    3.026                              277
       280                                                    3.026                              280
       282                     J                              3.026                              282
       286                     J                              3.026                              286
       289                                                    3.026                              289
       290                                                    5.526                              290
       291                                                    3.026                              291
       292                                                    3.026                              292
       294                                                    8.026                              294
       295                                                    8.026                              295
       296                     J                              3.026                              296
       300                     J                              8.026                              300
       304                     J                              9.026                              304
       305                     J                              3.026                              305
       306                     J                              5.026                              306
       312                     J                              6.026                              312
       316                                                    4.026                              316
       317                     J                              3.026                              317
       318                     J                              8.026                              318
       322                     J                              4.026                              322
       324                                                    3.026                              324
       325                     J                              8.026                              325
       327                                                    3.026                              327
       330                     J                              6.026                              330
       331                                                    3.026                              331
                               J                              4.026
       332                     J                              4.026                              332
       332                     J                              4.026                              332
       333                                                    4.026                              333
       335                                                    5.026                              335
       338                                                    3.026                              338
       344                     J                             13.026                              344
       346                     J                              8.026                              346
       347                                                    4.026                              347
                                                              8.026
       349                                                    8.026                              349
       349                                                    8.026                              349
       352                     J                              3.026                              352
       355                     J                              8.026                              355
       356                                                    6.026                              356
       362                                                    6.026                              362
       364                     J                              3.026                              364
       366                     J                              3.026                              366
       369                     J                              3.026                              369
       370                     J                              5.026                              370
       372                                                    8.026                              372
       378                                                    8.026                              378
       383                                                    4.026                              383
       384                                                    3.026                              384
       386                     J                              8.026                              386
       388                                                    9.026                              388
       392                     J                             12.026                              392
       395                                                    3.026                              395
       400                                                    3.026                              400
       403                                                   10.026                              403
       405                     J                             14.026                              405
       406                                                    3.026                              406
       408                                                   10.026                              408
       413                                                   13.026                              413
       414                                                    3.026                              414
       416                                                    3.026                              416
       417                     J                             15.026                              417
       418                     J                             12.026                              418
       422                                                   15.026                              422
       423                                                   15.026                              423
                               B                              3.026

                                  SCHEDULE V-3

                              NATCITY LOAN SCHEDULE

                                 [see attached]

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

National City Bank
--------------------------------------------------------------------------------
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

National City Bank

------------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan No.  CMSA Loan No.             CMSA Property No.       Mortgage Loan Seller(1)             Property Name
------------------------------------------------------------------------------------------------------------------------------------
       126              126                       126-001            National City                       Shops of Heatherfields
       203              203                       203-001            National City                       Washington Place
       262              262                       262-001            National City                       Park Plaza




------------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan No.    Loan Group           Cross-Collateralization(2)            Original Balance             Cut-Off Date Balance(3)
------------------------------------------------------------------------------------------------------------------------------------
       126                1                           No                              $7,900,000                         $7,891,385
       203                1                           No                              $4,750,000                         $4,750,000
       262                2                           No                              $3,250,000                         $3,250,000




------------------------------------------------------------------------------------------------------------------------------------
                                                            Post IO
                                                             Period          Cut-Off
                        NOI                   NCF               NCF             Date             Balloon
Mortgage Loan No.    DSCR(4)               DSCR(4)           DSCR(4)           LTV(4)              LTV(4)  Street Address
------------------------------------------------------------------------------------------------------------------------------------
       126             2.33                  2.12               NAP            34.6%               29.0%   2502-2550 Waukegan Road
       203             1.64                  1.54              1.29            77.9%               69.0%   123 Washington Street
       262             1.41                  1.34               NAP            68.7%               58.5%   20 Park Street




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Percent
                                               Property     Property                    Year      Year     Percent       Leased
Mortgage Loan No.   City      State  Zip Code  Type         Sub-Type       Units/SF(5)  Built  Renovated  Leased(6)  as of Date(6)
------------------------------------------------------------------------------------------------------------------------------------
       126          Glenview   IL      60025   Retail       Anchored           89,273   1998         NAP    100.0%     01/01/2007
       203          Oswego     IL      60543   Mixed Use    Office/Retail      27,307   2006         NAP     89.3%     03/13/2007
       262          Johnston   RI      02919   Multifamily  Garden                 62   1972         NAP    100.0%     03/01/2007




------------------------------------------------------------------------------------------------------------------------------------
                                                       Cut-Off                      First           First
                                       Related            Date                     Payment         Payment
                   Security    Lien    Borrower        Balance      Note         Date (P&I)       Date (IO)          Maturity
Mortgage Loan No.  Type(7)   Position    List    per Unit or SF     Date             (8)             (8)               Date
------------------------------------------------------------------------------------------------------------------------------------
       126         Fee        First      NAP               $88   03/20/2007      05/01/2007          NAP            04/01/2017
       203         Fee        First      NAP              $174   05/02/2007      07/01/2009      07/01/2007         06/01/2017
       262         Fee        First      NAP           $52,419   05/04/2007      07/01/2007          NAP            06/01/2017




------------------------------------------------------------------------------------------------------------------------------------
                                                                Original     Remaining   Original   Remaining                Monthly
                    Due   Grace     ARD     Lockbox   Lockbox      Term        Term to     Amort.      Amort.  Mortgage      Payment
Mortgage Loan No.  Date  Period(9)  Loan     Status     Type    to Maturity   Maturity    Term(10)      Term       Rate        (P&I)
------------------------------------------------------------------------------------------------------------------------------------
       126           1        7       No       None      NAP         120          119         360       359      5.520%     $44,955
       203           1        7       No       None      NAP         120          120         360       360      5.910%     $28,204
       262           1        7       No       None      NAP         120          120         360       360      6.040%     $19,569





------------------------------------------------------------------------------------------------------------------------------------
                                    Third                        Second
                           Third     Most         Second          Most                               Most
             Monthly        Most    Recent          Most         Recent               Most          Recent
Mortgage     Payment      Recent      NOI         Recent           NOI               Recent           NOI             Underwritten
Loan No.       (IO)          NOI    End Date          NOI        End Date             NOI           End Date                   EGI
------------------------------------------------------------------------------------------------------------------------------------
       126       NAP  $1,126,823   12/31/2004  $1,478,147       12/31/2005        $1,409,948        12/31/2006           $2,239,466
       203   $23,719         NAP       NAP       $260,856  6/06-12/06 Annualized    $506,372  YTD Annualized 3/31/07       $605,316
       262       NAP    $111,038   12/31/2004    $303,338       12/31/2005          $313,070        12/31/2006             $726,476




------------------------------------------------------------------------------------------------------------------------------------
Mortgage           Underwritten  Underwritable  Underwritten  Underwritable     Balloon      Current      Source      Valuation
Loan No.               Expenses            NOI      Reserves      Cash Flow     Balance     Value(11)  of Value(11)     Date
------------------------------------------------------------------------------------------------------------------------------------
126                    $983,032     $1,256,434      $110,231     $1,146,202  $6,618,252  $22,800,000    Appraisal    10/01/2006
203                    $139,896       $465,421       $28,505       $436,916  $4,207,956   $6,100,000    Appraisal    03/16/2007
262                    $394,867       $331,609       $16,554       $315,055  $2,765,277   $4,730,000    Appraisal    03/22/2007




------------------------------------------------------------------------------------------------------------------------------------
                                   Lease           Second                      Lease           Third                  Lease
Mortgage    Largest             Expiration         Largest                  Expiration         Largest             Expiration
Loan No.    Tenant(12)             Date     % NSF  Tenant(12)                  Date     % NSF  Tenant(12)             Date     % NSF
------------------------------------------------------------------------------------------------------------------------------------
       126  Albertson's Inc.    01/31/2018  79.4%  Blockbuster Video, Inc.  04/30/2009   4.9%  Chicago Bread, LLC  03/31/2009  4.3%
       203  Emmett's Ale house  12/01/2015  26.4%  Camille's Cafe           06/01/2016  16.5%  Oswego Suites       12/31/2010  14.6%
       262  NAP                     NAP      NAP   NAP                          NAP      NAP   NAP                     NAP      NAP




------------------------------------------------------------------------------------------------------------------------------------
                                                               Capital
                       Insurance              Tax            Expenditure           TI/LC            Other
Mortgage Loan No.        Escrow             Escrow              Escrow             Escrow           Escrow
                        in Place         in Place(13)        in Place(14)       in Place(15)        Description(16)
------------------------------------------------------------------------------------------------------------------------------------
       126                Yes                 Yes                Yes                Yes             NAP
       203                Yes                 Yes                Yes                Yes             Washington Environmental Reserve
       262                Yes                 Yes                Yes                 No             Financial Statement Escrow




-----------------------------------------------------------------------------------------------------------------------------------
                                    Initial            Monthly         Current
                                    Capital            Capital         Capital            Initial            Monthly       Current
              Springing         Expenditure        Expenditure     Expenditure              TI/LC              TI/LC         TI/LC
Mortgage        Escrow               Escrow             Escrow          Escrow             Escrow             Escrow        Escrow
Loan No.   Description(17)   Requirement(18)    Requirement(19)     Balance(20)    Requirement(21)    Requirement(22)   Balance(23)
-----------------------------------------------------------------------------------------------------------------------------------
126              NAP                     $0             $1,852          $1,619                 $0             $2,000            $0
203              NAP                     $0               $350              $0                 $0             $2,026            $0
262              NAP                     $0             $1,380              $0                 $0                 $0            $0




------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Prepayment Code(25)
                                                  ----------------------------------------------------------------------------------
                          Interest
Mortgage  Environmental    Accrual
Loan No.    Insurance      Method    Seasoning(24)   LO   DEF  DEF/YM1   DEF/YM   YM2   YM1   YM   5%   4%  3%   2%  1%   Open
------------------------------------------------------------------------------------------------------------------------------------
126             No       Actual/360             1    25    91                                                                4
203             No       Actual/360             0    23    93                                                                4
262             No       Actual/360             0    23    93                                                                4




--------------------------------------------------------------------------------
                                            Administrative
Mortgage Loan No.              YM                     Cost         Mortgage
                       Formula(26)                Rate (27)        Loan No.
--------------------------------------------------------------------------------
       126                                           7.026           126
       203                                           7.026           203
       262                                           7.026           262

                                   SCHEDULE VI

                                   [Reserved]

                                  SCHEDULE VII

             LIST OF ESCROW ACCOUNTS NOT CURRENTLY ELIGIBLE ACCOUNTS
                                (Section 8.3(e))

LaSalle Bank National Association
---------------------------------

NONE

Morgan Stanley Mortgage Capital Inc.
------------------------------------

NONE

Principal Commercial Funding II, LLC
------------------------------------

NONE

Royal Bank of Canada
--------------------

NONE

Prudential Mortgage Capital Funding, LLC
----------------------------------------

NONE

Wells Fargo Bank, National Association
--------------------------------------

NONE

National City Bank
------------------

NONE

                                  SCHEDULE VIII

                   CERTAIN ESCROW ACCOUNTS FOR WHICH A REPORT
                        UNDER SECTION 5.1(g) IS REQUIRED

LaSalle Bank National Association:
----------------------------------

NYC Apartment Portfolio
Riverpoint Shopping Center
Colonial Estates
Best Western Sunset Plaza

Morgan Stanley Mortgage Capital Inc.:
-------------------------------------

NONE

Principal Commercial Funding II, LLC:
-------------------------------------

Spruce St.
Eastgate Crossing
17015 Park Row
The Shoppes At The Plaza
1515 West Fullerton Avenue
Crossings of Sandusky
PDG Portfolio Roll-Up

Royal Bank of Canada:
---------------------

NONE

Prudential Mortgage Capital Funding, LLC:
-----------------------------------------

Misty Woods Apartments
Beauregard Square
9411 8th Avenue South

Wells Fargo Bank, National Association:
---------------------------------------

Village Inn Portfolio - Village Inn Apartments

National City Bank:
-------------------

NONE

                                   SCHEDULE IX

   LIST OF MORTGAGORS THAT ARE THIRD-PARTY BENEFICIARIES UNDER SECTION 2.3(a)

LaSalle Bank National Association:
----------------------------------

Southlands District
Walmart Kenosha
Walmart Elizabethton
Central Self Storage - Corpus Christi
Assured Self Storage
Big Tree Storage & File Tech
Hand Avenue & Yonge Street
BBRG Retail - Wisconsin Avenue - DC
BBRG Retail - Newbury - Boston

Morgan Stanley Mortgage Capital Inc.:
-------------------------------------

Kentucky Retail Portfolio - Rite Aid
Kentucky Retail Portfolio - Richmond Woods Centre

Principal Commercial Funding II, LLC:
-------------------------------------

NONE

Royal Bank of Canada:
---------------------

Valley Storage Hagerstown
Big Tree Storage & File Tech

Prudential Mortgage Capital Funding, LLC:
-----------------------------------------

Creme de la Creme Plaza
The Ranch at Cedar Hill
28th Street Commons

Wells Fargo Bank, National Association:
---------------------------------------

NONE

National City Bank:
-------------------

NONE

                                   SCHEDULE X

                                   [Reserved]

                                   SCHEDULE XI

                                EARN-OUT RESERVES

LaSalle Bank National Association:
----------------------------------

K&G Seabridge I

Morgan Stanley Mortgage Capital Inc.:
-------------------------------------

Pennington Shopping Village - Initial Amount: $160,000

Principal Commercial Funding II, LLC:
-------------------------------------

NONE

Royal Bank of Canada:
---------------------

Everett Mall Steadfast
Littlefield 57
2100 West Loop

Prudential Mortgage Capital Funding, LLC:
-----------------------------------------

NONE

Wells Fargo Bank, National Association:
---------------------------------------

The Shops at Maricopa Village - Initial Amount: $300,000
Centreport Business Center - Initial Amount: $50,000
TRI-County Shopping Center - Initial Amount: $135,000
Super Storage - Macon, GA - Initial Amount: $285,000

National City Bank:
-------------------

NONE

                                  SCHEDULE XII

           LIST OF MORTGAGE LOANS FOR WHICH A SCHEDULED PAYMENT IS DUE
                      AFTER THE END OF A COLLECTION PERIOD


LaSalle Bank National Association:
----------------------------------

NONE

Morgan Stanley Mortgage Capital Inc.:
-------------------------------------

NONE

Principal Commercial Funding II, LLC:
-------------------------------------

NONE

Royal Bank of Canada:
---------------------

NONE

Prudential Mortgage Capital Funding, LLC:
-----------------------------------------

NONE

Wells Fargo Bank, National Association:
---------------------------------------

NONE

National City Bank:
-------------------

NONE

                                       SCHEDULE XIII

             LIST OF MORTGAGE LOANS THAT PERMIT VOLUNTARY PRINCIPAL PREPAYMENT WITHOUT PAYMENT OF A FULL MONTH'S INTEREST

LaSalle Bank National Association:
----------------------------------

NONE

Morgan Stanley Mortgage Capital Inc.:
-------------------------------------

NONE

Principal Commercial Funding II, LLC:
-------------------------------------

NONE

Royal Bank of Canada:
---------------------

NONE

Prudential Mortgage Capital Funding, LLC:
-----------------------------------------

NONE

Wells Fargo Bank, National Association:
---------------------------------------

NONE

National City Bank:
-------------------

NONE

                                  SCHEDULE XIV

                                   [Reserved]

                                   SCHEDULE XV

                                   [Reserved]

                                  SCHEDULE XVI

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE


      The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria":

                                                                                            Applicable
                                 Relevant Servicing Criteria                                Party(ies)
       Reference                                 Criteria
                                     General Servicing Considerations
------------------   ----------------------------------------------------------------    -----------------
1122(d)(1)(i)        Policies and procedures are instituted to monitor any                 Paying Agent
                     performance or other triggers and events of default in              Master Servicers
                     accordance with the transaction agreements.                         Special Servicers

1122(d)(1)(ii)       If any material servicing activities are outsourced to third        Primary Servicers
                     parties, policies and procedures are instituted to monitor the        Paying Agent
                     third party's performance and compliance with such servicing        Master Servicers
                     activities.                                                         Special Servicers
                                                                                         Primary Servicers

1122(d)(1)(iii)      Any requirements in the transaction agreements to                   N/A
                     maintain a back-up servicer for the mortgage loans
                     are maintained.

1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect on       Paying Agent
                     the party participating in the servicing function throughout the    Master Servicers
                     reporting period in the amount of coverage required by and          Special Servicers
                     otherwise in accordance with the terms of the transaction           Primary Servicers
                     agreements.

                                    Cash Collection and Administration

1122(d)(2)(i)        Payments on mortgage loans are deposited into the appropriate         Paying Agent
                     custodial bank accounts and related bank clearing accounts no       Master Servicers
                     more than two business days following receipt, or such other        Special Servicers
                     number of days specified in the transaction agreements.             Primary Servicers

1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an                Paying Agent
                     obligor or to an investor are made only by                          Master Servicers
                     authorized personnel.                                               Primary Servicers

1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash         Master Servicers
                     flows or distributions, and any interest or other fees charged      Special Servicers
                     for such advances, are made, reviewed and approved as specified          Trustee
                     in the transaction agreements.

1122(d)(2)(iv)       The related accounts for the transaction, such as cash reserve        Paying Agent
                     accounts or accounts established as a form of                       Master Servicers
                     overcollateralization, are separately maintained (e.g., with        Special Servicers
                     respect to commingling of cash) as set forth in the transaction     Primary Servicers
                     agreements.

1122(d)(2)(v)        Each custodial account is maintained at a federally insured         Master Servicers
                     depository institution as set forth in the transaction              Special Servicers
                     agreements. For purposes of this criterion, "federally insured      Primary Servicers
                     depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent unauthorized       Master Servicers
                     access.                                                             Special Servicers
                                                                                           Paying Agent
                                                                                         Primary Servicers

1122(d)(2)(vii)      Reconciliations are prepared on a monthly                           Paying Agent
                     basis for all asset-backed securities related                       Master Servicers
                     bank accounts, including custodial accounts                         Special Servicers
                     and related bank clearing accounts. These                           Primary Servicers
                     reconciliations are (A) mathematically
                     accurate; (B) prepared within 30 calendar
                     days after the bank statement cutoff date, or
                     such other number of days specified in the
                     transaction agreements; (C) reviewed and
                     approved by someone other than the person who
                     prepared the reconciliation; and (D) contain
                     explanations for reconciling items. These
                     reconciling items are resolved within 90
                     calendar days of their original
                     identification, or such other number of days
                     specified in the transaction agreements.

                                    Investor Remittances and Reporting

1122(d)(3)(i)        Reports to investors, including those to be filed with the            Paying Agent
                     Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:

1122(d)(3)(i)(A)     (A) Are prepared in accordance with timeframes and                  Paying Agent
                     other terms set forth in the transaction                            Party who files report
                     agreements;

1122(d)(3)(i)(B)     (B) Provide information calculated in accordance with               Paying Agent
                     the terms specified in the transaction
                     agreements;

1122(d)(3)(i)(C)     (C) Are filed with the Commission as required by its                Party who
                     rules and regulations; and                                          files report

1122(d)(3)(i)(D)     (D) Agree with investors' or the Paying Agent's records             Paying Agent
                     as to the total unpaid principal balance
                     and number of pool assets serviced by each of the
                     Master Servicers, Special Servicers and Primary
                     Servicers.

1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in                Paying Agent
                     accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)      Disbursements made to an investor are posted within two business      Paying Agent
                     days to the Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)       Amounts remitted to investors per the investor reports agree          Paying Agent
                     with cancelled checks, or other form of payment, or custodial bank statements.

                                         Pool Asset Administration

1122(d)(4)(i)        Collateral or security on mortgage loans is maintained as               Custodian
                     required by the transaction agreements or related mortgage loan     Master Servicers
                     documents.                                                          Special Servicers
                                                                                         Primary Servicers

1122(d)(4)(ii)       Mortgage loan and related documents are safeguarded as required         Custodian
                     by the transaction agreements.

1122(d)(4)(iii)      Any additions, removals or substitutions to the asset pool are          Custodian
                     made, reviewed and approved in accordance with any conditions or    Master Servicers
                     requirements in the transaction agreements.                         Special Servicers
                                                                                         Primary Servicers

1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in          Master Servicers
                     accordance with the related mortgage loan documents are posted      Primary Servicers
                     to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days
                     specified in the transaction agreements, and allocated to
                     principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)        The Servicer's records regarding the mortgage loans agree with      Master Servicers
                     the Servicer's records with respect to an obligor's unpaid          Primary Servicers
                     principal balance.

1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's         Master Servicers
                     mortgage loans (e.g., loan modifications or re-agings) are made,    Special Servicers
                     reviewed and approved by authorized personnel in accordance with    Primary Servicers
                     the transaction agreements and related pool asset documents.

1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance plans,       Master Servicers
                     modifications and deeds in lieu of foreclosure, foreclosures and    Special Servicers
                     repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
                     requirements established by the transaction agreements.

1122(d)(4)(viii)     Records documenting collection efforts are maintained during the    Master Servicers
                     period a mortgage loan is delinquent in accordance with the         Special Servicers
                     transaction agreements. Such records are maintained on at least     Primary Servicers
                     a monthly basis, or such other period specified in the
                     transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or
                     unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or rates of return for mortgage       Master Servicers
                     loans with variable rates are computed based on the related
                     mortgage loan documents.                                            Primary Servicers

1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow    Master Servicers
                     accounts): (A) such funds are analyzed, in accordance with the      Primary Servicers
                     obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements;
                     (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction
                     agreements.

1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or insurance     Master Servicers
                     payments) are made on or before the related penalty or              Primary Servicers
                     expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)      Any late payment penalties in connection with any payment to be     Master Servicers
                     made on behalf of an obligor are paid from the servicer's funds     Primary Servicers
                     and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)     Disbursements made on behalf of an obligor                          Master Servicers
                     are posted within two business days to the                          Primary Servicers
                     obligor's records maintained by the servicer,
                     or such other number of days specified in the
                     transaction agreements.

1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are           Master Servicers
                     recognized and recorded in accordance with the transaction          Primary Servicers
                     agreements.

1122(d)(4)(xv)       Any external enhancement or other support, identified in Item              N/A
                     1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                     maintained as set forth in the transaction agreements.

                                  SCHEDULE XVII

                         Additional Form 10-D Disclosure

The parties identified in the "Party Responsible" column are obligated pursuant to Section 13.4 of this Agreement to disclose to the Depositor and the Paying Agent any information described in the corresponding Form 10-D Item described in the "Item on Form 10-D" column to the extent such party has knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself).

For purposes of the reporting contemplated by this Schedule, each of the Paying Agent, the Trustee, each Master Servicer, each Primary Servicer and each Special Servicer (in its capacity as such) shall be entitled to assume that the Prospectus Supplement, as supplemented or amended to and including the Closing Date, was, as of the date thereof, accurate and in compliance with Regulation AB (other than information with respect to such Paying Agent, Trustee, Master Servicer, Primary Servicer or Special Servicer, as applicable, that is set forth in or omitted from the Prospectus Supplement and other than such information (if any) regarding any Mortgage Loan for which such Paying Agent, Trustee, Master Servicer, Primary Servicer or Special Servicer, as applicable, is the related Seller that is set forth in or omitted from the Prospectus Supplement). Each of the Paying Agent, the Trustee, the Master Servicers, the Primary Servicers and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no "significant obligor" other than a party identified as such in the Prospectus Supplement or this Agreement.

                 Item on Form 10-D                                       Party Responsible
-----------------------------------------------------   -----------------------------------------------------
Item 1: Distribution and Pool Performance               o  Master Servicers (only with respect to 1121(a)(12)
Information:                                               as to non-specially serviced loans)
o     Only with respect to any information required     o  Paying Agent
      by 1121 which is NOT included on the              o  Depositor
      Distribution Date Statement

Item 2: Legal Proceedings:                              o  Each Master Servicer (as to itself)

o     Item 1117 of Regulation AB (to the extent         o  Each Special Servicer (as to itself)
      material to Certificateholders)                   o  Trustee (as to itself)
                                                        o  Depositor (as to itself)
                                                        o  Each Primary Servicer (as to itself)
                                                        o  Any other Reporting Servicer (as to itself)
                                                        o  Trustee/Paying
                                                           Agent/Master
                                                           Servicers/Depositor/Special
                                                           Servicers as to the
                                                           Trust (in the case of
                                                           the Master Servicers
                                                           and Special
                                                           Servicers, to be
                                                           reported by the party
                                                           controlling such
                                                           litigation pursuant
                                                           to Section 9.40)
                                                        o  Each Seller as sponsor (as defined in Regulation
                                                           AB) (to be provided by the Depositor)
                                                        o  Originators under Item 1110 of Regulation AB
                                                        o  Any party under Item 1100(d)(1) of Regulation AB

Item 3: Sale of Securities and Use of Proceeds          o  Depositor

Item 4: Defaults Upon Senior Securities                 o  Paying Agent

Item 5: Submission of Matters to a Vote of Security     o  Paying Agent
Holders

Item 6: Significant Obligors of Pool Assets             o  Depositor
(including, without limitations, the net operating      o  Sponsors
income of a significant obligor required to be          o  Sellers
reported under Item 1112(b) Regulation AB)              o  Master Servicers
                                                        o  Each Primary Servicer (as to loans serviced by it)

Item 7: Significant Enhancement Provider Information    o  Depositor
                                                        o  Paying Agent

Item 8: Other Information (information required to      o  Any party responsible for disclosure items on Form
be disclosed on Form 8-K that was not properly             8-K to the extent of such items
disclosed)

Item 9: Exhibits                                        o  Depositor
                                                        o  Master Servicers
                                                        o  Paying Agent

                                 SCHEDULE XVIII

                         Additional Form 10-K Disclosure

The parties identified in the "Party Responsible" column are obligated pursuant to Section 13.5 of this Agreement to disclose to the Depositor and the Paying Agent any information described in the corresponding Form 10-K Item described in the "Item on Form 10-K" column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself).

For purposes of the reporting contemplated by this Schedule, each of the Paying Agent, the Trustee, each Master Servicer, each Primary Servicer and each Special Servicer (in its capacity as such) shall be entitled to assume that the Prospectus Supplement, as supplemented or amended to and including the Closing Date, was, as of the date thereof, accurate and in compliance with Regulation AB (other than information with respect to such Paying Agent, Trustee, Master Servicer, Primary Servicer or Special Servicer, as applicable, that is set forth in or omitted from the Prospectus Supplement and other than such information (if any) regarding any Mortgage Loan for which such Paying Agent, Trustee, Master Servicer, Primary Servicer or Special Servicer, as applicable, is the related Seller that is set forth in or omitted from the Prospectus Supplement). Each of the Paying Agent, the Trustee, the Master Servicers, the Primary Servicers and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no "significant obligor" other than a party identified as such in the Prospectus Supplement or this Agreement.

                 Item on Form 10-k                                       Party Responsible
-----------------------------------------------------   -----------------------------------------------------
Item 1B: Unresolved Staff Comments                      o  Depositor

Item 9B: Other Information (information required to     o  Any party responsible for disclosure items on Form
be disclosed on Form 8-K that was not properly             8-K
disclosed)

Item 15: Exhibits, Financial Statement Schedules        o  Paying Agent
                                                        o  Depositor

Additional Item:                                        o  Each Master Servicer (as to itself)
                                                        o  Each Special Servicer (as to itself)
Disclosure per Item 1117 of Regulation AB               o  Paying Agent (as to itself)
(to the extent material to Certificateholders)          o  Trustee (as to itself)
                                                        o  Depositor (as to itself)
                                                        o  Each Primary Servicer (as to itself)
                                                        o  Any other Reporting Servicer (as to itself)
                                                        o  Trustee/Master
                                                           Servicers/Depositor/Special
                                                           Servicers as to the
                                                           Trust (in the case of
                                                           the Master Servicers
                                                           and the Special
                                                           Servicers to be
                                                           reported by the party
                                                           controlling such
                                                           litigation pursuant
                                                           to Section 9.40)
                                                        o  Each Seller as sponsor (as defined in Regulation
                                                           AB) (to be provided by the Depositor)
                                                        o  Originators under Item 1110 of Regulation AB
                                                        o  Party under Item 1100(d)(1) of Regulation AB

Additional Item:                                        o  Each Master Servicer (as to itself) (to the extent
                                                           material to Certificateholders and only as to
Disclosure per Item 1119 of Regulation AB                  affiliations under 1119(a))
                                                        o  Each Special Servicer (as to itself) (to the extent
                                                           material to Certificateholders and only as to
                                                           affiliations under 1119(a))
                                                        o  Each Primary Servicer (as to itself)(to the extent
                                                           material to Certificateholders and only as to
                                                           affiliations under 1119(a))
                                                        o  Paying Agent (as to itself)
                                                        o  Trustee (as to itself)
                                                        o  Depositor (as to itself)
                                                        o  Trustee/Paying Agent/Master
                                                           Servicers/Depositor/Special Servicers as to the
                                                           Trust
                                                        o  Each Seller as sponsor (as defined in Regulation
                                                           AB) (to be provided by the Depositor)
                                                        o  Originators under Item 1110 of Regulation AB
                                                        o  Party under Item 1100(d)(1) of Regulation AB

Additional Item:                                        o  N/A
Disclosure per Item 1112(b) of Regulation AB
Additional Item:

Disclosure per Items 1114(b)(2) and 1115(b) of          o  Depositor
Regulation AB                                           o  Paying Agent

                                  SCHEDULE XIX

                         Form 8-K Disclosure Information

The parties identified in the "Party Responsible" column are obligated pursuant to Section 13.7 of this Agreement to report to the Depositor and the Paying Agent the occurrence of any event described in the corresponding Form 8-K Item described in the "Item on Form 8-K" column to the extent such party has actual knowledge of such information (other than information as to itself).

For purposes of the reporting contemplated by this Schedule, each of the Paying Agent, the Trustee, each Master Servicer, each Primary Servicer and each Special Servicer (in its capacity as such) shall be entitled to assume that the Prospectus Supplement, as supplemented or amended to and including the Closing Date, was, as of the date thereof, accurate and in compliance with Regulation AB (other than information with respect to such Paying Agent, Trustee, Master Servicer, Primary Servicer or Special Servicer, as applicable, that is set forth in or omitted from the Prospectus Supplement and other than such information (if any) regarding any Mortgage Loan for which such Paying Agent, Trustee, Master Servicer, Primary Servicer or Special Servicer, as applicable, is the related Seller that is set forth in or omitted from the Prospectus Supplement). Each of the Paying Agent, the Trustee, the Master Servicers, the Primary Servicers and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no "significant obligor" other than a party identified as such in the Prospectus Supplement or this Agreement.

                 Item on Form 8-K                                        Party Responsible
-----------------------------------------------------   -----------------------------------------------------
Item 1.01- Entry into a Material Definitive             o  All parties (only as to the agreements such
Agreement                                                  entity is a party to or entered into on
                                                           behalf of the Trust)

Item 1.02- Termination of a Material Definitive         o  All parties (only as to the agreements such
Agreement                                                  entity is a party to or entered into on
                                                           behalf of the Trust)

Item 1.03- Bankruptcy or Receivership                   o  Depositor

Item 2.04- Triggering Events that Accelerate or         o  Depositor
Increase a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement

Item 3.03- Material Modification to Rights of           o  Paying Agent
Security Holders

Item 5.03- Amendments of Articles of Incorporation      o  Depositor
or Bylaws; Change of Fiscal Year

Item 6.01- ABS Informational and Computational          o  Depositor
Material

Item 6.02- Change of Servicer or Trustee                o  Master Servicers (as to itself or a servicer
                                                           retained by it)
                                                        o  Special Servicers (as to itself or a
                                                           servicer retained by it)
                                                        o  Primary Servicers (as to itself or a
                                                           servicer retained by it)
                                                        o  Trustee (as to itself)
                                                        o  Paying Agent
                                                        o  Depositor

Item 6.03- Change in Credit Enhancement or External     o  Depositor
Support                                                 o  Paying Agent

Item 6.04- Failure to Make a Required Distribution      o  Paying Agent

Item 6.05- Securities Act Updating Disclosure           o  Depositor

Item 7.01- Regulation FD Disclosure                     o  Depositor

Item 8.01                                               o  Depositor

Item 9.01                                               o  Depositor

                                   Schedule XX

                              SELLER SUB-SERVICERS

Seller Sub-servicers retained as of the Closing Date by the Capmark Master Servicer

Property Name                              Sub-servicer
----------------------------------------   -------------------------------------
The Equitable Building                     Financial Federal; Collateral
River Ranch Retail Portfolio Roll-Up       Mortgage
Parkway Place Assets                       Financial Federal
Flanders Portfolio Roll-UP                 Laureate Capital
ShopKo - Salem                             HFF
ShopKo - Bend                              HFF
107 South Fifth Street                     Columbia National
Hampton Inn & Suites, Redding              LJ Melody
Shopko - Eugene                            HFF
Cottonwood Square                          LJ Melody; Collateral
1001 Menaul Office Complex                 Mortgage
Martin's Mobile Home Communities Roll-Up   Laureate Capital
Woods End Office Park                      Collateral
Best Western - Windjammer Inn              Financial Federal
BBRG Retail - Wisconsin Avenue - DC (F)    HFF
BBRG Retail - Newbury - Boston (F)         HFF
Royal Ridge Business Center                HFF
Massillon Citicenter                       Pinnacle
Flournoy Construction Office Building      LJ Melody
Marriott Courtyard - Florence, SC          Laureate Capital
Hampton Inn - Concord/Kannapolis           Laureate Capital; Collateral
Prairie Square Retail Center               Mortgage; Collateral
214 Jefferson Street                       Mortgage; Collateral
4600 Schroeder Drive Office Building       Mortgage
Cranberry Plaza II                         LJ Melody
Valdosta Apartments                        Laureate Capital
The Fletcher                               Laureate Capital
Shops at Berea Shopping Center             HFF
4140 N. Cherry St.                         Laureate Capital
210 Airport Road                           Laureate Capital
Magnolia Village                           CBRE Melody
Demopolis Retail Center                    LJ Melody
Plaza Colores                              PSRS; Collateral
Michigan Street Apartments                 Mortgage
Southwind Apartments                       Laureate Capital
Dollar General - Edmonton, KY              CBRE Melody
College Village                            LJ Melody
Bethany Center                             LJ Melody
Perry Shops                                CBRE Melody
704 Jefferson                              HFF
Lakeside Village MHP, San Antonio          Financial Federal
PDG Portfolio Roll-Up                      Principal Global Investors, LLC
Layton Hills Mall                          Principal Global Investors, LLC
The Meridian                               Principal Global Investors, LLC
Camelback Executive Park                   Principal Global Investors, LLC
Crossings of Sandusky                      Principal Global Investors, LLC
Residence Inn Woburn                       Principal Global Investors, LLC
Holiday Inn Seattle City Center            Principal Global Investors, LLC
Camelback Tower                            Principal Global Investors, LLC
Eastgate Crossing                          Principal Global Investors, LLC
1450 Veterans Boulevard                    Principal Global Investors, LLC
Centerpointe Marketplace                   Principal Global Investors, LLC
Gateway at Centreport                      Principal Global Investors, LLC
Spruce Tower                               Principal Global Investors, LLC
28624 Witherspoon Parkway                  Principal Global Investors, LLC
334 Route 31                               Principal Global Investors, LLC
Gateway Lakes Apartments                   Principal Global Investors, LLC
2601 Wilshire Boulevard                    Principal Global Investors, LLC
Hamilton Corporate Center                  Principal Global Investors, LLC
Noble Park Apartments                      Principal Global Investors, LLC
Sully Square                               Principal Global Investors, LLC
Oxford Hotel and Annex Building            Principal Global Investors, LLC
Reflections In The Park                    Principal Global Investors, LLC
The Shoppes @ Liberty Triangle             Principal Global Investors, LLC
17015 Park Row                             Principal Global Investors, LLC
Knollwood Apartments                       Principal Global Investors, LLC
The Shoppes At The Plaza                   Principal Global Investors, LLC
Sequim Riverbend Center                    Principal Global Investors, LLC
7201 Canyon Drive                          Principal Global Investors, LLC
1515 West Fullerton Avenue                 Principal Global Investors, LLC
9930 Colerain Avenue                       Principal Global Investors, LLC
10016 South 51st Street                    Principal Global Investors, LLC
Green Mountain Village Apartments          Principal Global Investors, LLC
5533 Walnut Street                         Principal Global Investors, LLC
Park Village                               Principal Global Investors, LLC
3420 East Shea Boulevard                   Principal Global Investors, LLC
1000 North Kraemer Place                   Principal Global Investors, LLC
1191 Hawk Circle                           Principal Global Investors, LLC
CVS Drug Store                             Principal Global Investors, LLC
4241 Brookhill Road                        Principal Global Investors, LLC
500 Oak Grove Parkway                      Principal Global Investors, LLC
450 Oak Grove Parkway                      Principal Global Investors, LLC
16201 Southwest 88 Street                  Principal Global Investors, LLC


Seller Sub-servicers retained as of the Closing Date by the Prudential Master Servicer

Creme de la Creme Plaza  5
The Ranch at Cedar Hill 5
28th Street Commons           5
Colorado Cinema         5
Lakewood City Center          5
Metro 555               5
Landmark Station        3
CVS Portfolio - Edinburgh     5
CVS Portfolio - Tipton 5
CVS Portfolio - Brazil 5
Country Club Center/Plaza     5
Ice House Office Building     5
Kendall Garden Apartments     5
9411 8th Avenue South   5

Seller Sub-servicers retained as of the Closing Date by the Wells Fargo Master Servicer

Property Name                              Seller Sub-servicer
----------------------------------------   -------------------------------------
Coffee & Riverlakes Office Building        Alison Company
Kettleman Professional Center - Parcel 1   Mohr-Rurik Capital Group, Inc.
25 John A. Cummings Way Office             Sunrise Mortgage & Investment
Arbours Office Campus                      Sunrise Mortgage & Investment
Flagstaff Retail Complex                   Sunrise Mortgage & Investment
Super Storage - Macon, GA                  CBRE Melody of Texas, LP
Casa Bonita Apartments - Phoenix           Sunrise Mortgage & Investment
Centreport Business Center                 Alison Company
Melbourne Professional Complex             James F. Perry & Company
Davita Plaza                               CBRE Melody of Texas, LP
1851 Madison Ave                           NorthMarq Capital, Inc.
Las Campanas                               CBRE Melody of Texas, LP
Active Self Storage - AZ                   Beacon Realty Capital
Security Self Storage - North Clarendon    Beacon Realty Capital
Shops of Heatherfields                     Capstone Realty Advisors, LLC
Washington Place                           Capstone Realty Advisors, LLC
Park Plaza                                 Capstone Realty Advisors, LLC
Beacon Seattle & DC Portfolio Roll-Up      Wachovia Bank, National Association


Seller Sub-servicers retained as of the Closing Date by the Special Servicer

NONE